UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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VESPER HEALTHCARE ACQUISITION CORP.

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VESPER HEALTHCARE ACQUISITION CORP.

1819 West Avenue

Bay 2

Miami Beach, FL 33139

Dear Vesper Healthcare Acquisition Corp. Stockholder:

We cordially invite you to attend a special meeting of the stockholders of Vesper Healthcare Acquisition Corp., a Delaware corporation (“we,” “us,” “our” or the “Company”), which will be held on [                ] at [                ] local time at [                ] (the “Special Meeting”).

On December 8, 2020, the Company, Hydrate Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), Hydrate Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), LCP Edge Intermediate, Inc., a Delaware corporation and indirect parent of Edge Systems LLC d/b/a The HydraFacial Company (“HydraFacial”), and LCP Edge Holdco, LLC (“LCP,” and, in its capacity as the stockholders’ representative, the “Stockholders’ Representative”), entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), which provides for, among other things: (i) the merger of Merger Sub I with and into HydraFacial, with HydraFacial continuing as the surviving corporation (the “First Merger”); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of HydraFacial with and into Merger Sub II, with Merger Sub II continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”). As a result of the Mergers, HydraFacial will be combined with Merger Sub II, which will be a wholly owned subsidiary of the Company. The transactions set forth in the Merger Agreement, including the Mergers, will constitute a “Business Combination” as contemplated by the Company’s Amended & Restated Certificate of Incorporation (the “current certificate of incorporation”). You are being asked to vote on the Business Combination and related matters.

Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration to be paid to HydraFacial’s stockholders in connection with the Business Combination is expected to be approximately $975,000,000 less HydraFacial’s net indebtedness as of the closing of the Business Combination, and subject to further adjustments for transaction expenses, and net working capital relative to a target. This merger consideration will include both cash consideration and consideration in the form of newly issued shares of our Class A Common Stock (“Class A Stock”). The cash consideration will be an amount equal to the Company’s cash and cash equivalents as of the closing of the Business Combination (including proceeds in connection with the Private Placement and the funds in the Trust Account), minus HydraFacial’s outstanding indebtedness at the closing of the Business Combination, minus transaction expenses of HydraFacial and the Company, minus $100,000,000. However, cash consideration, together with certain contractual fees owed by HydraFacial to affiliates of its stockholders, will be subject to a maximum of 60% of the sum of the aggregate merger consideration plus these fees. The remainder of the merger consideration will be paid in a number of shares of our Class A Stock at a value of $10.00 per share. In connection with the Business Combination, the Company will pay off, or cause to be paid off, on behalf of HydraFacial, HydraFacial’s outstanding indebtedness under its existing credit facilities, and the merger consideration will be reduced by the amount of any such payment.

In addition to the consideration to be paid at the closing of the Business Combination, the stockholders of HydraFacial may be entitled to receive contingent consideration from the Company if certain acquisition targets identified by HydraFacial are acquired before or within one year after the closing of the Business Combination. This contingent consideration will be equal to 2.5 times the gross standalone revenue of each such acquisition target for the 12 months prior to such acquisition, up to a maximum of $75,000,000, and will payable in shares of Class A Stock.

At the Special Meeting, Company stockholders will be asked to consider and vote upon a proposal (the “Business Combination Proposal” or “Proposal No. 1”) to approve the transactions contemplated by the Merger Agreement, a copy of which is attached to the accompanying proxy statement as Annex A, including the

Business Combination. In addition, you are being asked to consider and vote upon: (i) a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination and the Private Placement (the “Nasdaq Proposal” or “Proposal No. 2”); (ii) a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (the “Charter Approval Proposal” or “Proposal No. 3”); (iii) a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (the “Governance Proposal” or “Proposal No. 4”); (iv) a proposal to elect seven directors to serve staggered terms on our Board until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal” or “Proposal No. 5”); (v) a proposal to consider and vote upon a proposal to approve the [Vesper Healthcare Acquisition Corp.] 2021 Incentive Award Plan (the “2021 Plan”), including the authorization of the initial share reserve under the 2021 Plan (the “Incentive Award Plan Proposal” or “Proposal No. 6”), (vi) a proposal to consider and vote upon the [Vesper Healthcare Acquisition Corp.] 2021 Employee Stock Purchase Plan (the “ESPP”) including the authorization of the initial share reserve under the ESPP (the “The Employee Stock Purchase Plan Proposal” or “Proposal No. 7”) and (vii) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Director Election Proposal (the “Adjournment Proposal” or “Proposal No. 8”).

Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully.

Our publicly traded Class A Stock, public units and public warrants are currently listed on the Nasdaq Capital Market under the symbols “VSPR,” “VSPRU” and “VSPRW,” respectively. We intend to apply to continue the listing of our publicly traded Class A Stock and public warrants on Nasdaq under the symbols “[                ]” and “[                ],” respectively, upon the closing of the Business Combination.

Pursuant to our current certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of Class A Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the Trust Account that holds the proceeds of our IPO (including interest not previously released to the Company to pay its franchise and income taxes). The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $16,100,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the balance of the Trust Account of $460,060,132.27 as of December 8, 2020, the estimated per share redemption price would have been approximately $10.00. Public stockholders may elect to redeem their shares whether or not they vote at the Special Meeting, and regardless of how they may vote. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the public units sold in our IPO. We refer to this as the “15% threshold.” We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 15% threshold and the $5,000,001 minimum of net tangible assets described below. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in the Trust Account. The Merger Agreement provides that our obligation to consummate the Business Combination is conditioned on the sum of the amount in the Trust Account, the proceeds from the Private Placement and all other cash and cash equivalents of the Company equaling or exceeding $390,000,000. The conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then the Company or HydraFacial (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A Stock.

Our Sponsor, as well as our officers and other current directors, have agreed to waive their redemption rights with respect to their shares of Common Stock in connection with the consummation of the Business Combination, and the Founder Shares (as defined below) will be excluded from the pro rata calculation used to determine the per share redemption price. Currently, our Sponsor owns 20% of our issued and outstanding shares of Common Stock, including all of the Founder Shares. Our Sponsor, directors and officers have agreed to vote any shares of the Company’s Common Stock owned by them in favor of the Business Combination. The Founder Shares are subject to transfer restrictions.

We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting (including following any adjournments or postponements of the Special Meeting). Information about the Special Meeting, the Business Combination and other related business to be considered by the Company’s stockholders at the Special Meeting is included in this proxy statement. Whether or not you plan to attend the Special Meeting, we urge all Company stockholders to read this proxy statement, including the Annexes and the accompanying financial statements of the Company and HydraFacial, carefully and in their entirety. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 57 of this proxy statement.

After careful consideration, our Board has unanimously approved the Merger Agreement and the transactions contemplated therein, and unanimously recommends that our stockholders vote “FOR” adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Business Combination, and “FOR” all other proposals presented to our stockholders in the accompanying proxy statement. When you consider the Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination” for additional information.

Approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Approval of the Governance Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Directors are elected by a plurality of the votes cast in the Director Election Proposal; this means that the seven individuals nominated for election to the Board who receive the most “FOR” votes (among the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting) will be elected. Approval of the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. Unless waived by the parties to the Merger Agreement, the closing of the Business Combination is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal at the Special Meeting. All of the

proposals are conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal at the Special Meeting, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and will have the same effect as a vote “AGAINST” the Charter Approval Proposal. If you are a stockholder of record and you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT SUCH MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our Board, I would like to thank you for your support of Vesper Healthcare Acquisition Corp. and look forward to a successful completion of the Business Combination.

Sincerely,

[ ], 2021

Brenton L. Saunders
Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement is dated [                ], 2021 and is expected to be first mailed to Company stockholders on or about [                ], 2021.

NOTICE OF SPECIAL MEETING OF

STOCKHOLDERS OF VESPER HEALTHCARE ACQUISITION CORP.

TO BE HELD [                ], 2021

To the Stockholders of Vesper Healthcare Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Vesper Healthcare Acquisition Corp., a Delaware corporation (the “Company”), will be held on [                ] at [                ] at [                ] (the “Special Meeting”). You are cordially invited to attend the Special Meeting to conduct the following items of business:

1.

Business Combination Proposal—To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as December 8, 2020 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Merger Sub I, Merger Sub II, HydraFacial and the Stockholders’ Representative (the “Business Combination”) (Proposal No. 1);

2.

Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Stock”) and Class B common stock, par value $0.0001 per share, of the Company (the “Class B Stock” and, together with the Class A Stock, the “Common Stock”) in connection with the Business Combination and the Private Placement (as defined below) (Proposal No. 2);

3.

Charter Approval Proposal—To consider and act upon a proposal to adopt the proposed Second Amended and Restated Certificate of Incorporation of the Company (the “Second Amended and Restated Certificate of Incorporation”) in the form attached hereto as Annex B (Proposal No. 3);

4.

Governance Proposal—To consider and act upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation in accordance with United States Securities and Exchange Commission (“SEC”) requirements (Proposal No. 4);

5.

Director Election Proposal—To consider and vote upon a proposal to elect seven directors to serve staggered terms on our Board until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (Proposal No. 5);

6.

Incentive Award Plan Proposal—To consider and vote upon a proposal to approve the [Vesper Healthcare Acquisition Corp.] 2021 Incentive Award Plan (the “2021 Plan”), including the authorization of the initial share reserve under the 2021 Plan (Proposal No. 6);

7.

Employee Stock Purchase Plan Proposal—To consider and vote upon a proposal to approve the [Vesper Healthcare Acquisition Corp.] 2021 Employee Stock Purchase Plan (the “ESPP”), including the authorization of the initial share reserve under the ESPP (Proposal No. 7);

8.

Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Director Election Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Director Election Plan Proposal (Proposal No. 8).

The above matters are more fully described in this proxy statement, which also includes, as Annex A, a copy of the Merger Agreement. We urge you to read carefully this proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and HydraFacial.

The record date for the Special Meeting is [                ], 2021. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

BLS Investor Group LLC, a Delaware limited liability company (our “Sponsor”), officers and other current directors have agreed to vote any of the shares of Class B Stock that are currently owned by our Sponsor (the “Founder Shares”) and any public shares purchased during or after our initial public offering (our “IPO”) in favor of our Business Combination. Currently, our Sponsor owns 20% of our issued and outstanding shares of Common Stock, including all of the Founder Shares.

Pursuant to our current certificate of incorporation, we will provide our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of the Company’s Class A Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in our trust account (the “Trust Account”) that holds the proceeds of our IPO (including interest not previously released to the Company to pay its franchise and income taxes). The per share amount we will distribute to our stockholders who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $16,100,000 that we will pay to the underwriters of our IPO, as well as other transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the balance of our Trust Account of $460,060,132.27 as of December 8, 2020, the estimated per share redemption price would have been approximately $10.00. Public stockholders may elect to redeem their shares whether or not they vote at the Special Meeting, and regardless of how they may vote. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Common Stock included in the public units sold in our IPO. We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 15% threshold and the $5,000,001 minimum of net tangible assets described below. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in the Trust Account. The Merger Agreement provides that the Company’s and HydraFacial’s respective obligations to consummate the Business Combination is conditioned on the amount in the Trust Account, the proceeds from the Private Placement and all other cash and cash equivalents of the Company equaling or exceeding $390,000,000. The conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then the Company or HydraFacial (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets in equaling or exceeding $5,000,001. Based on the amount of $460,000,000 in our Trust Account as of September 30, 2020, and taking into account the anticipated gross proceeds of approximately $350,000,000 from the Private Placement and HydraFacial’s agreement to receive certain of its consideration in stock, approximately 42,475,975 shares of Class A Stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement. We refer to this as the maximum redemption scenario. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination.

Our Sponsor, current officers and other current directors have agreed to waive their redemption rights with respect to their Founder Shares in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per share redemption price.

The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal at the Special Meeting. All of the proposals are conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal at the Special Meeting, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal.

We have entered into Subscription Agreements with the Private Placement Investors pursuant to which we anticipate raising additional proceeds to fund the Business Combination and related transactions through a private placement pursuant to which certain investors have agreed to purchase an aggregate of 35,000,000 shares of Class A Stock (the “Private Placement”) for a price of $10.00 per share for an aggregate commitment of approximately $350,000,000. The Private Placement is contingent upon, among other things, stockholder approval of the Business Combination Proposal and the closing of the Business Combination.

A majority of the issued and outstanding shares of the Company’s Common Stock entitled to vote as of the record date at the Special Meeting must be present, in person or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. The approval of the proposal to approve the transactions contemplated by the Merger Agreement, including the Business Combination, requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. The approval of the Nasdaq Proposal requires the majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. The approval of the Governance Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting.    Directors are elected by a plurality of votes cast in the Director Election Proposal; this means that the seven individuals nominated for election to the board of directors of the Company (the “Board”) who receive the most “FOR” votes (among the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting) will be elected. The approval of the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. The Board unanimously recommends that you vote “FOR” each of these proposals.

By Order of the Board of Directors

Brenton L. Saunders
Chairman of the Board of Directors

Miami Beach, Florida

[                ], 2021

Page
SUMMARY TERM SHEET	1
FREQUENTLY USED TERMS	6
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS	10
SUMMARY OF THE PROXY STATEMENT	26
SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY	45
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF HYDRAFACIAL	46
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	50
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	56
RISK FACTORS	58
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	112
COMPARATIVE SHARE INFORMATION	125
SPECIAL MEETING OF COMPANY STOCKHOLDERS	127
PROPOSAL NO. 1—APPROVAL OF THE BUSINESS COMBINATION	135
PROPOSAL NO. 2—APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION WITH THE BUSINESS COMBINATION AND THE PRIVATE PLACEMENT	169
PROPOSAL NO. 3—APPROVAL OF THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	171
PROPOSAL NO. 4—APPROVAL OF CERTAIN GOVERNANCE PROVISIONS IN THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	175
PROPOSAL NO. 5—ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS	178
PROPOSAL NO. 6—THE INCENTIVE AWARD PLAN PROPOSAL	181
PROPOSAL NO. 7—THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL	186
PROPOSAL NO. 8—THE ADJOURNMENT PROPOSAL	191
INFORMATION ABOUT THE COMPANY	192
THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	202
INFORMATION ABOUT HYDRAFACIAL	206
HYDRAFACIAL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	216
HYDRAFACIAL MANAGEMENT	235
EXECUTIVE COMPENSATION	237
MANAGEMENT AFTER THE BUSINESS COMBINATION	243
DESCRIPTION OF SECURITIES	247
SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES	260
BENEFICIAL OWNERSHIP OF SECURITIES	263
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	267
PRICE RANGE OF SECURITIES AND DIVIDENDS	273
APPRAISAL RIGHTS	274
HOUSEHOLDING INFORMATION	275
TRANSFER AGENT AND REGISTRAR	276
SUBMISSION OF STOCKHOLDER PROPOSALS	277
FUTURE STOCKHOLDER PROPOSALS	278
TRADEMARKS	279
WHERE YOU CAN FIND MORE INFORMATION	280
INDEX TO CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY	FS-1
INDEX TO CONSOLIDATED FINANCIAL INFORMATION OF HYDRAFACIAL	FS-18

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SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

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Vesper Healthcare Acquisition Corp., a Delaware corporation, which we refer to as “we,” “us,” “our,” or the “Company,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

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There are currently 57,500,000 shares of Common Stock, par value $0.0001 per share, of the Company, issued and outstanding, consisting of (i) 46,000,000 shares of Class A Stock originally sold as part of the IPO, and (ii) 11,500,000 shares of Class B Stock that were initially issued to our Sponsor, prior to our IPO. There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 15,333,333 public warrants to purchase Class A Stock (originally sold as part of the public units issued in our IPO) as part of our IPO along with 9,333,333 Private Placement Warrants issued to our Sponsor in a private placement on October 2, 2020 (the “IPO Closing Date”). Each public warrant entitles its holder to purchase one share of our Class A Stock at an exercise price of $11.50 per share, to be exercised only for a whole number of shares of our Class A Stock. The public warrants will become exercisable 30 days after the completion of our initial business combination, and they expire five years after the completion of our initial business combination or earlier upon redemption or liquidation. Once the public warrants become exercisable, the Company may redeem the outstanding public warrants at a price of $0.01 per warrant, if the last sale price of the Company’s Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading-day period ending on the third business day before the Company sends the notice of redemption to the warrant holders. The Private Placement Warrants, however, are non-redeemable so long as they are held by our Sponsor or its permitted transferees. For more information regarding the public warrants, please see the section entitled “Description of Securities.”

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HydraFacial is a category-creating beauty health company. Its offerings in skin care and scalp health occupy a position at the intersection of medical aesthetics and traditional skin and personal care products. HydraFacial treatments are convenient, affordable, personalized and have demonstrated effectiveness. HydraFacial distributes its products in 87 countries through multiple channels including day spas, hotels, dermatologists, plastic surgeons and beauty retail. For more information about HydraFacial, please see the sections entitled “Information About HydraFacial,” “HydraFacial’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

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Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration to be paid to HydraFacial’s stockholders is expected to be approximately $975,000,000 less HydraFacial’s net indebtedness as of the closing of the Business Combination, and subject to further adjustments for transaction expenses, and net working capital relative to a target. This merger consideration will include both cash consideration and consideration in the form of newly issued shares of our Class A Stock. The cash consideration will be an amount equal to the Company’s cash and cash equivalents as of the closing of the Business Combination (including proceeds in connection with the Private Placement and the funds in the Trust Account), minus HydraFacial’s outstanding indebtedness at the closing of the Business Combination, minus transaction expenses of HydraFacial and the Company, minus $100,000,000. However, cash consideration, together with certain contractual fees owed by HydraFacial to affiliates of its stockholders, will be subject to a maximum of 60% of the sum of the aggregate merger consideration plus these fees. The remainder of the merger consideration will be paid in a number of shares of our Class A Stock at a value of $10.00 per share. In connection with the Business Combination, the Company will pay off, or cause to be paid off, on behalf of HydraFacial, HydraFacial’s outstanding indebtedness under its existing credit facilities, and the merger consideration will be reduced by the amount of any such payment. In addition to the consideration to be paid at the closing of the Business Combination, the stockholders of HydraFacial may be entitled to receive contingent consideration from the Company if certain acquisition targets identified by HydraFacial are acquired before or within one year after the closing of the Business Combination. This contingent consideration will be equal to 2.5 times the gross standalone revenue of each such acquisition target for the 12 months prior to such acquisition, up to a maximum of $75,000,000, and will payable in shares of Class A Stock.

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As of September 30, 2020, HydraFacial had approximately $214.7 million of net indebtedness under its existing credit facilities and other debt and the Company had $11.8 million of cash and cash equivalents. After accounting for an estimated $50 million in transaction expenses and assuming no redemptions, the HydraFacial Stockholders will receive $447.2 million in cash consideration and 31,000,000 million shares of Class A Stock.

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It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 37.2% in the post-combination company; (ii) the Private Placement Investors will own approximately 28.3% of the post-combination company (such that public stockholders, including Private Placement Investors, will own approximately 65.6% of the post-combination company); (iii) our Sponsor will own approximately 9.3% of the post-combination company; and (iv) the HydraFacial Stockholders will own approximately 25.1% of the post-combination company. Additionally, following the date of closing of the Business Combination, and subject to the approval of the 2021 Plan by the Company’s public stockholders and the approval of the applicable award agreements by the post-combination Board, pursuant to the 2021 Plan the Company will grant the [            ] to [            ] in an aggregate amount of up to [            ] shares of the Class A Stock.

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The Private Placement Investors have agreed to purchase approximately 35,000,000 shares of Class A Stock in the aggregate in the Private Placement at a price of $10.00 per share (subject to customary terms and conditions, including the closing of the Business Combination) for gross proceeds to the Company of approximately $350,000,000 pursuant to Subscription Agreements entered into at the signing of the Merger Agreement. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 6—The Incentive Award Plan Proposal.”

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Our management and Board considered various factors in determining whether to approve the Merger Agreement and the transactions contemplated thereby, including the Business Combination, including HydraFacial’s growth prospects, the knowledge of the Company’s Board and management about HydraFacial’s industry, that HydraFacial’s platform supports further growth initiatives, that the aggregate consideration payable represents an attractive valuation of HydraFacial relative to publicly listed companies with certain characteristics comparable to HydraFacial, the Company’s due diligence investigation of HydraFacial and the reasonableness and fairness of the terms of the Merger Agreement and the transactions contemplated thereby to the Company’s stockholders. For more information about our decision-making process, see the section entitled “Proposal No. 1— Approval of the Business Combination—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

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Pursuant to our current certificate of incorporation, in connection with the Business Combination, holders of our public shares may elect to have their Class A Stock redeemed for cash at the applicable redemption price per share calculated in accordance with our current certificate of incorporation. As of December 8, 2020, the redemption price would have been approximately $10.00 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company and will not participate in the future growth of the post-combination company, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent, Continental Stock Transfer & Trust Company, at least two business days prior to the Special Meeting. Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights.”

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In addition to voting on the proposal to approve the transactions contemplated by the Merger Agreement, including the Business Combination, at the Special Meeting, the stockholders of the Company will be asked to vote on:

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a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination and the Private Placement (the “Nasdaq Proposal” or “Proposal No. 2”);

•	a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (the “Charter Approval Proposal” or “Proposal No. 3”);

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a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (the “Governance Proposal” or “Proposal No. 4”);

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a proposal to elect seven directors to serve staggered terms on our Board until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal” or “Proposal No. 5”);

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a proposal to consider and vote upon a proposal to approve the 2021 Plan, including the authorization of the initial share reserve under the 2021 Plan (the “Incentive Award Plan Proposal” or “Proposal No. 6”);

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a proposal to consider and vote upon a proposal to approve the ESPP, including the authorization of the initial share reserve under the ESPP (the “Employee Stock Purchase Plan Proposal” or “Proposal No. 7”); and

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a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Director Election Proposal (the “Adjournment Proposal” or “Proposal No. 8”).

Please see the sections entitled “Proposal No. 1—Approval of the Business Combination,” “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination and the Private Placement,” “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 4—Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 5—Election of Directors to the Board of Directors,” “Proposal No. 6—The Incentive Award Plan Proposal,” “Proposal No. 7—The Employee Stock Purchase Plan Proposal” and “Proposal No. 8—The Adjournment Proposal.” The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal at the Special Meeting. All of the proposals are conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal at the Special Meeting, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal.

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Upon consummation of the Business Combination, our Board anticipates increasing its initial size from five directors to seven directors, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2022, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2023 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Please see the sections entitled “Proposal No. 5—Election of Directors to the Board of Directors” and “Management after the Business Combination” for additional information.

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Unless waived by the parties to the Merger Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, expiration of the waiting period under the HSR Act, receipt of certain stockholder approvals contemplated by this proxy statement and the availability of minimum cash amounts at closing. For more information about the closing conditions to the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination.”

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The Merger Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by the Company or HydraFacial in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Termination.”

•	The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

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In considering the recommendation of our Board to vote for the proposals presented at the Special Meeting, including the Business Combination Proposal, you should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•	the fact that our Sponsor paid an aggregate of $25,000 for 11,500,000 Founder Shares which will have a significantly higher value at the time of the Business Combination;

•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

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the fact that our Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete an initial business combination by October 2, 2022;

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the fact that our Sponsor paid an aggregate of approximately $14,000,000 for its 9,333,333 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by October 2, 2022;

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the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

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the fact that if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

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the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by October 2, 2022;

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that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation excludes equityholders of the Sponsor and their respective successors and affiliates as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

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that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation provides that certain transactions are not “corporate opportunities” and that our Sponsor its successors and affiliates (other than the post-combination company and its subsidiaries) and certain other persons are not subject to the doctrine of corporate opportunity; and

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that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Sponsor and the HydraFacial Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “Vesper” refer to Vesper Healthcare Acquisition Corp., and the term “post-combination company” refers to the Company following the consummation of the Business Combination. In this proxy statement:

“2021 Plan” means the [Vesper Healthcare Acquisition Corp.] 2021 Incentive Award Plan, a copy of which is attached hereto as Annex J.

“Amended and Restated Bylaws” means the proposed amended and restated bylaws of the Company, a form of which is attached to the Merger Agreement as Exhibit B, which will become the post-combination company’s bylaws, assuming the consummation of the Business Combination.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Combination” means the transactions contemplated by the Merger Agreement, including, among other things, the Mergers.

“Class A Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company.

“Class B Stock” means the shares of Class B common stock, par value $0.0001 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company, consisting of Class A Stock and Class B Stock.

“Company” means Vesper Healthcare Acquisition Corp., a Delaware corporation.

“current certificate of incorporation” means our amended and restated certificate of incorporation, dated September 28, 2020.

“current bylaws” means our amended and restated bylaws, in effect as of the date hereof.

“Deferred Discount” means any deferred underwriting commissions payable to Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC in connection with the IPO, which amount will be payable upon consummation of an the Business Combination.

“DGCL” means the General Corporation Law of the State of Delaware.

“DLLCA” means the General Limited Liability Company Act of the State of Delaware.

“DWHP” means DW Healthcare Partners IV (B), L.P., a Delaware limited partnership.

“Escrow Agent” means Wilmington Trust, N.A. a national banking association.

“Escrow Agreement” means the Escrow Agreement, substantially in the form attached to this proxy statement as Annex I, which the Company, LCP, and the Escrow Agent will enter into at the closing of the Business Combination.

“ESPP” means the [Vesper Healthcare Acquisition Corp.] 2021 Employee Stock Purchase Plan, a copy of which is attached hereto as Annex K.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Merger” means the merger of Merger Sub I with and into HydraFacial, with HydraFacial continuing as the surviving corporation.

“Founder Shares” means the 11,500,000 shares of Class B Stock that are currently owned by our Sponsor.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“HSR Approval” means the expiration or termination of the waiting period under the HSR Act.

“HydraFacial” means prior to the Business Combination, LCP Edge Intermediate, Inc., a Delaware corporation and indirect parent of Edge Systems LLC d/b/a The HydraFacial Company, and, unless the context otherwise requires, together with its subsidiaries, and after the Business Combination, the Surviving Company and its subsidiaries.

“HydraFacial Stockholder” means the holders of common stock and preferred stock of HydraFacial that is issued and outstanding immediately prior to the effective time of the Mergers, DWHP and LCP.

“Innisfree” means Innisfree M&A Incorporated, proxy solicitor to the Company.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Representation Letters” means the investor representation letters, by and between the Company and each HydraFacial Stockholder, to be entered into at the closing of the Business Combination, pursuant to which each HydraFacial Stockholder will make certain representations, warranties and agreements regarding the issuance of Stock Consideration to such HydraFacial Stockholder, and substantially in the form attached as Annex H to this proxy statement.

“Investor Rights Agreement” means the investor rights agreement to be entered into at the closing of the Business Combination, by and between LCP and the Company, and substantially in the form attached hereto as Annex G.

“IPO” means the Company’s initial public offering, consummated on October 2, 2020, through the sale of 46,000,000 public units (including 6,000,000 units sold pursuant to the underwriters’ partial exercise of their over-allotment option) at $10.00 per unit.

“IPO Closing Date” means October 2, 2020.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“LCP” means LCP Edge Holdco, LLC, a Delaware limited liability company.

“Lock-Up Agreement” means the lock-up agreement to be entered into at the closing of the Business Combination, by and among the Company, our Sponsor and the HydraFacial Stockholders, and substantially in the form attached hereto as Annex E.

“Marcum” means Marcum LLP, independent registered public accounting firm to Vesper.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of December 8, 2020, by and among the Company, Merger Sub I, Merge Sub II, HydraFacial, and LCP.

“Merger Sub I” means Hydrate Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company.

“Merger Sub II” means Hydrate Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company.

“Mergers” means the First Merger and the Second Merger.

“Nasdaq” means The Nasdaq Capital Market.

“Private Placement” means the private placement of 35,000,000 shares of Class A Stock with a limited number of qualified institutional buyers and accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act, for gross proceeds to the Company in an aggregate amount of approximately $350,000,000.

“Private Placement Investors” means those certain investors who have entered into the Subscription Agreements to purchase 35,000,000 shares of Class A Stock in the Private Placement.

“Private Placement Warrants” means the warrants held by our Sponsor that were issued to our Sponsor on the IPO Closing Date, each of which is exercisable for one share of Class A Stock, in accordance with its terms.

“public shares” means shares of Class A Stock included in the public units issued in the Company’s IPO, whether they were purchases in the IPO or thereafter in the open market.

“public stockholders” means the holders of our public shares.

“public units” means one share of Class A Stock and one-third of one public warrant of the Company, whereby each whole public warrant entitles the holder thereof to purchase one share of Class A Stock at an exercise price of $11.50 per share of Class A Stock, sold in the IPO.

“public warrants” means the warrants included in the public units issued in the Company’s IPO, each of which is exercisable for one share of Class A Stock, in accordance with its terms.

“Registration Rights Agreement” means that certain amended and restated registration rights agreement to be entered into at the closing of the Business Combination, by and among the Company, our Sponsor and the HydraFacial Stockholders, and substantially in the form attached hereto as Annex F.

“Related Agreements” means, collectively, the Registration Rights Agreement, the Lock-Up Agreement, the Investor Rights Agreement, the Investor Representation Letter, the Escrow Agreement and the Subscription Agreements.

“Restricted Stockholders” means our Sponsor and the HydraFacial Stockholders.

“SEC” means the United States Securities and Exchange Commission.

“Second Amended and Restated Certificate of Incorporation” means the proposed second amended and restated certificate of incorporation of the Company, a form of which is attached hereto as Annex B, which will become the post-combination company’s certificate of incorporation upon the approval of the Charter Approval Proposal, assuming the consummation of the Business Combination.

“Second Merger” means the merger of HydraFacial with and into Merger Sub II, with Merger Sub II continuing as the surviving company.

“Securities Act” means the Securities Act of 1933, as amended.

“SOX” means the Sarbanes-Oxley Act of 2002.

“Special Meeting” means the special meeting of the stockholders of the Company that is the subject of this proxy statement.

“Sponsor” means BLS Investor Group LLC, a Delaware limited liability company.

“Sponsor Support Agreement” means that certain sponsor support agreement entered into on December 8, 2020 by and among the Company, HydraFacial and our Sponsor.

“Stock Consideration” means the Class A Stock to be issued to the HydraFacial Stockholders pursuant to the transactions contemplated by the Merger Agreement.

“Stockholders’ Representative” means LCP, in its capacity as a representative of the HydraFacial Stockholder with respect to the Merger Agreement.

“Subscription Agreements” means, collectively, those certain subscription agreements entered into on December 8, 2020, between the Company and certain investors, pursuant to which such investors have agreed to purchase an aggregate of 35,000,000 shares of Class A Stock in the Private Placement, and substantially in the form attached hereto as Annex D.

“Surviving Company” means the surviving company of the Second Merger.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the trust account of the Company that holds the proceeds from the Company’s IPO.

“Trustee” means Continental Stock Transfer & Trust Company.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Special Meeting, which will be held on [                ] at [                ] local time at [                ].

Q:	Why am I receiving this proxy statement?

A:

Our stockholders are being asked to consider and vote upon a proposal to approve the transactions contemplated by the Merger Agreement, a copy of which is attached to the accompanying proxy statement as Annex A, including the Business Combination, among other proposals. We have entered into the Merger Agreement providing for, among other things, the merger of Merger Sub with and into HydraFacial, with HydraFacial continuing as the surviving corporation in the First Merger, and, immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of HydraFacial with and into Merger Sub II, with Merger Sub II continuing as the surviving entity in the Second Merger (the First Merger and the Second Merger, together, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). You are being asked to vote on the Business Combination and related matters. Subject to the terms of the Merger Agreement (including the adjustment of the final merger consideration thereunder), the aggregate merger consideration to be paid in connection with the Business Combination is expected to be approximately $975,000,000 less HydraFacial’s net indebtedness as of the closing of the Business Combination, and subject to further adjustments for transaction expenses, and net working capital relative to a target, and potential contingent consideration of up to $75,000,000. A copy of the Merger Agreement is attached to this proxy statement as Annex A.

This proxy statement and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held on [ ] at [ ] local time at [ ].

Q:	What are the specific proposals on which I am being asked to vote at the Special Meeting?

A:	The Company’s stockholders are being asked to approve the following proposals:

1.	Business Combination Proposal—To approve the transactions contemplated by the Merger Agreement, including the Business Combination (Proposal No. 1);

2.

Nasdaq Proposal—To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination and the Private Placement (Proposal No. 2);

3.	Charter Approval Proposal—To consider and act upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (Proposal No. 3);

4.	Governance Proposal—To consider and act upon a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (Proposal No. 4);

5.

Director Election Proposal—To elect seven directors to serve staggered terms on our Board until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (Proposal No. 5);

6.	Incentive Award Plan Proposal—To consider and vote upon a proposal to approve the 2021 Plan, including the authorization of the initial share reserve under the 2021 Plan (Proposal No. 6);

7.	Employee Stock Purchase Plan Proposal—To consider and vote upon a proposal to approve the ESPP, including the authorization of the initial share reserve under the ESPP (Proposal No. 7); and

8.

Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Director Election Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal (Proposal No. 8).

Q:	Are the proposals conditioned on one another?

A:

Yes. The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal at the Special Meeting. All of the proposals are conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal at the Special Meeting, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal. It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Director Election Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by October 2, 2022, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.

Q:	Why is the Company providing stockholders with the opportunity to vote on the Business Combination?

A:

Under our current certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our Business Combination. The adoption of the Merger Agreement is required under Delaware law and the approval of the Business Combination is required under our current certificate of incorporation. In addition, such approval is also a condition to the closing of the Business Combination under the Merger Agreement.

Q:	What will happen in the Business Combination?

A:

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, the Company will acquire HydraFacial in a series of transactions we collectively refer to as the “Business Combination.” At the closing of the Business Combination contemplated by the Merger Agreement, among other things, Merger Sub I will merge with and into HydraFacial, with HydraFacial continuing as the surviving corporation. HydraFacial will then merge into Merger Sub II with Merger Sub II as the Surviving Company. As a result of the Mergers, at the closing of the Business Combination, the Company will own 100% of the outstanding common stock of the successor company to HydraFacial, and each share of common stock of HydraFacial will be cancelled and converted into the right to receive a portion of the merger consideration.

Q:	Following the Business Combination, will the Company’s securities continue to trade on a stock exchange?

A:

Yes. We intend to apply to continue the listing of the post-combination company’s Class A Stock and public warrants on Nasdaq under the symbols “[                 ]” and “[                 ],” respectively, upon the closing of the Business Combination.

Q:	How has the announcement of the Business Combination affected the trading price of the Company’s Class A Stock?

A:

On December 8, 2020, the trading date before the public announcement of the Business Combination, the Company’s public units, Class A Stock and public warrants closed at $10.75, $10.40 and $1.99, respectively. On [                 ], the trading date immediately prior to the date of this proxy statement, the Company’s public units, Class A Stock and public warrants closed at $[                 ], $[                 ] and $[                 ], respectively.

Q:	How will the Business Combination impact the shares of the Company outstanding after the Business Combination?

A:

As a result of the Business Combination and the consummation of the transactions contemplated thereby, including the Private Placement, the amount of Common Stock outstanding will increase by approximately 115% to approximately 123,524,025 shares of Common Stock (assuming that no shares of Class A Stock are redeemed). Additional shares of Common Stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including (i) issuance of shares of Class A Stock as Earn-Out Shares (as defined below) for achievement of specified thresholds in the Merger Agreement, and (ii) issuance of shares of Class A Stock upon exercise of the public warrants and Private Placement Warrants after the Business Combination. The issuance and sale of such shares in the public market could adversely impact the market price of our Common Stock, even if our business is doing well. Pursuant to the 2021 Plan, a copy of which is attached to this proxy statement as Annex J, following the closing of the Business Combination and subject to the approval of the applicable award agreements by the post-combination Board, the Company will grant the [                ] to [                ] in an aggregate amount of up to [                 ] shares of the Class A Stock.

Q:	Will the management of HydraFacial change in the Business Combination?

A:

We anticipate that all of the executive officers of HydraFacial will remain with the post-combination company. In addition, Clint Carnell, Michelle Kerrick, Brian Miller and Doug Schillinger have each been nominated to serve as directors of the post-combination company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 5—Election of Directors to the Board of Directors” and “Management after the Business Combination” for additional information.

Q:	What equity stake will current stockholders of the Company, Private Placement Investors and the HydraFacial Stockholders hold in the post-combination company after the closing?

A:

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 37.2% in the post-combination company; (ii) the Private Placement Investors will own approximately 28.3% of the post-combination company (such that public stockholders, including Private Placement Investors, will own approximately 65.6% of the post-combination company); (iii) our Sponsor will own approximately 9.3% of the post-combination company; and (iv) the HydraFacial Stockholders will own approximately 25.1% of the post-combination company. Additionally, following the date of closing of the Business Combination, and subject to the approval of the 2021 Plan by the Company’s public stockholders and the approval of the applicable award agreements by the post-combination Board, pursuant to the 2021 Plan the Company will grant the [ ] to [ ] in an aggregate amount of up to [ ] shares of the Class A Stock.

The Private Placement Investors have agreed to purchase in the aggregate approximately 35,000,000 shares of Class A stock. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float,” “Unaudited Pro Forma Condensed Combined Financial Information,” and Proposal No. 6—The Incentive Award Plan Proposal.”

Q:	Will the Company obtain new debt financing in connection with the Business Combination?

A:

No. The Company will use the proceeds from the Private Placement, together with the funds in the Trust Account, to fund the cash consideration payable to the HydraFacial Stockholders in the Business Combination, to repay approximately $245,000,000 (such amount determined assuming the Business Combination closes on March 31, 2021) of the existing indebtedness of HydraFacial and to pay certain transaction expenses. The Private Placement is contingent upon, among other things, stockholder approval of the Business Combination Proposal and the closing of the Business Combination. The Company does not anticipate obtaining any new debt financing to fund the Business Combination.

Q:	What conditions must be satisfied to complete the Business Combination?

A:

There are a number of closing conditions in the Merger Agreement, including the expiration of the applicable waiting period under the HSR Act and the approval by the stockholders of the Company of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement.”

Q:

Are there any arrangements to help ensure that the Company will have sufficient funds, together with the proceeds in its Trust Account and from the Private Placement, to fund the aggregate purchase price?

A:

The amount of cash consideration to be paid in the Business Combination is calculated based on the available cash of the Company. If the Company has less cash, then the amount of cash consideration will decrease and the amount of stock consideration will increase accordingly. In addition, unless waived by each of the Company and HydraFacial, the Merger Agreement provides that the respective obligations of the Company and HydraFacial to consummate the Business Combination are conditioned on the amount in the Trust Account, the proceeds from the Private Placement and all other cash and cash equivalents of the Company equaling or exceeding $390,000,000.

The Private Placement Investors have agreed to purchase approximately 35,000,000 shares of Class A Stock in the aggregate in the Private Placement at a price of $10.00 per share (subject to customary terms and conditions, including the closing of the Business Combination) for gross proceeds to the Company of approximately $350,000,000 pursuant to Subscription Agreements entered into at the signing of the Merger Agreement.

The Company will use the proceeds of the Private Placement, together with the funds in the Trust Account, to fund the cash consideration in the Business Combination and to pay certain transaction expenses.

Q:	Why is the Company proposing the Nasdaq Proposal?

A:

We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a) and (d), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of Common Stock outstanding before the issuance of stock or securities.

In connection with the Business Combination, we expect to issue (i) approximately 31,024,025 shares of Class A Stock in the Business Combination (not including any Earn-Out Shares), and (ii) approximately 35,000,000 shares of Class A Stock in the Private Placement. Because we may issue 20% or more of our outstanding Common Stock when considering together the Stock Consideration and the Private Placement, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (d). These share amounts assume that no shares are elected to be redeemed. For more information, please see the section entitled “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination and the Private Placement.”

Q:	Why is the Company proposing the Charter Approval Proposal?

A:

The Second Amended and Restated Certificate of Incorporation that we are asking our stockholders to adopt in connection with the Business Combination (the “Charter Approval Proposal” or “Proposal No. 3”) provides for certain amendments to our existing certificate of incorporation. Pursuant to Delaware law and the Merger Agreement, we are required to submit the Charter Approval Proposal to the Company’s stockholders for adoption. For additional information please see the section entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation.”

Q:	Why is the Company proposing the Governance Proposal?

A:

As required by applicable SEC guidance, the Company is requesting that its stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the Second Amended and Restated Certificate of Incorporation that materially affect stockholder rights. This separate vote is not otherwise required by Delaware law separate and apart from Proposal No. 3, but pursuant to SEC guidance, the Company is required to submit these provisions to its stockholders separately for approval. However, the stockholder vote regarding this proposal is an advisory vote, and is not binding on the Company or its Board (separate and apart from the approval of Proposal No. 3). Furthermore, the Business Combination is not conditioned on the separate approval of the Governance Proposal (separate and apart from approval of Proposal No. 3). For additional information, please see the section entitled “Proposal No. 4—Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation.”

Q:	Why is the Company proposing the Director Election Proposal?

A:

Upon consummation of the Business Combination, our Board anticipates increasing its initial size from five directors to seven directors, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2022, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2023 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The Company believes it is in the best interests of stockholders to allow stockholders to vote upon the election of newly appointed directors. Please see the section entitled “Proposal No. 5—Election of Directors to the Board of Directors” for additional information.

Q:	Why is the Company proposing the Incentive Award Plan Proposal?

A:

The purpose of the Incentive Award Plan Proposal is to further align the interests of the eligible participants with those of stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company. Please see the section entitled “Proposal No. 6—The Incentive Award Plan Proposal” for additional information.

Q:	Why is the Company proposing the Employee Stock Purchase Plan Proposal?

A:

Our Board believes that it would be in the best interests of the post-combination company to adopt the ESPP to assist us in promoting our interests by (a) enabling eligible employees of the post-combination company and certain of our subsidiaries to purchase shares of Class A Stock and thereby acquire an ownership interest in the post-combination company, and (b) attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of our business is largely dependent. The ESPP will be adopted following the consummation of the Business Combination. Please see the section entitled “Proposal No. 7—The Employee Stock Purchase Plan Proposal” for additional information.

Q:	Why is the Company proposing the Adjournment Proposal?

A:

We are proposing the Adjournment Proposal to allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Director Election Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal are approved. Please see the section entitled “Proposal No. 8—The Adjournment Proposal” for additional information.

Q:	What happens if I sell my shares of Class A Stock before the Special Meeting?

A:

The record date for the Special Meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Class A Stock after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares of Class A Stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Class A Stock prior to the record date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

Q:	What constitutes a quorum at the Special Meeting?

A:

A majority of the issued and outstanding shares of the Company’s Common Stock entitled to vote as of the record date at the Special Meeting must be present, in person or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. Abstentions will be counted as present for the purpose of determining a quorum. Our Sponsor, which currently owns 20% of our issued and outstanding shares of Common Stock, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has power to adjourn the Special Meeting. As of the record date for the Special Meeting, [                 ] shares of our Common Stock would be required to achieve a quorum.

Q:	What vote is required to approve the proposals presented at the Special Meeting?

A:

The approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote, with regard to the Business Combination Proposal will have no effect on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Business Combination Proposal. Our Sponsor has agreed to vote its shares of Common Stock in favor of the Business Combination Proposal.

The approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Nasdaq Proposal will have no effect on the Business Combination Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Nasdaq Proposal.

The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Approval Proposal will have the same effect as a vote “AGAINST” such Charter Approval Proposal.

The approval of the Governance Proposal, which is a non-binding advisory vote, requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Governance Proposal will have no effect on the Governance Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Governance Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the seven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

The approval of the Incentive Award Plan Proposal, the Employee Stock Purchase Program Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal or the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal or the Adjournment Proposal.

Q:	May the Company, its Sponsor or the Company’s directors or officers or their affiliates purchase shares in connection with the Business Combination?

A:

In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such selling stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such selling stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per share pro rata portion of the Trust Account.

Q:	How many votes do I have at the Special Meeting?

A:

Our stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of Common Stock held of record as of [                 ], 2021, the record date for the Special Meeting. As of the close of business on the record date, there were [                 ] outstanding shares of our Common Stock.

Q:	How do I vote?

A:

If you were a holder of record of our Common Stock on [                 ], 2021, the record date for the Special Meeting, you may vote with respect to the proposals in person at the Special Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by [                ] on [                ].

Voting in Person at the Meeting. If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, you will need to bring to the Special Meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. For additional information, please see the section entitled “Special Meeting of Company Stockholders.”

Q:	What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:

At the Special Meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, a failure to vote or an abstention will have no effect on the Business Combination Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal, a failure to vote or abstention will have the same effect as a vote “AGAINST” the Charter Approval Proposal, while only an abstention (and not a failure to vote) will have the same effect as a vote “AGAINST” the Nasdaq Proposal.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:

Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q:	If I am not going to attend the Special Meeting in person, should I return my proxy card instead?

A:

Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe the proposals presented to the stockholders at this Special Meeting will be considered non-routine and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the Special Meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	How will a broker non-vote impact the results of each proposal?

A:	Broker non-votes will count as a vote “AGAINST” the Charter Approval Proposal but will not have any effect on the outcome of any other proposals.

Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. You may change your vote by sending a later-dated, signed proxy card to our Secretary at the address listed below so that it is received by our Secretary prior to the Special Meeting or attend the Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary, which must be received by our Secretary prior to the Special Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	How will the Company’s Sponsor, directors and officers vote?

A:

Prior to our IPO, we entered into agreements with our Sponsor and each of our directors and officers, pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal. None of our Sponsor, directors or officers has purchased any shares of our Common Stock during or after our IPO and, as of the date of this proxy statement, neither we nor our Sponsor, directors or officers have entered into agreements, and are not currently in negotiations, to purchase shares prior to the consummation of the Business Combination. Currently, our Sponsor owns 20% of our issued and outstanding shares of Common Stock, including all of the Founder Shares, and will be able to vote all such shares at the Special Meeting.

Q:	What interests do the Sponsor and the Company’s current officers and directors have in the Business Combination?

A:

Our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Business Combination. These interests include:

•

the fact that our Sponsor paid an aggregate of $25,000 for 11,500,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination, and which, if unrestricted and freely tradable, would be valued at approximately $115,000,000 assuming a per share value of $10.00, but, given the restrictions on such shares, we believe such shares have less value;

•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Sponsor has agreed to waive their rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete an initial business combination by October 2, 2022;

•

the fact that our Sponsor paid an aggregate of approximately $14,000,000 for its 9,333,333 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by October 2, 2022;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by October 2, 2022;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation excludes the equity holders of our Sponsor and their respective successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation provides that certain transactions are not “corporate opportunities” and that our Sponsor its successors and affiliates (other than the post-combination company and its subsidiaries) and certain other persons are not subject to the doctrine of corporate opportunity; and

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:	Did the Company’s Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:

No. The Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. The Company’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from the relevant industries and concluded that their experience and backgrounds, together with the experience and expertise of the Company’s advisors and the Company’s due diligence investigation of HydraFacial, enabled them to make the necessary analyses and determinations regarding the Business Combination.

Q:	What happens if I vote against the Business Combination Proposal?

A:

If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting, then the Business Combination Proposal will be approved and, assuming the approval of the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal and the satisfaction or waiver of the other conditions to closing, the Business Combination will be consummated in accordance with the terms of the Merger Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal does not obtain the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting, then the Business Combination Proposal will fail and we will not consummate the Business Combination. If we do not consummate the Business Combination, we may continue to try to complete a business combination with a different target business until October 2, 2022. If we fail to complete an initial business combination by October 2, 2022, then we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public stockholders.

Q:	Do I have redemption rights?

A:

If you are a holder of public shares, you may redeem your public shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then-outstanding shares of Class A Stock; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of at least $5,000,001. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the public units sold in our IPO. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Our Sponsor, directors and officers have agreed to waive their redemption rights with respect to their shares of Common Stock in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per share redemption price. For illustrative purposes, based on the balance of our Trust Account of $460,060,132.27 as of December 8, 2020, the estimated per share redemption price would have been approximately $10.00. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust

Account (including interest not previously released to the Company to pay its franchise and income taxes) in connection with the liquidation of the Trust Account, unless we complete an alternative business combination prior to October 2, 2022.

Q:	Can the Sponsor redeem its Founder Shares or other Common Stock in connection with consummation of the Business Combination?

A:	No. Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to their shares of Common Stock in connection with the consummation of our Business Combination.

Q:	Is there a limit on the number of shares I may redeem?

A:

Yes. A public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO. Accordingly, all shares in excess of 15% owned by a holder or “group” of holders will not be redeemed for cash. On the other hand, a public stockholder who holds less than 15% of the public shares of Class A Stock and is not a member of a “group” may redeem all of the public shares held by such stockholder for cash.

In no event is your ability to vote all of your shares (including those shares held by you or by a “group” in excess of 15% of the shares sold in our IPO) for or against our Business Combination restricted.

We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 15% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held cash and investment securities with a fair value of $460,060,132.27 as of December 8, 2020. The Merger Agreement provides that the Company’s and HydraFacial’s respective obligations to consummate the Business Combination are conditioned on the amount in the Trust Account, the proceeds from the Private Placement and all other cash and cash equivalents of the Company equaling or exceeding $390,000,000. The conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then the Company or HydraFacial (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001.

Q:	Is there a limit on the total number of shares that may be redeemed?

A:

Yes. Our current certificate of incorporation provides that we may not redeem our public shares in an amount that would result in the Company’s failure to have net tangible assets of at least $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the Merger Agreement. Other than this limitation, our current certificate of incorporation does not provide a specified maximum redemption threshold. In addition, the Merger Agreement provides that the Company’s and HydraFacial’s respective obligations to consummate the Business Combination are conditioned on the amount in the Trust Account, the proceeds from the Private Placement and all other cash and cash equivalents of the Company equaling or exceeding $390,000,000. In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Based on the amount of $460,000,000 in our Trust Account as of September 30, 2020, and taking into account the anticipated gross proceeds of approximately $350,000,000 from the Private Placement and

HydraFacial’s agreement to receive certain of its consideration in stock, approximately 42,475,975 shares of Class A Stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Merger Agreement. We refer to this as the maximum redemption scenario.

Q:	How will the absence of a maximum redemption threshold affect the Business Combination?

A:

The Merger Agreement provides that the Company’s and HydraFacial’s respective obligations to consummate the Business Combination are conditioned on the amount in the Trust Account, the proceeds from the Private Placement and all other cash and cash equivalents of the Company equaling or exceeding $390,000,000. As a result, we may be able to complete our Business Combination even though a substantial portion of our public stockholders have redeemed their shares. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:

No. You may exercise your redemption rights whether you vote your shares of Common Stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:	How do I exercise my redemption rights?

A:

In order to exercise your redemption rights, you must (i) if you hold public units, separate the underlying public shares and public warrants, and (ii) prior to [                 ] on [                 ] (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention: Francis Wolf & Celeste Gonzalez

Email: fwolf@continentalstock.com

Email: cgonzalez@continentalstock.com

Please check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares of Class A Stock included in the public units sold in our IPO. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in “street name” will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using The Depository Trust Company’s (“DTC”) Deposit/Withdrawal At Custodian (“DWAC”) system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

The U.S. federal income tax consequences of the redemption depend on your particular facts and circumstances. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—Material United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:	If I am a Company warrant holder, can I exercise redemption rights with respect to my public warrants?

A:	No. The holders of our public warrants have no redemption rights with respect to our public warrants.

Q:	Do I have appraisal rights if I object to the proposed Business Combination?

A:	No. Appraisal rights are not available to holders of our Common Stock in connection with the Business Combination.

Q:	What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:

The funds held in the Trust Account (together with the proceeds from the Private Placement) will be used to: (i) pay the cash consideration payable to the HydraFacial Stockholders pursuant to the Merger Agreement; (ii) pay Company stockholders who properly exercise their redemption rights; (iii) pay $16,100,000 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination; (iv) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by the Company and other parties to the Merger Agreement in connection with the transactions contemplated by the Merger Agreement, including the Business Combination, and pursuant to the terms of the Merger Agreement; and (v) repay approximately $245,000,000 (such amount determined assuming the Business Combination closes on March 31, 2021) of HydraFacial’s existing indebtedness.

Q:	What happens if the Business Combination is not consummated?

A:

There are certain circumstances under which the Merger Agreement may be terminated. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement” for information regarding the parties’ specific termination rights.

If we do not consummate the Business Combination, we may continue to try to complete a business combination with a different target business until October 2, 2022. Unless we amend our current certificate of incorporation (which requires the affirmative vote of 65% of all then outstanding shares of Class A Stock) and amend certain other agreements into which we have entered to extend the life of the Company, if we fail to complete an initial business combination by October 2, 2022, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding shares of Class A Stock, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per-share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the IPO. Please see the section entitled “Risk Factors—Risks Related to the Company and the Business Combination.”

Holders of our Founder Shares have waived any right to any liquidation distribution with respect to such shares. In addition, if we fail to complete a business combination by October 2, 2022, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire worthless.

Q:	When is the Business Combination expected to be completed?

A:

The closing of the Business Combination is expected to take place on or prior to the third business day following the satisfaction or waiver of the conditions described below in the subsection entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination.” The closing is expected to occur in the first half of 2021. The Merger Agreement may be terminated by the Company or the Stockholder Representative if the closing of the Business Combination has not occurred by June 8, 2021, which may be extended by mutual written consent of the Company and HydraFacial, and may be extended to a date no later than August 8, 2021 by the Company if HydraFacial has not delivered its audited financial statements as of December 31, 2020 by March 1, 2021.

For a description of the conditions to the completion of the Business Combination, see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination.”

Q:	What do I need to do now?

A:

You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	Who will solicit and pay the cost of soliciting proxies for the Special Meeting?

A:

The Company is soliciting proxies on behalf of its Board. The Company will pay the cost of soliciting proxies for the Special Meeting. The Company has engaged Innisfree to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Innisfree a fee of $20,000, plus disbursements, and will reimburse Innisfree for its reasonable out-of-pocket expenses and indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Company’s Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Vesper Healthcare Acquisition Corp.

1819 West Avenue

Bay 2

Miami Beach, FL 33139

(786) 216-7037

Attention: Dr. Manisha Narasimhan

Email: Manisha.Narasimhan@vesperhealth.com

You may also contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Stockholders may call toll free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the Special Meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention: Francis Wolf & Celeste Gonzalez

Email: fwolf@continentalstock.com

Email: cgonzalez@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of the Company and HydraFacial, to fully understand the proposed Business Combination (as described below) before voting on the proposals to be considered at the Special Meeting (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page 264 of this proxy statement.

Unless otherwise specified, all share calculations assume: (i) no exercise of redemption rights by the Company’s public stockholders; (ii) no inclusion of any shares of Class A Stock issuable upon the exercise of the Company’s warrants or any shares to be issued pursuant to the 2021 Plan at or following the closing of the Business Combination; and (iii) an equity raise of approximately $350,000,000 of gross proceeds from the Private Placement of 35,000,000 shares of Class A Stock at $10.00 per share.

Parties to the Business Combination

The Company

The Company is a blank check company incorporated on July 8, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company’s securities are traded on Nasdaq under the ticker symbols “VSPR,” “VSPRU” and “VSPRW.” The Company intends to apply to continue the listing of its Class A Stock and public warrants on Nasdaq under the symbols “[                ]” and “[                ],” respectively, upon the closing of the Business Combination.

The mailing address of the Company’s principal executive office is 1819 West Avenue, Bay 2, Miami Beach, FL 33139.

Merger Sub I

Merger Sub I, a Delaware corporation, is a wholly owned subsidiary of the Company, formed by the Company on December 7, 2020, to consummate the Business Combination. In the Business Combination, Merger Sub I will merge with and into HydraFacial, with HydraFacial continuing as the surviving corporation in the First Merger.

The mailing address of Merger Sub I’s principal executive office is c/o Vesper Healthcare Acquisition Corp., 1819 West Avenue, Bay 2, Miami Beach, FL 33139.

Merger Sub II

Merger Sub II, a Delaware limited liability company, is a wholly owned subsidiary of the Company, formed by the Company on December 7, 2020, to consummate the Business Combination. In the Business Combination, HydraFacial, as the surviving corporation in the First Merger, will merge with and into Merger Sub II, with Merger Sub II continuing as the Surviving Company in the Second Merger.

The mailing address of Merger Sub II’s principal executive office is c/o Vesper Healthcare Acquisition Corp., 1819 West Avenue, Bay 2, Miami Beach, FL 33139.

HydraFacial

LCP Edge Intermediate, Inc., a Delaware corporation and indirect parent of Edge Systems LLC d/b/a The HydraFacial Company, a California limited liability company, is a wholly owned subsidiary of LCP, formed by LCP on October 20, 2016. In the Business Combination, Merger Sub I will merge with and into HydraFacial, with HydraFacial continuing as the surviving corporation in the First Merger.

HydraFacial is a category-creating beauty health company. Its offerings in skin care and scalp health occupy a position at the intersection of medical aesthetics and traditional skin and personal care products. HydraFacial treatments are convenient, affordable, personalized and have demonstrated effectiveness. HydraFacial distributes its products in 87 countries through multiple channels including day spas, hotels, dermatologists, plastic surgeons and beauty retail.

For more information about HydraFacial, please see the sections entitled “HydraFacial’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Information About HydraFacial” and “Management after the Business Combination.”

LCP

LCP Edge Holdco, LLC, a Delaware limited liability company, and prior to the Business Combination, the majority stockholder of HydraFacial, was formed on November 1, 2016.

The Business Combination Proposal

On December 8, 2020, the Company, Merger Sub I, Merger Sub II, HydraFacial and LCP entered into the Merger Agreement. The Merger Agreement provides that, in connection with the closing of the Business Combination contemplated by the Merger Agreement, among other things, Merger Sub I will merge with and into HydraFacial, with HydraFacial continuing as the surviving corporation in the First Merger, and, immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of HydraFacial with and into Merger Sub II, with Merger Sub II continuing as the surviving entity in the Second Merger. For more information about the transactions contemplated by the Merger Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination.” A copy of the Merger Agreement is attached to this proxy statement as Annex A.

Consideration to the HydraFacial Stockholders in the Business Combination

Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration to be paid to HydraFacial’s stockholders in connection with the Business Combination is expected to be approximately $975,000,000 less HydraFacial’s net indebtedness as of the closing of the Business Combination, and subject to further adjustments for cash transaction expenses, and net working capital relative to a target. The merger consideration will include both cash consideration and consideration in the form of newly issued shares of Class A Stock. The cash consideration will be an amount equal to the Company’s cash and cash equivalents as of the closing of the Business Combination (including proceeds in connection with the Private Placement and the funds in the Trust Account), minus HydraFacial’s outstanding indebtedness at the closing, minus transaction expenses of HydraFacial and the Company, minus $100,000,000. However, cash consideration, together with certain contractual fees owed by HydraFacial to affiliates of its stockholders, will be subject to a maximum of 60% of the sum of the aggregate merger consideration plus these fees. The remainder of the merger consideration will be paid in a number of shares our Class A Stock at a value of $10.00 per share. In connection with the Business Combination, the Company will pay off, or cause to be paid off, on behalf of HydraFacial, HydraFacial’s outstanding indebtedness under its existing credit facilities, and the merger consideration will be reduced by the amount of any such payment.

In addition to the consideration to be paid at the closing of the Business Combination, the stockholders of HydraFacial may be entitled to receive contingent consideration from the Company if certain acquisition targets identified by HydraFacial are acquired before or within one year after the closing of the Business Combination. This contingent consideration will be equal to 2.5 times the gross standalone revenue of each such acquisition target for the 12 months prior to such acquisition, up to a maximum of $75,000,000, and will payable in shares of Class A Stock.

The number of shares of Class A Stock issued to the HydraFacial Stockholders as Stock Consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A Stock by our public stockholders. At the closing of the Business Combination, each HydraFacial Stockholder will receive a mix of shares of Class A Stock and cash consideration.

The following table sets forth ranges of potential cash, stock and aggregate consideration taking into account the various adjustments discussed above. Capitalized terms used in the following table and the accompanying footnotes have the meanings assigned to them in the Merger Agreement.

($ in millions)	No Redemption	Maximum Redemption
Sources
Vesper Cash in Trust	$460.0	$35.2
Vesper Balance Sheet Cash	4.8	4.8
Private Placement	350.0	350.0
HydraFacial Stockholders Rollover Equity	310.2	735.0

Total	$1,125.0	$1,125.0

Uses
Cash to HydraFacial Balance Sheet	$100.0	$100.0
Debt Repayment	217.6	217.6
HydraFacial Stockholders Rollover Equity	310.2	735.0
Cash Consideration	447.2	22.4
Estimated Expenses	50.0	50.0

Total	$1,125.0	$1,125.0

Related Agreements

This section describes the material provisions of certain additional agreements to be entered into pursuant to the Merger Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Forms of the Subscription Agreements, Lock-Up Agreement, Registration Rights Agreement, Investor Rights Agreement, Investor Representation Letter and Escrow Agreement are attached hereto as Annexes D, E, F, G, H and I, respectively. Stockholders and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the Special Meeting.

Lock-Up Agreement

At the closing of the Business Combination, the Company, the Sponsor and the HydraFacial Stockholders will enter into a Lock-Up Agreement, pursuant to which the HydraFacial Stockholders will agree, subject to certain exceptions, not to sell, transfer to another or otherwise dispose of, in whole or in part, the Common Stock held by the HydraFacial Stockholders during the period commencing from the closing of the Business Combination and through the earlier of (i) the 180-day anniversary of the date of the closing of the Business

Combination and (ii) the date after the closing of the Business Combination on which the Company consummates certain transactions involving a change of control of the Company.

The foregoing summary of the Lock-Up Agreement is not complete and is qualified in its entirety by reference to the complete text of the Lock-Up Agreement as set forth in Annex E.

Registration Rights Agreement

At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with the Sponsor and the HydraFacial Stockholders. Pursuant to the terms of the Registration Rights Agreement, the following securities of the Company will be entitled to registration rights: (i) the Founder Shares and the shares of Class A Stock issued or issuable upon the conversion of the Founder Shares, (ii) the Private Placement Warrants (including any shares of Class A Stock issued or issuable upon the exercise of the Private Placement Warrants), (iii) any issued and outstanding shares of Class A Stock or any other equity security (including the shares of Class A Stock issued or issuable upon the exercise of any other equity security) of the Company held by the Sponsor, the HydraFacial Stockholders or their permitted transferees (which we refer to as the “Restricted Stockholders”) has of the date of this Agreement, (iv) any equity securities (including the shares of Class A Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by a Restricted Stockholder, (v) any outstanding shares of Class A Stock or any other equity security of the Company held by the HydraFacial Stockholders or their permitted transferees issued in connection with the transactions contemplated by the Merger Agreement (including any earnout shares), (vi) any other equity securities (including shares of Class A Stock) of the Company acquired by the HydraFacial Stockholders or their permitted transferees at a time that they otherwise hold securities entitled to registration rights and (vii) any other equity security of the Company issued or issuable with respect to any such share of Class A Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, subject in each case to the expiration of any applicable lock-up periods.

The Registration Rights Agreement provides that the Company will, within 60 days after the consummation of the transactions contemplated by the Merger Agreement, file with the SEC a shelf registration statement registering the resale of the shares of Common Stock held by the Restricted Stockholders and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 90 days following the filing deadline. The HydraFacial Stockholders are entitled to make up to five demands for registration in the aggregate that the Company register shares of Common Stock held by these parties, and our Sponsor has the right to make two demands for registration. In addition, the Restricted Stockholders have certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the Restricted Stockholders agree in the Registration Rights Agreement to provide customary indemnification in connection with any offerings of Common Stock effected pursuant to the terms of the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, our Sponsor it agreed to restrictions on the transfer of its securities issued in the Company’s IPO, which (i) in the case of the Class B Stock is one year after the completion of the Business Combination unless (A) the closing price of the Common Stock equals or exceeds $12.00 per share for 20 days out of any 30-trading-day period commencing at least 150 days following the Closing or (B) the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants is 30 days after the completion of the

Business Combination. Our Sponsor and its permitted transferees will also be required, subject to the terms and conditions in the Registration Rights Agreement, not to transfer their Private Placement Warrants (as defined in the Registration Rights Agreement) or shares of Common Stock issuable upon the exercise thereof for 30 days following the Closing. If our Sponsor distributes such shares to its equityholders, Brenton L. Saunders and Dr. Manisha Narasimhan will remain subject to the lock-up until the first anniversary of the Closing.

The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement as set forth in Annex F.

Investor Rights Agreement

At the closing of the Business Combination, the Company will enter into the Investor Rights Agreement, substantially in the form attached as Annex G to this proxy statement, with LCP, pursuant to which LCP will have the right to designate a number of directors for appointment or election to the Board as follows: (i) one director for so long as LCP holds at least 10% of the outstanding Common Stock, (ii) two directors for so long as LCP holds at least 15% of the outstanding Common Stock, and (iii) three directors for so long as LCP holds at least 40% of the outstanding Common Stock. Pursuant to the Investor Rights Agreement, for so long as LCP holds at least 10% of the outstanding Common Stock, LCP will be entitled to have at least one of its designees represented on the Board’s Compensation Committee and Nominating and Corporate Governance Committee. LCP’s director nominees are to be designated as either Class lII and/or Class II directors.

The foregoing summary of the Investor Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Investor Rights Agreement as set forth in Annex G.

Investor Representation Letters

At the closing of the Business Combination, each of the HydraFacial Stockholders will enter into an Investor Representation Letter with the Company pursuant to which such HydraFacial Stockholder will make certain representations, warranties and agreements regarding the issuance of Stock Consideration.

The foregoing summary of the Investor Representation Letters is not complete and is qualified in its entirety by reference to the complete text of the Investor Representation Letters set forth in Annex H.

Escrow Agreement

At the closing of the Business Combination, the Company, the Stockholders’ Representative and Wilmington Trust, N.A., a national banking association, as escrow agent (the “Escrow Agent”) will enter into the Escrow Agreement, substantially in the form attached as Annex I to this proxy statement. Pursuant to the Escrow Agreement, at closing the Company will deposit $5,000,000 into an account held by the Escrow Agent as the sole security for the obligations of the HydraFacial Stockholders in connection with the post-combination adjustment to the merger consideration (as described in more detail in the Merger Agreement). The Escrow Agent will hold such amount until the final merger consideration is finally agreed upon in accordance with the Merger Agreement, at which point it will release the funds in accordance with joint written instructions duly executed and delivered by the Company and the Stockholders’ Representative to the Escrow Agent.

Subscription Agreements

On December 8, 2020, the Company entered into the Subscription Agreements, substantially in the form attached hereto as Annex D to this proxy statement, with the Private Placement Investors, pursuant to which the Private Placement Investors have agreed to purchase an aggregate of 35,000,000 shares of Class A Stock in the

Private Placement for an aggregate commitment of approximately $350,000,000. The Subscription Agreements are subject to certain conditions, including the closing of the Business Combination, that the transactions contemplated are not illegal or otherwise prohibited, the accuracy of the representations and warranties in the Subscription Agreement, the Company’s performance, satisfaction and compliance with the covenants, agreements and conditions of the Subscription Agreements, no amendment to the Merger Agreement occurring that materially and adversely affect the economic benefits of the Private Placement Investors and no amendment, waiver or modification to any Subscription Agreement that materially economically benefits any Private Placement Investor over any other Private Placement Investor without such modification being offered to all Private Placement Investors.

The shares of Class A Stock to be issued in connection with the Subscription Agreements have not been registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Subscription Agreements provide that the Company will, within 30 days after the consummation of the transactions contemplated by the Merger Agreement, file with the SEC a registration statement registering the resale of such shares of Class A Stock and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) 60 calendar days following the filing deadline (or 90 calendar days after the filing deadline if the registration statement is reviewed by and receives comments from the SEC) and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further comments from the SEC.

Each Subscription Agreement will terminate with no further force and effect (i) upon mutual written agreement of the parties; (ii) upon the termination of the Merger Agreement; or (iii) if the Mergers have not been consummated by the Termination Date (as defined below).

2021 Plan

Our Board approved the 2021 Plan on [            ], 2021, subject to stockholder approval of the 2021 at the Special Meeting. The purpose of the 2021 Plan is to enhance the post-combination company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the post-combination company by providing these individuals with equity ownership opportunities. These incentives are provided through the grant of stock options, including incentive stock options, and nonqualified stock options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units, and other stock or cash based awards. For more information about the 2021 Plan, please see the section entitled “Proposal No.6—The Incentive Award Plan Proposal.”

ESPP

The ESPP will be adopted following the consummation of the Business Combination. The purpose of the ESPP is to assist our eligible employees in acquiring a stock ownership interest in the Company and to help our eligible employees provide for their future security and to encourage them to remain in our employment. For more information about the ESPP, please see the section entitled “Proposal No. 7—The Employee Stock Purchase Plan Proposal.”

Organizational Structure

The following diagram depicts the current ownership structure of HydraFacial:

The following table, which assumes that there are no redemptions by the Company’s current public stockholders in connection with the Business Combination, illustrates the ownership structure of the post-combination company immediately following the Business Combination:

	Share Counts	Ownership
Public Stockholders	46,000,000	37.2%
Sponsor	11,500,000	9.3%
Private Placement Investors	35,000,000	28.3%
HydraFacial Stockholders	31,024,025	25.1%

Total Shares Outstanding	123,524,025	100.0%

Redemption Rights

Pursuant to our current certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of at least $5,000,001. As of December 8, 2020, the redemption price would have been approximately $10.00 per share. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from exercising redemption rights with respect to more than an aggregate of 15% of the shares of Class A Stock included in the units sold in our IPO.

If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on the Company’s Public Float

The Private Placement Investors have agreed to purchase in the aggregate approximately 35,000,000 shares of Class A Stock, for approximately $350,000,000 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $350,000,000 of the gross proceeds from the Private Placement, in addition to funds from the Trust Account (plus any interest accrued thereon), will be used to fund the cash consideration payable pursuant to the Merger Agreement, the repayment of approximately $245,000,000 (such amount determined assuming the Business Combination closes on March 31, 2021) of HydraFacial’s existing indebtedness and the payment of certain transaction expenses.

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 37.2% in the post-combination company; (ii) the Private Placement Investors will own approximately 28.3% of the post-combination company (such that public stockholders, including Private Placement Investors, will own approximately 65.6% of the post-combination company); (iii) our Sponsor will own approximately 9.3% of the post-combination company; and (iv) the HydraFacial Stockholders will own approximately 25.1% of the post-combination company. Additionally, following the completion of the Business Combination, and subject to the approval of the 2021 Plan by the Company’s public stockholders and the approval of the applicable award agreements by the post-combination Board, pursuant to the 2021 Plan the Company will grant [            ] to [            ] in an aggregate amount of up to [            ] shares of the Class A Stock.

These levels of ownership interest assume that no shares are elected to be redeemed. The ownership percentage with respect to the post-combination company following the Business Combination (i) does not take into account (a) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or (b) the issuance of any shares upon completion of the Business Combination under the 2021 Plan (other than the issuance of [            ] as described above), a copy of which is attached to this proxy statement as Annex J, but (ii) does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The following table illustrates varying ownership levels in the Company, assuming no redemptions by the Company’s public stockholders and the maximum redemptions by the Company’s stockholders:(1)

	No Redemptions	Approximately 42.5 Million Shares of Class A Stock Redeemed
The Company’s public stockholders	37.24%	2.85%
The Private Placement Investors	28.33%	28.33%
Sponsor	9.31%	9.31%
HydraFacial Stockholders	25.12%	59.50%

	100%	100%

(1)	This table, other than the maximum redemption scenario wherein approximately 42.5 million shares of Class A Stock are redeemed, reflects the assumptions as set forth in the preceding paragraph.

Board of Directors of the Company Following the Business Combination

Brenton L. Saunders, Client Carnell, Michael D. Capellas, Dr. Julius Few, Michelle Kerrick, Brian Miller and Doug Schillinger have each been nominated to serve as directors of the post-combination company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 5—Election of Directors to the Board of Directors” and “Management after the Business Combination” for additional information.

The Charter Approval Proposal

Upon the closing of the Business Combination, our current certificate of incorporation will be amended promptly to reflect the Charter Approval Proposal to:

•	change the post-combination company’s name to [ ];

•

increase our total number of authorized shares of all classes of Common Stock from 220,000,000 shares to 320,000,000 shares, which would consist of (i) increasing the post-combination company’s authorized Class A Stock from 200,000,000 shares to 300,000,000 shares and (ii) decreasing the post-combination company’s authorized Class B Stock from 20,000,000 shares to zero shares (after giving effect to the conversion of each outstanding share of Class B Stock immediately prior to the closing of the Business Combination into one share of Class A Stock);

•	cause the conversion of our outstanding shares of Class B Stock into Class A Stock and make certain conforming changes;

•	provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the Board;

•	delete the prior provisions under the current certificate of incorporation relating to our status as a blank check company;

•

provide that certain transactions are not “corporate opportunities” and that each of our Sponsor, Linden Manager III LP, DW Management Services, L.L.C. and the investment funds affiliated with the foregoing and their respective successors and affiliates (other than the post-combination company and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the post-combination company (each, an “Exempted Person”) are not subject to the doctrine of corporate opportunity;

•

require the approval by affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock of the post-combination company entitled to vote generally in the election of directors, voting together as a single class, to make any amendment to certain provisions of the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, including any amendments to Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation); and

•

provide that the post-combination company will not be governed by Section 203 of the DGCL and, instead, include a provision in the Second Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes the equityholders of our Sponsor and their respective successors and affiliates or their transferees or any person whose ownership of shares in excess of the 15% limitation set forth therein is the result of any action taken solely by the post-combination company (the “Excluded Parties”) from the definition of “interested stockholder,” and to make certain related changes. Upon consummation of the Business Combination, the Excluded Parties will become “interested stockholders” within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders.

Please see the section entitled “Proposal No. 3—Approval of the Second Amended and Restated Certificate of Incorporation” for more information.

Other Proposals

In addition, the stockholders of the Company will be asked to vote on:

•

a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the Business Combination and the Private Placement (Proposal No. 2);

•

a separate proposal to approve, on a non-binding advisory basis, certain governance provisions in the Second Amended and Restated Certificate of Incorporation in accordance with SEC requirements (Proposal No. 4);

•

a proposal to approve and adopt the 2021 Plan, a copy of which is attached to this proxy statement as Annex J, including the authorization of the initial share reserve under the 2021 Plan (Proposal No. 6);

•	a proposal to approve and adopt the ESPP, a copy of which is attached to this proxy statement as Annex K, including the authorization of the initial share reserve under the ESPP (Proposal No. 7); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Director Election Proposal (Proposal No. 8).

Please see the section entitled “Proposal No. 2—Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination and the Private Placement,” “Proposal No. 4—Approval of Certain Governance Provisions in the Second Amended and Restated Certificate of Incorporation,” “Proposal No. 6—The Incentive Award Plan Proposal,” “Proposal No. 7—The Employee Stock Purchase Plan Proposal” and “Proposal No. 8—The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The Special Meeting will be held on [                ] at [                ] local time at [                ], or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

Only Company stockholders of record at the close of business on [                ], 2021, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were [                ] shares of Common Stock outstanding and entitled to vote, of which [                ] are shares of Class A Stock and [                 ] are Founder Shares held by our Sponsor.

Accounting Treatment

The Business Combination is made up of the series of transactions within the Merger Agreement as defined elsewhere within this proxy statement. For accounting purposes, this series of transactions will be accounted for as a reverse recapitalization in accordance with GAAP and HydraFacial will be treated as the acquirer for accounting purposes, notwithstanding the legal form of the Business Combination. No step-up in basis of intangible assets or goodwill will be recorded in this transaction. The determination of HydraFacial as the accounting acquirer considered various factors, including that HydraFacial will comprise the ongoing operations of the post-combination company, HydraFacial Stockholders will hold the largest minority interest, the planned initial composition of the Board will include the CEO of HydraFacial, as well as designees of the HydraFacial Stockholders, and ongoing senior management of the post-combination company will be substantially composed of HydraFacial employees. Subsequent to the completion of these series of transactions, HydraFacial will be the reporting entity with its historical and future financial information being the financial information of the public registrant.

Litigation Relating to the Business Combination

On January 18, 2021, a lawsuit was filed in the Supreme Court of the State of New York by a purported Company stockholder in connection with the Business Combination: Purvance v. Vesper Healthcare Acquisition Corp., et al., Index No. 650346/2021 (N.Y. Sup. Ct.). On January 19, 2021, a putative class action lawsuit was filed in the Supreme Court of the State of New York by the same purported Company stockholder in connection with the Business Combination: Purvance v. Vesper Healthcare Acquisition Corp., et al., Index No. 650365/2021 (N.Y. Sup. Ct.). On January 26, 2021, a putative class action lawsuit was filed in the United States District Court, Southern District of New York by a different purported Company stockholder in connection with the Business Combination: Watkins v. Vesper Healthcare Acquisition Corp., et al., No. 1:21-cv-00713 (S.D.N.Y.). On February 8, 2021, a lawsuit was filed in the Eleventh Judicial Circuit, in and for Miami-Dade County, Florida, by a different purported Company stockholder in connection with the Business Combination: Elstein v. Saunders et al., No. 21-3028CA01 (Fla. 11th Cir. Ct.). The complaints name the Company and some or all of the current members of the Company’s board as defendants. The complaints allege, among other things, breach of fiduciary duty claims against the Company’s Board in connection with the Business Combination. The complaints also allege that this proxy statement is misleading and/or omits material information concerning the Business Combination. The complaints generally seek, among other things, injunctive relief, damages, and an award of attorneys’ fees.

The Company believes the allegations made in the complaints are without merit and intends to defend these lawsuits; however, the Company cannot predict with certainty the ultimate resolution of any proceedings that may be brought in connection with these allegations.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Proxy Solicitation

The Company is soliciting proxies on behalf of its Board. Proxies may be solicited by mail. The Company has engaged Innisfree to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting of Company Stockholders—Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•

the fact that our Sponsor paid an aggregate of $25,000 for 11,500,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination, and which, if unrestricted and freely tradable, would be valued at approximately $115,000,000 assuming a per share value of $10.00, but, given the restrictions on such shares, we believe such shares have less value;

•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Sponsor has agreed to waive their rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete an initial business combination by October 2, 2022;

•

the fact that our Sponsor paid an aggregate of approximately $14,000,000 for its 9,333,333 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by October 2, 2022;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by October 2, 2022;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation excludes the equity holders of our Sponsor and their respective successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation provides that certain transactions are not “corporate opportunities” and that our Sponsor its successors and affiliates (other than the post-combination company and its subsidiaries) and certain other persons are not subject to the doctrine of corporate opportunity; and

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees.

Reasons for the Approval of the Business Combination

We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We sought to do this by utilizing the networks and industry experience of both our Sponsor and our Board to identify, acquire and operate one or more businesses in the healthcare sector, although we were not limited to a particular industry or sector.

In particular, our Board considered the following positive factors, although not weighted or in any order of significance:

•

Growth Prospects. HydraFacial is a category-creating beauty health company with strong growth prospects within its core industry and adjacent markets. From 2016 to 2019, HydraFacial revenues grew at a compound annual growth rate (“CAGR”) of 52%, driven by delivery system growth in the U.S. and international markets and increasing revenue from consumables. The combination of relatively low penetration levels and attractive addressable market growth provide ample room for additional growth after recovery from COVID-19. During the pandemic, HydraFacial has continued to expand its install base of delivery systems that we believe will provide a larger base for consumables revenue growth once pandemic-related regulatory restrictions on its providers are lifted from 2020 levels. In addition, HydraFacial has continued to focus on innovation, has expanded into new channels such as retail, has augmented its variety of serums with partnerships with other leading skincare providers, and has launched new solutions in the emerging area of scalp health, all which we believe will continue to drive its growth.

•

Target Industry. The Company’s Board and management possess deep knowledge of the healthcare and medical aesthetics industry, and the fact that HydraFacial’s business falls squarely within this particular area of expertise provides the Company with an opportunity to leverage such expertise in order to realize the investment potential from the Business Combination.

•

Platform Supports Further Growth Initiatives. HydraFacial’s existing platform supports the further penetration within its existing markets and customers, the addition of new customers and the entry into adjacent markets, both in the United States and internationally.

•

Valuation. The Board concluded that the aggregate Merger Consideration payable in the Mergers reflects an attractive valuation relative to publicly listed companies with certain characteristics comparable to HydraFacial such as similar industry, end markets, and growth profiles. Taken together with HydraFacial’s history of strong financial performance, projected revenue growth rate, high gross margins, and projected profitability, along with the caliber of investors involved in the PIPE financing, the Company believes the Business Combination presented a compelling acquisition opportunity for the Company and its stockholders. In evaluating the financial aspects of the Business Combination, the Board reviewed a number of materials, including the transaction document, historical financial results of the business, and projections prepared by HydraFacial’s management.

•

Due Diligence. The Company conducted a due diligence review of HydraFacial and its business, including review of relevant documentation and discussions with HydraFacial’s management and the Company’s financial, legal and other advisors. Through the Company’s detailed due diligence investigation, the Company’s Board and management had knowledge of, and were familiar with, HydraFacial’s business and financial condition, including its historical financial results, financial plan, outstanding indebtedness and growth prospects. As part of its evaluation of HydraFacial, the Company’s Board and management also considered the financial profiles of publicly traded companies in the same and adjacent sectors.

•

Other Alternatives. Having thoroughly reviewed the other potential business combination opportunities available to the Company, the Board believes that the Business Combination presents the most attractive business combination opportunity based on the process it utilized to evaluate such other potential business combination opportunities and the belief that such process has not yielded more attractive alternatives, taking into account the potential risks, rewards and uncertainties associated with potential alternatives.

•

Negotiated Transaction. The financial and other terms and conditions of the Merger Agreement and the transactions contemplated thereby, including each party’s representations, warranties and covenants, the conditions to each party’s obligations and the termination provisions, were the product of arm’s length negotiations between the Company and HydraFacial, and the Board believes that such terms are reasonable and fair to the Company’s stockholders.

For more information about our decision-making process, please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Conditions to Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of the Company and HydraFacial to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

•

The respective obligations of the Company and HydraFacial to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

•	the waiting period applicable to the transactions contemplated by the Merger Agreement under the HSR Act (including any extensions) must have expired or early termination must have been granted;

•

there must not be in effect any law or governmental order or injunction prohibiting the consummation of the Business Combination and there must not be any pending legal proceeding by any governmental authority which would reasonably be expected to result in the issuance of any such order;

•

the required vote of the Company’s stockholders to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal has been duly obtained in accordance with the DGCL, the Company’s current certificate of incorporation and bylaws and the rules and regulations of Nasdaq;

•

the shares of Class A Stock to be issued in connection with the closing of the Business Combination will be approved for listing upon the closing of the Business Combination on Nasdaq, subject to official notice of the issuance thereof; and

•

the Company will have at least $5,000,001 of net tangible assets following the exercise of any redemption rights by the Company’s holders of Class A Stock in accordance with the Company’s current certificate of incorporation; and

•

the Company must have available at the closing of the Business Combination an amount of cash of at least $390 million in the aggregate, including funds from the Trust Account and proceeds from the Private Placement.

Conditions to HydraFacial’s Obligations

The obligation of HydraFacial to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions, any of which may be waived, in writing, exclusively by HydraFacial:

•

the representations and warranties of the Company, First Merger Sub and Second Merger Sub (other than the certain fundamental representations) must be true and correct in all respects (without giving effect to materiality, Vesper Material Adverse Effect (as defined below) or similar phrases in such representations and warranties), on and as of the date of the Merger Agreement and on and as of the closing date as though made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Vesper Material Adverse Effect; and the Company’s fundamental representations (relating to organization, authorization and capitalization) must be true and correct in all respects on and as of the date of the Merger Agreement and on and as of the closing date as though made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date);

•

the Company, First Merger Sub and Second Merger Sub must have performed or complied with all agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the closing date, in each case in all material respects; and

•

the Company must have delivered to HydraFacial a certificate executed by an executive officer of the Company and dated as of the closing date, confirming that the conditions set forth in the two immediately preceding bullet points have been satisfied.

Conditions to the Company’s Obligations

The obligations of the Company, First Merger Sub and Second Merger Sub to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

•

the representations and warranties of HydraFacial (other than certain fundamental representations) must be true and correct in all respects (without giving effect to materiality, Material Adverse Effect or similar phrases in such representations and warranties), on and as of the date of the Merger Agreement and on and as of the closing date as though made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect; HydraFacial’s fundamental representations (relating to organization, authorization and brokers) will be true and correct in all respects on and as of the date of the Merger Agreement and on and as of the closing date as though made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date); and the representations and warranties of HydraFacial with respect to capitalization must be true and correct in all but de minimis respects on and as of the date of the Merger Agreement and on and as of the closing date as though made on and as of the closing date;

•

HydraFacial must have performed or complied with all agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the closing date, in each case in all material respects;

•	no HydraFacial Material Adverse Effect (as defined below) shall have occurred since the date of the Merger Agreement;

•

HydraFacial must have delivered to the Company a certificate executed by an executive officer of HydraFacial and dated as of the closing date, confirming that the conditions set forth in the three immediately preceding bullet points have been satisfied;

•

the representations and warranties of the Stockholders’ Representative and the HydraFacial Stockholders must be true and correct in all respects, on and as of the date of the Merger Agreement and on and as of the closing date as though made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date);

•

the Company must have received HydraFacial’s audited financial statements for 2019 and 2018 and Hydrate’s interim financial statements must have been reviewed in accordance with SAS 100 procedures by January 15, 2021; and

•

the Company must have received customary payoff and termination documentation with respect to the repayment of outstanding amounts owed under HydraFacial’s existing credit facilities and customary release documentation with respect to the discharge of all liens in respect to such indebtedness, in each case in form and substance reasonably satisfactory to the Company.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. If the FTC or the Antitrust Division makes a request for additional information or documentary material related to the Business Combination (a “Second Request”), the waiting period with respect to the Business Combination will be extended for an additional period of 30 calendar days, which will begin on the date on which the Company and HydraFacial each certify compliance with the Second Request. Complying with a Second Request can take a significant period of time. On December 22, 2020, the Company and HydraFacial filed the required forms under the HSR Act with the Antitrust Division and the FTC. The 30-day waiting period with respect to the Business

Combination, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, is expected to expire at 11:59 p.m. Eastern Time on January 21, 2021 unless the FTC and the Antitrust Division earlier terminate the waiting period or issue a Second Request.

At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor HydraFacial is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company’s Common Stock outstanding on the record date and entitled to vote at the Special Meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposal, which is a non-binding advisory vote, the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal or the Adjournment Proposal. Our Sponsor has agreed to vote its shares of Common Stock in favor of the Business Combination Proposal.

The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Approval Proposal will have the same effect as a vote “AGAINST” such Charter Approval Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the seven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal at the Special Meeting. All of the proposals are conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal at the Special Meeting, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal.

It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by October 2, 2022, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Independent Director Oversight

Our Board is composed of a majority of independent directors who are not affiliated with our Sponsor and its affiliates. In connection with the Business Combination, our independent directors, Messrs. Capellas, Few and Sternlicht, took an active role in evaluating the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates, that could arise with regard to the proposed terms of the: (i) Merger Agreement; (ii) Private Placement; and (iii) amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. Our independent directors also own shares of Common Stock, the value of which may be affected by the Business Combination. Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination. Please see the sections entitled “Proposal No. 1—Approval of the Business Combination—Independent Director Oversight ” and “Beneficial Ownership of Securities.”

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. Please see “Special Meeting of Company Stockholders—Recommendation to Company Stockholders.”

Risk Factors

In evaluating the Business Combination and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 57 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company and HydraFacial to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of HydraFacial prior to the consummation of the Business Combination and the post-combination company following consummation of the Business Combination.

Below is a summary of some of the principal risks HydraFacial faces:

•	The beauty health industry is highly competitive, and if HydraFacial is unable to compete effectively its results will suffer.

•	HydraFacial’s new product introductions may not be as successful as it anticipates.

•	Any damage to HydraFacial’s reputation or brand may materially and adversely affect its business, financial condition and results of operations.

•	HydraFacial’s success depends, in part, on the quality, performance and safety of its products.

•	HydraFacial may not be able to successfully implement its growth strategy.

•	HydraFacial’s growth and profitability are dependent on a number of factors, and its historical growth may not be indicative of its future growth.

•	HydraFacial may be unable to manage its growth effectively.

•	HydraFacial has a history of net losses and may experience future losses.

•	A disruption in HydraFacial’s operations could materially and adversely affect its business.

•	HydraFacial relies on a number of third-party suppliers, distributors and other vendors.

•	If HydraFacial is unable to protect its intellectual property the value of our brand and other intangible assets may be diminished through counterfeit versions of some of its products.

•

HydraFacial’s success depends on its ability to operate its business without infringing, misappropriating or otherwise violating the trademarks, patents, copyrights and other proprietary rights of third parties.

•

HydraFacial requires United States Food and Drug Administration (“FDA”) approval for its products and other regulatory approval internationally, and it may encounter difficulty in obtaining that approval.

Below is a summary of some of the principal risks related to the Company and the Business Combination:

•	The ability to complete the Business Combination or any delay in the closing of the Business Combination.

•	The occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or the termination of any Subscription Agreement.

•	The ability to maintain the listing of the Company’s securities on a national securities exchange following the Business Combination.

•	The potential liquidity and trading of the Company’s public securities.

•

The inability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, the amount of cash available following any redemption of public shares by the Company’s stockholders.

•	The impact of the COVID-19 pandemic.

•	Any potential litigation involving the Company or HydraFacial.

•	Costs related to the Business Combination.

•	Expectations regarding the time during which the Company will be an “emerging growth company” under the JOBS Act.

•	Other risks and uncertainties indicated in this proxy statement/consent solicitation statement/prospectus, including those set forth under the section entitled “Risk Factors.”

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

The following table contains summary historical financial data for the Company as of and for the period from July 8, 2020 (inception) through September 30, 2020. Such data have been derived from the unaudited financial statements of the Company included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information about the Company” and in our condensed financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.

Statement of Operations Data:

Formation and operating costs	$1,540

Net loss	$(1,540)

Weighted average shares outstanding, basic and diluted (1)	10,000,000

Basic and diluted net loss per common share	$(0.00)

(1)

Excluded an aggregate of 1,500,000 shares that were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full. See note 5 to the condensed consolidated financial statements of the Company included elsewhere in this proxy statement.

Balance Sheet Data:

ASSETS
Current asset – Cash	$25,000
Deferred offering costs	412,609

TOTAL ASSETS	$437,609

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accrued expenses	$1,000
Accrued offering costs	179,236
Advance from related party	228,723
Promissory note – related party	5,190

Total Liabilities	414,149

Stockholder’s Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; no issued and outstanding	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 11,500,000 shares issued and outstanding (1)	1,150
Additional paid-in capital	23,850
Accumulated deficit	(1,540)

Total Stockholder’s Equity	23,460

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$437,609

(1)

Included an aggregate of 1,500,000 shares that were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full. See note 5 to the condensed consolidated financial statements of the Company included elsewhere in this proxy statement.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF HYDRAFACIAL

The following table shows selected historical financial information of HydraFacial for the periods and as of the dates indicated.

The selected historical financial information of HydraFacial as of and for the years ended December 31, 2019 and 2018 was derived from the audited historical consolidated financial statements of HydraFacial included elsewhere in this proxy statement. The selected historical interim financial information of HydraFacial as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 was derived from the unaudited interim condensed consolidated financial statements of HydraFacial included elsewhere in this proxy statement.

The following selected historical financial information should be read together with the consolidated financial statements and accompanying notes and “HydraFacial’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this proxy statement. The selected historical financial information in this section is not intended to replace HydraFacial’s consolidated financial statements and the related notes appearing elsewhere in this proxy statement. HydraFacial’s historical results are not necessarily indicative of HydraFacial’s future results, and HydraFacial’s results as of and for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.

As explained elsewhere in this proxy statement, the financial information contained in this section relates to HydraFacial, prior to and without giving pro-forma effect to the impact of the Business Combination and, as a result, the results reflected in this section may not be indicative of the results of the post-combination company going forward. See the sections entitled “Summary of the Proxy Statement” and “Unaudited Pro Forma Condensed Combined Financial Information” included elsewhere in this proxy statement.

	Nine months ended September 30,		Fiscal year ended December 31,
Statement of Operations Data:	2020	2019	2019	2018
(in thousands except share and per share data)
Total net sales	$81,212	$116,701	$166,623	$112,310
Total cost of sales	37,050	41,145	60,111	39,335

Gross profit	44,162	75,556	106,512	72,975
Total operating expenses	56,633	68,478	93,050	62,915

(Loss) income from operations	(12,471)	7,078	13,462	10,060
Interest expense, net	15,447	12,735	17,092	10,049
Other (income) expense	(84)	7	(535)	9
Foreign currency loss (gain), net	108	(9)	(160)	(8)

(Loss) income before provision for income taxes	(27,942)	(5,655)	(2,935)	10
Income tax (benefit) provision	(6,260)	(1,284)	(1,297)	327

Net loss	$(21,682)	$(4,371)	$(1,638)	$(317)

Distribution to preferred stockholders	—	—	—	(85,021)

Cumulated preferred dividends	(580)	(533)	(721)	(5,591)

Net loss available to common stockholders	(22,262)	(4,904)	(2,359)	(90,929)

Net loss per share available to common stockholders - basic and diluted	$(434.98)	$(99.66)	$(47.94)	$(1,849.99)

Weighted average common shares outstanding - basic and diluted	51,179	49,205	49,205	49,151

	Nine months ended September 30,		Fiscal year ended December 31,
Statement of Cash Flow Data:	2020	2019	2019	2018
(in thousands)	(unaudited)	(unaudited)
Net cash from (used in):
Operating activities	$(12,025)	$(6,975)	$1,728	$(895)
Investing activities	$(2,697)	$(6,634)	$(12,480)	$(8,443)
Financing activities	$19,193	$17,021	$14,578	$11,164

	As of September 30,	As of December 31,
Balance Sheet Data:	2020	2019	2018
(in thousands)	(unaudited)
Cash and cash equivalents	$11,848	$7,307	$3,575
Total assets	$223,732	$226,351	$204,976
Total liabilities	$246,275	$227,559	$204,682
Total stockholders’ equity (deficit)	$(22,543)	$(1,208)	$294

Key Performance Indicators

The following table presents HydraFacial’s key performance indicators for the periods indicated:

	Nine months ended September 30,		Fiscal year ended December 31,
Other Financial Data:	2020	2019	2019	2018
(in thousands)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net loss	(21,682)	(4,371)	(1,638)	(317)
Adjusted EBITDA	4,160	23,263	36,725	26,204
Adjusted EBITDA Margin	5.1%	19.9%	22.0%	23.3%
Gross Profit	44,162	75,556	106,512	72,975
Adjusted gross profit	$52,286	$84,003	$117,836	$82,939
Adjusted gross margin	64.4%	72.0%	70.7%	73.8%

See the section titled “—Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted EBITDA Margin” and the section titled “—Non-GAAP Financial Measures—Adjusted Gross Profit and Adjusted Gross Margin” regarding our use of Adjusted EBITDA and Adjusted Gross Profit, and a reconciliation of these measures to the nearest GAAP Measure.

Non-GAAP Financial Measures

In addition to HydraFacial’s results determined in accordance with accounting principles generally accepted in the United States of America (GAAP), management utilizes certain non-GAAP performance measures, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, and Adjusted Gross Margin, for purposes of evaluating HydraFacial’s ongoing operations and for internal planning and forecasting purposes. HydraFacial believes that these non-GAAP operating measures, when reviewed collectively with HydraFacial’s GAAP financial information, provide useful supplemental information to investors in assessing HydraFacial’s operating performance.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that HydraFacial’s management uses to assess its operating performance. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitates internal comparisons of HydraFacial’s historical operating performance on a more consistent basis, HydraFacial uses these measures for business planning purposes.

HydraFacial also believes this information will be useful for investors to facilitate comparisons of its operating performance and better identify trends in its business. HydraFacial expects Adjusted EBITDA Margin to increase over the long-term as it continues to scale its business and achieve greater leverage in its operating expenses.

HydraFacial calculates Adjusted EBITDA as net income (loss) adjusted to exclude: other (income), net; interest expense; provision for income taxes; depreciation and amortization expense; stock-based compensation expense; and one-time or non-recurring items such as transaction costs, non-recurring legal fees associated with certain actions to defend its intellectual property, manufacturing and freight costs related to inefficiencies due to capacity constraints prior to moving into its new warehouse and assembly facility in December 2019, restructuring costs associated with COVID-19, Management Fees incurred from its private equity owners; and Foreign Currency gain.

The following table reconciles HydraFacial’s net income (loss) to Adjusted EBITDA for the nine months ended September 30, 2020 and 2019, as well as the years ended December 31, 2019 and 2018:

	Nine months ended September 30,		Fiscal year ended December 31,
Unaudited (in thousands)	2020	2019	2019	2018
Net income (loss)	$(21,682)	$(4,371)	$(1,638)	$(317)
Adjusted to exclude the following:
Depreciation and amortization expense	11,007	10,072	13,944	11,496
Stock-based compensation expense	326	77	103	61
Interest expense	15,447	12,735	17,092	10,049
Income tax expense	(6,260)	(1,284)	(1,297)	327
Other expense (income)	(84)	7	(535)	9
Foreign currency gain, net	108	(9)	(160)	(8)
Management Fees (1)	953	1,333	1,809	3,239
Facility Relocation Costs (2)	—	1,879	3,974	—
COVID-19 Related Costs (3)	2,327	—	—	—
Transaction Related Costs (4)	1,011	1,594	1,689	380
One-Time Patent Lawsuit Cost (5)	—	737	1,350	—
Other Non-recurring and one-time fees (6)	1,007	493	394	968

Adjusted EBITDA	$4,160	$23,263	$36,725	$26,204

Adjusted EBITDA Margin	5.1%	19.9%	22.0%	23.3%

(1)

Represents quarterly management fees paid to the majority shareholder of the Company based on a pre-determined formula (including a recapitalization fee of $2.0 million incurred during 2018). Upon consummation of Business Combination, these fees will no longer be paid. Because these fees will not have an ongoing impact, they have been excluded from the calculation of Adjusted EBITDA.

(2)

Such amounts represents costs associated with the 2019 relocation to a new assembly and warehouse facility that was completed during December 2019. These costs are non-recurring and are directly attributable to the relocation that was finalized in December 2019 and include duplicate rental expense, and the write-off of certain capitalized costs associated with our previous facility.

(3)

Such costs represent COVID-19 related restructuring cost including write-off of expired consumables, discontinued product lines, human capital and cash management consultant fees in relation to Covid restructuring.

(4)	Such amounts represent direct costs incurred to prepare the Company to be marketed for sale by the Company’s shareholders in previous periods. These costs do not have a continuing impact.
(5)	During 2019, the Company incurred approximately $1.4 million to defend certain patents that were being infringed upon.

(6)

Such costs primarily represent personnel costs associated with restructuring of HydraFacial’s salesforce and costs associated with former warehouse and assembly facility during the transition period offset by a legal settlement received in favor of HydraFacial.

Adjusted Gross Profit and Adjusted Gross Margin

HydraFacial uses Adjusted Gross Profit and Adjusted Gross Margin to measure its profitability and ability to scale and leverage the costs of its Delivery Systems (as defined below) and Consumables sales (as defined below). The continued growth of HydraFacial’s Delivery System Install Base will allow it to improve its Adjusted Gross Margin, as additional Delivery System units sold will increase our recurring Consumables revenue, which has higher margins.

HydraFacial uses Gross Profit and Gross Margin to measure its profitability and ability to scale and leverage the costs of its Delivery Systems and Consumables sales. HydraFacial believes Adjusted Gross Profit and Adjusted Gross Margin are useful measures to HydraFacial and to its investors to assist in evaluating its operating performance because it provides consistency and direct comparability with HydraFacial’s past financial performance and between fiscal periods, as the metric eliminates the effects of amortization and depreciation, which are non-cash expenses that may fluctuate for reasons unrelated to overall continuing operating performance. Adjusted Gross margin has been and will continue to be affected by a variety of factors, including the product mix, geographic mix, direct vs. indirect mix, the average selling price on Delivery Systems, and new product launches. HydraFacial expects its Adjusted Gross Margin to fluctuate over time depending on the factors described above. See the section titled “—Non-GAAP Financial Measures—Adjusted Gross Profit and Adjusted Gross Margin” for information regarding our use of Adjusted Gross Profit and a reconciliation of Adjusted Gross Profit to gross profit.

The following table reconciles gross profit to Adjusted Gross Profit for the nine months ended September 30, 2020 and 2019, as well as the years ended December 31, 2019 and 2018:

	Nine months ended September 30,		Fiscal year ended December 31,
(in thousands)	2020	2019	2019	2018
Net sales	$81,212	$116,701	$166,623	$112,310
Cost of sales	37,050	41,145	60,111	39,335

Gross profit	$44,162	$75,556	$106,512	$72,975

Gross margin	54.4%	64.7%	63.9%	65.0%

Adjusted to exclude the following:
Depreciation and amortization expense	$8,124	$8,447	$11,324	$9,964

Adjusted gross profit	$52,286	$84,003	$117,836	$82,939

Adjusted gross margin	64.4%	72.0%	70.7%	73.8%

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Company is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of the Company and HydraFacial adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the unaudited condensed balance sheet of the Company as of September 30, 2020 with the unaudited condensed consolidated balance sheet of HydraFacial on a pro forma basis as of September 30, 2020, giving effect to the Business Combination and related transactions, summarized below, as if they had been consummated on that date. The historical balance sheet of the Company as of September 30, 2020 has been adjusted as if the Company’s IPO took place on September 30, 2020 rather than October 2, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 combines the unaudited condensed statement of operations of the Company for the period from July 8, 2020 (inception) through September 30, 2020 with the unaudited condensed consolidated statement of operations of HydraFacial for the nine months ended September 30, 2020. The unaudited pro forma combined statement of operations for the year ended December 31, 2019 is based on the audited consolidated statement of comprehensive income (loss) of HydraFacial for the year ended December 31, 2019. The Company was incorporated on July 8, 2020, and did not begin operations until 2020, accordingly, the Company does not have a statement of operations for the year ended December 31, 2019. The unaudited pro forma condensed combined statements of operations for both periods presented give effect to the Business Combination and related transactions, summarized below, as if they had been consummated on January 1, 2019, the earliest period presented:

•

the merger of Merger Sub I, a wholly owned subsidiary of Merger Sub II, with and into HydraFacial, followed by a subsequent merger of HydraFacial into Merger Sub II, a wholly owned subsidiary of the Company, with Merger Sub II being the surviving company;

•	the payment of cash consideration to HydraFacial Stockholders and repayment of HydraFacial indebtedness in connection with the Business Combination;

•	the consummation of the Private Placement;

•	the acceleration and vesting of HydraFacial incentive units in connection with the Business Combination;

•	issuance of 66,024,025 shares of Class A Stock;

•	the conversion of each outstanding share of Class B Stock immediately prior to the closing of the Business Combination into one share of Class A Stock;

•	the settlement of the note receivable due from HydraFacial Stockholder;

•	the payment of transaction costs incurred by both the Company and HydraFacial; and

•	the payment of deferred legal fees, underwriting commissions and other costs incurred in connection with the Business Combination.

The unaudited condensed combined pro forma financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, prepared in accordance with GAAP, which are included elsewhere in this proxy statement/prospectus:

•	the historical unaudited condensed financial statements as of and for the period from July 8, 2020 (inception) through September 30, 2020 of the Company; and

•

the historical unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2020 and the historical audited consolidated financial statements of HydraFacial as of and for the year ended December 31, 2019.

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the following:

•

the HydraFacial Stockholders considered in the aggregate are expected to have the largest minority interest of the voting power in the combined entity under the minimum and maximum redemption scenarios;

•	the operations of HydraFacial prior to the acquisition comprise the only ongoing operations of the post-combination company;

•	senior management of HydraFacial composes the senior management of the post-combination company;

•	the relative size and valuation of HydraFacial compared to the Company; and

•

pursuant to the Investor Rights Agreement, HydraFacial has the right to designate certain initial members of the board of directors of the post-combination company immediately after giving effect to the transactions.

Consideration was given to the fact that the Company will pay a purchase price consisting of a combination of cash and equity consideration and its shareholders may have the largest voting bloc, should the Company’s public shareholders be considered in the aggregate. However, based on the aforementioned factors of management, board representation, largest minority shareholder as noted above, and the continuation of the HydraFacial business as well as size, it was determined that accounting for the Business Combination as a reverse recapitalization was appropriate.

Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of HydraFacial with the acquisition being treated as the equivalent of HydraFacial issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.

The combined financial information has been prepared assuming two alternative levels of redemption of Class A Stock into cash:

•	Assuming No Redemptions. This presentation assumes:

•	No existing holders of Class A Stock of the Company exercise their redemption rights with respect to their redeemable Class A Stock upon consummation of the Business Combination.

•	Assuming Maximum Redemptions. This presentation assumes:

•

All of the Company’s public shareholders exercise redemptions in connection with their Class A Stock. This scenario results in the redemption of 42,475,975 Class A Stock of the Company, which is derived from the number of shares that could be redeemed in connection with the Business Combination at an approximate redemption price of $10.00 per share based on the Company’s as adjusted trust account balance as of September 30, 2020. This maximum redemption scenario is based on the maximum number of redemptions that may occur but which would still provide the minimum aggregate Business Combination and Private Placement proceeds.

The existing HydraFacial Stockholders will hold 31,024,025 shares of the public shares immediately after the Business Combination, which approximates a 25.12% ownership level assuming no redemptions, and, assuming maximum redemptions, the existing HydraFacial Stockholders will hold 73,500,000 shares, which approximates to a 59.50% ownership level. The following table summarizes the number of public shares outstanding following the consummation of the Business Combination and the Private Placement under the two scenarios. Additionally, the table excludes the potential dilutive effect of the warrants and excludes the sellers earn out shares:

	No Redemptions		Maximum Redemptions
Shareholder	No. of Shares	% Ownership	No. of Shares	% Ownership
The Company’s public stockholders	46,000,000	37.24%	3,524,025	2.86%
Founder Shares	11,500,000	9.31%	11,500,000	9.31%
HydraFacial Stockholders	31,024,025	25.12%	73,500,000	59.50%
Private Placement investors	35,000,000	28.33%	35,000,000	28.33%

Pro Forma weighted average shares outstanding – basic and diluted	123,524,025		123,524,025

The terms of the Business Combination also include an earnout provision pursuant to which certain additional contingent consideration would be payable to the HydraFacial stockholders if certain add-on acquisitions were completed before the first anniversary consummation of the transaction. The unaudited pro forma condensed combined financial information does not reflect earnout consideration effects, as the achievement of the earnout is uncertain. Accordingly, no effect has been given for the potential earnout shares.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The unaudited condensed combined pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. The Company and HydraFacial have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined information contained herein assumes that the Company shareholders approve the Business Combination. The Company’s public shareholders may elect to redeem their public shares for cash even if they approve the Business Combination. The Company cannot predict how many of its public shareholders will exercise their right to have their Class A Stock redeemed for cash. As a result, HydraFacial has elected to provide the unaudited pro forma condensed combined financial information under two different redemption scenarios, which produce different allocations of total HydraFacial equity between holders of the ordinary shares. As described in greater detail in Note 2, Basis of Presentation, of the unaudited pro forma condensed combined financial information, the first scenario, or “no redemption scenario,” assumes that none of the Company’s public shareholders will exercise their right to have their Company public shares redeemed for cash, and the second scenario, or “maximum redemption scenario,” assumes that holders of the maximum number of public shares that could be redeemed for cash while still leaving sufficient cash available to consummate the Business Combination will exercise their right to have their public shares redeemed for cash. The actual results will be within the parameters described by the two scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, HydraFacial is considered the accounting acquirer, as further discussed in Note 2, Basis of Presentation, of the unaudited pro forma condensed combined financial information.

The unaudited condensed combined pro forma financial information should also be read together with “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and

“HydraFacial’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Transactions

On December 8, 2020, the Company entered into the Merger Agreement with Merger Sub I, Merger Sub II HydraFacial and LCP in its capacity as Stockholders’ Representative, which provides for, among other things, the Mergers. As a result of the Mergers, HydraFacial will be combined with Merger Sub II, which will be a wholly owned subsidiary of the Company. This merger consideration will include both cash consideration and consideration in the form of newly issued shares of Class A Stock. The cash consideration will be an amount equal to the Company’s cash and cash equivalents as of the closing of the Business Combination (including proceeds in connection with the Private Placement and the funds in the Trust Account), minus HydraFacial’s outstanding indebtedness at the closing of the Business Combination, minus transaction expenses of HydraFacial and the Company, minus $100,000,000. However, cash consideration, together with certain contractual fees owed by HydraFacial to affiliates of its stockholders, will be subject to a maximum of 60% of the sum of the aggregate merger consideration plus these fees. The remainder of the merger consideration will be paid in a number of shares of our Class A Stock at a value of $10.00 per share (“Rollover Equity”). In connection with the Business Combination, the Company will pay off, or cause to be paid off, on behalf of HydraFacial, HydraFacial’s outstanding indebtedness under its existing credit facilities, and the merger consideration will be reduced by the amount of any such payment. The aggregate merger consideration payable by the Company to the HydraFacial Stockholders under the Merger Agreement will be an aggregate base merger consideration of $1,050.0 million. Under the terms of the transaction, HydraFacial will retain $100.0 million of cash towards its balance sheet, and the Company and HydraFacial will incur approximately $50.0 million of transaction expenses in the aggregate, inclusive of $16.1 million of deferred offering costs incurred by the Company in connection with the IPO. In addition to the consideration to be paid at the closing of the Business Combination, the stockholders of HydraFacial may be entitled to receive contingent consideration from the Company if certain acquisition targets identified by HydraFacial are acquired before or within one year after the closing of the Business Combination. This contingent consideration will be equal to 2.5 times the gross standalone revenue of each such acquisition target for the 12 months prior to such acquisition, up to a maximum of $75,000,000, and will payable in shares of Class A Stock. In addition, the Company has entered into Subscription Agreements with the Private Placement Investors pursuant to which the Company anticipates raising additional proceeds to fund the Business Combination and related transactions through the Private Placement, whereby certain investors have agreed to purchase an aggregate of 35,000,000 shares of Class A Stock for a price of $10.00 per share for an aggregate commitment of approximately $350,000,000. The Private Placement is conditioned on, among other things, the closing of the Business Combination.

Basis of Pro Forma Presentation

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma adjustments to the combined historical financial information of HydraFacial and the Company depict the accounting for the Business Combination.

The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon consummation of the Business Combination.

The pro forma adjustments have been prepared as if the Business Combination had been consummated on September 30, 2020 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2019, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The pro forma adjustments represent management’s estimates based on information available as of the date of this proxy statement/prospectus and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

The post-combination company expects to enter into new equity awards with its employees upon the consummation of the Business Combination. The terms of these new equity awards have not been finalized and remain subject to change. Accordingly, no effect has been given to the unaudited pro forma condensed combined financial information for the new or current awards. No pro forma adjustments were recorded for historical stock-based compensation expense associated with the units that vested upon closing of the Business Combination as the amounts were immaterial.

The terms of the Business Combination also include an earnout provision pursuant to which certain additional contingent consideration would be payable to the HydraFacial stockholders if certain add-on acquisitions were completed before the first anniversary consummation of the transaction. The unaudited pro forma condensed combined financial information does not reflect earnout consideration effects, as the achievement of the earnout is uncertain . Accordingly, no effect has been given for the potential earnout shares.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of Class A Stock into cash:

•	Assuming No Redemptions. This presentation assumes:

•	No existing holders of Class A Stock of the Company exercise their redemption rights with respect to their redeemable Class A Stock upon consummation of the Business Combination.

•	Assuming Maximum Redemptions. This presentation assumes:

•

All of the Company’s public shareholders exercise redemptions in connection with their Class A Stock. This scenario results in the redemption of 42,475,975 Class A Stock of the Company, which is derived from the number of shares that could be redeemed in connection with the Business Combination at an approximate redemption price of $10.00 per share based on trust account balance as of September 30, 2020. This maximum redemption scenario is based on the maximum number of redemptions that may occur, but which would still provide the minimum aggregate Business Combination and Private Placement cash proceeds.

The two alternative levels of redemption assumed in the unaudited pro forma condensed combined balance sheet and statement of operations are based on the assumption that there are no adjustments for the outstanding public or private placement warrants issued by the Company as such securities are not exercisable until 30 days after the closing of the Business Combination.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

HydraFacial’s Unaudited Pro Forma Financial Information

Statement of Operations Data - Nine Months Ended September 30, 2020	Company (As Adjusted)[1]	HydraFacial (Historical)	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming Maximum Redemptions
(in thousands except share and per share data)
Total sales	$—	$81,212	$81,212	$81,212
Total cost of sales	$—	$37,050	$37,050	$37,050
Total operating expenses	$2	$56,633	$56,635	$56,635
Loss from operations	$(2)	$(12,471)	$(12,473)	$(12,473)
Net loss	$(2)	$(21,682)	$(10,067)	$(10,067)
Weighted average shares outstanding, basic and diluted	10,000,000	51,179	123,524,025	123,524,025
Net loss per common share - basic and diluted	$—	$(434.98)	$(0.08)	$(0.08)

Balance Sheet Data - As of September 30, 2020
(in thousands)
Total current assets	$4,760	$59,295	$159,849	$159,849
Total assets	$464,760	$223,732	$324,286	$324,286
Total current liabilities	$414	$23,123	$23,110	$23,110
Total liabilities	$16,514	$246,275	$31,825	$31,825
Total stockholders’ equity (deficit)	$5,001	$(22,543)	$292,461	$292,461

(1)	The historical balance sheet of Vesper as of September 30, 2020 has been adjusted as if the Company’s IPO took place on September 30, 2020 rather than October 2, 2020.

Statement of Operations Data - Year Ended December 31, 2019	Company	HydraFacial (Historical)	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming Maximum Redemptions
(in thousands except share and per share data)
Total sales	$—	$166,623	$166,623	$166,623
Total cost of sales	$—	$60,111	$60,403	$60,403
Total operating expenses	$—	$93,050	$99,225	$99,225
Income (loss) from operations	$—	$13,462	$6,995	$6,995
Net income (loss)	$—	$(1,638)	$3,814	$3,814
Weighted average shares outstanding, basic and diluted	—	49,205	123,524,025	123,524,025
Net loss per common share - basic and diluted	$—	$(47.94)	$0.03	$0.03

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement and in any document incorporated by reference herein that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this proxy statement in relation to HydraFacial and the Company has been provided by HydraFacial and the Company and their respective management teams. Forward-looking statements include statements relating to HydraFacial and the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that are or refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement and in any document incorporated by reference herein may include, for example, statements about:

•	our ability to complete the Business Combination, or, if we do not consummate the Business Combination, any other initial business combination;

•	the benefits of the Business Combination;

•

satisfaction or waiver of certain customary closing conditions to the Business Combination, including, among others, (i) approval of the Business Combination, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal by the stockholders of the Company, (ii) the expiration of the applicable waiting period under the HSR Act and (iii) that the Company have available at the closing of the Business Combination an amount of cash of at least $390 million in the aggregate, including funds from the Trust Account and proceeds from the Private Placement;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination;

•	the ability to obtain and/or maintain the listing of our common stock on Nasdaq following the Business Combination;

•	post-combination company’s ability to raise financing in the future;

•	post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the Business Combination;

•	our directors and officers potentially having conflicts of interest with our business or in approving the Business Combination;

•	intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate;

•	the business, operations and financial performance of HydraFacial, including market conditions and global and economic factors beyond HydraFacial’s control;

•	the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our industry and the global economy;

•	the effect of legal, tax and regulatory changes; and

•	other factors detailed under the section entitled “Risk Factors.”

Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this proxy statement. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this proxy statement. We undertake no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby;

•	the outcome of any legal proceedings that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby;

•

the inability to complete the transactions contemplated by the Merger Agreement, including due to failure to obtain approval of the stockholders of the Company or other conditions to closing in the Merger Agreement;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close;

•	the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed Business Combination;

•	the inability to obtain or maintain the listing of the post-acquisition company’s Class A Stock on Nasdaq following the Business Combination;

•	the risk that the proposed Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the transactions described herein;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the possibility that HydraFacial may be adversely affected by other economic, business, and/or competitive factors;

•	the impact of the continuing COVID-19 pandemic on HydraFacial’s business; and

•

other risks and uncertainties indicated from time to time in the final prospectus of HydraFacial, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC or the Company.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the Special Meeting. The following risk factors apply to the business and operations of HydraFacial and will also apply to the business and operations of the post-combination company following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of the post-combination company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We or HydraFacial may face additional risks and uncertainties that are not presently known to us or HydraFacial, or that we or HydraFacial currently deem immaterial, which may also impair our or HydraFacial’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to HydraFacial’s Business

Certain risks may have a material adverse effect on HydraFacial’s business, financial condition and results of operations. These risks include those described below and may include additional risks and uncertainties not presently known to HydraFacial or that HydraFacial currently deems immaterial. These risks should be read in conjunction with the other information in this proxy statement, including HydraFacial’s condensed consolidated financial statements and related notes thereto and “HydraFacial’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this proxy statement.

Risks factors related to the beauty health industry

The beauty health industry is highly competitive, and if HydraFacial is unable to compete effectively its results will suffer.

HydraFacial faces vigorous competition from companies throughout the world, including large multinational consumer products companies that have many beauty health brands under ownership and standalone beauty and skincare brands, including those that may target the latest trends or specific distribution channels. Competition in the beauty and skincare industry is based on the introduction of new products, pricing of products, quality of products and packaging, brand awareness, perceived value and quality, innovation, in-store presence and visibility, promotional activities, advertising, editorials, e-commerce and mobile-commerce initiatives and other activities. HydraFacial must compete with a high volume of new product introductions and existing products by diverse companies across several different distribution channels.

Many multinational consumer companies have greater financial, technical or marketing resources, longer operating histories, greater brand recognition or larger customer bases than HydraFacial does and may be able to respond more effectively to changing business and economic conditions than it can. HydraFacial’s competitors may attempt to gain market share by offering products at prices at or below the prices at which its products are typically offered, including through the use of large percentage discounts. Competitive pricing may require HydraFacial to reduce its prices, which would decrease its profitability or result in lost sales. HydraFacial’s competitors, many of whom have greater resources than HydraFacial does, may be better able to withstand these price reductions and lost sales.

It is difficult for HydraFacial to predict the timing and scale of its competitors’ activities in these areas or whether new competitors will emerge in the beauty health industry. In recent years, numerous online, “indie” and influencer-backed beauty health companies have emerged and garnered significant followings. In addition, further technological breakthroughs, including new and enhanced technologies that increase competition in the online retail market, new product offerings by competitors and the strength and success of HydraFacial’s competitors’ marketing programs may impede its growth and the implementation of its business strategy.

HydraFacial’s ability to compete also depends on the continued strength of its brand and products, the success of its marketing, innovation and execution strategies, the continued diversity of its product offerings, the successful management of new product introductions and innovations, strong operational execution, including in order fulfillment, and its success in entering new markets and expanding its business in existing geographies. If HydraFacial is unable to continue to compete effectively, it could have a material adverse effect on its business, financial condition and results of operations.

HydraFacial’s new product introductions may not be as successful as it anticipates.

The beauty health industry is driven in part by beauty and skincare trends, which may shift quickly. HydraFacial’s continued success depends on its ability to anticipate, gauge and react in a timely and cost-effective manner to changes in consumer preferences for beauty health products, consumer attitudes toward its industry and brand and where and how consumers shop for and use these products. HydraFacial must continually work to develop, produce and market new products, maintain and enhance the recognition of its brand, maintain a favorable mix of products and develop its approach as to how and where it markets and sells its products.

HydraFacial has an established process for the development, evaluation and validation of its new product concepts. Nonetheless, each new product launch involves risks, as well as the possibility of unexpected consequences. For example, the acceptance of new product launches and sales to its providers may not be as high as it anticipates, due to lack of acceptance of the products themselves or their price, or limited effectiveness of HydraFacial’s marketing strategies. In addition, HydraFacial’s ability to launch new products may be limited by delays or difficulties affecting the ability of its suppliers or manufacturers to timely manufacture, distribute and ship new products. HydraFacial may also experience a decrease in sales of certain existing products as a result of newly launched products Any of these occurrences could delay or impede HydraFacial’s ability to achieve its sales objectives, which could have a material adverse effect on HydraFacial’s business, financial condition and results of operations.

Any damage to HydraFacial’s reputation or brand may materially and adversely affect its business, financial condition and results of operations.

HydraFacial believes that developing and maintaining its brand is critical and that its financial success is directly dependent on consumer perception of its brand. Furthermore, the importance of brand recognition may become even greater as competitors offer more products similar to HydraFacial’s products.

HydraFacial has relatively low brand awareness among consumers when compared to other beauty health brands and maintaining and enhancing the recognition and reputation of its brand is critical to its business and future growth. Many factors, some of which are beyond HydraFacial’s control, are important to maintaining its reputation and brand. These factors include HydraFacial’s ability to comply with ethical, social, product, labor and environmental standards. Any actual or perceived failure in compliance with such standards could damage HydraFacial’s reputation and brand.

The growth of HydraFacial’s brand depends largely on its ability to provide a high-quality consumer experience, which in turn depends on its ability to bring innovative products to the market at competitive prices that respond to consumer demands and preferences. Additional factors affecting HydraFacial’s consumer experience include a reliable and user-friendly website interface and mobile applications for its consumers to browse and purchase products on its e-commerce websites. If HydraFacial is unable to preserve its reputation, enhance its brand recognition or increase positive awareness of its products and Internet platforms, it may be difficult for HydraFacial to maintain and grow its consumer base, and its business, financial condition and results of operations may be materially and adversely affected.

The success of HydraFacial’s brand may also suffer if its marketing plans or product initiatives do not have the desired impact on its brand’s image or its ability to attract consumers. Further, HydraFacial’s brand value could diminish significantly due to a number of factors, including consumer perception that it has acted in an irresponsible manner, adverse publicity about its products, its failure to maintain the quality of its products, product contamination, the failure of its products to deliver consistently positive consumer experiences, or its products becoming unavailable to consumers.

HydraFacial’s success depends, in part, on the quality, efficacy and safety of its products.

Any loss of confidence on the part of consumers in the ingredients used in HydraFacial’s products, whether related to product contamination or product safety or quality failures, actual or perceived, or inclusion of prohibited ingredients, could tarnish the image of its brand and could cause consumers to choose other products. Allegations of contamination or other adverse effects on product safety or suitability for use by a particular consumer, even if untrue, may require HydraFacial to expend significant time and resources responding to such allegations and could, from time to time, result in a recall of a product from any or all of the markets in which the affected product was distributed. Any such issues or recalls could negatively affect HydraFacial’s profitability and brand image.

If HydraFacial’s products are found to be, or perceived to be, defective or unsafe, or if they otherwise fail to meet its consumers’ expectations, its relationships with consumers could suffer, the appeal of its brand could be diminished, HydraFacial may need to recall some of its products and/or become subject to regulatory action, and it could lose sales or market share or become subject to boycotts or liability claims. In addition, third parties may sell counterfeit versions of some of its products. These counterfeit products may pose safety risks, may fail to meet consumers’ expectations, and may have a negative impact on its business. Any of these outcomes could result in a material adverse effect on its business, financial condition and results of operations.

Demand for HydraFacial’s products may not increase as rapidly as it anticipates due to a variety of factors including a weakness in general economic conditions and resistance to non-traditional treatment methods.

Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of employment, salaries and wage rates, consumer confidence and consumer perception of economic conditions. A general slowdown in the U.S. economy and certain international economies or an uncertain economic outlook would adversely affect consumer spending habits which may, among other things, result in reduced patient traffic in dermatology or internal medicine offices, and in medical spa facilities and spa facilities, reduction in consumer spending on elective, non-urgent, or higher value treatments such as those offered by HydraFacial’s providers or a reduction in the demand for aesthetic services generally, each of which would have a material adverse effect on HydraFacial’s sales and operating results. Weakness in the global economy results in a challenging environment for selling aesthetic technologies and doctors and/or aestheticians may postpone investments in capital equipment, such as HydraFacial’s delivery systems. Increased market acceptance of all of HydraFacial’s products and treatments will depend in part upon the recommendations of medical and aesthetics professionals, as well as other factors including effectiveness, safety, ease of use, reliability, aesthetics, and price compared to competing products and treatment methods.

HydraFacial may experience declines in average selling prices of its products which may decrease its net revenues.

HydraFacial provides volume-based discount programs to its customers and may offer additional products purchased at a discounted price. In addition, HydraFacial sells a number of products at different list prices which also differ based on regions and or country. If HydraFacial changes volume-based discount programs affecting its average selling prices; if it introduces any price reductions or consumer rebate programs; if it expands its discount programs or participation in these programs increases; if its critical accounting estimates materially differ from actual behavior or results; or if its geographic, channel, or product mix shifts to lower priced products or to products that have a higher percentage of deferred revenue, its average selling prices would be adversely affected. Additionally, in response to the COVID-19 pandemic, HydraFacial may find it needs to discount the price for its products to facilitate sales in uncertain times. Were any of the foregoing to occur, HydraFacial’s net revenues, gross profit, gross margin and net income may be reduced.

Risks factors related to HydraFacial’s growth and profitability

HydraFacial may not be able to successfully implement its growth strategy.

HydraFacial’s future growth, profitability and cash flows depend upon its ability to successfully implement its business strategy, which, in turn, is dependent upon a number of key initiatives, including its ability to:

•	drive demand in the brand;

•	invest in digital capabilities;

•	improve productivity in its retailers, U.S. medical spa facilities and U.S. spa facilities;

•	implement the necessary cost savings to help fund its marketing and digital investments; and

•	pursue strategic extensions that can leverage its strengths and bring new capabilities.

There can be no assurance that HydraFacial can successfully achieve any or all of the above initiatives in the manner or time period that it expects. Further, achieving these objectives will require investments which may result in short-term cost increases with net sales materializing on a longer-term horizon and therefore may be dilutive to HydraFacial’s earnings. HydraFacial cannot provide any assurance that it will realize, in full or in part, the anticipated benefits it expects its strategy will achieve. The failure to realize those benefits could have a material adverse effect on its business, financial condition and results of operations.

HydraFacial’s growth and profitability are dependent on a number of factors, and its historical growth may not be indicative of its future growth.

HydraFacial’s historical growth should not be considered as indicative of its future performance. HydraFacial may not be successful in executing its growth strategy, and even if it achieves its strategic plan, it may not be able to sustain profitability. In future periods, HydraFacial’s revenue could decline, or grow more slowly than it expects. HydraFacial also may incur significant losses in the future for a number of reasons, including the following risks and the other risks described in this report, and it may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors:

•	it may lose one or more significant providers, or sales of its products through these providers may decrease;

•	the ability of its third-party suppliers to produce its products and of its distributors to distribute its products could be disrupted;

•	its products may be the subject of regulatory actions, including but not limited to actions by the FDA, the FTC and the Consumer Product Safety Commission (“CPSC”) in the United States;

•	it may be unable to introduce new products that appeal to consumers or otherwise successfully compete with its competitors in the beauty health industry;

•

it may be unsuccessful in enhancing the recognition and reputation of its brand, and its brand may be damaged as a result of, among other reasons, its failure, or alleged failure, to comply with applicable ethical, social, product, labor or environmental standards;

•

it may experience service interruptions, data corruption, cyber-based attacks or network security breaches which result in the disruption of its operating systems or the loss of confidential information of its consumers;

•	it may be unable to retain key members of its senior management team or attract and retain other qualified personnel; and

•	it may be affected by any adverse economic conditions in the United States or internationally.

HydraFacial may be unable to grow its business effectively or efficiently, which would harm its business, financial condition and results of operations.

Growing HydraFacial’s business will place a strain on its management team, financial and information systems, supply chain and distribution capacity and other resources. To manage growth effectively, HydraFacial must continue to enhance its operational, financial and management systems, including its warehouse management and inventory control; maintain and improve its internal controls and disclosure controls and procedures; maintain and improve its information technology systems and procedures; and expand, train and manage its employee base.

HydraFacial may not be able to effectively manage this expansion in any one or more of these areas, and any failure to do so could significantly harm its business, financial condition and results of operations. Growing HydraFacial’s business may make it difficult for it to adequately predict the expenditures it will need to make in the future. If HydraFacial does not make the necessary overhead expenditures to accommodate its future growth, HydraFacial may not be successful in executing its growth strategy, and its results of operations would suffer.

Acquisitions or investments could disrupt HydraFacial’s business and harm its financial condition.

HydraFacial frequently reviews acquisition and strategic investment opportunities that would expand its current product offerings, its distribution channels, increase the size and geographic scope of its operations or otherwise offer growth and operating efficiency opportunities. There can be no assurance that HydraFacial will be able to identify suitable candidates or consummate these transactions on favorable terms. The process of integrating an acquired business, product or technology can create unforeseen operating difficulties, expenditures and other challenges such as:

•	potentially increased regulatory and compliance requirements;

•	implementation or remediation of controls, procedures and policies at the acquired company;

•	diversion of management time and focus from operation of its then-existing business to acquisition integration challenges;

•	coordination of product, sales, marketing and program and systems management functions;

•	transition of the acquired company’s users and providers onto its systems;

•	retention of employees from the acquired company;

•	integration of employees from the acquired company into HydraFacial’s organization;

•	integration of the acquired company’s accounting, information management, human resources and other administrative systems and operations into HydraFacial’s systems and operations;

•	liability for activities of the acquired company prior to the acquisition, including violations of law, commercial disputes and tax and other known and unknown liabilities; and

•	litigation or other claims in connection with the acquired company, including claims brought by terminated employees, providers, former stockholders or other third parties.

If HydraFacial is unable to address these difficulties and challenges or other problems encountered in connection with any acquisition or investment, it might not realize the anticipated benefits of that acquisition or investment and it might incur unanticipated liabilities or otherwise suffer harm to its business generally.

To the extent that HydraFacial pays the consideration for any acquisitions or investments in cash, it would reduce the amount of cash available to HydraFacial for other purposes. Acquisitions or investments could also result in dilutive issuances of HydraFacial’s equity securities or the incurrence of debt, contingent liabilities, amortization expenses, increased interest expenses or impairment charges against goodwill on its consolidated balance sheet, any of which could have a material adverse effect on its business, financial condition and results of operations. There can be no assurance that any contemplated or future acquisition will occur.

HydraFacial’s operating results have fluctuated in the past and HydraFacial expects its future quarterly and annual operating results to fluctuate for a variety of reasons, particularly as it focuses on increasing provider and consumer demand for its products. Some of the factors that could cause HydraFacial’s operating results to fluctuate include:

•	limited visibility into, and difficulty predicting from quarter to quarter, the level of activity in its customers’ practices;

•	changes in geographic, channel, or product mix;

•	weakness in consumer spending as a result of a slowdown in the global, U.S. or other economies;

•	higher manufacturing costs;

•	competition in general and competitive developments in the market;

•	changes in relationships with its customers and distributors, including timing of orders;

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changes in the timing of when revenues are recognized, including as a result of the timing of receipt of product orders and shipments, the introduction of new products and software releases, product offerings or promotions, modifications to its terms and conditions or as a result of new accounting pronouncements or changes to critical accounting estimates;

•	fluctuations in currency exchange rates against the U.S. dollar;

•	its inability to scale, suspend or reduce production based on variations in product demand;

•	increased participation in its customer rebate or discount programs could adversely affect its average selling prices;

•	seasonal fluctuations in demand;

•	success of or changes to its marketing programs from quarter to quarter;

•	increased advertising or marketing efforts or aggressive price competition from competitors;

•	changes to its effective tax rate;

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unanticipated delays and disruptions in the manufacturing process caused by insufficient capacity or availability of raw materials, turnover in the labor force or the introduction of new production processes, power outages or natural or other disasters beyond its control;

•	underutilization of manufacturing facilities;

•	major changes in available technology or the preferences of customers may cause its current product offerings to become less competitive or obsolete;

•	costs and expenditures in connection with litigation;

•	costs and expenditures in connection with the establishment of treatment planning and fabrication facilities in international locations;

•	costs and expenditures in connection with hiring and deployment of direct sales force personnel;

•	unanticipated delays in its receipt of patient records for any reason;

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disruptions to its business due to political, economic or other social instability or any governmental regulatory or similar actions, including the impact of a pandemic such as the COVID-19 pandemic, any of which results in changes in consumer spending habits, consumers unable or unwilling to visit spas, as well as any impact on workforce absenteeism;

•	inaccurate forecasting of net revenues, production and other operating costs;

•	investments in research and development to develop new products and enhancements;

•	material impairments in the value of its privately held companies; and

•	timing of industry tradeshows.

To respond to these and other factors, HydraFacial may make business decisions that adversely affect its operating results such as modifications to its pricing policy, promotions, development efforts, product releases, business structure or operations. Most of its expenses, such as employee compensation and lease payment obligations, are relatively fixed in the short term. Moreover, its expense levels are based, in part, on its expectations regarding future revenue levels. As a result, if its net revenues for a particular period fall below expectations, HydraFacial may be unable to adjust spending quickly enough to offset any shortfall in net revenues. Due to these and other factors, HydraFacial believes that quarter-to-quarter comparisons of its operating results may not be meaningful. You should not rely on HydraFacial’s results for any one quarter as an indication of its future performance.

HydraFacial has a history of net losses and may experience future losses.

HydraFacial has yet to establish any history of profitable operations. HydraFacial reported a net loss of $21.7 million for the nine months ended September 30, 2020, and had a net loss of approximately $1.6 million during the fiscal year ended December 31, 2019. HydraFacial expects to incur additional operating losses for the foreseeable future. Furthermore, HydraFacial’s strategic plan will require a significant investment in product development, sales, marketing and administrative programs, which may not result in the accelerated revenue growth that it anticipates. As a result, there can be no assurance that HydraFacial will ever generate substantial revenues or achieve or sustain profitability.

Risk factors related to HydraFacial’s business operations

A disruption in HydraFacial’s operations could materially and adversely affect its business.

As a company engaged in distribution on a global scale, HydraFacial’s operations, including those of its third-party suppliers, brokers and delivery service providers, are subject to the risks inherent in such activities, including industrial accidents, environmental events, strikes and other labor disputes, disruptions in information systems, product quality control, safety, licensing requirements and other regulatory issues, as well as natural disasters, pandemics (such as the COVID-19 pandemic), border disputes, acts of terrorism and other external factors over which HydraFacial and its third-party suppliers, brokers and delivery service providers have no control. The loss of, or damage to, the manufacturing facilities or distribution centers of HydraFacial’s third-party suppliers, brokers and delivery service providers could materially and adversely affect its business, financial condition and results of operations.

HydraFacial depends heavily on contracted third-party delivery service providers to deliver its products to its distribution facilities and logistics providers, and from there to its providers. HydraFacial also depends on contracted third-party delivery service providers to deliver its products directly to providers as part of a direct sale to those providers. Interruptions to or failures in these delivery services could prevent the timely or successful delivery of its products.

These interruptions or failures may be due to unforeseen events that are beyond HydraFacial’s control or the control of its third-party delivery service providers, such as inclement weather, natural disasters or labor unrest. If its products are not delivered on time or are delivered in a damaged state, providers and customers may refuse to accept HydraFacial’s products and have less confidence in its services.

HydraFacial’s ability to meet the needs of its consumers depends on the proper operation of its distribution facilities, where most of its inventory that is not in transit is housed. HydraFacial’s insurance coverage may not be sufficient to cover the full extent of any loss or damage to its inventory or distribution facilities, and any loss, damage or disruption of the facilities, or loss or damage of the inventory stored there, could materially and adversely affect its business, financial condition and results of operations.

The recent outbreak of the COVID-19 global pandemic and related government, private sector and individual consumer responsive actions have adversely affected, and will continue adversely affect, HydraFacial’s business, financial condition and results of operations.

The outbreak of the COVID-19 virus has been declared a pandemic by the World Health Organization and continues to spread in the United States and around the world. Related government and private sector responsive actions, as well as changes in consumer spending behaviors, have adversely affected, and will continue to adversely affect HydraFacial’s business, financial condition and results of operations. It is impossible to predict the effect and ultimate impact of the COVID-19 pandemic, as the situation is rapidly evolving.

In response to the spread of the COVID-19 virus, international, federal, state and local governments have ordered the shutdown of non-essential businesses and have recommended precautions to mitigate the spread of the COVID-19 virus, including warning against congregating in heavily populated areas, such as malls, shopping centers, and other retailers. The outbreak and global spread of COVID-19 virus has significantly disrupted HydraFacial’s operating environment, including manufacturing, distribution, and the ability of many of its providers to operate. HydraFacial has also seen shifts in consumer preferences and practices. There is significant uncertainty around the breadth and duration of business disruptions related to the COVID-19 virus, as well as its impact on the U.S. and global economy and HydraFacial’s consumers’ spending habits.

While HydraFacial’s suppliers and distribution centers currently remain open, there is a risk that any of these facilities (i) may become less productive or encounter disruptions due to employees at the facilities becoming infected with the COVID-19 virus and/or (ii) are no longer allowed to operate based on directives from public health officials or government authorities. Additionally, there is a risk of decreased, or further decreased, demand if HydraFacial’s provider facilities are no longer allowed to operate based on directives from public health officials or government authorities.

As a result of the COVID-19 pandemic, HydraFacial may be required to have many of HydraFacial’s personnel work remotely in the future and it is possible that this could have a negative impact on the execution of its business plans and operations. If a natural disaster, power outage, connectivity issue, or other event occurs that impacts HydraFacial’s employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for HydraFacial to continue its business for a substantial period of time. The increase in remote working may also result in consumer privacy, IT security and fraud concerns as well as increase HydraFacial’s exposure to potential wage and hour issues.

The uncertainty around the duration of business disruptions and the extent of the spread of the COVID-19 virus in the United States and to other areas of the world will likely continue to adversely impact the national or global economy and negatively impact consumer spending and shopping behaviors. If the pandemic worsens, HydraFacial may see a further drop in the ability of HydraFacial’s providers to operate or in the willingness of consumers to purchase optional beauty health treatments. Any of these outcomes could have an adverse impact on HydraFacial’s business, financial condition and results of operations. The extent to which the COVID-19 pandemic impacts HydraFacial’s results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the COVID-19 pandemic and the actions taken to contain it or treat its impact.

HydraFacial’s success depends, in part, on its retention of key members of its senior management team and ability to attract and retain qualified personnel.

HydraFacial’s success depends, in part, on its ability to retain its key employees, including its executive officers, senior management team and development, operations, finance, sales and marketing personnel. HydraFacial is a small company that relies on a few key employees, any one of whom would be difficult to replace and, because it is a small company, it believes that the loss of key employees may be more disruptive to HydraFacial than it would be to a larger company. HydraFacial’s success also depends, in part, on its continuing ability to identify, hire, train and retain other highly qualified personnel. In addition, HydraFacial may be unable to effectively plan for the succession of senior management, including its chief executive officer. The loss of key personnel or the failure to attract and retain qualified personnel may have a material adverse effect on its business, financial condition and results of operations.

HydraFacial relies on a number of third-party suppliers, distributors and other vendors, and they may not continue to produce products or provide services that are consistent with HydraFacial’s standards or applicable regulatory requirements, which could harm its brand, cause consumer dissatisfaction, and require HydraFacial to find alternative suppliers of its products or services.

HydraFacial uses multiple third-party suppliers based in the United States and overseas to source substantially all of its products. HydraFacial engages its third-party suppliers on a purchase order basis and is not party to long-term contracts with any of them. The ability of these third parties to supply HydraFacial’s products may be affected by competing orders placed by other persons and the demands of those persons. If HydraFacial experiences significant increases in demand or need to replace a significant number of existing suppliers, there can be no assurance that additional supply capacity will be available when required on terms that are acceptable to HydraFacial, or at all, or that any supplier will allocate sufficient capacity to HydraFacial in order to meet its requirements.

In addition, quality control problems, such as the use of ingredients and delivery of products that do not meet its quality control standards and specifications or comply with applicable laws or regulations, could harm its business. These quality control problems could result in regulatory action, such as restrictions on importation, products of inferior quality or product stock outages or shortages, harming its sales and creating inventory write-downs for unusable products.

HydraFacial has also outsourced significant portions of its distribution process overseas, as well as certain technology-related functions, to third-party service providers. Specifically, HydraFacial relies on third-party distributors to sell its products in a number of foreign countries, and its international warehouses and distribution facilities are managed and staffed by its third-party distributors, and HydraFacial utilizes a third-party hosting and networking provider to host its e-commerce websites. The failure of one or more of these entities to provide the expected services on a timely basis, or at all, or at the prices HydraFacial expects, or the costs and disruption incurred in changing these outsourced functions to being performed under its management and direct control or that of a third-party, may have a material adverse effect on its business, financial condition and results of operations.

HydraFacial is not party to long-term contracts with some of its distributors, and upon expiration of these existing agreements, HydraFacial may not be able to renegotiate the terms on a commercially reasonable basis, or at all.

HydraFacial also relies on providers and estheticians to promote our treatments, which they are not under any contractual obligation to do or continue to do.

Further, HydraFacial’s third-party suppliers and distributors may:

•	have economic or business interests or goals that are inconsistent with HydraFacial’s;

•	take actions contrary to its instructions, requests, policies or objectives;

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be unable or unwilling to fulfill their obligations under relevant purchase orders, including obligations to meet its production deadlines, quality standards, pricing guidelines and product specifications, or to comply with applicable regulations, including those regarding the safety and quality of products and ingredients and good manufacturing practices;

•	have financial difficulties;

•	encounter raw material or labor shortages;

•	encounter increases in raw material or labor costs which may affect its procurement costs;

•	disclose its confidential information or intellectual property to competitors or third parties;

•	engage in activities or employ practices that may harm its reputation; and

•	work with, be acquired by, or come under control of, its competitors.

The occurrence of any of these events, alone or together, could have a material adverse effect on HydraFacial’s business, financial condition and results of operations. In addition, such problems may require HydraFacial to find new third-party suppliers or distributors, and there can be no assurance that HydraFacial would be successful in finding third-party suppliers or distributors meeting its standards of innovation and quality.

The management and oversight of the engagement and activities of HydraFacial’s third-party suppliers and distributors requires substantial time, effort and expense of its employees, and HydraFacial may be unable to successfully manage and oversee the activities of its third-party suppliers and distributors. If HydraFacial experiences any supply chain disruptions caused by its inability to locate suitable third-party suppliers, or if its raw material suppliers experience problems with product quality or disruptions or delivery of the raw materials or components used to make such products, its business, financial condition and results of operations could be materially and adversely affected.

HydraFacial maintains single supply relationships for certain key components, and its business and operating results could be harmed if supply is restricted or ends or the price of raw materials used in its manufacturing process increases.

HydraFacial is dependent on sole suppliers or a limited number of suppliers for certain components that are integral to its finished products. If these or other suppliers encounter financial, operating or other difficulties or if HydraFacial’s relationship with them changes, it may be unable to quickly establish or qualify replacement sources of supply and could face production interruptions, delays and inefficiencies. In addition, technology changes by HydraFacial’s vendors could disrupt access to required manufacturing capacity or require expensive, time consuming development efforts to adapt and integrate new equipment or processes. HydraFacial’s growth may exceed the capacity of one or more of these suppliers to produce the needed equipment and materials in sufficient quantities to support its growth. Any one of these factors could harm HydraFacial’s business and growth prospects.

The design, development, manufacture and sale of HydraFacial’s products involves the risk of product liability and other claims by consumers and other third parties, and insurance against such potential claims is expensive and may be difficult to obtain.

The design, development, manufacture and sale of HydraFacial’s products involves an inherent risk of product liability claims and the associated adverse publicity. HydraFacial regularly monitors the use of its products for trends or increases in reports of adverse events or product complaints. In some, but not all, cases, an increase in adverse event reports may be an indication that there has been a change in a product’s specifications or efficacy. Such changes could lead to a recall of the product in question or, in some cases, increases in product liability claims related to the product in question. If the coverage limits for product liability insurance policies are not adequate or if certain of HydraFacial’s products are excluded from coverage, a claim brought against it, whether covered by insurance or not, could have a material adverse effect on HydraFacial’s business, results of operations, financial condition and cash flows.

HydraFacial’s could also be subject to a variety of other types of claims, proceedings, investigations and litigation initiated by government agencies or third parties. These include compliance matters, product regulation or safety, taxes, employee benefit plans, employment discrimination, health and safety, environmental, antitrust, customs, import/export, government contract compliance, financial controls or reporting, intellectual property, allegations of misrepresentation, false claims or false statements, commercial claims, claims regarding promotion of its products and services, shareholder derivative suits or other similar matters. Negative publicity, whether accurate or inaccurate, about the efficacy, safety or side effects of HydraFacial’s products or product categories, whether involving HydraFacial or a competitor, could materially reduce market acceptance to its products, cause consumers to seek alternatives to its products, result in product withdrawals and cause its stock price to decline. Negative publicity could also result in an increased number of product liability claims, whether or not these claims have a basis in scientific fact. Any such claims, proceedings, investigations or litigation, regardless of the merits, might result in substantial costs, restrictions on product use or sales, or otherwise injure HydraFacial’s business.

If HydraFacial fails to manage its inventory effectively, its results of operations, financial condition and liquidity may be materially and adversely affected.

HydraFacial’s business requires it to manage a large volume of inventory effectively. HydraFacial depends on its forecasts of demand for, and popularity of, various products to make purchase decisions and to manage its inventory of stock-keeping units. Demand for products, however, can change significantly between the time inventory or components are ordered and the date of sale. Demand may be affected by seasonality, new product launches, rapid changes in product cycles and pricing, product defects, promotions, changes in consumer spending patterns, changes in consumer tastes with respect to HydraFacial’s products and other factors, and its consumers may not purchase products in the quantities that HydraFacial expects. It may be difficult to accurately forecast demand and determine appropriate levels of product or componentry. If HydraFacial fails to manage its inventory effectively or negotiate favorable credit terms with third-party suppliers, it may be subject to a heightened risk of inventory obsolescence, a decline in inventory values, and significant inventory write-downs or write-offs. In addition, if HydraFacial is required to lower sale prices in order to reduce inventory level or to pay higher prices to its suppliers, its profit margins might be negatively affected. Any of the above may materially and adversely affect HydraFacial’s business, financial condition and results of operations.

A disruption in the operations of HydraFacial’s primary freight carrier or higher shipping costs could cause a decline in its net revenues or a reduction in its earnings.

HydraFacial is dependent on commercial freight carriers to deliver its products both within the United States and internationally. If the operations of these carriers are disrupted for any reason, HydraFacial may be unable to timely deliver its products to its customers. If HydraFacial cannot deliver its products on time and cost effectively, its customers may choose competitive offerings causing its net revenues and gross margins to decline, possibly materially. In a rising fuel cost environment, its freight costs will increase. In addition, HydraFacial earns an increasingly larger portion of its total revenues from international sales. International sales carry higher shipping costs which could negatively impact its gross margin and results of operations. If freight costs materially increase and HydraFacial is unable to pass that increase along to its customers for any reason or otherwise offset such increases in its cost of net revenues, its gross margin and financial results could be adversely affected.

In order to deepen HydraFacial’s market penetration and raise awareness of its brand and products, it has increased the amount it spends on marketing activities, which may not ultimately prove successful or an effective use of its resources.

To increase awareness of HydraFacial’s products and services domestically and internationally, HydraFacial has increased the amount it spends, and anticipates spending in the future on marketing activities. HydraFacial’s marketing efforts and costs are significant and include national and regional campaigns involving print media, social media, additional placements and alliances with strategic partners. HydraFacial attempts to structure its advertising/marketing campaigns in ways it believes most likely to increase brand awareness and adoption; however, there is no assurance its campaigns will achieve the returns on advertising spend desired or successfully increase brand or product awareness sufficiently to sustain or increase its growth goals, which could have an adverse effect on its gross margin and business overall.

HydraFacial manufactures and assembles the majority of its delivery systems at one site in California and if that site were to become compromised or damaged, its ability to continue to manufacture and assemble its product would be negatively affected.

One of HydraFacial’s sites in California manufactures and assembles the vast majority of its delivery systems. Another site in California fills the majority of HydraFacial’s consumable products and these items are kitted at the first site. If either of these sites were shut down or damaged by natural disaster, fire, social unrest, government regulation or other cause, HydraFacial’s operations would be negatively impacted. In that situation, HydraFacial’s ability to manufacture its products would be impaired and its ability to distribute to and service its customers would be impaired. This could materially and adversely affect HydraFacial’s business, financial condition and results of operations and possibly its reputation.

HydraFacial relies heavily on its direct sales force to sell its products in the United States, and any failure to train and maintain its direct sales force could harm its business.

HydraFacial’s ability to sell its products and generate revenues primarily depends upon its direct sales force within the United States. HydraFacial does not have any long-term employment contracts with its direct sales force and the loss of the services provided by these key personnel may harm its business. In order to provide more comprehensive sales and service coverage, HydraFacial continues to increase the size of its sales force to pursue growth opportunities within and outside of its existing geographic markets. To adequately train new representatives to successfully market and sell its products and for them to establish strong customer relationships takes time. As a result, if HydraFacial is unable to retain its direct sales personnel or quickly replace them with individuals of equivalent technical expertise and qualifications, if HydraFacial is unable to successfully instill technical expertise in new and existing sales representatives, if HydraFacial fails to establish and maintain strong relationships with its customers, or if HydraFacial’s efforts at specializing its selling techniques do not prove successful and cost-effective, its net revenues and its ability to maintain market share could be materially harmed.

As compliance with healthcare regulations becomes more costly and difficult for HydraFacial or its customers, HydraFacial may be unable to grow its business.

Participants in the healthcare industry are subject to extensive and frequently changing regulations under numerous laws administered by governmental entities at the federal, state and local levels, some of which are, and others of which may be, applicable to HydraFacial’s business. Furthermore, HydraFacial’s healthcare provider customers are also subject to a wide variety of laws and regulations that could affect the nature and scope of their relationships with HydraFacial. The healthcare market itself is highly regulated and subject to changing political, economic and regulatory influences. Regulations implemented pursuant to the Health Insurance Portability and Accountability Act (“HIPAA”), including regulations affecting the security and privacy of patient healthcare information held by healthcare providers and their business associates may require HydraFacial to make significant and unplanned enhancements of software applications or services, result in delays or cancellations of orders, or result in the revocation of endorsement of its products and services by healthcare participants. The effect of HIPAA and newly enforced regulations on HydraFacial’s business is difficult to predict, and there can be no assurance that HydraFacial will adequately address the business risks created by HIPAA and its implementation or that it will be able to take advantage of any resulting business opportunities.

Extensive and changing government regulation of the healthcare industry may be expensive to comply with and exposes HydraFacial to the risk of substantial government penalties.

In addition to medical device laws and regulations, numerous state and federal healthcare-related laws regulate HydraFacial’s business, covering areas such as:

•	storage, transmission and disclosure of medical information and healthcare records;

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prohibitions against the offer, payment or receipt of remuneration to induce referrals to entities providing beauty healthcare services or goods or to induce the order, purchase or recommendation of its products; and

•	the marketing and advertising of its products.

Complying with these laws and regulations could be expensive and time-consuming and could increase HydraFacial’s operating costs or reduce or eliminate certain of its sales and marketing activities or its revenues.

Risk factors related to variability of demand for HydraFacial’s products

HydraFacial’s providers generally are not under any obligation to purchase product, and business challenges at one or more of these providers, could adversely affect its results of operations.

As is typical in HydraFacial’s industry, its business with providers is based primarily upon discrete sales orders, and it does not have contracts requiring providers to make firm purchases from HydraFacial. Accordingly, providers could reduce their purchasing levels or cease buying products from HydraFacial at any time and for any reason. If HydraFacial loses a significant provider or if sales of its products to a significant provider materially decrease, it could have a material adverse effect on its business, financial condition and results of operations.

Because a high percentage of HydraFacial’s sales are made through its providers, its results are subject to risks relating to the general business performance of its providers. Factors that adversely affect HydraFacial’s providers’ businesses may also have a material adverse effect on its business, financial condition and results of operations. These factors may include:

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any reduction in consumer traffic and demand at its providers as a result of economic downturns, pandemics or other health crises, changes in consumer preferences or reputational damage as a result of, among other developments, data privacy breaches, regulatory investigations or employee misconduct;

•	any credit risks associated with the financial condition of its providers; and

•	the effect of consolidation or weakness in the retail industry or at certain providers, including store and spa closures and the resulting uncertainty.

Risk factors related to HydraFacial’s financial condition

HydraFacial’s substantial indebtedness may have a material adverse effect on its business, financial condition and results of operations.

As of September 30, 2020, HydraFacial had approximately $217.6 million of gross indebtedness under its existing credit facilities and other debt. HydraFacial’s indebtedness could have significant consequences, including:

•	requiring a substantial portion of its cash flows to be dedicated to debt service payments instead of funding growth, working capital, capital expenditures, investments or other cash requirements;

•	reducing its flexibility to adjust to changing business conditions or obtain additional financing;

•	exposing HydraFacial to the risk of increased interest rates as its borrowings are at variable rates;

•	making it more difficult for HydraFacial to make payments on its indebtedness;

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subjecting HydraFacial to restrictive covenants that may limit its flexibility in operating its business, including its ability to take certain actions with respect to indebtedness, liens, sales of assets, consolidations and mergers, affiliate transactions, dividends and other distributions and changes of control;

•	subjecting HydraFacial to maintenance covenants which require it to maintain specific financial ratios; and

•	limiting HydraFacial’s ability to obtain additional financing for working capital, capital expenditures, debt service requirements and general corporate or other purposes.

If HydraFacial’s cash from operations is not sufficient to meet its current or future operating needs, expenditures and debt service obligations, its business, financial condition and results of operations may be materially and adversely affected.

HydraFacial may require additional cash resources due to changed business conditions or other future developments, including any marketing initiatives, investments or acquisitions it may decide to pursue. To the extent HydraFacial is unable to generate sufficient cash flow, it may be forced to cancel, reduce or delay these activities. Alternatively, if HydraFacial sources of funding are insufficient to satisfy its cash requirements, HydraFacial may seek to obtain an additional credit facility or sell equity or debt securities. The sale of equity securities would result in dilution of HydraFacial’s existing stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and operating and financing covenants that could restrict HydraFacial’s operations.

HydraFacial’s ability to generate cash to meet its operating needs, expenditures and debt service obligations will depend on its future performance and financial condition, which will be affected by financial, business, economic, legislative, regulatory and other factors, including potential changes in costs, pricing, the success of product innovation and marketing, competitive pressure and consumer preferences. If HydraFacial’s cash flows and capital resources are insufficient to fund its debt service obligations and other cash needs, HydraFacial could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance its indebtedness. HydraFacial’s credit facilities may restrict its ability to take these actions, and HydraFacial may not be able to affect any such alternative measures on commercially reasonable terms, or at all. If HydraFacial cannot make scheduled payments on its debt, the lenders under HydraFacial’s Credit Agreement can terminate their commitments to loan money under its revolving credit facility, and its lenders under its Credit Agreement can declare all outstanding principal and interest to be due and payable and foreclose against the assets securing their borrowings, and HydraFacial could be forced into bankruptcy or liquidation.

Furthermore, it is uncertain whether financing will be available in amounts or on terms acceptable to HydraFacial, if at all, which could materially and adversely affect HydraFacial’s business, financial condition and results of operations.

HydraFacial’s ability to use any net operating loss carryforwards and certain other tax attributes may be limited.

Federal and state net operating loss carryforwards and certain tax credits, if any, may be subject to significant limitations under Section 382 and Section 383 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), respectively, and similar provisions of state law. Under those sections of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change attributes to offset its post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in a corporation’s ownership by ”5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. HydraFacial anticipates that the transactions contemplated hereby constitute an “ownership change” for purposes of Section 382 and Section 383 of the Code.

Changes in tax law, in HydraFacial’s tax rates or in exposure to additional income tax liabilities or assessments could materially and adversely affect HydraFacial’s business, financial condition and results of operations.

Changes in law and policy relating to taxes could materially and adversely affect HydraFacial’s business, financial condition and results of operations. For example, the Tax Cuts and Jobs Act (“2017 Tax Act”) and the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) remain unclear in many respects. As such, the 2017 Tax Act and the CARES ACT could be subject to potential amendments and technical corrections or be subject to interpretation and implementing regulations by the Treasury and U.S. Internal Revenue Service, any of which could mitigate or increase certain adverse tax effects of the 2017 Tax Act or the CARES Act. In addition, it is unclear how these U.S. federal income tax changes will affect state and local taxation.

In addition, as HydraFacial continues to expand its business internationally, the application and implementation of existing, new or future international laws regarding taxes, including indirect taxes (such as a Value Added Tax), could materially and adversely affect HydraFacial’s business, financial condition and results of operations.

Fluctuations in currency exchange rates may negatively affect its financial condition and results of operations.

Exchange rate fluctuations may affect the costs that HydraFacial incurs in its operations. The main currencies to which HydraFacial is exposed are the British pound, the Canadian dollar and the European Union euro. The exchange rates between these currencies and the U.S. dollar in recent years have fluctuated significantly and may continue to do so in the future. A depreciation of these currencies against the U.S. dollar will decrease the U.S. dollar equivalent of the amounts derived from foreign operations reported in its consolidated financial statements, and an appreciation of these currencies will result in a corresponding increase in such amounts. The cost of certain items, such as raw materials, manufacturing, employee salaries and transportation and freight, required by HydraFacial’s operations may be affected by changes in the value of the relevant currencies. To the extent that HydraFacial is required to pay for goods or services in foreign currencies, the appreciation of such currencies against the U.S. dollar will tend to negatively affect its business. There can be no assurance that foreign currency fluctuations will not have a material adverse effect on HydraFacial’s business, financial condition and results of operations.

If HydraFacial’s goodwill or long-lived assets become impaired, it may be required to record a significant charge to earnings.

Under GAAP, HydraFacial reviews its goodwill and long-lived asset group for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Additionally, goodwill is required to be tested for impairment at least annually. The qualitative and quantitative analysis used to test goodwill are dependent upon various assumptions and reflect management’s best estimates. Changes in certain assumptions including revenue growth rates, discount rates, earnings multiples and future cash flows may cause a change in circumstances indicating that the carrying value of goodwill or the asset group may be impaired. HydraFacial may be required to record a significant charge to earnings in the financial statements during the period in which any impairment of goodwill or asset group is determined.

HydraFacial’s effective tax rate may vary significantly from period to period.

Various internal and external factors may have favorable or unfavorable effects on HydraFacial’s future effective tax rate. These factors include, but are not limited to, changes in legal entity structure and/or activities performed within HydraFacial’s entities, changes in tax laws, regulations and/or rates, new or changes to accounting pronouncements, changing interpretations of existing tax laws or regulations, changes in the relative proportions of revenues and income before taxes in the various jurisdictions in which HydraFacial operates that have differing statutory tax rates, changes in overall levels of pretax earnings, the future levels of tax benefits of stock-based compensation, settlement of income tax audits and non-deductible goodwill impairments.

Changes in tax laws or tax rulings could negatively impact HydraFacial’s income tax provision and net income.

HydraFacial is subject to changing tax laws both within and outside of the United States. Changes in tax laws or tax rulings, or changes in interpretations of existing tax laws, could affect HydraFacial’s income tax provision and net income or require HydraFacial to change the manner in which HydraFacial operates its business. In addition, governmental tax authorities are increasingly scrutinizing the tax positions of companies. Many countries in Europe, as well as a number of other countries and organizations, have recently proposed or recommended changes to existing tax laws or have enacted new laws. Such changes could affect HydraFacial’s tax rate and thus affect its profitability.

Risk factors related to information technology and cybersecurity

HydraFacial is increasingly dependent on information technology, and if it is unable to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, its operations could be disrupted.

HydraFacial relies on information technology networks and systems to market and sell its products, to process electronic and financial information, to assist with sales tracking and reporting, to manage a variety of business processes and activities and to comply with regulatory, legal and tax requirements. HydraFacial is increasingly dependent on a variety of information systems to effectively process consumer orders from its e-commerce business. HydraFacial depends on its information technology infrastructure for digital marketing activities and for electronic communications among its personnel, providers, customers, consumers, distributors and suppliers around the world. These information technology systems, some of which are managed by third parties, may be susceptible to damage, disruptions or shutdowns due to failures during the process of upgrading or replacing software, databases or components, power outages, hardware failures, computer viruses, attacks by computer hackers, telecommunication failures, user errors or catastrophic events. Any material disruption of HydraFacial’s systems, or the systems of its third-party service providers, could disrupt its ability to track, record and analyze the products that HydraFacial sells and could negatively impact its operations, shipment of goods, ability to process financial information and transactions and its ability to receive and process provider and e-commerce orders or engage in normal business activities. If HydraFacial’s information technology systems suffer damage, disruption or shutdown, it may incur substantial cost in repairing or replacing these systems, and if HydraFacial does not effectively resolve the issues in a timely manner, its business, financial condition and results of operations may be materially and adversely affected, and it could experience delays in reporting its financial results.

HydraFacial’s e-commerce operations are important to its business. Its e-commerce websites serve as an effective extension of its marketing strategies by introducing potential new consumers to its brand, product offerings, providers and enhanced content. Due to the importance of HydraFacial’s e-commerce operations, it is vulnerable to website downtime and other technical failures. HydraFacial’s failure to successfully respond to these risks in a timely manner could reduce e-commerce sales and damage its brand’s reputation.

HydraFacial must successfully maintain and upgrade its information technology systems, and its failure to do so could have a material adverse effect on its business, financial condition and results of operations.

HydraFacial has identified the need to expand and improve its information technology systems and personnel to support historical and expected future growth. As such, HydraFacial is in the process of implementing, and will continue to invest in and implement, significant modifications and upgrades to its information technology systems and procedures, including replacing legacy systems with successor systems, making changes to legacy systems or acquiring new systems with new functionality, hiring employees with information technology expertise and building new policies, procedures, training programs and monitoring tools. These types of activities subject HydraFacial to inherent costs and risks associated with replacing and changing these systems, including impairment of its ability to leverage its e-commerce channels, fulfill provider and customer orders, potential disruption of its internal control structure, substantial capital expenditures, additional administration and operating expenses, acquisition and retention of sufficiently skilled personnel to implement and operate the new systems, demands on management time and other risks and costs of delays or difficulties in transitioning to or integrating new systems into its current systems. These implementations, modifications and upgrades may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. In addition, difficulties with implementing new technology systems, delays in HydraFacial’s timeline for planned improvements, significant system failures, or its inability to successfully modify its information systems to respond to changes in its business needs may cause disruptions in its business operations and have a material adverse effect on its business, financial condition and results of operations.

If HydraFacial fails to adopt new technologies or adapt its e-commerce websites and systems to changing consumer requirements or emerging industry standards, its business may be materially and adversely affected.

To remain competitive, HydraFacial must continue to enhance and improve the responsiveness, functionality and features of its information technology, including its e-commerce websites and mobile applications. HydraFacial’s competitors are continually innovating and introducing new products to increase their consumer base and enhance user experience. As a result, in order to attract and retain consumers and compete against HydraFacial’s competitors, must continue to invest resources to enhance its information technology and improve its existing products and services for its consumers. The Internet and the online retail industry are characterized by rapid technological evolution, changes in consumer requirements and preferences, frequent introductions of new products and services embodying new technologies and the emergence of new industry standards and practices, any of which could render HydraFacial’s existing technologies and systems obsolete. HydraFacial’s success will depend, in part, on its ability to identify, develop, acquire or license leading technologies useful in its business, and respond to technological advances and emerging industry standards and practices in a cost-effective and timely way. The development of HydraFacial’s e-commerce websites and other proprietary technology entails significant technical and business risks. There can be no assurance that HydraFacial will be able to properly implement or use new technologies effectively or adapt HydraFacial’s e-commerce websites and systems to meet consumer requirements or emerging industry standards. If HydraFacial is unable to adapt in a cost-effective and timely manner in response to changing market conditions or consumer requirements, whether for technical, legal, financial or other reasons, its business, financial condition and results of operations may be materially and adversely affected.

Failure to protect sensitive information of HydraFacial’s consumers and information technology systems against security breaches could damage its reputation and brand and substantially harm its business, financial condition and results of operations.

HydraFacial collects, maintains, transmits and stores data about its consumers, suppliers and others, including personal data, financial information, including consumer payment information, as well as other confidential and proprietary information important to its business. HydraFacial also employs third-party service providers that collect, store, process and transmit personal data, and confidential, proprietary and financial information on its behalf.

HydraFacial has in place technical and organizational measures to maintain the security and safety of critical proprietary, personal, employee, provider and financial data which HydraFacial continues to maintain and upgrade to industry standards. However, advances in technology, the pernicious ingenuity of criminals, new exposures via cryptography, acts or omissions by its employees, contractors or service providers or other events or developments could result in a compromise or breach in the security of confidential or personal data. HydraFacial and its service providers may not be able to prevent third parties, including criminals, competitors or others, from breaking into or altering its systems, disrupting business operations or communications infrastructure through denial-of-service attacks, attempting to gain access to its systems, information or monetary funds through phishing or social engineering campaigns, installing viruses or malicious software on its e-commerce websites or devices used by its employees or contractors, or carrying out other activity intended to disrupt its systems or gain access to confidential or sensitive information in its or its service providers’ systems. HydraFacial is not aware of any breach or compromise of the personal data of consumers, but has been subject to attacks (, phishing, denial of service, etc.) and cannot guarantee that its security measures will be sufficient to prevent a material breach or compromise in the future.

Furthermore, such third parties may engage in various other illegal activities using such information, including credit card fraud or identity theft, which may cause additional harm to HydraFacial, its consumers and its brand. HydraFacial may also be vulnerable to error or malfeasance by its own employees or other insiders. Third parties may attempt to fraudulently induce HydraFacial’s or its service providers’ employees to misdirect funds or to disclose information in order to gain access to personal data HydraFacial maintains about its consumers or website users. In addition, HydraFacial has limited control or influence over the security policies or measures adopted by third-party providers of online payment services through which some of its consumers may elect to make payment for purchases at its e-commerce websites. Contracted third-party delivery service providers may also violate their confidentiality or data processing obligations and disclose or use information about HydraFacial’s consumers inadvertently or illegally.

If a material security breach were to occur, HydraFacial’s reputation and brand could be damaged, and it could be required to expend significant capital and other resources to alleviate problems caused by such breaches including exposure of litigation or regulatory action and a risk of loss and possible liability. Actual or anticipated attacks may cause HydraFacial to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants. In addition, any party who is able to illicitly obtain a subscriber’s password could access the subscriber’s financial, transaction or personal information. Any compromise or breach of HydraFacial’s security measures, or those of its third-party service providers, may violate applicable privacy, data security, financial, cyber and other laws and cause significant legal and financial exposure, adverse publicity, and a loss of confidence in HydraFacial’s security measures, all of which could have a material adverse effect on its business, financial condition and results of operations. HydraFacial may be subject to post-breach review of the adequacy of its privacy and security controls by regulators and other third parties, which could result in post-breach regulatory investigation, fines and consumer litigation as well as regulatory oversight, at significant expense and risking reputational harm.

Furthermore, HydraFacial is subject to diverse laws and regulations in the United States, the European Union, and other international jurisdictions that require notification to affected individuals in the event of a breach involving personal information. These required notifications can be time-consuming and costly. Furthermore, failure to comply with these laws and regulations could subject HydraFacial to regulatory scrutiny and additional liability. Although HydraFacial maintains relevant insurance, it cannot be certain that its insurance coverage will be adequate for all breach-related liabilities or that insurance will continue to be available to HydraFacial on economically reasonable terms, or at all. HydraFacial may need to devote significant resources to protect against security breaches or to address problems caused by breaches, diverting resources from the growth and expansion of its business.

Payment methods used on HydraFacial’s e-commerce websites subject it to third-party payment processing-related risks.

HydraFacial accepts payments from its consumers using a variety of methods, including online payments with credit cards and debit cards issued by major banks, payments made with gift cards processed by third-party providers and payments through third-party online payment platforms such as PayPal, Afterpay and Apple Pay. HydraFacial also relies on third parties to provide payment processing services. For certain payment methods, including credit and debit cards, HydraFacial pays interchange and other fees, which may increase over time and raise its operating costs and lower its profit margins. HydraFacial may also be subject to fraud and other illegal activities in connection with the various payment methods HydraFacial offers, including online payment options and gift cards. Transactions on HydraFacial’s e-commerce websites are card-not-present transactions, so they present a greater risk of fraud. Criminals are using increasingly sophisticated methods to engage in illegal activities such as unauthorized use of credit or debit cards and bank account information. Requirements relating to consumer authentication and fraud detection with respect to online sales are complex. HydraFacial may ultimately be held liable for the unauthorized use of a cardholder’s card number in an illegal activity and be required by card issuers to pay charge-back fees. Charge-backs result not only in its loss of fees earned with respect to the payment, but also leave HydraFacial liable for the underlying money transfer amount. If HydraFacial’s charge-back rate becomes excessive, card associations also may require HydraFacial to pay fines or refuse to process its transactions. In addition, HydraFacial may be subject to additional fraud risk if third-party service providers or its employees fraudulently use consumer information for their own gain or facilitate the fraudulent use of such information. Overall, HydraFacial may have little recourse if it processes a criminally fraudulent transaction.

HydraFacial is subject to payment card association operating rules, certification requirements and various rules, regulations and requirements governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for it to comply. As its business changes, HydraFacial may also be subject to different rules under existing standards, which may require new assessments that involve costs above what it currently pays for compliance. If HydraFacial fails to comply with the rules or requirements of any provider of a payment method HydraFacial accepts, or if the volume of fraud in its transactions limits or terminates its rights to use payment methods HydraFacial currently accepts, or if a data breach occurs relating to its payment systems, among other things, it may be subject to fines and higher transaction fees and lose its ability to accept credit and debit card payments from its consumers, process electronic funds transfers or facilitate other types of online payments, and its reputation and its business, financial condition and results of operations could be materially and adversely affected.

Risk factors related to conducting business internationally

International sales and operations comprise a significant portion of HydraFacial’s business, which exposes it to foreign operational, political and other risks that may harm its business.

HydraFacial generates an increasing share of its revenue from international sales and maintains international operations, including supply and distribution chains that are, and will continue to be, a significant part of its business. Since HydraFacial’s growth strategy depends in part on its ability to penetrate international markets and increase the localization of HydraFacial’s products and services, it expects to continue to increase its sales and presence outside the United States, particularly in markets it believes to have high-growth potential. The substantial up-front investment required, the lack of consumer awareness of HydraFacial’s products in certain jurisdictions outside of the United States, differences in consumer preferences and trends between the United States and other jurisdictions, the risk of inadequate intellectual property protections and differences in packaging, labeling and related laws, rules and regulations are all substantial matters that need to be evaluated prior to doing business in new jurisdictions, and which make the success of HydraFacial’s international efforts uncertain.

Moreover, HydraFacial’s reliance on international operations exposes it to other risks and uncertainties that are customarily encountered in non-U.S. operations and that may have a material effect on its results of operations and business as a whole, including:

•	local political and economic instability;

•	increased expense of developing, testing and making localized versions of HydraFacial’s products;

•	difficulties in hiring and retaining employees;

•	differing employment practices and laws and labor disruptions;

•	pandemics, such as the COVID-19 pandemic, and natural disasters;

•	difficulties in managing international operations, including any travel restrictions imposed on HydraFacial or HydraFacial’s customers, such as those imposed in response to the COVID-19 pandemic;

•	fluctuations in currency exchange rates;

•	foreign exchange controls that could make it difficult to repatriate earnings and cash;

•	import and export controls, license requirements and restrictions;

•	controlling production volume and quality of the manufacturing process;

•	acts of terrorism and acts of war;

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general geopolitical instability and the responses to it, such as the possibility of economic sanctions, trade restrictions and changes in tariffs, such as recent economic sanctions implemented by the United States against China and Russia and tariffs imposed by the United States and China;

•	interruptions and limitations in telecommunication services;

•	product or material transportation delays or disruption, including as a result of customs clearance, violence, protests, police and military actions, or natural disasters;

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risks of non-compliance by HydraFacial’s employees, contractors, or partners or agents with, and burdens of complying with, a wide variety of extraterritorial, regional and local laws, including competition laws and anti-bribery laws such as the U.S. Foreign Corrupt Practices Act (“FCPA”) and the UK Bribery Act 2010 (the “UKBA”), in spite of HydraFacial’s policies and procedures designed to promote compliance with these laws;

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the impact of government-led initiatives to encourage the purchase or support of domestic vendors, which can affect the willingness of customers to purchase products from, or collaborate to promote interoperability of products with, companies whose headquarters or primary operations are not domestic;

•	an inability to obtain or maintain adequate intellectual property protection for HydraFacial’s brand and products;

•	longer payment cycles and greater difficulty in accounts receivable collection;

•	a legal system subject to undue influence or corruption;

•	a business culture in which illegal sales practices may be prevalent; and

•	potential adverse tax consequences.

If any of the risks outlined above materialize in the future, HydraFacial could experience production delays and lost or delayed revenues, among other potential negative consequences that could materially impact HydraFacial’s international operations and adversely affect HydraFacial’s business as a whole.

Adverse economic conditions in the United States, Europe or any of the other countries in which HydraFacial may conduct business could negatively affect its business, financial condition and results of operations.

Consumer spending on beauty health products and services is influenced by general economic conditions and the availability of discretionary income. Adverse economic conditions in the United States, Europe or any of the other jurisdictions in which HydraFacial does significant business, or periods of inflation or high energy prices may contribute to higher unemployment levels, decreased consumer spending, reduced credit availability and declining consumer confidence and demand, each of which poses a risk to HydraFacial’s business. A decrease in consumer spending or in consumer confidence and demand for HydraFacial’s products could have a significant negative impact on its net sales and profitability, including its operating margins and return on invested capital. These economic conditions could cause some of HydraFacial’s providers or suppliers to experience cash flow or credit problems and impair their financial condition, which could disrupt its business and adversely affect product orders, payment patterns and default rates and increase its bad debt expense.

Legal, political, and economic uncertainty surrounding the planned exit of the United Kingdom from the European Union are a source of instability and uncertainty.

On January 31, 2020, the United Kingdom formally withdrew from the European Union. Uncertainties regarding trade arrangements between the United Kingdom and the European Union resulting from such withdrawal could result in increased costs or otherwise adversely impact HydraFacial’s operations in the European Union and the United Kingdom. HydraFacial distributes its products to its European Union based providers and distributors from the United Kingdom. Depending on tariffs and trade regulation negotiations, HydraFacial may be forced to acquire duplicate arrangements in the European Union either temporarily or permanently, which may increase its costs in the European Union and the United Kingdom.

Further, since the United Kingdom will no longer be part of the European Union, its data protection regulatory regime will be independent of the European Union. It is expected that the United Kingdom will have its own data protection laws and regulations, mirroring that of the General Data Protection Regulation (the

“GDPR”), including similar fines for non-compliance. Thus, if a regulatory issue arose in both the European Union and the United Kingdom (e.g., a breach that affected both the European Union and the United Kingdom residents), then HydraFacial would be subject to receiving fines for any material non-compliance from both the European Union and the United Kingdom.

In addition, the process for the United Kingdom to withdraw from the European Union, and the longer term economic, legal, political, regulatory and social framework to be put in place between the United Kingdom and the European Union remain unclear and have had and may continue to have a material and adverse effect on global economic conditions and the stability of global financial markets and may significantly reduce global market liquidity and restrict the ability of key market participants to operate in certain financial markets. Any of these factors could depress economic activity and restrict HydraFacial’s access to capital, which could materially and adversely affect its business, financial condition and results of operations.

HydraFacial has growing operations in China, which exposes it to risks inherent in doing business in that country.

HydraFacial currently source components in China and does not have substantial alternatives to those suppliers. HydraFacial also utilizes warehouse services provided by its third-party distributors. With the rapid development of the Chinese economy, the cost of labor has increased and may continue to increase in the future. HydraFacial’s results of operations will be materially and adversely affected if its labor costs, or the labor costs of its suppliers, increase significantly. In addition, HydraFacial and its suppliers may not be able to find a sufficient number of qualified workers due to the intensely competitive and fluid market for skilled labor in China. Furthermore, pursuant to Chinese labor laws, employers in China are subject to various requirements when signing labor contracts, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. These labor laws and related regulations impose liabilities on employers and may significantly increase the costs of workforce reductions. If HydraFacial decides to change or reduce its workforce, these labor laws could limit or restrict its ability to make such changes in a timely, favorable and effective manner. Additionally, the Chinese government may impose additional regulations regarding ingredients and composition and these regulations may affect HydraFacial’s products. Any of these events may materially and adversely affect its business, financial condition and results of operations.

Operating in China exposes HydraFacial to political, legal and economic risks. In particular, the political, legal and economic climate in China, both nationally and regionally, is fluid and unpredictable. HydraFacial’s ability to operate in China may be adversely affected by changes in U.S. and Chinese laws and regulations such as those related to, among other things, taxation, import and export tariffs, environmental regulations, land use rights, intellectual property, currency controls, network security, employee benefits, hygiene supervision and other matters. In addition, HydraFacial or its suppliers may not obtain or retain the requisite legal permits to continue to operate in China, and costs or operational limitations may be imposed in connection with obtaining and complying with such permits. In addition, Chinese trade regulations are in a state of flux, and HydraFacial may become subject to other forms of taxation, tariffs and duties in China. Furthermore, the third parties HydraFacial relies on in China may disclose its confidential information or intellectual property to competitors or third parties, which could result in the illegal distribution and sale of counterfeit versions of its products. If any of these events occur, its business, financial condition and results of operations could be materially and adversely affected. See also “Recent and potential additional tariffs imposed by the United States government or a global trade war could increase the cost of HydraFacial’s products, which could materially and adversely affect its business, financial condition and results of operations.”

Recent and potential additional tariffs imposed by the United States government or a global trade war could increase the cost of HydraFacial’s products, which could materially and adversely affect its business, financial condition and results of operations.

The U.S. government has imposed increased tariffs on certain imports from China, some of which cover products that HydraFacial imports from that country. HydraFacial currently sources important components for its products from third-party suppliers in China, and, as such, current tariffs may increase its cost of goods, which may result in lower gross margin on certain of its products. In any case, increased tariffs on imports from China could materially and adversely affect its business, financial condition and results of operations. In retaliation for the current U.S. tariffs, China has implemented tariffs on a wide range of American products. There is also a concern that the imposition of additional tariffs by the United States could result in the adoption of tariffs by other countries as well, leading to a global trade war. Trade restrictions implemented by the United States or other countries in connection with a global trade war could materially and adversely affect HydraFacial’s business, financial condition and results of operations.

Risk factors related to evolving laws and regulations and compliance with laws and regulations

New laws, regulations, enforcement trends or changes in existing regulations governing the introduction, marketing and sale of HydraFacial’s products to consumers could harm its business.

There has been an increase in regulatory activity and activism in the United States and abroad, and the regulatory landscape is becoming more complex with increasingly strict requirements. If this trend continues, HydraFacial may find it necessary to alter some of the ways it has traditionally manufactured and marketed its products in order to stay in compliance with a changing regulatory landscape, and this could add to the costs of its operations and have an adverse impact on its business. To the extent federal, state, local or foreign regulatory changes regarding consumer protection, or the ingredients, claims or safety of HydraFacial’s products occurs in the future, they could require HydraFacial to reformulate or discontinue certain of its products, revise the product packaging or labeling, or adjust operations and systems, any of which could result in, among other things, increased costs, delays in product launches, product returns or recalls and lower net sales, and therefore could have a material adverse effect on its business, financial condition and results of operations. Noncompliance with applicable regulations could result in enforcement action by the FDA or other regulatory authorities within or outside the United States, including but not limited to product seizures, injunctions, product recalls and criminal or civil monetary penalties, all of which could have a material adverse effect on HydraFacial’s business, financial condition and results of operations.

In the United States, the FDA does not currently require pre-market approval for products intended to be sold as cosmetics. However, the FDA may in the future require pre-market approval, clearance or registration/notification of cosmetic products, establishments or manufacturing facilities. Moreover, such products could also be regulated as both drugs and cosmetics simultaneously, as the categories are not mutually exclusive. The statutory and regulatory requirements applicable to drugs are extensive and require significant resources and time to ensure compliance. For example, if any of HydraFacial’s products intended to be sold as cosmetics were to be regulated as drugs, HydraFacial might be required to conduct, among other things, clinical trials to demonstrate the safety and efficacy of these products. HydraFacial may not have sufficient resources to conduct any required clinical trials or to ensure compliance with the manufacturing requirements applicable to drugs. If the FDA determines that any of HydraFacial’s products intended to be sold as cosmetics should be classified and regulated as drug products and it is unable to comply with applicable drug requirements, HydraFacial may be unable to continue to market those products. Any inquiry into the regulatory status of HydraFacial’s cosmetics and any related interruption in the marketing and sale of these products could damage its reputation and image in the marketplace.

In recent years, the FDA has issued warning letters to several cosmetic companies alleging improper claims regarding their cosmetic products. If the FDA determines that HydraFacial has disseminated inappropriate drug claims for its products intended to be sold as cosmetics, it could receive a warning or untitled letter, be required to modify its product claims or take other actions to satisfy the FDA. In addition, plaintiffs’ lawyers have filed class action lawsuits against cosmetic companies after receipt of these types of FDA warning letters. There can be no assurance that HydraFacial will not be subject to state and federal government actions or class action lawsuits, which could harm its business, financial condition and results of operations.

Additional state and federal requirements may be imposed on consumer products as well as cosmetics, cosmetic ingredients, or the labeling and packaging of products intended for use as cosmetics. For example, several lawmakers are currently focused on giving the FDA additional authority to regulate cosmetics and their ingredients. This increased authority could require the FDA to impose increased testing and manufacturing requirements on cosmetic manufacturers or cosmetics or their ingredients before they may be marketed. HydraFacial is unable to ascertain what, if any, impact any increased statutory or regulatory requirements may have on its business.

HydraFacial also may begin to sell consumer products, which are subject to regulation by the CPSC in the United States under the provisions of the Consumer Product Safety Act, as amended by the Consumer Product Safety Improvement Act of 2008. These statutes and the related regulations ban from the market consumer products that fail to comply with applicable product safety laws, regulations and standards. The CPSC has the authority to require the recall, repair, replacement or refund of any such banned products or products that otherwise create a substantial risk of injury and may seek penalties for regulatory noncompliance under certain circumstances. The CPSC also requires manufacturers of consumer products to report certain types of information to the CPSC regarding products that fail to comply with applicable regulations. Certain state laws also address the safety of consumer products, and mandate reporting requirements, and noncompliance may result in penalties or other regulatory action.

HydraFacial’s facilities are subject to regulation under the Federal Food, Drug and Cosmetic Act (the “FDCA”) and FDA implementing regulations.

HydraFacial’s facilities are subject to regulation under the FDCA and FDA implementing regulations. The FDA may inspect all of its facilities periodically to determine if it is complying with provisions of the FDCA and FDA regulations. In addition, HydraFacial’s facilities for manufacturing OTC drug products must comply with the FDA’s current drug good manufacturing practices (“GMP”) requirements that require it to maintain, among other things, good manufacturing processes, including stringent vendor qualifications, ingredient identification, manufacturing controls and record keeping.

HydraFacial’s operations could be harmed if regulatory authorities make determinations that it, or its vendors, are not in compliance with these regulations. If the FDA finds a violation of GMPs, it may enjoin HydraFacial’s manufacturing operations, seize product, restrict importation of goods, and impose administrative, civil or criminal penalties. If HydraFacial fails to comply with applicable regulatory requirements, it could be required to take costly corrective actions, including suspending manufacturing operations, changing product formulations, suspending sales, or initiating product recalls. In addition, compliance with these regulations has increased and may further increase the cost of manufacturing certain of HydraFacial’s products to ensure and maintain compliance. Any of these outcomes could have a material adverse effect on its business, financial condition and results of operations.

Government regulations and private party actions relating to the marketing and advertising of HydraFacial’s products and services may restrict, inhibit or delay its ability to sell its products and harm its business, financial condition and results of operations.

Government authorities regulate advertising and product claims regarding the performance and benefits of HydraFacial’s products. These regulatory authorities typically require a reasonable basis to support any marketing claims. What constitutes a reasonable basis for substantiation can vary widely from market to market, and there is no assurance that the efforts that HydraFacial undertakes to support its claims will be deemed adequate for any particular product or claim. A significant area of risk for such activities relates to improper or unsubstantiated claims about HydraFacial’s products and their use or safety. If HydraFacial is unable to show adequate substantiation for its product claims, or its promotional materials make claims that exceed the scope of allowed claims for the classification of the specific product, the FDA, the FTC or other regulatory authorities could take enforcement action or impose penalties, such as monetary consumer redress, requiring HydraFacial to revise its marketing materials, amend its claims or stop selling certain products, all of which could harm its business, financial condition and results of operations. Any regulatory action or penalty could lead to private party actions, or private parties could seek to challenge HydraFacial’s claims even in the absence of formal regulatory actions, which could harm its business, financial condition and results of operations.

HydraFacial’s business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to its business practices, monetary penalties, increased costs of operations or otherwise harm its business, financial condition and results of operations.

HydraFacial is subject to a variety of laws and regulations in the United States and abroad regarding privacy and data protection, some of which can be enforced by private parties or government entities and some of which provide for significant penalties for non-compliance. For example, the GDPR allows for a private right of action, imposes stringent data protection requirements on companies established in the European Union or companies that offer goods or services to, or monitor the behavior of, individuals in the European Union. The GDPR establishes a robust framework of data subjects’ rights and imposes onerous accountability obligations on companies, with penalties for noncompliance of up to the greater of 20 million euros or four percent of annual global revenue. Furthermore, the California Consumer Privacy Act (the “CCPA”) requires new disclosures to California consumers, imposes new rules for collecting or using information about minors, affords California consumers new abilities to opt out of certain disclosures of personal information and also establishes significant penalties for noncompliance. In response to the GDPR and CCPA, HydraFacial has reviewed and amended its information practices involving European-resident consumers and California-resident consumers, as well as its use of service providers or interactions with other parties to whom HydraFacial discloses personal information. HydraFacial cannot yet predict the full impact of the CCPA and its respective implementing regulations on its business or operations, but these laws may require HydraFacial to further modify its information practices and policies, and to incur substantial costs and expenses in an effort to comply. It also remains unclear what, if any, further modifications will be made to the CCPA and its implementing regulations, or how the statute or rules will be interpreted.

Data privacy continues to remain a matter of interest to lawmakers and regulators. A number of proposals are pending before federal, state and foreign legislative and regulatory bodies, and additional laws and regulations have been passed but are not yet effective, all of which could significantly affect HydraFacial’s business. For example, some U.S. states are considering enacting stricter data privacy laws, some modeled on the GDPR, some modeled on the CCPA, and others potentially imposing completely distinct requirements. The U.S. is considering comprehensive federal privacy legislation, such as the Consumer Online Privacy Rights Act, which would significantly expand elements of the data protection rights and obligations existing within the GDPR and the CCPA to all U.S. consumers. In addition, the European Union’s institutions are debating the ePrivacy Regulation, which would repeal and replace the current ePrivacy Directive that regulates electronic marketing and use of cookies and tracking technologies. The new guidance and the ePrivacy Regulation would together require extensive disclosure and consent, regulate web beacons and similar technology affecting HydraFacial’s ability to use a users’ location and other data for personalized advertising, and alter the ability of advertisers to place ads across social media and the web. The current European Union member states’ local guidance in line with GDPR has significantly increased the risk of penalties for breach of the GDPR and law implementing the ePrivacy Directive. Increased regulation of privacy and data protection may lead to broader restrictions on the way HydraFacial markets its products on a global basis and increase its risk of regulatory oversight, its ability to reach its consumers, and its capability to provide its consumers with personalized services and experiences.

Several countries in Europe have also recently issued guidance on the use of cookies and similar tracking technologies which require an additional layer of consent from, and disclosure to, website users for third-party advertising, social media advertising and analytics.

Regulation of cookies and similar technologies may lead to broader restrictions on HydraFacial’s marketing and personalization activities and may negatively impact its efforts to understand users’ Internet usage, online shopping and other relevant online behaviors, as well as the effectiveness of its marketing and its business generally. Such regulations, including uncertainties about how well the advertising technology ecosystem can adapt to legal changes around the use of tracking technologies, may have a negative effect on businesses, including HydraFacial’s, that collect and use online usage information for consumer acquisition and marketing. The decline of cookies or other online tracking technologies as a means to identify and target potential purchasers may increase the cost of operating HydraFacial’s business and lead to a decline in revenues. In addition, legal uncertainties about the legality of cookies and other tracking technologies may increase regulatory scrutiny and increase potential civil liability under data protection or consumer protection laws.

Compliance with existing, not yet effective, and proposed privacy and data protection laws and regulations can be costly and can delay or impede HydraFacial’s ability to market and sell its products, impede its ability to conduct business through websites HydraFacial and its partners may operate, change and limit the way HydraFacial uses consumer information in operating its business, cause HydraFacial to have difficulty maintaining a single operating model, result in negative publicity, increase its operating costs, require significant management time and attention, or subject HydraFacial to inquiries or investigations, claims or other remedies, including significant fines and penalties or demands that HydraFacial modify or cease existing business practices. In addition, if HydraFacial’s privacy or data security measures fail to comply with applicable current or future laws and regulations, it may be subject to litigation, regulatory investigations, enforcement notices requiring HydraFacial to change the way it uses personal data or its marketing practices, fines or other liabilities, as well as negative publicity and a potential loss of business.

Failure to comply with the U.S. Foreign Corrupt Practices Act, other applicable anti-corruption and anti-bribery laws, and applicable trade control laws could subject HydraFacial to penalties and other adverse consequences.

HydraFacial sells its products in several countries outside of the United States, primarily through distributors. HydraFacial’s operations are subject to FCPA, as well as the anti-corruption and anti-bribery laws in the countries where HydraFacial does business. The FCPA prohibits covered parties from offering, promising, authorizing or giving anything of value, directly or indirectly, to a “foreign government official” with the intent of improperly influencing the official’s act or decision, inducing the official to act or refrain from acting in violation of lawful duty, or obtaining or retaining an improper business advantage. The FCPA also requires publicly traded companies to maintain records that accurately and fairly represent their transactions, and to have an adequate system of internal accounting controls. In addition, other applicable anti-corruption laws prohibit bribery of domestic government officials, and some laws that may apply to HydraFacial’s operations prohibit commercial bribery, including giving or receiving improper payments to or from non-government parties, as well as so-called “facilitation” payments. In addition, HydraFacial is subject to U.S. and other applicable trade control regulations that restrict with whom it may transact business, including the trade sanctions enforced by the U.S. Treasury, Office of Foreign Assets Control (“OFAC”).

While HydraFacial has implemented policies, internal controls and other measures reasonably designed to promote compliance with applicable anti- corruption and anti-bribery laws and regulations, and certain safeguards designed to ensure compliance with U.S. trade control laws, its employees or agents may engage in improper conduct for which HydraFacial might be held responsible. Any violations of these anti-corruption or trade control laws, or even allegations of such violations, can lead to an investigation and/or enforcement action, which could disrupt its operations, involve significant management distraction, and lead to significant costs and expenses, including legal fees. If HydraFacial, or its employees or agents acting on its behalf, are found to have engaged in practices that violate these laws and regulations, it could suffer severe fines and penalties, profit disgorgement, injunctions on future conduct, securities litigation, bans on transacting government business, delisting from securities exchanges and other consequences that may have a material adverse effect on its business, financial condition and results of operations. In addition, HydraFacial’s brand and reputation, its sales activities or its stock price could be adversely affected if HydraFacial becomes the subject of any negative publicity related to actual or potential violations of anti-corruption, anti-bribery or trade control laws and regulations.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by HydraFacial to comply with these regulations could substantially harm its business, financial condition and results of operations.

HydraFacial is subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet, e-commerce or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection, social media marketing, third-party cookies, web beacons and similar technology for online behavioral advertising and gift cards. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet or e-commerce, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or HydraFacial’s practices. HydraFacial cannot be sure that its practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by Hydrafacial to comply with any of these laws or regulations could result in damage to HydraFacial’s reputation, a loss in business and proceedings or actions against it by governmental entities or others. Any such proceeding or action could hurt HydraFacial’s reputation, force it to spend significant amounts in defense of these proceedings, distract its management, increase its costs of doing business, decrease the use of its sites by consumers and suppliers and may result in the imposition of monetary liability. HydraFacial may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations. In addition, it is possible that governments of one or more countries may seek to censor content available on its sites or may even attempt to completely block access to its sites. Adverse legal or regulatory developments could substantially harm its business. In particular, in the event that HydraFacial is restricted, in whole or in part, from operating in one or more countries, its ability to retain or increase its consumer base may be adversely affected, and it may not be able to maintain or grow its net sales and expand its business as anticipated.

HydraFacial has identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of its consolidated financial statements and have other adverse consequences.

HydraFacial has identified material weaknesses in its internal control over financial reporting that HydraFacial is currently working to remediate, which relate to: (a) HydraFacial’s general segregation of duties, including the review and approval of journal entries; (b) a lack of sufficient accounting resources; and (c) the lack of a formalized risk assessment process.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of HydraFacial’s financial statements would not be prevented or detected on a timely basis. These deficiencies could result in additional material misstatements to HydraFacial’s consolidated financial statements that could not be prevented or detected on a timely basis.

HydraFacial’s management has concluded that these material weaknesses in HydraFacial’s internal control over financial reporting are due to the fact that Hydrafacial is a private company with limited resources and does not have the necessary business processes and related internal controls formally designed and implemented coupled with the appropriate resources with the appropriate level of experience and technical expertise to oversee HydraFacial’s business processes and controls.

HydraFacial’s management is in the process of developing a remediation plan. The material weaknesses will be considered remediated when HydraFacial’s management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. HydraFacial’s management will monitor the effectiveness of its remediation plans and will make changes management determines to be appropriate.

If not remediated, these material weaknesses could result in further material misstatements to HydraFacial’s annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If HydraFacial is unable to assert that its internal control over financial reporting is effective, or when required in the future after the consummation of the Business Combination, if our Independent Registered Public Accounting Firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of the Company’s financial reports, the market price of the Class A Stock could be adversely affected and the Company could become subject to litigation or investigations by the NYSE, the SEC, or other regulatory authorities, which could require additional financial and management resources.

Risk factors related to legal and regulatory proceedings

HydraFacial is involved, and may become involved in the future, in disputes and other legal or regulatory proceedings that, if adversely decided or settled, could materially and adversely affect its business, financial condition and results of operations.

HydraFacial is, and may in the future become, party to litigation, regulatory proceedings or other disputes. In general, claims made by or against HydraFacial in disputes and other legal or regulatory proceedings can be expensive and time-consuming to bring or defend against, requiring HydraFacial to expend significant resources and divert the efforts and attention of its management and other personnel from its business operations. These potential claims include, but are not limited to, personal injury claims, class action lawsuits, intellectual property claims, employment litigation and regulatory investigations and causes of action relating to the advertising and promotional claims about its products. Any adverse determination against HydraFacial in these proceedings, or even the allegations contained in the claims, regardless of whether they are ultimately found to be without merit, may also result in settlements, injunctions or damages that could have a material adverse effect on HydraFacial’s business, financial condition and results of operations.

HydraFacial may be required to recall products and may face product liability claims, either of which could result in unexpected costs and damage its reputation.

HydraFacial sells products for human use. HydraFacial’s products intended for use as skin care are not generally subject to pre-market approval or registration processes, so HydraFacial cannot rely upon a government safety panel to qualify or approve its products for use. A product may be safe for the general population when used as directed but could cause an adverse reaction for a person who has a health condition or allergies, or who is taking a prescription medication. If HydraFacial discovers that any of its products are causing adverse reactions, it could suffer adverse publicity or regulatory/government sanctions.

Potential product liability risks may arise from the testing, manufacture and sale of HydraFacial’s products, including that the products fail to meet quality or manufacturing specifications, contain contaminants, include inadequate instructions as to their proper use, include inadequate warnings concerning side effects and interactions with other substances or for persons with health conditions or allergies, or cause adverse reactions or side effects. Product liability claims could increase HydraFacial’s costs, and adversely affect its business, financial condition and results of operations. As HydraFacial continues to offer an increasing number of new products, its product liability risk may increase. It may be necessary for HydraFacial to recall products that do not meet approved specifications or because of the side effects resulting from the use of its products, which would result in adverse publicity, potentially significant costs in connection with the recall and could have a material adverse effect on its business, financial condition and results of operations.

In addition, plaintiffs in the past have received substantial damage awards from other cosmetic and drug companies based upon claims for injuries allegedly caused by the use of their products. Although HydraFacial currently maintains general liability insurance, any claims brought against HydraFacial may exceed its existing or future insurance policy coverage or limits. Any judgment against HydraFacial that is in excess of HydraFacial’s policy coverage or limits would have to be paid from its cash reserves, which would reduce its capital resources. In addition, HydraFacial may be required to pay higher premiums and accept higher deductibles in order to secure adequate insurance coverage in the future. Further, HydraFacial may not have sufficient capital resources to pay a judgment, in which case its creditors could levy against its assets. Any product liability claim or series of claims brought against HydraFacial could harm its business significantly, particularly if a claim were to result in adverse publicity or damage awards outside or in excess of its insurance policy limits.

Risk factors related to intellectual property

If HydraFacial is unable to protect its intellectual property, the value of its brand and other intangible assets may be diminished, and its business may be adversely affected.

HydraFacial relies on trademark, copyright, trade secret, trade dress, patent and other laws protecting proprietary rights, nondisclosure and confidentiality agreements and other practices to protect its brand and proprietary information, technologies and processes. HydraFacial’s trademarks are valuable assets that support its brand and consumers’ perception of its products. Although HydraFacial has existing and pending trademark registrations for its brand in the United States and in many of the foreign countries in which it operates, it may not be successful in asserting trademark or trade name protection in all jurisdictions. HydraFacial also has not applied for trademark protection in all relevant foreign jurisdictions and cannot assure you that its pending trademark applications will be approved. Third parties may also attempt to register its trademarks abroad in jurisdictions where it has not yet applied for trademark protection, oppose its trademark applications domestically or abroad, or otherwise challenge its use of the trademarks. In the event that HydraFacial’s trademarks are successfully challenged, it could be forced to rebrand its products in some parts of the world, which could result in the loss of brand recognition and could require HydraFacial to devote resources to advertising and marketing new brands.

Some of HydraFacial’s earliest filed patents have expired. While HydraFacial has other patents and pending patent applications directed to its technologies, it cannot provide any assurances that any of its remaining patents has, or that any of its pending patent applications that mature into issued patents will include claims with a scope sufficient to protect its products and technologies, including any additional features HydraFacial develops for its products or any new products. Other parties may have developed technologies that may be related or competitive to HydraFacial’s platform, may have filed or may file patent applications and may have received or may receive patents that overlap or conflict with its patents or patent applications, either by claiming the same methods or devices or by claiming subject matter that could dominate its patent position. Patents, if issued, may be challenged, narrowed in scope, deemed unenforceable, invalidated or circumvented. Proceedings challenging its patents could result in either loss of the patent or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such proceedings may be costly. Thus, any patents that HydraFacial may own may not provide any protection against competitors. Furthermore, an adverse decision in a derivation proceeding can result in a third party receiving the patent right sought by HydraFacial, which in turn could affect its ability to commercialize its products. Further, the U.S. Patent and Trademark Office (“USPTO”), international trademark offices or judicial bodies may deny HydraFacial’s trademark applications, and, even if published or registered, these trademarks may not effectively protect its brand and goodwill. Like patents, trademarks also may be opposed, cancelled, or challenged by third parties.

Additionally, HydraFacial may not be able to protect its intellectual property rights throughout the world. Filing, prosecuting and defending patents in all countries throughout the world would be prohibitively expensive, and its intellectual property rights in some countries outside the United States can be less extensive than those in the U.S. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the U.S. Consequently, HydraFacial may not be able to prevent third parties from practicing its inventions in all countries outside the U.S., or from selling or importing products made using its inventions in and into the U.S. or other jurisdictions. Competitors may use HydraFacial’s technologies in jurisdictions where it has not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where it has patent protection, but enforcement is not as strong as that in the U.S. These products may compete with HydraFacial’s products, and its patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

In addition, while it is HydraFacial’s policy to require its employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to HydraFacial, it may be unsuccessful in executing such an agreement with each party who in fact conceives or develops intellectual property that HydraFacial regards as its own. HydraFacial’s assignment agreements may not be self-executing or may be breached, and it may be forced to bring claims against third parties, or defend claims they may bring against HydraFacial, to determine the ownership of what it regards as its intellectual property. HydraFacial may be subject to claims challenging the inventorship or ownership of its intellectual property. HydraFacial also may be subject to claims that former employees, collaborators or other third parties have an ownership interest in its patents or other intellectual property. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If HydraFacial fails in defending any such claims, in addition to paying monetary damages, it may lose valuable intellectual property rights. Such an outcome could have a material adverse effect on its business. Even if HydraFacial is successful in defending against such claims, litigation could result in substantial costs and distraction to management and other employees.

HydraFacial’s ability to enforce its patent rights depends on its ability to detect infringement. It may be difficult to detect infringers that do not advertise the components that are used in their products. Moreover, it may be difficult or impossible to obtain evidence of infringement in a competitor’s or potential competitor’s product. HydraFacial may not prevail in any lawsuits that it initiates and the damages or other remedies awarded if HydraFacial were to prevail may not be commercially meaningful. Adverse proceedings can be expensive and time-consuming and may divert the efforts of its technical and managerial personnel, which could in turn harm its business, whether or not HydraFacial receives a determination favorable to it. In addition, a court or other judicial body may decide that the patent HydraFacial seeks to enforce is invalid or unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that the patent in question does not cover the technology in question. An adverse result in any proceeding could put one or more of HydraFacial’s patents at risk of being invalidated or interpreted narrowly. Some of HydraFacial’s competitors may be able to devote significantly more resources to intellectual property proceedings, and may have significantly broader intellectual property portfolios to assert against HydraFacial if HydraFacial asserts its rights against them. Further, because of the substantial discovery required in connection with intellectual property litigation, there is a risk that some of its confidential information could be disclosed or otherwise compromised. In addition, proceedings to enforce or defend HydraFacial’s patents could put its patents at risk of being invalidated, held unenforceable or interpreted narrowly. Such proceedings could also provoke third parties to assert claims.

HydraFacial also relies upon unpatented trade secrets and know-how and continuing technological innovation to develop and maintain its competitive position, which HydraFacial seeks to protect, in part, through confidentiality agreements with its employees and its collaborators and consultants. It is possible that technology relevant to HydraFacial’s business will be developed independently by a person that is not a party to such an agreement, and that person could be an employee of or otherwise associated with one of its competitors. Furthermore, if the employees and consultants who are parties to these agreements breach or violate the terms of these agreements, HydraFacial may not have adequate remedies for or sufficient resources to litigate any such breach or violation, and HydraFacial could lose its trade secrets through such breaches or violations. Further, HydraFacial’s trade secrets could otherwise become known or independently discovered by its competitors. If HydraFacial is unable to obtain, maintain and enforce intellectual property protection directed to its technology and any future technologies that HydraFacial develops, others may be able to make, use, import or sell products that are the same or substantially the same as HydraFacial’s, which could adversely affect its ability to compete in the market.

HydraFacial may not be able to correctly estimate or control its future operating expenses in relation to obtaining intellectual property, enforcing intellectual property and/or defending intellectual property, which could affect operating expenses. HydraFacial’s operating expenses may fluctuate significantly in the future as a result of a variety of factors, including the costs of preparing, filing, prosecuting, defending, and enforcing patent and trademark claims and other intellectual property-related costs, including adverse proceedings (such as litigation) costs.

If HydraFacial fails to protect its intellectual property or other proprietary rights, its business, financial condition and results of operations may be materially and adversely affected.

HydraFacial’s success depends on its ability to operate its business without infringing, misappropriating or otherwise violating the trademarks, patents, copyrights and other proprietary rights of third parties.

HydraFacial’s commercial success depends in part on its ability to operate without infringing, misappropriating or otherwise violating the trademarks, patents, copyrights, trade secrets and other proprietary rights of others. HydraFacial cannot be certain that the conduct of its business does not and will not infringe, misappropriate or otherwise violate such rights. From time to time HydraFacial receives allegations of trademark or patent infringement and third parties have filed claims against HydraFacial with allegations of intellectual property infringement. In addition, third parties may involve HydraFacial in intellectual property disputes as part of a business model or strategy to gain competitive advantage.

To the extent HydraFacial gains greater visibility and market exposure as a public company or otherwise, it may also face a greater risk of being the subject of such claims and litigation. For these and other reasons, third parties may allege that HydraFacial’s products or activities infringe, misappropriate, dilute or otherwise violate their trademark, patent, copyright or other proprietary rights. Defending against allegations and litigation could be expensive, occupy significant amounts of time, divert management’s attention from other business concerns and have an adverse impact on its ability to bring products to market. In addition, if HydraFacial is found to infringe, misappropriate, dilute or otherwise violate third-party trademark, patent, copyright or other proprietary rights, its ability to use brands to the fullest extent may be limited, HydraFacial may need to obtain a license, which may not be available on commercially reasonable terms, or at all, or it may need to redesign or rebrand its marketing strategies or products, which may not be possible.

HydraFacial may also be required to pay substantial damages or be subject to an order prohibiting HydraFacial and its providers from importing or selling certain products or engaging in certain activities. HydraFacial’s inability to operate its business without infringing, misappropriating or otherwise violating the trademarks, patents, copyrights and proprietary rights of others could have a material adverse effect on its business, financial condition and results of operations.

Risk factors related to marketing activities

Use of social media may materially and adversely affect HydraFacial’s reputation or subject HydraFacial to fines or other penalties.

HydraFacial relies to a large extent on its online presence to reach consumers, and it offers consumers the opportunity to rate and comment on its products on its e-commerce websites. Negative commentary or false statements regarding HydraFacial or HydraFacial’s products may be posted on HydraFacial’s e-commerce websites or social media platforms and may be adverse to its reputation or business. HydraFacial’s target consumers often value readily available information and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate without affording HydraFacial an opportunity for redress or correction. In addition, HydraFacial may face claims relating to information that is published or made available through the interactive features of its e-commerce websites. For example, HydraFacial may receive third-party complaints that the comments or other content posted by users on its platforms infringe third-party intellectual property rights or otherwise infringe the legal rights of others. While the Communications Decency Act and Digital Millennium Copyright Act generally protect online service providers from claims of copyright infringement or other legal liability for the self-directed activities of its users, if it were determined that HydraFacial did not meet the relevant safe harbor requirements under either law, HydraFacial could be exposed to claims related to advertising practices, defamation, intellectual property rights, rights of publicity and privacy, and personal injury torts. HydraFacial could incur significant costs investigating and defending such claims and, if HydraFacial is found liable, significant damages. If any of these events occur, its business, financial condition and results of operations could be materially and adversely affected.

HydraFacial also uses third-party social media platforms as marketing tools. For example, HydraFacial maintains Snapchat, Facebook, TikTok, Instagram and YouTube accounts. As e-commerce and social media platforms continue to rapidly evolve, HydraFacial must continue to maintain a presence on these platforms and establish presences on new or emerging popular social media platforms. If HydraFacial is unable to cost-effectively use social media platforms as marketing tools, its ability to acquire new consumers and its financial condition may suffer. Furthermore, as laws and regulations rapidly evolve to govern the use of these platforms and devices, the failure by HydraFacial, its employees or third parties acting at its direction to abide by applicable laws and regulations in the use of these platforms and devices could subject HydraFacial to regulatory investigations, class action lawsuits, liability, fines or other penalties and have a material adverse effect on HydraFacial’s business, financial condition and result of operations.

In addition, an increase in the use of social media for product promotion and marketing may cause an increase in the burden on HydraFacial to monitor compliance of such materials and increase the risk that such materials could contain problematic product or marketing claims in violation of applicable regulations.

HydraFacial’s business relies heavily on email and other messaging services, and any restrictions on the sending of emails or messages or an inability to timely deliver such communications could materially adversely affect its net revenue and business.

HydraFacial’s business is highly dependent upon email and other messaging services for promoting its brand, products and e-commerce platforms. HydraFacial provides emails and “push” communications to inform consumers of new products, shipping specials and other promotions. HydraFacial believes these messages are an important part of its consumer experience. If HydraFacial is unable to successfully deliver emails or other messages to its subscribers, or if subscribers decline to open or read its messages, its business, financial condition and results of operations may be materially adversely affected. Changes in how web and mail services block, organize and prioritize email may reduce the number of subscribers who receive or open its emails. For example, Google’s Gmail service has a feature that organizes incoming emails into categories (for example, primary, social and promotions). Such categorization or similar inbox organizational features may result in HydraFacial’s emails being delivered in a less prominent location in a subscriber’s inbox or viewed as “spam” by its subscribers and may reduce the likelihood of that subscriber reading its emails. Actions by third parties to block, impose restrictions on or charge for the delivery of emails or other messages could also adversely impact HydraFacial’s business. From time to time, Internet service providers or other third parties may block bulk email transmissions or otherwise experience technical difficulties that result in HydraFacial’s inability to successfully deliver emails or other messages to consumers.

Changes in the laws or regulations that limit HydraFacial’s ability to send such communications or impose additional requirements upon HydraFacial in connection with sending such communications would also materially adversely impact its business. For example, electronic marketing and privacy requirements in the European Union are highly restrictive and differ greatly from those in the U.S., which could cause fewer individuals in the European Union to subscribe to HydraFacial’s marketing messages and drive up its costs and risk of regulatory oversight and fines if HydraFacial is found to be non-compliant.

HydraFacial’s use of email and other messaging services to send communications to consumers may also result in legal claims against HydraFacial, which may cause HydraFacial increased expenses, and if successful might result in fines and orders with costly reporting and compliance obligations or might limit or prohibit its ability to send emails or other messages. HydraFacial also relies on social networking messaging services to send communications and to encourage consumers to send communications. Changes to the terms of these social networking services to limit promotional communications, any restrictions that would limit HydraFacial’s ability or its consumers’ ability to send communications through their services, disruptions or downtime experienced by these social networking services or decline in the use of or engagement with social networking services by consumers could materially and adversely affect its business, financial condition and results of operations.

HydraFacial’s business could be negatively impacted by corporate citizenship and sustainability matters.

There is an increased focus from certain investors, providers, consumers, employees, and other stakeholders concerning corporate citizenship and sustainability matters. From time to time, HydraFacial may announce certain initiatives, including goals, regarding HydraFacial’s focus areas, which include environmental matters, packaging, responsible sourcing and social investments. HydraFacial could fail, or be perceived to fail, in its achievement of such initiatives or goals, or HydraFacial could fail in accurately reporting its progress on such initiatives and goals. In addition, HydraFacial could be criticized for the scope of such initiatives or goals or perceived as not acting responsibly in connection with these matters. Any such matters, or related corporate citizenship and sustainability matters, could have a material adverse effect on HydraFacial’s business, financial condition and results of operations.

Volatility in the financial markets could have a material adverse effect on HydraFacial’s business.

While HydraFacial currently generates cash flows from its ongoing operations and have had access to credit markets through its various financing activities, credit markets may experience significant disruptions. Deterioration in global financial markets could make future financing difficult or more expensive. If any financial institution party to HydraFacial’s credit facilities or other financing arrangements were to declare bankruptcy or become insolvent, they may be unable to perform under their agreements with HydraFacial. This could leave HydraFacial with reduced borrowing capacity, which could have a material adverse effect on its business, financial condition and results of operations.

Risk factors related to the Company and the Business Combination

Our Sponsor has agreed to vote in favor of the Business Combination and the other proposals described in this proxy statement, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the holders of public stock in connection with an initial business combination, our Sponsor has agreed to vote any shares of Common Stock owned by it in favor of the Business Combination Proposal and the other proposals described in this proxy statement. As of the date hereof, our Sponsor owns shares equal to 20% of our issued and outstanding shares of Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our Sponsor agreed to vote any shares of Common Stock owned by it in accordance with the majority of the votes cast by our public stockholders.

Our Sponsor, certain members of our Board and our officers have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

When considering our Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that the directors and officers of the Company, some of whom are members of our Sponsor, have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

•

the fact that our Sponsor paid an aggregate of $25,000 for 11,500,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination, and which, if unrestricted and freely tradable, would be valued at approximately $115,000,000 assuming a per share value of $10.00, but, given the restrictions on such shares, we believe such shares have less value;

•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete an initial business combination by October 2, 2022;

•

the fact that our Sponsor paid an aggregate of approximately $14,000,000 for its 9,333,333 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by October 2, 2022;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by October 2, 2022;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation excludes the equity holders of our Sponsor and their respective successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation provides that certain transactions are not “corporate opportunities” and that our Sponsor its successors and affiliates (other than the post-combination company and its subsidiaries) and certain other persons are not subject to the doctrine of corporate opportunity; and

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees.

Our Sponsor holds a significant number of shares of our common stock, including Founder Shares. It will lose its entire investment in us if a business combination is not completed.

Our Sponsor holds in the aggregate 11,500,000 Founder Shares, representing 20% of the total outstanding shares upon completion of our IPO. The Founder Shares will be worthless if we do not complete a business combination by October 2, 2022. In addition, our Sponsor holds an aggregate of 9,333,333 Private Placement Warrants that will also be worthless if we do not complete a business combination by October 2, 2022.

The Founder’s Shares are identical to the shares of Class A Stock included in the public units, except that: (i) the Founder Shares are subject to certain transfer restrictions; (ii) our Sponsor has entered into a letter agreement with us, pursuant to which it has agreed: (a) to waive its redemption rights with respect to its shares of common stock of the Company in connection with the completion of our Business Combination; and (b) to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete our initial business combination by October 2, 2022 (although it will be entitled to liquidating distributions from the Trust Account with respect to any public shares it holds if we fail to complete our initial business combination by October 2, 2022); and (iii) the Founder Shares are automatically convertible into shares of our Class A Stock at the time of our initial business combination, as described herein.

The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting HydraFacial and completing a business combination with HydraFacial, and may influence their operation of the post-combination company following the Business Combination. This risk may become more acute as the deadline of October 2, 2022, for completing an initial business combination nears.

Our Sponsor, directors or officers or their affiliates may elect to purchase shares or public warrants from public stockholders, which may influence a vote on a proposed Business Combination and the other proposals described in this proxy statement and reduce the public “float” of our Class A Stock.

Our Sponsor, directors or officers or their affiliates may purchase shares of Class A Stock or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our Business Combination, although they are under no obligation to do so. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. Such a purchase of Class A Stock may include a contractual acknowledgment that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers or their affiliates purchase shares of Class A Stock in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy closing conditions in the Merger Agreement regarding required amounts in the Trust Account and the proceeds from the Private Placement equaling or exceeding certain thresholds where it appears that such requirements would otherwise not be met. This may result in the completion of our Business Combination that may not otherwise have been possible. Any such purchases of shares of Class A Stock or public warrants will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A Stock or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on the Nasdaq or another national securities exchange or reducing the liquidity of the trading market for our Class A Stock or public warrants.

Our public stockholders will experience dilution as a consequence of, among other transactions, the issuance of Class A Stock as consideration in the Business Combination and the Private Placement. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.

The issuance of the Class A Stock in the Business Combination and in the Private Placement will dilute the equity interest of our existing stockholders and may adversely affect prevailing market prices for our public shares and/or public warrants.

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 37.2% in the post-combination company; (ii) the Private Placement Investors will own approximately 28.3% of the post-combination company (such that public stockholders, including Private Placement Investors, will own approximately 65.6% of the post-combination company); (iii) our Sponsor will own approximately 9.3% of the post-combination company; and (iv) the HydraFacial Stockholders will own approximately 25.1% of the post-combination company. These levels of ownership interest assume that no shares are elected to be redeemed.

The Private Placement Investors have agreed to purchase in the aggregate approximately 35,000,000 shares of Class A Stock, for approximately $350,000,000 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $350,000,000 of the gross proceeds from the Private Placement, in addition to funds from the Trust Account (plus any interest accrued thereon), will be used to fund the cash consideration payable pursuant to the Merger Agreement, the repayment of approximately $245,000,000 (such amount determined assuming the Business Combination closes on March 31, 2021) of HydraFacial’s existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination (i) does not take into account warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination, but (ii) does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float,” and “Unaudited Pro Forma Condensed Combined Financial Information.”

There can be no assurance that our Class A Stock that will be issued in connection with the Business Combination will be approved for listing on Nasdaq or, if approved, will continue to be so listed following the closing of the Business Combination, or that we will be able to comply with the continued listing standards of Nasdaq.

Our Class A Stock, public units and public warrants are currently listed on Nasdaq. Our continued eligibility for listing may depend on, among other things, the number of our shares that are redeemed. We intend to apply to continue the listing of our publicly traded common stock and warrants on Nasdaq. In order to continue listing our securities on Nasdaq prior to the completion of the Business Combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with the Business Combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share, our stockholders’ equity would generally be required to be at least $5 million, and we would be required to have a minimum of 300 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If, after the Business Combination, Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A Stock is a “penny stock,” which will require brokers trading in our Class A Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Stock, public units and public warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Resales of the shares of Class A Stock included in the Stock Consideration could depress the market price of our Class A Stock.

We will have approximately 123,524,025 shares of Class A Stock outstanding immediately following the Business Combination, and there may be a large number of shares of Class A Stock sold in the market following the completion of the Business Combination or shortly thereafter. The shares held by the Company’s public stockholders are freely tradable, and the shares of Class A Stock held by the Private Placement Investors will be freely tradable following effectiveness of the registration statement that we have agreed to file within 30 days after the completion of the Business Combination covering the resales of such shares. In addition, the Restricted Stockholders will be able to sell shares of Class A Stock following the effectiveness of the registration statement that we have agreed to file within 60 days after the completion of the Business Combination covering the resales of such shares, subject to the lock-up periods applicable to the such Restricted Stockholders. Also, at any time following the closing of the Business Combination, the Restricted Stockholders will also be able to make a demand request, subject to certain conditions, that a registration statement be filed covering the resales of shares of Class A Stock held by such restricted Stockholders. We also expect that the Restricted Stockholders and Private Placement Investors will also be able to resell shares of Class A Stock held by them under Rule 144 once one year has elapsed from the date that we file the Current Report on Form 8-K following the closing of the Business Combination that includes the required Form 10 information that reflects we are no longer a shell company. Such sales of shares of Class A Stock or the perception of such sales may depress the market price of our Class A Stock.

We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by October 2, 2022. If we are unable to effect an initial business combination by October 2, 2022, we will be forced to liquidate and our warrants will expire worthless.

We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by October 2, 2022. Unless we amend our current certificate of incorporation to extend the life of the Company and certain other agreements into which we have entered, if we do not complete an initial business combination by October 2, 2022, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per-share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per public unit in the IPO. In addition, if we fail to complete an initial business combination by October 2, 2022, there will be no redemption rights or liquidating distributions with respect to our public warrants or the Private Placement Warrants, which will expire worthless. We expect to consummate the Business Combination and do not intend to take any action to extend the life of the Company beyond October 2, 2022 if we are unable to effect an initial business combination by that date.

Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our public warrants may be amended.

The exercise price for the public warrants is $11.50 per share of Class A Stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the public warrants may expire worthless.

Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of our key personnel, including the key personnel of HydraFacial whom we expect to stay with the post-combination business following the Business Combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business, and its financial condition could suffer as a result.

Our ability to successfully effect our Business Combination is dependent upon the efforts of our key personnel, including the key personnel of HydraFacial. Although some of our key personnel may remain with the post-combination business in senior management or advisory positions following our Business Combination, it is possible that we will lose some key personnel, the loss of whom could negatively impact the operations and profitability of our post-combination business. We anticipate that some or all of the management of HydraFacial will remain in place.

HydraFacial’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of HydraFacial’s officers could have a material adverse effect on HydraFacial’s business, financial condition, or operating results. HydraFacial does not maintain key-man life insurance on any of its officers. The services of such personnel may not continue to be available to the post-combination business.

The Company and HydraFacial will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on the Company and HydraFacial. These uncertainties may impair our or HydraFacial’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our or HydraFacial’s business could be harmed.

We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the Business Combination, to the extent permitted by our current certificate of incorporation and bylaws and applicable laws. For example, it is a condition to our obligations to close the Business Combination that the Company have at least $5,000,001 of net tangible assets (determined in accordance with the Exchange Act) remaining after the consummation of the Business Combination. However, if our Board and the board of directors of HydraFacial determine that a failure to satisfy the condition is not material, then the parties may elect to waive that condition and close the Business Combination. We may not waive the condition that our stockholders approve the Business Combination. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement—Conditions to Closing of the Business Combination” for additional information.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.

In the period leading up to the closing of the Business Combination, other events may occur that, pursuant to the Merger Agreement, would require the Company to agree to amend the Merger Agreement, to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of HydraFacial’s business, a request by HydraFacial to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on HydraFacial’s business and would entitle the Company to terminate the Merger Agreement. In any of such circumstances, it would be in the discretion of the Company, acting through the Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the Company and our stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

We and HydraFacial will incur significant transaction and transition costs in connection with the Business Combination.

We and HydraFacial have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. We and HydraFacial may also incur additional costs to retain key employees. All expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs or paid by the Company following the closing of the Business Combination.

The Company’s transaction expenses as a result of the Business Combination are currently estimated at approximately $50,000,000, including $16,100,000 in deferred underwriting commissions to the underwriters of our IPO. The amount of the deferred underwriting commissions will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions, and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify), and our warrants will expire worthless.

If we are unable to complete an initial business combination by October 2, 2022, our public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify (as described herein)), and our warrants will expire worthless.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any funds held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the funds held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason.

Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per share redemption amount received by public stockholders could be less than the $10.00 per public share initially held in the Trust Account, due to claims of such creditors.

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, if any, provided that such liability will not apply to any claims by a third party that executed a waiver of any and all rights to seek access to the Trust Account, nor will it apply to any claims under indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and believe that our Sponsor’s only assets are securities of our Company. We have not asked our Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per public share or (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes, if any, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in our Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Upon consummation of the Business Combination, our only significant asset will be our ownership interest in HydraFacial, and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than our ownership of HydraFacial. We will depend on HydraFacial for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Common Stock. The financial condition and operating requirements of HydraFacial may limit our ability to obtain cash from HydraFacial. The earnings from, or other available assets of, HydraFacial may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

Subsequent to our completion of our Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on HydraFacial, we cannot assure you that this diligence will surface all material issues that may be present in HydraFacial’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of HydraFacial’s business and outside of our and HydraFacial’s control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. Accordingly, any of our stockholders who choose to remain stockholders following our Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

We have no operating or financial history, and our results of operations and those of the post-combination company may differ significantly from the unaudited pro forma financial data included in this proxy statement.

We are a blank check company, and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical audited results of operations of the Company as of and for the period from July 8, 2020 (inception) through September 30, 2020, with the historical audited results of operations of HydraFacial as of and for the year ended December 31, 2019 and the unaudited results of HydraFacial as of and for the nine months ended September 30, 2020, respectively, and gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2019. The unaudited pro forma condensed combined balance sheet of the post-combination company combines the historical balance sheets of the Company as of September 30, 2020 and of HydraFacial as of September 30, 2020 and gives pro forma effect to the Business Combination as if it had been consummated on that date.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination and the acquisitions by HydraFacial been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post-combination company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States and other jurisdictions, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower-than-anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher-than-anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop, or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. You may be unable to sell your securities unless a market can be established or sustained.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the closing of the Business Combination may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there has not been a public market for HydraFacial’s stock and trading in the shares of our Class A Stock has not been consistently active. Accordingly, the valuation ascribed to HydraFacial and our Class A Stock in the Business Combination may not be indicative of the price of the post-combination company that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities, and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the post-combination company’s securities following the Business Combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	speculation in the press or investment community;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to the post-combination company;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving the post-combination company;

•	changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Class A Stock available for public sale;

•	any major change in our Board or management;

•	sales of substantial amounts of Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•	the realization of any of the risk factors presented in this proxy statement;

•	additions or departures of key personnel;

•	failure to comply with the requirements of Nasdaq;

•	failure to comply with SOX or other laws or regulations;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of Class A Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Stock. After the Business Combination, our Sponsor will hold approximately 9.3% of our Class A Stock. In addition, at the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, (i) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants and including shares of Class A Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Restricted Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder (including the shares of Class A Stock issued upon conversion of the Class B Stock and upon exercise of any Private Placement Warrants) and shares of Class A Stock issued or issuable as Earn-Out Shares to the HydraFacial Stockholders and (ii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights. In addition, our Sponsor entered into a letter agreement pursuant to which it agreed that, with certain limited exceptions, the Founder Shares (which will be converted into shares of Class A Stock at the closing of the Business Combination), Private Placement Warrants and the shares of Class A Stock issuable upon conversion of such warrants may not be transferred until one year after the closing of the Business Combination. In addition, given that such lock-up period is potentially shorter than that of most other blank check companies, these securities may become registered and available for sale sooner than shares held by sponsors in such other companies.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

•	labor availability and costs for hourly and management personnel;

•	profitability of our products, especially in new markets and due to seasonal fluctuations;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	negative publicity relating to products we serve;

•	changes in consumer preferences and competitive conditions;

•	expansion to new markets; and

•	fluctuations in commodity prices.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding our Class A Stock adversely, then the price and trading volume of our Class A Stock could decline.

The trading market for our Class A Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company or the post-combination company. If no securities or industry analysts commence coverage of the post-combination company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the post-combination company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Stock would likely decline. If any analyst who may cover the Company were to cease coverage of the post-combination company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We may be unable to obtain additional financing to fund the operations and growth of the post-combination company.

We may require additional financing to fund the operations or growth of the post-combination company. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-combination company. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our Business Combination.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time-consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We have not registered the shares of Class A Stock issuable upon exercise of the public warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise public warrants, thus precluding such investor from being able to exercise its public warrants except on a cashless basis and potentially causing such public warrants to expire worthless.

We have not registered the shares of Class A Stock issuable upon exercise of the public warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use commercially reasonable efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A Stock issuable upon exercise of the public warrants, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order.

If the shares of Class A Stock issuable upon exercise of the public warrants are not registered under the Securities Act, we will be required to permit holders to exercise their public warrants on a cashless basis, in which case the number of shares of our Class A Stock that a holder will receive upon cashless exercise will be based on a formula subject to a maximum number of shares equal to 0.361 shares of our Class A Stock per warrant (subject to adjustment).

However, no public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available.

Notwithstanding the above, if our Class A Stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act, and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use commercially reasonable efforts to register the shares under applicable blue sky laws to the extent an exemption is not available.

In no event will we be required to net cash settle any public warrant, or issue securities or other compensation in exchange for the public warrants in the event that we are unable to register or qualify the shares underlying the public warrants under the Securities Act or applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the public warrants is not so registered or qualified or exempt from registration or qualification, the holder of such public warrant shall not be entitled to exercise such public warrant, and such public warrant may have no value and expire worthless. In such event, holders who acquired their public warrants as part of a purchase of public units will have paid the full unit purchase price solely for the shares of Class A Stock included in the public units. There may be a circumstance where an exemption from registration exists for holders of our Private Placement Warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants. In such an instance, our Sponsor and its transferees (which may include our directors and executive officers) would be able to sell the shares of our Common Stock underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying Common Stock.

If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Stock for sale under all applicable state securities laws.

We may amend the terms of the public warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding public warrants. As a result, the exercise price of a holder’s public warrants could be increased, the exercise period could be shortened, and the number of shares of our Common Stock purchasable upon exercise of a public warrant could be decreased, all without the approval of that warrant holder.

Our public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least a majority of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the public warrants, shorten the exercise period or decrease the number of shares of Class A Stock purchasable upon exercise of a public warrant.

We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their public warrants worthless.

We have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per public warrant; provided that the last reported sales price of our Class A Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending three business days before we send the notice of redemption to the warrant holders and provided certain other conditions are met. If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding public warrants could force the warrant holders: (i) to exercise their public warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so; (ii) to sell their public warrants at the then-current market price when they might otherwise wish to hold their public warrants; or (iii) to accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, we expect would be substantially less than the market value of their public warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

In addition, we have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the last reported sale price of the shares of our Class A Stock for any 20 trading days within a 30-trading-day period ending three business days before we send the notice of redemption to the warrant holders equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like). In such a case, the holders will be able to exercise their public warrants prior to redemption for a number of shares of our Class A Stock determined based on the redemption date and the fair market value of our Class A Stock. The value received upon exercise of the public warrants (i) may be less than the value the holders would have received if they had exercised their public warrants at a later time where the underlying share price is higher and (ii) may not compensate the holders for the value of the public warrants, including because the number of Common Stock received is capped at 0.361 shares of our Class A Stock per public warrant (subject to adjustment) irrespective of the remaining life of the public warrants.

Because each public unit contains one-third of one public warrant and only a whole public warrant may be exercised, the public units may be worth less than public units of other blank check companies.

Each unit contains one-third of one warrant. Pursuant to the warrant agreement, if, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a public share, we will, upon exercise, round down to the nearest whole number the number of shares of our Class A Stock to be issued to the warrant holder. This is different from other blank check companies similar to ours whose public units include one public share and one public warrant to purchase one whole common share. We have established the components of the public units in this way in order to reduce the dilutive effect of the public warrants upon completion of a business combination since the public warrants will be exercisable in the aggregate for one-third of the number of public shares compared to public units that each contain a whole warrant to purchase one public share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this public unit structure may cause our public units to be worth less than if such units included a public warrant to purchase one whole public share.

Warrants will become exercisable for our Class A Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We issued public warrants to purchase 15,333,333 shares of Class A Stock as part of our IPO, and, on the IPO closing date, we issued Private Placement Warrants to our Sponsor to purchase 9,333,333 shares of our Class A Stock, in each case at $11.50 per share. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the Trust Account or vote as a class with the Common Stock on an initial business combination. We expect to issue approximately 35,000,000 shares of our Class A Stock to the Private Placement Investors in the Private Placement upon consummation of the Business Combination. The shares of Class A Stock issued in the Private Placement and additional shares of our Class A Stock issued upon exercise of our warrants will result in dilution to the then-existing holders of Class A Stock of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Stock.

The Private Placement Warrants are identical to the public warrants sold as part of the public units issued in our IPO except that, so long as they are held by our Sponsor or its permitted transferees: (i) they will not be redeemable by us; (ii) they (including the Class A Stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our Sponsor until 30 days after the completion of an initial business combination; (iii) they may be exercised by the holders on a cashless basis; and (iv) are subject to registration rights.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an initial business combination by October 2, 2022 may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following October 2, 2022 in the event we do not complete an initial business combination, and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more), and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an initial business combination by October 2, 2022 is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our Board and us to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Assuming the passage of Proposal Nos. 1 through 3 of this proxy statement, the post-combination company’s Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Board;

•	the requirement that directors may only be removed from the Board for cause;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•

a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•

the requirement that changes or amendments to certain provisions of our certificate of incorporation or bylaws must be approved by holders of at least two-thirds of the Common Stock of the post-combination company; and

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of SOX; (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following October 2, 2025, the fifth anniversary of our IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Stock that is held by non-affiliates equals or exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock that is held by non-affiliates exceeds $250 million as of the last business day of the prior fiscal quarter, or (ii) our annual revenues equaled or exceeded $100 million during such completed fiscal year, and the market value of our common stock that is held by non-affiliates equals or exceeds $700 million as of the last business day of the prior second fiscal quarter.

We cannot predict if investors will find our Class A Stock less attractive because we rely on these exemptions. If some investors find our Class A Stock less attractive as a result, there may be a less active trading market for our Class A Stock, and our stock price may be more volatile.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, the post-combination company will be required to provide attestation on internal controls commencing with the annual report for fiscal year ended December 31, 2021, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of HydraFacial as a privately held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of the post-combination company are documented, designed or operating.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of the post-combination company or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports, and the market price of our common stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

Risk factors related to the redemption

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our stockholders do not agree.

Our current certificate of incorporation does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would result in the Company’s failure to have net tangible assets of at least $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). However, the Merger Agreement provides that our and HydraFacial’s respective obligations to consummate the Business Combination are conditioned on the amount in the Trust Account, together with the proceeds from the Private Placement and other available cash, equaling or exceeding $390,000,000. As a result, we may be able to complete our Business Combination even though a substantial portion of our public stockholders have redeemed their shares. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of our Class A Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of our Class A Stock issued in the IPO.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the public units sold in our IPO. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise redemption rights to certify to the Company whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to the Company at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the Business Combination, and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in our IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of our Class A Stock will exceed the per share redemption price. Notwithstanding the foregoing, stockholders may challenge the Company’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, our stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Stockholders of the Company who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A Stock for a pro rata portion of the funds held in our Trust Account.

Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, which we refer to as “DTC,” it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, this proxy statement that we are furnishing to holders of our public shares in connection with our Business Combination describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed. Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

Risks if the Adjournment Proposal is not approved

If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Board will not have the ability to adjourn the Special Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved, and, therefore, the Business Combination may not be consummated.

The Board is seeking approval to adjourn the Special Meeting to a later date or dates if, at the Special Meeting, based upon the tabulated votes, there are insufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Director Election Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval and the Director Election Proposal are approved. If the Adjournment Proposal is not approved, the Board will not have the ability to adjourn the Special Meeting to a later date and, therefore, will not have more time to solicit votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal. In such events, the Business Combination would not be completed.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

The Company is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of the Company and HydraFacial adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the unaudited condensed balance sheet of the Company as of September 30, 2020 with the unaudited condensed consolidated balance sheet of HydraFacial on a pro forma basis as of September 30, 2020, giving effect to the Business Combination and related transactions, summarized below, as if they had been consummated on that date. The historical balance sheet of Vesper as of September 30, 2020 has been adjusted as if the Company’s IPO took place on September 30, 2020 rather than October 2, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 combines the unaudited condensed statement of operations of the Company for the period from July 8, 2020 (inception) through September 30, 2020 with the unaudited condensed consolidated statement of operations of HydraFacial for the nine months ended September 30, 2020. The unaudited pro forma combined statement of operations for the year ended December 31, 2019 is based on the audited consolidated statement of comprehensive income (loss) of HydraFacial for the year ended December 31, 2019. The Company was incorporated on July 8, 2020, and did not begin operations until 2020, accordingly, the Company does not have a statement of operations for the year ended December 31, 2019. The unaudited pro forma condensed combined statements of operations for both periods presented give effect to the Business Combination and related transactions, summarized below, as if they had been consummated on January 1, 2019, the earliest period presented:

•

the merger of Merger Sub I, a wholly owned subsidiary of Merger Sub II, with and into HydraFacial, followed by a subsequent merger of HydraFacial into Merger Sub II, a wholly owned subsidiary of the Company, with Merger Sub II being the surviving company;

•	the payment of cash consideration to HydraFacial shareholders and repayment of HydraFacial indebtedness in connection with the Business Combination;

•	the consummation of the Private Placement;

•	the acceleration and vesting of HydraFacial incentive units in connection with the Business Combination;

•	issuance of 66,024,025 shares of Class A Stock;

•	the conversion of each outstanding share of Class B Stock immediately prior to the closing of the Business Combination into one share of Class A Stock;

•	the settlement of the note receivable due from the HydraFacial Stockholders;

•	the payment of transaction costs incurred by both the Company and HydraFacial; and

•	the payment of deferred legal fees, underwriting commissions and other costs incurred in connection with the Business Combination.

The unaudited condensed combined pro forma financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, prepared in accordance with GAAP, which are included elsewhere in this proxy statement/prospectus:

•	The historical unaudited condensed financial statements as of and for the period from July 8, 2020 (inception) through September 30, 2020 of the Company; and

•

The historical unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2020 and the historical audited consolidated financial statements of HydraFacial as of and for the year ended December 31, 2019.

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, the Company is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the following:

•

the HydraFacial Stockholders considered in the aggregate are expected to have the largest minority interest of the voting power in the combined entity under the minimum and maximum redemption scenarios;

•	the operations of HydraFacial prior to the acquisition comprise the only ongoing operations of the post-combination company;

•	senior management of HydraFacial comprises the senior management of the post-combination company;

•	the relative size and valuation of HydraFacial compared to the Company; and

•

pursuant to the Investor Rights Agreement, HydraFacial has the right to designate certain initial members of the board of directors of the post-combination company immediately after giving effect to the transactions.

Consideration was given to the fact that the Company will pay a purchase price consisting of a combination of cash and equity consideration and its shareholders may have the largest voting bloc, should the Company’s public stockholders be considered in the aggregate. However, based on the aforementioned factors of management, board representation, largest minority shareholder as noted above, and the continuation of the HydraFacial business as well as size it was determined that accounting for the Business Combination as a reverse recapitalization was appropriate.

Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of HydraFacial with the acquisition being treated as the equivalent of HydraFacial issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of the Class A Stock into cash:

•	Assuming No Redemptions. This presentation assumes:

•	No existing public shareholders exercise their redemption rights with respect to their redeemable Class A Stock upon consummation of the Business Combination.

•	Assuming Maximum Redemptions. This presentation assumes:

•

The Company’s public stockholders exercise redemptions in connection with their Class A Stock. This scenario results in the redemption of 42,475,975 public shares, which is derived from the number of shares that could be redeemed in connection with the Business Combination at an approximate redemption price of $10.00 per share based on Vesper’s as-adjusted trust account balance as of September 30, 2020. This maximum redemption scenario is based on the maximum number of redemptions that may occur but which would still provide the minimum aggregate Business Combination and the Private Placement proceeds.

The existing HydraFacial Stockholders will hold 31,024,025 shares of the public shares immediately after the Business Combination, which approximates a 25.12% ownership level assuming no redemptions and, assuming maximum redemptions, the existing HydraFacial Stockholders will hold 73,500,000 shares, which approximates to a 59.50% ownership level. The following table summarizes the number of the public shares outstanding following the consummation of the Business Combination and the Private Placement under the two scenarios. Additionally, the table excludes the potential dilutive effect of the warrants and excludes the sellers earn out shares:

	No Redemptions		Maximum Redemptions
Shareholder	No. of Shares	% Ownership	No. of Shares	% Ownership
Vesper’s public stockholders	46,000,000	37.24%	3,524,025	2.85%
Founder Shares	11,500,000	9.31%	11,500,000	9.31%
HydraFacial Stockholders	31,024,025	25.12%	73,500,000	59.50%
Private Placement Investors	35,000,000	28.33%	35,000,000	28.33%

Pro Forma weighted average shares outstanding – basic and diluted	123,524,025		123,524,025

The terms of the Business Combination also include an earnout provision pursuant to which certain additional contingent consideration would be payable to the HydraFacial stockholders if certain add-on acquisitions were completed before the first anniversary consummation of the transaction. The unaudited pro forma condensed combined financial information does not reflect earnout consideration effects, as the achievement of the earnout is uncertain. Accordingly, no effect has been given for the potential earnout shares.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The unaudited condensed combined pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of these unaudited pro forma condensed combined financial statements and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. The Company and HydraFacial have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined information contained herein assumes that the public stockholders approve the Business Combination. The public stockholders may elect to redeem their public shares for cash even if they approve the Business Combination. The Company cannot predict how many of its public stockholders will exercise their right to have their Class A Stock redeemed for cash. As a result, HydraFacial has elected to provide the unaudited pro forma condensed combined financial information under two different redemption scenarios, which produce different allocations of total HydraFacial equity between holders of the ordinary shares. As described in greater detail in Note 2, Basis of Presentation, of the unaudited pro forma condensed combined financial information, the first scenario, or “no redemption scenario,” assumes that none of the Company’s public stockholders will exercise their right to have their public shares redeemed for cash, and the second scenario, or “maximum redemption scenario,” assumes that holders of the maximum number of public shares that could be redeemed for cash while still leaving sufficient cash available to consummate the Business Combination will exercise their right to have their public shares redeemed for cash. The actual results will be within the parameters described by the two scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, HydraFacial is considered the accounting acquirer, as further discussed in Note 2, Basis of Presentation, of the unaudited pro forma condensed combined financial information.

The unaudited condensed combined pro forma financial information should also be read together with “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “HydraFacial’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this proxy statement/prospectus.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2020

(in thousands, except per share amounts)

			No Redemption Scenario			Max Redemptions
	Company (As Adjusted) Note 3	HydraFacial (Historical	Pro Forma Adjustments Note 4		Pro Forma Combined	Pro Forma Adjustments Note 4		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	4,760	11,848	460,000	(a)	112,402	460,000	(a)	112,402
			(447,156)	(b)		(22,396)	(b)
			(33,900)	(c)		(33,900)	(c)
			(16,100)	(d)		(16,100)	(d)
			350,000	(e)		350,000	(e)
			—			(424,760)	(f)
			(217,604)	(j)		(217,604)	(j)
			554	(m)		554	(m)
Accounts receivable, net of allowances for doubtful accounts		17,764	—		17,764	—		17,764
Prepaid expenses		3,480	—		3,480	—		3,480
Income tax receivable		5,119	—		5,119	—		5,119
Inventories		21,084	—		21,084	—		21,084

Total current assets	4,760	59,295	95,794		159,849	95,794		159,849
Property and equipment, net		9,377	—		9,377	—		9,377
Intangible assets, net		53,718	—		53,718	—		53,718
Goodwill		98,510	—		98,510	—		98,510
Deferred Tax Assets		371			371			371
Other assets		2,461	—		2,461	—		2,461
Cash held in trust account	460,000		(460,000)	(a)	—	(460,000)	(a)	—

Total assets	464,760	223,732	(364,206)		324,286	(364,206)		324,286

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable		12,696	—		12,696	—		12,696
Accrued payroll related expenses		7,968	—		7,968	—		7,968
Other accrued expenses	1	1,736	—		1,737	—		1,737
Accrued offering costs	179		—		179	—		179
Income tax payable		296	—		296	—		296
Current portion of unfavorable lease terms		—	—		—	—		—
Advances from related party	229		—		229	—		229
Promissory note - related party	5		—		5	—		5
Current portion of long-term debt due to related parties		427	(427)	(j)	—	(427)	(j)	—

Total current liabilities	414	23,123	(427)		23,110	(427)		23,110

			No Redemption Scenario				Max Redemptions
	Company (As Adjusted) Note 3	HydraFacial (Historical	Pro Forma Adjustments Note 4			Pro Forma Combined	Pro Forma Adjustments Note 4			Pro Forma Combined
Unfavorable lease terms, net of current portion		—	—			—	—			—
Other long-term liabilities		1,238	—			1,238	—			1,238
Long-term debt due to related parties		214,437	(214,437)		(j)	—	(214,437)		(j)	—
Deferred income taxes, net		7,477	—			7,477	—			7,477
Deferred underwriting fee payable	$16,100		(16,100)		(d)	$—	$(16,100)		(d)	$—

Total liabilities	$16,514	$246,275	$(230,964)			$31,825	$(230,964)			$31,825

Commitments
Class A common stock subject to possible redemption	443,245		(443,245)		(g)	—	(443,245)		(f), (g)	—
Stockholders’ Equity
Common stock		—	—			—	—			—
Preferred stock	—	—	—			—	—			—
Class A common stock	1		4 9		(e) (g)	14	4 8		(e) (g)	14
Class B common stock	1		(1)		(g)	—	(1)		(g)	—
					(b),
Additional paid-in-capital	5,001	14,073	(437,115 (28,900 349,997 443,236 (2 (1,467 (8,499	) ) ) ) )	(k) (c) (e) (g) (h) (i) (l)	336,324	(12,356 (28,900 349,997 18,477 (2 (1,467 (8,499	) ) ) ) )	(b), (l) (c) (e) (g) (h) (i) (l)	336,324
Note receivable from stockholder		(554)	554		(m)	—	554		(m)	—
Accumulated other comprehensive income		48	—			48	—			48
Accumulated Deficit	(2)	(36,110)	(5,000 2 1,467 (1,542 (2,740	) ) )	(c) (h) (i) (l) (j)	(43,925)	(5,000 2 1,467 (1,542 (2,740	) ) )	(c) (h) (i) (l) (j)	(43,925)

Total stockholders’ equity	$5,001	$(22,543)	$310,003			$292,461	$310,003			$292,461

Total liabilities and stockholders’ equity	$464,760	$223,732	$(364,206)			$324,286	$(364,206)			$324,286

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2020

(in thousands, except share and per share amounts)

			No Redemption Scenario			Max Redemptions
	Company (Historical)	HydraFacial (Historical)	Pro Forma Adjustments Note 5		Pro Forma Combined	Pro Forma Adjustments Note 5		Pro Forma Combined
Revenues
Net sales	—	81,212	—		81,212	—		81,212
Cost of sales	—	37,050	—		37,050	—		37,050

Gross profit	—	44,162	—		44,162	—		44,162
Operating expenses
Formation and operating costs	2	—	—		2	—		2
General and administrative	—	19,659	—		19,659	—		19,659
Selling and marketing	—	34,425	—		34,425	—		34,425
Research and development	—	2,549	—		2,549	—		2,549

Total operating expense	2	56,633	—		56,635	—		56,635

Income (loss) from operations	(2)	(12,471)	—		(12,473)	—		(12,473)
Other expense (income)
Interest expense, net	—	15,447	(15,490)	(a)	(43)	(15,490)	(a)	(43)
Other expense (income)	—	(84)	—		(84)	-		(84)
Foreign currency gain, net	—	108	—		108	-		108

Total other expense	—	15,471	(15,490)		(19)	(15,490)		(19)

Income (loss) before provision for income taxes	(2)	(27,942)	15,490		(12,454)	15,490		(12,454)
Income tax provision (benefit)	—	(6,260)	3,873	(d)	(2,387)	3,873	(d)	(2,387)

Net loss	$(2)	$(21,682)	$11,617		$(10,067)	$11,617		$(10,067)

Net loss per share
Basic and diluted	$—	(434.98)		(b)	(0.08)		(b)	(0.08)
Weighted average shares outstanding
Basic and diluted	10,000,000	51,179	113,472,846	(c)	$123,524,025	113,472,846	(c)	$123,524,025

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

(in thousands, except share and per share amounts)

			No Redemption Scenario			Max Redemptions
	Company (Historical)	HydraFacial (Historical)	Pro Forma Adjustments Note 6		Pro Forma Combined	Pro Forma Adjustments Note 6		Pro Forma Combined
Revenues
Net sales	—	166,623	—		166,623	—		166,623
Cost of sales	—	60,111	292	(c)	60,403	292	(c)	60,403

Gross profit	—	106,512	(292)		106,220	(292)		106,220
Operating expenses	—	—	—		—	—		—
General and administrative	—	26,662	5,000	(b)	32,607	5,000	(b)	32,607
	—	—	945	(c)		945	(c)
Selling and marketing	—	61,774	230	(c)	62,004	230	(c)	62,004
Research and development	—	4,614	—		4,614	—		4,614

Total operating expense	—	93,050	6,175		99,225	6,175		99,225

Income (loss) from operations	—	13,462	(6,467)		6,995	(6,467)		6,995
Other expense (income)	—
Interest expense, net	—	17,092	(16,476)	(a)	3,356	(16,476)	(a)	3,356
	—	—	2,740	(d)	—	2,740	(d)	—
Other expense (income)	—	(535)	—		(535)	—		(535)
Foreign currency gain, net	—	(160)	—		(160)	—		(160)

Total other expense	—	16,397	(13,736)		2,661	(13,736)		2,661

Income (loss) before provision for income taxes	—	(2,935)	7,269		4,334	7,269		4,334
Income tax provision (benefit)	—	(1,297)	1,817	(g)	520	1,817	(g)	520

Net income (loss)	—	$(1,638)	$5,452		$3,814	$5,452		$3,814

Net income (loss) per share
Basic and diluted		$0.03		(e)	$0.03		(e)	$0.03

Weighted average shares outstanding
Basic and diluted		49,205	123,474,820	(f)	123,524,025	123,474,820	(f)	123,524,025

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Description of Business Combinations

On December 8, 2020, the Company entered into the Merger Agreement with Merger Sub I, Merger Sub II HydraFacial and LCP in its capacity as Stockholders’ Representative, which provides for, among other things, the Mergers. As a result of the Mergers, HydraFacial will be combined with Merger Sub II, which will be a wholly owned subsidiary of the Company. This merger consideration will include both cash consideration and consideration in the form of newly issued shares of Class A Stock. The cash consideration will be an amount equal to the Company’s cash and cash equivalents as of the closing of the Business Combination (including proceeds in connection with the Private Placement and the funds in the Trust Account), minus HydraFacial’s outstanding indebtedness at the closing of the Business Combination, minus transaction expenses of HydraFacial and the Company, minus $100,000,000. However, cash consideration, together with certain contractual fees owed by HydraFacial to affiliates of its stockholders, will be subject to a maximum of 60% of the sum of the aggregate merger consideration plus these fees. The remainder of the merger consideration will be paid in Rollver Equity. In connection with the Business Combination, the Company will pay off, or cause to be paid off, on behalf of HydraFacial, HydraFacial’s outstanding indebtedness under its existing credit facilities, and the merger consideration will be reduced by the amount of any such payment. The aggregate merger consideration payable by the Company to the HydraFacial Stockholders under the Merger Agreement will be an aggregate base merger consideration of $1,050.0 million. Under the terms of the transaction, HydraFacial will retain $100.0 million of cash towards its balance sheet, and the Company and HydraFacial will incur approximately $50.0 million of transaction expenses in the aggregate, inclusive of $16.1 million of deferred offering costs incurred by the Company in connection with the IPO. In addition to the consideration to be paid at the closing of the Business Combination, the stockholders of HydraFacial may be entitled to receive contingent consideration from the Company if certain acquisition targets identified by HydraFacial are acquired before or within one year after the closing of the Business Combination. This contingent consideration will be equal to 2.5 times the gross standalone revenue of each such acquisition target for the 12 months prior to such acquisition, up to a maximum of $75,000,000, and will payable in shares of Class A Stock. The Company has also entered into Subscription Agreements with the Private Placement Investors pursuant to which the Company anticipates raising additional proceeds to fund the Business Combination and related transactions through the Private Placement, whereby certain investors have agreed to purchase an aggregate of 35,000,000 shares of Class A Stock for a price of $10.00 per share for an aggregate commitment of approximately $350,000,000. The Private Placement is conditioned on, among other things, the closing of the Business Combination.

Note 2 - Basis of Presentation

The historical financial information has been adjusted to give a pro forma effect to the transaction accounting for the Business Combination. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined entity upon consummation of the Business Combination.

The pro forma adjustments have been prepared as if the Business Combination had been consummated on September 30, 2020 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2019, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations. The historical balance sheet of Vesper as of September 30, 2020 has been adjusted as if the Company’s IPO took place on September 30, 2020 rather than October 2, 2020.

The pro forma adjustments represent management’s estimates based on information available as of the date of this proxy statement/prospectus and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

The Company expects to enter into new equity awards with its employees upon the consummation of the Business Combination. The terms of these new equity awards have not been finalized and remain subject to change. Accordingly, no effect has been given to the unaudited pro forma condensed combined financial information for the new or current awards. No pro forma adjustments were recorded for historical stock-based compensation expense associated with the units that vested upon closing of the Business Combination as the amounts were immaterial.

The terms of the Business Combination also include an earnout provision pursuant to which certain additional contingent consideration would be payable to the HydraFacial stockholders if certain add-on acquisitions were completed before the first anniversary consummation of the transaction. The unaudited pro forma condensed combined financial information does not reflect earnout consideration effects, as the achievement of the earnout is uncertain. Accordingly, no effect has been given for the potential earnout shares.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of Class A Stock into cash:

•	Assuming No Redemptions. This presentation assumes:

•	No existing Class A shareholders of Vesper exercise their redemption rights with respect to their redeemable Class A Stock upon consummation of the Business Combination.

•	Assuming Maximum Redemptions. This presentation assumes:

•

Vesper’s public shareholders exercise redemptions in connection with their Class A Stock. This scenario results in the redemption of 42,475,975 Class A public shares of Vesper, which is derived from the number of shares that could be redeemed in connection with the Business Combination at an approximate redemption price of $10.00 per share based on the Company’s as-adjusted trust account balance as of September 30, 2020. This maximum redemption scenario is based on the maximum number of redemptions that may occur, but which would still provide the minimum aggregate Business Combination and the Private Placement cash proceeds.

The two alternative levels of redemption assumed in the unaudited pro forma condensed combined balance sheet and statement of operations are based on the assumption that there are no adjustments for the outstanding public or private placement warrants issued by Vesper as such securities are not exercisable until 30 days after the closing of the Business Combination.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

Note 3 - Vesper Adjusted Balance Sheet

The following table provides the adjusted balance sheet of Vesper as of September 30, 2020 as if the Company’s IPO took place on September 30, 2020 rather than October 2, 2020:

	Unaudited Historical As of September 30, 2020	Adjustments		Unaudited Adjusted As of September 30, 2020
Assets
Current Assets:
Cash	$25	$14,000	(1)
		(9,265)	(2)	$4,760
Due from Sponsor
Deferred offering costs	413	(413)	(2)

Total current assets	438	4,322		4,760
Cash held in Trust Account	—	460,000	(3)	460,000

Total assets	$438	$464,322		$464,760

	Unaudited Historical As of September 30, 2020	Adjustments		Unaudited Adjusted As of September 30, 2020

Liabilities and Shareholders’ Equity
Current liabilities
Accrued expenses	$1			$1
Accrued offering costs	179			179
Advances from related party	229			229
Promissory note - related party	5			5

Total current liabilities	414	—		414
Deferred underwriting fee payable	—	16,100	(4)	16,100

Total liabilities	414	16,100		16,514

Commitments
Class A common stock subject to possible redemption, 44,324,497 shares at redemption value	—	443,245	(3)	443,245

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,675,503 issued and outstanding (excluding 44,324,497 shares subject to possible redemption)	—	1	(3)	1
Class B common stock, $0.0001 par value; 20,000,000 authorized; 11,500,000 shares issued and outstanding	1			1
Additional paid-in-capital	24	14,000	(1)
		(9,678)	(2)
		16,755	(3)
		(16,100)	(4)	5,001
Accumulated deficit	(2)			(2)

Total stockholders’ equity	22	4,979		5,001

Total liabilities and stockholders’ equity	$438	$464,322		$464,760

(1)	Represents the proceeds from private placement warrants sold to the Sponsors as part of Vesper’s initial public offering.
(2)	Represents the payment of deferred offering costs, excluding deferred underwriting fees.
(3)	Represents the proceeds from the public shares sold during Vesper’s IPO (46.0 million public units issued), including redeemable shares held in mezzanine equity.
(4)	Represents accrued deferred underwriting fees of 3.5% of Vesper’s IPO proceeds.

Note 4 - Pro Forma Balance Sheet Adjustments

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 reflects the following adjustments:

(a) Represents the release of $460.0 million of restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund the closing of the Business Combination.

(b) Represents cash consideration paid to existing HydraFacial preferred and common stock shareholders upon closing of the Business Combination.

(c) Represents preliminary estimated transaction costs incurred by Vesper and HydraFacial of $50.0 million, including advisory, banking, printing, legal and accounting fees that are expensed as a part of the Business Combination and equity issuance costs that are offset to additional paid-in capital, including $16.1 million of deferred offering costs associated with Vesper’s initial public offering. Estimated issuance costs of $5.0 million were expensed through accumulated deficit, with the rest offset to additional paid-in capital.

(d) Represents the payment of $16.1 million of deferred underwriting fees incurred as part of the Vesper’s IPO that are committed to be paid upon the consummation of a business combination.

(e) Represents the issuance of the Private Placement financing to certain investors of 35 million shares of Class A Stock pursuant to the Subscription Agreement at a price of $10.00 per share.

(f) Represents the elimination of Class A Stock paid out to redeeming shareholders, assuming maximum redemption.

(g) Represents the conversion of Common Stock into non-redeemable Class A common stock of the post-combination company, resulting in the recognition of additional paid-in capital and issuance of equity to existing HydraFacial shareholders as a result of the Business Combination.

(h) Represents the elimination of Vesper’s historical retained earnings, resulting in the recognition of additional paid-in capital.

(i) Represents the expense associated with the acceleration vesting of HydraFacial’s incentive units in connection with the Business Combination.

(j) Represents the repayment of all of HydraFacial’s outstanding indebtedness and the related payment of in-kind interest and the elimination of unamortized deferred financing costs.

(k) Represents the elimination of HydraFacial’s historical equity from the balance sheet.

(l) Represents the payment of $1.5 million of cumulative preferred stock dividends as well as $8.5 million of aggregate preferred stock liquidation value of HydraFacial preferred stock in connection with the Business Combination.

(m) Represents the settlement of the note receivable due to HydraFacial from a stockholder for $0.5 million, which is due upon consummation of the Business Combination.

Note 5 – Pro Forma Income Statement Adjustments for the Nine Months Ended September 30, 2020

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 reflects the following adjustments:

(a) Represents the removal of interest expense and deferred financing cost amortization related to HydraFacial’s outstanding indebtedness, which was repaid in connection with the Business Combination.

(b) Represents the basic and diluted loss per share as a result of the pro forma adjustments for the nine months ended September 30, 2020. See the table below for the basic and diluted loss per share calculation.

(c) Represents the basic and diluted weighted average shares of common stock outstanding as a result of the pro forma adjustments. See the table below for the weighted average shares of common stock outstanding calculation.

	Nine months ended September 30, 2020
	No Redemptions		Maximum Redemptions
Numerator
Net loss (in thousands)	$10,067		$10,067

Denominator
Vesper’s public stockholders	46,000,000		3,524,025
Vesper Sponsor shares	11,500,000		11,500,000
HydraFacial Stockholders	31,024,025		73,500,000
Private Placement investors	35,000,000		35,000,000

Basic and diluted weighted average common shares outstanding	123,524,025	(c)	123,524,025

Net loss per share
Basic and diluted	$(0.08)	(b)	$(0.08)

(d) Represents the tax impact of the pro forma adjustments described above at the statutory rate.

Note 6 – Pro Forma Income Statement Adjustments for the Year Ended December 31, 2019

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 reflects the following adjustments:

(a) Represents the removal of interest expense and deferred financing cost amortization related to HydraFacial’s outstanding indebtedness, which was paid repaid in connection with Business Combination.

(b) Represents the estimated transaction costs of $5.0 million in the statement of operations for the year ended December 31, 2019. Transaction costs are reflected as if incurred on January 1, 2019, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(c) Represents acceleration vesting of HydraFacial’s incentive units in the statement of operations for the year ended December 31, 2019. These costs are reflected as if incurred on January 1, 2019, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(d) Represents the write-off of deferred financing costs as if the outstanding indebtedness was repaid on January 1, 2019, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(e) Represents the basic and diluted loss per share as a result of the pro forma adjustments for the year ended December 31, 2019. See the table below for the basic and diluted income per share calculation.

(f) Represents the basic and diluted weighted average shares of common stock outstanding as a result of the pro forma adjustments. See the table below for the basic and diluted weighted average shares of common stock outstanding calculation.

	For the year ended December 31, 2019
	No Redemptions		Maximum Redemptions
Numerator
Net income (loss) (in thousands)	$3,814		$3,814

Denominator
Vesper’s public stockholders	46,000,000		3,524,025
Vesper Sponsor shares	11,500,000		11,500,000
HydraFacial Stockholders	31,024,025		73,500,000
Private Placement investors	35,000,000		35,000,000

Basic and diluted weighted average common shares outstanding	123,524,025	(f)	123,524,025

Net income (loss) per share
Basic and diluted	$0.03	(e)	$0.03

(g) Represents the tax impact of the pro forma adjustments described above at the statutory rate.

COMPARATIVE SHARE INFORMATION

The following tables set forth:

•	historical per-share information of the Company for the period from July 8, 2020 (inception) through September 30, 2020 of the Company;

•

historical per-share information of HydraFacial for the nine months ended September 30, 2020 and the historical audited consolidated financial statements of HydraFacial as of and for the year ended December 31, 2019; and

•

unaudited pro forma per-share information of the post-combination company for the nine months ended September 30, 2020 and for the year ended December 31, 2019 after giving effect to the Business Combination, as adjusted for each redemption scenario.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of Class A Stock into cash:

•	Assuming No Redemptions. This presentation assumes:

•	No existing holders of Class A Stock of the Company exercise their redemption rights with respect to their redeemable Class A Stock upon consummation of the Business Combination.

•	Assuming Maximum Redemptions. This presentation assumes:

•

The Company’s public shareholders exercise redemptions in connection with their Class A Stock. This scenario results in the redemption of 42,475,975 Class A Stock of the Company, which is derived from the number of shares that could be redeemed in connection with the Business Combination at an approximate redemption price of $10.00 per share based on the Company’s as-adjusted trust account balance as of September 30, 2020. This maximum redemption scenario is based on the maximum number of redemptions that may occur but which would still provide the minimum aggregate Business Combination and Private Placement proceeds.

This information is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of the Company and HydraFacial, and the accompanying notes to such financial statements, that have been presented in its filings with the SEC that are included or incorporated herein by reference in this proxy statement. The unaudited pro forma condensed combined per-share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the dates indicated or will be realized upon the completion of the Business Combination. Uncertainties that could impact our financial condition include risks that affect HydraFacial’s operations and outlook such as economic recessions, inflation, fluctuations in interest and currency exchange rates, and changes in the fiscal or monetary policies of the U.S. government. For more information on the risks, please see the section entitled “Risk Factors.” You are also urged to read the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The following table is as of and for the nine months ended September 30, 2020:

	Historical		Pro Forma
	Company	HydraFacial	No Redemptions	Maximum Redemptions
Book value per common share - basic and diluted (1)	$—	$440.48	$2.37	$2.37
Weighted Average shares outstanding - basic and diluted	10,000,000	51,179	123,524,025	123,524,025
Net loss per common share - basic and diluted (2), (3)	$—	$(434.98)	$(0.08)	$(0.08)

The following table is as of and for the year ended December 31, 2019:

	Historical		Pro Forma
	Company	HydraFacial	No Redemptions	Maximum Redemptions
Weighted Average shares outstanding - basic and diluted	$—	49,205	123,524,025	123,524,025
Net (loss) income per common share - basic and diluted (2), (3)	$—	$(47.94)	$0.03	$0.03

(1)	Book value per common share is calculated as total equity divided by common shares outstanding at September 30, 2020 for the Company, HydraFacial and the pro forma information.
(2)

Net income (loss) per common share for the Company is based on the net loss and weighted average number of common shares outstanding for the period from July 8, 2020 (inception) through September 30, 2020.

(3)

Net income (loss) per common share for HydraFacial and the pro forma information is based on the net loss and weighted average number of common shares outstanding for the nine months ended September 30, 2020 and for the year ended December 31, 2020.

SPECIAL MEETING OF COMPANY STOCKHOLDERS

This proxy statement is being provided to Company stockholders as part of a solicitation of proxies by the Board for use at the Special Meeting of Stockholders to be held on [                ], 2021, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement is being first mailed on or about [                ], 2021 to all stockholders of record of the Company as of [                ], 2021, the record date for the Special Meeting. Stockholders of record who owned Common Stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were [                ] shares of Common Stock outstanding.

Date, Time and Place of Special Meeting

The Special Meeting will be held at [                ], on [                ], at, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are summarized below and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of our Common Stock at the close of business on [                ], 2021, which is the record date for the Special Meeting. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were [                ] shares of Common Stock outstanding, of which [                ] are public shares and [                ] are Founder Shares held by our Sponsor.

Proposals at the Special Meeting

At the Special Meeting, Company stockholders will vote on the following proposals:

•	Business Combination Proposal—To approve the transactions contemplated by the Merger Agreement, including the Business Combination (Proposal No. 1);

•

Nasdaq Proposal—To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination and the Private Placement (Proposal No. 2);

•	Charter Approval Proposal—To consider and act upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B (Proposal No. 3);

•

Governance Proposal—a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are being separately presented in accordance with SEC requirements and which will be voted upon on a non-binding advisory basis (Proposal No. 4);

•

Director Election Proposal—To elect seven directors to serve staggered terms on our Board until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, and until their respective successors are duly elected and qualified (Proposal No. 5);

•	Incentive Award Plan Proposal—To consider and vote upon a proposal to approve the 2021 Plan, including the authorization of the initial share reserve under the 2021 Plan (Proposal No. 6);

•	Employee Stock Purchase Plan Proposal—To consider and vote upon a proposal to approve the ESPP, including the authorization of the initial share reserve under the ESPP (Proposal No. 7); and

•

Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Director Election Proposal. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Director Election Proposal (Proposal No. 8).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.

Vote of the Company’s Sponsor, Directors and Officers

Prior to our IPO, we entered into agreements with our Sponsor, current directors and officers, pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of an initial business combination. These agreements apply to our Sponsor, as it relates to the Founder Shares and the requirement to vote all of the Founder Shares in favor of the Business Combination Proposal and for all other proposals to be presented to our stockholders at the Special Meeting and described in this proxy statement.

Our Sponsor, current directors and officers have waived any redemption rights, including with respect to shares of Class A Stock purchased in our IPO or in the aftermarket, in connection with Business Combination. The Founder Shares held by our Sponsor have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by October 2, 2022. However, our Sponsor is entitled to redemption rights upon our liquidation with respect to any public shares it may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company’s Common Stock outstanding on the record date and entitled to vote at the Special Meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposal, which is a non-binding advisory vote, the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal or the Adjournment Proposal. Our Sponsor has agreed to vote its shares of Common Stock in favor of the Business Combination Proposal.

The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Approval Proposal will have the same effect as a vote “AGAINST” such Charter Approval Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the seven director nominees who receive the most affirmative votes will be elected. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal at the Special Meeting. The Governance Proposal, the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement.

It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Director Election Proposal do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by October 2, 2022, we will be required to dissolve and liquidate our Trust Account by returning the then-remaining funds in such account to our public stockholders.

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•

the fact that our Sponsor paid an aggregate of $25,000 for 11,500,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination, and which, if unrestricted and freely tradable, would be valued at approximately $115,000,000 assuming a per share value of $10.00, but, given the restrictions on such shares, we believe such shares have less value;

•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete an initial business combination by October 2, 2022;

•

the fact that our Sponsor paid an aggregate of approximately $14,000,000 for its 9,333,333 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by October 2, 2022;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by October 2, 2022;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation excludes the equity holders of our Sponsor and their respective successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation provides that certain transactions are not “corporate opportunities” and that our Sponsor its successors and affiliates (other than the post-combination company and its subsidiaries) and certain other persons are not subject to the doctrine of corporate opportunity; and

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees.

Abstentions and Broker Non-Votes

Abstentions are considered present for the purposes of establishing a quorum. Abstentions will have the same effect as a vote “AGAINST” the Charter Approval Proposal, but will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal.

In general, if your shares are held in “street name” and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the Special Meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the Special Meeting.

Voting Your Shares—Stockholders of Record

If you are a Company stockholder of record, you may vote by mail or in person at the Special Meeting. Each share of our Common Stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your one or more proxy cards show the number of shares of our Common Stock that you own.

Voting by Mail. You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Common Stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter Approval Proposal, “FOR” the Governance Proposal, “FOR” the Director Election Proposal, “FOR” the Incentive Award Plan Proposal, FOR” the Employee Stock Purchase Plan Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by [                ] on [                ].

Voting in Person at the Meeting. If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record, and you have the right to vote in person at the Special Meeting.

Voting Your Shares—Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock. Please see “Attending the Special Meeting” below for more details.

Attending the Special Meeting

Only Company stockholders on the record date or their legal proxy holders may attend the Special Meeting. To be admitted to the Special Meeting, you will need a form of photo identification and valid proof of ownership of Common Stock or a valid legal proxy. If you have a legal proxy from a stockholder of record, you must bring a form of photo identification and the legal proxy to the Special Meeting. If you have a legal proxy from a “street name” stockholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the bank, broker or other holder of record) to the “street name” stockholder that is assignable, and the legal proxy from the “street name” stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Special Meeting or at the Special Meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•

you may notify the Company’s Secretary in writing to Vesper Healthcare Acquisition Corp., 1819 West Avenue, Bay 2, Miami Beach, FL 33139, before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters

The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Governance Proposal, the Director Election Proposal, the Incentive Award Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement, which serves as the notice of the Special Meeting.

Who Can Answer Your Questions about Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our Common Stock, you may call Innisfree, our proxy solicitor, at (888) 750-5834 for stockholders or (212) 750-5833 for bankers and brokers.

Redemption Rights

Pursuant to our current certificate of incorporation, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two business days prior to the consummation of the

Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account that holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable). For illustrative purposes, based on the balance of our Trust Account of $460,060,132.27 as of December 8, 2020, the estimated per share redemption price would have been approximately $10.00.

In order to exercise your redemption rights, you must:

•	if you hold public units, separate the underlying public shares and public warrants;

•

check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock and

•

prior to [                ] on [                ] (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention: Francis Wolf & Celeste Gonzalez

Email: fwolf@continentalstock.com

Email: cgonzalez@continentalstock.com

and

•

deliver your public shares either physically or electronically through DTC’s DWAC system to our Transfer Agent at least two business days before the Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process, and it may take longer than two weeks. Stockholders who hold their shares in “street name” will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

Holders of outstanding public units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.

If you hold public units registered in your own name, you must deliver the certificate for such public units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate such public units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the public units.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which had a balance of $460,060,132.27 as of December 8, 2020. The Merger Agreement provides that the Company’s and HydraFacial’s respective obligations to consummate the Business Combination are conditioned on the amount in the Trust Account, the proceeds from the Private Placement and all other cash and cash equivalents of the Company equaling or exceeding $390,000,000. The conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then the Company or HydraFacial (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001.

Prior to exercising redemption rights, stockholders should verify the market price of our Class A Stock as they may receive higher proceeds from the sale of their Class A Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Class A Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Class A Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our Class A Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the post-combination company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and we do not consummate an initial business combination by October 2, 2022, we will be required to dissolve and liquidate our Trust Account by returning the then-remaining funds in such account to the public stockholders, and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our Common Stock in connection with the Business Combination.

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Innisfree to assist in the solicitation of proxies for the Special Meeting. The Company and its directors, officers and employees may also solicit proxies in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company will pay Innisfree a fee of $20,000, plus disbursements, reimburse Innisfree for its reasonable out-of-pocket expenses and indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1—APPROVAL OF THE BUSINESS COMBINATION

We are asking our stockholders to approve the transactions contemplated by the Merger Agreement, including the Business Combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.

We may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the Special Meeting.

The Merger Agreement

This subsection of the proxy statement describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A hereto. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Except as otherwise disclosed herein, we do not believe that the Schedules contain information that is material to an investment decision.

General Description of the Merger Agreement

On December 8, 2020, the Company entered into the Merger Agreement with Merger Sub I, Merger Sub II, HydraFacial and the Stockholders’ Representative, pursuant to which, among other things and subject to the terms and conditions contained in the Merger Agreement, the Company will acquire the Surviving Company. After giving effect to the Business Combination, the Surviving Company will continue as a subsidiary of the Company and the HydraFacial Stockholders will hold a portion of the Company’s Class A Stock.

Prior to the closing of the Business Combination contemplated by the Merger Agreement, the parties will undertake the following transactions: (i) the First Merger; and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Second Merger. As a result of the First Merger, the Company will own 100% of the outstanding common stock of HydraFacial and each share of common stock and preferred stock of HydraFacial will be cancelled and converted into the right to receive a portion of the merger consideration. As a result of the Second Merger, the Company will own 100% of the outstanding interests in the Surviving Company. As a result of the foregoing, after the closing of the Business Combination, the Company will own, directly or indirectly, all of the assets of the Surviving Company and its subsidiaries. It is intended that the First Merger and the Second Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The Company has agreed to provide its stockholders with the opportunity to redeem shares of Class A Stock in conjunction with a stockholder vote on the transactions contemplated by the Merger Agreement, including the Business Combination.

Consideration to HydraFacial Stockholders in the Business Combination

Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration to be paid to HydraFacial’s stockholders in connection with the Business Combination is expected to be approximately $975,000,000, subject to adjustments for HydraFacial’s net indebtedness as of the closing of the Business Combination, and subject to further adjustments for transaction expenses, and net working capital relative to a target. This merger consideration will include both cash consideration and consideration in the form of newly issued shares of Class A Stock. The cash consideration will be an amount equal to the Company’s cash and cash equivalents as of the closing of the Business Combination (including proceeds in connection with the Private Placement and the funds in the Trust Account), minus HydraFacial’s outstanding indebtedness at the closing of the Business Combination, minus transaction expenses of HydraFacial and the Company, minus $100,000,000. However, cash consideration, together with certain contractual fees owed by HydraFacial to affiliates of its stockholders, will be subject to a maximum of 60% of the sum of the aggregate merger consideration plus these fees. The remainder of the merger consideration will be paid in a number of shares of our Class A Stock at a value of $10.00 per share. In connection with the Business Combination, the Company will pay off, or cause to be paid off, on behalf of HydraFacial, HydraFacial’s outstanding indebtedness under its existing credit facilities, and the merger consideration will be reduced by the amount of any such payment.

Earn-Out

Under the Merger Agreement, in addition to the consideration to be paid at the closing of the Business Combination, the stockholders of HydraFacial may be entitled to receive contingent consideration from the Company if certain acquisition targets identified by HydraFacial are acquired before or within one year after the closing of the Business Combination. This contingent consideration will be equal to 2.5 times the gross standalone revenue of each such acquisition target for the 12 months prior to such acquisition, up to a maximum of $75,000,000, and will payable in shares of Class A Stock valued at the lesser of $10.00 and the volume-weighted average closing price per share of Common Stock, as quoted on the Nasdaq, for the 10-day period preceding such acquisition.

HydraFacial Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of HydraFacial are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a “HydraFacial Material Adverse Effect” as used herein means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, (a) has had or is reasonably expected to have a materially adverse effect on the business, assets financial condition or results of operations of HydraFacial and its Subsidiaries taken as a whole or (b) has or is reasonably expected to prevent, materially impair or materially delay HydraFacial from consummating the Transactions (including the Merger); provided, however, that, with respect to clause (a), none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a HydraFacial Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts or development attributable to (i) the announcement or pendency of the Transactions (including the Merger) (provided that this clause (i) shall not apply to any representation or warranty to the extent such representation or warranty relates to the consequences resulting from the execution, announcement, performance or existence of this Agreement); (ii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital markets, or in the industry in which HydraFacial and its Subsidiaries operate; (iii) the taking of any action required by this Agreement; (iv) any change after the date hereof in applicable Laws or the interpretation thereof after the date hereof; (v) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any governmental authority affecting a national or federal government as a whole; (vi) any change in GAAP after the date hereof; (vii) the commencement, continuation or escalation of a war, riots, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving the United States of America or other country in which HydraFacial and its Subsidiaries operate; (viii) effects arising from or relating to, following the date hereof, any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, weather condition, explosion or fire or other force majeure event; (ix) changes in, or effects arising from or relating to, any epidemic, pandemic or disease outbreak (including the COVID-19 pandemic or any laws, rules or guidelines adopted in response thereto), curfews or other restrictions that relate to, or arise out of, any epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or material worsening of such conditions threatened or existing as of the date of this Agreement; and (x) the failure of HydraFacial and its Subsidiaries to meet or achieve the results set forth in any internal projection (provided that this clause (x) shall not prevent a determination that any change or effect underlying such change has resulted in a HydraFacial Material Adverse Effect); provided that, in the case of clauses (ii), (iv), (v), (vi), (vii) and (viii) above, if such change, effect, event, occurrence, state of facts or development disproportionately affects HydraFacial and its Subsidiaries as compared to other Persons or businesses that operate in the industry in which HydraFacial and its Subsidiaries operate, then the disproportionate aspect of such change, effect, event, occurrence, state of facts or development may be taken into account in determining whether a Material Adverse Effect has or will occur.

Vesper Material Adverse Effect

Under the Merger Agreement, certain representations and warranties of the Company are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Merger Agreement, a “Vesper Material Adverse Effect” as used herein means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has or is reasonably expected to prevent, materially impair or materially delay the Company from consummating the transactions (including the Mergers); provided, however, that “Vesper Material Adverse Effect” shall not include the following, nor shall any of the following be taken into account in determining whether there has been a Vesper Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts or development attributable to (i) any change in the trading price of the Common Stock or warrants exercisable therefor; or (ii) the taking of any action required by this Agreement, including any redemptions of public shares.

Closing and Effective Time of the Business Combination

The closing of the Business Combination is expected to take place at 5:00 pm, New York City time, on the third business day after the satisfaction or waiver of the conditions described below under the subsection “Conditions to Closing of the Business Combination” or at such other time, date and location as may be mutually agreed upon in writing by the parties to the Merger Agreement.

Conditions to Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of the Company and HydraFacial to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

•	the waiting period applicable to the transactions contemplated by the Merger Agreement under the HSR Act (including any extensions) must have expired or early termination must have been granted;

•

there must not be in effect any law or governmental order or injunction prohibiting the consummation of the Business Combination and there must not be any pending legal proceeding by any governmental authority which would reasonably be expected to result in the issuance of any such order;

•

the required vote of the Company’s stockholders to approve the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal has been duly obtained in accordance with the DGCL, the Company’s current certificate of incorporation and bylaws and the rules and regulations of Nasdaq;

•

the shares of Class A Stock to be issued in connection with the closing of the Business Combination will be approved for listing upon the closing of the Business Combination on Nasdaq, subject to official notice of the issuance thereof;

•

the Company will have at least $5,000,001 of net tangible assets following the exercise of any redemption rights by the Company’s holders of Class A Stock in accordance with the Company’s current certificate of incorporation; and

•

the Company must have available at the closing of the Business Combination an amount of cash of at least $390 million in the aggregate, including funds from the Trust Account and proceeds from the Private Placement.

Conditions to HydraFacial’s Obligations

The obligation of HydraFacial to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions, any of which may be waived, in writing, exclusively by HydraFacial:

•

the representations and warranties of the Company, Merger Sub I and Merger Sub II (other than certain fundamental representations) must be true and correct in all respects (without giving effect to materiality, Vesper Material Adverse Effect or similar phrases in such representations and warranties), on and as of the date of the Merger Agreement and on and as of the closing date as though made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Vesper Material Adverse Effect; and the Company’s fundamental representations (relating to organization, authorization and capitalization) must be true and correct in all respects on and as of the date of the Merger Agreement and on and as of the closing date as though made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date);

•

the Company, Merger Sub I and Merger Sub II must have performed or complied with all agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the closing date, in each case in all material respects; and

•

the Company must have delivered to HydraFacial a certificate executed by an executive officer of the Company and dated as of the closing date, confirming that the conditions set forth in the two immediately preceding bullet points have been satisfied.

Conditions to the Company’s Obligations

The obligations of the Company, Merger Sub I and Merger Sub II to consummate and effect the Mergers and the other transactions contemplated by the Merger Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

•

the representations and warranties of HydraFacial (other than certain fundamental representations) must be true and correct in all respects (without giving effect to materiality, HydraFacial Material Adverse Effect or similar phrases in such representations and warranties), on and as of the date of the Merger Agreement and on and as of the closing date as though made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a HydraFacial Material Adverse Effect;

HydraFacial’s fundamental representations (relating to organization, authorization and brokers) will be true and correct in all respects on and as of the date of the Merger Agreement and on and as of the closing date as though made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date); and the representations and warranties of HydraFacial with respect to capitalization must be true and correct in all but de minimis respects on and as of the date of the Merger Agreement and on and as of the closing date as though made on and as of the closing date;

•

HydraFacial must have performed or complied with all agreements and covenants required by the Merger Agreement to be performed or complied with by it at or prior to the closing date, in each case in all material respects;

•	no HydraFacial Material Adverse Effect shall have occurred since the date of the Merger Agreement;

•

HydraFacial must have delivered to the Company a certificate executed by an executive officer of HydraFacial and dated as of the closing date, confirming that the conditions set forth in the three immediately preceding bullet points have been satisfied;

•

the representations and warranties of the Stockholders’ Representative and the HydraFacial Stockholders must be true and correct in all respects, on and as of the date of the Merger Agreement and on and as of the closing date as though made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date);

•

the Company must have received HydraFacial’s audited financial statements for 2019 and 2018 and Hydrate’s interim financial statements must have been reviewed in accordance with SAS 100 procedures by January 15, 2021; and

•

the Company must have received customary payoff and termination documentation with respect to the repayment of outstanding amounts owed under HydraFacial’s existing credit facilities and customary release documentation with respect to the discharge of all liens in respect to such indebtedness, in each case in form and substance reasonably satisfactory to the Company.

Representations and Warranties

Under the Merger Agreement, HydraFacial made customary representations and warranties about it and its subsidiaries relating to: organization and corporate power; subsidiaries, authority and non-contravention; governmental consents; capitalization; financial statements; no undisclosed liabilities; absence of changes or developments; title to properties; tax matters; material contracts; intellectual property; privacy and data protection; litigation; environmental compliance; employee benefit plans; insurance; compliance with laws and permits; environmental compliance; customers, distributors and suppliers; affiliated transactions; employees; acquisitions; information supplied for this proxy statement; broker’s fees; and disclaimer of other warranties.

Under the Merger Agreement, the Company, Merger Sub I and Merger Sub II made customary representations and warranties relating to: organization; authorization and noncontravention; title to shares; broker’s fees; information supplied for this proxy statement; tax matters; and disclaimer of other warranties.

Covenants of the Parties

Covenants of HydraFacial

HydraFacial made certain covenants under the Merger Agreement, including, among others, the covenants set forth below.

•

Subject to certain exceptions and other than as set forth on the Schedules or as consented to by the Company (which consent must not be unreasonably withheld, conditioned or delayed), HydraFacial will, and will cause its subsidiaries to, operate in the ordinary course of business, use its reasonable best efforts to keep available the services of its current officers and employees, and use its reasonable best efforts to preserve intact its existing assets, business organization and operations, and to preserve the present rights, permits, franchises, goodwill and relationships with customers, suppliers, distributors, licensors, licensees, lessors and other key persons with whom it does business.

•	Subject to certain exceptions and other than as set forth on the Schedules, prior to the effective time of the Business Combination, HydraFacial will not, and will not permit its subsidiaries to:

•	amend the organizational documents of any of HydraFacial or its subsidiaries or form any subsidiaries that are not wholly owned subsidiaries;

•	split, combine or reclassify the common shares or preferred shares of HydraFacial or any of the equity or equity-linked securities of its subsidiaries that are not wholly owned;

•

transfer, issue, sell or otherwise dispose of any equity securities, or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) equity securities;

•

(i) merge, consolidate or combine with any person or entity; or (ii) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

•	make any loans, advances, or capital contributions to, or investments in, any other person or entity (other than among HydraFacial and its subsidiaries), except in the ordinary course of business;

•	make a material change in any method of financial accounting or accounting practice of HydraFacial and its subsidiaries, except as required by GAAP or applicable law;

•

sell, lease, license or otherwise dispose of any assets (whether by merger, sale of stock, sale of assets or otherwise), except in the ordinary course of business except for any assets having an aggregate value of less than $250,000;

•

(i) transfer, sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of HydraFacial or its subsidiaries in any of its owned intellectual property rights, in each case, that is material to any of the businesses of HydraFacial and its subsidiaries; (ii) fail to diligently prosecute the patent applications owned by HydraFacial other than applications that HydraFacial, in the exercise of its good-faith business judgment, has determined to abandon; or (iii) divulge, furnish to or make accessible any trade secrets constituting HydraFacial’s owned intellectual property rights to any person or entity that is not subject to a written agreement to maintain the confidentiality of such trade secrets, other than, in each of clauses (i) through (iii) above, in the ordinary course of business; provided that, in no event shall any of HydraFacial or any of its subsidiaries license on an exclusive basis any registered intellectual property of HydraFacial;

•	issue or incur any additional Indebtedness except for borrowings under HydraFacial’s existing credit facilities;

•	amend or modify any agreements in respect of indebtedness in a manner that would be adverse to HydraFacial and its subsidiaries, taken as a whole;

•

except as otherwise required by any employee benefit plan as in effect on the date of the Merger Agreement or applicable law: (i) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor, except for any increases in the rate of base salary or wage of non-executive employees made in the ordinary course of business that does not exceed 15% individually or 4.5% in the aggregate; (ii) grant any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor; (iii) enter into, amend (other than immaterial amendments) or terminate any employee benefit plan (other than annual renewal of welfare plans in the ordinary course of business that does not result in a material increase in cost to HydraFacial and its subsidiaries); (iv) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any employee benefit plan; or (v) grant any equity or equity-based compensation awards;

•

(i) hire or engage any new employee or consultant, if such new employee or consultant will receive an annual base salary or annualized wages or fees in excess of $250,000; (ii) terminate (other than for cause) the employment or service of, or furlough, any employee or consultant with an annual base salary or annualized wages or fees in excess of $250,000; or (iii) implement or announce any employee terminations, furloughs or similar actions affecting a material portion of the employee base of HydraFacial and its subsidiaries, taken as a whole;

•

make (except for in the ordinary course of business consistent with past practice, if any), change, revoke or amend any material tax election, change any tax accounting period or adopt (except in the ordinary course of business consistent with past practice, if any) or change any method of tax accounting (except as required by applicable law), file any amended tax return, file any material tax return in a manner inconsistent with past practice (except as otherwise required by applicable law), fail to pay any material taxes when due, enter into any “closing agreement” (as defined in Section 7121 of the Code or similar agreement) with any tax authority, seek or apply for any tax ruling, settle or compromise any material tax liability, claim or assessment or right to a material tax refund, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment or the collection of any material taxes (outside of the ordinary course of conducting such claim or assessment, which waiver would be in effect after the closing of the Business Combination);

•

authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization (or equity split or like change in capitalization), dissolution or winding-up of HydraFacial or its subsidiaries;

•

make any capital expenditure (or series of related capital expenditures) involving more than $250,000 individually, or more than $1,000,000 in the aggregate, other than in accordance with HydraFacial’s capital expenditure budget attached to the Merger Agreement as Annex I;

•

terminate (other than automatic termination in accordance with the terms thereof) or modify or amend in any material respect any material contract, or enter into, terminate (other than automatic termination in accordance with the terms thereof) or modify or amend in any material respect any contract that would constitute if it had been entered into or so modified or amended prior to the date of the Merger Agreement, a material contract in certain specified categories;

•

declare or pay any dividend or distribution on, or make any payment on account of, the purchase, redemption, defeasance, retirement or other acquisition of, any of its capital stock or common shares, as applicable, or make any other distribution in respect thereof, either directly or indirectly whether in cash or property (in each case, other than among HydraFacial and its subsidiaries); or

•	agree to do any of the foregoing, or take any action or omit to take any action which action or omission, respectively, would result in any of the foregoing.

Notwithstanding the foregoing, HydraFacial will be permitted to, without the Company’s consent, continue any reasonably necessary changes in their respective business practices adopted prior to the date hereof in response to the COVID-19 pandemic or any laws, rules or guidelines adopted in response thereto, and HydraFacial and its subsidiaries may, without the Company’s consent, take such further actions as are reasonably necessary in response to the COVID-19 and any laws, rules or guidelines adopted in response thereto, including to (i) protect the health and safety of HydraFacial’s and its subsidiaries’ employees, suppliers, partners and other individuals having business dealings with HydraFacial and its subsidiaries or (ii) respond to third-party supply or service disruptions caused by COVID-19 or any laws, rules or guidelines adopted in response thereto in a commercially reasonable manner; provided that, to the extent permitted by applicable law, HydraFacial must keep the Company reasonably informed of, and consult with the Company prior to the taking of, any action that would otherwise require consent under the Merger Agreement.

•

HydraFacial will: (i) solicit approval and adoption of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement from the HydraFacial Stockholders; (ii) require the HydraFacial Stockholders to agree to be bound by the terms of the Merger Agreement; and (iii) deliver to the Company within 24 hours after the execution and delivery of the Merger Agreement, a written consent and joinder evidencing such approval and agreement from each HydraFacial Stockholder.

•

In order to facilitate the repayment of all outstanding amounts owed by HydraFacial under its existing credit facilities, HydraFacial will, prior to the closing, (i) deliver all notices and take all other actions required to effect such repayment, (ii) obtain and deliver to the Company (x) customary payoff and termination documentation, in form and substance reasonably satisfactory the Company that will provide that, to the extent applicable and unless otherwise agreed by the Company, the applicable lenders have agreed to release all guarantees of such indebtedness and all liens in respect of such indebtedness relating to the assets and properties of HydraFacial, in each case, immediately upon receipt of the amounts indicated in such payoff and termination documentation and (y) customary release documentation for each related guarantee and each lien in respect thereof (including mortgage releases), in each case, in form and substance reasonably satisfactory to the Company.

•

Effective at the closing of the Business Combination, the HydraFacial Stockholders and HydraFacial will terminate or cause to be terminated all arrangements, agreements, contracts, commitments or transactions with HydraFacial or any of its subsidiaries set forth on the Schedules without any further right, obligation or liability of any person thereunder.

•

HydraFacial and the Stockholders’ Representative each waived any right, title, interest or claim of any kind it had or may have in the future in or to the Trust Account and agreed not to seek recourse against the Trust Account or any funds distributed therefrom in connection with the Merger Agreement.

•

As promptly as practicable following the date of this Agreement and in any event by January 15, 2021, HydraFacial is required under the Merger Agreement to deliver to the Company complete and correct copies of (i) the audited consolidated balance sheets of HydraFacial and its subsidiaries as at December 31, 2019, and December 31, 2018 and the related statements of operations, comprehensive loss, changes in member’s (deficit)/equity, and cash flows for each 12-month period then ended, prepared in accordance with GAAP and accompanied by an unqualified audit report of HydraFacial’s independent accountants and (ii) the unaudited consolidated balance sheets of HydraFacial and its subsidiaries as at September 30, 2020, and the related statements of operations, comprehensive loss, changes in member’s (deficit)/equity, and cash flows for the nine (9)-month period then ended, prepared in accordance with GAAP and accompanied by a report of HydraFacial’s independent accountants’ review of such financial statements in accordance with SAS 100 review procedures.

•

As promptly as practicable following January 1, 2021, HydraFacial is required under the Merger Agreement to deliver to the Company complete and correct copies of the audited consolidated balance sheets of HydraFacial and its subsidiaries as at December 31, 2020 and the related statements of operations, comprehensive loss, changes in member’s (deficit)/equity, and cash flows for the 12-month period then ended, prepared in accordance with GAAP and accompanied by an unqualified audit report of HydraFacial’s independent accountants.

•

Prior to the closing, HydraFacial is required under the Merger Agreement is required to provide to the Company within fourteen (14) days after each fiscal calendar month, such monthly financial data and information for the prior month, to the extent regularly prepared for HydraFacial’s internal use.

•

HydraFacial will obtain approval or waiver, as applicable, of any “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder) prior to the closing of the Business Combination.

Covenants of the Company, Merger Sub I and Merger Sub II

The Company, Merger Sub I and Merger Sub II made certain covenants under the Merger Agreement, including, among others, the covenants set forth below.

•	Subject to certain exceptions, prior to the effective time of the Business Combination, the Company will not take any of the following actions:

•	make any amendment or modification to any of the organizational documents of the Company, Merger Sub I or Merger Sub II or form any subsidiary;

•	make any amendment or modification to the Investment Management Trust Agreement, dated as of September 29, 2020, by and between the Company and Continental Stock Transfer & Trust Company;

•

conduct any activities or enter into any contracts directed toward or in contemplation of an alternative acquisition or business combination to the transactions contemplated by the Merger Agreement if such activities or contracts would materially impede or delay the consummation of the Business Combination;

•

other than in connection with the offer by the Company to its stockholders of the opportunity to redeem shares of Class A Stock in conjunction with a stockholder vote on the transactions contemplated by the Merger Agreement, declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to the equityholders of the Company;

•

enter into any transaction or contract with the Sponsor or any of its affiliates for the payment of finder’s fees, consulting fees, monies in respect of any payment of a loan or other compensation paid by the Company to the Sponsor, the Company’s officers or directors, or any affiliate of the foregoing, for services rendered prior to, or for any services rendered in connection with, the consummation of the transactions contemplated by the Merger Agreement;

•	liquidate, dissolve, reorganize or otherwise wind up the business or operations of the Company, Merger Sub I or Merger Sub II;

•

make (except in the ordinary course of business consistent with past practice, if any), change or revoke any material income tax election, adopt (except in the ordinary course of business consistent with past practice, if any) or change any material method of tax accounting (except as required by applicable law), file any amended material tax return, settle or compromise any material tax liability, enter into any material “closing agreement” (as defined in Section 7121 of the Code or similar agreement) with any tax authority, surrender any right to claim a material refund of taxes or consent to any extension or waiver of the limitations period applicable to any material tax claim or assessment (outside of the ordinary course of conducting such claim or assessment, which waiver would be in effect after the closing of the Business Combination); or

•	agree to do any of the foregoing, or take any action or omit to take any action, which action or omission, respectively, would result in any of the foregoing.

•

The Company will promptly prepare and file with the SEC this proxy statement and cause this proxy statement to be mailed to its stockholders of record as of [                ], 2021, the record date for the Special Meeting. Prior to filing this proxy statement with the SEC, the Company will make drafts of the proxy statement and other documents to be filed with the SEC available to HydraFacial, provide HydraFacial with a reasonable opportunity to comment on such documents and give due consideration to all comments reasonably proposed by HydraFacial in respect of such documents. The Company will promptly transmit this proxy statement to its stockholders.

•

The Company’s Board will recommend to its stockholders that they vote in favor of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal and will not change, withdraw, withhold, qualify or modify such recommendation, other than in certain limited circumstances.

•	The Company will use all reasonable efforts that are necessary or desirable for the Company to remain listed as a public company on, and for shares of the Class A Stock to be tradable over, Nasdaq.

•

The Company will not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements in a manner materially adverse to HydraFacial. The Company will use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the Private Placement on the terms and conditions described in the Subscription Agreements, including maintaining in effect the Subscription Agreements and using its commercially reasonable efforts to: (i) satisfy in all material respects on a timely basis all conditions and covenants applicable the Company in the Subscription Agreements; (ii) in the event that all conditions in the Subscription Agreements (other than those conditions that by their nature are to be satisfied at the closing) have been satisfied, consummate transactions contemplated by the Subscription Agreements at or prior to closing; and (iii) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than those conditions that by their nature are to be satisfied at the closing) have been satisfied to cause the applicable Private Placement Investors to contribute to the Company the applicable portion of the Private Placement purchase price set forth in the Subscription Agreements at or prior to the closing. The Company will give the Stockholders’ Representative prompt written notice: (i) of any amendment to any Subscription Agreement (together with a copy of such amendment) and (ii) of any breach or default by any party to any Subscription Agreement known to the Company.

•

Prior to the closing, the Board, or an appropriate committee of non-employee directors thereof, will adopt a resolution consistent with the interpretive guidance of the SEC so that the issuance of Class A Stock by the Company, in each case, pursuant to the Merger Agreement to any officer, director or shareholder (by reason of “director by deputization”) of HydraFacial and its subsidiaries who is expected to become a “covered person” of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder shall be an exempt transaction for such purposes.

Mutual Covenants

•

The Company and HydraFacial will not issue any press release or any other public announcement relating to the Merger Agreement or the transactions contemplated thereby without the other party’s prior written consent, subject to certain exceptions.

•

The parties to the Merger Agreement will use their reasonable best efforts to: (i) respond to any requests for additional information made by any governmental authority; (ii) provide the other party with a reasonable opportunity to review and comment on any filing, submission, response to an information request or other (verbal or written) communication to be submitted or made to any governmental authority and such receiving party shall consider any such received comments in good faith; (iii) advise the other party (and, where applicable, provide a copy) of any written or verbal communications that it receives from any governmental authority in respect of such filings (including in respect of any supplementary filings or submissions); and (iv) provide the other party with a reasonable opportunity to participate in any meetings with any governmental authority (subject to any opposition by a governmental authority to a particular party’s participation in such meeting) and participate in, or review, any material communication before it is made to any governmental authority.

•

If at any time prior to the closing, any event, circumstance or information relating to the Company, HydraFacial or its subsidiaries or any of their respective affiliates, officers or directors or other representatives should be discovered by the Company or HydraFacial, as applicable, that in the reasonable judgment of the Company should be set forth in an amendment or supplement to this proxy statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed as promptly as reasonably practicable with the SEC by the Company and disseminated to the holders of the Class A Stock.

•

Each of HydraFacial and the Company will cooperate with the other and use reasonable best efforts in the defense or settlement of any litigation relating to the transactions contemplated by the Merger Agreement which is brought or threatened in writing against (i) the Company, any of its subsidiaries and/or any of their respective directors or officers, or (ii) HydraFacial, any of its subsidiaries and/or any of their respective directors or officers. Such cooperation between the parties shall include (i) keeping the other party reasonably and promptly informed of any developments in connection with any such litigation, and (ii) utilizing counsel reasonably agreeable to the parties (such agreement to counsel not to be unreasonably withheld, conditioned or delayed), and (iii) refraining from compromising, settling, consenting to any order or entering into any agreement in respect of, any such litigation without the written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed).

•

Each of the parties to the Merger Agreement, including the Stockholders’ Representative, will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by the Merger Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions to the closing to be satisfied; (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from governmental authorities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental authorities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any litigation; (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated by the Merger Agreement; and (iv) the execution or delivery of any additional instruments reasonably necessary to consummate, and to fully carry out the purposes of, the transactions contemplated by the Merger Agreement.

•

Neither HydraFacial nor the Company may, and each shall cause its affiliates not to, acquire a substantial portion of the assets of or equity in any person or entity, or otherwise acquire or agree to acquire any assets, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation could reasonably be expected to (i) impose a material delay in the obtaining of, or increase the risk of not obtaining, any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order of any governmental authority necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (ii) increase the risk of any governmental authority entering an order prohibiting the consummation of the transactions contemplated hereby or (iii) delay the consummation of the transactions contemplated hereby.

No Survival of Representations and Warranties; No Indemnification

The representations and warranties of the parties contained in the Merger Agreement will not survive the closing of the Business Combination and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto terminate at the closing of the Business Combination, except in the case of fraud. Accordingly, the HydraFacial Stockholders will not have any indemnification obligations pursuant to the Merger Agreement.

Termination

The Merger Agreement may be terminated and the Business Combination may be abandoned any time prior to closing, whether before or after stockholder approval of the Merger Agreement, as follows:

•	by mutual written agreement of the Company and HydraFacial;

•

by either the Company or HydraFacial if a governmental entity that possess competent jurisdiction has issued a permanent injunction or other governmental order and such injunction or other order has become final and nonappealable;

•

by either the Company or HydraFacial if the Business Combination has not been consummated by June 8, 2021 (which we refer to as the “Termination Date”); provided that the Company and HydraFacial may extend the Termination Date to a later date by mutual agreement, and the Company may also extend the Termination Date to a date no later than August 8, 2021 if HydraFacial has not delivered its audited financial statements for fiscal year 2020 by March 1, 2021; provided, further, that the right to terminate the Merger Agreement due to a failure to close by the Termination Date will not be available to any party whose failure to perform and comply in all material respects with its covenants and agreements in the Merger Agreement caused such failure to close by the Termination Date;

•

by either the Company or HydraFacial upon a material breach of any representation, warranty, covenant or agreement on the part the other party set forth in the Merger Agreement or the Related Agreements, or if any representation or warranty of the other party shall have become untrue, incomplete or incorrect, in either case which has rendered the satisfaction of the closing conditions set forth in the Merger Agreement incapable of fulfillment, and such violation or breach has neither been waived by the non-breaching party nor cured by the breaching party within 30 days of the breaching party’s receipt of written notice of such violation or breach from non-breaching party; provided, however, that the right to terminate the Merger Agreement will not be available to a party that is then in material breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement or the Related Agreements; or

•

by the Company, if the required vote of the HydraFacial Stockholders to approve the Merger Agreement has not been obtained within 24 hours following the execution and delivery of the Merger Agreement (which approval was obtained within such time).

In the event of termination of the Merger Agreement, the Merger Agreement will become void and there will be no liability or obligation on the part of any party thereto, except for obligations relating to: (i) claims against the Trust Account; (ii) certain miscellaneous provisions of the Merger Agreement, including those related to governing law; and (iii) the confidentiality agreement between the parties. However, no such termination will relieve any party to the Merger Agreement from any liability resulting from any willful breach of the Merger Agreement or fraud in the making of the representations and warranties in the Merger Agreement or the Related Agreements.

Amendments

The Merger Agreement may be amended by the parties to the Merger Agreement at any time by execution of an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

Background of the Business Combination

The Company is a blank check company incorporated in Delaware on July 8, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Our intention was to capitalize on our Board and management team’s extensive network of relationships, deep industry knowledge, acquisition experience and deal sourcing capabilities to access a broad spectrum of opportunities. The terms of the Business Combination were the result of extensive negotiations between representatives of the Company and representatives of HydraFacial and the HydraFacial Stockholders. The following is a brief description of the background of these negotiations, the Business Combination and related transactions.

Prior to the consummation of our IPO on October 2, 2020, neither the Company, nor anyone acting on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with the Company.

After our IPO, the Company commenced an active search for prospective businesses and assets to acquire. Representatives of the Company and our Sponsor were also contacted by a number of individuals and entities with respect to potential acquisition opportunities. During this search process, the Company reviewed more than a dozen business combination opportunities and entered into substantive discussions with several potential target businesses other than HydraFacial, all of them in the pharmaceuticals and healthcare sectors. The Company evaluated a number of aspects of the potential target businesses, including, but not limited to, growth prospects, level of product differentiation and competitive advantage, position in an attractive market opportunity, and stage of company lifecycle.

During this process, the Company’s management ultimately determined that HydraFacial was the most attractive business combination target and, for that reason, decided not to further pursue the other potential business combination targets.

On October 3, 2020, Brenton L. Saunders, co-founder, director and Chief Executive Officer of the Company, called Brian Miller of Linden Capital Partners (“Linden”), LCP’s parent entity and the indirect holder, through LCP, of approximately 93% of the equity interests of HydraFacial, to raise the possibility of a potential business combination between the Company and HydraFacial.

On October 6, 2020, the Company entered into a non-disclosure agreement with HydraFacial. After the non-disclosure agreement was executed, HydraFacial began providing preliminary confidential information to the Company and its representatives regarding HydraFacial’s business operations. Representatives of the Company and Goldman Sachs (as defined below) were also given access to HydraFacial’s virtual data room to commence due diligence.

On October 6, 2020, the Company formally engaged Goldman Sachs & Co. LLC (“Goldman Sachs”) to provide financial advice on a potential acquisition of HydraFacial, assist with the Company’s preparation of a financial model and help negotiate the transaction. Goldman Sachs was also the primary underwriter for the Company’s IPO.

Beginning on October 7, 2020, representatives of the Company, including Mr. Saunders and Manisha Narasimhan, Ph.D., co-founder, director and Chief Financial Officer of the Company, held telephonic conferences and virtual meetings to discuss commercial and legal due diligence on HydraFacial’s business to assist the Company and its advisors in developing the Company’s views of HydraFacial’s financial position and business prospects. Representatives of the Company and HydraFacial also discussed the terms of a potential business combination transaction between the parties, including valuation and valuation methodology, subject to further due diligence review of HydraFacial and its business operations by representatives of the Company.

On October 20, 2020, representatives of the Company, HydraFacial, Goldman Sachs, and Jefferies LLC (“Jefferies”), financial advisor to HydraFacial and the HydraFacial Stockholders, met at (or attended by videoconference) HydraFacial’s offices in Long Beach, California, for management’s presentation on the business. The attendees discussed the state of HydraFacial’s business, the impact of the COVID-19 pandemic and HydraFacial’s business prospects.

Thereafter, the Company continued to perform due diligence on a prospective business combination with HydraFacial. The Company and its representatives held numerous virtual meetings, phone calls and diligence sessions with HydraFacial and its representatives, including with, among others, Mr. Miller, Clint Carnell, Chief Executive Officer of HydraFacial, Liyuan Woo, HydraFacial’s Chief Financial Officer, concerning commercial and legal matters. In particular, the Company focused on the business ecosystem of HydraFacial and its drivers for growth in order to develop its view of HydraFacial business.

On October 29, 2020, the Company sent a non-binding letter of intent to HydraFacial and Linden to acquire HydraFacial on a cash free, debt free basis for a total enterprise value of $850 million, to be financed in part by private placement proceeds of $100 million. The letter of intent contemplated $363 million of Class A Stock and $254 million of cash consideration being issued to the HydraFacial Stockholders, with $50 million of cash used for the Company’s balance sheet at closing and $233 million used to pay down HydraFacial’s existing indebtedness. The letter of intent also contemplated a minimum cash condition pursuant to which the obligations of each party to consummate the transaction would be conditional upon the Company having a cash balance at least equal to a level to be mutually agreed at a later date. Under the letter of intent, the transaction would result in pro forma ownership by the HydraFacial Stockholders of approximately 35% of the outstanding Class A Stock post-closing, compared to 44.3% pro forma ownership by the Company’s existing stockholders and 11.1% pro forma ownership by the Sponsor. The letter of intent did not address post-closing governance matters. Included in the letter was a request for exclusivity between the two parties. Over the next few days, the parties continued to discuss the terms of the potential transaction, including with respect to HydraFacial’s enterprise valuation, the size of the private placement to be conducted in connection with the transaction, and the mix of cash and stock consideration to be issued to the HydraFacial stockholders. In the course of these discussions, Linden and HydraFacial rejected the initial letter of intent on the proposed terms.

On November 1, 2020, the Company sent HydraFacial and Linden a revised letter of intent to acquire HydraFacial for a total enterprise value of $975 million, contemplated to be financed in part by private placement proceeds of $300 million. Under the revised proposal, if the Company was able to raise private placement proceeds in excess of $300 million, the cash component of the consideration to be paid to HydraFacial stockholders would increase by the first $15 million in cash proceeds exceeding $300 million, and by half of any additional proceeds, with the remaining proceeds to be retained by the Company. The increased cash consideration would be accompanied by a corresponding decrease in the number of shares of Class A stock to be issued as consideration to HydraFacial stockholders. The $975 million total enterprise value, representing a fully diluted value of $1.1 billion on a pro forma basis, reflected an attractive valuation relative to publicly listed companies with certain characteristics comparable to HydraFacial, which, together with HydraFacial’s projected growth rate, presented a compelling acquisition opportunity for the Company and its stockholders.

Under the revised letter of intent, assuming a $300 million private placement, the Company would issue $300 million of Class A Stock and $675 million of cash consideration to the HydraFacial Stockholders (inclusive of the amount used to repay HydraFacial’s existing indebtedness), with $35 million of cash used for the Company’s balance sheet at closing. Under the revised letter of intent, the transaction would result in pro forma ownership by the HydraFacial Stockholders of approximately 25.5% of the outstanding Class A Stock post- closing, compared to 39.1% pro forma ownership by the Company’s existing stockholders and 9.8% pro forma ownership by the Sponsor. The letter of intent did not address post-closing governance matters and did not contain any changes to the proposed minimum cash condition.

On November 2, 2020, HydraFacial sent the Company a revised draft of the letter of intent that included an earnout provision pursuant to which certain additional contingent consideration would be payable to the HydraFacial stockholders if certain add-on acquisitions were completed before the first anniversary of the consummation of the transaction. The amount of such contingent consideration would be 2.5 times the revenues for the preceding 12 months of any of these prospective acquisition targets that were acquired during this period. HydraFacial’s revised letter of intent also proposed a minimum cash condition that would make the minimum cash condition solely for the benefit of HydraFacial and would condition HydraFacial’s obligation to consummate the transaction conditional upon the Company having $575 million in cash available at closing, after giving effect to the private placement of Class A Stock and any redemptions from the Company’s public stockholders in connection with the transaction. The revised letter of intent otherwise accepted the material economic terms of the Company’s previous letter of intent. Finally, the revised letter of intent contemplated LCP having the right to appoint two members to the Board following consummation of the Business Combination, subject to ownership thresholds to be mutually agreed by the parties.

On November 4, 2020, the Company responded to HydraFacial’s revised proposal with a counterproposal that accepted the general construct providing for contingent consideration but would cap the contingent consideration payable pursuant to the earnout provision at $50 million. The Company also accepted the board representation rights proposed by HydraFacial and proposed that the parties enter into exclusivity prior to defining the minimum cash condition, which would be mutually agreed by the parties prior to entering into a definitive transaction document.

On November 5, 2020, HydraFacial responded to the Company accepting the Company’s changes other than the cap on earnout payments, which it proposed to be $75 million. The Company and HydraFacial agreed to these terms and the letter of intent and an exclusivity agreement binding HydraFacial were executed by the parties.

Following execution of the letter of intent, HydraFacial and the Company and their legal counsel, respectively, Kirkland & Ellis LLP (“Kirkland”) and Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), which had been serving as counsel to the Company since its incorporation, began to draft and prepare the definitive agreements governing the transaction. The parties, in consultation with their financial and legal advisors, also began preparing an investor presentation for meetings with certain targeted investors on a confidential basis.

On November 9, 2020, the Company’s Board held a meeting via video teleconference. During this meeting, the Board reviewed an update on the due diligence completed by the Company’s management and their advisors, the proposed timeline for the business combination and private placement, and the terms of the proposed business combination.

Between November 11, 2020 and November 24, 2020, representatives of the Company held several due diligence calls with representatives of HydraFacial and their counsel, including with respect to intellectual property matters, regulatory compliance, financial and audit matters, public company readiness, and other legal and business diligence topics.

On November 12, 2020, the Company engaged Goldman Sachs to serve as exclusive placement agent with respect to the private placement.

Beginning on November 12, 2020, representatives of Goldman Sachs, on behalf of the Company, in consultation with representatives of Jefferies, on behalf of HydraFacial, began contacting a limited number of potential private placement investors, each of whom agreed to maintain the confidentiality of the information received and to comply with restrictions on trading in the Company’s securities pursuant to customary non-disclosure agreements, to discuss HydraFacial, the proposed business combination and the potential private placement, and to determine such investors’ potential interest in participating in the private placement. Beginning on November 13, 2020 and during the weeks of November 16, November 23 and November 30, 2020, representatives of the Company, HydraFacial, Goldman Sachs and Jefferies participated in various virtual meetings with prospective participants in the private placement.

On November 21, 2020, Wachtell Lipton sent Kirkland an initial draft of the form of Subscription Agreement to be entered into by the Private Placement Investors. Kirkland sent a revised draft of the form of Subscription Agreement to Wachtell Lipton on November 22 2020, and on November 23, 2020, the form of Subscription Agreement, substantially as revised by Kirkland, was provided to potential investors in the Private Placement.

On November 25, 2020, Wachtell Lipton sent Kirkland an initial draft of the Merger Agreement. The initial draft of the Merger Agreement contemplated, among other things: (i) a reverse triangular merger structure; (ii) an adjustment to the merger consideration, which could be positive or negative, based on whether the closing working capital of HydraFacial either exceeded or fell short of, respectively, a working capital target to be agreed upon; (iii) no adjustment to the merger consideration for HydraFacial’s prospective tax refunds, net operating losses or other tax benefits; and (iv) a closing condition that required the combined company to have a minimum amount of cash, which had not yet been set, following the closing (after giving effect to redemptions and the Private Placement), which condition would be for the benefit of the Company and HydraFacial.

From November 25, 2020 through December 8, 2020, the parties and their advisors negotiated the terms of, and exchanged several drafts of, the definitive agreements for the potential business combination, including the Merger Agreement. In addition, during this same period, representatives of the Company, HydraFacial, Linden, Kirkland and Wachtell Lipton conducted various telephonic conferences to discuss and resolve the open issues related to the potential business combination.

Significant areas of discussion and negotiation included: (i) the calculation of the Merger Consideration, including adjustments to be made at the closing and the portion of the Merger Consideration that would consist of cash, (ii) the level of conditionality in the Merger Agreement, including the level of the minimum cash condition and whether such condition would be mutual, (iii) changes to the transaction structure to permit the transaction to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (iv) the post-closing board representation rights of LCP and (v) the scope of the representations and warranties and covenants of the parties.

On December 1, 2020, Kirkland provided Wachtell Lipton with a revised draft of the Merger Agreement pursuant to which, among other things, (i) the structure of the transaction was changed to include back-to-back mergers with a maximum cash consideration of 60% of the overall consideration, which changes were intended to enable the transaction to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (ii) the working capital adjustment was accepted but a “collar” on the adjustment was proposed, pursuant to which there would be no adjustment if HydraFacial’s working capital at closing was within a range to be specified, (iii) an adjustment to the merger consideration was proposed for certain tax benefits of HydraFacial at closing, including prospective tax refunds and 30% of the value of any net operating loss tax benefits, and (iv) the minimum cash condition was revised so that it would be for the sole benefit of HydraFacial, but without proposing a specific minimum cash amount.

From December 2, 2020 to December 4, 2020, Goldman Sachs and Jefferies received non-binding commitments from potential investors in the private placement, along with comments from those potential investors on the form of Subscription Agreement.

On December 2, 2020, Mr. Saunders and Mr. Miller spoke by telephone regarding substantial business issues in the transaction, including the points noted in the preceding paragraph and the amount of private placement investment the Company should accept. Mr. Saunders and Mr. Miller agreed to HydraFacial’s proposed transaction structure, and that in the event of any reduction in the cash available to the Company at the closing, subject to the minimum cash condition, the HydraFacial stockholders would accept consideration in shares of the Company in lieu of cash.

On December 3, 2020, Wachtell Lipton provided Kirkland with an initial draft of the Investor Rights Agreement, pursuant to which, among other things, following the closing of the Business Combination, LCP would have the right to nominate two directors to the Board so long as LCP held at least 20% of the Company’s outstanding Class A Stock and one director so long as LCP held at least 10% of the Company’s outstanding Class A Stock. Wachtell Lipton also provided drafts of additional transaction agreements between December 3, 2020 and December 5, 2020, which Wachtell Lipton and Kirkland negotiated and exchanged drafts of through December 8, 2020.

Also on December 3, 2020, Wachtell Lipton provided Kirkland a revised draft of the Merger Agreement pursuant to which, among other things, (i) the working capital adjustment referred to a single target working capital amount to be agreed upon, rather than a range, (ii) the minimum cash condition was revised so that it would be for the benefit of both the Company and HydraFacial, with the minimum level of cash to be equal to the proceeds from the Private Placement plus $35 million to be added to the Company’s balance sheet following the closing, (iii) the mix of cash and stock consideration was adjusted to address the desire for treatment as a “reorganization” within the meaning of Section 368(a) of the Code, and (iv) the proposed adjustment to the merger consideration for certain tax benefits of HydraFacial at closing was rejected.

On December 4, 2020, Mr. Saunders and Mr. Miller spoke by telephone and agreed to set the size of the private placement at an aggregate of $350 million in proceeds.

On December 5, 2020, Kirkland provided Wachtell Lipton with a revised draft of the Investor Rights Agreement pursuant to which, among other things, the director nomination rights were revised, including in light of the commitment of HydraFacial stockholders to take stock consideration in lieu of any cash consideration in the event of a cash shortfall at the Company, such that (i) LCP would have the right to nominate three directors to the Board so long as LCP held at least 40% of the Company’s outstanding Class A Stock, two directors so long as LCP held at least 20% of the Company’s outstanding Class A Stock, and one director so long as LCP held at least 5% of the Company’s outstanding Class A Stock and (ii) so long as LCP held at least 5% of the Company’s outstanding Class A Stock, the Company would be required to cause each of the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board to include in its membership at least one of the directors nominated by LCP, except to the extent such membership would violate applicable securities laws or stock exchange or stock market rules.

Later on December 5, 2020, Kirkland provided Wachtell Lipton with a revised draft of the Merger Agreement pursuant to which (i) the working capital adjustment was subject to a collar mechanism, with the specific range of the collar left open for discussion by the parties, (ii) the adjustment to the merger consideration for certain tax benefits of HydraFacial at closing was reinstated and (iii) the minimum cash condition was revised so that the minimum cash required to be available following the closing (after giving effect to redemptions and the Private Placement) was equal to the proceeds from the Private Placement plus $40 million to be added to the Company’s balance sheet following the closing.

On December 6, 2020, Mr. Saunders and Mr. Miller spoke by telephone regarding the significant open business points, including the target amount or range for the working capital adjustment and the adjustment for certain tax benefits of HydraFacial. In addition, Dr. Narasimhan and Ms. Woo spoke by telephone regarding the working capital adjustment. Following these discussions, these points remained unresolved.

Also on December 6, 2020, Wachtell Lipton provided Kirkland with a revised draft of the Merger Agreement pursuant to which, among other things, (i) the working capital adjustment was set relative to a single target of $26,500,000 and (ii) the minimum cash condition was accepted as revised by HydraFacial. In addition, representatives of Wachtell Lipton and Goldman Sachs also had several discussions with prospective investors in the private placement regarding the Subscription Agreement.

On December 7, 2020, Goldman Sachs provided an updated draft of the Subscription Agreement to the prospective investors in the private placement, as well as final allocations for the amount to be invested by each prospective investor. Throughout the day of December 7, 2020, representatives of the Company, including Mr. Saunders and Dr. Narasimhan, continued to discuss and negotiate the terms of the transaction with representatives of HydraFacial and the HydraFacial stockholders, including Mr. Miller, Mr. Carnell and Ms. Woo. On December 7, 2020, Wachtell Lipton and Kirkland finalized the Merger Agreement, pursuant to which, among other things, (i) the use of a single working capital target was accepted in exchange for setting that target at $23,000,000 and (ii) the elimination of the adjustment to the merger consideration for certain tax benefits of HydraFacial at closing was accepted. This form of Merger Agreement was provided to prospective investors in the private placement for their review. In addition, representatives of Wachtell Lipton and Goldman Sachs had several discussions with prospective investors in the private placement regarding the Subscription Agreement.

On December 8, 2020, Wachtell Lipton and Kirkland agreed upon a final version of the Investor Rights Agreement pursuant to which, among other things (i) the director designation thresholds were revised such that (i) LCP would have the right to nominate three directors to the Board so long as LCP held at least 40% of the Company’s outstanding Class A Stock, two directors so long as LCP held at least 15% of the Company’s outstanding Class A Stock, and one director so long as LCP held at least 10% of the Company’s outstanding Class A Stock and (ii) the proposed committee representation rights were accepted.

Also on December 8, 2020, Wachtell Lipton had further discussions with Kirkland and separately with prospective investors in the private placement regarding the form of Subscription Agreement, after which Goldman Sachs circulated to the prospective investors the final form of Subscription Agreement.

On December 8, 2020, the Board held two meetings via teleconference to discuss the final transaction terms and evaluate the Business Combination. Representatives of Wachtell Lipton and Goldman Sachs were also in attendance by invitation of the Board. At the meetings, the senior management of the Company provided an overview of the proposed Business Combination with HydraFacial (including the rationale for the selection of HydraFacial as the Company’s business combination target) and described both the diligence process undertaken to evaluate HydraFacial and the final negotiations of the terms of the transaction. Representatives of Wachtell Lipton reviewed the terms of the Business Combination, including the Merger Agreement and the other definitive agreements, copies of which were provided to the Board in advance of the meeting. Thereafter, representatives of Goldman Sachs provided a presentation regarding certain financial aspects of the consideration to be paid by the Company in the Business Combination. Each member of the Board was present at one or both of the two meetings, and with the assistance of Wachtell Lipton and Goldman Sachs, discussed and reviewed the proposed transaction, the terms and conditions of the Merger Agreement and the other definitive agreements, the potential benefits of and risks relating to the proposed transactions and the proposed timeline for finalizing the definitive transaction agreements and announcing the proposed business combination. Following such discussion, including asking questions of the Company’s management and advisors, each member of the Board determined that, based upon the financial and legal terms of the Business Combination, including the materials provided to the directors, the Business Combination was advisable and in the best interests of the Company and its stockholders. Upon motions duly made and seconded, each member of the Board resolved that the following be approved: (i) the Merger Agreement, each of the related agreements and the Business Combination; (ii) the Private Placement; and (iii) the issuance of shares of Class A Stock in connection with the Business Combination.

Late in the evening on December 8, 2020, the parties executed the Merger Agreement, the Investor Rights Agreement and the related agreements and the Private Placement Investors executed their respective Subscription Agreements and other documentation related thereto.

On the morning of December 9, 2020, before the stock market opened, the Company and HydraFacial announced the execution of the Merger Agreement and the Business Combination.

Independent Director Oversight

Our Board is composed of a majority of independent directors who are not affiliated with our Sponsor and its affiliates. In connection with the Business Combination, our independent directors, Messrs. Capellas, Few and Sternlicht, took an active role in evaluating the proposed terms of the Business Combination, including the Merger Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates, that could arise with regard to the proposed terms of the: (i) Merger Agreement; (ii) the Private Placement; and (iii) amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. Our independent directors also own shares of Common Stock, the value of which may be affected by the Business Combination. Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

Please see the sections entitled “Proposal No. 1—Approval of the Business Combination—Independent Director Oversight” and “Beneficial Ownership of Securities.”

The Company’s Board of Directors’ Reasons for the Approval of the Business Combination

The Board, in evaluating the transaction with HydraFacial, consulted with the Company’s management and its legal counsel, financial advisors and other advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of the Company and its stockholders and (ii) to recommend that the stockholders approve the transactions contemplated by the Merger Agreement, including the Business Combination, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below.

Before reaching its decision, the Board reviewed the results of management’s due diligence, which included:

•	research on industry trends, revenue projections and other industry factors;

•

extensive meetings and calls with HydraFacial’s management team and representatives regarding operations, intellectual property, major customers, regulatory compliance, financial prospects and possible acquisitions, among other customary due diligence matters;

•	visits to HydraFacial’s headquarters and facilities in Long Beach, California;

•	review of HydraFacial’s material business contracts and certain other legal and commercial diligence including discussions with the company’s major customers, vendors and suppliers; and

•	financial and accounting diligence.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Company’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” beginning on page 55 of this document.

The Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

•

Growth Prospects. HydraFacial is a category-creating beauty health company with strong growth prospects within its core industry and adjacent markets. From 2016 to 2019, HydraFacial revenues grew at a CAGR of 52%, driven by delivery system growth in the U.S. and international markets and increasing revenue from consumables. The combination of relatively low penetration levels and attractive addressable market growth provide ample room for additional growth after recovery from COVID-19. During the pandemic, HydraFacial has continued to expand its install base of delivery systems that we believe will provide a larger base for consumables revenue growth once pandemic-related regulatory restrictions on its providers are lifted from 2020 levels. In addition, HydraFacial has continued to focus on innovation, has expanded into new channels such as retail, has augmented its variety of serums with partnerships with other leading skincare providers, and has launched new solutions in the emerging area of scalp health, all which we believe will continue to drive its growth.

•	Target Industry. The Company’s Board and management possess deep knowledge of the healthcare and medical aesthetics industry, and the fact that HydraFacial’s business falls squarely within this particular area of expertise provides the Company with an opportunity to leverage such expertise in order to realize the investment potential from the Business Combination.

•

Platform Supports Further Growth Initiatives. HydraFacial’s existing platform supports the further penetration within its existing markets and customers, the addition of new customers and the entry into adjacent markets, both in the United States and internationally.

•

Valuation. The Board concluded that the aggregate Merger Consideration payable in the Mergers reflects an attractive valuation relative to publicly listed companies with certain characteristics comparable to HydraFacial such as similar industry, end markets, and growth profiles. Taken together with HydraFacial’s history of strong financial performance, projected revenue growth rate, high gross margins, and projected profitability, along with the caliber of investors involved in the PIPE financing, the Company believes the Business Combination presented a compelling acquisition opportunity for the Company and its stockholders. In evaluating the financial aspects of the Business Combination, the Board reviewed a number of materials, including the transaction documents, historical financial results of the business, and projections prepared by HydraFacial’s management.

•

Due Diligence. The Company conducted a due diligence review of HydraFacial and its business, including review of relevant documentation and discussions with HydraFacial’s management and the Company’s financial, legal and other advisors. Through the Company’s detailed due diligence investigation, the Company’s Board and management had knowledge of, and were familiar with, HydraFacial’s business and financial condition, including its historical financial results, financial plan, outstanding indebtedness and growth prospects. As part of its evaluation of HydraFacial, the Company’s Board and management also considered the financial profiles of publicly traded companies in the same and adjacent sectors.

•

Other Alternatives. Having thoroughly reviewed the other potential business combination opportunities available to the Company, the Board believes that the Business Combination presents the most attractive business combination opportunity based on the process it utilized to evaluate such other potential business combination opportunities and the belief that such process has not yielded more attractive alternatives, taking into account the potential risks, rewards and uncertainties associated with potential alternatives.

•

Negotiated Transaction. The financial and other terms and conditions of the Merger Agreement and the transactions contemplated thereby, including each party’s representations, warranties and covenants, the conditions to each party’s obligations and the termination provisions, were the product of arm’s length negotiations between the Company and HydraFacial, and the Board believes that such terms are reasonable and fair to the Company’s stockholders.

The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•

Benefits Not Achieved. The risk that the potential benefits of the Business Combination or anticipated performance of HydraFacial may not be fully achieved, or may not be achieved within the expected timeframe and that the results of operations of the combined company’s business will differ materially from the projections prepared by HydraFacial and reviewed by the Company.

•

Liquidation of the Company. The risks and costs to the Company if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in the Company being unable to effect a business combination by October 2, 2022 and force the Company to liquidate and the warrants to expire worthless.

•	Stockholder Vote. The risk that the Company’s stockholders may fail to provide the respective votes necessary to effect the Business Combination.

•

Closing Conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within the Company’s control, including the condition that the Company have available at the closing of the Business Combination an amount of cash of at least $390 million in the aggregate, including funds from the Trust Account and proceeds from the Private Placement (see “Proposal No. 1—Approval of the Business Combination—Conditions to Closing of the Business Combination” beginning on page 134 of this document).

•

Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

•

Other Risks. Various other risks associated with the Business Combination, the business of the Company, the business of HydraFacial and HydraFacial’s indebtedness described under “Risk Factors” beginning on page 57 of this document.

•

Interests of Certain Persons. Some officers and directors of the Company may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of the Company’s stockholders (see “Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination” beginning on page 134 of this document). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Merger Agreement and the transactions contemplated therein, including the Business Combination.

The Board concluded that the potential benefits that it expected the Company and its stockholders to achieve as a result of the Business Combination outweighed the potential negative factors associated with the Business Combination. Accordingly, the Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in the best interests of, the Company and its stockholders.

Satisfaction of 80% Test

It is a requirement under our current certificate of incorporation and Nasdaq listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination. As of December 8, 2020, the date of the execution of the Merger Agreement, the balance of the Trust Account was approximately $460,060,132.27 (excluding $16,100,000 of deferred underwriting commissions and taxes payable on the income earned on the Trust Account) and 80% thereof represents approximately $368,048,105.82. Our Board has determined that the Business Combination meets the 80% test.

Certain Company Projected Financial Information

In October 2020, HydraFacial provided the Company with its internally prepared projections. The prospective financial information was not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. These projections were prepared solely for internal use, and capital budgeting and other management purposes, and are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. They are being provided here solely to disclose information that was provided to the Company in the course of its evaluation of HydraFacial. You are cautioned not to rely on the projections in making a decision regarding the transaction, as the projections may be materially different than actual results.

The projections reflect numerous assumptions including assumptions with respect to general business, economic, market, COVID-19 and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond HydraFacial’s control, such as the risks and uncertainties contained in the section entitled “Risk Factors.” The projections reflect the consistent application of the accounting policies of HydraFacial and should be read in conjunction with the accounting policies included in Note 2 to the accompanying historical audited consolidated financial statement of HydraFacial included in this proxy statement. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. The inclusion of the projections in this proxy statement should not be regarded as an indication that HydraFacial or its representatives considered or currently consider the projections to be a reliable prediction of future events, and reliance should not be placed on the projections.

The projections were requested by, and disclosed to, the Company for use as a component in its overall evaluation of HydraFacial. HydraFacial has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including to the Company. Neither HydraFacial’s management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of HydraFacial compared to the information contained in the projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. HydraFacial will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.

The projections are the responsibility of HydraFacial’s management. Neither HydraFacial’s independent auditors, nor any other independent accountants have examined, compiled, or otherwise performed procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with the prospective financial information.

The key elements of the projections provided to the Company are summarized below (in millions of dollars)(1):

	Fiscal Year Ending December 31,
($ in millions)	2020E	2021E	2022E
Net Sales	$115	$181	$250
% Sales Growth	(31)%	57%	38%
Adjusted Gross Profit	$76	$133	$189
% Margin	66%	73%	76%
Adjusted EBITDA	$8	$25	$41
% Margin	7%	14%	16%

(1)	HydraFacial’s projections are unaudited, based upon estimated results and do not include the impact of purchase accounting or other impacts from the consummation of the Business Combination.

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•

the fact that our Sponsor paid an aggregate of $25,000 for 11,500,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination, and which, if unrestricted and freely tradable, would be valued at approximately $115,000,000 assuming a per share value of $10.00, but, given the restrictions on such shares, we believe such shares have less value;

•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Sponsor has agreed to waive their rights to liquidating distributions from the Trust Account with respect to its Founder Shares if we fail to complete an initial business combination by October 2, 2022;

•

the fact that our Sponsor paid an aggregate of approximately $14,000,000 for its 9,333,333 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by October 2, 2022;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by October 2, 2022;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation excludes the equity holders of our Sponsor and their respective successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation provides that certain transactions are not “corporate opportunities” and that our Sponsor its successors and affiliates (other than the post-combination company and its subsidiaries) and certain other persons are not subject to the doctrine of corporate opportunity; and

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination.

Total Company Shares to be Issued in the Business Combination

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 37.2% in the post-combination company; (ii) the Private Placement Investors will own approximately 28.3% of the post-combination company (such that public stockholders, including Private Placement Investors, will own approximately 65.6% of the post-combination company); (iii) our Sponsor will own approximately 9.3% of the post-combination company; and (iv) the HydraFacial Stockholders will own approximately 25.1% of the post-combination company. Additionally, following the completion of the Business Combination, and subject to the approval of the 2021 Plan by the Company’s public stockholders and the approval of the applicable award agreements by the post-combination Board, pursuant to the 2021 Plan the Company will grant the [            ] to [            ] in an aggregate amount of up to [            ] shares of the Class A Stock.

The Private Placement Investors have agreed to purchase in the aggregate 35,000,000 shares of Class A Stock at a purchase price of $10.00 per share. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 6—The Incentive Award Plan Proposal.”

Sources and Uses for the Business Combination

The following tables summarize the estimated sources and uses for funding the Business Combination (all numbers in millions):

($ in millions)	No Redemption	Maximum Redemption
Sources
Vesper Cash in Trust	$460.0	$35.2
Vesper Balance Sheet Cash	4.8	4.8
Private Placement	350.0	350.0
HydraFacial Stockholders Rollover Equity	310.2	735.0

Total	$1,125.0	$1,125.0

Uses
Cash to HydraFacial Balance Sheet	$100.0	$100.0
Debt Repayment	217.6	217.6
HydraFacial Stockholders Rollover Equity	310.2	735.0
Cash Consideration	447.2	22.4
Estimated Expenses	50.0	50.0

Total	$1,125.0	$1,125.0

Board of Directors of the Company Following the Business Combination

Upon consummation of the Business Combination, our Board anticipates that the Board will continue to be classified into three classes, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2022, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2023 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. As discussed above, in connection with the Business Combination, Brenton L. Saunders, Clint Carnell, Michael D. Capellas, Dr. Julius Few, Michelle Kerrick, Brian Miller and Doug Schillinger have each been nominated to serve as directors of the post-combination company upon completion of the Business Combination. Please see the sections entitled “Proposal No. 5—Election of Directors to the Board of Directors” and “Management after the Business Combination” for additional information.

Certificate of Incorporation; Bylaws

Pursuant to the terms of the Merger Agreement, upon the closing of the Business Combination, our current certificate of incorporation will be amended promptly to:

•	change the post-combination company’s name to [ ];

•

increase our total number of authorized shares of all classes of Common Stock from 220,000,000 shares to 320,000,000 shares, which would consist of (i) increasing the post-combination company’s authorized Class A Stock from 200,000,000 shares to 300,000,000 shares and (ii) decreasing the post-combination company’s authorized Class B Stock from 20,000,000 shares to zero shares (after giving effect to the conversion of each outstanding share of Class B Stock immediately prior to the closing of the Business Combination into one share of Class A Stock);

•	cause the conversion of our outstanding shares of Class B Stock into Class A Stock and make certain conforming changes;

•	provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the Board;

•

delete the prior provisions under Article TWENTY-FOURTH through THIRTY-SECOND (Business Combination Requirements; Redemption Rights; Distributions from the Trust Account) relating to our status as a blank check company;

•	provide that certain transactions are not “corporate opportunities” and that the Exempted Persons are not subject to the doctrine of corporate opportunity;

•

require the approval by affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock of the post-combination company entitled to vote generally in the election of directors, voting together as a single class, to make any amendment to certain provisions of the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, including any amendments to Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation); and

•

provide that the post-combination company will not be governed by Section 203 of the DGCL and, instead, include a provision in the Second Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes the Excluded Parties from the definition of “interested stockholder,” and to make certain related changes. Upon consummation of the Business Combination, the Excluded Parties will become “interested stockholders” within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders.

Name; Headquarters

The name of the post-combination company after the Business Combination will be [                ] and our headquarters will be located at [                ].

Redemption Rights

Pursuant to our current certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our current certificate of incorporation. As of December 8, 2020, the redemption price would have been approximately $10.00 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from exercising redemption rights with respect to more than 15% of the shares of Class A Stock included in the public units sold in our IPO. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 15% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held cash and investment securities with a fair value of $460,060,132.27 as of December 8, 2020. The Merger Agreement provides that our and HydraFacial’s respective obligations to consummate the Business Combination are conditioned on the amount in the Trust Account, together with the proceeds from the Private Placement and other available cash, equaling or exceeding $390,000,000. The conditions to closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then the Company or HydraFacial (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets equaling or exceeding $5,000,001. Please see the section entitled “Special Meeting of Company Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Accounting Treatment

The Business Combination is made up of the series of transactions within the Merger Agreement as defined elsewhere within this proxy statement. For accounting purposes, this series of transactions will be accounted for as a reverse recapitalization and HydraFacial will be considered the acquirer for accounting purposes, notwithstanding the legal form of the Business Combination. No step-up in basis of intangible assets or goodwill will be recorded in this transaction. The determination of HydraFacial as the accounting acquirer considered various factors, including that HydraFacial will comprise the ongoing operations of the post-combination company, HydraFacial Stockholders will hold the largest minority interest, the planned initial composition of the Board will include designees of the HydraFacial Stockholders, and ongoing senior management of the post-combination company will be substantially composed of HydraFacial employees. Subsequent to the completion of these series of transactions, HydraFacial will be the reporting entity with its historical and future financial information being the financial information of the public registrant.

Material United States Federal Income Tax Considerations for Stockholders Exercising Redemption Rights

The following is a discussion of certain material U.S. federal income tax considerations for U.S. holders and Non-U.S. holders (each as defined below) that elect to have their shares of Class A Stock redeemed for cash if the Business Combination is completed. This discussion applies only to U.S. holders and Non-U.S. holders that hold shares of Class A Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder, rulings and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS regarding any matter discussed below.

This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to holders subject to special rules under the U.S. federal income tax laws, including, for example, but not limited to:

•	banks and other financial institutions;

•	mutual funds;

•	insurance companies;

•	brokers or dealers in securities, currencies or commodities;

•	dealers or traders in securities subject to a mark-to-market method of accounting;

•	regulated investment companies and real estate investment trusts;

•	retirement plans, individual retirement accounts and other deferred accounts;

•	tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;

•	persons holding shares of Class A Stock as part of a “straddle,” hedge, constructive sale, or other integrated or conversion transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•

Partnerships, other entities or arrangements classified as partnerships for U.S. federal income tax purposes, “S corporations,” or other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	expatriated entities subject to Section 7874 of the Code;

•	persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

•	persons subject to the alternative minimum tax;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	holders owning or treated as owning 5% or more of Class A Stock (by vote or value);

•	grantor trusts;

•	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	any holder of Founder Shares; and

•	any person that holds, directly, indirectly or constructively, any capital stock of HydraFacial.

This discussion does not address any U.S. federal tax considerations other than those pertaining to the income tax (such as estate, gift or other non-income tax considerations) or any state, local or foreign income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, or any considerations in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds shares of Class A Stock, the U.S. federal income tax treatment of the partners in the partnership generally will depend upon the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, partners in partnerships holding shares of Class A Stock should consult their tax advisors as to the particular tax consequences to them of the redemption of shares of Class A Stock.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU OF A REDEMPTION OF YOUR SHARES OF CLASS A STOCK IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES.

U.S. Federal Income Tax Consequences of a Redemption of Class A Stock

In the event that a holder’s shares of Class A Stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting of Company Stockholders—Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of shares of Class A Stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A Stock, the material U.S. federal income tax consequences to a U.S. holder (as defined below) generally will be as described below under the section entitled “U.S. Holders—

Taxation of Redemption Treated as a Sale of Class A Stock,” and the material U.S. federal income tax consequences to a Non-U.S. holder (as defined below) generally will be as described under the section entitled “Non-U.S. Holders—Taxation of Redemption Treated as a Sale of Class A Stock.” If the redemption does not qualify as a sale of shares of Class A Stock under Section 302 of the Code, a holder generally will be treated as receiving a corporate distribution with the material U.S. federal income tax consequences to a U.S. holder generally as described below under the section entitled “U.S. Holders—Taxation of Redemption Treated as a Distribution,” and the material U.S. federal income tax consequences to a Non-U.S. holder generally as described below under the section entitled “Non-U.S. Holders—Taxation of Redemption Treated as a Distribution.”

Whether a redemption of a holder’s shares of Class A Stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held, directly, indirectly or constructively, by such redeemed holder before and after the redemption (including any stock treated as held by such holder under applicable constructive ownership rules, including any stock constructively owned by the holder as a result of owning warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination or the Private Placement) relative to all of our shares outstanding both before and after the redemption. The redemption of a holder’s shares of Class A Stock generally will be treated as a sale of Class A Stock by such holder (rather than as a corporate distribution) under Section 302 of the Code if the redemption: (i) is “substantially disproportionate” with respect to the holder; (ii) results in a “complete termination” of the holder’s interest in us; or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by the holder under certain attribution rules set forth in the Code. Among other things, a holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire pursuant to the exercise of an option, which would generally include Class A Stock that could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the Business Combination or the Private Placement should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of such holder’s shares of Class A Stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Class A Stock and the Class A Stock to be issued pursuant to the Business Combination). There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of Class A Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of a holder’s shares of Class A Stock will be treated as a corporate distribution to the redeemed holder and the material U.S. federal income tax consequences of the redemption to such holder that is a U.S. holder generally will be as described below under the section entitled “U.S. Holders—Taxation of Redemption Treated as a Distribution,” and the material U.S. federal income tax consequences of the redemption to such holder that is a Non-U.S. holder generally will be as described below under the section entitled “Non-U.S. Holders—Taxation of Redemption Treated as a Distribution.” After the

application of those rules, any remaining tax basis of the holder in the redeemed Class A Stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

A holder of Class A Stock should consult its tax advisors as to the tax consequences of a redemption.

U.S. Holders

This section applies to “U.S. holders.” For purposes of this discussion, a “U.S. holder” means a beneficial owner of shares of Class A Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Redemption Treated as a Distribution. If the redemption of a U.S. holder’s shares of Class A Stock is treated as a distribution, as discussed above under the section entitled “U.S. Federal Income Tax Consequences of a Redemption of Class A Stock,” such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be first applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its Class A Stock. Any remaining excess will be treated as gain recognized on the sale or other taxable disposition of the Class A Stock and will be treated as described below under the section entitled “U.S. Holders—Taxation of Redemption Treated as a Sale of Class A Stock.”

Dividends paid to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate applicable to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A Stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Taxation of Redemption Treated as a Sale of Class A Stock. If the redemption of a U.S. holder’s shares of Class A Stock is treated as a sale, as discussed above under the section entitled “U.S. Federal Income Tax Consequences of a Redemption of Class A Stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares of Class A Stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A Stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders are generally eligible to be taxed at preferential rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of Class A Stock (shares of Class A Stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to “Non-U.S. holders.” For purposes of this discussion, a “Non-U.S. holder” means a beneficial owner of shares of Class A Stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Taxation of Redemption Treated as a Distribution. If the redemption of a Non-U.S. holder’s shares of Class A Stock is treated as a distribution, as discussed above under the section entitled “U.S. Federal Income Tax Consequences of a Redemption of Class A Stock,” such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Unless such dividend is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be first applied against and reduce (but not below zero) the Non-U.S. holder’s adjusted tax basis in its Class A Stock. Any remaining excess will be treated as gain recognized on the sale or other taxable disposition of the Class A Stock and will be treated as described below under the section entitled “Non-U.S. Holders—Taxation of Redemption Treated as a Sale of Class A Stock.”

The withholding tax described above does not apply to dividends paid to a Non-U.S. holder that are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), provided that the holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI and satisfies all applicable certification requirements. Instead, such dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, as adjusted for certain items.

Taxation of Redemption Treated as a Sale of Class A Stock. If the redemption of a Non-U.S. holder’s shares of Class A Stock is treated as a sale, as discussed above under the section entitled “U.S. Federal Income Tax Consequences of a Redemption of Class A Stock,” subject to the discussion regarding backup withholding below, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with such redemption, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•	the Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the redemption and certain other requirements are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the redemption or the period that the Non-U.S. holder held our Class A Stock, and, in the case where shares of our Class A Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A Stock at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. holder’s holding period for the shares of our Class A Stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above generally will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S.

resident. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30% rate (or such lower rate specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, as adjusted for certain items.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which generally may be offset by U.S. source capital losses of the Non-U.S. holder, provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder in connection with a redemption treated as a sale will be subject to tax at generally applicable U.S. federal income tax rates. In addition, unless our Class A Stock is regularly traded on an established securities market within the meaning of applicable Treasury Regulations, we may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such redemption. There can be no assurance that our Class A Stock will be treated as regularly traded on an established securities market. However, we believe that we are not and have not been at any time since our formation a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed, but there can be no assurance in this regard. Holders should consult their tax advisor regarding the tax consequences to them if we are treated as a U.S. real property holding corporation.

Information Reporting and Backup Withholding

Generally, information reporting requirements may apply in connection with payments made to U.S. holders or Non-U.S. holders in connection with a redemption of shares of Class A Stock.

Backup withholding of tax (currently at a rate of 24%) generally will apply to cash payments to which a U.S. holder is entitled in connection with a redemption of shares of Class A Stock, unless the U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such holder is not subject to backup withholding, or otherwise establishes an exemption. Backup withholding of tax may also apply to cash payments to which a Non-U.S. holder is entitled in connection with the redemption of shares of Class A Stock, unless the Non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such Non-U.S. holder’s status as non-U.S. person and otherwise complies with applicable certification requirements.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder or Non-U.S. holder generally will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

THE DISCUSSION ABOVE IS BASED ON CURRENT LAW. LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH THEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER’S INDIVIDUAL CIRCUMSTANCES NOR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF A REDEMPTION OF THEIR CLASS A STOCK TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the

Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. If the FTC or the Antitrust Division makes a request for additional information or documentary material related to the Business Combination (a “Second Request”), the waiting period with respect to the Business Combination will be extended for an additional period of 30 calendar days, which will begin on the date on which the Company and HydraFacial each certify compliance with the Second Request. Complying with a Second Request can take a significant period of time. On December 22, 2020, the Company and HydraFacial filed the required forms under the HSR Act with the Antitrust Division and the FTC. The 30-day waiting period with respect to the Business Combination, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, is expected to expire at 11:59 p.m. Eastern Time on January 21, 2021, unless the FTC and the Antitrust Division earlier terminate the waiting period or issue a Second Request.

At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor HydraFacial is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Certain Engagements in Connection with the Business Combination and Related Transactions

The Company has engaged Goldman Sachs to act as placement agent on its $350 million PIPE financing. Goldman Sachs will receive fees and expense reimbursements in connection therewith. In addition, the Company has engaged Goldman Sachs to act as financial advisor in connection with the Business Combination.

In addition, Goldman Sachs (together with its affiliates) is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investing, hedging, market making, brokerage and other financial and non-financial activities and services. Goldman Sachs and its affiliates may provide investment banking and other commercial dealings to the Company, HydraFacial and their respective affiliates in the future, for which they would expect to receive customary compensation.

In addition, in the ordinary course of its business activities, Goldman Sachs and its affiliates, officers, directors and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or HydraFacial, or their respective affiliates. Goldman Sachs and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Litigation Relating to the Business Combination

On January 18, 2021, a lawsuit was filed in the Supreme Court of the State of New York by a purported Company stockholder in connection with the Business Combination: Purvance v. Vesper Healthcare Acquisition Corp., et al., Index No. 650346/2021 (N.Y. Sup. Ct.). On January 19, 2021, a putative class action lawsuit was filed in the Supreme Court of the State of New York by the same purported Company stockholder in connection with the Business Combination: Purvance v. Vesper Healthcare Acquisition Corp., et al., Index No. 650365/2021 (N.Y. Sup. Ct.). On January 26, 2021, a putative class action lawsuit was filed in the United States District Court, Southern District of New York by a different purported Company stockholder in connection with the Business Combination: Watkins v. Vesper Healthcare Acquisition Corp., et al., No. 1:21-cv-00713 (S.D.N.Y.). On February 8, 2021, a lawsuit was filed in the Eleventh Judicial Circuit, in and for Miami-Dade County, Florida, by a different purported Company stockholder in connection with the Business Combination: Elstein v. Saunders et al., No. 21-3028CA01 (Fla. 11th Cir. Ct.). The complaints name the Company and some or all of the current members of the Company’s board as defendants. The complaints allege, among other things, breach of fiduciary duty claims against the Company’s Board in connection with the Business Combination. The complaints also allege that this proxy statement is misleading and/or omits material information concerning the Business Combination. The complaints generally seek, among other things, injunctive relief, damages, and an award of attorneys’ fees.

The Company believes the allegations made in the complaints are without merit and intends to defend these lawsuits; however, the Company cannot predict with certainty the ultimate resolution of any proceedings that may be brought in connection with these allegations.

Vote Required for Approval

The Business Combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal at the Special Meeting. All of the proposals are conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal at the Special Meeting, other than the Adjournment Proposal, which is not conditioned on the approval of any other proposal.

This Business Combination Proposal (and consequently, the Merger Agreement and the transactions contemplated thereby, including the Business Combination) will be adopted and approved only if at least a majority of the votes cast by holders of outstanding shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting vote “FOR” the Business Combination Proposal. Failure to vote by proxy or to vote in person at the Special Meeting, abstentions and broker non-votes will have no effect on the Business Combination Proposal.

Our Sponsor has agreed to vote any shares of Common Stock owned by it in favor of the Business Combination. As of the record date, our Sponsor, directors and officers collectively own 20% of our issued and outstanding shares of Common Stock.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT OUR STOCKHOLDERS VOTE “FOR”

THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2—APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION WITH THE BUSINESS COMBINATION AND THE PRIVATE PLACEMENT

Overview

Assuming the Business Combination Proposal is approved, a portion of the consideration to be paid to the HydraFacial Stockholders in connection with the Business Combination will consist of the Stock Consideration, consisting of approximately 31,024,025 shares of Class A Stock to be issued without any general solicitation or advertising to a limited number of HydraFacial Stockholders who are accredited investors, in a transaction not involving a public offering effected in reliance on the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, as set forth in and pursuant to the terms of the Merger Agreement. The Stock Consideration to be issued to the HydraFacial Stockholders will be restricted securities bearing transfer restrictions, and the HydraFacial Stockholders will have acquired such securities for their own respective accounts without a view to resell or distribute them.

In connection with the Business Combination, the Company entered into the Subscription Agreements with a limited number of accredited investors (as defined by Rule 501 of Regulation D), including our Sponsor, pursuant to which the Company intends to issue approximately 35,000,000 shares of Class A Stock in the Private Placement at $10 per share (subject to customary terms and conditions, including the closing of the Business Combination) in a transaction not involving a public offering effected in reliance on the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, for gross proceeds to the Company of approximately $350,000,000.

As contemplated by the Incentive Award Plan Proposal, we intend to reserve [            ] shares for grants of awards under the 2021 Plan. For more information on the Incentive Award Plan Proposal, please see the section entitled “Proposal No. 6—The Incentive Award Plan Proposal.”

As contemplated by the Employee Stock Purchase Plan Proposal, we intend to reserve [            ] shares under the ESPP. For more information on the ESPP, please see the section entitled “Proposal No. 7—The Employee Stock Purchase Plan Proposal.”

The terms of the Business Combination, the Private Placement, the 2021 Plan, the ESPP and the issuance of shares of Class A Stock in those transactions, are complex and only briefly summarized above. For further information, please see the full text of the Merger Agreement, which is attached as Annex A hereto and the form of the Registration Rights Agreement, which is attached as Annex F hereto. A copy of the 2021 Plan is attached as Annex J hereto. A copy of the ESPP is attached as Annex K hereto. A copy of the form of the Subscription Agreements is attached as Annex D hereto. The discussion herein is qualified in its entirety by reference to such documents.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a) and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities, or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such securities. Collectively, the Company may issue 20% or more of our outstanding Common Stock or securities representing 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the issuance of Common Stock in connection with the Business Combination and the Private Placement. In addition, the Company intends to reserve for issuance shares of Class A Stock for potential future issuances of Class A Stock under the 2021 Plan.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, and assuming the Business Combination Proposal, the Charter Approval Proposal, the Incentive Award Plan Proposal and the Employee Stock Purchase Plan Proposal are also approved, approximately (i) 35,000,000 shares of Class A Stock will be issued in connection with the Private Placement and (ii) 31,024,025 shares of Class A Stock will be issued as Stock Consideration pursuant to the terms of the Merger Agreement. In addition, [            ] shares of Class A Stock will be reserved for grants of awards under the 2021 Plan and [            ] shares of Class A Stock will be reserved under the ESPP. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of holders of at least a majority of the votes cast by holders of outstanding shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Failure to vote by proxy or to vote in person at the Special Meeting, abstentions and broker non-votes will have no effect on the Business Combination Proposal.

This Proposal No. 2 is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this Proposal No. 2 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

PROPOSAL NO. 3—APPROVAL OF THE SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

Overview

Our stockholders are also being asked to adopt the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Annex B, which, in the judgment of our Board, is necessary to adequately address the needs of the post-combination company.

The following is a summary of the key changes effected by the Second Amended and Restated Certificate of Incorporation, but this summary is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation, a copy of which is included as Annex B:

•	change the post-combination company’s name to [ ];

•

increase our total number of authorized shares of all classes of Common Stock from 220,000,000 shares to 320,000,000 shares, which would consist of (i) increasing the post-combination company’s authorized Class A Stock from 200,000,000 shares to 300,000,000 shares and (ii) decreasing the post-combination company’s authorized Class B Stock from 20,000,000 shares to zero shares (after giving effect to the conversion of each outstanding share of Class B Stock immediately prior to the closing of the Business Combination into one share of Class A Stock);

•	cause the conversion of our outstanding shares of Class B Stock into Class A Stock and make certain conforming changes;

•	provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the Board;

•

delete the prior provisions under Article TWENTY-FOURTH through THIRTY-SECOND (Business Combination Requirements; Redemption Rights; Distributions from the Trust Account) relating to our status as a blank check company;

•	provide that certain transactions are not “corporate opportunities” and that the Exempted Persons are not subject to the doctrine of corporate opportunity;

•

require the approval by affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock of the post-combination company entitled to vote generally in the election of directors, voting together as a single class, to make any amendment to certain provisions of the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, including any amendments to Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation); and

•

provide that the post-combination company will not be governed by Section 203 of the DGCL and, instead, include a provision in the Second Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes the Excluded Parties from the definition of “interested stockholder,” and to make certain related changes. Upon consummation of the Business Combination, the Excluded Parties will become “interested stockholders” within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders.

In addition, the amendments reflect that the certificate of incorporation of the post-combination company will be the Second Amended and Restated Certificate of Incorporation.

Reasons for the Amendments

Each of these amendments was negotiated as part of the Business Combination. The Board’s reasons for proposing each of these amendments to the certificate of incorporation are set forth below.

•

Amending and replacing Article FIRST with Article I to change the post-combination company’s name to “[                ].” Previously, the Company’s name was Vesper Healthcare Acquisition Corp. The Board believes the name of the post-combination company should more closely align with the name of the post-Business Combination operating business and therefore has proposed the name change.

•

Amending and replacing Article FOURTH with Article IV and deleting Article EIGHTH to increase our total number of authorized shares of all classes of Common Stock from 220,000,000 shares to 320,000,000 shares, which would consist of (i) increasing the post-combination company’s authorized Class A Stock from 200,000,000 shares to 300,000,000 shares and (ii) decreasing the post-combination company’s authorized Class B Stock from 20,000,000 shares to zero shares (after giving effect to the conversion of each outstanding share of Class B Stock immediately prior to the closing of the Business Combination into one share of Class A Stock). The amendment provides for the automatic conversion of the issued and outstanding Class B Stock, the elimination of the authorized Class B Stock and continues to provide for adequate authorized capital to provide flexibility for future issuances of Common Stock if determined by the Board to be in the best interests of the post-combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

•

Deleting the prior Articles TWENTY-FOURTH through THIRTY-SECOND to eliminate provisions specific to our status as a blank check company and to make conforming changes. These revisions are desirable because they will serve no purpose following the Business Combination.

•

Amending and replacing Article THIRTEENTH(a) with Section 5.2(a) to provide that the number of directors will be determined exclusively by the Board pursuant to a resolution adopted by a majority of the Board. The Board believes this change should be included in the Second Amended and Restated Certificate of Incorporation of the Company to clarify how the number of directors on our Board may be filled.

•

Amending and replacing Article THIRTY-THIRD with Article IX to provide that certain transactions are not “corporate opportunities” and that each Exempted Person is not subject to the doctrine of corporate opportunity and does not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. The prior Article THIRTY-THIRD provided that the doctrine of corporate opportunity would not apply to the Company or any of its officers or directors. The Board believes that this change is appropriate because neither the HydraFacial stockholders nor their affiliates should be restricted from investing in or operating similar businesses because the HydraFacial stockholders would be unwilling or unable to enter into the Business Combination without such assurances due to their activities as investors in a wide range of companies. The Company currently does not have any plans, proposals or arrangements, written or oral, to issue any of the additional authorized shares of Class A stock that would be available as a result of the proposed increase in the number of authorized shares.

•

Adding a new Article XI to require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-combination company to make any amendment to certain provisions of the post-combination company certificate of incorporation or bylaws, including the following sections of the certificate: Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation). The Board believes this amendment protects key provisions of the proposed Second Amended and Restated Certificate of Incorporation from arbitrary amendment and prevents a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

•

Adding a new Article X to cause the post-combination company to not to be governed by Section 203 of the DGCL and, instead, include a provision in the Second Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes the Excluded Parties from the definition of “interested stockholder,” and to make certain related changes. The amendment is intended to shield stockholders from the coerciveness of front-end loaded two-tier offers by preventing the offeror from effecting the second step of the offer unless the target’s board of directors approves such transaction.

•

The post-combination company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the Board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

•

The Board has elected to opt out of Section 203, but the Board believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquirer to negotiate with the Board and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the corporation that have not been approved by the Board. The Board believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and will also help to prevent a third party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders. Thus, the Board has determined that the provisions included in Article X are in the best interests of the post-combination company.

•

The Second Amended and Restated Certificate of Incorporation will contain provisions that have the same effect as Section 203, except that they provide that the Excluded Parties will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The Board has determined to exclude the Excluded Parties from the definition of “interested stockholder” because our Sponsor, an affiliate of our Chief Executive Officer, currently holds voting power in excess of the 15% threshold under Section 203 and after the Business Combination, our Sponsor or our Chief Executive Officer, indirectly through our Sponsor and directly, may hold voting power in excess of the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to our Sponsor and its affiliates and transferees.

Assuming the adoption of this Proposal No. 3, the new Article X would become effective 12 months following the date and time at which the Second Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL.

Vote Required for Approval

The approval of the Charter Approval Proposal requires the affirmative vote of holders of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Charter Approval Proposal will have the same effect as a vote “AGAINST” such Charter Approval Proposal.

This Proposal No. 3 is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this Proposal No. 3 will have no effect, even if approved by our stockholders.

As of the date of this proxy statement, our Sponsor has agreed to vote any shares of Common Stock owned by it in favor of this proposal. As of the date hereof, our Sponsor, directors and officers own 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4—APPROVAL OF CERTAIN GOVERNANCE PROVISIONS IN THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Overview

Our stockholders are also being asked to vote on a separate proposal with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation, which are separately being presented in accordance with SEC guidance and which will be voted upon on a non-binding advisory basis. In the judgment of our Board, these provisions are necessary to adequately address the needs of the post-combination company. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, the Company and HydraFacial intend that the Second Amended and Restated Certificate of Incorporation in the form set forth on Annex B will take effect at consummation of the Business Combination, assuming adoption of Proposal No. 3.

Proposal No. 4A: Change the Stockholder Vote Required to Amend the Certificate of Incorporation of the Company

Description of Amendment

The additional amendment would require the approval by affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock of the post-combination company entitled to vote generally in the election of directors, voting together as a single class, to make any amendment to certain provisions of the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, including any amendments to Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation).

Reasons for the Amendment

The amendment is intended to protect key provisions of the Second Amended and Restated Certificate of Incorporation from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Proposal No. 4B: Election Not to be Governed by Section 203 of the DGCL

Description of Amendment

The additional amendment would cause the post-combination company to not to be governed by Section 203 of the DGCL and, instead, include a provision in the Second Amended and Restated Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes the Excluded Parties from the definition of “interested stockholder,” and to make certain related changes. Upon consummation of the Business Combination, the Excluded Parties will become “interested stockholders” within the meaning of Section 203 of the DGCL, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders. Assuming the adoption of Proposal No. 3, the new Article X would become effective 12 months following the date and time at which the Second Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL.

Reasons for the Amendment

The amendment is intended to shield stockholders from the coerciveness of front-end loaded two-tier offers by preventing the offeror from effecting the second step of the offer unless the target’s board of directors approves such transaction.

The post-combination company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning 15% or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the Board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

The Board has elected to opt out of Section 203, but the Board believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquirer to negotiate with the Board and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the corporation that have not been approved by the Board. The Board believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and will also help to prevent a third party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders. Thus, the Board has determined that the provisions included in Article X are in the best interests of the post-combination company.

The Second Amended and Restated Certificate of Incorporation, as amended, will contain provisions that have the same effect as Section 203, except that they provide that the Excluded Parties will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The Board has determined to exclude the Excluded Parties from the definition of “interested stockholder” because our Sponsor, an affiliate of our Chief Executive Officer, currently holds voting power in excess of and immediately following the Business Combination these parties will hold voting power in excess of the 15% threshold under Section 203 and after the Business Combination, our Sponsor or our Chief Executive Officer, indirectly through our Sponsor and directly, may hold voting power in excess of the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to the Excluded Parties.

Proposal No. 4C: Change in Authorized Shares

Description of Amendment

The amendment would increase our total number of authorized shares of all classes of Common Stock from 220,000,000 shares to 320,000,000 shares, which would consist of (i) increasing the post-combination company’s authorized Class A Stock from 200,000,000 shares to 300,000,000 shares and (ii) decreasing the post-combination company’s authorized Class B Stock from 20,000,000 shares to zero shares (after giving effect to the conversion of each outstanding share of Class B Stock immediately prior to the closing of the Business Combination into one share of Class A Stock).

Reasons for the Amendment

The amendment provides for the automatic conversion of the issued and outstanding Class B Stock, the elimination of the authorized Class B Stock and continues to provide for adequate authorized capital to provide flexibility for future issuances of Common Stock if determined by the Board to be in the best interests of the post-combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Proposal No. 4D: Corporate Opportunity

Description of Amendment

The amendment would provide that certain transactions are not “corporate opportunities” and that BLS Investor Group LLC, Linden Manager III LP, and affiliated of LCP, DW Management Services, L.L.C., an affiliate of DWHP, and the investment funds affiliated with the foregoing and their respective successors and affiliates and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Company (each, an “Exempted Person”) are not subject to the doctrine of corporate opportunity.

Reasons for Amendment

The amendment is intended to provide that certain transactions are not “corporate opportunities” and that each Exempted Person is not subject to the doctrine of corporate opportunity and does not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. The current certificate of incorporation provides that the doctrine of corporate opportunity does not apply to the Company or any of its officers or directors. The Board believes that this change is appropriate because neither of the HydraFacial Stockholders nor their affiliates should be restricted from investing in or operating similar businesses because the HydraFacial Stockholders would be unwilling or unable to enter into the Business Combination without such assurances due to their activities as investors in a wide range of companies.

Vote Required for Approval

The approval of the Governance Proposal requires the affirmative vote of a majority of the votes cast by holders of our outstanding shares of Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Governance Proposal will have no effect on the Governance Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Governance Proposal.

As discussed above, a vote to approve the Governance Proposal is an advisory vote, and, therefore, is not binding on the Company, HydraFacial or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, the Company and HydraFacial intend that the proposed Second Amended and Restated Certificate of Incorporation, in the form set forth on Annex B and containing the provisions noted above, will take effect at consummation of the Business Combination, assuming adoption of Proposal No. 3.

As of the date of this proxy statement, our Sponsor has agreed to vote any shares of Common Stock owned by it in favor of this proposal. As of the date hereof, our Sponsor, directors and officers own 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5—ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

Overview

Assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal are approved at the Special Meeting, stockholders are being asked to elect seven directors to our Board, effective upon the closing of the Business Combination, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2022, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2023 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The election of these directors is contingent upon approval of the Business Combination and the Nasdaq Proposal.

Our Board has nominated each of [                ] to serve as Class I directors, [                ] to serve as Class II directors and [                ] to serve as Class III directors. The following sets forth information regarding each nominee.

Brenton L. Saunders has over 25 years of experience in various aspects of healthcare and has been in leadership roles at several prominent global pharmaceutical and healthcare companies. Until May 2020, when it was acquired by AbbVie Inc. (NYSE: ABBV) in a transaction valued at approximately $63 billion, Mr. Saunders served as Chairman, President and Chief Executive Officer of Allergan plc (“Allergan”). His role as President and Chief Executive Officer of Allergan began in July 2014 and his added role of Chairman began in October 2016. Mr. Saunders first role as an executive officer in the pharmaceuticals and healthcare sectors began in 2003, as a member of the executive management team at Schering-Plough Corporation (“Schering-Plough”), where he held several key roles, including President of the company’s Global Consumer Health Care division. While at Schering-Plough, Mr. Saunders led the integrations of the company’s $14 billion acquisition of Organon Biosciences N.V. in 2007 as well as the merger between Schering-Plough and Merck & Co., Inc. (NYSE: MRK) in 2009. From March 2010 until August 2013, Mr. Saunders served as Chief Executive Officer of Bausch + Lomb Incorporated (NYSE: BHC), a leading global eye health company, until its acquisition by Valeant Pharmaceuticals, Inc. in 2013. He then became the Chief Executive Officer of Forest Laboratories Inc., a role he held until the company’s merger with Actavis plc (“Actavis”) in 2014. Following the merger with Actavis, Mr. Saunders was named Chief Executive Officer of the combined business. In 2015, he led Actavis’ acquisition of Allergan, renaming the post-combination company Allergan Plc.

Before joining Schering-Plough in 2003, Mr. Saunders was a Partner and Head of Compliance Business Advisory at PricewaterhouseCoopers LLP. Prior to that, he was Chief Risk Officer at Coventry Health Care, Inc. (NYSE:CVH) and Senior Vice President, Compliance, Legal and Regulatory at Home Care Corporation of America. Mr. Saunders began his career as Chief Compliance Officer for the Thomas Jefferson University Health System.

Over the course of his career, Mr. Saunders has overseen over 80 mergers, acquisitions, divestitures and licensing transactions, totaling over $300 billion in value. Notable highlights from Mr. Saunders’ transaction experience include Actavis’ approximately $28 billion acquisition of Forest Laboratories in 2014, Actavis’ $70 billion acquisition of Allergan in 2015 and the $40 billion sale of Allergan’s global generics business to Teva Pharmaceutical Industries Ltd in 2016. Mr. Saunders’ transaction experience also includes the divestiture of Allergan’s medical dermatology business, and the acquisitions of leading companies in the medical aesthetics space such as Kythera, Lifecell, and Zeltiq.

Additionally, Mr. Saunders currently serves as a director of Cisco Systems, Inc. (NASDAQ: CSCO), a global telecommunications company and BridgeBio Pharma Inc. (NASDAQ:BBIO), a bio pharmaceutical company. He is also a member of The Business Council.

Clint Carnell has served as Chief Executive Officer for HydraFacial since December 2016. Prior to joining HydraFacial, Mr. Carnell was the Chief Executive Officer and President of Perseon Medical, a provider of medical systems that utilizes heat therapy to treat cancer, from November 2014 until September 2016. Mr. Carnell served as the Chief Operating Officer of Thermage, which develops and provides a non-invasive radiofrequency treatment for skin tightenting, during its initial public offering process in 2006. Mr. Carnell worked as the head of surgical for Bausch + Lomb during the early 2000s. Additionally, in 2000, Mr. Carnell founded and later sold Charleston Renal Care, a chain of dialysis centers, to DaVita. Mr. Carnell is also the Founder and Chairman of OrangeTwist Brands. Mr. Carnell received his B.A. in Political Science from Duke University.

Michael D. Capellas has been a member of the Board of Directors of Cisco Systems, Inc. since January 2006 and currently serves Cisco as lead independent director. He has served as founder and Chief Executive Officer of Capellas Partners since November 2012. He served as Chairman of the Board of VCE Company, LLC from January 2011 until November 2012 and as Chief Executive Officer of VCE from May 2010 to September 2011. Mr. Capellas was the Chairman and Chief Executive Officer of First Data Corporation from September 2007 to March 2010. From November 2002 to January 2006, he served as Chief Executive Officer of MCI, Inc. (“MCI”), previously WorldCom. From November 2002 to March 2004, he was also Chairman of the Board of WorldCom, and he continued to serve as a member of the board of directors of MCI until January 2006. Mr. Capellas left MCI as planned in early January 2006 upon its acquisition by Verizon Communications Inc. Previously, Mr. Capellas was President of Hewlett-Packard Company from May 2002 to November 2002. Before the merger of Hewlett-Packard and Compaq Computer Corporation in May 2002, Mr. Capellas was President and Chief Executive Officer of Compaq, a position he had held since July 1999, and Chairman of the Board of Compaq, a position he had held since September 2000. Mr. Capellas held earlier positions as Chief Information Officer and Chief Operating Officer of Compaq. Mr. Capellas also currently serves as the chairman of the board of directors of Flex Ltd. He previously served as the independent lead director of MuleSoft, Inc., ending in 2018.

Dr. Julius Few founded and has been Director of The Few Institute for Aesthetic Plastic Surgery since 2008. A board-certified plastic surgeon in private practice, Dr. Few is widely recognized for enhancing the aesthetic appearance of his patients and contributing to research in plastic surgery. He is called upon by regulatory agencies, professional associations and international study bodies to share his expertise on surgical techniques and skin care innovations. Dr. Few can be seen across leading media channels including CBS News, ABC News, 20 20, Good Morning America, CNN, NBC News, The Wall Street Journal, Crain’s Business, Health Magazine, The Chicago Sun Times, The Chicago Tribune, WEB MD and Washingtonian Magazine on cosmetic procedures and treatments. Dr. Few also serves as a Clinical Professor for the Division of Plastic Surgery at the University of Chicago as well as a Health Systems Clinician at Northwestern University. He is on the Board of Trustees of the Museum of Contemporary Art and is a founding member of the Common Ground Foundation. He is also the founder of the Few Initiative, a non-profit that aids disadvantaged youth. Dr. Few received his medical degree from the University of Chicago Pritzker School of Medicine and completed his residency in general surgery at the University of Michigan Medical Center, followed by plastic surgery training at Northwestern University. In addition, Dr. Few received special facial and eye cosmetic training in Honolulu, New York and Atlanta.

Michelle Kerrick served as the West Region Market Leader and Managing Partner of the Los Angeles office of Deloitte. Ms. Kerrick worked at Deloitte for 35 years before retiring in September 2020. In her role, Ms. Kerrick was responsible for driving national strategy and client and business growth and strategic positioning across the 13-office West Region and the Los Angeles office. With more than 35 years of professional experience, Ms. Kerrick has served a diverse group of publicly and privately held clients, ranging from middle-market companies to large multi-nationals, in various industry sectors. Ms. Kerrick is an independent corporate board director for American Homes 4 Rent (NYSE: AMH) and HydraFacial. Ms. Kerrick is an accredited member of the California and Arizona State Board of Accountancy, the American Institute of Certified Public Accountants and the California State Society of Certified Public Accountants. Ms. Kerrick holds a B.S. degree in Accountancy from Northern Arizona University.

Brian Miller is a Managing Partner and Co-Founder of Linden Capital Partners, which was founded in 2004. He has been involved in healthcare principal investing since 1998. Prior to Linden, Mr. Miller was a founding member of the healthcare team at First Chicago Equity Capital. Mr. Miller began his career in the investment banking division of Salomon Brothers Inc. (currently Citigroup). He is currently a board member of Vital Care, Flexan, HydraFacial, MeriCal, StatLab Medical Products and Collagen Matrix, and was previously a board member of Z-Medica, Solara, SeraCare, BarrierSafe Solutions International, CORPAK MedSystems, HYCOR Biomedical, Strata Pathology Services and Suture Express. Mr. Miller holds a Bachelor of Arts with honors in Economics from Princeton University and an MBA from Harvard Business School, with a concentration in healthcare. He is a board member of AdvaMed, the Founder of the Healthcare Private Equity Association, the founder of Private Equity Analysts of Chicago, a Trustee of The University of Chicago Medical Center, and a member of the Economic Club of Chicago.

Doug Schillinger joined DW Healthcare Partners in 2004 and is currently a Managing Director and oversees a number of the firm’s portfolio investments. Mr. Schillinger’s investment, transaction and board experience include a broad array of healthcare service and medical devices including pharma services, diagnostics, medical tech products and devices, provider services, laboratory services, post-acute care, medical aesthetics, and telehealth. Before joining DW Healthcare Partners, Mr. Schillinger worked for Bain & Company and Accenture (previously Andersen Consulting). Mr. Schillinger holds a Bachelor of Arts degree from Cornell University and an MBA with Distinction from Harvard Business School. Mr. Schillinger is a current board member of the Healthcare Private Equity Association and a former member of the Harvard Business School Alumni Board of Directors.

Vote Required For Approval

If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the seven director nominees who receive the most affirmative votes will be elected. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote in person at the Special Meeting, abstentions and broker non-votes will have no effect on the vote.

This Proposal No. 5 is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal. If each of the Business Combination Proposal, the Nasdaq Proposal and the Charter Approval Proposal is not approved, this Proposal No. 5 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 5.

PROPOSAL NO. 6—THE INCENTIVE AWARD PLAN PROPOSAL

Overview

We are asking our stockholders to approve the [Vesper Healthcare Acquisition Corp.] 2021 Incentive Award Plan (the “2021 Plan”). Our Board expects to approve and adopt the 2021 Plan, subject to stockholder approval. The 2021 Plan will become effective as of the date on which it is approved by our stockholders.

The material terms of the 2021 Plan are described in more detail below. A copy of the 2021 Plan is attached to this proxy statement as Annex.

Purpose of the 2021 Plan

The purpose of the 2021 Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees and consultants with those of stockholders by giving directors, employees and consultants the perspective of an owner with an equity or equity-linked stake in our company and providing a means of recognizing their contributions to our success. Our Board believes that equity awards are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified persons who help us meet our goals.

Summary of the 2021 Plan

The following summarizes the material terms of the 2021 Plan. This summary is qualified in its entirety to the full text of the 2021 Plan.

Share Reserve. The aggregate number of shares of our Common Stock that may be issued pursuant to awards granted under our 2021 Plan will be the sum of (i) 12% of our issued shares outstanding as of the date of the Business Combination plus (ii) an annual increase on January 1 of each calendar year (commencing with January 1, 2022) equal to a number of shares equal to 4% of the aggregate shares outstanding as of December 31 of the immediately preceding calendar year (or such lesser number of shares as is determined by our Board), subject to adjustment by the plan administrator in the event of certain changes in our corporate structure, as described below. The maximum number of shares that may be granted with respect to incentive stock options (“ISOs”) under the 2021 Plan is equal to the number of shares initially reserved under the 2021 Plan multiplied by 1.480244785.

If an award under the 2021 Plan is forfeited, expires, is settled for cash or is repurchased at or below the price paid by the participant for such shares, any shares subject to such award may, to the extent of such forfeiture, expiration, cash settlement or repurchase, be used again for new grants under the 2021 Plan. In addition, shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award will again be available for grants under the 2021 Plan. The payment of dividend equivalents in cash in conjunction with any awards under the 2021 Plan will not reduce the shares available for grant under the 2021 Plan. However, the following shares may not be used again for grant under the 2021 Plan: (i) shares subject to stock appreciation rights (“SARs”) that are not issued in connection with the stock settlement of the SAR on exercise, and (ii) shares purchased on the open market with the cash proceeds from the exercise of options.

Awards granted under the 2021 Plan upon the assumption of, or in substitution for, awards granted by an entity that merges or consolidates with the Company or its subsidiaries prior to such merger or consolidation will not reduce the shares available for grant under the 2021 Plan but will count against the maximum number of shares that may be issued upon the exercise of ISOs.

The 2021 Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year may not exceed $500,000 (other than in the case of limited exceptions made by the plan administrator in extraordinary circumstances).

Administration. Our Board, or any committee to whom the Board delegates power or authority, will serve as the plan administrator of our 2021 Plan. The plan administrator has full authority to take all actions and to make all determinations required or provided for under the 2021 Plan and any award granted thereunder. The plan administrator also has full authority to determine who may receive awards under the 2021 Plan, the type, terms, and conditions of an award, the number of shares of Common Stock subject to the award or to which an award relates, and to make any other determination and take any other action that the plan administrator deems necessary or desirable for the administration of the plan.

Eligibility. Our directors, employees and consultants, and employees and consultants of our subsidiaries, will be eligible to receive awards under the 2021 Plan; however, incentive stock options may only be granted to employees of the Company or its parent or subsidiary corporations. As of February 1, 2021, approximately 7 directors, 400 employees and 10 consultants are eligible to receive awards under the 2021 Plan.

Types of Awards. Our 2021 Plan allows for the grant of awards in the form of: (i) ISOs; (ii) non-qualified stock options (“NSOs”); (iii) SARs; (iv) restricted stock; (v) RSUs; (vi) dividend equivalents; and (vii) other stock and cash based awards.

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Stock Options and SARs. The plan administrator may determine the number of shares to be covered by each option and/or SAR, the exercise price and such other terms, conditions, and limitations applicable to the vesting, exercise, term and forfeiture of each option and/or SAR as it deems necessary or advisable. Stock options provide for the purchase of shares of our Common Stock in the future at an exercise price set on the grant date. Options granted under the 2021 Plan may be either ISOs or NSOs. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of an option or SAR is determined by the plan administrator at the time of grant but shall not be less than 100% of the fair market value, or in the case of an employee who owns more than 10% of the Company, 110% of the fair market value on the day of such grant. Stock options and SARs may have a maximum term of ten years, or, in the case of ISOs, five years from the date of grant.

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Restricted Stock. Restricted stock is an award of nontransferable shares of our Common Stock that are subject to certain vesting conditions and other restrictions. The plan administrator may determine the terms and conditions of restricted stock awards, including the number of shares awarded, the purchase price, if any, to be paid by the recipient, the time, if any, at which such restricted stock may be subject to forfeiture, the vesting schedule, if any, and any rights to acceleration thereof.

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RSUs. RSUs are contractual promises to deliver cash or shares of our Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met. The terms and conditions applicable to RSUs are determined by the plan administrator, subject to the conditions and limitations contained in the 2021 Plan.

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Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of our Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our Common Stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

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Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

Adjustments; Corporate Transactions. In the event of certain changes in our corporate structure, including any dividend, distribution, combination, merger, recapitalization or other corporate transaction, the plan administrator may make appropriate adjustments to the terms and conditions of outstanding awards under the 2021 Plan to prevent dilution or enlargement of the benefits or intended benefits under the 2021 Plan, to facilitate the transaction or event or to give effect to applicable changes in law or accounting standards. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2021 Plan and outstanding awards granted thereunder. In the event of a change in control (as defined in the 2021 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction. Notwithstanding the foregoing, if a change in control occurs and an award is not continued, converted or assumed, or replaced with a substantially similar award, such award shall become fully vested, exercisable and/or payable immediately prior to the change in control, subject to the award holder’s continued service with the Company through such date.

No Repricing. Except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that reduces the exercise price of any stock option or SAR; cancels any stock option or SAR with an exercise price that is less than the fair market value of a share of our Common Stock in exchange for cash; or cancels any stock option or SAR in exchange for options, SARs or other awards with an exercise price per share that is less than the exercise price per share of the stock options or SARs for which such new stock options or SARS are exchanged.

Amendment and Termination. The 2021 Plan will expire on the tenth anniversary on which our stockholders approve the 2021 Plan, unless earlier terminated. Our Board may amend, suspend, or terminate the 2021 Plan at any time; provided that no amendment (other than an amendment that increases the number of shares reserved for issuance under the 2021 Plan) may materially and adversely affect any outstanding awards under the 2021 Plan without the affected participant’s consent. Stockholder approval will be required for any amendment to the 2021 Plan to increase the aggregate number of shares of Common Stock that may be issued under the 2021 Plan (other than due to adjustments as a result of corporate transactions), to the extent necessary to comply with applicable laws or for any amendment to increase the director limit.

Foreign Participants, Claw-Back Provisions and Transferability. The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company claw-back policy as set forth in such claw-back policy or the applicable award agreement. Awards under the 2021 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2021 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Other kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. If an optionee is granted an NSO under the 2021 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the 2021 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Code Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 162(m) of the Code

In general, Section 162(m) of the Code limits the Company’s compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Section 162(m). Section 162(m) may result in all or a portion of the awards granted under the 2021 Plan to “covered employees” failing to be deductible to the Company for federal income tax purposes.

Section 409A of the Code

Certain types of awards under the 2021 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2021 Plan and awards granted under the 2021 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2021 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

The benefits to be received by participants in the normal course under the 2021 Plan cannot be determined at this time because awards under the plan are granted at the discretion of the compensation committee and the Board. However, on [                ], the Hydrafacial Board approved grants of stock options and performance share units to its CEO, which are contingent on approval of the 2021 Plan by our stockholders. As a result, if our stockholders vote for this Incentive Award Plan Proposal and approve the 2021 Plan, we anticipate receipt of the following:

Name and Position	Number of Shares Underlying Options	Dollar Value ($)(1)	Number of Performance Share Units (#)(2)
Clinton E Carnell CEO	[ ]	[ ]	[ ]
Liyuan Woo CFO	—	—	—
Daniel Watson EVP Americas	—	—	—
Executive Group	—	—	—
Non-Executive Director Group	—	—	—
Non-Executive Officer Employee Group	—	—	—

(1)	Based on the Company’s closing stock price on [ ] of $[ ].

(2)	Assumes achievement of applicable performance conditions at target levels.

Vote Required for Approval

The approval of the Incentive Award Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Incentive Award Plan Proposal will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Incentive Award Plan Proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE INCENTIVE AWARD PLAN PROPOSAL.

PROPOSAL NO. 7 – THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL

Overview

We are asking our stockholders to approve The [Vesper Healthcare Acquisition Corp.] 2021 Employee Stock Purchase Plan (the “ESPP”) and the material terms thereunder. Our Board approved and adopted the ESPP, subject to stockholder approval. The ESPP will become effective as of the date on which it is approved by our stockholders.

The ESPP is described in more detail below. A copy of the ESPP is attached to this proxy statement as Annex K.

Purpose of the ESPP

The purpose of the ESPP is to provide our employees with the opportunity to purchase our common stock through accumulated payroll deductions. We believe that the ESPP is a key factor in retaining existing employees, recruiting and retaining new employees and aligning the interests of our employees with those of our stockholders.

Summary of the ESPP

The following summarizes the material terms of the ESPP. This summary is qualified in its entirety to the full text of the ESPP.

The ESPP is comprised of two distinct components in order to provide increased flexibility to grant purchase rights under the ESPP to U.S. and to non-U.S. employees. Specifically, the ESPP authorizes (1) the grant of purchase rights to U.S. employees that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code, (referred to as the “Section 423 Component”), and (2) the grant of purchase rights that are not intended to be tax-qualified under Section 423 of the Code to facilitate participation for employees located outside of the United States who do not benefit from favorable U.S. tax treatment and to provide flexibility to comply with non-U.S. law and other considerations (the “Non-Section 423 Component”). Where possible under local law and custom, we expect that the Non-Section 423 Component generally will be operated and administered on terms and conditions similar to the Section 423 Component.

Share Reserve. The aggregate number of shares of Common Stock that may be issued pursuant to rights granted under the ESPP will be [            ]. In addition, on the first day of each calendar year beginning on January 1, 2022 and ending on (and including) January 1, 2031, the number of shares available for issuance under the ESPP will be increased by a number of shares equal to the lesser of (1) one percent (1%) of the shares outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year, and (2) such smaller number of shares as determined by our Board. If any right granted under the ESPP terminates for any reason without having been exercised, the shares subject thereto that are not purchased under such right will again be available for issuance under the ESPP. Notwithstanding the foregoing, no more than [                ] shares of Common Stock may be issued under the Section 423 Component of the ESPP.

Administration. Our Board, or any committee to whom the Board delegates such power or authority, will serve as the administrator of the ESPP (the “administrator”). The plan administrator may delegate administrative tasks under the ESPP to agents or employees to assist in the administration of the ESPP. Subject to the terms and conditions of the ESPP, the plan administrator has the authority to determine when rights to purchase shares will be offered and the provisions of each offering under the ESPP, to determine which subsidiaries will participate as “designated subsidiaries” in the ESPP (including in the Non-Section 423 and the Section 423 Components), and to make all other determinations and to take all other actions necessary or advisable for the administration of the ESPP. The administrator is also authorized to establish, amend or revoke rules relating to administration of the ESPP and to adopt annexes or sub-plans that apply to certain participating subsidiaries or jurisdictions.

Eligible Employees. Employees eligible to participate in the ESPP for a given offering generally include employees who are employed by the company or one of its designated subsidiaries on the first trading day of the offering period (the “enrollment date”). However, an employee who owns (or is deemed to own through attribution) five percent (5%) or more of the combined voting power or value of all classes of the company’s or one of its subsidiaries’ stock will not be allowed to participate in the ESPP (unless otherwise required under applicable law). In addition, the plan administrator may provide that an employee may not be eligible to participate in an offering under the Section 423 Component if the employee is a citizen or resident of a non-U.S. jurisdiction and the grant of a right to purchase shares would be prohibited under applicable law or would cause the Section 423 Component (or any offering thereunder) to violate the requirements of Section 423 of the Code. Additionally, the plan administrator may provide that certain highly compensated, seasonal and/or part-time employees may not be eligible to participate in an offering or, with respect to offerings under the Non-Section 423 Component, that only certain employees are eligible to participate in such offerings (regardless of the foregoing rules). With respect to the Non-Section 423 Component, the plan administrator may, subject to applicable law, further limit eligibility to participate in the ESPP so as to only designate certain employees of the Company.

As of [                ], 2021, [                ] employees would have been eligible to participate in the ESPP had the ESPP been in operation on such date.

Participation. Employees may become participants in the ESPP for an offering period by completing a subscription agreement prior to the enrollment date of the applicable offering period, which will designate a whole percentage or fixed dollar amount of the employee’s compensation to be withheld by the Company as payroll deductions under the ESPP during the offering period, subject to certain limitations established in the ESPP.

Offerings; Purchase Periods

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Offerings; Purchase Periods. Under the ESPP, participants are offered the right to purchase shares of Common Stock at a discount during a series of offering periods. The length of the offering periods under the ESPP will be determined by the plan administrator and may be up to twenty-seven (27) months long. Accumulated employee payroll deductions will be used to purchase shares of Common Stock on each purchase date (the last trading day of each purchase period or such other date as determined by the administrator) during an offering period. The number of purchase periods within, and purchase dates during, each offering will be established by the plan administrator, but in no event will any purchase period exceed twelve (12) months. Offering periods under the ESPP will commence when determined by the plan administrator. The plan administrator may, in its discretion, modify the terms of future offerings.

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Enrollment and Contributions. The ESPP permits participants to purchase shares of Common Stock through payroll deductions of a whole percentage or fixed dollar amount of their eligible compensation, which may not be less than one percent (1%) and may be up to a maximum percentage determined by the plan administrator (which, in the absence of a contrary designation, will be 15% of eligible compensation). The plan administrator will establish a maximum number of shares that may be purchased by a participant during any offering period or purchase period, which, in the absence of a contrary designation, will be 5,700 shares for an offering period and 2,500 shares for a purchase period. In addition, a participant may not, with respect to the Section 423 Component, subscribe for more than $25,000 worth of shares under the ESPP per calendar year in which such rights to purchase stock are outstanding (considered together with any other ESPP maintained by the Company or certain parent or subsidiary entities) based on the fair market value of the shares at the time the purchase right is granted.

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Purchase Rights. On the first trading day of each offering period, each participant will be granted an option to purchase shares of Common Stock. Unless a participant has previously withdrawn his or her participation in, or has otherwise become ineligible to participate in, the ESPP prior to any applicable purchase date, the option will be exercised on the applicable purchase date(s) during the offering period to the extent of the payroll deductions accumulated during the offering period. The participant will purchase the maximum number of whole shares of Common Stock that his or her accumulated payroll deductions will buy at the purchase price, subject to the participation limitations described above, and any fractional shares will be credited to the participant’s account and carried forward and applied toward the purchase of whole shares on the next purchase date.

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Purchase Price. The purchase price for each offering period will be designated by the plan administrator in the applicable offering document (which purchase price, for purposes of the Section 423 Component, will not be less than 85% of the closing trading price of a share of Common Stock on the enrollment date or purchase date of the applicable offering period, whichever is lower)) or, in the absence of a designation by the plan administrator, the purchase price will be the lower of 95% of the closing trading price per share of Common Stock on the enrollment date of the applicable offering period or 95% of the closing trading price per share on the applicable purchase date, which will be the last trading day of each purchase period.

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Payroll Deduction Changes; Withdrawals; Terminations of Employment. A participant may decrease (but not increase) or suspend his or her payroll deductions once during any purchase period. In addition, a participant may withdraw his or her participation from the ESPP at any time by submitting written notice to the company at least two weeks prior to the end of the then-current purchase period for the offering in which such participant is enrolled. Upon any withdrawal, the participant will receive a refund of the participant’s account balance in cash, and his or her payroll deductions shall cease. Participation in the ESPP ends automatically upon a participant’s termination of employment.

Transfer Restrictions. A participant may not transfer (other than by will or the laws of descent and distribution) any right granted under the ESPP and, during a participant’s lifetime, purchase rights granted under the ESPP shall be exercisable only by such participant.

Adjustments; Changes in Capitalization. In the event of certain transactions or events affecting the Common Stock, such as any stock dividend or other distribution, change in control, reorganization, merger, consolidation or other corporate transaction, the ESPP administrator will make equitable adjustments to the ESPP and outstanding rights. In addition, in the event of the foregoing transactions or events or certain significant transactions, including a change in control or change in applicable law or accounting principles, the plan administrator may, in order to prevent the dilution of enlargement of intended benefits under the ESPP or facilitate or give effect to such transactions, events or changes, provide for one or more of the following: (i) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (ii) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, (iii) the adjustment in the number and type of shares of stock subject to outstanding rights, (iv) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (v) the termination of all outstanding rights.

Amendment and Termination. The plan administrator may amend, suspend or terminate the ESPP at any time, subject to stockholder approval to increase the number (or change the type) of securities that may be issued under the ESPP or as otherwise required under Section 423 of the Code.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to participation in the ESPP. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Section 423 Component. The Section 423 Component of the ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

For federal income tax purposes, a participant in the Section 423 Component of the ESPP generally will not recognize taxable income on the grant of an option under the ESPP, nor will the Company be entitled to any deduction at that time. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise.

If stock acquired upon exercise of an option acquired under the Section 423 Component of the ESPP is held for a minimum of two years from the date of grant and one year from the date of exercise, the participant (or the participant’s estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (2) the excess of the fair market value of the shares on the date the option was granted over the purchase price. Any additional gain will be treated as long-term capital gain.

If the holding period requirements are not met, the participant will recognize ordinary income at the time of the disposition equal to the excess of the fair market value of the shares on the date the option is exercised over the purchase price, with any remaining gain or loss being treated as capital gain or capital loss. However, if the holding period requirements are not met and the amount realized at the time of disposition is less than the fair market value of the shares at the time of exercise, the participant will recognize ordinary income to the extent of the excess of the fair market value of such shares on the date the option was exercised over the purchase price for such shares, and a capital loss to the extent the fair market value of such shares on the exercise date exceeds the amount realized upon disposition.

We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Non-Section 423 Component. The Non-Section 423 Component of the ESPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, certain tax benefits available to participants in a Section 423 plan are not available under the Non-Section 423 Component of the ESPP.

For federal income tax purposes, a participant in the Non-Section 423 Component of the ESPP generally will not recognize taxable income on the grant of an option under the ESPP, nor will the Company be entitled to any deduction at that time. Upon the exercise of an ESPP option, a participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction, in an amount equal to the difference between the fair market value of the shares of Common Stock on the exercise date and the purchase price paid for the shares. A participant’s basis in shares of Common Stock received on exercise, for purposes of determining the participant’s gain or loss on subsequent disposition of such shares of Common Stock, generally, will be the fair market value of the shares of Common Stock on the date the participant exercises his or her option.

Upon the subsequent sale of the shares acquired upon the exercise of an option acquired under the Non-Section 423 Component of the ESPP, the participant will recognize capital gain or loss (long-term or short-term, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them).

We or our subsidiaries or affiliates will generally be entitled to a federal income tax deduction upon the exercise of the option to the extent that the participant recognizes ordinary income.

New Plan Benefits

Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our Common Stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance.

Vote Required for Approval

The approval of the Employee Stock Purchase Plan Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Employee Stock Purchase Plan Proposal will have no effect on the Employee Stock Purchase Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Employee Stock Purchase Plan Proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL.

PROPOSAL NO. 8—THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal or the Director Election Proposal, but no other proposal if the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval and the Director Election Proposal are approved.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal, the Director Election Proposal or any other proposal.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Adjournment Proposal will have no effect on the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the Adjournment Proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

General

We are a blank check company incorporated on July 8, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as a “business combination.” Prior to our entering into the Merger Agreement, our acquisition and value creation strategy was to identify, acquire and, after an initial business combination, to build a company in an industry or sector that complements the experience of our management team and can benefit from our operational expertise. Our acquisition selection process has leveraged our team’s network of potential transaction sources, ranging from owners and directors of private and public companies, private equity funds, investment bankers, lenders, attorneys, accountants and other trusted advisors across various sectors. We have neither engaged in any operations nor generated any revenue to date. Based on our business activities, we are a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting solely of cash and/or cash equivalents.

On August 5, 2020, our Sponsor purchased an aggregate of 11,500,000 Founder Shares, for an aggregate purchase price of $25,000 or approximately $0.002 per share. The Founder Shares held by our Sponsor represented 20% of our outstanding shares of Common Stock immediately following the consummation of our IPO.

On the IPO Closing Date, we consummated our IPO of 46,000,000 public units of the Company, including 6,000,000 public units issued pursuant to the partial exercise of the underwriter’s over-allotment option. Each public unit consists of one share of Class A Stock, and one-third of one public warrant of the Company, each whole public warrant entitling the holder thereof to purchase one share of Class A Stock at an exercise price of $11.50 per share of Class A Stock. The public units were sold at a price of $10.00 per share, generating gross proceeds to us of $460,000,000. Simultaneously with the IPO Closing Date, we completed the private sale of an aggregate of 9,333,333 Private Placement Warrants to our Sponsor at a price of $1.50 per Private Placement Warrant, each exercisable to purchase one share of Class A Stock at $11.50 per share, generating gross proceeds to us of $14,000,000. The Private Placement Warrants have terms and provisions that are identical to those of the public warrants sold as part of the public units in the IPO, except that the Private Placement Warrants may be physical (cash) or net share (cashless) settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees. The sale of the Private Placement Warrants was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On the IPO Closing Date, $460,000,000 of the gross proceeds from the IPO and the sale of the Private Placement Warrants was deposited in the Trust Account with the Trustee. Of the $14,000,000 held outside of the Trust Account, $9,200,000 was used to pay underwriting discounts and commissions, $261,386 was used to repay a note payable to our Sponsor and the balance was available to pay accrued offering and formation costs, business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Funds held in the Trust Account have been invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earliest of: (i) the completion of an initial business combination; (ii) the redemption of any shares of Class A Stock properly tendered in connection with a stockholder vote to amend our current certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of such shares of Class A Stock if we do not complete an initial business combination by October 2, 2022; and (iii) the redemption of 100% of the shares of Class A Stock if we are unable to complete an initial business combination by October 2, 2022 (subject to applicable law).

On November 19, 2020, we announced that the holders of our public units may elect to separately trade the Class A Stock and public warrants included in the public units commencing on November 20, 2020 on the Nasdaq Capital Market under the symbols “VSPR” and “VSPRW,” respectively. Those public units not separated will continue to trade on the Nasdaq under the symbol “VSPRU.”

Initial Business Combination

Nasdaq rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with an initial business combination. Our Board has determined that the Business Combination meets the 80% test.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of December 8, 2020, the redemption price would have been approximately $10.00 per share. Our Sponsor has agreed to waive its redemption rights with respect to its shares of Common Stock in connection with the consummation of the Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per share redemption price.

Submission of Our Initial Business Combination to a Stockholder Vote

The Special Meeting of our stockholders to which this proxy statement relates is to solicit your approval of the Business Combination. Unlike many other blank check companies, our public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Our Sponsor has agreed to vote any shares of Common Stock owned by it in favor of the Business Combination.

Limitations on Redemption Rights

Notwithstanding the foregoing our current certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from exercising redemptions with respect to more than an aggregate of 15% of the shares of Class A Stock included in the public units sold in our IPO.

Employees

We currently have two executive officers. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed an initial business combination. We presently expect our officers to devote such amount of time as they reasonably believe is necessary to our business, and the amount of time that the members of our management will devote in any time period will vary based on the current stage of the business combination process. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Management

Directors and Officers

Our current directors and executive officers are as follows:

Name	Age	Title
Brenton L. Saunders	50	President, Chief Executive Officer and Chairman of the Board of Directors
Dr. Manisha Narasimhan	44	Chief Financial Officer and Director
Michael D. Capellas	66	Director
Dr. Julius Few	53	Director
Barry S. Sternlicht	59	Director

Please see the section of this proxy statement entitled “Proposal No. 5—Election of Directors to the Board of Directors” for biographies of the above listed individuals.

Stockholder Communications

Our Board has established a process for stockholders to send communications to our Board. Stockholders may communicate with our Board generally or a specific director at any time by writing to the Company’s Secretary, Vesper Healthcare Acquisition Corp., 1819 West Avenue, Bay 2, Miami Beach, FL 33139. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to our Board generally, to the Chairman of our Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to our Board.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our Board the flexibility to establish the most appropriate structure for the Company at any given time. Mr. Saunders, our Chairman and Chief Executive, and Dr. Narasimhan, our Chief Financial Officer, are members of our Board.

Our Board is actively involved in overseeing our risk management process. Our Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to our Board include consideration of the challenges and risks of our businesses, and our Board and management actively engage in discussion on these topics. In addition, each of our Board’s committees considers risk within its area of responsibility. For example, our Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. In addition, our Compensation Committee considers risk and structures our executive compensation programs, if any, to provide incentives to appropriately reward executives for growth without undue risk taking.

Number and Terms of Office of Officers and Directors

Our Board consists of five directors. Our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Sternlicht, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Capellas and Dr. Few, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Mr. Saunders and Dr. Narasimhan, will expire at the third annual meeting of stockholders.

Prior to the completion of an initial business combination, any vacancy on the Board may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the Board for any reason.

Our Sponsor, upon completion of the Business Combination, will be entitled to nominate two individuals for election to our Board, as long as our Sponsor holds any securities covered by the registration rights agreement.

Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our current certificate of incorporation as it deems appropriate. Our current certificate of incorporation will provide that our officers may consist of one or more chairmen of the Board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the Board.

Director Independence

Nasdaq listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Mr. Capellas, Dr. Few and Mr. Sternlicht are “independent directors” as defined in Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our Board has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Our Board has established an audit committee of the Board. Audit committee members include Messrs. Capellas, Few and Sternlicht. Our Board has determined that each of Messrs. Capellas and Sternlicht and Dr. Few is independent under Nasdaq listing standards and applicable SEC rules. Mr. Capellas serves as the chairman of the audit committee. Each member of the audit committee is financially literate, and our Board has determined that each of Messrs. Capellas and Sternlicht qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•	appointing, compensating and overseeing our independent registered public accounting firm;

•	mutual reviewing and approving the annual audit plan for the Company;

•	overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements;

•	discussing the annual audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

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establishing procedures for the receipt, retention and treatment of complaints (including anonymous complaints) we receive concerning accounting, internal accounting controls, auditing matters or potential violations of law;

•	monitoring our environmental sustainability and governance practices;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	approving audit and non-audit services provided by our independent registered public accounting firm;

•	discussing earnings press releases and financial information provided to analysts and rating agencies;

•	discussing with management our policies and practices with respect to risk assessment and risk management;

•	approving or ratifying related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K, as may be amended from time to time, and any other applicable requirements; and

•	producing an annual report for inclusion in our proxy statement, in accordance with applicable rules and regulations.

The audit committee is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Compensation Committee

Our Board has established a compensation committee of the Board. Compensation committee members include Messrs. Capellas, Few and Sternlicht. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Our Board has determined that each of Messrs. Capellas and Sternlicht and Dr. Few is independent.

We have adopted a compensation committee charter which details the principal functions of the compensation committee, including:

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reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, evaluating the performance of our executive officers in light of those goals and objectives, and setting compensation levels based on this evaluation;

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setting salaries and approving incentive compensation and equity awards, as well as compensation policies, for all other officers who file reports of their ownership, and changes in ownership, of the Company’s common stock under Section 16(a) of the Exchange Act (the “Section 16 Officers”), as designated by our Board;

•	making recommendations to the Board with respect to incentive compensation programs and equity-based plans that are subject to Board approval;

•	approving any employment or severance agreements with our Section 16 Officers;

•	granting any awards under equity compensation plans and annual bonus plans to our Section 16 Officers;

•	approving the compensation of our directors; and

•	producing an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Committee Meetings and Attendance

From July 8, 2020 (inception) through December 8, 2020, our audit committee held two meetings, at which all members of the audit committee were present, our compensation committee held zero meetings, at which all members of our compensation committee were present and our Board held one meeting, at which all members were present.

We encourage all of our directors to attend our annual meetings of stockholders.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Messrs. Capellas and Sternlicht and Dr. Few. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on our Board.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed copies of our form Code of Ethics, our form of Audit Committee Charter and our form of Compensation Committee Charter as exhibits to our registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 1819 West Avenue, Bay 2, Miami Beach, FL 33139 or by telephone at (786) 216-7037. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our Sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity or is subject to other contractual restrictions. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Delaware law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Investors should also be aware of the following other potential conflicts of interest:

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the fact that our Sponsor paid an aggregate of $25,000 for 11,500,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination, and which, if unrestricted and freely tradable, would be valued at approximately $115,000,000 assuming a per share value of $10.00, but, given the restrictions on such shares, we believe such shares have less value;

•	the fact that our Sponsor has agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

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the fact that our Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by October 2, 2022;

•

the fact that our Sponsor paid an aggregate of approximately $14,000,000 for its 9,333,333 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by October 2, 2022;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party

(other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

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the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by October 2, 2022;

•

that, as described in the Charter Approval Proposal and reflected in Annex B, our proposed Second Amended and Restated Certificate of Incorporation excludes the equity holders of our Sponsor and their respective successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations; and

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that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations that may present a conflict of interest:

Name of Individual	Entity Name	Entity’s Business	Affiliation
Brenton L. Saunders	Cisco Systems, Inc. BridgeBio Pharma Inc.	Telecommunications Pharmaceuticals	Director Director
Dr. Manisha Narasimhan	Cytonus Therapeutics Inc.	Biotechnology	Director
Michael D. Capellas	Cisco Systems, Inc. Flex Ltd. Capellas Partners	Telecommunications Electronics Investment	Director Director Chief Executive Officer
Dr. Julius Few	The Few Institute for Aesthetic Plastic Surgery	Healthcare	Director
Barry S. Sternlicht	Starwood Property Trust, Inc.	Commercial Real Estate Investment	Chairman of the Board

	Starwood Capital Group Holdings, L.P.	Asset Management	Chairman of the Board and Chief Executive Officer
	Starwood Capital Group Management, LLC	Investment	Chairman of the Board and Chief Executive Officer
	Starwood Real Estate Income Trust, Inc.	Commercial Real Estate Investment	Chairman of the Board

	SH Hotels & Resorts	Hotel Management	Chairman of the Board

	Jaws Acquisition Corp.	Investment	Chairman

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our Sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our Sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our Sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm, which is a member of FINRA or from an independent accounting firm, that such initial business combination is fair to the Company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our Sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the Company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination. Further, we reimburse BLS Advisors LLC, an affiliate of our Chief Executive Officer, for office space and administrative support services provided to us in the amount of $10,000 per month.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Our Sponsor has agreed to vote any shares held by it in favor of the Business Combination.

Limitation on Liability and Indemnification of Officers and Directors

Our current certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our current certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our current certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification.

We have obtained a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we complete an initial business combination.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Fees and Services

Marcum LLP has audited our financial statements for the period from July 8, 2020 (inception) to August 5, 2020 and reviewed our unaudited financial statements for the period from July 8, 2020 (inception) to

September 30, 2020. The following is a summary of fees paid or to be paid to Marcum LLP for services rendered since July 8, 2020 (inception) through September 30, 2020.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our financial statements for the period from July 8, 2020 (inception) to August 5, 2020 and services that are normally provided by Marcum LLP in connection with regulatory filings. The fees billed by Marcum LLP for professional services rendered for the review of the financial information included in our Form 10-Q for the period ended September 30, 2020, our registration statement on Form S-1 in connection with our IPO, the Form 8-K filed in connection with the closing of our IPO and other required filings with the SEC for the period from July 8, 2020 (inception) through September 30, 2020 totaled $38,000. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay Marcum LLP for audit-related fees for the period from July 8, 2020 (inception) through September 30, 2020.

Tax Fees. We did not pay Marcum LLP for tax planning and tax advice for the period from July 8, 2020 (inception) through September 30, 2020.

All Other Fees. We did not pay Marcum LLP for any other services for the period from July 8, 2020 (inception) through September 30, 2020.

Our audit committee has determined that the services provided by Marcum were compatible with maintaining the independence of Marcum LLP as our independent registered public accounting firm for the period from June 8, 2020 through September 30, 2020.

Pre-Approval Policy

Our audit committee has approved all of the foregoing services. The audit committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be performed by our independent auditors as provided under the audit committee charter.

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with our audited financial statements and the notes related thereto which are included elsewhere in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed in the sections of this proxy statement entitled “Risk Factors” and “General Information—Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company incorporated on July 8, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, Common Stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more target businesses. We completed our IPO on October 2, 2020. Since completing our IPO, we have reviewed a number of opportunities to enter into an initial business combination with an operating business, and intend to effectuate the Business Combination. We intend to effectuate the Business Combination using cash from the proceeds of our IPO, the sale of the Private Placement Warrants and the Private Placement.

Recent Developments

Proposed Business Combination

On December 8, 2020, the Company entered into the Merger Agreement, which provides for the Business Combination, among other things. As a result of the First Merger, the Company will indirectly own 100% of the outstanding common stock of HydraFacial and each share of common stock of HydraFacial will be cancelled and converted into the right to receive a portion of the consideration. Following the closing of the Business Combination, the Company will own, directly or indirectly, all the stock of HydraFacial and its subsidiaries and the HydraFacial Stockholders will hold a portion of the Class A Stock.

Merger Consideration

Subject to the terms of the Merger Agreement and customary adjustments set forth therein, the aggregate merger consideration to be paid to HydraFacial’s stockholders in connection with the Business Combination is expected to be approximately $975,000,000 less subject to adjustments for HydraFacial’s net indebtedness as of the closing of the Business Combination, and subject to further adjustments for transaction expenses, and net working capital relative to a target. This merger consideration will include both cash consideration and consideration in the form of newly issued shares of Class A Stock. The cash consideration will be an amount equal to the Company’s cash and cash equivalents as of the closing of the Business Combination (including proceeds in connection with the Private Placement and the funds in the Trust Account), minus HydraFacial’s outstanding indebtedness at the closing, minus transaction expenses of HydraFacial and the Company, minus $100,000,000. However, cash consideration, together with certain contractual fees owed by HydraFacial to affiliates of its stockholders, will be subject to a maximum of 60% of the sum of the aggregate merger consideration plus these fees. The remainder of the merger consideration will be paid in a number of shares of our Class A Stock at a value of $10.00 per share. In connection with the Business Combination, the Company will pay off, or cause to be paid off, on behalf of HydraFacial, HydraFacial’s outstanding indebtedness under its existing credit facilities, and the merger consideration will be reduced by the amount of any such payment.

In addition to the consideration to be paid at the closing of the Business Combination, the stockholders of HydraFacial may be entitled to receive contingent consideration from the Company if certain acquisition targets identified by HydraFacial are acquired before or within one year after the closing of the Business Combination. This contingent consideration will be equal to 2.5 times the gross standalone revenue of each such acquisition target for the 12 months prior to such acquisition, up to a maximum of $75,000,000, and will payable in shares of Class A Stock.

Consummation of the transactions contemplated by the Merger Agreement is subject to customary closing conditions as well as specified cash availability conditions. The Merger Agreement also contains customary representations and warranties and may be terminated by the parties thereto as specified therein.

Subscription Agreements

On December 8, 2020, the Company entered into the Subscription Agreements with the Private Placement Investors, pursuant to which the Private Placement Investors have agreed to purchase in the aggregate 35,000,000 shares of Class A Stock in the Private Placement for $10 per share. The anticipated gross proceeds from the Private Placement of approximately $350,000,000 will be used to partially fund the cash consideration to be paid to the HydraFacial Stockholders. The Private Placement is conditioned on, among other things, the closing of the Business Combination.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities through September 30, 2020 were organizational activities, those necessary to prepare for the IPO, and, after our IPO, identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

Liquidity and Capital Resources

As of September 30, 2020, the Company had cash of $25,000. Until the consummation of the IPO, the Company’s only source of liquidity was an initial purchase of common stock by our Sponsor and loans from our Sponsor.

On October 2, 2020, the Company consummated the IPO of 46,000,000 units, which includes the full exercise by the underwriters of the over-allotment option of 6,000,000 units, at $10.00 per unit, generating gross proceeds of $460,000,000. Simultaneously with the closing of the IPO, the Company consummated the sale of 9,333,333 Private Placement Warrants to our Sponsor at a price of $1.50 per warrant, generating gross proceeds of $14,000,000.

Following the IPO, the exercise of the over-allotment option and the sale of the Private Placement Warrants, a total of $460,000,000 was placed in the Trust Account. The Company incurred $25,777,859 in transaction costs, including $9,200,000 of underwriting fees, $16,100,000 of deferred underwriting fees and $477,859 of other costs.

The Company intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less deferred underwriting commissions and income taxes payable), to complete the Business Combination. To the extent that the Company’s capital stock or debt is used, in whole or in part, as consideration to complete the Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue the Company’s growth strategies.

The Company intends to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, our Sponsor or an affiliate of our Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required. If the Company completes a business combination, the Company would repay such loaned amounts. In the event that a business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants identical to the Private Placement Warrants, at a price of $1.50 per warrant at the option of the lender.

The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating the Company’s business. However, if the Company’s estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to a business combination. Moreover, the Company may need to obtain additional financing either to complete a business combination or because the Company becomes obligated to redeem a significant number of the public shares upon consummation of a business combination, in which case the Company may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of a business combination. If the Company is unable to complete a business combination because it does not have sufficient funds available to the Company, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following a business combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet the Company’s obligations.

Off-balance sheet financing arrangements

The Company does not have any off-balance sheet arrangements as of September 30, 2020.

Contractual obligations

The Company does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay affiliate of the Company’s Chief Executive Officer a monthly fee of $10,000 for office space, administrative and support services. The Company began incurring these fees on September 30, 2020 and will continue to incur these fees monthly until the earlier of the completion of a business combination and the Company’s liquidation.

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $16,100,000 in the aggregate. The deferred fee will be waived by the underwriter in the event that the Company does not complete a business combination, subject to the terms of the underwriting agreement.

Pursuant to a registration and stockholder rights agreement entered into on September 29, 2020, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of working capital loans (and any Class A Stock issuable upon the exercise of the Private Placement Warrants and warrants issued upon conversion of any working capital loans) are entitled to registration rights. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of a business combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Critical Accounting Policies

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. The Company has not identified any critical accounting policies.

Recently issued accounting pronouncements not yet adopted

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

Quantitative and Qualitative Disclosures About Market Risk

As of September 30, 2020, the Company was not subject to any market or interest rate risk. Following the consummation of the IPO, the net proceeds of the IPO, including amounts in the Trust Account, have been invested in U.S. government treasury bills, notes or bonds with a maturity of 185 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, the Company believes there will be no associated material exposure to interest rate risk.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the Company’s Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Under the supervision and with the participation of the Company’s management, including the Company’s principal executive officer and principal financial and accounting officer, the Company conducted an evaluation of the effectiveness of the Company’s disclosure controls and procedures as of the end of the fiscal quarter ended September 30, 2020, as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based on this evaluation, the Company’s principal executive officer and principal financial and accounting officer have concluded that during the period covered by this report, the Company’s disclosure controls and procedures were effective at a reasonable assurance level and, accordingly, provided reasonable assurance that the information required to be disclosed by the Company in reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

Changes in Internal Control over Financial Reporting

There was no change in the Company’s internal control over financial reporting that occurred during since the filing of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 16, 2020 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

INFORMATION ABOUT HYDRAFACIAL

This discussion highlights selected information included elsewhere in this proxy statement. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire proxy statement carefully, including the sections titled “Risk Factors,” “HydraFacial’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and HydraFacial’s consolidated financial statements and the related notes included elsewhere in this proxy statement, before making an investment decision. For purposes of this section, “HydraFacial” refers to LCP Edge Intermediate, Inc. and its subsidiaries.

Company Overview

Founded in 1997, HydraFacial is a category-creating beauty health company. Its offerings in skin care and scalp health occupy a position at the intersection of medical aesthetics and traditional skin and personal care products. HydraFacial treatments are convenient, affordable, personalized and have demonstrated effectiveness. HydraFacial distributes its products in 87 countries through multiple channels including day spas, hotels, dermatologists, plastic surgeons and beauty retail.

HydraFacial uses a unique, Vortex-Fusion Delivery System (as defined below) to cleanse, extract, and hydrate with proprietary serums that are made with nourishing ingredients, offering consumers a gratifying glow in just three steps and 30 minutes. Treatments can be further customized to address individual skin concerns and needs with the use of a variety of specific booster serums. HydraFacial makes skin care accessible to a broad consumer base at a relatively affordable price point and can be used by women and men of all ages and skin types. HydraFacial believes that its community of estheticians and providers, consumers and partners, which it calls, collectively, the “HydraFacial Nation,” is an important contributor to HydraFacial’s success and growth.

We believe that HydraFacial is a powerful platform for the providers of HydraFacial treatments to create loyal and satisfied customers who book this base service and, furthermore, create an opportunity for the providers to serve as trusted sources for additional offerings such as HydraFacial’s and its partners’ boosters, among other add-on offerings. HydraFacial’s data show that 20% of HydraFacial users receive at least six other skin care procedures annually, making them highly sought customers for providers. HydraFacial has also generated high Net Promoter Scores (“NPS”), a customer loyalty and satisfaction measurement assessed by asking customers how likely they are to recommend a certain product or service to others. Based on a study performed by a major consulting firm on our behalf which surveyed over 1,000 HydraFacial users, and consistent with studies conducted in the industry, HydraFacial enjoys a strong NPS of 40, which is much higher than the NPS scores for other skin care regimens reported as commonly used by HydraFacial users, which are typically between 2 and 25. HydraFacial’s NPS score among estheticians and providers, where awareness is higher, is 80.

HydraFacial has focused on educating and deploying estheticians on a worldwide basis. These estheticians are not HydraFacial employees or contractors, but nonetheless go on to become the brand’s greatest awareness drivers and advocates, and most often, the point of education for consumers. Consumer awareness of HydraFacial has continued to build due to the recommendations and influence of estheticians, who we believe the consumers view as trusted resources. The esthetician providers of HydraFacial treatments, many of whom have been highly trained by HydraFacial, are one of the critical components to its success and, ultimately, an important competitive advantage, since their cumulative training, expertise and skills help provide for a superior skin care experience for the consumer. HydraFacial’s goal is to elevate the capabilities, knowledge and economic benefits for estheticians globally. We believe HydraFacial’s products provide a compelling rationale for adoption and use by estheticians for the benefit of their consumers.

With more than 15,000 delivery systems currently across 87 countries globally, the HydraFacial brand spans across channels, through partnerships with medical professionals, spas and resorts, and beauty retailers like

Sephora, in addition to co-branded strategic partnerships with global brands and international partners. Currently, Sephora is HydraFacial’s largest account globally. Among the providers of HydraFacial treatments, dermatologists, plastic surgeons and the estheticians at their offices have the most multiple units in their facilities.

HydraFacial’s business model is based upon selling delivery systems that use a stream of consumables. HydraFacial’s consumables include core serums, tips and boosters sold for single use for each treatment by the HydraFacial delivery system. Both the delivery systems and the related consumable revenue streams are highly profitable with very attractive product margin profiles. From 2016 to 2019, revenues grew at a CAGR of 52%, while adjusted EBITDA grew at a CAGR of 33%. HydraFacial’s sales growth has been driven by delivery system growth in the U.S. and international markets and increasing revenue driven by its consumables. From 2016 to 2019, delivery systems grew globally at a CAGR of 28%.

HydraFacial has continued to focus on innovation, including in delivery systems and serums. With the successful launch of its Perk by HydraFacial for Sephora, which is at a lower price point, HydraFacial is expanding its retail reach. In addition, with the launch of Keravive in January of 2020, HydraFacial entered the emerging area of scalp health. Similar to the HydraFacial treatment, Keravive cleans, decongests and hydrates the scalp with growth factor serums. For both these products, HydraFacial and Keravive, we believe the combination of HydraFacial’s delivery systems, consumables, provider training, consumers, powerful platform, ecosystem of partners and data flywheel creates a potent formula for growth.

Defining and Creating the Category

HydraFacial is a pioneer and key player in the emerging category of beauty health, which is an amalgamation of beauty and health science. The skin care beauty health industry encompasses players across the spectrum from skin correction at one end to skin care on the other. The skin correction end includes offerings such as fillers, toxins, lasers and ultrasound treatments and is generally administered by physicians. These offerings are typically at a higher price point compared to HydraFacial. This, combined with the fact that these treatments are administered in a clinical environment, can, in some instances, negatively affect demand from some consumers. The skin care end of the spectrum is a crowded space that is more consumer and marketing-focused, which can sometimes be confusing for consumers. HydraFacial seeks to position itself not as a substitute or competitor to either of these areas, but rather as a complement to offerings across the beauty health spectrum.

We believe HydraFacial treatments can be a gateway and a bridge to other skin correction and skin care services. Reports from HydraFacial’s consumers and providers indicate that HydraFacial treatments are a frequent driver of both initial and repeat visits to medical spas. Boosters and other skin care products can be utilized in combination to personalize experiences with HydraFacial offerings. HydraFacial’s data-based internal study demonstrated that 95% of HydraFacial consumers have used other treatments on the spectrum within the last year, and that HydraFacial consumers spend more per year than the average consumer on skin care products, cosmetics, cosmetic dentistry, hair care products, injectables and other medical aesthetic treatments.

In addition, the emerging trend of “clean beauty” is a positive tailwind for HydraFacial. Clean beauty places an emphasis on unveiling clean skin, as opposed to covering it up. HydraFacial aims to help consumers accomplish this with innovative serums with improved, clean ingredients. Another tailwind is the increasing willingness of consumers to spend money on high-end beauty health experiences. HydraFacial participates in two of the high-growth categories within personal care – skin care and hair care. HydraFacial’s products and offerings allow the providers of HydraFacial treatments to cross sell and upsell to the end consumers. We believe that HydraFacial is a “both/and” company that complements rather than replaces other personal care products and services, and is creating the HydraFacial Nation, a passionate and loyal community of consumers with a high potential of lifetime value both within the HydraFacial brand and beauty health in general.

HydraFacial’s Product

We believe that HydraFacial provides favorable economic and strategic value to physicians, physician extenders, estheticians, beauty-retail and health & wellness channel business owners. For consumers, HydraFacial treatments are relatively inexpensive when compared to medical aesthetic offerings. To the providers, the system provides an attractive margin and a desirable return-on-investment within what is typically a relatively short payback period. This, combined with the ability to generate a stream of revenues from the treatments, as well as the opportunity to upsell and cross-sell other services has been shown to make HydraFacial a compelling economic opportunity for skin care providers and their practices. For physicians and physician extenders, HydraFacial can represent a meaningful ‘trip driver’ to the physician’s office, where ancillary services and products can be sold. For a spa, a retail destination or a gym, it can represent a way to increase lifetime value and loyalty for a customer.

HydraFacial intends to continue placing delivery systems and marketing consumables, including upsell opportunity products and its popular company branded and partner boosters. In addition, HydraFacial will seek to capitalize on its operating platform and management talent to build a multi-faceted and powerful growth flywheel based on the following five key components:

1.	Introducing HydraFacial’s next generation technology to increase current consumer and provider engagement and harness the power of data derived from this engagement

2.	Growing HydraFacial’s base of engaged consumers

3.	Expanding HydraFacial’s base of brand ambassadors through increased collaboration and support of its community of estheticians.

4.	Maximizing, the high return on investment that a HydraFacial delivery system offers to its providers

5.	Increasing HydraFacial’s investment in training, sales and marketing and R&D to expand brand awareness, further drive sales and continue to introduce innovative high-demand products

HydraFacial’s History

HydraFacial was founded in 1997 under the brand name Edge Systems with S.A.F.E. Smoke Evacuation. In 2001, HydraFacial developed the first U.S. patented microdermabrasion system, bringing to market a new innovative technology that bridged the gap between invasive skin correction treatments and traditional skin care products. The original microdermabrasion delivery systems used aluminum oxide to exfoliate the skin, which was a dry abrasion technology. In 2005, Edge launched HydraFacial’s innovative hydradermabrasion delivery system. This upgraded delivery system uses both a chemical and physical exfoliation process through applying nutrient rich serums with exfoliating ingredients like lactic and glycolic acids while the Vortex-Fusion tips provide a physical exfoliation.

In December 2016, two leading private equity firms, Linden Capital Partners and DW Healthcare Partners, acquired HydraFacial, following which the current core management team was appointed. The new management team instituted the value creation plan to drive growth and brand awareness and re-branded the company as HydraFacial in May 2017. To drive awareness, the team launched, in May 2018, World Tour, a traveling marketing initiative directed towards the HydraFacial Nation community of consumers and estheticians. The World Tour HydraFacial bus visited 16 major metro areas from coast to coast and evolved into a key marketing tool for HydraFacial. In Fall of 2018, the company also opened its first HFX training center in Long Beach, California. Orlando, Florida was added in the spring of 2019, followed by Dallas, Texas later in that year. In addition, HydraFacial opened direct markets in certain Asian and European countries during the second half of 2018, and established training and experience centers directly and through distributors.

From 2016 through 2019, HydraFacial generated compounded annual revenue growth of more than 50% with 3.2 million HydraFacial treatments performed in 87 countries in 2019. In 2020, amidst the COVID-19 pandemic, HydraFacial swiftly adapted its organization and operations to not only navigate the crisis, but also emerge in a position of relative strength. In summer of 2020, HydraFacial launched HydraFacial CONNECT, a global esthetics certification program and continued to provide training by conducting live online education programs. At the same time, HydraFacial integrated and streamlined its assembly and warehouse operations at a new facility and implemented a warehouse management system. HydraFacial sold more than 1,600 new delivery systems from March 2020, when shutdowns were initially imposed, through November 2020.

Industry Overview

Changes in Demographic Trends and Consumer Preferences are Driving the Emerging Generation of Beauty Health Products

There are several emerging trends that we believe will play a key role in shaping the future of the beauty health industry. HydraFacial’s market research conducted in 2019 demonstrated that consumers are increasingly willing to spend on high-end beauty health products. Some of the key industry trends identified by this market research are:

1.

Millennials aging: As they grow older, millennials are taking skin care more seriously and willing to invest in premium treatments. They also prefer to spend on experiences rather than products. Millennials comprise 22% of the U.S. population as of December 1, 2020.

2.	Influencers and social media driving purchase decisions: Social media personalities are increasingly opining and having an effect on skin care, which has gained more prominence in the age of selfies.

3.	Growth in disposable income: As the global economy grows, consumers have more disposable income to spend on premium products.

4.	Shift in spend from makeup to skin care: There is an increasing movement towards treating underlying skin to make it healthy and reveal it, as opposed to using products such as make up to cover it.

5.	Growth in multi-brand and online retailers: Multi-brand retailers such as Sephora and digital native brands play an important role in captivating the consumer and pushing innovation.

6.	Consumers shopping across mass and premium brands: Consumers are willing to shop across mass and premium in order to allocate more money towards trending categories and products.

Beyond these factors, HydraFacial’s market research indicates that consumers have a variety of expectations from the beauty health industry. They seek to engage with brands and products that not only offer results but do so quickly and meet their emotional needs as well. HydraFacial believes that it has built the business in such a way that it can deliver on all these fronts by adding health to beauty, making it accessible for people across ages, races and genders to elevate skin health, and doing so in a convenient and accessible manner. HydraFacial is also working on strategic initiatives in the area of clean beauty.

HydraFacial Participates in two High-Growth Areas Within Personal Care

According to Euromonitor, global skin care and hair care sales are expected to continue growing over the next several years. According to these data, the global skin care, personal care and hair care markets were estimated to be between $200 billion and $260 billion in 2019. The global skin care market alone was $140 billion in 2019 and projected to grow at a 3.8% CAGR from 2019-2024.

We expect continued success in the category as consumer preferences continue to shift towards self-care and personal wellness. According to Euromonitor, skin care is expected to drive approximately ~75% of all incremental beauty sales from 2019 through 2024. The global skin care and hair care markets are currently estimated to be over $200 billion and expected to grow at a 3% CAGR from 2019 to 2024. We believe that HydraFacial has significant potential opportunities in key beauty health markets such as Brazil, Japan, Korea and China. We believe that HydraFacial has a strong market position as a category creator and benefits from brand, scale, IP, community and partnerships that should provide multiple levers to drive growth across channels and geographies.

HydraFacial’s patented technology addresses all skin, regardless of type, age or gender. Its business model has a multi-channel focus that services medical clinics, med spas, spas & resorts and beauty retail, allowing it to broaden accessibility and reach the consumer wherever they are.

Consumers are Seeking Approachable and Effective Skin Health Solutions that Bridge the Gap between Over the Counter and Invasive Options

HydraFacial is positioned at the intersection of three large and growing industries: skin care, spa services and medical aesthetics. We believe that the characteristics that anchor HydraFacial in all of these categories include the following, as supported by HydraFacial’s 2019 market research:

1.	HydraFacial consumers have highly developed skin care routines, spending more than $500 per year on skin care products and treatments

2.	The HydraFacial treatment itself is considered to be a ‘reprieve/escape’ aligning closely to spa experiences

3.	HydraFacial is associated with results that are considered almost immediate but lasting

Historically, consumers have accessed skin care in three different ways. One approach is through the professional skin care channel. Treatment options in this channel are predominantly more invasive and include skin corrections such as lasers, fillers and toxins. These treatments are effective, relatively infrequent and delivered through medical, spa services and aesthetic channels. The second approach has generally been through lifestyle channels such as obtaining manual facials at hotels, spas, and gyms. The third approach is over-the-counter, traditional skin care. Products in this channel have varying efficacy, and are recommended for daily use. Consumers purchase products through distribution channels that align with the brand of the product, including e-commerce, specialty retail, department stores and mass retail.

HydraFacial seeks to bridge the professional skin care, lifestyle and retail channels by complementing the offerings of all three. HydraFacial identifies itself as a ‘“both/and” company, not an “either/or” company. We believe that HydraFacial’s complementary nature drives a significantly wider total addressable market.

Spa Services, Beauty Retail and Medical Aesthetics are Highly Attractive Channels

Spa services and providers are growing across all types of treatments, particularly in facials. According to market research commissioned by HydraFacial, there is an 11.1% expected growth in US Medical Spa Services from 2017-2025E. Within that, facial treatments are expected to grow at 12.0% in the same time period.

Beauty retail creates a direct relationship with the consumer, while also providing a channel to engage directly and separately from the estheticians. Beauty retailers such as Sephora are a primary channel of purchase for engaged beauty consumers. Having an in-store presence and educating consumers drives acquisition of cross-category customers and, we believe, the highly attractive heavy beauty user.

The medical aesthetics channel is driven by a close relationship between the provider and consumers. Maintaining strong relationships with providers will allow HydraFacial to drive sales through recommendations, in turn creating a flywheel of advocacy and repeat purchases.

Competitive Strengths

Differentiated brand associated with technologically advanced product offering.

The HydraFacial delivery system and consumables offer an effective, non-invasive and accessible skin treatment experience. The HydraFacial signature treatment utilizes an innovative approach using a delivery system to provide, within approximately 30 minutes, a three-step experience to cleanse, extract and hydrate skin, offering an immediate outcome and a gratifying glow. The treatment can be further customized to address individual skin concerns and needs with the use of a variety of specific booster serums. We believe the HydraFacial system delivers repeatable, consistent and immediate results. The systems are easy to use and estheticians can be easily trained. When compared to a manual facial, the benefit of the HydraFacial experience is that it leaves the consumer without any noticeable redness, blemishes, markings or breakouts. HydraFacial’s product offerings are protected by a trademarked HydraFacial brand as well as 41 patents, with another 21 pending. The product is further differentiated by the brand awareness among estheticians and consumers.

Large and growing install base.

HydraFacial has a two-pronged approach to growth. HydraFacial intends to continue the growth of delivery systems placements globally. Consequently, we expect to see an increase in revenues from consumables used in the delivery systems. HydraFacial currently has an install base of over 15,000 delivery systems. The growth of new delivery system sales has been durable since 2016. HydraFacial placed more than 1,600 delivery systems between March and November 2020 despite many provider locations being temporarily closed as a result of COVID-19 government mandates. The growth in the delivery systems was driven by continued esthetician demand, domestic sales momentum and significant growth from international expansion. HydraFacial now has delivery systems in 87 countries worldwide.

Business model focused on the esthetician.

HydraFacial has built the HydraFacial Nation, a community of loyal estheticians and consumers. HydraFacial has accomplished this through its innovative skin care solutions, education and comprehensive training programs, combined with sales and marketing initiatives and impactful social media campaigns. The HydraFacial delivery system and consumables offer favorable economics for providers. In addition, based on HydraFacial’s market research, 20% of HydraFacial users receive more than six other treatments in a given year thereby driving additional spend on other products for the esthetician. We expect that this repeat business will also provide opportunities for upselling HydraFacial products. HydraFacial has built a strong community of estheticians that are the products’ biggest advocates. For example, a majority of HydraFacial related social media postings are voluntarily shared by providers of HydraFacial treatments and their customers. HydraFacial focuses its sales efforts on empowering and educating the esthetician regardless of the channel.

Strategic Initiatives for Driving Growth and Building a Premier Company in Beauty Health

We believe HydraFacial’s investments in innovation, brand, providers, customers, and infrastructure position it to continue delivering industry-leading growth. HydraFacial’s goal is to be the world’s largest educator of estheticians. We believe that HydraFacial is an ideal platform to add new product offerings towards the vision of building a premier beauty health company. Building on its proven track record of growth, HydraFacial plans to focus on four key initiatives.

1.

Innovation: As a category creator, HydraFacial is focused on innovation in beauty health. HydraFacial intends to launch, in 2022, a next-generation delivery system with personalized services. The new delivery system will connect the consumer with both the esthetician and HydraFacial, as well as incorporate Radio-frequency identification (RFID)-enabled technology and remote service monitoring. HydraFacial also delivers continuous innovations in serums, new iterations of which are launched multiple times per year, and new boosters to further personalize HydraFacial’s treatments and bring recognizable brand partners to the ecosystem. In January of 2020, HydraFacial expanded into scalp health with the launch of Keravive using its core technology to broaden the ways in which HydraFacial can help its consumers on their beauty health journey.

2.

Drive consumer demand within the ecosystem: HydraFacial has identified four key levers to increase demand: increased marketing of the brand, additional partnerships to increase brand awareness, improved provider education, and creation of retail pop-up locations to engage in a targeted way with the providers and consumers. In 2019, HydraFacial had 2.3 billion media impressions largely generated by unpaid consumer and provider social media postings. HydraFacial also had a high return on its World Tour program, where a HydraFacial marketing event is held in a city, offering free treatments to consumers offered by local providers. We believe HydraFacial can further spur growth through increased spend on marketing. We intend to launch a targeted, efficient digital marketing strategy, leveraging a “test and react” strategy to ensure the marketing dollars are used most efficiently.

3.

Leverage technology to fuel growth end-to-end: To be ready to maximize next generation opportunities, HydraFacial is working on new, scalable initiatives to effectively use data to create a circle of connection among HydraFacial, providers and end consumers. This digital expansion of the product offering is intended to allow for greater personalization of the experience, the creation of a consumer loyalty program, targeted marketing and promotion, and a consistent and seamless experience anywhere in the world

4.

Expand global footprint: Despite its presence in 87 countries, HydraFacial is in the early stages of its global expansion and there are a few clear next steps to further increase awareness with consumers globally. We plan to increase sales offices with support in HydraFacial’s top markets. We also plan to acquire distributors in these top markets so that we can have a direct relationship with customers and consumers in these key geographies. To increase brand awareness and bring more consumers in to the HydraFacial ecosystem, HydraFacial has partnered with Sephora where it is introducing a younger, lower price point consumer to the HydraFacial brand. We have plans to partner with other leading retailers as well to introduce the HydraFacial brand to new segments of the global population.

Competition

The HydraFacial experience is positioned as complementary to other treatments. Receiving a HydraFacial does not preclude other treatments, and vice versa. The beauty health market is fragmented with the key players in facial skin care including manual facial treatments and some alternative offerings such as Diamond Glow, OxyGeneo, Venus Glow, and JetPeel. HydraFacial’s efforts to expand brand recognition, grow its community of providers, invest in marketing capabilities and reach consumers across every touchpoint will allow us to compete effectively as we expand globally. HydraFacial is focused on expanding the category and creating a premier beauty health experience.

Sales and Marketing

HydraFacial’s ability to effectively market is critical to its operational success. HydraFacial’s marketing spend is based on a targeted “push and pull” marketing model that takes engages with both providers and consumers. On the push side, HydraFacial intends to continue investing in training estheticians and providers, creating a loyalty program and support other ongoing engagements. On the pull side, HydraFacial intends to continue its efforts on targeting marketing activation of consumers by using digital and location-based engagement. The World Tour and City Takeovers are examples of activating pull demand. Total expenses for marketing and digital in the year ended 2019 were $13.8 million, approximately 8% of HydraFacial’s net sales.

Over the last few years, HydraFacial has focused on developing the marketing “pull” side by creating consumer demand, which is expected to be one of the key elements of growth and lead to an increase in reoccurring revenue for HydraFacial in the spas and facilities where treatments are performed. This transition from B2B to B2C began with the rebranding in 2017, which provided a unique, differentiated identity that stood out among all others in the industry.

HydraFacial believes that transformational experiences are the catalyst to brand awareness. Beginning with the World Tour in 2018, with some temporary disruption as a result of the pandemic, HydraFacial has focused on bringing the spa on wheels to high-traffic, highly targeted consumer growth markets to provide treatments on the spot. The event reservations frequently fill-up within 24 hours and passerby consumers have waited in line for hours just for the chance to try HydraFacial’s products.

Customers

HydraFacial currently sells more than 60% of its delivery systems and consumables into the medical channel. No individual customer accounted for 5% or more of HydraFacial’s net sales in fiscal 2019. HydraFacial expects that trend to continue on a global scale. In 2019, HydraFacial’s United States and Canadian markets comprised approximately 70% of total revenue, with the remaining 30% coming from all other international channels. We expect higher growth globally given the early entry timing in China, Japan, South Korea and France.

As is customary in the industry, none of HydraFacial’s customers are under an obligation to continue purchasing products from HydraFacial in the future.

Properties

HydraFacial’s corporate headquarters are located in Long Beach, California, where HydraFacial occupies facilities totaling approximately 22,500 rentable square feet under a lease that expires in March 31, 2033. HydraFacial uses these facilities primarily for management, technology, product design, sales marketing, finance, legal, human resources and general administrative teams.

HydraFacial leases a 105,000 square foot warehouse and production facility in Long Beach, CA under a lease that expires on April 5, 2024. HydraFacial also leases warehouse space in Signal Hill, CA under a lease that expires on May 31, 2022. HydraFacial leases small customer education and training centers in Chicago, IL, Dallas, TX and Orlando, FL on a short-term basis. Outside of the United States, HydraFacial also leases several small office spaces in China, the United Kingdom and Japan for sales and marketing employees in those markets.

HydraFacial does not own any real property.

Employees

HydraFacial believes that one of the biggest drivers in its rapid growth and success since 2017 is its employees and the culture that attracts them. HydraFacial has built a team of industry professionals focused on beauty health. HydraFacial’s culture focuses on a fast moving and outcome oriented mindset that, combined with the passion for HydraFacial Nation, seeks to drive growth and success of HydraFacial. As of December 31, 2020, HydraFacial had 406 full-time employees, with 209 of these employees located in the Long Beach, CA headquarters, 135 in North America field sales and 62 internationally. None of HydraFacial’s employees are represented by a labor organization or are a party to any collective bargaining arrangement.

HydraFacial is mindful of diversity during the candidate-sourcing, recruiting and retaining processes and believes that diversity is key to HydraFacial’s culture and long-term success. As of December 31, 2020, 67% of all employees identify as female, and 55% of HydraFacial’s leadership team identify as male. In the U.S., 48% of employees identify as Black or African American, Hispanic or Latino, American Indian, Alaska Native, Asian American, Native Hawaiian or other Pacific Islander. HydraFacial strives to foster a supportive environment that cultivates professional growth and encourages employees to continuously develop their skills. HydraFacial considers its relationship with employees to be vital, and it is focused on effective attraction, development, and retention of, and compensation to, human resource talent and creating a best place to work.

Trademarks, Patents and Domain Names

HydraFacial owns and has applied to register numerous trademarks and service marks in the U.S. and in other countries throughout the world. Some of HydraFacial’s trademarks are of material importance. The duration of trademark registrations varies from country to country. However, trademarks are generally valid and may be renewed indefinitely as long as they are in use and/or their registrations are properly maintained. HydraFacial also hold patents on certain products, systems and designs including several issued US patents directed to features of the HydraFacial MD® liquid-based skin exfoliation system. These issued patents include a patent, which will expire in 2026, directed to the manifold and console of the HydraFacial MD® system. Another set of these issued patents, which will begin to expire in 2026, are directed to skin treatment tips used in the HydraFacial MD® system. In addition, HydraFacial has registered and maintains numerous Internet domain names.

Seasonality and Quarterly Results

HydraFacial’s business is subject to moderate seasonal fluctuations, of which HydraFacial’s fiscal third quarter and fourth quarters typically experiences higher revenues and operating income. However, the COVID-19 pandemic may have an impact on consumer behaviors that may result in temporary changes in the seasonal fluctuations of HydraFacial’s business. As a result of moderate seasonal fluctuations, results for any interim period are not necessarily indicative of the results that may be achieved for the full fiscal year.

Government Regulation

As a consumer-driven beauty health organization delivering comprehensive beauty health services and treatments, we are subject to the laws of the United States and multiple foreign jurisdictions in which we operate and the rules and regulations of various governing bodies, which may differ among jurisdictions. HydraFacial’s business and operations is also subject to regulation by the Food and Drug Administration (“FDA”). Compliance with these laws, rules and regulations have not had, and are not expected to have, a material effect on our capital expenditures, results of operations and competitive position as compared to prior periods.

Post-Approval Regulation of Medical Devices

After a product is placed on the market, numerous regulatory requirements continue to apply. In addition to the requirements below, adverse event reporting regulations require that we report to the FDA any incident in which our product may have caused or contributed to a death or serious injury or in which our product malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury. Additional regulatory requirements include:

•	product listing and establishment registration, which helps facilitate FDA inspections and other regulatory action;

•

Quality System Regulation, which requires manufacturers, including third-party manufacturers, to follow stringent design, validation, testing, control, documentation and other quality assurance procedures during all aspects of the design and manufacturing process;

•	labeling regulations and FDA prohibitions against the promotion of products for uncleared, unapproved or off-label use or indication;

•	clearance of product modifications that could significantly affect safety or effectiveness or that would constitute a major change in intended use of one of our approved medical products;

•	notice or approval of product or manufacturing process modifications or deviations that affect the safety or effectiveness of one of our approved medical products;

•	post-approval restrictions or conditions, including post-approval study commitments;

•	post-market surveillance regulations, which apply, when necessary, to protect the public health or to provide additional safety and effectiveness data for the medical product;

•	the FDA’s recall authority, whereby it can ask, or under certain conditions order, device manufacturers to recall from the market a product that is in violation of governing laws and regulations;

•	regulations pertaining to voluntary recalls; and

•	notices of corrections or removals.

Advertising and promotion of medical devices, in addition to being regulated by the FDA, are also regulated by the FTC, and by state regulatory and enforcement authorities. Promotional activities for FDA-regulated products of other companies have been the subject of enforcement action brought under healthcare reimbursement laws and consumer protection statutes. Furthermore, under the federal U.S. Lanham Act and similar state laws, competitors and others can initiate litigation relating to advertising claims. In addition, we are required to meet regulatory requirements in countries outside the United States, which can change rapidly with relatively short notice.

Legal Proceedings

From time to time, HydraFacial may be involved in various legal proceedings and subject to claims that arise in the ordinary course of business. Although the results of litigation and claims are inherently unpredictable and uncertain, HydraFacial is not currently a party to any legal proceedings the outcome of which, if determined adversely to HydraFacial, are believed to, either individually or taken together, have a material adverse effect on its business, operating results, cash flows or financial condition. Regardless of the outcome, litigation has the potential to have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

HYDRAFACIAL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of HydraFacial’s financial condition and results of operations should be read in conjunction with HydraFacial’s consolidated financial statements and related notes appearing elsewhere in this proxy statement. The following discussion and analysis contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause HydraFacial’s results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those identified below and those discussed in the section titled Risk Factors of this filing. Unless the context otherwise requires, references to “HydraFacial”, “we”, “us”, and “our” in this section are intended to mean the business and operations of LCP Edge Intermediate, Inc. and its consolidated subsidiaries.

Overview

Founded in 1997, HydraFacial is a category-creating beauty health company. Its offerings in skin care and scalp health occupy a position at the intersection of medical aesthetics and traditional skin and personal care products. HydraFacial treatments are convenient, affordable, personalized and have demonstrated effectiveness. HydraFacial distributes its products in 87 countries through multiple channels including day spas, hotels, dermatologists, plastic surgeons and beauty retail.

HydraFacial’s business model has two predominant revenue streams: Delivery Systems (as defined below) and Consumables (as defined below). Delivery systems are purchased up-front. Consumable single- and multi-use serums, tips and boosters or “consumables” to provide treatments using our Delivery Systems are recurring in nature purchases. The expansion of the number of Delivery Systems installed, or “install base,” increases the foundation for future revenue by creating a larger base to drive consumable sales. We believe that as the install base grows and Delivery Systems become more productive, recurring revenue will grow to become a larger share of the business.

HydraFacial has more than tripled Net Sales from $48 million for the year ended December 31, 2016 to $167 million for the year ended December 31, 2019, growing its footprint both in the US and internationally, following by a decline in 2020 as a result of COVID-19 restrictions. Financial metrics we use to track our goals include revenue growth, adjusted gross profit, Adjusted EBITDA, install base and Delivery Systems sold. For a definition of Key Performance Indicators (“KPIs”) see the section titled “—Key Operational and Business Metrics”.

Recent Developments

Impact of the COVID-19 Pandemic

The COVID-19 pandemic has had, and we expect will continue to have certain adverse impacts on our business. As government authorities around the world continue to implement significant measures intended to control the spread of the virus and institute restrictions on commercial operations, while at the same time implementing multi-step policies with the goal of re-opening certain markets, we are working to ensure our compliance while also maintaining business continuity for essential operations in our facilities.

The COVID-19 pandemic caused us to experience several adverse impacts primarily in the first and second quarter of fiscal year 2020, including extended sales cycles to close new orders for our products, delays in shipping and installing orders due to closed facilities and travel limitations and delays in collecting accounts receivable. The rapid development and uncertainty of the impacts of the COVID-19 pandemic precludes any prediction as to the ultimate adverse impact of the COVID-19 pandemic on our business. However, the

COVID-19 pandemic, and the measures taken to contain it, present material uncertainty and risk with respect to our performance and financial results. In particular, closure of providers, restrictions on performing personal services, consumer perceptions about the safety of HydraFacial’s services, disruption in the supply chain of raw materials and components, and inefficiencies in the manufacturing of products due to social distancing and hygiene protocols. Disruptions in the capital markets as a result of the COVID-19 pandemic may also adversely affect our business if these impacts continue for a prolonged period and we need additional liquidity.

In the short term, we have taken, and will continue to take, actions to mitigate the impact of the COVID-19 pandemic on our cash flow and results of operations and financial condition. Starting in April 2020, after the government mandated shutdown, we experienced a significant decline in sales during the second quarter of 2020, and took certain corrective measures. HydraFacial furloughed a majority of its workforce and went through a restructuring process. The discrete impact related to the COVID-19 pandemic during the nine-month period ending September 30, 2020 was approximately $2.3 million. These costs related to the write-off of certain product lines, and costs incurred for assistance provided by third-party consultants to assist in managing the downturn. Subsequent to the downturn experienced during the second quarter of 2020, our revenues increased and we returned to profitability in the latter half of 2020. We are currently managing the variable portion of our cost structure to better align with revenue, including external marketing spend, which was significantly reduced during the downturn. Additionally, many of our furloughed employees have returned to work, and our overall staffing across the organization has been reduced by approximately 20% when compared to pre-COVID-19 staffing levels.

Business Combination and Public Company Costs

On December 8, 2020, the Company entered into the Merger Agreement with Merger Sub I, Merger Sub II HydraFacial and LCP in its capacity as Stockholders’ Representative, which provides for, among other things, the Mergers. As a result of the Mergers, HydraFacial will be combined with Merger Sub II, which will be a wholly owned subsidiary of the Company. This merger consideration will include both cash consideration and consideration in the form of newly issued shares of Class A Stock. The cash consideration will be an amount equal to the Company’s cash and cash equivalents as of the closing of the Business Combination (including proceeds in connection with the Private Placement and the funds in the Trust Account), minus HydraFacial’s outstanding indebtedness at the closing of the Business Combination, minus transaction expenses of HydraFacial and the Company, minus $100,000,000. However, cash consideration, together with certain contractual fees owed by HydraFacial to affiliates of its stockholders, will be subject to a maximum of 60% of the sum of the aggregate merger consideration plus these fees. The remainder of the merger consideration will be paid in Rollover Equity. In connection with the Business Combination, the Company will pay off, or cause to be paid off, on behalf of HydraFacial, HydraFacial’s outstanding indebtedness under its existing credit facilities, and the merger consideration will be reduced by the amount of any such payment. The aggregate merger consideration payable by the Company to the HydraFacial Stockholders under the Merger Agreement will be an aggregate base merger consideration of $1,050.0 million. Under the terms of the transaction, HydraFacial will receive $100.0 million of cash towards its balance sheet, and the Company and HydraFacial will incur approximately $50.0 million of transaction expenses in the aggregate, inclusive of $16.1 million of deferred offering costs incurred by the Company in connection with the IPO. In addition to the consideration to be paid at the closing of the Business Combination, the stockholders of HydraFacial may be entitled to receive contingent consideration from the Company if certain acquisition targets identified by HydraFacial are acquired before or within one year after the closing of the Business Combination. This contingent consideration will be equal to 2.5 times the gross standalone revenue of each such acquisition target for the 12 months prior to such acquisition, up to a maximum of $75,000,000, and will payable in shares of Class A Stock.

On December 8, 2020, Vesper entered into the Subscription Agreements with the Private Placement Investors, pursuant to which the Private Placement Investors have agreed to purchase in the aggregate 35,000,000 shares of Class A Stock in the Private Placement for $10 per share. The anticipated gross proceeds from the Private Placement of approximately $350,000,000 will be used to partially fund the cash consideration to be paid to the HydraFacial Stockholders. The Private Placement is conditioned on, among other things, the closing of the Business Combination.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Vesper is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the following:

•	HydraFacial’s existing shareholders are expected to have the largest minority interest of the voting power in the combined entity under the minimum and maximum redemption scenarios;

•	HydraFacial’s operations prior to the acquisition comprise the only ongoing operations of the combined entity;

•	HydraFacial senior management will be retained and compose the majority of the senior management of the combined entity;

•	HydraFacial’s relative valuation and results of operations compared to Vesper; and

•

pursuant to the Investor Rights Agreement, HydraFacial has the right to designate certain initial members of the board of directors of the post-combination company immediately after giving effect to the transactions.

Consideration was given to the fact that Vesper will pay a purchase price consisting of a combination of cash and equity consideration and its shareholders may have the largest voting rights. However, based on the aforementioned factors of management, board representation, largest minority shareholder, and the continuation of the HydraFacial business as well as size it was determined that accounting for the Business Combination as a reverse recapitalization was appropriate. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of HydraFacial with the acquisition being treated as the equivalent of HydraFacial issuing stock for the net assets of Vesper, accompanied by a recapitalization. The net assets of Vesper will be stated at historical cost, with no goodwill or other intangible assets recorded.

Following the consummation of the Business Combination, we will become an SEC-registered and Nasdaq-listed company, which will require us to hire additional staff and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources and fees.

Factors Affecting Our Performance

Market Trends

HydraFacial is a pioneer in the attractive and growing beauty-health industry and there are several emerging market trends that we believe will play a key role in shaping the future of this industry. Recent growth in the skincare industry has been driven by an emphasis on skincare rather than cosmetics and HydraFacial is poised to capture a larger share of wallet from consumers. Further, HydraFacial’s market research conducted in 2019 demonstrated that consumers are increasingly willing to spend on high-end beauty health products. As disposable income grows, the impacts of this trend are amplified. We believe these favorable market trends will continue and strengthen going forward.

Demographics

HydraFacial benefits from a large, young and diverse customer base and the ability to serve a large percentage of the population given that HydraFacial’s patented technology addresses all skin, regardless of type, age or gender. At the intersection of the medical and consumer retail markets, the large customer base should provide significant upside to drive topline growth. HydraFacial over indexes with males, significantly increasing the Total Addressable Market (TAM) compared to peers and the mix of male customers is growing at two times the rate of female customers. HydraFacial customers are young; approximately 50% of HydraFacial customers are Millennials, and approximately 30% of HydraFacial’s beauty retail customers are under the age of 24. As the Millennial and Gen Z consumers age, they are taking skincare more seriously and willing to invest in premium treatments, such as those offered by HydraFacial.

Marketing

Effective marketing is vital to our ability to drive growth. We plan to further our successful demand-generating activities through educational campaigns that focus on our brand, values, and quality, as well as enhancing our digitally integrated media campaigns.

Innovation

Our strategy involves innovating our current product offering while also diversifying into attractive adjacent categories where we can leverage our strengths, capabilities and community. We intend to maintain investment in research and development to stay at the forefront of cutting-edge technology.

Technology

Our investments in technology enhance the HydraFacial experience for consumers while capturing valuable and leverageable data. As we expand our capabilities, we hope to enable the world’s largest skin health database. We believe this data will allow us to drive habituation by enhancing personalization, access, trend identification and education.

Geographic Expansion

HydraFacial’s recent growth has been driven in part by our international strategy. 30% of HydraFacial’s total revenue in fiscal year 2019 came from outside the United States and Canada. Our diverse distribution channels create a significant opportunity within our existing retail and wholesale channels, as well as new locations abroad. We plan to expand our global footprint, building out our team and infrastructure for further penetration across Asia, Europe and Latin America.

Key Operational and Business Metrics

In addition to the measures presented in our consolidated financial statements, we use the following key operational and business metrics to evaluate our business, measure our performance, develop financial forecasts, and make strategic decisions:

	Nine months ended September 30,		Fiscal year ended December 31,
(dollars in millions)	2020	2019	2019	2018
Delivery Systems Net Sales	$36.0	$56.9	$81.4	$57.1
Consumables Net Sales	$45.2	$59.8	$85.2	$55.2
Total Sales	$81.2	$116.7	$166.6	$112.3
Consolidated Gross Profit	$44.2	$75.6	$106.5	$73.0
Consolidated Gross Margin	54.4%	64.8%	63.9%	65.0%
Net Loss	$(21.6)	$(4.3)	$(1.6)	$(0.3)
Adjusted EBITDA	$4.2	$23.3	$36.7	$26.2
Adjusted EBITDA Margin	5.1%	19.9%	22.0%	23.3%
Adjusted gross profit	$52.3	$84.0	$117.8	$82.9
Adjusted gross margin	64.4%	72.0%	70.7%	73.8%
Install Base	15,124	12,892	13,872	10,524
Delivery Systems Sold	1,855	2,859	4,047	2,802

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that our management uses to assess our operating performance. See the section titled “—Selected Historical Consolidated Financial Information of HydraFacial—Non-GAAP Measures—Adjusted EBITDA and Adjusted EBITDA Margin” for information regarding our use of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net loss.

Adjusted Gross Profit and Adjusted Gross Margin

We use Adjusted Gross Profit and Adjusted Gross Margin to measure our profitability and ability to scale and leverage the costs of our Delivery Systems and Consumables sales. See the section titled “—Selected Historical Consolidated Financial Information of HydraFacial—Non-GAAP Measures—Adjusted Gross Profit and Adjusted Gross Margin” for information regarding our use of Adjusted Gross Profit and a reconciliation of Adjusted Gross Profit to gross profit.

Install Base

Our Install Base is a key performance measure that management uses to assess our market penetration and represents the number of active systems delivering Consumables. Install Base is reported based on active usage, defined as systems owned by customers that have purchased Consumables in the trailing 18-month period.

Delivery Systems Sold

Delivery Systems Sold is a key performance measure that management uses to assess our growth and productivity of our salesforce and represents the number of new delivery systems sold to either new and existing customers. Delivery Systems Sold include sales of replacement systems to existing customers through our trade-up program.

Components of our Results of Operations

Net Sales

Net sales consists of the sale of products to retail and wholesale customers through e-commerce and distributor sales. HydraFacial generates revenue through manufacturing and selling HydraFacial and Perk Delivery Systems (“Delivery Systems”). In conjunction with the sale of Delivery Systems, HydraFacial also sells its serum solutions and consumables (collectively “Consumables”). Consumables are sold solely and exclusively by HydraFacial and are available for purchase separately from the purchase of Delivery Systems. For both Delivery Systems and Consumables, revenue is recognized upon transfer of control to the customer, which generally takes place at the point of shipment.

Cost of Sales

HydraFacial’s cost of sales consists of Delivery System and Consumables product costs, including the cost of materials, labor costs, overhead, depreciation and amortization of developed technology, shipping and handling costs, and the costs associated with excess and obsolete inventory. As we launch new products and expand our presence internationally, we expect to incur higher cost of sales as a percentage of sales because we have not yet achieved economies of scale with these items.

Operating expenses

Selling and Marketing

Selling and marketing expense consists of personnel-related expenses, sales commissions, travel costs, and advertising expenses incurred in connection with the sale of our products. We intend to continue to invest in our sales and marketing capabilities in the future and expect this expense to increase in absolute dollars in future periods as we release new products, grow our global footprint, and drive consumer demand in the ecosystem. Selling and marketing expense as a percentage of total revenue may fluctuate from period to period based on total revenue and the timing of our investments in our sales and marketing functions as these investments may vary in scope and scale over future periods.

Research and Development

Research and development expense primarily consists of personnel-related expenses, tooling and prototype materials, technology investments, and other expenses incurred in connection with the development of new products and internal technologies. We expect our research and development expenses to increase in absolute dollars in future periods and vary from period to period as a percentage of total revenue, as HydraFacial plans to continue to innovate and invest in new and to enhance existing technologies to fuel future growth as a category creator.

General and Administrative

General and administrative expenses include personnel-related expenses, professional fees, credit card and wire fees and facilities-related costs primarily for our executive, finance, accounting, legal, human resources, and IT functions. General and administrative expense also includes fees for professional services principally comprising legal, audit, tax and accounting services and insurance.

We expect to continue to incur additional general and administrative expenses as a result of operating as a public company, including expenses related to compliance and reporting obligations of public companies, and increased costs for insurance, investor relations expenses, and professional services. In addition, we expect to continue to incur additional IT expenses as we scale HydraFacial and enhance our ecommerce, digital and data utilization capabilities. As a result, we expect that our general and administrative expenses will increase in absolute dollars in future periods and vary from period to period as a percentage of revenue.

Other Income (Expense), Net

Other income (expense) consists of interest expense and foreign currency transaction gains and losses. Foreign currency transaction gains and losses are generated by settlements of intercompany balances and invoices denominated in other currencies than the reporting currency. We expect other income (expense) to increase in absolute dollars as HydraFacial grows internationally and obtains more financing. Other income (expense) as a percentage of revenue will fluctuate period to period along with interest rates, exchange rates and other factors not related to normal business operations.

Income Tax Provision (Benefit)

The provision for income taxes consists primarily of income taxes related to foreign and state jurisdictions in which we conduct business.

Results of Operations

The following tables set forth our consolidated results of operations in dollars and as a percentage of total revenue for the periods presented. The period-to- period comparisons of our historical results are not necessarily indicative of the results that may be expected in the future. The results of operations data for the fiscal years ended December 31, 2019 and 2018 have been derived from the audited consolidated financial statements included elsewhere in this proxy statement. The results of operations for the nine months ended September 30, 2020 and 2019 have been derived from the unaudited condensed consolidated financial statements included elsewhere in this proxy statement.

Comparison of the Nine Months Ended September 30, 2020 and 2019

	Nine months ended September 30,
(in millions)	2020	% of Net Sales	2019	% of Net Sales
Consolidated Statement of Operations Data:
Net sales	$81.2	100.0%	$116.7	100.0%
Cost of sales	37.0	45.6	41.1	35.2

Gross profit	44.2	54.4	75.6	64.8
Operating expenses
Selling and marketing	34.4	42.4	45.0	38.6
Research and development	2.5	3.1	3.4	2.9
General and administrative	19.7	24.2	20.1	17.2

Total operating expenses	56.6	69.7	68.5	58.7

(Loss) income from operations	(12.4)	(15.3)	7.1	6.1
Other (income) expense	15.5	19.1	12.7	10.9

Loss before provision for income tax	(27.9)	(34.4)	(5.6)	(4.8)
Income tax benefit	(6.3)	(7.8)	(1.3)	(1.1)

Net loss	$(21.6)	(26.6)%	$(4.3)	(3.7)%

Sales

Sales

	Nine months ended September 30,		Change
(in millions)	2020	2019	Amount	%
Net Sales
Delivery Systems	$36.0	$56.9	$(20.9)	(36.7)%
Consumables	45.2	59.8	(14.6)	(24.4)

Total net sales	$81.2	$116.7	$(35.5)	(30.4)%

Percentage of net sales
Delivery Systems	44.3%	48.8%
Consumables	55.7	51.2

Total	100.0%	100.0%

Total net sales for the nine months ended September 30, 2020 decreased $35.5 million, or 30.4%, compared to the nine months ended September 30, 2019. Delivery System sales for the nine months ended September 30, 2020 decreased $20.9 million, or 36.7%, compared to the nine months ended September 30, 2019. Delivery Systems Sold for the nine months ended September 30, 2020 decreased by 1004 units, or 35.1% compared to the nine months ended September 30, 2019. Consumables sales for the nine months ended September 30, 2020 decreased $14.6 million, or 24.4%, compared to the nine months ended September 30, 2019, The decrease in both Delivery Systems and Consumables sales was primarily attributable to a decrease in volume of sales due to the ongoing COVID-19 pandemic and the impact of widespread domestic and international stay-at-home orders, social distancing measures and various restrictions on commercial operations and occurred in spite of an increase in the Install Base of 2,295 units or 17.9% from the nine months ended September 30, 2019 to the nine months ended September 30, 2020.

Cost of Sales, Gross Profit, and Gross Margin

	Nine months ended September 30,		Change
(in millions)	2020	2019	Amount	%
Cost of sales	$37.0	$41.1	$(4.1)	(10.0)%
Gross Profit	$44.2	$75.6	$(31.4)	(41.5)%
Gross Margin	54.4%	64.7%

Gross margin decreased from 64.7% during the nine months ended September 30, 2019 to 54.4% during the nine months ended September 30, 2020. This decrease was primarily due to an increase in fixed costs associated with HydraFacial’s new warehouse and assembly facility that started up in December 2019, combined with unrealized economies of scale due to lower sales volumes driven by the global pandemic.

Operating Expenses

Sales and Marketing

	Nine months ended September 30,		Change
(in millions)	2020	2019	Amount	%
Selling and marketing	$34.4	$45.0	$(10.6)	(23.6)%
As a percentage of total net sales	42.4%	38.5%

Selling and marketing expense for the nine months ended September 30, 2020 decreased $10.6 million, or 23.6%, compared to the nine months ended September 30, 2019. The decrease was due primarily to a decrease in sales commissions of $7.2 million, a decrease in travel expenses of $2.4 million and a decrease in salaries and benefits expense of $1.2 million due to headcount reductions, all related to the COVID-19 pandemic.

Research and development

	Nine months ended September 30,		Change
(in millions)	2020	2019	Amount	%
Research and development	$2.5	$3.4	$(0.9)	(24.5)%
As a percentage of total net sales	3.1%	2.9%

Research and development expense for the nine months ended September 30, 2020 decreased $0.9 million, or 24.5%, compared to the nine months ended September 30, 2019. This decrease was due primarily to a decrease in outsourcing and professional fees of $0.4 million related to a delay in projects derived from the uncertainty caused by the COVID-19 pandemic.

General and administrative

	Nine months ended September 30,		Change
(in millions)	2020	2019	Amount	%
General and administrative	$19.7	$20.1	$(0.4)	(2.0)%
As a percentage of total net sales	24.2%	17.2%

General and administrative expense for the nine months ended September 30, 2020 decreased $0.4 million, or 2.0%, compared to the nine months ended September 30, 2019. The decrease was primarily due a decrease in professional fees of $1.2 million and a decrease in salaries and benefits of $0.7 million associated with the reduction in headcount driven by the COVID-19 pandemic. The decrease in expenses was partially offset by an increase of $1.1 million in depreciation and amortization, which were primarily driven by investments in office space at the site of HydraFacial’s new warehouse and assembly facility and software and technology investments.

Other (Income) Expense, Net and Income Tax Provision

	Nine months ended September 30,		Change
(in millions)	2020	2019	Amount	%
Other expense, net	$15.5	$12.7	$2.8	22.0%
Income tax benefit	$(6.3)	$(1.3)	$(5.0)	384.6%

Other expense, net, was $15.5 million for the nine months ended September 30, 2020 compared to $12.7 million for the nine months ended September 30, 2019. The increase in other expense, net, was primarily due to an increase of $2.8 million in interest expense related to HydraFacial’s term loans and line of credit, due to HydraFacial’s increased borrowings in 2020 to fund our working capital needs. The interest expense was partially offset by a foreign currency gain and other income items. Our effective income tax rate remained relatively consistent during the nine months ended September 30, 2020 compared to the nine months ended September 30, 2019.

Comparison of the Fiscal Years Ended December 31, 2019 and 2018

	Fiscal year ended December 31,
(in millions)	2019	% of Net Sales	2018	% of Net Sales
Consolidated Statement of Operations Data:
Net sales	$166.6	100.0%	$112.3	100.0%
Cost of sales	60.1	36.1	39.3	35.0

Gross profit	106.5	63.9	73.0	65.0
Operating expenses
Selling and marketing	61.8	37.0	42.7	38.0
Research and development	4.6	2.8	2.4	2.1
General and administrative	26.6	16.0	17.8	15.9

Total operating expenses	93.0	55.8	62.9	56.0

Income from operations	13.5	8.1	10.1	9.0
Other (income) expense	16.4	9.9	10.1	9.0

(Loss) income before provision for income tax	(2.9)	(1.8)	—	—
Income tax (benefit) provision	(1.3)	(0.8)	0.3	0.3

Net (loss) income	$(1.6)	(1.0)%	$(0.3)	(0.3)%

Sales

	Fiscal year ended December 31,		Change
(in millions)	2019	2018	Amount	%
Net Sales
Delivery Systems	$81.4	$57.1	$24.3	42.6%
Consumables	85.2	55.2	30.0	54.3

Total net sales	$166.6	$112.3	$54.3

Percentage of net sales
Delivery Systems	48.9%	50.8%
Consumables	51.1	49.2

Total	100.0%	100.0%

Total net sales for the fiscal year ended December 31, 2019 increased $54.3 million, or 48.4%, compared to the fiscal year ended December 31, 2018. Delivery System sales for the fiscal year ended December 31, 2019 increased $24.3 million, or 42.6%, compared to the fiscal year ended December 31, 2018. This increase was primarily attributable to a 1,272 unit, or 45.4% increase in Delivery Systems sold due primarily to a significant increase in new customers, as well as additional unit sales to existing customers. We believe the increase in new customers and the additional sales to existing customers was driven by: (1) the expansion and restructuring of our sales force and (2) the effect of increased consumer demand from our investments in branding, marketing and education in 2019. Additionally, Delivery System international sales grew substantially to $27.5 million, an increase of 102.2% as a result of our international expansion.

Consumables sales for the fiscal year ended December 31, 2019 increased $30.0 million, or 54.3%, compared to the fiscal year ended December 31, 2018. This increase was primarily attributable to a 3,348 unit, or 31.8% increase in the Install Base driven by a significant increase in new customers as well as an increase in existing customers purchasing additional systems, which lead to additional Consumables sales. Consumables sales further benefited from HydraFacial’s existing top customers increasing purchases substantially during 2019. Additionally, Consumables international sales grew substantially to $20.6 million during the fiscal year ended December 31, 2019, an increase of 70.2% from $12.1 million during the fiscal year ended December 31, 2018.

Cost of Sales, Gross Profit, and Gross Margin

	Fiscal year ended December 31,		Change
(in millions)	2019	2018	Amount	%
Cost of sales	$60.1	$39.3	$20.8	52.9%
Gross Profit	$106.5	$73.0	$33.5	45.9%
Gross Margin	63.9%	65.0%

Gross margin decreased from 65.0% during the fiscal year ended December 31, 2018 to 63.9% for the fiscal year ended December 31, 2019, primarily driven by our manufacturing and freight inefficiencies due to capacity constraints prior to moving into our new warehouse and assembly facility in December 2019, investment in operations headcount to support our growth, lower Delivery Systems margins due to lower average selling price from higher mix of second systems and higher international distributor sales mix, which are at lower margins than our domestic sales. As HydraFacial matures, we expect gross margins to fluctuate with the launch of new products and expansion into new international markets.

Operating Expenses

Selling and Marketing

	Fiscal year ended December 31,		Change
(in millions)	2019	2018	Amount	%
Selling and marketing	$61.8	$42.7	$19.1	44.7%
As a percentage of total net sales	37.1%	38.0%

Selling and marketing expense for the fiscal year ended December 31, 2019 increased $19.1 million, or 44.7%, compared to the fiscal year ended December 31, 2018. The increase was due primarily to salaries and benefits increases of $7.2 million related to headcount growth in the US and internationally to support HydraFacial’s growth, sales commission increase of $4.2 million related to the increase in sales in 2019, customer education expense increases of $2.3 million related to driving customer satisfaction and engagement, marketing program and advertising expense increases of $2.1 million associated with international expansion and building consumer demand, travel costs of $1.8 million associated with the growth of the sales force and international expansion.

Research and development

	Fiscal year ended December 31,		Change
(in millions)	2019	2018	Amount	%
Research and development	$4.6	$2.4	$2.2	91.7%
As a percentage of total net sales	2.8%	2.1%

Research and development expense for the fiscal year ended December 31, 2019 increased $2.2 million, or 91.7%, compared to the fiscal year ended December 31, 2018. This increase was due primarily to an increase in materials of $0.7 million, an increase in salaries and benefits expenses of $0.4 million and other expenses such as professional service fees and depreciation.

General and Administrative

	Fiscal year ended December 31,		Change
(in millions)	2019	2018	Amount	%
General and administrative	$26.6	$17.8	$8.8	49.4%
As a percentage of total net sales	15.9%	15.8%

General and administrative expense for the fiscal year ended December 31, 2019 increased $8.8 million, or 49.4%, compared to the fiscal year ended December 31, 2018. The increase was primarily due to an increase in professional fees of $2.5 million related to legal costs associated with defending HydraFacial’s intellectual property, outsourced technology services and recruiting fees; an increase in salaries and benefits of $2.0 million related to headcount increases to support HydraFacial’s growth, increase in credit card and wire fees of $1.6 million driven by the increase in period over period sales and an increase in depreciation and amortization of $1.2 million related to investment in capitalized technology.

Other (Income) Expense, Net and Income Tax (Benefit) Provision

	Fiscal year ended December 31,		Change
(in millions)	2019	2018	Amount	%
Other expense, net	$16.4	$10.1	$6.3	62.4%
Income tax (benefit) provision	$(1.3)	$0.3	$(1.6)	(533.3)%

Other expense, net, was $16.4 million for the fiscal year ended December 31, 2019 compared to $10.1 million for the fiscal year ended December 31, 2018. The increase in other expense, net, was primarily due to an increase of $7.0 million in interest expense related to HydraFacial’s term loans and line of credit, due to HydraFacial’s increased borrowings in 2019. The interest expense was partially offset by a foreign currency gain and other income items. Income tax benefit increased from a prior year provision primarily due to the year’s net loss.

Liquidity and Capital Resources

Our operations have been funded primarily through cash flow from operating activities and net proceeds from our revolving facility and term loans. As of December 31, 2019, we had cash and cash equivalents of approximately $7.3 million and as of September 30, 2020, we had cash and cash equivalents of approximately $11.8 million.

We believe our existing cash and cash equivalent balances, cash flow from operations, equity, and amounts available for borrowing under our revolving facility and term loans (see Credit Agreements below) will be sufficient to meet our working capital and capital expenditure needs for at least the next 12 months. Our future capital requirements may vary materially from those currently planned and will depend on many factors, including our rate of revenue growth, the timing and amount of spending on research and development, growth in sales and marketing activities, the timing of new product launches, timing and investments needed for international expansion, expansion, potential acquisitions and overall economic conditions. We anticipate using cash from the Business Combination and cash generated through the normal course of operations to fund these items. To the extent that current and anticipated future sources of liquidity are insufficient to fund our future business activities and requirements, we may be required to seek additional equity or debt financing. The sale of additional equity would result in additional dilution to our stockholders. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financing covenants that would restrict our operations. There can be no assurances that we will be able to raise additional capital. The inability to raise capital would adversely affect our ability to achieve our business objectives.

Our credit facility, as amended, requires us to maintain compliance with a monthly liquidity covenant, whereby beginning in 2021 we must have liquidity in excess of $5 million based on cash on hand and availability under the revolving credit facility. In addition, beginning in 2021, we are required to maintain quarterly compliance with a leverage ratio that is reduced each quarter. Based on our current forecasts, we anticipate that we will not violate either the liquidity covenant or the leverage covenant under the credit agreement through at least December 31, 2021. Forecasted compliance with our covenants is based upon us meeting our plan. With respect to the liquidity covenant, a relatively small decrease in forecasted revenues could result in non-compliance with the liquidity covenant, and if such an event were to occur, a shareholder has committed to provide financial support in an amount sufficient enough to prevent an event of non-compliance through December 31, 2021. Separate from any supplemental financial support being provided, management could also take action and reduce anticipated costs related to additional planned investments to potentially mitigate an anticipated failure with the liquidity covenant. As part of the Business Combination, we intend to repay our indebtedness in full.

Credit Agreements

On August 9, 2019, we amended our existing credit agreement to provide for additional term loan borrowings of $10.0 million. Borrowings under the credit agreement bear interest at a Base Rate plus an Applicable Margin or a specified London Inter-Bank Offering Rate (LIBOR) plus an Applicable Margin. The agreement matures on August 24, 2022. As of December 31, 2019 and 2018, there was an outstanding balance of $185.0 million and $176.8 million on the term loan, respectively. As of December 31, 2019 and 2018, there was $8.5 million and $2.0 million in borrowings outstanding on the line of credit, respectively. On April 10, 2020, the agreement was amended to include a “PIK” interest component of 2% that accrues on the outstanding balances of the term loan and the line of credit.

HydraFacial’s credit agreement is collateralized by all assets of HydraFacial. The credit agreement is subject to certain financial covenants to maintain quarterly consolidated profitability and debt-service ratios. HydraFacial was in compliance with its financial covenants for the year ended December 31, 2019.

On April 10, 2020, HydraFacial entered into a second credit agreement to provide for term loan borrowings of $30.0 million (“Term A loan”). Borrowings accrue interest at a rate of 15% and the agreement matures on August 24, 2023. The Term A loan is collateralized by all assets of HydraFacial and is subordinated to HydraFacial’s existing first lien borrowings.

Cash Flow

	Nine months ended September 30,		Fiscal year ended December 31,
(in millions)	2020	2019	2019	2018
Cash and cash equivalents at beginning of period	$7.3	$3.6	$3.6	$1.8
Operating activities:
Net (loss) income	(21.6)	(4.3)	(1.6)	(0.3)
Non-cash adjustments	16.8	8.0	11.2	9.2
Changes in working capital	(7.2)	(10.7)	(7.9)	(9.8)

Net cash flows from (used in) operating activities	(12.0)	(7.0)	1.7	(0.9)
Net cash flows used in investing activities	(2.7)	(6.6)	(12.5)	(8.4)
Net cash flows from financing activities	19.2	17.0	14.6	11.1

Net change in cash and cash equivalents	4.5	3.4	3.8	1.8

Cash and cash equivalents at end of period	$11.8	$7.0	$7.4	$3.6

Operating Activities

Net cash used in operating activities of $12.0 million for the nine months ended September 30, 2020 was primarily due to the net loss of $21.6 million. The net loss was impacted by a decrease in net change in working capital of $7.2 million, offset by non-cash adjustments of $16.8 million, related to depreciation and amortization. The increase in accounts receivable of $4.1 million was offset by decreases in inventory as well as decreases in accounts payable and taxes.

Net cash used in operating activities of $7.0 million for the nine months ended September 30, 2019 was primarily due to the net loss of $4.3 million. The net loss was increased by a decrease in net change in working capital of $10.7 million, offset by non-cash adjustments of $8.0 million, related to depreciation and amortization. The increase in net operating assets and liabilities was primarily due to a $8.9 million increase in accounts receivable and a $4.4 million increase in inventory to meet the increased demand at the time.

Net cash from operating activities of $1.7 million for the fiscal year ended December 31, 2019 was primarily due to a decrease in net change in working capital of $7.9 million, and non-cash adjustments of $11.2 million, partially offset by net loss of $1.6 million. The increase in net operating assets and liabilities was primarily due to a $11.0 million increase in accounts receivable and a $4.8 million increase in inventory to meet the increased demand at the time. Accounts payable, accrued payroll and other expenses, and income taxes payable increased $4.3, $2.8, and $2.6 million, respectively, which related to increased working capital expenditures to support general business growth. Non-cash adjustments primarily consisted of intangible asset amortization and deferred income taxes.

Net cash used in operating activities of $0.9 million for the fiscal year ended December 31, 2018 was primarily due to a decrease in net change in working capital of $9.8 million, and non-cash adjustments of $9.2 million, partially offset by net loss of $0.3 million. The increase in net operating assets and liabilities was primarily due to a $7.7 million increase in accounts receivable and a $9.8 million increase in inventory to meet the increased demand at the time. Accounts payable and accrued payroll and other expenses increased $4.2 and $3.2 million, respectively, which related to increased working capital expenditures to support general business growth. Non-cash adjustments primarily consisted of intangible asset amortization and deferred income taxes.

Investing activities

Cash used in investing activities for the nine months ended September 30, 2020 of $2.7 million was primarily related to property and equipment capital expenditures of $2.6 million. We plan to invest approximately $35 million in acquisitions and approximately $8 million in capital expenditures in the next twelve months.

Cash used in investing activities for the nine months ended September 30, 2019 of $6.6 million was primarily related to property and equipment capital expenditures of $2.8 million, purchases of intangibles of $1.7 million and an initial payment of $2.1 million for HydraFacial’s acquisition of ConsultingRoom in September 2019.

Cash used in investing activities for the fiscal year ended December 2019 of $12.5 million was primarily related to property and equipment capital expenditures of $8.8 million, purchases of intangibles of $1.6 million and $2.1 million paid for HydraFacial’s acquisition of ConsultingRoom in September 2019.

Cash used in investing activities for the fiscal year ended December 2018 of $8.4 million was primarily related to property and equipment capital expenditures of $2.8 million and purchases of intangibles for $5.1 million.

Financing activities

Net cash from financing activities of $19.2 million for the nine months ended September 30, 2020 was primarily related to debt proceeds of $36.5 million, net of debt repayments and issuance costs of $16.4 million and a deferred payment of $0.9 million for the ConsultingRoom acquisition.

Net cash from financing activities of $17.0 million for the nine months ended September 30, 2019 was primarily related to proceeds from borrowings of $26.0 million, net of debt repayments and issuance costs of $9.0 million.

Net cash from financing activities of $14.6 million for the fiscal year ended December 2019 was primarily related to proceeds from revolving facility and term loans of $28.5 million, offset by debt repayments and issuance costs of $13.9 million.

Net cash from financing activities of $11.1 million for the fiscal year ended December 2018 was primarily related to net proceeds from borrowings under our term loan and revolving credit facility of $118.7 million, offset by distributions to preferred stockholders of $98.7 million, as well as $9.2 million in debt repayments and issuance costs.

Contractual Obligations

As of December 31, 2019, our contractual obligations were as follows:

	Payments due by period
Contractual obligations:	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Term loan borrowings*	$192.1	$8.9	$183.2	$—	$—
Operating lease obligations**	11.1	2.8	5.3	3.0	—
Software license commitments	5.6	1.3	3.6	0.7	—

*	All outstanding term loan borrowings will be paid down in connection with the Business Combination.
**	Amounts include payments for related party and non-related party leases.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of December 31, 2019.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. In preparing the consolidated financial statements, we make estimates and judgments that affect the reported amounts of assets, liabilities, stockholders’ equity/deficit, revenue, expenses, and related disclosures. We re-evaluate our estimates on an on-going basis. Our estimates are based on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Because of the uncertainty inherent in these matters, actual results may differ from these estimates and could differ based upon other assumptions or conditions. The critical accounting policies that reflect our more significant judgments and estimates used in the preparation of our consolidated financial statements include those noted below.

Revenue Recognition

We elected to adopt the new revenue recognition standard using the full retrospective method as of January 1, 2019. The adoption of the new standard did not have a significant effect on earnings or on the timing of our transactions and, therefore, the effect of applying the new guidance was not material. As such, there were no adjustments to the prior periods. In accordance with ASU 2014-09, we determine the amount of revenue to be recognized through application of the following steps:

•	Identify the customer contract;

•	Identify the performance obligations in the contract;

•	Determine the transaction price;

•	Allocate the transaction price to the performance obligations in the contract; and

•	Recognize revenue as the performance obligations are satisfied.

Share-Based Compensation

During the nine months ended September 30, 2020, LCP granted incentive units (the “Incentive Units”) for certain members of our management pursuant to the LCP limited liability company agreement (the “LCP LLC Agreement”). The Incentive Units were intended to constitute profits interests and were granted for purposes of enabling such individuals to participate in our long-term growth and financial success and were issued in exchange for services to be performed. All of the Incentive Units immediately vest upon a Qualified Sale that constitutes a Change of Control (each as defined in the LCP LLC Agreement). We record share-based compensation expense for the Incentive Units as it has been determined that the economic interest holder, LCP, has made a capital contribution to us and we will make share-based payments to our employees in exchange for services rendered. We measure share-based compensation costs at the respective grant dates, based on the fair value of the award and recognizes the expenses on a straight-line basis over the requisite service period.

We estimate the fair value of the Incentive Units using a Monte Carlo simulation model. The Monte Carlo simulation model is dependent on the estimated fair value of the equity of LCP, which is a significant estimate. We determine the estimated fair value of our equity, with the assistance of a third-party valuation firm, as of the grant date of the Inventive Units using a combination of discounted cash flows, a public company guideline approach, and based on comparable observable acquisitions.

For units that vest under continuous employment (“Time Vesting Units”), stock-based compensation expense is recognized as service is provided. For units that vest upon the achievement of a performance condition and market condition (“Performance Vesting Units”), stock-based compensation expense is recognized upon the achievement of the performance condition. The Performance Vesting Units vest based on the achievement of certain financial performance targets upon the consummation of a Qualified Sale of HydraFacial in connection with a Change of Control (each as defined in the LCP LLC Agreement). The awards are also subject to the grantee being continuously employed by HydraFacial through the vesting date. A change in control event is not deemed probable until consummated. As of September 30, 2020, achievement of the performance condition was not probable. Forfeitures are recognized as incurred.

Goodwill

Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the assets acquired and liabilities assumed. Goodwill is not amortized but is evaluated for impairment annually or more frequently if indicators of impairment are present or changes in circumstances suggest that impairment may exist. We have one reporting unit and management evaluates the carrying value of HydraFacial’s goodwill annually at the end of its fiscal year or whenever events or changes in circumstances indicate that an impairment may exist.

When testing goodwill for impairment, we have the option of first performing a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as the basis to determine if it is necessary to perform a quantitative goodwill impairment test. In performing our qualitative assessment, we consider the extent to which unfavorable events or circumstances identified, such as changes in economic conditions, industry and market conditions or company specific events, could affect the comparison of the reporting unit’s fair value with its carrying amount. If we conclude that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, we are required to perform a quantitative impairment test.

Quantitative impairment testing for goodwill is based upon the fair value of a reporting unit as compared to its carrying value. Under a quantitative impairment test, we will make certain judgments and assumptions in allocating assets and liabilities to determine carrying values for our reporting unit. The impairment loss recognized would be the difference between a reporting unit’s carrying value and fair value in an amount not to exceed the carrying value of the reporting unit’s goodwill.

Testing goodwill for impairment requires us to estimate fair values of reporting units using significant estimates and assumptions. The assumptions made will impact the outcome and ultimate results of the testing. We will use industry accepted valuation models and set criteria that are reviewed and approved by various levels of management and, in certain instances, we will engage independent third-party valuation specialists for advice.

The key estimates and factors used in the valuation models would include revenue growth rates and profit margins based on our internal forecasts, our specific weighted-average cost of capital used to discount future cash flows, and comparable market multiples for the industry segment, when applicable, as well as our historical operating trends. Certain future events and circumstances, including deterioration of market conditions, higher cost of capital, a decline in actual and expected consumer consumption and demands, could result in changes to these assumptions and judgments. A revision of these assumptions could cause the fair values of the reporting units to fall below their respective carrying values, resulting in a non-cash impairment charge. Such charge could have a material effect on the consolidated financial statements.

We performed a qualitative assessment as of December 31, 2019 and 2018, based on which we determined that there is no indication of goodwill impairment. During the second quarter of 2020, our business was substantially impacted by the COVID-19 pandemic, which subsequently recovered and returned to profitability during the 3rd quarter of 2020. We evaluated our goodwill for impairment during the second quarter of 2020, and as a result of that assessment, concluded that our goodwill was not impaired.

Intangible Assets

Intangible assets are composed of developed technology, customer relationships and trademarks. At initial recognition, intangible assets acquired in a business combination are recognized at their fair value as of the date of acquisition. Following initial recognition, intangible assets are carried at cost less accumulated amortization and impairment losses, if any, and are amortized on a straight-line basis over the estimated useful life of the asset. We assess the impairment of intangible assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If necessary, we will use an industry accepted valuation model to estimate the fair value of the intangible assets. The fair value calculation requires significant judgments in determining both the assets’ estimated cash flows potentially the appropriate discount and royalty rates applied to those cash flows to determine fair value. Variations in economic conditions or a change in general consumer demands, operating results estimates or the application of alternative assumptions could produce significantly different results. If these assumptions differ materially from future results, we may record impairment charges in the future.

Inventories

Inventories are stated at the lower of cost (determined by the first-in, first-out method) or net realizable value. Obsolete inventory or inventory in excess of management’s estimated usage is written-down to its estimated net realizable value. Inherent in the net realizable value are management’s estimates related to economic trends, future demand for products, and technological obsolescence of our products.

Income Taxes

We use the asset-and-liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized. Significant judgement is required to determine if a valuation allowance is needed. As of September 30, 2020, and December 31, 2019, HydraFacial had incurred three years of cumulative losses, and as a result, does not rely on its projections as a source of income that would give us the ability to realize our deferred tax assets. In order to determine the realizability of our deferred income tax assets, we have pointed to the reversal of our taxable temporary differences as a source of income that will result in the realization of our deferred income tax assets. During the nine months ended September 30, 2020, and due to the pre-tax loss recorded, we began to accrue for a valuation allowance for the portion of deferred income tax assets that will not be realized through the reversal of taxable temporary differences.

Our policy for accounting for uncertainty in income taxes requires the evaluation of tax positions taken or expected to be taken in the course of the preparation of tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense in the current year. Reevaluation of tax positions considers factors such as changes in facts or circumstances, changes in or interpretations of tax law, effectively settled issues under audit or expiration of statute of limitation and new audit activity.

We recognized interest accrued and penalties related to unrecognized tax benefits in our income tax expense.

Recent Accounting Pronouncements

See Note 2 of the notes to our consolidated financial statements in the section titled “—Recently Issued Accounting Pronouncements” in our Note 2 to our consolidated financial statements included elsewhere in this proxy statement for a discussion about new accounting pronouncements adopted and not yet adopted.

Quantitative and Qualitative Disclosure About Market Risk

Interest Rate Risk

We had cash and cash equivalents of approximately $7.3 million as of December 31, 2019. We do not enter into investments for trading or speculative purposes. We have not been exposed, nor do we anticipate being exposed to material risks due to changes in interest rates.

We are primarily exposed to changes in short-term interest rates with respect to our cost of borrowing under our Credit Agreements. We monitor our cost of borrowing under our facility, taking into account our funding requirements, and our expectations for short-term rates in the future. A hypothetical 10% change in the interest rate on our Credit Agreements for the year ended December 31, 2019 would have increased interest expense by $1.7 million in our consolidated statement of operations for the year ended December 31, 2019.

Foreign Currency Risk

To date, all of our inventory purchases have been denominated in U.S. dollars. Our international sales are primarily denominated in foreign currencies and any unfavorable movement in the exchange rate between U.S. dollars and the currencies in which we conduct sales in foreign countries could have an adverse impact on our revenue. A portion of our operating expenses are incurred outside the United States and are denominated in foreign currencies, which are also subject to fluctuations due to changes in foreign currency exchange rates. While we are not currently contractually obligated to pay increased costs due to changes in exchange rates, to the extent that exchange rates move unfavorably for our suppliers, they may seek to pass these additional costs on to us, which could have a material impact on our gross margins. Our operating results and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates. However, we believe that the exposure to foreign currency fluctuation from operating expenses is relatively small at this time as the related costs do not constitute a significant portion of our total expenses.

Inflation Risk

We do not believe that inflation has had a material effect on our business, financial condition, or results of operations. If our costs become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition, and operating results.

Internal Control Over Financial Reporting

Evaluation of Disclosure Controls and Procedures

A company’s internal control over financial reporting is a process designed by, or under the supervision of, that company’s principal executive and principal financial officers, or persons performing similar functions, and influenced by that company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

In connection with the audit of our combined financial statements as of and for the year ended December 31, 2019, we identified certain material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

These material weaknesses are related to our general segregation of duties, including the review and approval of journal entries, our lack of sufficient accounting resources and the lack of a formalized risk assessment process. These material weakness may not allow for us to have proper segregation of duties and the ability to close our books and records and report our results, including required disclosures and complex accounting matters, on a timely basis.

We have begun the process of, and we are focused on, designing and implementing effective internal controls measures to improve our internal control over financial reporting and remediate the material weaknesses. Our efforts include a number of actions:

•

We are designing and implementing additional review procedures within our accounting and finance department to provide more robust and comprehensive internal controls over financial reporting that address the relative financial statement assertions and risks of material misstatement within our business processes.

•

We are actively recruiting additional personnel, in addition to engaging and utilizing third party consultants and specialists to supplement our internal resources and segregate key functions within our business processes, if appropriate.

•	We are designing and implementing information technology and application controls in our financially significant systems to address our relative information processing objectives.

•	We are developing a comprehensive risk assessment process and a plan to respond to those risks.

While these actions and planned actions are subject to ongoing management evaluation and will require validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles, we are committed to the continuous improvement of our internal control over financial reporting and will continue to diligently review our internal control over financial reporting.

HYDRAFACIAL MANAGEMENT

Executive Officers

The names, ages, and current positions of our current executive officers are listed in the table below. HydraFacial expects that these executive officers will continue as executive officers following the Business Combination.

Name	Position	Age
Clint Carnell	Chief Executive Officer	51
Liyuan Woo	Chief Financial Officer	49
Dan Watson	EVP Americas Sales	59

Executive Officers

Clint Carnell has served as Chief Executive Officer for HydraFacial since December 2016. Prior to joining HydraFacial, Mr. Carnell was the Chief Executive Officer and President of Perseon Medical, a provider of medical systems that utilizes heat therapy to treat cancer, from November 2014 until September 2016. Mr. Carnell served as the Chief Operating Officer of Thermage, which develops and provides a non-invasive radiofrequency treatment for skin tightenting, during its initial public offering process in 2006. Mr. Carnell worked as the head of surgical for Bausch + Lomb during the early 2000s. Additionally, in 2000, Mr. Carnell founded and later sold Charleston Renal Care, a chain of dialysis centers, to DaVita. Mr. Carnell is also the Founder and Chairman of OrangeTwist Brands. Mr. Carnell received his B.A. in Political Science from Duke University.

Liyuan Woo joined HydraFacial in September 2020 as EVP, Chief Financial Officer. Prior to joining HydraFacial, Ms. Woo was the Chief Operating Officer and Chief Financial Officer of The VOID, a virtual reality brand introducing consumers to fully immersive, location-based, hyper-reality experiences from August 2019 to September 2020. From January 2018 to January 2019, Ms. Woo served as the EVP, Chief Financial Officer at SharkNinja, a consumer electronic product portfolio category creator focused on innovation and marketing. At SharkNinja, Ms. Woo was in charge of finance, capital raising and allocation, legal and strategic initiatives involving global expansion and mergers and acquisitions. From March 2017 to January 2018, as a Director with AlixPartners, Ms. Woo was the interim Chief Financial Officer during Gymboree Group’s multi-billion dollar restructuring process. Prior to that, Ms. Woo worked at bebe stores, a publicly traded global multi-channel fashion brand, for six years, and served as the Chief Financial Officer from April 2013 to 2016. Ms. Woo started her career with the consulting firm Deloitte in its Mergers and Acquisitions Transaction Services and Financial Advisory functions. During Ms. Woo’s thirteen years with Deloitte, she provided financial advisory services to public and private companies for mergers and acquisitions transactions, initial public offerings and growth initiatives. Ms. Woo received her B.A. from Bentley University in Accounting.

Dan Watson has served as HydraFacial’s EVP of Sales for the U.S. and Canada since March 2017, and in 2020 took over leadership for all of the Americas. Mr. Watson has 34 years of medical device sales experience and manages HydraFacial’s capital sales teams and business development teams in both the medical, non-medical and corporate channels. Prior to joining HydraFacial, Mr. Watson worked at Stryker Spine since 2004, serving as the VP of Sales at Stryker Spine from 2015 to March 2017. Stryker Corporation is an American multinational medical technology corporation and Stryker Spine is a comprehensive portfolio offering spinal solutions. Mr. Watson has also held various senior sales management positions for companies such as Sherwood Medical, Ethicon EndoSurgery, CR Bard, SpineTech, Oratec, and Smith and Nephew. Mr. Watson received his B.A. from Bates College in Economics.

Composition of the Board of Managers

Pursuant to HydraFacial’s operating agreement, the Board of Directors may elect officers of HydraFacial and delegate the management of the day-to-day operation of the business of HydraFacial to the officers, provided that the business and affairs of the HydraFacial shall be managed and all corporate powers shall be exercised under the ultimate discretion of the Board of Directors. The directors can serve for an indefinite term until removed by HydraFacial’s members. The current number of directors on the Board of Directors is three.

EXECUTIVE COMPENSATION

The Company

The following disclosure concerns the compensation of the Company’s officers and directors for the fiscal year ended December 31, 2020 (i.e., pre-Business Combination).

None of our officers or directors has received any cash compensation for services rendered to us. There are no agreements or understandings, whether written or unwritten, with our named executive officers concerning the information specified in Item 402(t)(2) or (3) (i.e., any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the Business Combination). Since our formation, we have not granted any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of our officers or directors.

Commencing on September 29, 2020, we agreed to pay monthly recurring expenses of $10,000 to BLS Advisors LLC, an affiliate of Mr. Saunders, for office space, administrative and secretarial and administrative support. Upon completion of an initial business combination or our liquidation, we will cease paying these monthly fees. In addition, our Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and completing an initial business combination. Effective as of January 1, 2021, the Board established an annual base salary of $400,000 for Dr. Manisha Narasimhan in her capacity as Chief Financial Officer of the Company. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to consummation of our initial business combination. For more information about the interests of our Sponsor, executive officers or directors in the Business Combination, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Interests of Certain Persons in the Business Combination.”

After the completion of our Business Combination, directors or members of our management team who remain with us may be paid consulting or management fees from the post-combination company. We have not established any limit on the amount of such fees that may be paid by the post-combination company to our directors or members of management. Any compensation to be paid to our executive officers will be determined, or recommended to the Board for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our Board. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management after the Business Combination.”

We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

HydraFacial

Compensation Discussion and Analysis

This section provides an overview of HydraFacial’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers.

For the year ended December 31, 2020, HydraFacial’s named executive officers (“Named Executive Officers” or “NEOs”) were:

•	Clinton E. Carnell, Chief Executive Officer

•	Liyuan Woo, Chief Financial Officer

•	Daniel Watson, EVP of Americas Sales

The objective of HydraFacial’s compensation program is to provide a total compensation package to each Named Executive Officer that will enable HydraFacial to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward Named Executive Officers for performance. The board of directors of HydraFacial (the “HydraFacial Board”) has historically determined the compensation for HydraFacial’s Named Executive Officers. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

To date, the compensation of our Named Executive Officers has consisted of a base salary, an annual cash incentive bonus, equity compensation, and health and welfare benefits, each as described below. Pursuant to their employment agreements, Clinton Carnell and Liyuan Woo are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances.

Base Salary:  Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions to HydraFacial, prior experience and sustained performance.

Annual Cash Incentive Bonus: Annual cash incentive bonus is paid to incentivize the achievement of performance metrics established by the HydraFacial Board.

Equity Awards: HydraFacial previously granted equity awards in the form of stock options under the LCP Edge Intermediate, Inc. 2016 Equity Incentive Plan (the “Equity Plan”). These options were surrendered for no consideration in May 2020. In 2020, HydraFacial made grants of management incentive units in LCP Edge Holdco, LLC (“Incentive Units”). The Incentive Units are intended to constitute a “profits interests” in LCP Edge Holdco, LLC (“Partnership”). A percentage of the Incentive Units vest based on a time vesting component and the remainder vest upon a liquidity event and meeting certain internal rate of return performance targets. All of the time-vesting Incentive Units will vest in connection with the Business Combination and the performance-vesting Incentive Units may also vest depending on the amount of cash consideration received by certain affiliates of Linden.

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, and paid to our Named Executive Officers for the years ended December 31, 2019 and December 31, 2020.

Name and Position	Fiscal Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total
Clinton E Carnell, CEO	2020	$661,154	$487,415	$300,000	$11,200	$1,459,769
	2019	$580,769	$0.00	$541,054	$11,000	$1,132,823
Liyuan Woo, CFO(4)	2020	$107,692	$617,773	$0.00	$0.00	$725,465
	2019	$0.00	$0.00	$0.00	$0.00	$0.00
Daniel Watson, EVP Americas	2020	$362,571	$50,296	$171,600	$11,200	$595,667
	2019	$340,661	$0.00	$357,095	$11,000	$708,756

(1)

The amounts represent the aggregate grant date fair value of the Incentive Units granted to the Named Executive Officers during the 2020 fiscal year, calculated in accordance with Financial Accounting Standards Board ASC Topic 718. The Incentive Units represent membership interests in the Partnership that are intended to constitute profits interests for federal income tax purposes. Despite the fact that the Incentive Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are “options” under the definition provided in Item 402(a)(6)(i) of Regulations S-K as an instrument with an “option-like feature.”

(2)	The amounts reflect the actual amount earned by each of our Named Executive Officers under the performance-based cash incentive bonus provided for in their employment agreements.
(3)	The amounts represent Company contributions under our 401(k) plan.
(4)	Liyuan Woo joined the Company as its Chief Financial Officer as of September 21, 2020.

Benefits and Perquisites

Named Executive Officers participate in benefits programs offered to all company employees. These include medical, dental and vision insurance, life insurance and disability insurances along with a number of other optional benefits paid fully by the employee. NEOs are also eligible to participate in the company’s 401k Safe Harbor Plan under the same terms as all company employees.

Outstanding Equity Awards at 2020 Year End

The following table presents information regarding outstanding equity awards held by HydraFacial’s Named Executive Officers as of December 31, 2020.

				Option Awards(1)
	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Clinton E Carnell, CEO	5/18/2020	(2)	445.24	111.31	2,226.200	$100	N/A
Liyuan Woo, CFO	9/21/2020	(3)	—	139.709	419.127	$3,294	N/A
Daniel Watson, EVP Americas	5/11/2020	(4)	41.779	27.852	208.893	$100	N/A

(1)

Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of Incentive Units granted during the 2020 Fiscal Year. The Incentive Units represent membership interests in Partnership that are intended to constitute profits interests for federal income tax purposes. Despite the fact that the Incentive Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”
(2)

Represents an award of 2,782.75 Incentive Units granted on May 18, 2020. The Incentive Units vest as to twenty percent (20%) of the Incentive Units on the first five anniversaries of December 1, 2016 and vest as to eighty percent (80%) of the Incentive Units upon the consummation of a ‘liquidity event’ (as defined in the Amended and Restated Limited Liability Company Agreement of LCP Edge Holdco, LLC, as amended and in effect from time to time) and meeting certain internal rate of return performance targets. Contingent on the consummation of the Business Combination, all unvested Incentive Units are expected to vest upon Closing.

(3)

Represents an award of 558.836 Incentive Units granted on September 21, 2020. The Incentive Units vest as to twenty-five percent (25%) of the Incentive Units on the first five anniversaries of the grant date and vest as to seventy-five percent (75%) of the Incentive Units upon the consummation of a ‘liquidity event’ (as defined in the Amended and Restated Limited Liability Company Agreement of LCP Edge Holdco, LLC, as amended and in effect from time to time) and meeting certain internal rate of return performance targets. Contingent on the consummation of the Business Combination, all unvested Incentive Units are expected to vest upon Closing.

(4)

Represents an award of 278.524 Incentive Units granted on May 11, 2020. The Incentive Units vest as to twenty-five percent (25%) of the Incentive Units on the first five anniversaries of March 27, 2017 and vest as to seventy-five percent (75%) of the Incentive Units upon the consummation of a ‘liquidity event’ (as defined in the Amended and Restated Limited Liability Company Agreement of LCP Edge Holdco, LLC, as amended and in effect from time to time). Contingent on the consummation of the Business Combination, all unvested Incentive Units are expected to vest upon Closing.

Employment Agreements

HydraFacial expects to enter into new employment agreements with one or more of its Named Executive Officers prior to the closing of the Business Combination, which will govern the terms of their continuing employment with HydraFacial and, following the completion of the Business Combination, the Company. HydraFacial is still in the process of negotiating, approving and implementing these agreements.

Mr. Carnell previously entered into an employment agreement with Hydrafacial in connection with his appointment as Chief Executive Officer. The employment agreement with Mr. Carnell provides for an indefinite term, an annual base salary of $400,000 (currently $660,000) and eligibility to participate in the Company’s discretionary annual bonus plan, with a target annual cash bonus opportunity equal to 50% of his then current base salary for the relevant performance year, subject to his continued employment on the date of payment. Under Mr. Carnell’s employment agreement, Mr. Carnell’s employment may generally be terminated at any time, (a) immediately by the Company upon his death, disability or termination for “cause” or by Mr. Carnell for “good reason” or (b) by either party at any other time upon 30 days’ advance written notice to the other party.

If Mr. Carnell is terminated without “cause” or if Mr. Carnell resigns for “good reason,” he is generally eligible for severance of continued installments of his then-current base salary for twelve months following his termination, subject to his timely execution and non-revocation of a general release of claims in favor of HydraFacial and continued compliance with restrictive covenants. Under his employment agreement, Mr. Carnell agreed to restrictive covenants of confidentiality, non-competition and non-solicitation of customers and employees.

Under Mr. Carnell’s employment agreement, “cause” means conduct that, in the judgement of HydraFacial’s board of managers constitutes (a) gross negligence in the performance of, or failure to substantially perform, Mr. Carnell’s’s duties as an employee of HydraFacial if not cured within a reasonable period (not to exceed 15 days) after delivery of written notice of such failure by HydraFacial or the board of managers of HydraFacial; (b) misconduct that is materially injurious, financially or otherwise, to HydraFacial, its subsidiaries or their respective suppliers, customers, or other business relations (collectively, “Relations”); (c) a material act of dishonesty or breach of trust at the expense of HydraFacial, its subsidiaries or their Relations; (d) being convicted of, pleading guilty or no contest to (or otherwise admitting guilt to) theft, fraud, commission of a felony or other crime involving dishonesty or moral turpitude or any other act or omission causing material harm to the standing and reputation of the employer or any of its affiliates; or (e) a material breach of the employment agreement or any other agreement with HydraFacial or any of its affiliates that is not cured to the reasonable satisfaction of HydraFacial’s board of managers within 15 days after written notice thereof to the executive.

Under Mr. Carnell’s employment agreement “good reason” means (a) the relocation of the site of Mr. Carnell’s principal place of employment in Los Angeles County, California by a distance in excess of 50 miles or (b) any reduction in Mr. Carnell’s salary, except in connection with a general reduction by Hydrafacial of salaries of its senior executive employees; provided that Mr. Carnell has given Hydrafacial written notice of his intent to terminate within 30 days after such relocation or reduction, as applicable, occurs, and HydraFacial has failed to remedy such relocation or reduction, as applicable within 30 days of receiving such notice.

Ms. Woo previously entered into an employment agreement with Hydrafacial in connection with her appointment as Chief Financial Officer. The employment agreement with Ms. Woo provides for an indefinite term, an annual base salary of $400,000 and eligibility to participate in the Company’s discretionary annual bonus plan, with a target annual cash bonus opportunity equal to 50% of her then current base salary for the relevant performance year, subject to her continued employment on the date of payment. Under Ms. Woo’s employment agreement, Ms. Woo’s employment may generally be terminated at any time, (a) immediately by the Company upon her death, disability or termination for “cause” or (b) by either party at any other time upon 30 days’ advance written notice to the other party.

If Ms. Woo is terminated without “cause,” she is generally eligible for severance of continued installments of her then-current base salary and reimbursement of COBRA premiums for twelve months following her termination, subject to her timely execution and non-revocation of a general release of claims in favor of HydraFacial and continued compliance with restrictive covenants. Under her employment agreement, Ms. Woo agreed to restrictive covenants of confidentiality, non-competition and non-solicitation of customers and employees.

Under Ms. Woo’s employment agreement, “cause” means conduct that, in the judgement of HydraFacial’s board of managers constitutes (a) gross negligence in the performance of, or failure to substantially perform, Ms. Woo’s duties as an employee of HydraFacial and/or its subsidiaries; (b) misconduct that is materially injurious, monetarily or otherwise, to Hydrafacial, its subsidiaries or their Relations; (c) misconduct involving moral turpitude that does not conform to the standard of the executives of Hydrafacial and/or its subsidiaries; (d) a material act of dishonesty or breach of trust at the expense of HydraFacial, its Subsidiaries or their Relations; (e) the commission of any felony; or (f) a material breach of the employment agreement or any other agreement with HydraFacial, any of its subsidiaries or any of their respective affiliates that is not cured to the satisfaction of the Board of Managers of HydraFacial within 15 days after written notice thereof to Ms. Woo.

Potential Payments Upon Termination or Change of Control

Mr. Carnell and Ms. Woo are eligible for severance payments upon certain qualifying terminations of employment, as summarized above in “Executive Compensation—HydraFacial’s Executive Compensation—Employment Agreements.”

Each Named Executive Officer’s outstanding Incentive Units, as summarized above in “Executive Compensation—HydraFacial’s Executive Compensation—Equity Awards,” that are subject to time-based vesting will become 100% vested upon the occurrence of a liquidity event, and any Incentive Units subject to performance-based vesting may become vested upon the occurrence of a liquidity event and meeting certain internal rate of return performance targets.

Director Compensation

Fiscal Year 2020 Director Compensation Table

The following table sets forth compensation earned and paid to the non-employee members of the Board during the fiscal year ended December 31, 2021.

Name(1)	Year	Fees Earned or Paid in Cash	Stock Award		Total
Stephen Fanning	2020	$100,000	$100,504	(2)	$200,504
Michelle Kerrick	2020	$100,000	$13,951	(3)	$113,951
Jack Gallaher	2020	$25,000	$0.00		$25,000
Howard Kelly	2020	$25,000	$0.00		$25,000
Glenn Novotny	2020	$25,000	$0.00		$25,000
Michelle Stacy	2020	$25,000	$0.00		$25,000

(1)	The following individuals ceased to be members of the Board effective as of March 23, 2020: Jack Gallagher, Howard Kelly, Glenn Novotny, and Michelle Stacy.
(2)	The amounts represent the aggregate grant date fair value of the Incentive Units granted during the 2020 fiscal year, calculated in accordance with Financial Accounting Standards Board ASC Topic 718.
(2)

Represents an award of 556.548 Incentive Units granted on May 18, 2020. The Incentive Units vest as to twenty-five percent (25%) of the Incentive Units on the first five anniversaries of December 1, 2016 and vest as to seventy-five percent (75%) of the Incentive Units upon the consummation of a ‘liquidity event’ (as defined in the Amended and Restated Limited Liability Company Agreement of LCP Edge Holdco, LLC, as amended and in effect from time to time) and meeting certain internal rate of return performance targets. Contingent on the consummation of the Business Combination, all unvested Incentive Units are expected to vest upon Closing.

(3)

Represents an award of 12.621 Incentive Units granted on October 15, 2020. The Incentive Units vest as to twenty-five percent (25%) of the Incentive Units on the first five anniversaries of the date of grant and vest as to seventy-five percent (75%) of the Incentive Units upon the consummation of a ‘liquidity event’ (as defined in the Amended and Restated Limited Liability Company Agreement of LCP Edge Holdco, LLC, as amended and in effect from time to time) and meeting certain internal rate of return performance targets. Contingent on the consummation of the Business Combination, all unvested Incentive Units are expected to vest upon Closing.

HydraFacial has also historically paid reasonable travel and accommodation expenses of the non-employee directors in connection with their participation in meetings of the board of managers.

Additionally, in connection with the Business Combination, HydraFacial plans to provide transaction bonuses to certain directors who will no longer serve on the board of managers of HydraFacial following the Business Combination.

New Director Compensation Program

In connection with the Business Combination, the Company intends to adopt a new board of directors compensation program that is expected to be designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage their ownership of the Company’s stock to further align their interests with those of our stockholders.

New Incentive Award Plan

Our Board expects to approve and adopt, subject to shareholder approval, the [Vesper Healthcare Acquisition Corp.] 2021 Incentive Award Plan (the “2021 Plan”), under which we would be authorized to grant time-based and performance-based equity and equity-based incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The Company expects that the current executive officers of HydraFacial will become executive officers of the post-combination company following the Business Combination. The following persons are anticipated to be the directors and executive officers of the post-combination company, which will be renamed “[                ]” following the Business Combination:

Name	Position	Age
Clint Carnell	Chief Executive Officer and Director	51
Liyuan Woo	Chief Financial Officer	49
[ ]	[ ]	[ ]
Brenton L. Saunders	Executive Chairman	50
Dr. Manisha Narasimhan	Chief Strategy Officer	44
Michael D. Capellas	Director	66
Dr. Julius Few	Director	53
Michelle Kerrick	Director	58
Brian Miller	Director	46
Doug Schillinger	Director	47

Information about Anticipated Executive Officers and Directors upon the Closing of the Business Combination

Please see the section of this proxy statement entitled “Proposal No. 5—Election of Directors to the Board of Directors” for biographies of the above listed director nominees.

Please see the section of this proxy statement entitled “HydraFacial Management” for biographies of the above listed executive officers.

Classified Board of Directors

In accordance with our current certificate of incorporation, our Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

Our Board has nominated each of [                ] to serve as Class I directors of the post-combination company, [                ] to serve as Class II directors of the post-combination company and [                ] to serve as Class III directors of the post-combination company.

Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

In addition, in connection with the Business Combination, we entered into the Investor Rights Agreement with LCP. This agreement grants LCP the right, but not the obligation, to designate nominees to our Board of Directors subject to the maintenance of certain ownership requirements. Pursuant to the Investor Rights Agreement, LCP’s director nominees are to be designated as either Class III and/or Class II directors. See “Certain Relationships and Related Transactions—Investor Rights Agreement” for additional information.

Independence of the Board of Directors

Nasdaq listing standards require that a majority of the board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

We anticipate that [                ] and [                ] will be “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules.

Committees of the Board of Directors

Upon consummation of the Business Combination, it is anticipated that the board of directors of the post-combination company will maintain the committees currently constituted by the Board of the Company, the audit committee and the compensation committee. We anticipate that the board of directors of the post-combination company will also form a corporate governance and nominating committee and adopt a charter for such committee.

Audit Committee

Upon consummation of the Business Combination, it is anticipated that the audit committee will consist of [                ], [                ], and [                ]. [                ] is expected to serve as the chair of the audit committee.

Each member of the audit committee is financially literate and our Board has determined that [                ] qualifies as an “audit committee financial expert” as defined in the applicable SEC rules. The primary functions of the audit committee include:

•	appointing, compensating and overseeing our independent registered public accounting firm;

•	mutual reviewing and approving the annual audit plan;

•	overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements;

•	discussing the annual audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

•

establishing procedures for the receipt, retention and treatment of complaints (including anonymous complaints) we receive concerning accounting, internal accounting controls, auditing matters or potential violations of law;

•	monitoring our environmental sustainability and governance practices;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	approving audit and non-audit services provided by our independent registered public accounting firm;

•	discussing earnings press releases and financial information provided to analysts and rating agencies;

•	discussing with management our policies and practices with respect to risk assessment and risk management;

•	approving or ratifying related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K, as may be amended from time to time, and any other applicable requirements; and

•	producing an annual report for inclusion in our proxy statement, in accordance with applicable rules and regulations.

Compensation Committee

Upon consummation of the Business Combination, it is anticipated that the compensation committee will consist of [                ], [                ], and [                ]. [                ] is expected to serve as the chair of the compensation committee. The principle functions of the compensation committee include:

•

reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, evaluating the performance of our executive officers in light of those goals and objectives, and setting compensation levels based on this evaluation;

•

setting salaries and approving incentive compensation and equity awards, as well as compensation policies, for all other officers who file reports of their ownership, and changes in ownership, of the Section 16 Officers, as designated by our board of directors;

•	making recommendations to the board with respect to incentive compensation programs and equity-based plans that are subject to board approval;

•	approving any employment or severance agreements with our Section 16 Officers;

•	granting any awards under equity compensation plans and annual bonus plans to our Section 16 Officers; and

•	producing an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations.

Corporate Governance and Nominating Committee

Upon consummation of the Business Combination, it is anticipated that our corporate governance and nominating committee will consist of [                ], [                ], and [                ]. [                ] is expected to serve as chair of the corporate governance and nominating committee. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on our board of directors. In addition, the nominating committee will be responsible for overseeing the post-combination company’s corporate governance policies and reporting and making recommendations to the post-combination company’s board of directors concerning governance matters.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Business Conduct and Ethics

Effective upon the consummation of the Business Combination, the post-combination company will adopt a code of business conduct and ethics that will apply to all of its executive officers, directors and employees. The code of business conduct and ethics will be available after the consummation of the Business Combination on the post-combination company’s website at [                ]. We expect that, to the extent required by law, any amendments to the code or any waivers of its requirements, will be disclosed on the post-combination company’s website.

Compensation of Executive Officers and Directors Following the Business Combination

Director Compensation

In accordance with the Amended and Restated Bylaws, following the completion of the Business Combination, the board of directors will determine the annual compensation to be paid to the members of the post-combination company board of directors.

Executive Compensation

Following the closing of the Business Combination, the post-combination company intends to develop an executive compensation program that is designed to align compensation with the combined company’s business objectives and the creation of stockholder value, while enabling the combined company to attract, motivate and retain individuals who contribute to the long-term success of the post-combination company. The executive compensation program may include an executive compensation plan for which the combined company would seek stockholder approval following the closing of the Business Combination.

Decisions on the executive compensation program will be made by the board of directors or the compensation committee of the board of directors.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the post-combination company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed Second Amended and Restated Certificate of Incorporation is attached as Annex B to this proxy statement. We urge you to read our Second Amended and Restated Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the post-combination company’s securities following the Business Combination.

Authorized and Outstanding Stock

The Second Amended and Restated Certificate of Incorporation authorizes the issuance of 321,000,000 shares of capital stock, consisting of (i) 320,000,000 shares of Common Stock, consisting entirely of 320,000,000 shares of Class A Stock, $0.0001 par value per share (after giving effect to the conversion of each outstanding share of Class B Stock immediately prior to the closing of the Business Combination into one share of Class A Stock) and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are, and the shares of Common Stock issuable in connection with the Business Combination pursuant to the Merger Agreement and the Private Placement will be, duly authorized, validly issued, fully paid and non assessable. As of the record date for the Special Meeting, there were [                ] shares of Common Stock outstanding, held of record by approximately [                ] holders of Common Stock, no shares of preferred stock outstanding and [                ] warrants outstanding held of record by approximately [                ] holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Class A Stock

The Second Amended and Restated Certificate of Incorporation provides that the Class A Stock will have identical rights, powers, preferences and privileges to current Class A Stock.

Class B Stock

The Second Amended and Restated Certificate of Incorporation provides that each share of Class B Stock outstanding immediately prior to the filing of the Second Amended and Restated Certificate of Incorporation will automatically convert into one share of Class A Stock and, concurrently with such conversion, the number of authorized shares of Class B Stock will be reduced to zero.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, the holders of Common Stock possess or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. The holders of Class A Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock under both the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation.

Dividends

Subject to the rights, if any of the holders of any outstanding shares of preferred stock, under both the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, holders of

Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the post-combination company under both the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, the holders of Common Stock will be entitled to receive all the remaining assets of the post-combination company available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Under the current certificate of incorporation, our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

Our Board is currently divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the Class I directors will expire at our first annual meeting of stockholders. The term of office of the Class II directors will expire at the second annual meeting of stockholders. The term of office of the Class III directors will expire at the third annual meeting of stockholders. However, if the Business Combination Proposal, the Nasdaq Proposal, the Charter Approval Proposal and the Director Election Proposal are approved at the Special Meeting, this structure will change.

Following the completion of the Business Combination, the structure of the Board will change. Under the terms of the Second Amended and Restated Certificate of Incorporation, upon the effectiveness thereof, the term of the Class I Directors in place at such time will expire at the first annual meeting of the stockholders of the post-combination company following the effectiveness of the Second Amended and Restated Certificate of Incorporation; the term of the Class II Directors in place at such time will expire at the second annual meeting of the stockholders of the post-combination company following the effectiveness of the Second Amended and Restated Certificate of Incorporation; and the term of the Class III Directors in place at such time will expire at the third annual meeting of the stockholders of the post-combination company following the effectiveness of the Second Amended and Restated Certificate of Incorporation.

Under both the current certificate of incorporation and the Second Amended and Restated Certificate of Incorporation, there is no cumulative voting with respect to the election of directors, with the result that directions will be elected by a plurality of the votes cast at a meeting of stockholders by holders of our Common Stock.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Exclusive Forum

Assuming the approval of Proposal No. 3, our Second Amended and Restated Certificate of Incorporation will require, unless the Company consents in writing to the selection of an alternative forum, that the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or, in the event that the federal district court for the District of Delaware does not have jurisdiction, other state courts of the State of Delaware) will be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or its stockholders, (iii) any action, suit or proceeding asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the Amended and Restated Bylaws or the Second Amended and Restated Certificate of Incorporation or (iv) any action, suit or proceeding asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’ s counsel.

In addition, our Second Amended and Restated Certificate of Incorporation will require, unless the Company consents in writing to the selection of an alternative forum, that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. We note, however, that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Our Second Amended and Restated Certificate of Incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Capital Stock prior to the Business Combination

We are providing stockholders with the opportunity to redeem all or a portion of their public shares of Class A Stock upon the consummation of the Business Combination at a per share price, payable in cash, equal to the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. Our Sponsor, directors and officers have agreed to waive their redemption rights with respect to their shares of Common Stock in connection with the consummation of the Business Combination.

We will consummate the Business Combination only if a majority of our outstanding shares of Common Stock entitled to vote and actually cast thereon at the Special Meeting are voted in favor of the Business Combination Proposal at the Special Meeting. However, the participation of our Sponsor, officers and directors, or their affiliates in privately negotiated transactions (as described in this proxy statement), if any, could result in the approval of the Business Combination even if a majority of the stockholders vote, or indicate their intention to vote, against the Business Combination.

Our Sponsor has agreed to vote its shares of Common Stock in favor of the Business Combination. As of the date of filing this proxy statement, our Sponsor, directors and officers do not currently hold any public shares. Public stockholders may elect to redeem their shares whether or not they vote at the Special Meeting, and regardless of how they may vote.

Pursuant to our current certificate of incorporation, if we are unable to consummate a business combination by October 2, 2022, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter subject to lawfully available funds therefor, redeem our public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to the Founder Shares: (a) in connection with the consummation of a business combination; (b) if we fail to consummate our initial business combination by October 2, 2022; (c) in connection with a tender offer; and (d) otherwise upon our liquidation or in the event our Board resolves to liquidate the Trust Account and ceases to pursue the consummation of a business combination prior to October 2, 2022. However, if our Sponsor or any of our officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.

In the event of a liquidation, dissolution or winding up of the Company after our initial business combination, holders of our Common Stock are entitled to share ratably in proportion to the number of shares of Class A Stock (on an as converted basis with respect to the Class B Stock) in all assets remaining available for distribution to them after payment of the debts and other liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our Common Stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their shares of our Class A Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including any amounts representing interest earned on the Trust Account, less any interest released to us released to pay its franchise and income taxes.

Founder Shares

The Founder Shares are identical to the shares of Class A Stock, and holders of Founder Shares have the same stockholder rights as public stockholders, except that: (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below; and (ii) our Sponsor, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their shares of Common Stock in connection with the completion of our business combination and (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete our business combination by October 2, 2022, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our business combination within such time period; (iii) the Founder Shares are shares of our Class B Stock that will automatically convert into shares of our Class A Stock at the time of our initial business combination, or at any time prior thereto at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights; and (iv) are subject to registration rights. Our Sponsor, officers and directors have agreed to vote their shares of Common Stock in favor of our Business Combination. With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsor, each of whom will be subject to the same transfer restrictions) until one year after the completion of our initial business combination.

Warrants

Public Warrants

Each whole public warrant entitles the registered holder to purchase one share of our Class A Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of our initial business combination. For example, if a warrant holder holds one public warrant, such public warrant will be exercisable for one share of the company’s Class A Stock. Pursuant to the warrant agreement, a warrant holder may exercise its public warrants only for a whole number of shares of Class A Stock. This means that only a whole public warrant may be exercised at any given time by a warrant holder. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. The public warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A Stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such public warrant will have paid the full purchase price for the unit solely for the share of Class A Stock underlying such unit.

In addition, we have agreed that as soon as practicable, but in no event later than twenty business days after the consummation of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement under the Securities Act covering the 15,333,333 shares of our Class A Stock that may be issued upon the exercise of the public warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the issuance of the shares of our Class A Stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition, if our Class A Stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of our Class A Stock equals or exceeds $18.00. Once the public warrants become exercisable, we may call the public warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per public warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading-day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holder (as adjusted per share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like).

If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, we will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of our Class A Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of our Class A Stock is available throughout the 30-day redemption period.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrant holder will be entitled to exercise their public warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of the Class A Stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of our Class A Stock equals or exceeds $10.00. Once the public warrants become exercisable, we may call the public warrants for redemption:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A Stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Stock except as otherwise described below;

•

if, and only if, the last reported sale price of the Class A Stock equals or exceeds $10.00 per share for any 20 trading days within a 30-trading-day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holder (as adjusted per share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like); and

•

if the last reported sale price of the Class A Stock is less than $18.00 per share for any 20 trading days within a 30-trading-day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holder (as adjusted per share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like), the Private Placement Warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants.

The numbers in the table below represent the “redemption prices,” or the number of shares of Class A Stock that a warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Stock on the corresponding redemption date, determined based on the volume-weighted average price for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of public warrants, and the number of months that the corresponding redemption date precedes the expiration date of the public warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a public warrant is adjusted as set forth below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a public warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a public warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a public warrant.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Stock
	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of our Class A Stock shall mean the volume-weighted average price of our Class A Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of public warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Stock to be issued for each public warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the volume-weighted average price of our Class A Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the public warrants is $11.00 per share, and at such time there are 57 months until the expiration of the public warrants, we may choose to, pursuant to this redemption feature, redeem the public warrants at a “redemption price” of 0.277 shares of Class A Stock for each whole public warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of our Class A Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the public warrants is $13.50 per share, and at such time there are 38 months until the expiration of the public warrants, we may choose to, pursuant to this redemption feature, redeem the public warrants at a “redemption price” of 0.298 Class A Stock for each whole public warrant. In no event will the public warrants be exercisable in connection with this redemption feature for more than 0.361 shares of our Class A Stock per warrant (subject to adjustment). Finally, as reflected in the table above, we can redeem the public warrants for no consideration in the event that the public warrants are “out of the money” (i.e., the trading price of our Class A Stock is below the exercise price of the public warrants) and about to expire.

This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of public warrants for cash (other than the private placement warrants) when the trading price for the Class A Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding public warrants to be redeemed when the shares of Class A Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Stock is below the exercise price of the public warrants. We have established this redemption feature to provide the public warrants with an additional liquidity feature, which provides us with the flexibility to redeem the public warrants for shares of Class A Stock, instead of cash, for “fair value” without the public warrants having to reach the $18.00 per share threshold set forth above. Holders of the public warrants will, in effect, receive a number of shares representing fair value for their public warrants based on an option pricing model with a fixed volatility input as of September 30, 2020. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding public warrants, in this case, for Class A Stock, and therefore have certainty as to (i) our capital structure as the public warrants would no longer be outstanding and would have been exercised or redeemed and (ii) to the amount of cash provided by the exercise of the public warrants and available to us, and also provides a ceiling to the theoretical value of the public warrants as it locks in the “redemption prices” we would pay to warrant holders if we chose to redeem public warrants in this manner. We will effectively be required to pay fair value to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the public warrants for Class A Stock if we determine it is in our best interest to do so. As such, we would redeem the public warrants in this manner when we believe it is in our best interest to update our capital structure to remove the public warrants and pay fair value to the warrant holders. In particular, it would allow us to quickly redeem the public warrants for Class A Stock, without having to negotiate a redemption price with the warrant holders, which in some situations, may allow us to more quickly and easily close an initial business combination. In addition, the warrant holders will have the ability to exercise the public warrants prior to redemption if they should choose to do so.

As stated above, we can redeem the public warrants when the shares of Class A Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with fair value (in the form of Class A Stock). If we choose to redeem the public warrants when the Class A Stock are trading at a price below the exercise price of the public warrants, this could result in the warrant holders receiving fewer Class A Stock than they would have received if they had chosen to wait to exercise their public warrants for Class A Stock if and when such Class A Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A Stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Stock to be issued to the holder.

Redemption procedures and cashless exercise. If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise their public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Stock issuable upon the exercise of our public warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Class A Stock underlying the public warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (defined below) by (ii) the fair market value. For purposes of this paragraph, “fair market value” shall mean the volume-weighted average price of the Class A Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of public warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the public warrants after our initial business combination. If we call our public warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their public warrants on a cashless basis, as described in more detail below.

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of Class A Stock is increased by a stock dividend payable in shares of Class A Stock, or by a split-up of shares of Class A Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of Class A Stock. A rights offering to holders of Class A Stock entitling holders to purchase shares of Class A Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of (i) the number of shares of Class A Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Stock) multiplied by (ii) one minus the quotient of (a) the price per share of Class A Stock paid in such rights offering and (b) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Class A Stock, in determining the price payable for Class A Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume-weighted average price of Class A Stock as reported during the 10-trading-day period ending on the trading day prior to the first date on which the shares of Class A Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Stock on account of such shares of Class A Stock (or other shares of our capital stock into which the public warrants are convertible), other than (i) as described above; (ii) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Class A Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A Stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share; (iii) to satisfy the redemption rights of the holders of Class A Stock in connection with a proposed initial business combination; (iv) to satisfy the redemption rights of the holders of Class A Stock in connection with a stockholder vote to amend the Company’s current certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of Class A Stock if the Company does not complete a business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; or (v) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Stock in respect of such event.

If the number of outstanding shares of our Class A Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of

Class A Stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of Class A Stock.

Whenever the number of shares of Class A Stock purchasable upon the exercise of the public warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Stock (other than those described above or that solely affects the par value of such shares of Class A Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of our Class A Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. However, if such holders of Class A Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each public warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s current certificate of incorporation or as a result of the repurchase of shares of Class A Stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Class A Stock, the holder of a public warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the public warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A Stock in such a transaction is payable in the form of Class A Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the public warrant.

The public warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement pertaining to our IPO, for a complete description of the terms and conditions applicable to the public warrants. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Stock and any voting rights until they exercise their public warrants and receive shares of Class A Stock. After the issuance of shares of Class A Stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of Class A Stock. No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Stock to be issued to the warrant holder. As a result, warrant holders not purchasing public warrants in multiples of three warrants will not obtain value from the fractional interest that will not be issued.

Private Placement Warrants

Our Sponsor purchased 9,333,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant for an aggregate purchase price of $14,000,000 in a private placement that occurred on the IPO closing date. The Private Placement Warrants (including the Class A Stock issuable upon exercise of the Private Placement Warrants) are not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with our Sponsor) and they may be physical (cash) or net share (cashless) settled and will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the public warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

Except as described under “Description of Securities—Warrants—Redemption of Warrants When the Price per Share of Our Class A Common Stock Equals or Exceeds $10.00,” if holders of the Private Placement Warrants elect to exercise their warrants on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. For purposes of this paragraph, the “fair market value” shall mean the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if they are in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The Transfer Agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Provisions of the DGCL and our current certificate of incorporation and bylaws as well as provisions of the Second Amended and Restated Certificate of Incorporation could make it more difficult to acquire the post-combination company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the post-combination company to first negotiate with the Board. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of the Common Stock.

We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. Assuming the approval of Proposal No. 3 at the Special Meeting, we will no longer be subject to Section 203 upon the effectiveness of Proposal No. 3. Instead, we would “opt out” of Section 203 and, instead, our Second Amended and Restated Certificate of Incorporation would include a provision that is substantially similar to Section 203, but excludes the Excluded Parties from the definition of “interested stockholder,” and make certain related changes. Upon consummation of the Business Combination, the Excluded Parties will become “interested stockholders” within the meaning of Section 203, but will not be subject to the restrictions on business combinations set forth in Section 203, as our Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders. Assuming adoption of Proposal No. 3 at the Special Meeting, the provisions set forth in Proposal No. 3 with regards to Section 203 would take effect upon the filing of the Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with (i) a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”); (ii) an affiliate of an interested stockholder; or (iii) an associate of an interested stockholder, in each case, for three years following the date that such stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Assuming the approval of Proposal No. 3, our Second Amended and Restated Certificate of Incorporation will require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-combination company to make any amendment to key provisions of the post-combination company certificate of incorporation or bylaws.

In addition, both our current certificate of incorporation and our Second Amended and Restated Certificate of Incorporation provide for certain other provisions that may have an anti-takeover effect:

•	There is no cumulative voting with respect to the election of directors.

•	Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances.

•	Directors may only be removed from the Board for cause.

•	A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

•

A prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

•

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Common Stock or warrants of the post-combination company for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Stock or warrants of the post-combination company for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of the post-combination company Common Stock then outstanding (as of the date of this proxy statement, the Company has 57,500,000 shares outstanding); or

•	the average weekly reported trading volume of the post-combination company Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business-combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Sponsor will be able to sell its Founder Shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Following the Closing, we will no longer be a shell company, and so, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

As of the date of this proxy statement, we had 57,500,000 shares of Common Stock outstanding. Of these shares, 46,000,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 11,500,000 Founder Shares owned by our Sponsor are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the Business Combination is approved, the shares of our Common Stock we issue to the Private Placement Investors pursuant to the Subscription Agreements will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are 24,666,666 warrants of the Company outstanding, consisting of 15,333,333 public warrants originally sold as part of the units issued in the Company’s IPO and 9,333,333 Private Placement Warrants that were sold by the Company to our Sponsor in a private sale prior to the Company’s IPO. Each warrant is exercisable for one share of our Class A Stock, in accordance with the terms of the warrant agreement governing the warrants. Of these warrants, 15,333,333 are public warrants and are freely tradable, except for any warrants purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. In addition, we have agreed that as soon as practicable, but in no event later than twenty business days after the consummation of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement under the Securities Act covering the 15,333,333 shares of our Class A Stock that may be issued upon the exercise of the public warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

We expect Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Business Combination.

Registration Rights

At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement and subject to certain restrictions, (i) any outstanding share of Class A Stock or any other equity security (including the Private Placement Warrants and including shares of Class A Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Restricted Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by a Restricted Stockholder (including the shares of Class A Stock issued upon conversion of the Class B Stock and upon exercise of any Private Placement Warrants) and shares of Class A Stock issued or issuable as Earn-Out Shares to the HydraFacial Stockholders and (ii) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights.

The Registration Rights Agreement provides that the Company will, within 60 days after the consummation of the transactions contemplated by the Merger Agreement, file with the SEC a shelf registration statement registering the resale of the shares of Common Stock held by the Restricted Stockholders and will use its reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the filing deadline. The HydraFacial Stockholders are entitled to make up to an aggregate of two demands for registration, excluding short form demands, that the Company register shares of Common Stock held by these parties. In addition, the Restricted Stockholders have certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the Restricted Stockholders agree in the Registration Rights Agreement to provide customary indemnification in connection with any offerings of Common Stock effected pursuant to the terms of the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, our Sponsor entered agreed to restrictions on the transfer of their securities issued in the Company’s IPO, which (i) in the case of the Class B Stock is one year after the completion of the Business Combination unless (A) the closing price of the Common Stock equals or exceeds $12.00 per share for 20 days out of any 30-trading-day period commencing at least 150 days following the Closing or (B) the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, and (ii) in the case of the Private Placement Warrants and the respective Class A Stock underlying the Private Placement Warrants is 30 days after the completion of the Business Combination. Our Sponsor and its permitted transferees will also be required, subject to the terms and conditions in the Registration Rights Agreement, not to transfer their Private Placement Warrants (as defined in the Registration Rights Agreement) or shares of Common Stock issuable upon the exercise thereof for 30 days following the Closing. If our Sponsor distributes such shares to its equityholders, Brenton L. Saunders and Dr. Manisha Narasimhan will remain subject to the lock-up until the first anniversary of the Closing.

The HydraFacial Stockholders have each signed separate letters with the Company agreeing to be bound by restrictions on the transfer of their Class A Stock acquired pursuant to the Merger Agreement through the earlier of (i) 180 days after the closing of the Business Combination and (ii) the date after the closing of the Business Combination on which the Company consummates a bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that (a) any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d- 5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company or (b) all of the Company’s stockholders have the right to exchange their shares of Common Stock for cash, securities or other property.

The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement as set forth in Annex F.

Listing of Securities

We intend to apply to continue the listing of our Class A Stock and public warrants on Nasdaq under the symbols “[                ]” and “[                ],” respectively, upon the closing of the Business Combination.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our Common Stock as of the record date (pre-Business Combination) and (ii) expected beneficial ownership of our Common Stock immediately following consummation of the Business Combination (post-Business Combination), assuming that no public shares of the Company are redeemed, and alternatively the maximum number of shares of the Company are redeemed, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of each class of our Common Stock;

•	each of our current officers and directors;

•	each person who will become a named officer or director of the post-combination company; and

•	all officers and directors of the Company, as a group, and of the post-combination company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of our Common Stock pre-Business Combination is based on 57,500,000 shares of Common Stock (including Founder Shares) issued and outstanding as of September 30, 2020.

The following table has been prepared assuming two alternative levels of redemption of the Class A Stock into cash:

•	Assuming No Redemptions. This presentation assumes:

•	No existing public shareholders exercise their redemption rights with respect to their redeemable Class A Stock upon consummation of the Business Combination.

•	Assuming Maximum Redemptions. This presentation assumes:

•

The Company’s public stockholders exercise redemptions in connection with their Class A Stock. This scenario results in the redemption of 42,475,975 public shares, which is derived from the number of shares that could be redeemed in connection with the Business Combination at an approximate redemption price of $10.00 per share based on Vesper’s as-adjusted trust account balance as of September 30, 2020. This maximum redemption scenario is based on the maximum number of redemptions that may occur but which would still provide the minimum aggregate Business Combination and the Private Placement proceeds.

The existing HydraFacial Stockholders will hold 31,024,025 shares of the public shares immediately after the Business Combination, which approximates a 25.12% ownership level assuming no redemptions and, assuming maximum redemptions, the existing HydraFacial Stockholders will hold 73,500,000 shares, which approximates to a 59.50% ownership level. The following table summarizes the number of the public shares outstanding following the consummation of the Business Combination and the Private Placement under the two scenarios. Additionally, the table excludes the potential dilutive effect of the warrants and excludes the sellers earn out shares:

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock or Common Stock beneficially owned by them.

				After the Business Combination
	Before the Business Combination			No Redemptions				Approximately 42.5 Million Shares of Class A Stock Redeemed
Name and Address of Beneficial Owners(1)(2)	Number of Shares	%		Number of Shares		%		Number of Shares		%
BLS Investor Group LLC(3)(4)	11,500,000	20.0	(3)	11,500,000		9.3		11,500,000		9.3
Baupost Group LLC/MA(5) 10 Saint James Avenue, Suite 1700, Boston, MA 02116	3,960,000	6.9	(6)	3,960,000		3.2		3,524,025	(7)	2.9
Millennium Management LLC(8) 666 Fifth Avenue, New York, New York 10103	3,600,000	6.3	(9)	3,600,000		2.9		3,524,025	(7)	2.9
Empyrean Capital Overseas Master Fund Ltd.(10) 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067	2,765,765	4.8	(11)	2,765,765		2.2		2,765,765		2.2
Magnetar Financial LLC(12) 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201	2,400,000	4.2	(13)	2,400,000		1.9		2,400,000		1.9
Brenton L. Saunders(3)(4)	11,500,000	20.0	(3)	11,500,000		9.3		11,500,000		9.3
Clint Carnell	—	*		[ ]		[ ]		[ ]		[ ]
Dr. Manisha Narasimhan	—	*		—		*		—		*
Michael Capellas	—	*		—		*		—		*
Dr. Julius Few	—	*		—		*		—		*
Barry Sternlicht	—	*		—		*		—		*
Michelle Kerrick	—	*		—		*		—		*
Brian Miller	—	*		—		*		—		*
Doug Schillinger	—	*		—		*		—		*
[ ]				[ ]		[ ]		[ ]		[ ]
LCP Edge Holdco, LLC(14) c/o Linden Capital Partners LLC 150 North Riverside Plaza, Suite 5100 Chicago, IL 60606	—	*		29,159,574		23.6		69,082,869		55.9
DW Healthcare Partners IV (B), L.P.(15) 1413 Center Drive, Ste 220 Park City, Utah 84098	—	*		1,864,451		1.5		4,417,131		3.6
Private Placement Investors	—	*		35,000,000		28.3		35,000,000		28.3
All officers and directors as a group (5 individuals) (pre-Business Combination)	11,500,000	20.0	(3)	n/a		n/a		n/a		n/a
All officers and directors as a group ([ ] individuals) (post-Business Combination)	n/a	n/a		[	]	[	]	[	]	[	]

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 1819 West Avenue, Bay 2, Miami Beach, FL 33139.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares.

(3)

Represents Founder Shares which are automatically convertible into shares of Class A Stock at the time of our Business Combination on a one-for-one basis, subject to adjustment. Percentage ownership assumes all shares are converted to Class A Stock.

(4)

BLS Investor Group LLC, our sponsor, is the record holder of the shares reported herein. Each of our officers and directors are among the members of BLS Investor Group LLC. Brenton L. Saunders is the sole managing member of BLS Investor Group LLC. Mr. Saunders has sole voting and investment discretion with respect to the common stock held of record by BLS Investor Group LLC. Each of our officers and directors other than Mr. Saunders disclaims any beneficial ownership of any shares held by BLS Investor Group LLC except to the extent of his or her ultimate pecuniary interest therein.

(5)	According to Schedule 13F filed by Baupost Group LLC/MA on November 13, 2020.
(6)	Beneficially owns 8.6% of shares of Class A Stock based on 46,000,000 shares of Class A Stock outstanding as of September 30, 2020 and assuming no conversion of Founder Shares.
(7)

In the maximum redemption scenario, the number of outstanding public shares is reduced to 3,524,025, and, consequently, a maximum of 3,524,025 public shares can be beneficially owned in such a scenario, notwithstanding the amount of shares of Class A Stock beneficially owned prior to the consummation of the business combination.

(8)

According to Schedule 13G filed on October 7, 2020. The Schedule 13G indicates that Integrated Core Strategies (US) LLC, (“Integrated Core Strategies”) beneficially owned 1,810,000 shares of Class A Stock; Riverview Group LLC (“Riverview Group”) beneficially owned 1,250,000 shares of Class A Stock; ICS Opportunities, Ltd. (“ICS Opportunities”) beneficially owned 540,000 shares of Class A Stock, which together with the shares of Class A Stock beneficially owned by Integrated Core Strategies and Riverview Group represented 3,600,000 shares of Class A Stock or 7.8% of our Class A Stock outstanding. Millennium International Management LP (“Millennium International Management”), is the investment manager to ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Management LLC (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies and Riverview Group and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Group Management LLC (“Millennium Group Management”) is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and Riverview Group. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. The managing member of Millennium Group Management is a trust of which Israel A. Englander currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies, Riverview Group and ICS Opportunities.

(9)	Beneficially owns 7.8% of shares of Class A Stock based on 46,000,000 shares of Class A Stock outstanding as of September 30, 2020 and assuming no conversion of Founder Shares.
(10)

According to Schedule 13G filed on October 13, 2020. Consists of shares of Class A Stock held of record or deemed to be beneficially owned by Empyrean Capital Overseas Master Fund, Ltd. (“ECOMF”), Empyrean Capital Partners, LP (“ECP”), which serves as investment manager to ECOMF and may be deemed to have shared voting control and dispositive power with respect to the Class A Stock directly held by ECOMF and Mr. Amos Meron, who serves as the managing member of Empyrean Capital, LLC, the general partner of

ECP, and may be deemed to have shared voting control and dispositive power with respect to the Class A Stock directly held by ECOMF.
(11)	Beneficially owns 6.0% of shares of Class A Stock based on 46,000,000 shares of Class A Stock outstanding as of September 30, 2020 and assuming no conversion of Founder Shares.
(12)	According to Schedule 13F filed by Magnetar Financial LLC on November 16, 2020.
(13)	Beneficially owns 5.2% of shares of Class A Stock based on 46,000,000 shares of Class A Stock outstanding as of September 30, 2020 and assuming no conversion of Founder Shares.
(14)

The shares held by LCP Edge Holdco LLC (“LCP Edge Holdco”) may be deemed to be beneficially owned by Linden Capital III LLC (“Linden Capital III”), the general partner of Linden Manger III LP (“Linden Manger”). Linden Manager is the general partner of both Linden Capital Partners III LP (“Linden Capital Partners III”) and Linden Capital Partners III-A LP (“Linden Capital Partners III-A”), which are the controlling stockholders of LCP Edge Holdco. As the members of a limited partner committee of Linden Capital III that has the power to vote or dispose of the shares directly held by LCP Edge Holdco, Brian Miller and Anthony Davis may be deemed to have shared voting and investment power over such shares. Each of Linden Capital III, Linden Manager, Linden Capital Partners III, Linden Capital Partners III-A, Mr. Miller and Mr. Davis hereby disclaim any beneficial ownership of any shares held by LCP Edge Holdco except to the extent of any pecuniary interest therein. The address for the Linden entities and persons is 150 North Riverside Plaza, Suite 5100, Chicago, Illinois 60606.

(15)

Doug Schillinger is a Managing Member of the ultimate general partner of DW Healthcare Partners IV (B), L.P.. Mr. Schillinger does not have voting or investment power over the shares held by DW Healthcare Partners IV (B), L.P. and therefore disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Related Party Transactions

Founder Shares

On August 5, 2020, our Sponsor purchased 11,500,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. The Founder Shares held by our Sponsor represent 20% of our outstanding shares of Common Stock following the consummation of our IPO.

Transfer Restrictions—With certain limited exceptions, the Founder Shares will not be transferable, assignable or salable by our Sponsor until one year after the completion of an initial business combination.

Rights—The Founders Shares are identical to the shares of Class A Stock included in the public units, except that: (i) the Founder Shares are subject to certain transfer restrictions, as described above; (ii) our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their shares of Common Stock in connection with the completion of an initial business combination, and (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by October 2, 2022 (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our initial business combination within such time period); and (iii) the Founder Shares are convertible into shares of Class A Stock at any time at the option of the holder and automatically convert into shares of Class A Stock at the time of the Business Combination, as described in the Company’s current certificate of incorporation.

Voting—Our Sponsor has agreed to vote its shares of Common Stock in favor of the Business Combination.

Redemption—Our Sponsor has agreed to waive its redemption rights with respect to its shares of Common Stock in connection with the consummation of our initial business combination. Additionally, our Sponsor has agreed to waive its redemption rights with respect to its Founder Shares if we fail to consummate our initial business combination by October 2, 2022, although it will be entitled to redemption rights upon liquidation with respect to any public shares it may own.

Private Placement Warrants

On the IPO Closing Date, our Sponsor purchased 9,333,333 Private Placement Warrants at a price of $1.50 per warrant, or $14,000,000. Each Private Placement Warrant entitles the holder to purchase one share of Class A Stock at an exercise price of $11.50 per share of Class A Stock. The Private Placement Warrants may not be redeemed by the Company so long as they are held by our Sponsor or its permitted transferees. If any Private Placement Warrants are transferred to holders other than our Sponsor or its permitted transferees, such Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the public units sold in the IPO. Our Sponsor and its permitted transferees have the option to exercise the Private Placement Warrants on a physical (cash) or net share (cashless) basis.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any Private Placement Warrants and the Class A Stock underlying such Private Placement Warrants until 30 days after the completion of our initial business combination.

If we do not complete an initial business combination by October 2, 2022, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of our Class A Stock, subject to the requirements of applicable law, and the Private Placement Warrants will expire worthless.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants issued upon conversion of working capital loans, if any, have registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A Stock) pursuant to a registration rights agreement entered into by the Company, the Sponsor and the other security holders named therein on September 29, 2020. These holders will also have certain demand and “piggy back” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex F to this proxy statement, with the Restricted Stockholders, which will replace the existing registration rights agreement. Pursuant to the Registration Rights Agreement, the Restricted Stockholders and their permitted transferees will be entitled to certain registration rights. These holders will also have certain demand and “piggy back” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements, subject to certain exceptions. For more information about the Registration Rights Agreement, please see the section entitled “Proposal No. 1—Approval of the Business Combination.”

Related Party Notes

On July 23, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) January 31, 2021 or (i) the consummation of the IPO. The outstanding balance under the Promissory Note of $261,386 was repaid subsequent to the closing of the IPO on October 6, 2020.

Related Party Payments

Administrative Support

We currently maintain our executive offices at 1819 West Avenue, Bay 2, Miami Beach, FL 33139. The cost for our use of this space is included in the $10,000 per month fee we will pay to BLS Advisors LLC, an affiliate of our Chief Executive Officer, for office space and administrative support services. Upon consummation of our initial business combination or our liquidation, we will cease paying these monthly fees.

For the quarter ended September 30, 2020, the Company paid BLS Advisors LLC $0.

Relationship with Sponsor, Officers and Directors

Our Sponsor is controlled indirectly by Mr. Saunders, our Chairman, Chief Executive Officer and one of our directors. Through his control of our Sponsor, Mr. Saunders may be deemed to beneficially own 11,500,000 Founder Shares and ultimately exercises voting and dispositive power of securities held by our Sponsor. Voting and disposition decisions with respect to such securities are made by Mr. Saunders. Mr. Saunders disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

Mr. Saunders is also the managing member of BLS Advisors LLC, an affiliate of our Sponsor. Pursuant to an administrative support agreement entered into as of September 29, 2020, we have agreed to pay to BLS Advisors LLC $10,000 a month for office space, utilities and secretarial support. See “—Administrative Support.”

As more fully discussed in the section of this proxy statement entitled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

No compensation of any kind, including finder’s and consulting fees, will be paid to our Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

In addition, in order to finance transaction costs in connection with our initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.

After the completion of our Business Combination, directors or members of our management team who remain with us may be paid consulting or management fees from the post-combination company. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management after the Business Combination.”

Policies and Procedures for Related Party Transactions

The audit committee charter of the Company provides for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the Company has already committed to, the business purpose of the transaction and the benefits of the transaction to the Company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

HydraFacial Related Party Transactions

Lock-Up Agreement and Registration Rights Agreement

Upon the consummation of the Business Combination, LCP, HydraFacial’s majority stockholder, and DWHP, a minority stockholder of HydraFacial, will enter into the Lock-Up Agreement and Registration Rights Agreement with the post-combination company and Sponsor, pursuant to which LCP and DWHP will have customary registration rights with respect to shares of Class A Stock issued as consideration in connection with the Business Combination and will agree, subject to limited exceptions, not to transfer such shares for a period of 180 days following the consummation of the Business Combination. Pursuant to the Registration Rights Agreement, subject to certain exceptions, Sponsor and its permitted transferees will be required not to transfer their Founder Shares or Class A Stock issued upon conversion thereof for a period of one year following the consummation of the Business Combination, unless (i) the closing price of Class A Stock equals or exceeds $12.00 per share for 20 days out of any 30-trading-day period commencing at least 150 days following the consummation of the Business Combination or (ii) the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Stock for cash, securities or other property. Sponsor and its permitted transferees will also be required, subject to the terms and conditions in the Registration Rights Agreement, not to transfer their Private Placement Warrants or shares of Class A Stock issuable upon the exercise thereof for 30 days following the consummation of the Business Combination. If Sponsor distributes such shares to its equityholders, Brenton L. Saunders and Dr. Manisha Narasimhan will remain subject to the lockup until the first anniversary of the consummation of the Business Combination.

Investor Rights Agreement

Upon consummation of the Business Combination, the post-combination company and LCP, will enter into the Investor Rights Agreement, pursuant to which LCP will have the right to designate a number of directors for appointment or election to the post-combination company’s board of directors as follows: (i) one director for so long as LCP holds at least 10% of the outstanding Class A Stock, (ii) two directors for so long as LCP holds at least 15% of the outstanding Class A Stock, and (iii) three directors for so long as LCP holds at least 40% of the outstanding Class A Stock. Pursuant to the Investor Rights Agreement, for so long as LCP holds at least 10% of the outstanding Class A Stock, LCP will be entitled to have at least one of its designees represented on the compensation committee and nominating committee and corporate governance committee of the post-combination company’s board of directors.

Sales to Affiliates

Mr. Carnell, the Chief Executive Officer of HydraFacial, serves on the board of managers of Orange Twist LLC, a Nevada limited liability company (“Orange Twist”) and Mr. Carnell and Brian Miller, a director nominee for the post-combination company, have an ownership interest in Orange Twist.

In the normal course of business, HydraFacial sells Delivery Systems and Consumables to Orange Twist. During the years ended December 31, 2019 and 2020, HydraFacial sold approximately $351,000 and $183,000, respectively of product to Orange Twist and its consolidated subsidiaries. In addition, HydraFacial is party to a Collaboration Agreement, dated as of November 1, 2020 with Orange Twist and GlamSquad, Inc. pursuant to which the parties collaborate on certain promotions including offering HydraFacial products to customers using GlamSquad’s services platform.

The White Cloud Lease

HydraFacial leases a 20,200 square foot warehouse and production facility in Signal Hill, California subject to a lease from an entity owned by a minority shareholder of HydraFacial. HydraFacial maintains some storage in the warehouse but does not otherwise actively utilize the property. Rental expense incurred under this lease during the years ended December 31, 2019 and 2018 was $459,000 and $436,000, respectively.

Transactions with HydraFacial’s Chief Executive Officer

HydraFacial entered into the Carnell Promissory Note with Mr. Carnell in December 2016 to finance his initial $550,000 co-investment in HydraFacial. Interest on the Carnell Promissory Note accrues at an annual rate of 8% and matures in December 2022. In December 2019, HydraFacial agreed to subordinate its rights under the Carnell Promissory Note and allow Mr. Carnell to pledge certain options granted to him by HydraFacial to a third party lender for an additional $1,500,000 loan, which has accrued to $[                ] as of December 31, 2020. This loan was amended in June 2020 to allow Mr. Carnell to cancel his options pledged as collateral for the loan and instead pledge certain management incentive units issued or to be issued to him by HydraFacial. Both loans are expected to be repaid at the consummation of the Business Combination.

The Management Incentive Units

LCP issued incentive equity in the form of management incentive units to executive officers of HydraFacial. See “HydraFacial’s Executive Compensation” for additional information.

Management Services Agreements

HydraFacial entered into a Management Services Agreement, dated December 1, 2016 with Linden Capital Partners III LP (“Linden Capital Partners III”) and DW Management Services, L.L.C. (“DW Management Services”) pursuant to which the parties receive quarterly monitoring fees of the greater of (a) $125,000 and (b) 1.25% of Last Twelve Months EBITDA multiplied by the quotient of (x) the aggregate capital invested by the DWHP Investors into LCP and/or its subsidiaries as of such date, divided by (y) the sum of (i) the aggregate capital invested by the DWHP Investors into LCP and/or its subsidiaries, plus (ii) the aggregate capital invested by the Linden Capital Partners III into LCP and/or its subsidiaries as of the date of payment. In addition, the management services agreement provides for other fees in relation to services that may be provided in connection with equity and/or debt financing, acquisition of any other business, company, product line or enterprise, or divestiture of any division, business, and product or material assets. The fees vary between 1% and 2% of the related transaction amount. Linden Capital Partners III will also receive a transaction fee upon the consummation of the Business Combination. In connection with the consummation of the Business Combination, HydraFacial and Linden Capital Partners III intend to amend the Management Services Agreement such that Linden Capital Partners III will continue to provide advisory services to HydraFacial related to mergers and acquisitions. As consideration for such services, HydraFacial will pay a fee, equal to 1% of enterprise value, to Linden Capital Partners III upon the consummation of any such transaction. Fees paid to these investors totaled $1.8 million and $3.2 million during the year ended December 31, 2019 and 2018, respectively. The Management Services Agreement With DW Management Services will be terminated at the consummation of the Business Combination.

Second Lien Debt Securities

On April 10, 2020, HydraFacial entered into a second lien credit agreement with Linden Capital Partners III, DWHP and other lenders (the “Term A Loan”) to provide for borrowings of $30 million. Linden Capital Partners III and its affiliates hold approximately $22,000,000 of second lien debt securities in HydraFacial. DWHP and its affiliated entities hold approximately $6,500,000 of second lien debt securities in HydraFacial. The second lien debt securities will be paid off in full in connection with the Business Combination. Linden Capital Partners III and DWHP will receive proceeds from the Business Combination in connection with the payoff of the second lien debt securities.

Policies and Procedures for Related Party Transactions

As a private company, HydraFacial does not have a formal written related party transaction policy. The post-combination company will implement policies and procedures with respect to the approval of related party transactions in connection with the closing of the Business Combination.

Indemnification

Effective immediately upon the consummation of the Business Combination, the post-combination company will enter into indemnification agreements with each of the newly elected directors and newly appointed executive officers which provide that we will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under Delaware law and the Amended and Restated Bylaws.

PRICE RANGE OF SECURITIES AND DIVIDENDS

The Company

Price Range of the Company’s Securities

Our public units, each of which consists of one share of our Class A Stock, par value $0.0001 per share, and one-third of one public warrant, each whole public warrant entitling the holder thereof to purchase one share of our Class A Stock, began trading on Nasdaq under the symbol “VSPRU” on September 30, 2020. On November 19, 2020, we announced that holders of our public units could elect to separately trade the Class A Stock and the public warrants included in the public units, or to continue to trade the public units without separating them. On November 20, 2020, the Class A Stock and public warrants began trading on Nasdaq under the symbols “VSPR” and “VSPRW,” respectively. Each public warrant entitles the holder to purchase one share of our Class A Stock at a price of $11.50 per share, subject to adjustments as described in our final prospectus dated September 29, 2020, which was filed with the SEC. Warrants may only be exercised for a whole number of shares of Class A Stock and will become exercisable 30 days after the completion of an initial business combination. Our public warrants will expire five years after the completion of an initial business combination or earlier upon redemption or liquidation as described in our prospectus.

On December 8, 2020, the trading date before the public announcement of the Business Combination, the Company’s public units, Class A Stock and public warrants closed at $10.75, $10.40 and $1.99, respectively.

Dividend Policy of the Company

The Company has not paid any cash dividends on its Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Board at such time. In addition, the Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if the Company incurs any indebtedness in connection with the Business Combination, its ability to declare dividends is further limited by restrictive covenants it may agree to in connection therewith.

HydraFacial

Historical market price information regarding HydraFacial is not provided because there is no public market for its securities. For information about distributions paid by HydraFacial to its equityholders, please see the section entitled “HydraFacial’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Cash Flows from Financing Activities.”

APPRAISAL RIGHTS

Appraisal rights are statutory rights under the DGCL that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal rights are not available in all circumstances. Appraisal rights are not available to the holders of Common Stock or warrant holders in connection with the Business Combination.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•

If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Vesper Healthcare Acquisition Corp., 1819 West Avenue, Bay 2, Miami Beach, FL 33139 or by telephone at (786) 216-7037, to inform us of his or her request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

We anticipate that the 2022 annual meeting of stockholders will be held no later than [                ]. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2022 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Assuming the meeting is held on or about [                ], such proposals must be received by the Company at its offices at Vesper Healthcare Acquisition Corp., 1819 West Avenue, Bay 2, Miami Beach, FL 33139 no later than [                ] and no earlier than [                ].

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Accordingly, for our 2022 Annual Meeting, assuming the meeting is held on [                ], notice of a nomination or proposal must be delivered to us no later than [                ] and no earlier than [                ]. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The chairman of our Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

TRADEMARKS

This document includes references to HydraFacial’s trademarks such as “HydraFacial” and “HydraFacial MD,” which are protected under applicable intellectual property laws and are the property of HydraFacial or its subsidiaries. This proxy statement also contains references to trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this proxy statement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact the Company at the following address and telephone number:

Vesper Healthcare Acquisition Corp.

1819 West Avenue, Bay 2

Miami Beach, FL 33139

(786) 216-7037

Attention: Dr. Manisha Narasimhan

Email: Manisha.Narasimhan@vesperhealth.com

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitor at the following address and telephone number:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Stockholders may call toll free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833

If you are a stockholder of the Company and would like to request documents, please do so by [                ], in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to HydraFacial has been supplied by HydraFacial. Information provided by either the Company or HydraFacial does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or HydraFacial that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

VESPER HEALTHCARE ACQUISITION CORP.

CONDENSED BALANCE SHEET

SEPTEMBER 30, 2020

(UNAUDITED)

ASSETS
Current asset – Cash	$25,000
Deferred offering costs	412,609

TOTAL ASSETS	$437,609

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accrued expenses	$1,000
Accrued offering costs	179,236
Advance from related party	228,723
Promissory note – related party	5,190

Total Liabilities	414,149

Commitments

Stockholder’s Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; no issued and outstanding	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 11,500,000 shares issued and outstanding (1)	1,150
Additional paid-in capital	23,850
Accumulated deficit	(1,540)

Total Stockholder’s Equity	23,460

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$437,609

(1)	Included an aggregate of 1,500,000 shares that were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full (see Note 5).

The accompanying notes are an integral part of the unaudited condensed financial statements.

VESPER HEALTHCARE ACQUISITION CORP.

CONDENSED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JULY 8, 2020 (INCEPTION) THROUGH SEPTEMBER 30, 2020

(UNAUDITED)

Formation and operating costs	$1,540

Net loss	$(1,540)

Weighted average shares outstanding, basic and diluted (1)	10,000,000

Basic and diluted net loss per common share	$(0.00)

(1)	Excluded an aggregate of 1,500,000 shares that were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full (see Note 5).

The accompanying notes are an integral part of the unaudited condensed financial statements.

VESPER HEALTHCARE ACQUISITION CORP.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM JULY 8, 2020 (INCEPTION) THROUGH SEPTEMBER 30, 2020

(UNAUDITED)

	Class B Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Balance – July 8, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor (1)	11,500,000	1,150	23,850	—	25,000
Net loss	—	—	—	(1,540)	(1,540)

Balance – September 30, 2020	11,500,000	$1,150	$23,850	$(1,540)	$23,460

(1)	Included an aggregate of 1,500,000 shares that were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full (see Note 5).

The accompanying notes are an integral part of the unaudited condensed financial statements.

VESPER HEALTHCARE ACQUISITION CORP.

CONDENSED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JULY 8, 2020 (INCEPTION) THROUGH SEPTEMBER 30, 2020

(UNAUDITED)

Cash Flows from Operating Activities:
Net loss	$(1,540)
Changes in operating assets and liabilities:
Accrued expenses	1,000

Net cash used in operating activities	(540)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Advance from related party	228,723
Proceeds from promissory note – related party	5,190
Payment of offering costs	(233,373)

Net cash provided by financing activities	25,540

Net Change in Cash	25,000
Cash — Beginning	—

Cash — Ending	$25,000

Non-Cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$179,236

The accompanying notes are an integral part of the unaudited condensed financial statements.

VESPER HEALTHCARE ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Vesper Healthcare Acquisition Corp. (the “Company”) was incorporated in Delaware on July 8, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2020, the Company had not commenced any operations. All activity for the period from July 8, 2020 (inception) through September 30, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on September 29, 2020. On October 2, 2020, the Company consummated the Initial Public Offering of 46,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 6,000,000 Units, at $10.00 per Unit, generating gross proceeds of $460,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 9,333,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to BLS Investor Group LLC (the “Sponsor”), generating gross proceeds of $14,000,000, which is described in Note 4.

Transaction costs amounted to $25,777,859 consisting of $9,200,000 of underwriting fees, $16,100,000 of deferred underwriting fees and $477,859 of other offering costs.

Following the closing of the Initial Public Offering on October 2, 2020, an amount of $460,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company

VESPER HEALTHCARE ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or don’t vote at all.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination by October 2, 2022 and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial

VESPER HEALTHCARE ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

The Company will have until October 2, 2022 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and will not apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

VESPER HEALTHCARE ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on September 30, 2020, as well as the Company’s Current Reports on Form 8-K, as filed with the SEC on October 5, 2020 and October 8, 2020. The interim results for the period from July 8, 2020 (inception) through September 30, 2020 are not necessarily indicative of the results to be expected for period ended December 31, 2020 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

VESPER HEALTHCARE ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2020.

Deferred offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $25,777,859 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

VESPER HEALTHCARE ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

Net Income Per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 1,500,000 shares of common stock that were subject to forfeiture if the over-allotment option was not exercised by the underwriters (see Note 5). As of September 30, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the condensed balance sheet, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

Risks and Uncertainties

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic which continues to spread throughout the United States and the World. As of the date the financial statements were issued, there was considerable uncertainty around the expected duration of this pandemic. The Company has concluded that while it is reasonably possible that COVID-19 could have a negative effect on identifying a target company for a Business Combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 46,000,000 Units, which includes the full exercise by the underwriters of their option to purchase an additional 6,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share (see Note 7).

VESPER HEALTHCARE ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 9,333,333 Private Placement Warrants at a price of $1.50 per private Placement Warrant, for an aggregate purchase price of $14,000,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On August 5, 2020, the Company issued an aggregate of 11,500,000 shares of Class B common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. The Founder Shares included an aggregate of up to 1,500,000 shares of Class B common stock subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor would own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). As a result of the underwriter’s election to fully exercise its over-allotment option, 1,500,000 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (A) one year after the completion of a Business Combination or (B) the date subsequent to the Company’s initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of the shares of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, the converted Class A common stock will be released from the lock-up.

Due from Sponsor

At the closing of the Initial Public Offering on October 2, 2020, a portion of the proceeds from the sale of the Private Placement Warrants in the amount of $4,800,000 was due to the Company to be held outside of the Trust Account for working capital purposes. Such amount was paid by the Sponsor to the Company on October 6, 2020.

Advances from Related Party

As of October 2, 2020, the Sponsor paid for certain offering costs on behalf of the Company in connection with the Initial Public Offering. As of September 30, 2020, advances amounting to $228,723 were outstanding. The outstanding balance under these advances was repaid subsequent to the closing of the Initial Public Offering, on October 6, 2020.

VESPER HEALTHCARE ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

Promissory Note — Related Party

On July 23, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) January 31, 2021 or (i) the consummation of the Initial Public Offering. As of September 30, 2020, there was $5,190 outstanding under the Promissory Note. The outstanding balance under the Promissory Note of $261,386 was repaid subsequent to the closing of the Initial Public Offering on October 6, 2020.

Administrative Support Agreement

The Company entered into an agreement, commencing on September 30, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Company’s Chief Executive Officer, a total of up to $10,000 per month for office space and administrative support services.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.

NOTE 6. COMMITMENTS

Registration and Stockholder Rights Agreement

Pursuant to a registration and stockholder rights agreement entered into on September 29, 2020, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants issued upon conversion of the Working Capital Loans) are entitled to registration rights. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

VESPER HEALTHCARE ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $16,100,000 in the aggregate. Subject to the terms of the underwriting agreement, (i) the deferred fee will be placed in the Trust Account and released to the underwriters only upon the completion of a Business Combination and (ii) the deferred fee will be waived by the underwriters in the event that the Company does not complete a Business Combination.

NOTE 7. STOCKHOLDER’S EQUITY

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock—The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At September 30, 2020, there were no shares of Class A common stock issued or outstanding.

Class B Common Stock—The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At September 30, 2020, there were 11,500,000 shares of Class B common stock issued and outstanding.

Holders of Class B common stock will have the right to elect all of the Company’s directors prior to a Business Combination. Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock upon the consummation of a Business Combination at a ratio such that the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of shares of common stock issued and outstanding upon completion of the Initial Public Offering, plus (ii) the sum of (a) all shares of common stock issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or deemed issued by the Company in connection with or in relation to the completion of a Business Combination, excluding (1) any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any (2) Private Placement Warrants issued to the Sponsor or any of its affiliates upon conversion of Working Capital Loans minus (b) the number of Public Shares redeemed by Public Stockholders in connection with a Business Combination. In no event will the shares of our Class B common stock convert into shares of our Class A common stock at a rate of less than one to one.

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

VESPER HEALTHCARE ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a share of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than twenty business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the issuance of the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects to do so, it will not be required to file or maintain in effect a registration statement, but it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last reported sale price of the Class A common stock for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company are unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, in this case, the Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of our Class A common stock is available throughout the 30-day redemption period.

VESPER HEALTHCARE ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A common stock;

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); and

•

if the Reference Value is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A common (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial

VESPER HEALTHCARE ACQUISITION CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2020

(Unaudited)

purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Other than as described in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

LCP Edge Intermediate, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except for share amounts)

	As of September 30,	As of December 31,
	2020	2019
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,848	$7,307
Accounts receivable, net of allowances for doubtful accounts of $2,137 and $732 at September 30, 2020 and December 31, 2019, respectively	17,764	23,719
Prepaid expenses	3,480	3,709
Income tax receivable	5,119	—
Inventories	21,084	19,435

Total current assets	59,295	54,170

Property and equipment, net	9,377	10,800
Intangible assets, net	53,718	60,293
Goodwill	98,510	98,520
Deferred tax assets, net	371	232
Other assets	2,461	2,336

Total assets	223,732	226,351

Liabilities and Shareholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$12,696	$14,257
Accrued payroll related expenses	7,968	8,580
Other accrued expenses	1,736	2,946
Income tax payable	296	2,964
Current portion of unfavorable lease terms	—	144
Current portion of long-term debt due to related parties	427	8,927

Total current liabilities	23,123	37,818

Unfavorable lease terms, net of current portion	—	276
Other long-term liabilities	1,238	325
Long-term debt due to related parties, net of current portion	214,437	180,850
Deferred income taxes, net	7,477	8,290

Total liabilities	246,275	227,559

Stockholders’ (deficit) equity
Common stock $0.01 par value; 60,000 shares authorized; 54,537 and 49,205 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	—	—
Class A Preferred stock, $0.01 par value; 1,500 shares authorized; 935 issued and outstanding at September 30, 2020 and December 31, 2019, respectively (Aggregated liquidation preference of $8,499 as of September 30, 2020 and December 31, 2019)	—	—
Additional paid-in capital	14,073	13,747
Note receivable from stockholder	(554)	(554)
Accumulated other comprehensive income	48	28
Accumulated deficit	(36,110)	(14,429)

Total stockholders’ (deficit) equity	(22,543)	(1,208)

Total liabilities and stockholders’ (deficit) equity	$223,732	$226,351

LCP Edge Intermediate, Inc.

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(in thousands, except for share and per share amounts)

	Nine Months Ended September 30,
	2020	2019
	(unaudited)	(unaudited)
Net sales	$81,212	$116,701
Cost of sales	37,050	41,145

Gross profit	44,162	75,556

Operating expenses:
Selling and marketing	34,425	44,967
Research and development	2,549	3,362
General and administrative	19,659	20,149

Total operating expenses	56,633	68,478

(Loss) income from operations	(12,471)	7,078

Other (income) expense:
Interest expense, net	15,447	12,735
Other (income) expense	(84)	7
Foreign currency loss (gain), net	108	(9)

Total other expense	15,471	12,733

Loss before provision for income taxes	(27,942)	(5,655)
Income tax benefit	(6,260)	(1,284)

Net loss	$(21,682)	$(4,371)

Cumulative preferred dividends	(580)	(533)

Net loss attributable to common shareholders	$(22,262)	$(4,904)

Net loss per share available to common stockholders - basic and diluted	$(434.98)	$(99.66)

Weighted average common shares outstanding - basic and diluted	51,179	49,205
Comprehensive loss, net of tax:
Foreign currency translation adjustments	20	(1)

Comprehensive loss	$(21,662)	$(4,372)

LCP Edge Intermediate, Inc.

Unaudited Condensed Consolidated Statements of Stockholders’ Deficit

(in thousands, except for share amounts)

(unaudited)	Common Stock		Preferred Stock		Additional Paid-in Capital	Note Receivable from Stockholder	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
BALANCE, December 31, 2018	49,205	$—	935	$—	$13,644	$(554)	$(5)	$(12,791)	$294
Stock-based compensation	—	—	—	—	77	—	—	—	77
Net loss	—	—	—	—	—	—	—	(4,371)	(4,371)
Foreign currency translation adjustment	—	—	—	—	—	—	(1)		(1)

BALANCE, September 30, 2019	49,205	$—	935	$—	$13,721	$(554)	$(6)	$(17,162)	$(4,001)

BALANCE, December 31, 2019	49,205	$—	935	$—	$13,747	$(554)	$28	$(14,429)	$(1,208)
Issuance of shares	5,332	—	—	—	—	—	—	—	—
Stock-based compensation		—	—	—	327	—	—	—	327
Net loss	—	—	—	—	—	—	—	(21,682)	(21,682)
Foreign currency translation adjustment	—	—	—	—	—	—	20	—	20

BALANCE, September 30, 2020	54,537	$—	935	$—	$14,073	$(554)	$48	$(36,110)	$(22,543)

LCP Edge Intermediate, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September, 30
	2020	2019
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(21,682)	$(4,371)
Adjustments to reconcile net loss to net cash from operating
Depreciation of property and equipment	1,441	885
Amortization of capitalized software	802	288
Provision for doubtful accounts	1,899	507
Amortization of intangible assets	8,665	8,855
Amortization of other assets	99	44
Amortization of deferred financing costs	1,055	1,016
Share-based compensation	327	77
Amortization of unfavorable lease terms	(36)	(108)
Write-off of unfavorable lease	(384)	—
Gain/Loss on sale and disposal of assets	(23)	—
Payment in-kind interest that compounds into debt	3,938	—
Deferred income taxes	(952)	(3,590)
Changes in operating assets and liabilities:
Accounts receivables	4,055	(8,898)
Prepaid expense and other current assets	229	(21)
Income taxes receivable	(5,118)	—
Inventory	(1,140)	(4,378)
Other assets	(224)	(547)
Accounts payable	(1,398)	1,921
Accrued payroll and other expenses	(1,823)	(424)
Other long-term liabilities	913	(32)
Income taxes payable	(2,668)	1,801

Net cash used in operating activities	(12,025)	(6,975)

Cash flows used in investing activities:
Cash paid for business acquisition, net of cash acquired	—	(2,058)
Capital expenditures for intangible assets	(108)	(1,742)
Capital expenditures for property and equipment	(2,589)	(2,834)

Net cash used in investing activities	(2,697)	(6,634)

Cash flows from financing activities:
Proceeds from revolving facility	6,500	16,000
Repayment of revolving facility	(15,000)	(7,500)
Proceeds from term loan	30,000	10,000
Payment of debt issuance costs	(77)	(150)
Repayment of term loan	(1,329)	(1,329)
Deferred payment for acquisition	(901)	—

Net cash from financing activities	19,193	17,021

Net increase in cash and cash equivalents	4,471	3,412
Effect of foreign currency translation on cash	70	(1)
Cash and cash equivalents, beginning of period	7,307	3,575

Cash and cash equivalents, end of period	$11,848	$6,986

Supplemental disclosures of cash flow information:
Cash paid for interest	$10,432	$14,410
Cash paid for income taxes	2,399	422
Capital expenditures included in accounts payable	739	1,631
Deferred payment due to seller related to business acquisition	—	865

LCP Edge Intermediate Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(in thousands, except share and per share amounts)

Note 1 – Nature of Business

LCP Edge Intermediate, Inc. (“The HydraFacial Company” or “HydraFacial”) and its subsidiaries design, develop, manufacture, market, and sell aesthetic technologies and products. HydraFacial is a wholly owned subsidiary of LCP Edge Holdco, LLC. HydraFacial offers hydradermabrasion systems that enhance the skin to cleanse, exfoliate, extract, and hydrate simultaneously; HydraFacial® Daily Essentials, which provides detoxification, rejuvenation, and protection of skin; crystal microdermabrasion systems; and light emitting diode systems. The premiere system is the HydraFacial MD® liquid based skin exfoliation system.

Liquidity

The accompanying consolidated financial statements have been prepared on the going concern basis of accounting, which assumes HydraFacial will continue to operate as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As described in Note 7, HydraFacial had approximately $214.9 million of outstanding indebtedness under its Credit Facility and other debt which are due to related parties as of September 30, 2020.

HydraFacial’s Credit Facility, as amended, requires HydraFacial to maintain compliance with a monthly liquidity covenant, whereby beginning in 2021 HydraFacial must have liquidity in excess of $5 million based on cash on hand and availability under the revolving credit facility. In addition, beginning in 2021, HydraFacial is required to maintain quarterly compliance with a leverage ratio that is reduced each quarter. Based on HydraFacial’s current forecasts, HydraFacial anticipates that it will not violate either the liquidity covenant or the leverage covenant under the Credit Agreement through at least December 31, 2021. Forecasted compliance with HydraFacial’s covenants is based upon HydraFacial meeting its plan. With respect to the liquidity covenant, a relatively small decrease in forecasted revenues could result in non-compliance with the liquidity covenant, and if such an event were to occur, a shareholder has committed to provide financial support in an amount sufficient enough to prevent an event of non-compliance through December 31, 2021. Separate from any supplemental financial support being provided, management could also take action and reduce anticipated costs related to additional planned investments to potentially mitigate an anticipated failure with the liquidity covenant.

Note 2 – Summary of Significant Accounting Policies

Basis of presentation and consolidation – The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements are presented on a consolidated basis and include the operations of HydraFacial and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The interim Unaudited Condensed Consolidated Financial Statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and include HydraFacial’s consolidated domestic and international subsidiaries. Certain information and disclosures normally included in consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. Accordingly, these interim Unaudited Condensed Consolidated Financial Statements and accompanying footnotes should be read in conjunction with HydraFacial’s Consolidated Financial Statements as of and for the year ended December 31, 2019. Except as described elsewhere in this Note 2, there have been no material changes to HydraFacial’s significant accounting policies as described in HydraFacial’s Consolidated Financial Statements as of and for the year ended December 31, 2019.

In the opinion of management, all adjustments, of a normal recurring nature, considered necessary for a fair presentation have been included in the Condensed Consolidated Financial Statements. HydraFacial believes that the disclosures provided herein are adequate to prevent the information presented from being misleading. The

LCP Edge Intermediate Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(in thousands, except share and per share amounts)

results of operations for the nine months ended September 30, 2020 are not necessarily indicative of the results of operations to be expected for the full year ending December 31, 2020.

Use of estimates and assumptions in preparing consolidated financial statements – In preparing its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, HydraFacial makes assumptions, estimates, and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods. On an ongoing basis, HydraFacial evaluates its estimates, including, among others, those related to revenue related reserves, the realizability of inventory, fair value measurements including common stock valuations, useful lives of property and equipment, goodwill and finite-lived intangible assets, accounting for income taxes, stock-based compensation expense and commitments and contingencies. HydraFacial’s estimates are based on historical experience and on its future expectations that are believed to be reasonable. The combination of these factors forms the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Recently issued accounting pronouncements

If HydraFacial becomes or its prospective parent entity is a public company, HydraFacial or its parent expects to be an “emerging growth company.” The Jumpstart Our Business Startups Act, or the JOBS Act, allows HydraFacial to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. HydraFacial has elected to use the adoption dates applicable to private companies. As a result, HydraFacial’s financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.

2020 Adoption

Credit Losses. In May 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2019-05, Financial Instruments—Credit Losses (Topic 326) (“ASU 2019-05”). ASU 2019-05 provides relief to certain entities adopting ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The amendments accomplish those objectives by providing entities with an option to irrevocably elect the fair value option in Subtopic 825-10, applied on an instrument-by-instrument basis for eligible instruments, that are within the scope of Subtopic 326-20, upon adoption of Topic 326. The fair value option election does not apply to held-to-maturity debt securities. ASU 2019-05 has the same transition as ASU 2016-13 along with ASU 2016-13, for which early adoption is permitted, and is effective for periods beginning after December 15, 2019, with adoption permitted after this update. HydraFacial adopted ASU 2019-05 as of January 1, 2020, which did not have an impact on HydraFacial’s consolidated financial statements.

Credit losses for trade receivables is determined based on historical information, current information and reasonable and supportable forecasts. HydraFacial has concluded that the adoption of the standard was not material as the composition of the trade receivables at the reporting date is consistent with that used in developing the historical credit-loss percentages. Further, the risk characteristics of HydraFacial’s customer and composition of the portfolio have not changed significantly over time.

LIBOR. In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. In response to concerns about structural risks related to interbank exchange rates, the FASB took the initiative to identify alternative reference rates, such as

LCP Edge Intermediate Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(in thousands, except share and per share amounts)

the Secured Overnight Financing Rate (SOFR), that are more observable or transaction based and that are less susceptible to manipulation. The amendments in this Update apply to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The expedients and exceptions provided by the amendments do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. This guidance is effective for all entities as of March 12, 2020 through December 31, 2022. HydraFacial adopted this guidance as of March 12, 2020, which did not have a material impact on HydraFacial’s consolidated financial statements.

Accounting Pronouncements Not Yet Adopted

Leases. In February 2016, FASB issued ASU 2016–02, Leases (Topic 842): Lessees will be required to recognize assets and liabilities on the balance sheet for the rights and obligations created by all leases with terms of more than 12 months. For non-public entities, the standard is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. In October 2019, the FASB issued ASU 2019-10, Lease (Topic 842): Effective Dates, which defers the effective date of ASU 2016-02 for companies that are not public business entities. For calendar-year end companies that are eligible for the deferral, the effective date is January 1, 2022.

Early adoption is permitted, however, management will elect to defer adoption until January 1, 2022, once it indicates its emerging growth company status. Management is evaluating the impact of the amended lease guidance on HydraFacial’s consolidated financial statements.

Note 3 – Revenue Recognition

HydraFacial has determined that each of its products is distinct and represents a separate performance obligation. The customer can benefit from each product on its own or together with other resources that are readily available to the customer. The products are separately identifiable from other promises in the contract. Control over HydraFacial’s products transfers to the customer upon shipment of the products from HydraFacial’s warehouse facility. Therefore, revenue associated with product purchases is recognized at a point in time upon shipment to the intended customer.

Disaggregated Revenue

HydraFacial generates revenue through manufacturing and selling HydraFacial and Perk Delivery Systems (the “Delivery Systems”). In conjunction with the sale of Delivery Systems, HydraFacial also sells its serum solutions and consumables (the “Consumables”). The Consumables are sold solely and exclusively by HydraFacial and are available for purchase separately from the purchase of the Delivery System.

HydraFacial’s revenue disaggregated by major product line consists of the following during the nine months ended September 30, 2020 and 2019:

(in thousands)	2020	2019
Net Sales
Delivery Systems	$35,981	$56,929
Consumables	45,231	59,772

Total net sales	$81,212	$116,701

See Note 16 for disaggregated revenue from contracts with customers by geographical market.

LCP Edge Intermediate Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(in thousands, except share and per share amounts)

Note 4 – Inventories

Inventories consist of the following at September 30, 2020 and December 31, 2019:

(in thousands)	2020	2019
Raw materials	$7,098	$6,533
Work-in-progress	—	176
Finished goods	13,986	12,726

Total inventories	$21,084	$19,435

Note 5 – Property and Equipment, net

Property and equipment consist of the following at September 30, 2020 and December 31, 2019:

(in thousands)	Useful life (years)	2020	2019
Furniture and fixtures	2-7	$3,228	$2,542
Computers and equipment	3-5	3,267	2,755
Autos and trucks	5	412	308
Tooling	5	1,150	1,145
Leasehold improvements	Shorter of remaining lease term or estimated useful life	4,222	3,692

Total Property and equipment		12,279	10,442

Less: accumulated depreciation and amortization		(3,948)	(2,237)
Construction in progress		1,046	2,595

Property and equipment, net		$9,377	$10,800

Depreciation expense was $1.4 million and $0.9 million for the nine months ended September 30, 2020 and 2019, respectively. Of the total depreciation for the nine months ended September 30, 2020 and 2019, $0.4 million and $0.4 million, respectively, were recorded in Cost of sales and $1.0 million and $0.5 million, respectively, were recorded in General and administrative expenses in the Consolidated Statements of Comprehensive Loss.

LCP Edge Intermediate Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(in thousands, except share and per share amounts)

Note 6 – Goodwill and Intangible Assets, net

The gross carrying amount and accumulated amortization of Company’s intangible assets, net, as of September 30, 2020 were as follows:

(in thousands)	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Estimated Useful Life (Years)
Trademarks	$9,480	$(2,596)	$6,884	15
Customer relationships	5,919	(2,056)	3,863	3-10
Developed technology	70,900	(33,973)	36,927	8
Patents	1,388	(109)	1,279	11-20
Capitalized Software	6,131	(1,366)	4,765	3-5

Total intangible assets	$93,818	$(40,100)	$53,718

The gross carrying amount and accumulated amortization of HydraFacial’s intangible assets, net, as of December 31, 2019 were as follows:

(in thousands)	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Estimated Useful Life (Years)
Trademarks	$9,480	$(2,088)	$7,392	15
Customer relationships	5,958	(1,642)	4,316	3-10
Developed technology	70,900	(27,326)	43,574	8
Patents	4,633	(2,617)	2,016	2-20
Capitalized Software	3,572	(577)	2,995	3-5

Total intangible assets	$94,543	$(34,250)	$60,293

Amortization expense for the nine months ended September 30, 2020 and 2019, was $9.5 million and $9.1 million, respectively. Of the total amortization expense for nine months ended September 30, 2020 and 2019, $7.8 million and $8.0 million, respectively, were recorded in Cost of sales and $1.7 million and $1.1 million, respectively, were recorded in General and administrative expenses in the Consolidated Statements of Comprehensive Loss.

During the nine months ended September 30, 2019, HydraFacial recorded $0.3 million of goodwill related to the acquisition of Consultingroom.com. The changes in the carrying value of goodwill between December 31, 2019 and September 30, 2020 are from the effect of a foreign currency translation.

LCP Edge Intermediate Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(in thousands, except share and per share amounts)

Note 7 – Long-term Debt

HydraFacial’s long-term debt consists of the following at September 30, 2020 and December 31, 2019:

(in thousands)	2020	2019
Revolver	$—	$8,500
Term Loan	1,772	1,772
Current portion of deferred financing costs	(1,345)	(1,345)

Current portion of long-term debt, net	427	8,927
Term Loan, net of current portion	183,670	183,222
Term Loan A	32,162	—
Long-term portion of deferred financing costs	(1,395)	(2,372)

Long-term debt, net	214,437	180,850

Total debt, net	$214,864	$189,777

Deferred financing costs are amortized as interest expense over the term of the loan for which amortization of $1.1 million and $1.0 million was recorded during for the nine months ended September 30, 2020 and 2019, respectively.

HydraFacial has a credit agreement (the “Credit Agreement”) with a bank that is a related party holding less than 5% interest in HydraFacial, which originally provided for $65 million of term loans (the “Term Loans”) and a revolving line of credit (the “Revolver”) of $5.0 million. During August 2018, the Credit Agreement was amended to provide an additional $113.0 million of Term Loans and to increase the capacity under the Revolver to $15.0 million. During August 2019, HydraFacial further amended the Credit Agreement to provide an additional $10.0 million of Term Loans.

Borrowings under the Credit Agreement bear interest at a Base Rate plus an Applicable Margin or a specified London Inter-Bank Offering Rate (LIBOR) plus an Applicable Margin. (“LIBOR Loan”). Interest is due on Base Rate Loans in arrears on the first day of each calendar month, and on the last day of the applicable interest period for LIBOR Loans. Principal on the Term Loan is due in installments at the end of each calendar quarter of $0.5 million for the first eight quarters beginning in the first quarter of 2017, $0.9 million for the following eleven quarters, and the remaining principal is due upon maturity. The Credit Agreement matures on August 24, 2022, at which time the outstanding balances under the Revolver and Term Loans are due.

As of September 30, 2020 and December 31, 2019, there was an outstanding balance of $185.4 million and $185.0 million on the term loan, respectively. As of September 30, 2020 and December 31, 2019, there was none and $8.5 million in borrowings outstanding on the Revolver, respectively, with available borrowing capacity under the revolver of $15.0 million, and $6.5 million, respectively. Commitment fees on the revolving line of credit undrawn initial committed amount of $5.0 million is 1.50% per annum.

On April 10, 2020, the Credit Agreement was amended to include a “PIK” interest component of 2% that accrues on the outstanding balances of the Term Loan and the Revolver. Additionally HydraFacial is required to pay an early prepayment fee of 2.00% of the amount prepaid or repaid on the Term Loan prior to April 10, 2021, and 1.00% if prepaid between April 11, 2021 and April 10, 2022. The interest rates on the Term Loan borrowings under the credit agreement including PIK was 8.750% as of September 30, 2020.

HydraFacial’s initial Credit Agreement is collateralized by all assets of HydraFacial. The Term Loan and the Revolver contain customary covenants that restrict the ability of HydraFacial and its consolidated subsidiaries to,

LCP Edge Intermediate Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(in thousands, except share and per share amounts)

among other things, incur additional indebtedness, sell certain assets, guarantee obligations of third parties, pay cash dividends except to HydraFacial’s subsidiary or direct parent or make certain other distributions, and undergo a merger or consolidation or certain other transactions The Credit Agreement is subject to certain financial covenants requiring HydraFacial to maintain compliance with certain leverage ratios. HydraFacial was in compliance with its financial covenants as of September 30, 2020.

On April 10, 2020, HydraFacial entered into a second credit agreement with related parties to provide for term loan borrowings of $30.0 million (“Term A Loan”). Borrowings accrue interest at a rate of 15% and the agreement matures on August 24, 2023. Accrued interest is due quarterly which will be paid by increasing the amount of principal outstanding under the Term A Loan (“PIK Interest”). The PIK Interest shall be payable in cash upon maturity or acceleration of the Term A Loan. The outstanding principal and interest on the Term A Loan is payable upon maturity.

HydraFacial is required to pay an early prepayment fee of 2.00% of the amount of the Term A Loan prepaid or repaid prior to April 10, 2021, and 1.00% if prepaid between April 11, 2021 and April 10, 2022. Similar to HydraFacial existing credit agreement, the Term Loan A is also subject to certain customary financial covenants and restrictions including to maintain quarterly consolidated profitability and debt-service ratios. The Term A loan is collateralized by all assets of HydraFacial and is subordinated to HydraFacial’s existing first lien borrowings.

Note 8 – Income Taxes

The income tax benefit for the nine months ended September 30, 2020 and September 30, 2019 is $6.3 million and $1.3 million, respectively. The effective tax rate for the nine months ended September 30, 2020 is 22.4%, which is greater than the federal statutory rate of 21.0% due to state taxes based on apportioned income, research and development credits, and the net operating loss carryback applied to the 2017 tax year which benefited the tax rate. The increased benefit was partially offset by decreases in the rate for foreign taxes based on local country statutory rates, increase in valuation allowance and non-deductible expenses related to stock-based compensation and meals and entertainment. The effective tax rate for the nine months ended September 30, 2019 is 22.7%. which is greater than the federal statutory rate of 21.0% due to the state taxes based on apportioned income, Section 250 deductions for foreign derived intangible income and global intangible low-taxed income (“GILTI). The increased benefit was partially offset by foreign taxes based on local country statutory rates, the GILTI inclusion, stock-based compensation and non-deductible expenses related to meals and entertainment.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law. The CARES Act provides numerous tax provisions and other stimulus measures, including temporary changes regarding the prior and future utilization of net operating losses, temporary changes to the prior and future limitations on interest deductions, temporary suspension of certain payment requirements for the employer portion of Social Security taxes, the creation of certain refundable employee retention credits, and technical corrections from prior tax legislation for tax depreciation of certain qualified improvement property (“QIP”).

HydraFacial believes it will be able to obtain federal tax refunds by carrying back its anticipated net operating loss for the year ending December 31, 2020. The net operating loss will be increased due to the changes in QIP and favorable interest expense limitation changes. The anticipated impact to the ETR is an income tax benefit of approximately $0.2 million. HydraFacial estimates the net operating loss carryback will result in a federal refund of approximately $4.5 million. Additionally, the favorable interest expense limitations will reduce its 2019 federal tax payable by approximately $1.2 million. HydraFacial will continue to evaluate the impact on its consolidated financial statements of the CARES Act.

LCP Edge Intermediate Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(in thousands, except share and per share amounts)

Note 9 – Employee Benefit Plan

HydraFacial sponsors a defined contribution 401(k) and profit sharing plan that all regular employees are eligible to participate in after one year of service. The Plan is administered by a third-party administrator. Contributions to the plans were $0.6 million and $0.6 million for the nine months ended September 30, 2020 and 2019, respectively.

Note 10 – Equity-Based Compensation

2016 Equity Incentive Award Plan

HydraFacial had approximately 1,509 time vested stock options and 5,082 performance based stock options outstanding as of December 31, 2019 under its 2016 Equity Incentive Award Plan (the “2016 Plan”).

Incentive Units

During May 2020, HydraFacial canceled 1,295 of the time vested stock options and 4,440 of the performance based stock options outstanding under the 2016 Plan (“Option Awards”) and replaced these awards with 5,735 of new incentive units of LCP (the “Incentive Units”) for certain members of management pursuant to the LCP Holdco LLC Agreement. During May 2020, there were 5,735 units of LCP outstanding. The Incentive Units were intended to constitute profits interests and were granted for purposes of enabling such individuals to participate in the long-term growth and financial success of HydraFacial and were issued in exchange for services to be performed. The replacement was treated as a grant of a new award in exchange for cancellation of an old award, and, therefore, was accounted for as a modification. The Incentive Units retain the same vesting schedule that existed under the 2016 Plan, and the remainder of the vesting terms remained materially unchanged with all of the incentive units. As a result, all of the incentive units immediately vest upon a Qualified Sale that constitutes a change of control. During May 2020, Company employees were granted 1,295 of time vesting Incentive Units (“Time Vesting Units”) and 4,440 of performance based Incentive Units (“Performance Vesting Units”, together with the Time Vesting Units and Option Awards, the “Equity Awards”).

As of the date of the modification, approximately 684 of the Time Vesting Units were vested, with the remaining Units vesting over 5 years. The estimated fair value of these Time Vesting Units and the Performance Vesting Units at the time of grant was $262 per share and $155 per share, respectively. In May 2020, HydraFacial recognized $0.2 million of incremental share-based compensation expense related to the replacement Incentive Units.

In September 2020, an additional 175 Time Vesting Units and 525 of Performance Vesting Units were granted to employees. The estimated fair value of these Time Vesting Units and Performance Vesting Units at the time of grant was $1,190 per share and $1,077 per share, respectively. The time vesting units will vest immediately upon a change of control.

As of September 30, 2020, there were 1,330 Time Vesting Units and 4,025 Performance Vesting Units issued and outstanding at LCP level.

Share-based Compensation Expense

Share-based compensation expense for the Incentive Units is recorded by HydraFacial as it has been determined that the economic interest holder, LCP, has made a capital contribution to HydraFacial, who will make share-based payments to its employees in exchange for services rendered. The total net stock-based compensation is attributable to the granting of, and the remaining requisite service periods of Option Awards and Incentive Units.

LCP Edge Intermediate Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(in thousands, except share and per share amounts)

As noted above, during May 2020, HydraFacial recognized $0.2 million of incremental share-based compensation expense related to the replacement Incentive Units based on the fair value of the awards on the date of the modification. Compensation expense attributable to net stock-based compensation was $0.3 million and $0.1 million for the period ended September 30, 2020 and 2019, respectively.

HydraFacial estimates the fair value of the Incentive Units using a Monte Carlo simulation model. Stock-based compensation expense is recognized for the Time Vesting Units as service is provided, and stock-based compensation expense is recognized for the Performance Vesting units that are expected to vest upon the achievement of the performance condition. A change in control event is not deemed probable until consummated. As of September 30, 2020, achievement of the performance condition was not probable. Total unrecognized compensation related to unvested Time Vesting Units as of September 30, 2020 was approximately $0.4 million, and the total unrecognized compensation related to Performance Based Units was $1.1 million.

Note 11 – Commitments and Contingencies

Litigation – From time to time HydraFacial is involved in claims, legal actions and governmental proceedings that arise from its business operations. As of September 30, 2020 and December 31, 2019, HydraFacial was not party to any legal proceedings or threatened legal proceedings, the adverse outcome of which, individually or in the aggregate, it believes would have a material adverse effect on its business, financial condition or results of operations.

Note 12 – Concentrations

Purchases from major suppliers amount to as follows for the nine months ended September 30, 2020:

	2020
(in thousands)	Amount	% of Total Purchases
Supplier A	$5,130	23%
Supplier B	2,769	13
Supplier C	2,320	11

Total	$10,219	47%

Included in accounts payable at September 30, 2020, was $1.9 million payable to these vendors.

Purchases from major suppliers amount to as follows for the nine months ended September 30, 2019:

	2019
(in thousands)	Amount	% of Total Purchases
Supplier A	$4,048	15%
Supplier B	3,552	14
Supplier C	3,355	13

Total	$10,955	42%

Included in accounts payable at September 30, 2019, was $1.3 million payable to these vendors. Included in accounts payable at December 31, 2019 was $1.5 million payable to these vendors.

LCP Edge Intermediate Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(in thousands, except share and per share amounts)

Note 13 – Related-Party Transactions

HydraFacial entered into management service agreements with two related parties, who are LCP’s owners, to provide financial and management advisory services to HydraFacial.

Both management services agreements provide for a quarterly monitoring fee in an amount equal to the product of the (a) the greater of (x) $0.1 million and (y) 1.25% of HydraFacial’s EBITDA for the twelve-month period ending on the last calendar day of the immediately preceding applicable calendar quarter, multiplied by (b) the pro rata proportion as defined in the agreement.

In addition, the management services agreement provides for other fees in relation to services that may be provided in connection with equity and/or debt financing, acquisition of any other business, company, product line or enterprise, or divestiture of any division, business, and product or material assets. The fees vary between 1% and 2% of the related transaction amount.

HydraFacial recorded approximately $1.0 million and $1.3 million of charges related to management services fees for the nine months ended September 30, 2020 and 2019, respectively. There were no amounts due to these related parties at September 30, 2020 and 2019. These amounts are included in general and administrative expenses in the Consolidated Statements of Comprehensive Loss.

HydraFacial leases its office in Signal Hill, California, from an entity owned by minority stockholders of HydraFacial who are no longer active employees. Lease expense under this lease was $315 thousand and $315 thousand for the nine months ended September 30, 2020 and 2019, respectively.

HydraFacial issued shares to a key member of management in exchange for a note receivable with a $0.6 million face value. Interest on the note accrues at a rate of 8% and matures in December 2022. Interest receivable is presented as a component of other assets on the Consolidated Balance Sheets. As there is no intent for the issuer to pay the note within a reasonably short period of time, HydraFacial has presented the note as a deduction of stockholders’ deficit. As of September 30, 2020 and December 31, 2019, the outstanding note receivable amounts were as follows:

(in thousands)	2020	2019
Note receivable from stockholder	$554	$554

On April 10, 2020, the Company’s existing Credit Agreement with a bank that is also a related party was amended to include a “PIK” interest component of 2% that accrues on the outstanding balances of the Term Loan and Revolver. Additionally, the Company is required to pay an early prepayment fee of 2.00% of the amount prepaid or repaid on the Term Loan prior to April 10, 2021, and 1.00% if prepaid between April 11, 2021 and April 10, 2022. See Note 7 for additional information on the Term Loans.

On April 10, 2020, HydraFacial also entered into a second credit facility with a related party to provide for borrowings of $30.0 million under the Term A Loan. As of September 30, 2020, the amount due to the related party was $32.2 million in connection with the Term A Loan and related PIK Interest. See Note 7 for additional information on the Term A Loan.

HydraFacial sells to a customer that is owned directly or indirectly by a key member of management. Sales for this related party and the outstanding accounts receivable balance are as follows for the nine months ended September 30, 2020 and 2019:

(in thousands)	2020	2019
Sales to related party	$193	$216
Accounts receivable due from related party	$135	$67

LCP Edge Intermediate Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(in thousands, except share and per share amounts)

Note 14 – Business Acquisition

On September 27, 2019, HydraFacial purchased substantially all assets of Consultingroom.com Limited, a distributor in the United Kingdom. The fair value of the consideration transferred to the selling members was approximately $2.9 million, in exchange for initial and deferred cash payments. HydraFacial paid the deferred payment of $0.9 million in September 2020. HydraFacial incurred certain costs related to this transaction including legal and accounting totaling approximately $0.2 million, which was recognized as transaction costs during the year ended December 31, 2019.

HydraFacial applied the acquisition method of accounting and established a new basis of accounting on the date of the acquisition. The assets acquired by HydraFacial are accordingly measured at their estimated fair values.

The following table summarizes the estimated fair values assigned to the assets acquired at the date of acquisition:

(in thousands)	Estimated Fair Value
Inventory	$1,193
Property and equipment	23
Intangible assets	1,359

Net assets acquired	$2,575
Goodwill	$347

Total consideration	$2,922

The primary purpose of the acquisition was to expand HydraFacial’s operations in the U.K. market. The goodwill arising from the acquisition consists largely of the business reputation of the acquired Company in the marketplace and its assembled workforce. The goodwill is deductible for income tax purposes.

Intangible assets consist of customer relationships with a weighted average amortization period of 3 years. The valuation of the acquired intangible asset was estimated by performing projections of discounted cash flows, whereby revenues and costs associated with each intangible asset are forecasted to derive expected cash flow which is discounted to present value at discount rates commensurate with perceived risk. The valuation and projection process is inherently subjective and relies on significant unobservable inputs (Level 3 inputs).

Note 15 - Stockholders’ Deficit

Common Stock

In October 2016, HydraFacial implemented a single class common stock structure by issuing and authorizing 60,000 shares of common stock in connection with the formation of LCP Edge Intermediate, Inc. As of September 30, 2020 and December 31, 2019, there were 54,537 and 49,205 Common Stock shares issued and outstanding, respectively. The common stock is entitled to one vote per share and all shares are outstanding. HydraFacial has not declared or paid any dividends with respect to its Common Stock.

Preferred Stock

Effective October 2016, the Board of Directors authorized the issuance of preferred stock, with a par value of $0.01 per share. As of September 30, 2020 and December 31, 2019, there were 1,500 shares of preferred stock authorized and 935 shares of preferred stock outstanding designated as non-voting Class A Preferred Stock. The

LCP Edge Intermediate Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(in thousands, except share and per share amounts)

Class A Preferred Stock shares are entitled to receive 8% per annum dividends based on the per share liquidation value of the preferred stock, calculated daily and compounded quarterly. The Class A Preferred Stock shares do not participate in dividends declared on common stock shares.

HydraFacial’s governing documents do not provide for redemption of, conversion of, or participation by the Class A Preferred Stock. However, the cumulative dividends must be paid on the preferred stock prior to paying dividends on the common stock. The Class A Preferred Stock is not callable and is not subject to any sinking fund or other mandatory redemption. On August 24, 2018, HydraFacial paid $13.7 million in 8% cumulative dividends and modified the terms of the Class A Preferred Stock to pay a distribution of $85.0 million on the $100,000 per share liquidation value. As a result of the distribution, the aggregate liquidation preference was reduced to $8.5 million. Otherwise, HydraFacial has not declared or paid any dividends, or authorized or made any distributions upon or with respect to its Class A Preferred Stock.

Note 16 - Segment Reporting

HydraFacial manages its business on the basis of one operating segment and one reportable segment. As a result, the chief operating decision maker, who is the Chief Executive Officer, decides how to allocate resources and assess performance, reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocates resources and evaluates financial performance.

During the nine months ended September 30, 2020 and 2019, net sales by geographic region were as follows:

(in thousands)	2020	2019
Americas	$54,563	$88,152
EMEA	17,030	20,051
Asia Pacific	9,619	8,498

Total net sales	$81,212	$116,701

As of September 30, 2020 and December 31, 2019, substantially all of HydraFacial’s property, plant and equipment was held in the United States.

Note 17 – Net Loss Attributable to Common Shareholders

Net loss attributable to common stockholders is computed by deducting both the dividend distributions declared in the period on preferred stock and the dividends accumulated for the period on cumulative preferred stock from net income (“Basic EPS”). Diluted net income per share (“Diluted EPS”) is computed by dividing net income attributable to common stockholders by the total of the weighted-average common stock outstanding shares outstanding during the period.

Computation of Diluted Net Loss Attributable to Common Shareholders (“Diluted EPS”) for the nine months ended September 30, 2020 and 2019, respectively exclude the dilutive effect of stock option shares because their inclusion would be anti-dilutive for both periods.

LCP Edge Intermediate Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(in thousands, except share and per share amounts)

The following table sets forth the calculation of both basic and diluted earnings (loss) per share as follows for the nine months ended September 30, 2020 and 2019:

(in thousands, except share and per share amounts)	2020	2019
Basic and Diluted earnings (loss) per share:
Net loss	$(21,682)	$(4,371)
Less: Cumulative preferred dividends	(580)	(533)

Net loss attributable to common shareholders	$(22,262)	$(4,904)

Shares used in computation:
Weighted-average common shares outstanding	51,179	49,205

Basic and diluted loss per share:	$(434.98)	$(99.66)

The following potentially dilutive shares were not included in the calculation of diluted shares outstanding as the effect would have been anti-dilutive for the nine months ended September 30, 2020 and 2019:

	2020	2019
Stock Options	724	1,509

Note 18 – Subsequent Events

HydraFacial has evaluated subsequent events through December 31, 2020, which is the date the condensed consolidated financial statements were available to be issued.

On December 8, 2020, HydraFacial entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vesper Healthcare Acquisition Corp. (“Vesper”), which provides for, among other things, the merger with and into Vesper, with the combined entity continuing as the surviving entity. The transactions set forth in the Merger Agreement will constitute a “Business Combination” as contemplated by the Vesper’s Amended & Restated Certificate of Incorporation. Immediately after the completion of the Business Combination, the shareholders of HydraFacial will exchange their interests in HydraFacial for shares of common stock of the combined entity. Additionally, certain investors have agreed to subscribe for and purchase an aggregate of $350.0 million of common stock of the combined company (“PIPE Financing”). The combined company will continue to operate under the HydraFacial management team, led by Chief Executive Officer Clint Carnell. The boards of directors of both Vesper and HydraFacial have approved the proposed transaction. Per the terms of the Merger Agreement, the total aggregate base purchase price payable to the stockholders of HydraFacial is estimated to be $975.0 million, less net indebtedness of HydraFacial at closing and subject to adjustments for working capital relative to a target. In addition to the consideration to be paid at the closing of the transactions contemplated by the Merger Agreement, the stockholders of HydraFacial may be entitled to receive contingent consideration from Vesper of up to $75.0 million if certain acquisition targets identified by HydraFacial are acquired before or within one year after the closing of the transaction. This contingent consideration will be equal to 2.5 times the gross standalone revenue of each such acquisition target for the 12 months prior to such acquisition, up to a maximum of $75.0 million, and will payable in shares of Class A Stock.

Per the terms of the Incentive Units, the anticipated merger transaction with Vesper will meet the definition of a Qualified Sale in connection with a Change in Control as defined in the Incentive Unit award agreements and will meet the performance vesting condition for all Performance Vesting Units. Therefore, all Incentive Units are expected to vest upon consummation of the anticipated merger transaction.

LCP Edge Intermediate Inc.

Notes to Condensed Consolidated Financial Statements (Unaudited)

(in thousands, except share and per share amounts)

HydraFacial has signed letters of intent to acquire four distributors across Latin America, Europe and Asia to sell and distribute the HydraFacial line of products within their respective regions. The transactions are expected to be completed during 2021. Total consideration expected to be paid to acquire these distributors, based upon exchange rates as of September 30, 2020, is $35.1 million in the aggregate.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of LCP Edge Intermediate, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of LCP Edge Intermediate, Inc. and subsidiaries (“HydraFacial”) as of December 31, 2019 and 2018, the related consolidated statements of comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of HydraFacial as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of HydraFacial’s management. Our responsibility is to express an opinion on HydraFacial’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to HydraFacial in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. HydraFacial is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of HydraFacial’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Los Angeles, California

December 31, 2020

We have served as HydraFacial’s auditor since 2020.

LCP Edge Intermediate, Inc.

Consolidated Balance Sheets

(in thousands, except for share amounts)

	As of December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$7,307	$3,575
Accounts receivable, net of allowances for doubtful accounts of $732 and $188 at December 31, 2019 and 2018, respectively	23,719	13,330
Prepaid expenses	3,709	2,594
Inventories	19,435	13,473

Total current assets	54,170	32,972

Property and equipment, net	10,800	3,560
Intangible assets, net	60,293	68,502
Goodwill	98,520	98,147
Deferred tax assets, net	232	88
Other assets	2,336	1,707

Total assets	226,351	204,976

Liabilities and Shareholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$14,257	$8,075
Accrued payroll related expenses	8,580	7,178
Other accrued expenses	2,946	1,583
Income tax payable	2,964	446
Current portion of unfavorable lease terms	144	144
Current portion of long-term debt due to related party	8,927	2,427

Total current liabilities	37,818	19,853

Unfavorable lease terms, net of current portion	276	420
Other long-term liabilities	325	207
Long-term debt due to related party, net of current portion	180,850	171,407
Deferred income taxes, net	8,290	12,795

Total liabilities	227,559	204,682

Stockholders’ (deficit) equity
Common stock $0.01 par value; 60,000 shares authorized; 49,205 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	—	—
Class A Preferred stock, $0.01 par value; 1,500 shares authorized; 935 issued and outstanding at December 31, 2019 and December 31, 2018, respectively (Aggregated liquidation preference of $8,499 as of December 31, 2019 and 2018)	—	—
Additional paid-in capital	13,747	13,644
Note receivable from stockholder	(554)	(554)
Accumulated other comprehensive income (loss)	28	(5)
Accumulated deficit	(14,429)	(12,791)

Total stockholders’ (deficit) equity	(1,208)	294

Total liabilities and stockholders’ (deficit) equity	$226,351	$204,976

LCP Edge Intermediate, Inc.

Consolidated Statements of Comprehensive Loss

(in thousands, except for share and per share amounts)

	Fiscal Year Ended December 31,
	2019	2018
Net sales	$166,623	$112,310
Cost of sales	60,111	39,335

Gross profit	106,512	72,975

Operating expenses:
Selling and marketing	61,774	42,739
Research and development	4,614	2,404
General and administrative	26,662	17,772

Total operating expenses	93,050	62,915

Income from operations	13,462	10,060

Other (income) expense
Interest expense, net	17,092	10,049
Other (income) expense	(535)	9
Foreign currency gain, net	(160)	(8)

Total other expense	16,397	10,050

(Loss) income before provision for income taxes	(2,935)	10
Income tax (benefit) provision	(1,297)	327

Net loss	$(1,638)	$(317)

Distributions to preferred stockholders	—	(85,021)
Cumulative preferred dividends	(721)	(5,591)

Net loss attributable to common shareholders	$(2,359)	$(90,929)

Net loss per share available to common stockholders - basic and diluted	$(47.94)	$(1,849.99)

Weighted average common shares outstanding - basic and diluted	49,205	49,151
Comprehensive loss, net of tax:
Foreign currency translation adjustments	33	(5)

Comprehensive loss, net of tax:	$(1,605)	$(322)

LCP Edge Intermediate, Inc.

Consolidated Statements of Stockholders’ (Deficit) Equity

(in thousands, except for share amounts)

	Common Stock		Preferred Stock		Additional Paid-in Capital	Note Receivable from Stockholder	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Shares	Amount	Shares	Amount
BALANCE, December 31, 2017	49,026	$—	931	$—	$98,124	$(554)	$—	$1,216	$98,786
Issuance of shares	179	—	4	—	500	—	—	—	500
Distributions to preferred stockholders	—	—	—	—	(85,021)	—	—	(13,690)	(98,711)
Cash settlement of options	—	—	—	—	(20)	—	—	—	(20)
Stock-based compensation	—	—	—	—	61	—	—	—	61
Net loss	—	—	—	—	—	—	—	(317)	(317)
Foreign currency translation adjustment	—	—	—	—	—	—	(5)	—	(5)

BALANCE, December 31, 2018	49,205	$—	935	$—	$13,644	$(554)	$(5)	$(12,791)	$294

BALANCE, December 31, 2018	49,205	$—	935	$—	$13,644	$(554)	$(5)	$(12,791)	$294
Stock-based compensation	—	—	—	—	103	—	—	—	103
Net loss	—	—	—	—	—	—	—	(1,638)	(1,638)
Foreign currency translation adjustment	—	—	—	—	—	—	33	—	33

BALANCE, December 31, 2019	49,205	$—	935	$—	$13,747	$(554)	$28	$(14,429)	$(1,208)

LCP Edge Intermediate, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2019	2018
Cash flows from (used in) operating activities:
Net loss	$(1,638)	$(317)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation of property and equipment	1,375	635
Amortization of capitalized software	451	112
Provision for doubtful accounts	659	96
Amortization of intangible assets	12,055	10,749
Amortization of other assets	63	—
Amortization of deferred financing costs	1,365	708
Share-based compensation	103	61
Amortization of unfavorable lease terms	(144)	(144)
Deferred income taxes	(4,649)	(3,015)
Changes in operating assets and liabilities:
Accounts receivables	(11,048)	(7,719)
Prepaid expenses	(1,116)	(1,234)
Income taxes receivable	—	1,872
Inventory	(4,769)	(9,799)
Other assets	(692)	(980)
Accounts payable	4,311	4,178
Accrued payroll and other expenses	2,765	3,249
Other long-term liabilities	119	207
Income taxes payable	2,518	446

Net cash from (used in) operating activities	1,728	(895)

Cash flows used in investing activities:
Cash paid for business acquisition, net of cash acquired	(2,058)	—
Repayment of amounts due to sellers	—	(558)
Capital expenditures for intangible assets	(1,648)	(5,111)
Capital expenditures for property and equipment	(8,774)	(2,774)

Net cash used in investing activities	(12,480)	(8,443)

Cash flows from financing activities:
Investment by stockholder	—	500
Distributions to preferred stockholders	—	(98,711)
Cash settlement of options	—	(20)
Proceeds from revolving facility borrowings	18,500	5,750
Repayments of revolving facility borrowings	(12,000)	(3,750)
Proceeds from term loan borrowings	10,000	112,905
Payment of debt issuance costs	(150)	(4,232)
Repayment of term loan borrowings	(1,772)	(1,278)

Net cash from financing activities	14,578	11,164

Net increase in cash and cash equivalents	3,826	1,826
Effect of foreign currency translation on cash	(94)	(3)
Cash and cash equivalents, beginning of period	3,575	1,752

Cash and cash equivalents, end of period	$7,307	$3,575

Supplemental disclosures of cash flow information:
Cash paid for interest	$15,727	$9,413
Cash paid for income taxes	861	1,579
Capital expenditures included in accounts payable	1,006	95
Deferred payment due to seller related to business acquisition	927	—

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

Note 1 – Nature of Business

LCP Edge Intermediate, Inc. (“The HydraFacial Company” or “HydraFacial” or the “Company”) and its subsidiaries design, develop, manufacture, market, and sell aesthetic technologies and products. HydraFacial is a wholly owned subsidiary of LCP Edge Holdco, LLC (“LCP Holdco” or “Parent”). HydraFacial offers hydradermabrasion systems that enhance the skin to cleanse, exfoliate, extract, and hydrate simultaneously; HydraFacial® Daily Essentials, which provides detoxification, rejuvenation, and protection of skin; crystal microdermabrasion systems; and light emitting diode systems. The premiere system is the HydraFacial MD® liquid based skin exfoliation system.

Liquidity

The accompanying consolidated financial statements have been prepared on the going concern basis of accounting, which assumes HydraFacial will continue to operate as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As described in Note 8, HydraFacial had approximately $189.8 million of outstanding indebtedness under its Credit Facility due to a creditor bank that is a related party as of December 31, 2019.

HydraFacial’s Credit Facility, as amended, requires HydraFacial to maintain compliance with a monthly liquidity covenant, whereby beginning in 2021 HydraFacial must have liquidity in excess of $5 million based on cash on hand and availability under the revolving credit facility. In addition, beginning in 2021, HydraFacial is required to maintain quarterly compliance with a leverage ratio that is reduced each quarter. Based on HydraFacial’s current forecasts, HydraFacial anticipates that it will not violate either the liquidity covenant or the leverage covenant under the Credit Agreement through at least December 31, 2021. Forecasted compliance with HydraFacial’s covenants is based upon HydraFacial meeting its plan. With respect to the liquidity covenant, a relatively small decrease in forecasted revenues could result in non-compliance with the liquidity covenant, and if such an event were to occur, a shareholder has committed to provide financial support in an amount sufficient enough to prevent an event of non-compliance through December 31, 2021. Separate from any supplemental financial support being provided, management could also take action and reduce anticipated costs related to additional planned investments to potentially mitigate an anticipated failure with the liquidity covenant.

Note 2 – Summary of Significant Accounting Policies

Basis of presentation and consolidation – The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements are presented on a consolidated basis and include the operations of HydraFacial and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Use of estimates and assumptions in preparing consolidated financial statements – In preparing its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, HydraFacial makes assumptions, estimates, and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods. On an ongoing basis, HydraFacial evaluates its estimates, including, among others, those related to revenue related reserves, the realizability of inventory, fair value measurements including common stock valuations, useful lives of property and equipment, goodwill and finite-lived intangible assets, accounting for income taxes, stock-based compensation expense and commitments and contingencies. HydraFacial’s estimates are based on historical experience and on its future expectations that are believed to be reasonable. The combination of these factors forms the basis for making judgments about the carrying values of assets and liabilities that are not readily

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

apparent from other sources. Actual results may differ from its current estimates and those differences may be material.

Cash and cash equivalents – For purposes of the statement of cash flows, HydraFacial considers all highly liquid investments, with a maturity of three months or less when purchased, to be cash equivalents.

Accounts receivable – Receivables are reported at estimated net realizable values. Accordingly, HydraFacial estimates allowances for doubtful accounts. The allowance for doubtful accounts is estimated by reviewing delinquency status determined by classifying or aging individual invoices in terms of the length of the period past due, analyzing historical account write-off rates relative to receivable balances, based on economic conditions and based on the credit worthiness of individuals. Receivables are written off when determined to be uncollectible. The following table presents the change in the allowance for doubtful accounts (in thousands):

	2019	2018
Allowance for doubtful accounts, beginning balance	$188	$129
Provision for doubtful account	659	96
Amounts written off	(115)	(37)

Allowance for doubtful accounts, ending balance	$732	$188

Inventories – Inventories are stated at the lower of cost (determined by the first-in, first-out method) or net realizable value. Obsolete inventory or inventory in excess of management’s estimated usage is written-down to its estimated market value less costs to sell, if less than its cost. There were no material write-downs of inventory during the years ended December 31, 2019 and 2018. Inherent in the estimates of market value are management’s estimates related to economic trends, future demand for products, and technological obsolescence of HydraFacial’s products

Property and equipment – Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the terms of the leases or their estimated useful lives. Expenditures for repairs and maintenance are charged to expense as incurred.

Capitalized software – HydraFacial capitalizes certain qualified costs incurred in connection with the development of internal-use software. HydraFacial evaluates the costs incurred during the application development stage of internal use software and website development to determine whether the costs meet the criteria for capitalization. Costs related to preliminary project activities and post implementation activities including maintenance are expensed as incurred. Capitalized software is stated at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years.

Impairment of long-lived assets – HydraFacial periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life of the property, improvements, and other long-lived assets or render them not recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets may not be recoverable. An impairment loss for the amount by which the carrying amount of the assets exceeds its fair value would be recognized if the sum of the undiscounted future cash flows is less than the carrying amount of an asset. There were no such losses during years ended December 31, 2019 and 2018.

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

Intangible assets – Intangible assets are comprised of developed technology, customer relationships and trademarks. At initial recognition, intangible assets acquired in a business combination are recognized at their fair value as of the date of acquisition. Following initial recognition, intangible assets are carried at cost less accumulated amortization and impairment losses, if any, and are amortized on a straight-line basis over the estimated useful life of the asset. HydraFacial assesses the impairment of intangible assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Goodwill – Goodwill is recorded as the difference, if any, between the aggregate consideration paid for an acquisition and the fair value of the assets acquired and liabilities assumed. Goodwill is not amortized but is evaluated for impairment annually or more frequently if indicators of impairment are present or changes in circumstances suggest that impairment may exist. HydraFacial has one reporting unit and evaluates the carrying value of its goodwill annually at the end of its fiscal year or whenever events or changes in circumstances indicate that an impairment may exist.

HydraFacial first performs a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If factors indicate that the fair value of the reporting unit is less than its carrying amount, HydraFacial performs a quantitative assessment and the fair value of the reporting unit is determined under the income approach by analyzing the expected present value of future cash flows. If the carrying amount of the reporting unit is greater than its fair value, the reporting unit’s goodwill is impaired. The goodwill impairment is the equal to the difference between the carrying amount of the reporting unit and its fair value, not to exceed the carrying amount of the goodwill.

HydraFacial performed a qualitative assessment as of December 31, 2019 and 2018. based on this assessment, HydraFacial determined that it was not more-likely-than-not that the goodwill was impaired.

Unfavorable lease terms – Unfavorable lease terms are amortized on a straight-line basis over the lease term.

Deferred loan costs – Deferred financing costs are amortized using a method that approximates the effective interest method over the term of the related debt facility. Deferred financing costs are netted against the related debt and the amortization of such costs is included in interest expense on the consolidated statements of operations.

Share-based compensation – HydraFacial measures share-based compensation costs at the respective grant dates, based on the fair value of the award and recognizes the expenses on a straight-line basis over the requisite service period.

HydraFacial estimates the fair value of profits interests of its parent, LCP Edge Holdings LLC, issued as employee awards (“Incentive Units”) granted under the 2016 Equity Incentive Award Plan (the “2016 Plan”) using the Black-Scholes valuation model. The Black-Scholes model requires the use of highly subjective and complex assumptions, including the Incentive Units’s expected term and the price volatility of the underlying equity interest.

Compensation expense for employee stock-based awards whose vesting is subject to the fulfillment of both a market condition and the occurrence of a performance condition is recognized at the time the achievement of the performance condition becomes probable. In addition, HydraFacial recognizes the impact of forfeitures as incurred. HydraFacial has historically not recorded material share-based compensation expense.

Income taxes – HydraFacial accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets (DTA)s and deferred tax liabilities (DTL)s for the expected future tax

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

consequences of events that have been included in the financial statements. Under this method, we determine DTAs and DTLs on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on DTAs and DTLs is recognized in income in the period that includes the enactment date.

HydraFacial recognizes DTAs to the extent that it believes these assets are more likely than not to be realized. In making such a determination, HydraFacial considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, carryback potential if permitted under the tax law, and results of recent operations. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized based on currently available evidence. If HydraFacial determines that it would be able to realize our DTAs in the future in excess of the net recorded amount, it would make an adjustment to the DTA valuation allowance, which would reduce the provision for income taxes.

HydraFacial would record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) it determined whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, HydraFacial recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. If any, HydraFacial recognizes interest and penalties related to unrecognized tax benefits in income tax expense. As of December 31, 2019 and 2018, HydraFacial did not have any material uncertain tax positions.

Revenue recognition – Effective January 1, 2019, HydraFacial adopted ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which is the new comprehensive revenue recognition standard that supersedes all existing revenue recognition requirements under Accounting Standards Codification (“ASC”) 605, Revenue Recognition (“ASC 605”), as well as under all subsequently issued amendments to the new revenue recognition standard (“ASC 606”). HydraFacial elected to adopt the new revenue recognition standard using the full retrospective method as of January 1, 2019. The adoption of the new standard did not have a significant effect on earnings or on the timing of HydraFacial’s transactions and, therefore, the effect of applying the new guidance was not material. As such, there were no adjustments to the prior periods

In accordance with ASU 2014-09, HydraFacial determines the amount of revenue to be recognized through application of the following steps:

•	Identify the customer contract;

•	Identify the performance obligations in the contract;

•	Determine the transaction price;

•	Allocate the transaction price to the performance obligations in the contract; and

•	Recognize revenue as the performance obligations are satisfied.

Identify the Customer Contract

HydraFacial distributes products to customers both through national and international retailers as well as direct-to-consumers through its e-commerce and store channels. HydraFacial sells to direct customers, including non-corporate customers (such as spas and dermatologist offices), corporate customers, and international distributors. For non-corporate customers, a contract exists when the customer initiates an order by submitting a purchase request. Such requests are accepted by HydraFacial upon issuance of a corresponding invoice. For corporate customers, a contract exists when the customer submits a purchase order and is accepted upon issuance

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

of a subsequent invoice. For distributors, a customer submits an order request which is processed in the system by a sales representative. This is also considered accepted upon the subsequent issuance of an invoice by HydraFacial. For all customers, each invoice is considered a separate contract for accounting purposes.

Revenue is recognized at a point in time when control of the products are transferred to the customer. Typical payment terms provide that HydraFacial’s customers pay within 30 to 120 days of the invoice.

Identify the Performance Obligations in the Contract and Recognize Revenue

HydraFacial has determined that each of its products is distinct and represents a separate performance obligation, which is aligned with HydraFacial’s policy prior to adoption of ASC 606 that each product has standalone value. The customer can benefit from each product on its own or together with other resources that are readily available to the customer. The products are separately identifiable from other promises in the contract. Control over HydraFacial’s products transfers to the customer upon shipment of the products from HydraFacial’s warehouse facility. Therefore, revenue associated with product purchases is recognized at a point in time upon shipment to the intended customer. This is consistent with HydraFacial’s revenue recognition policy prior to adoption of ASC 606.

Determine and Allocate the Transaction Price to the Performance Obligations in the Contract

The transaction price of a contract consists of fixed and variable consideration components pursuant to the applicable contractual terms and excludes sales tax. HydraFacial has entered into contracts that have variable consideration in the form of rebates offered to select customers. The amount of variable consideration for rebates is estimated at the time of sale based on the most likely amount and was not material. HydraFacial also records other discounts, returns, and warranties net of revenue, which are not historically material.

HydraFacial’s contracts with customers may include multiple performance obligations. For such arrangements, HydraFacial allocates the transaction price to each performance obligation based on its relative standalone selling price. Standalone selling price is the price at which HydraFacial would sell a promised product separately to a customer. Judgment is required to determine the standalone selling price for each distinct performance obligation.

Costs to Obtain and Fulfill a Contract with a Customer

HydraFacial elected the practical expedient to recognize the incremental costs of obtaining contracts as an expense when incurred if the amortization period of the assets that HydraFacial otherwise would have recognized is one year or less. The incremental costs to obtain contracts was not material.

Practical expedients

HydraFacial elected to account for shipping and handling activities performed before transfer of control of products as a fulfillment activity instead of a performance obligation. Shipping and handling activities that occur after the customer has obtained control do not constitute a separate and distinct performance obligation.

HydraFacial elected to exclude from the measurement of the transaction price all taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction and collected by the entity from a customer.

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

As noted above, HydraFacial elected to recognize the incremental costs of obtaining contracts, such as sales commissions, as an expense when incurred. These costs are included in operating expenses.

Shipping and handling costs – Shipping and handling charges billed to the customers are included in net sales and the associated costs are reported as cost of sales in the Consolidated Statements of Comprehensive Loss. The costs associated with shipping goods to customers recorded in cost of sales were $3.4 million and $3.0 million for the years ended December 31, 2019 and 2018, respectively.

Advertising costs – Advertising costs are expensed in the period in which they are incurred. Total advertising costs, included in selling and marketing expenses, were $4.7 million and $2.9 million for the years ended December 31, 2019 and 2018, respectively.

Research and development – Research and development costs are expensed as incurred. Substantially all research and development expenses are related to new product development and design improvements or increased functionality in current products.

Foreign currency translation – HydraFacial’s foreign operations are subject to exchange rate fluctuations and foreign currency transaction gains and losses. The functional currency for HydraFacial’s foreign subsidiaries is the local currency. When remeasuring from a functional currency to the reporting currency, assets and liabilities are remeasured into U.S. dollars at exchange rates in effect at the balance sheet date, and equity is translated using historical rates. The impact of changes in exchange rates on the translation of the consolidated balance sheet is reflected in accumulated other comprehensive income. Sales and expenses are remeasured using weighted-average exchange rates for each period. Gains and losses resulting from foreign currency transactions are recognized in other income (expense), net in the Consolidated Statements of Comprehensive Loss.

Comprehensive loss – Comprehensive loss consists of net loss and foreign currency translation adjustments and is presented in the Consolidated Statements of Comprehensive Loss.

Concentrations of credit risk – Financial instruments that potentially subject HydraFacial to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. HydraFacial primarily maintains its operating cash balance with a major financial institution. At times, cash balances may be in excess of Federal Deposit Insurance Corporation insurance limits. HydraFacial has not experienced any losses in these accounts and does not believe it is exposed to any significant credit risk in this area. Accounts receivable are unsecured and HydraFacial is at risk to the extent such amounts become uncollectible. Concentration of credit risk with respect to accounts receivable is generally mitigated by HydraFacial performing ongoing credit evaluations of its customers.

For the fiscal years ended December 31, 2019 and 2018, there were no customers representing greater than 10% of HydraFacial’s total revenue. As of December 31, 2019 and 2018, there were no customers representing greater than 10% of HydraFacial’s receivables.

Fair value of assets and liabilities – FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. FASB ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets and liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of December 31, 2019 and 2018, HydraFacial’s financial instruments include cash and cash equivalents, accounts receivable, note receivable, accounts payable, accrued expenses, and long-term debt. The carrying values of cash, accounts receivable and payable, and accrued expenses are representative of their fair values due to their short-term maturities. The carrying amount of HydraFacial’s outstanding debt approximates the fair value as the debt bears a floating rate that approximates the market interest rate. The estimated fair value of HydraFacial’s debt at December 31, 2019 and 2018, approximated its carrying value.

Preferred stock – HydraFacial has issued Class A Preferred Stock. Holders are entitled to receive cumulative dividends, receive liquidation preference, and have no voting rights.

Net Loss Attributable to Common Shareholders - Basic net loss per share is computed using net loss available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted net income loss per share reflects the dilutive effects of stock options outstanding during the period, to the extent such securities would not be anti-dilutive, and is determined using the treasury stock method.

Recently issued accounting pronouncements

If HydraFacial or its prospective parent company becomes public or is public, HydraFacial expects such public company to be an “emerging growth company.” The Jumpstart Our Business Startups Act, or the JOBS Act, allows HydraFacial to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. HydraFacial has elected to use the adoption dates applicable to private companies. As a result, HydraFacial’s financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.

2019 Adoption

Revenue Recognition. In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue From Contracts With Customers, which outlines a single comprehensive model for entities to use in accounting for revenue from contracts with customers. It supersedes prior revenue recognition guidance, including industry-specific guidance, and requires significantly expanded disclosures about revenue recognition. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods and services. Effective January 1, 2019, HydraFacial adopted ASC 606 using the full retrospective method. The adoption of the ASC 606 had no impact on HydraFacial’s revenue recognition policies, and therefore no cumulative effect adjustment was recorded.

Stock Compensation. In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting, (“ASU 2017-09”). The update clarifies when changes to the terms or

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

conditions of share-based payment awards require an entity to apply modification accounting. The amended guidance states an entity should account for the effects of a modification unless certain criteria are met, which include that the modified award has the same fair value, vesting conditions and classification as the original award. ASU 2017-09 is effective January 1, 2019 for public entities, including interim periods within. Early adoption is permitted. HydraFacial adopted this guidance as of January 1, 2019 on a prospective basis. ASU 2017-09 clarifies when changes to the terms or conditions of a stock-based payment awards must be accounted for as modifications. The adoption of ASU 2017-09 did not have a material impact on HydraFacial’s consolidated financial statements.

Stock Compensation. In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718) – Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). The update expands the scope of ASC Topic 718, Compensation - Stock Compensation (“ASU 718”), to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 specifies that ASC 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments in the update also clarify that ASC 718 does not apply to share-based payments used to effectively provide: (i) financing to the issuer or (ii) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under ASC 606. The update is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. HydraFacial adopted this guidance as of January 1, 2019, which did not have a material impact on HydraFacial’s consolidated financial statements.

Accounting Pronouncements Not Yet Adopted

Fair Value Measurement. In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). This ASU modifies the disclosure requirements on fair value measurements by removing, modifying, or adding certain disclosures. ASU 2018-13 is effective for all entities beginning on January 1, 2020. Certain disclosures in ASU 2018-13 are required to be applied on a retrospective basis and others on a prospective basis. HydraFacial will adopt this guidance as of January 1, 2020 and is not expected to have a material impact on the consolidated financial statements.

Internal-use Software. In August 2018, the FASB issued ASU No. 2018-15, Intangible – Goodwill and Others – Internal-use Software (Subtopic 350) – Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (“ASU 2018-15”), which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. ASU 2018-15 is effective for public entities for fiscal years beginning after December 15, 2020, including interim periods within that fiscal year, and can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. Early adoption is permitted. HydraFacial adopted this guidance prospectively as of January 1, 2020, which did not have an impact on the consolidated financial statements.

Credit Losses. In May 2019, the FASB issued ASU No. 2019-05, Financial Instruments - Credit Losses (Topic 326) (“ASU 2019-05”). ASU 2019-05 provides relief to certain entities adopting ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The amendments accomplish those objectives by providing entities with an option to irrevocably elect the fair value option in Subtopic 825-10, applied on an instrument-by-instrument basis for eligible instruments, that are within the scope of Subtopic 326-20, upon adoption of Topic 326. The fair value option election does not apply to held-to-maturity debt

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

securities. ASU 2019-05 has the same transition as ASU 2016-13 and is effective for periods beginning after December 15, 2019, with adoption permitted after this update. HydraFacial adopted ASU 2019-05 along with ASU 2016-13, for which early adoption is permitted, as of January 1, 2020, which did not have an impact on HydraFacial’s consolidated financial statements.

Credit losses for trade receivables is determined based on historical information, current information and reasonable and supportable forecasts. HydraFacial has concluded that the adoption of the standard was not material as the composition of the trade receivables at the reporting date is consistent with that used in developing the historical credit-loss percentages. Further, the risk characteristics of HydraFacial’s customer and composition of the portfolio have not changed significantly over time.

LIBOR. In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. In response to concerns about structural risks related to interbank exchange rates, the FASB took the initiative to identify alternative reference rates, such as the Secured Overnight Financing Rate (SOFR), that are more observable or transaction based and that are less susceptible to manipulation. The amendments in this Update apply to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The expedients and exceptions provided by the amendments do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. This guidance is effective for all entities as of March 12, 2020 through December 31, 2022. HydraFacial adopted this guidance as of March 12, 2020, which did not have a material impact on HydraFacial’s consolidated financial statements.

Leases. In February 2016, FASB issued ASU 2016–02, Leases (Topic 842): Lessees will be required to recognize assets and liabilities on the balance sheet for the rights and obligations created by all leases with terms of more than 12 months. For non-public entities, the standard is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. In October 2019, the FASB issued ASU 2019-10, Lease (Topic 842): Effective Dates, which defers the effective date of ASU 2016-02 for companies that are not public business entities. For calendar-year end companies that are eligible for the deferral, the effective date is January 1, 2022.

Early adoption is permitted, however, Management will elect to defer adoption until January 1, 2022, once it indicates its emerging growth company status. Management is evaluating the impact of the amended lease guidance on HydraFacial’s consolidated financial statements.

Income Taxes. In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The amendments in this ASU 2019-12 simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The update is effective for all entities for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted and will be effective for HydraFacial beginning on January 1, 2021. HydraFacial is evaluating the impact of ASU 2019-12 on its consolidated financial statements.

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

Note 3 – Revenue Recognition

HydraFacial’s primary source of revenue is derived from the following products:

Delivery Systems

HydraFacial manufactures HydraFacial and PERK branded hydradermabrasion systems that are compatible with HydraFacial’s consumables product line (“Consumables”), but can be used without the purchase of Consumables, which are sold separately. These products are used as a delivery system for the topical therapeutics contained in HydraFacial’s Consumables. Control over HydraFacial’s Delivery System products transfers to the customer upon shipment of the Delivery Systems from HydraFacial’s warehouse facility. Therefore, revenue associated with the Delivery Systems is recognized at a point in time upon shipment to the customer. The Delivery systems are sold on a stand-alone basis and are separate and distinct from the consumables discussed below.

Consumables

The HydraFacial and PERK Consumables are serum solutions and other consumables such as tools and treatment supplies to be used with the HydraFacial and PERK delivery systems. Consumables are sold exclusively by HydraFacial and are available for purchase separately from the purchase of the Delivery Systems. Control over HydraFacial’s Consumable products transfers to the customer upon shipment of the Consumables from HydraFacial’s warehouse facility. Therefore, revenue associated with Consumables is recognized at a point in time upon shipment to the customer.

Disaggregated Revenue

HydraFacial distributes products both through national and international retailers as well as direct-to-consumers through its e-commerce and stores channels. The marketing and consumer engagement benefits that the direct channels provide are integral to HydraFacial’s brand and product development strategy and drive sales across channels. As such, HydraFacial views its two primary distribution channels as components of one integrated business, as opposed to discrete revenue streams.

HydraFacial’s revenue disaggregated by major product line consists of the following at December 31, 2019 and 2018:

(in thousands)	2019	2018
Net Sales
Delivery Systems	$81,467	$57,067
Consumables	85,156	55,243

Total net sales	$166,623	$112,310

See Note 18 for disaggregated revenue from contracts with customers by geographical market.

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

Note 4 – Details of Certain Account Balances

Prepaid expenses consist of the following at December 31, 2019 and 2018:

(in thousands)	2019	2018
Prepaid tradeshows	$1,081	$895
Prepaid insurance	285	219
Prepaid inventory	386	7
Other prepaid expenses	1,957	1,473

Total prepaid expenses	$3,709	$2,594

Other accrued expenses consisted of the following at December 31, 2019 and 2018:

(in thousands)	2019	2018
Sales tax payable	$1,336	$924
Deferred rent and leases payable	422	35
Other	1,188	624

Total other accrued expenses	$2,946	$1,583

Note 5 – Inventories

Inventories consist of the following at December 31, 2019 and 2018:

(in thousands)	2019	2018
Raw materials	$6,533	$5,767
Work-in-progress	176	271
Finished goods	12,726	7,435

Total inventories	$19,435	$13,473

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

Note 6 – Property and Equipment, net

Property and equipment consist of the following at December 31, 2019 and 2018:

(in thousands)	Useful life (years)	2019	2018
Furniture and fixtures	2-7	$2,542	$960
Computers and equipment	3-5	2,755	1,235
Autos and trucks	5	308	250
Tooling	5	1,145	1,135
Leasehold improvements	Shorter of remaining lease term or estimated useful life	3,692	687

Total Property and equipment		10,442	4,267

Less: accumulated depreciation and amortization		(2,237)	(859)
Construction in progress		2,595	152

Property and equipment, net		$10,800	$3,560

Depreciation expense was $1.4 million and $0.6 million for the years ended December 31, 2019 and 2018, respectively. Of the total depreciation for the year ended December 31, 2019 and 2018, $0.7 million and $0.3 million respectively, were recorded in Cost of sales and $0.7 million and $0.3 million, respectively, were recorded in General and administrative expenses in the Consolidated Statements of Comprehensive Loss.

Note 7 – Goodwill and Intangible Assets, net

The gross carrying amount and accumulated amortization of HydraFacial’s intangible assets, net, as of December 31, 2019 were as follows:

(in thousands)	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Estimated Useful Life (Years)
Trademarks	$9,480	$(2,088)	$7,392	15
Customer relationships	5,958	(1,642)	4,316	3-10
Developed technology	70,900	(27,326)	43,574	8
Patents	4,633	(2,617)	2,016	2-20
Capitalized Software	3,572	(577)	2,995	3-5

Total intangible assets	$94,543	$(34,250)	$60,293

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

The gross carrying amount and accumulated amortization of HydraFacial’s intangible assets, net, as of December 31, 2018 were as follows:

(in thousands)	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Estimated Useful Life (Years)
Trademarks	$9,480	$(1,411)	$8,069	15
Customer relationships	4,500	(938)	3,562	3-10
Developed technology	70,900	(18,464)	52,436	8
Patents	4,226	(806)	3,420	2-17
Capitalized Software	1,141	(126)	1,015	3-5

Total intangible assets	$90,247	$(21,745)	$68,502

The weighted average remaining useful life for the patents acquired during 2018 was 2 years.

There were no changes in the carrying value of goodwill during the year ended December 31, 2018. The changes in the carrying value of goodwill for the year ended December 31, 2019 are as follows:

(in thousands)	Amount
December 31, 2018	$98,147

Acquisition of Consultingroom.com	347
Foreign currency translation impact	26

December 31, 2019	$98,520

Amortization expense for the years ended December 31, 2019 and 2018, was $12.4 million and $10.7 million. Of the total amortization expense for the years ended December 31, 2019 and 2018, $10.7 million and $9.6 million, respectively, were recorded in Cost of sales and $1.7 million and $1.1 million, respectively, were recorded in General and administrative expenses in the Consolidated Statements of Comprehensive Loss.

The following table shows the expected future amortization expense for intangible assets at December 31, 2019:

(in thousands)	Expected Future Amortization Expense
2020	$11,393
2021	11,387
2022	11,207
2023	10,843
2024	9,527
Thereafter	5,936

Total	$60,293

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

Note 8 – Long-Term Debt

HydraFacial’s long-term debt consists of the following at December 31, 2019 and 2018:

(in thousands)	2019	2018
Revolver	$8,500	$2,000
Term Loan	1,772	1,800
Current portion of deferred financing costs	(1,345)	(1,373)

Current portion of long-term debt, net	8,927	2,427
Long-term debt	183,222	174,967
Long-term portion of deferred financing costs	(2,372)	(3,560)

Long-term debt, net	180,850	171,407

Total	$189,777	$173,834

Deferred financing cost amortization expense for the year ended December 31, 2019 and 2018 amounted to $1.4 million and $0.7 million, respectively, and is included in interest expense on the Consolidated Statements of Comprehensive Loss.

HydraFacial has a credit agreement (the “Credit Agreement”) with a bank that is a related party holding less than 5% interest in HydraFacial, which originally provided for $65 million of term loans (the “Term Loans”) and a revolving line of credit (the “Revolver”) of $5.0 million. During August 2018, the Credit Agreement was amended to provide an additional $113.0 million of Term Loans and to increase the capacity under the Revolver to $15.0 million. During August 2019, HydraFacial further amended the Credit Agreement to provide an additional $10.0 million of Term Loans.

Borrowings under the credit agreement bear interest at a Base Rate plus an Applicable Margin (“Base Rate Loan”) or a specified London Inter-Bank Offering Rate (LIBOR) plus an Applicable Margin (“LIBOR Loan”). The interest rates on the Term Loan borrowings under the credit agreement were 7.695% and 8.553% as of December 31, 2019 and 2018, respectively. The interest rates on the Revolver were 7.695% and 8.396% as of December 31, 2019 and 2018, respectively. Interest is due on Base Rate Loans in arrears on the first day of each calendar month, and on the last day of the applicable interest period for LIBOR Loans. Principal on the Term Loan is due in installments at the end of each calendar quarter of $0.5 million for the first eight quarters beginning in the first quarter of 2017, $0.9 million for the following eleven quarters, and the remaining principal is due upon maturity. The Credit Agreement matures on August 24, 2022, at which time any outstanding balance under the Revolver and Term Loans are due.

As of December 31, 2019 and 2018, there was an outstanding balance of $185.0 million and $176.8 million on the Term Loans, respectively. As of December 31, 2019 and 2018, there was $8.5 million and $2.0 million in borrowings outstanding on the Revolver, respectively, with available borrowing capacity under the Revolver of $6.5 million and $13.0 million, respectively. Commitment fees on the undrawn revolving line of credit initial committed amount of $5.0 million is 1.50% per annum.

HydraFacial’s Credit Agreement is collateralized by all assets of HydraFacial. The Term Loan and the Revolver contain customary covenants that restrict the ability of HydraFacial and its consolidated subsidiaries to, among other things, incur additional indebtedness, sell certain assets, guarantee obligations of third parties, pay cash dividends except to HydraFacial’s subsidiary or direct parent or make certain other distributions, and undergo a merger or consolidation or certain other transactions. The credit agreement is also subject to certain financial

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

covenants, requiring HydraFacial to maintain compliance with certain leverage ratios. HydraFacial was in compliance with its financial covenants as of December 31, 2019.

Scheduled payments of principal on the Term Loan for the future years ending December 31, are as follows:

(in thousands)	Scheduled Payments
2020	$1,772
2021	1,772
2022	181,451

Total	$184,995

Note 9 – Income Taxes

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Act”), which significantly changed U.S. tax law. The Act lowered HydraFacial’s U.S. statutory federal income tax rate from 35% to 21% effective January 1, 2018, while also imposing a deemed repatriation tax on previously deferred foreign income. The Act also created a new minimum tax on certain foreign earnings and limitation of the tax deduction for interest expense.

The following table presents domestic and foreign components of net income (loss) before income taxes is as follows for the years ended December 31, 2019 and 2018:

(in thousands)	2019	2018
Domestic	$(5,615)	$784
Foreign	2,680	(774)

(Loss) Income before provision for taxes	$(2,935)	$10

The federal, state and foreign component of the income tax expense (benefit) are summarized as follows for the years ended December 31, 2019 and 2018:

(in thousands)	2019	2018
Current:
Federal	$2,294	$2,404
State	305	938
Foreign	755	—

Total current tax expense	3,354	3,342
Deferred:
Federal	(3,118)	(2,425)
State	(1,387)	(502)
Foreign	(146)	(88)

Total deferred tax benefit	(4,651)	(3,015)

Total tax (benefit) expense	$(1,297)	$327

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

The effective tax rate of the provision for income tax differs from the federal statutory rate as follows for the years ended December 31, 2019 and 2018

	2019		2018
Federal statutory income tax rate	(616)	21.0%	2	21.0%
State taxes, net of federal benefit	(337)	11.5	56	560.0
Incentive Stock Comp	45	(1.5)	13	130.0
Meals and Entertainment	135	(4.6)	51	510.0
GILTI	708	(24.1)	—	—
Section 250 Deduction	(486)	16.6	—	—
Foreign Tax Credit	(62)	2.1	—	—
Foreign Rate Differential	88	(3.0)	36	360.0
State Rate Change, net of federal effect	(429)	14.6	227	2,270.0
Tax Cuts and Jobs Act Benefit	—	—	(251)	(2,510.0)
Other	(343)	11.7	192	1,920

Provision for taxes	(1,297)	44.2%	327	3,261%

The components of the deferred tax assets are as follows for the years ended December 31, 2019 and 2018:

(in thousands):	2019	2018
Deferred tax assets
State taxes	$93	$206
Accrued expenses	283	176
Inventories	2,168	1,557
Unfavorable Leasehold Interest	107	148
Accounts receivable	184	50
Section 163(j) Limitation	2,346	355
Net Operating Loss Carryforwards	107	88

Total deferred tax assets	5,288	2,580
Deferred tax liabilities
Goodwill and intangibles	(11,323)	(14,218)
Prepaid expenses	(303)	(195)
Property and equipment	(1,720)	(874)

Total deferred tax liabilities	(13,346)	(15,287)

Net deferred tax liability	$(8,058)	$(12,707)

As of December 31, 2019, HydraFacial had Foreign net operating loss of $427 thousand that will carryforward indefinitely.

As of December 31, 2019 and 2018, HydraFacial did not have any unrecognized tax benefits.

HydraFacial had no accrual for interest or penalties on HydraFacial’s balance sheet as of December 31, 2019 or 2018 and has not recognized interest or penalties in the statement of operations for the years ended December 31, 2019 or 2018.

HydraFacial does not believe its unrecognized tax benefits will significantly change within the twelve months.

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

HydraFacial is subject to taxation and files Federal and State income tax returns in the United States, and income tax returns in various foreign jurisdictions. HydraFacial is not currently under examination by income tax authorities in federal, state or other jurisdictions. HydraFacial’s tax returns remain open for examination in the U.S for years 2017 through 2019.

APB 23 (codified as FASB ASC 740-10-25-3) allows an exception to the general rule that a U.S. multinational company must accrue U.S. taxes on foreign earnings of its controlled non-U.S. subsidiaries. This exception provides that a U.S. multinational company may declare its foreign earnings as indefinitely invested abroad so that, in effect, there will be no U.S. tax liability. In other words, it allows HydraFacial to assert that its foreign subsidiary investments will be permanently reinvested and that foreign earnings will not be repatriated to the U.S. As a result, the foreign earnings would not be subject to U.S. taxation via this assertion. If the APB 23 assertion is not made, then the U.S. company must record a deferred tax liability on its undistributed earnings, which technically should equal the outside basis difference between the book basis and the tax basis in the foreign subsidiary.

HydraFacial considers the earnings of its non-U.S. subsidiaries to be indefinitely invested outside the United States on the basis of estimates that future domestic cash generation will be sufficient to meet future domestic cash needs and the specific plans for reinvestment of those subsidiary earnings. HydraFacial has not recorded a deferred income tax liability related to the U.S. federal and state income taxes and foreign withholding taxes on the undistributed earnings of foreign subsidiaries indefinitely invested outside the United States and such amounts are not material.

Note 10 – Employee Benefit Plan

HydraFacial sponsors a defined contribution 401(k) and profit sharing plan that all regular employees are eligible to participate in after one year of service. The Plan is administered by a third-party administrator. Contributions to the plans were $0.9 million and $0.4 million for the year ended December 31, 2019 and 2018, respectively.

Note 11 – Equity-Based Compensation

In December 2016, HydraFacial established its 2016 Plan, the purpose of which was to provide incentives to selected officers and employees, to secure and retain their services, and to strengthen their commitment to HydraFacial. The maximum number of shares available for grant under the plan is approximately 6,679 shares. The Plan provides for grants of time vesting (“Time Vesting Options”) and performance based equity awards (“Performance Vesting Options”) to Company employees (together the “Options”). The vesting of these Options varies based on whether they are Time Vesting Options or Performance Vesting Options as described in the grant agreements.

The Time Vesting Options vest in five equal annual installments as long as the grantee remains continuously employed by HydraFacial. If the grantee remains employed by HydraFacial upon the consummation of a qualified sale (“Qualified Sale”) of HydraFacial in connection with a change of control as defined in the award agreement (“Change of Control”), then 100% of the unvested time awards will immediately vest. Change of Control events include any merger, consolidation, reorganization, combination, sale or transfer of the capital stock that provides the acquirer with the voting power to elect a majority of the board of directors or all or substantially all of the assets of HydraFacial or Parent determined on a consolidated basis. The options may be exercised during continued employment or within 3 months of terminating employment. The options expire ten years after the date of grant. As of December 31, 2019 and 2018, 1,509 of these awards were issued and outstanding, respectively, with a weighted average exercise price of $417 per share and a remaining contractual

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

term of 7.3 years as of December 31, 2019. The grant date fair value of these awards and the related share-based compensation expense related to these awards is not material to the financial statements.

The Performance Vesting Options vest based on the achievement of certain financial performance targets upon the consummation of a Qualified Sale of HydraFacial in connection with a Change of Control. The awards are also subject to the grantee being continuously employed by HydraFacial through the vesting date. As of December 31, 2019 and 2018, 5,082 of these awards were issued and outstanding, respectively, with a weighted average exercise price of $383 per share and a remaining contractual term of 7.1 years as of December 31, 2019. The grant date fair value of these awards was not material, and no share-based compensation expense has been recognized for these awards because the performance conditions were not deemed to be probable of occurring

Note 12 – Commitments and Contingencies

Litigation – From time to time HydraFacial is involved in claims, legal actions and governmental proceedings that arise from its business operations. As of December 31, 2018 and 2019, HydraFacial was not party to any legal proceedings or threatened legal proceedings, the adverse outcome of which, individually or in the aggregate, it believes would have a material adverse effect on its business, financial condition or results of operations.

Operating leases – HydraFacial leases its office, production, warehouse facilities and certain equipment under operating leases expiring through November 2024. The leases require HydraFacial to pay maintenance expenses, property taxes, and insurance and include annual rent increases based upon the contractual lease rates. Total rent expense was $1.9 million and $1.3 million for the years ended December 31, 2019 and 2018, respectively. Rent expense incurred with related-parties during the years ended December 31, 2019 and 2018 was $459 thousand and $436 thousand, respectively.

Minimum payments under non-cancelable operating leases for future years ending December 31, are as follows:

	Related Party	Unrelated Party	Total
2020	$435	$2,409	$2,844
2021	448	2,361	2,809
2022	189	2,305	2,494
2023	—	1,542	1,542
2024	—	1,399	1,399

Total	$1,072	$10,016	$11,088

Software Licenses – HydraFacial has entered into software license agreements whereby it is contractually obligated to make periodic payments totaling $1.3 million for the year ended December 31, 2020, and $4.3 million thereafter through July 2024. These amounts are not included in the consolidated financial statements.

Note 13 – License Agreement

HydraFacial has entered into an exclusive license agreement with a patent holder for the use of certain patents for skin treatment technology and techniques. Under the terms of the agreement, HydraFacial is required to pay certain royalty fees. During 2018, HydraFacial purchased the patent for $3.6 million from the holder, which relieved HydraFacial from future payments under the agreement. The patent is included within Intangible assets on the Consolidated balance sheets.

Total royalty expense is included in cost of sales and was $0.3 million for the year ended December 31, 2018. There was no royalty expense for the year ended December 31, 2019.

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

Note 14 – Concentrations

Purchases from major suppliers amount to as follows for the year ended December 31, 2019:

	2019
(in thousands)	Amount	% of Total Purchases
Supplier A	$6,077	17%
Supplier B	4,173	12
Supplier C	4,101	12

Total	$14,351	41%

Included in accounts payable at December 31, 2019, was $1.5 million payable to these vendors.

Purchases from major suppliers amount to as follows for the year ended December 31, 2018:

	2018
(in thousands)	Amount	% of Total Purchases
Supplier A	$3,449	12%
Supplier B	2,928	10

Total	$6,377	22%

Included in accounts payable at December 31, 2018, was $0.9 million payable to these vendors.

Note 15 – Related-Party Transactions

HydraFacial entered into management service agreements with two related parties who are the Parent’s owners to provide financial and management advisory services to HydraFacial.

Both management services agreements provide for a quarterly monitoring fee in an amount equal to the product of the (a) the greater of (x) $0.1 million and (y) 1.25% of HydraFacial’s EBITDA for the twelve-month period ending on the last calendar day of the immediately preceding applicable calendar quarter, multiplied by (b) the pro rata proportion as defined in the agreement.

In addition, the management services agreement provides for other fees in relation to services that may be provided in connection with equity and/or debt financing, acquisition of any other business, company, product line or enterprise, or divestiture of any division, business, and product or material assets. The fees vary between 1% and 2% of the related transaction amount.

HydraFacial recorded approximately $1.8 million and $3.2 million of charges related to management services fees and other services for the year ended December 31, 2019 and 2018, respectively. There were no amounts due to these related parties at December 31, 2019 and 2018. These amounts are included in general and administrative expenses in the Consolidated Statements of Comprehensive Loss.

HydraFacial leases its office in Signal Hill, California, from an entity owned by minority shareholders of HydraFacial who are no longer active employees. Refer to Note 12 for further details.

HydraFacial issued shares to a key member of management in exchange for a note receivable with a $0.6 million face value. Interest on the note accrues at a rate of 8% and matures in December 2022. Interest receivable is

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

presented as a component of other assets on the consolidated balance sheets. As there is no intent for the issuer to pay the note within a reasonably short period of time, HydraFacial has presented the note as a deduction of stockholders’ (deficit) equity.

(in thousands)	2019	2018
Note receivable from stockholder	$554	$554

During August 2019, Hydrafacial further amended the Credit Agreement to provide an additional $10.0 million of Term Loans. As of December 31, 2019, the amount due to a related party was $189.8 million in connection with the Term Loans. See Note 8 for additional information on the Term Loans.

HydraFacial sells to a customer that is owned directly or indirectly by a key member of management. Sales to this related party and the outstanding accounts receivables balance are as follows for the years ended December 31, 2019 and 2018:

(in thousands)	2019	2018
Sales to related party	$351	$183
Accounts receivable due from related party	$122	$51

Note 16 – Business Acquisition

On September 27, 2019, HydraFacial purchased substantially all assets of Consultingroom.com Limited, a distributor in the United Kingdom. The fair value of the consideration transferred to the selling members was approximately $2.9 million of initial and deferred cash payments. The deferred payment is due September 27, 2020 for a fixed amount of approximately $0.9 million as of December 31, 2019. HydraFacial incurred certain costs related to this transaction including legal and accounting totaling approximately $0.2 million, which was recognized as transaction costs during the year ended December 31, 2019.

HydraFacial applied the acquisition method of accounting and established a new basis of accounting on the date of the acquisition. The assets acquired by HydraFacial are accordingly measured at their estimated fair values.

The following table summarizes the estimated fair values assigned to the assets acquired at the date of acquisition:

(in thousands)	Estimated Fair Value
Inventory	$1,193
Property and equipment	23
Intangible assets	1,359

Net assets acquired	$2,575
Goodwill	$347

Total consideration	$2,922

The primary purpose of the acquisition was to expand HydraFacial’s operations in the U.K. market. The goodwill arising from the acquisition consists largely of the business reputation of the acquired Company in the marketplace and its assembled workforce. The goodwill is deductible for income tax purposes.

Intangible assets consist of customer relationships with a weighted average amortization period of 3 years. The valuation of the acquired intangible asset was estimated by performing projections of discounted cash flows,

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

whereby revenues and costs associated with each intangible asset are forecasted to derive expected cash flow which is discounted to present value at discount rates commensurate with perceived risk. The valuation and projection process is inherently subjective and relies on significant unobservable inputs (Level 3 inputs).

Note 17 - Stockholders’ Equity

Common Stock

In October 2016, HydraFacial implemented a single class common stock structure by authorizing 60,000 shares of common stock in connection with the formation of HydraFacial. As of December 31, 2019, there were 49,205 Common Stock shares issued and outstanding. The Common Stock is entitled to one vote per share and all shares are outstanding for each of the years ended December 31, 2018 and 2019, respectively. HydraFacial has not declared or paid any dividends with respect to its Common Stock.

Preferred Stock

Effective October 2016, the Board of Directors authorized the issuance of preferred stock, with a par value of $0.01 per share. As of December 31, 2019, there were 1,500 shares of preferred stock authorized and 935 shares of preferred stock outstanding designated as non-voting Class A Preferred Stock. The Class A Preferred Stock shares are entitled to receive 8% per annum dividends based on the per share liquidation value of the preferred stock calculated daily and compounded quarterly. HydraFacial’s governing documents do not provide for redemption of, conversion of, or participation in dividends paid on Class A common stock by the Class A Preferred Stock. However, the cumulative dividends must be paid on the preferred stock prior to paying dividends on the common stock. The Class A Preferred Stock is not callable and is not subject to any sinking fund or other mandatory redemption. On August 24, 2018, HydraFacial paid $13.7 million related to the 8% cumulative dividends earned through the date of payment, and modified the terms of the Class A Preferred Stock to pay a distribution of $85.0 million on the $100,000 per share liquidation value, for a total distribution of $98.7 million. As a result of the distribution, the aggregate liquidation preference was reduced to $8.5 million. Otherwise, HydraFacial has not declared or paid any dividends, or authorized or made any distributions upon or with respect to its Class A Preferred Stock.

Note 18 - Segment Reporting

HydraFacial manages its business on the basis of one operating segment and one reportable segment. As a result, the chief operating decision maker, who is the Chief Executive Officer, decides how to allocate resources and assess performance, reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocates resources and evaluates financial performance.

During the years ended December 31, 2019 and 2018, net sales by geographic region were as follows:

(in thousands)	2019	2018
Americas	$122,396	$88,689
EMEA	28,425	17,358
Asia Pacific	15,802	6,263

Total net sales	$166,623	$112,310

As of December 31, 2019 and 2018, substantially all of HydraFacial’s property, plant and equipment was held in the United States.

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

Note 19 - Net Loss Attributable to Common Shareholders

Net loss attributable to common stockholders is computed by deducting both the dividend distributions declared in the period on preferred stock and the dividends accumulated for the period on cumulative preferred stock from net income (“Basic EPS”). Diluted net income per share (“Diluted EPS”) is computed by dividing net income attributable to common stockholders by the total of the weighted-average common stock outstanding shares outstanding during the period.

Computation of Diluted Net Income (Loss) Attributable to Common Shareholders (“Diluted EPS”) for the year ended December 31, 2018 and 2019, respectively exclude the dilutive effect of stock option shares because their inclusion would be anti-dilutive for both periods.

The following table sets forth the calculation of both basic and diluted earnings (loss) per share as follows:

(in thousands, except share and per share amounts)	2019	2018
Basic and Diluted earnings (loss) per share:
Net loss	$(1,638)	$(317)
Less: Distributions to preferred stockholders	—	(85,021)
Less: Cumulative preferred dividends	(721)	(5,591)

Net loss attributable to common shareholders	$(2,359)	$(90,929)

Shares used in computation:
Weighted-average common shares outstanding	49,205	49,151

Basic and diluted loss per share:	$(47.94)	$(1,849.99)

The following potentially dilutive shares were not included in the calculation of diluted shares outstanding as the effect would have been anti-dilutive for the year ended December 31, 2019 and 2018:

	2019	2018
Stock Options	1,509	1,473

Note 20 – Subsequent Events

HydraFacial has evaluated subsequent events through December 31, 2020, which is the date the consolidated financial statements were available to be issued.

Long-term Debt

On April 10, 2020, the Credit Agreement was amended to include a “PIK” interest component of 2% that accrues on the outstanding balances of the Term Loan and the Revolver. In addition, certain financial covenants were modified under the Credit Agreement. Additionally, under the amendment, HydraFacial is required to pay an early prepayment fee of 2.00% of the amount prepaid or repaid on the Term Loans prior to April 10, 2021 and 1.00% if prepaid between April 11, 2021 and April 10, 2022.

On April 10, 2020, HydraFacial entered into a second credit agreement with related parties to provide for term loan borrowings of $30.0 million (“Term A Loan”) Borrowings accrue interest at a rate of 15% per annum and Term A Loan matures on August 24, 2023. Accrued interest is due quarterly which will be paid by increasing the amount of principal outstanding under the Term A Loan (“PIK Interest”). The PIK Interest is payable in cash upon maturity or acceleration of the Term A Loan. The outstanding principal and interest on the Term A Loan is payable upon maturity.

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

HydraFacial is required to pay an early prepayment fee of 2.00% of the amount of the Term A Loan prepaid or repaid prior to April 10, 2021, and 1.00% if prepaid between April 11, 2021 and April 10, 2022. Similar to HydraFacial’s existing Credit Agreement, the Term A Loan is also subject to certain customary financial covenants and restrictions including compliance with certain minimum liquidity measures and leverage ratio requirements. The Term A Loan is collateralized by all assets of HydraFacial and is subordinated to HydraFacial’s existing first lien borrowings under the Credit Agreement.

COVID-19

Subsequent to December 31, 2019, a novel strain of coronavirus (“COVID-19”) began spreading rapidly throughout the world, prompting governments and businesses to take unprecedented measures in response. Such measures included restrictions on travel and business operations, temporary closures of businesses, and quarantines and shelter-in-place orders. The World Health Organization declared the novel coronavirus outbreak a public health emergency. COVID-19 has significantly curtailed global economic activity and caused significant volatility and disruption in global financial markets. The COVID-19 pandemic and the measures taken by many countries in response have adversely affected and could in the future materially adversely impact HydraFacial’s business, results of operations, financial condition and stock price.

Starting in April 2020, after the U.S. government mandated shutdown, we experienced a significant decline in sales during the second quarter of 2020, and took certain corrective measures. HydraFacial furloughed majority of the workforce and went through a restructuring process that resulted in HydraFacial abandoning certain product lines, and incurring additional costs for assistance provided by third party consultants to help in managing the downturn. Subsequent to the decline in revenues that HydraFacial experienced during the second quarter of 2020, HydraFacial’s sales subsequently increased and HydraFacial returned to profitability in the latter half of 2020.

The full extent of the future impact of the COVID-19 pandemic on HydraFacial’s operational and financial performance is currently uncertain and will depend on many factors outside HydraFacial’s control, including, without limitation, the timing, extent, trajectory and duration of the pandemic, the development and availability of effective treatments and vaccines, the imposition of protective public safety measures, and the impact of the pandemic on the global economy and demand for consumer products. HydraFacial will continue to monitor the situation closely, but given the uncertainty about the situation, cannot estimate the overall future impact that COVID-19 will have on HydraFacial’s business, results of operations, financial condition or liquidity.

Merger and Public Offering

On December 8, 2020, HydraFacial entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vesper, which provides for, among other things, the merger with and into Vesper, with the combined entity continuing as the surviving entity. The transactions set forth in the Merger Agreement will constitute a “Business Combination” as contemplated by the Vesper’s Amended & Restated Certificate of Incorporation. Immediately after the completion of the Business Combination, the shareholders of HydraFacial will exchange their interests in HydraFacial for shares of common stock of the combined entity. Additionally, certain investors have agreed to subscribe for and purchase an aggregate of $350.0 million of common stock of the combined company (“PIPE Financing”). The combined company will continue to operate under the HydraFacial management team, led by Chief Executive Officer Clint Carnell. The boards of directors of both Vesper and HydraFacial have approved the proposed transaction. Per the terms of the Merger Agreement, total aggregate base purchase price payable to the stockholders of HydraFacial is estimated to be $975.0 million. In addition to the consideration to be paid at the closing of the transactions contemplated by the Merger Agreement, the stockholders of HydraFacial may be entitled to receive contingent consideration from Vesper of up to $75.0 million.

LCP Edge Intermediate, Inc.

Notes to Consolidated Financial Statements

(in thousands, except share and per share amounts)

Acquisitions

HydraFacial has signed letters of intent to acquire four distributors across Latin America, Europe and Asia that currently sell and distribute the HydraFacial line of products within their respective regions. The transactions are expected to be completed during 2021. Total consideration expected to be paid to acquire these distributors, based on exchange rates as of December 31, 2019, is $35.1 million in the aggregate.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

VESPER HEALTHCARE ACQUISITION CORP.,

HYDRATE MERGER SUB I, INC.,

HYDRATE MERGER SUB II, LLC,

LCP EDGE INTERMEDIATE, INC.

and

LCP EDGE HOLDCO, LLC,

as Stockholders’ Representative

DATED AS OF DECEMBER 8, 2020

A-i

A-ii

Exhibit A	—	Form of A&R Charter
Exhibit B	—	Form of A&R Bylaws
Exhibit C	—	Form of Subscription Agreement
Exhibit D	—	Form of Lock-up Agreement
Exhibit E	—	Form of Amended and Restated Registration Rights Agreement
Exhibit F	—	Form of Investor Rights Agreement
Exhibit G	—	Form of Investor Representation Letter
Exhibit H	—	Form of Escrow Agreement
Annex I	—	Capex Budget

Parent Disclosure Letter

Company Disclosure Letter

A-iii

Table of Defined Terms

Term	Section
2020 Audited Financial Statements	Section 7.15(b)
Affiliate Agreement	Section 4.17
A&R Parent Bylaws	Recitals
A&R Parent Charter	Recitals
Additional Parent SEC Reports	Section 6.06(a)
Adjustment Escrow Account	Section 2.04(d)
Adjustment Escrow Amount	Section 2.04(d)
Agreement	Preamble
Anticorruption Laws	Section 4.14(j)
Business Combination	Section 7.11
Capex Budget	Section 7.01(a)(xv)
Certificate	Section 2.04(b)
Certificate of Merger	Section 2.04(a)
Certifications	Section 6.06(a)
Change in Recommendation	Section 7.07(d)
Claims	Section 7.11
Closing	Section 2.01
Closing Date	Section 2.01
Closing Payoff	Section 7.16
Closing Statement	Section 2.03(a)
Code	Section 4.12(a)
Company	Preamble
Company Common Stock	Recitals
Company Disclosure Letter	Article IV
Company Indemnitees	Section 7.18
Company Preferred Stock	Recitals
Company Registered IP	Section 4.10(a)
Company Software	Section 4.10(i)
Company Stockholder Approval	Recitals
Company Stockholders	Recitals
Contributor	Section 4.10(f)
Designated Director	Section 2.06
DGCL	Recitals
DWHP	Recitals
Earnout Shares	Section 2.07(a)
Effective Time	Section 3.01
Escrow Agreement	Section 2.04(d)
Estimated Cash	Section 2.03(a)
Estimated Company Transaction Expenses	Section 2.03(a)
Estimated Net Working Capital	Section 2.03(a)
Estimated Outstanding Indebtedness	Section 2.03(a)
Excluded Share	Section 3.06(d)
FDA	Section 4.14(b)(ii)
Final Merger Consideration	Section 2.05(e)
Final Merger Consideration Shortfall	Section 2.05(e)
Final Merger Consideration Surplus	Section 2.05(f)
Final Parent Trust Amount	Section 2.03(b)
Financial Statements	Section 4.05(a)
FIRPTA Certificate	Section 7.10

A-iv

Holdco	Preamble
Insurance Policies	Section 4.13
Investor Representation Letter	Recitals
Investor Rights Agreement	Recitals
IPO	Section 7.11
Latest Balance Sheet	Section 4.05(a)
Leased Real Property	Section 4.07(b)
Lock-Up Agreement	Recitals
Manufacturing Permits	Section 4.14(f)
Marks	Article I
Material Contract	Section 4.09(b)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Common Stock	Section 6.03(b)
multiemployer plan	Section 4.12(d)
multiple employer welfare arrangement	Section 4.12(d)
Non-U.S. Plan	Section 4.12(g)
Notice of Objection	Section 2.05(b)
Objection Period	Section 2.05(b)
Offer	Recitals
Parent	Preamble
Parent Board	Recitals
Parent Board Recommendation	Section 7.07(d)
Parent Disclosure Letter	Article VI
Parent Indemnified Parties	Section 11.01(c)
Parent Post-Closing Statement	Section 2.05(a)
Parent SEC Reports	Section 6.06(a)
Parent Special Meeting	Section 7.07(c)
Parent Stockholder Approval	Section 8.03(c)
Parties	Preamble
Party	Preamble
Patents	Article I
Payoff Letters	Section 7.16
PIPE Investment	Recitals
PIPE Investment Amount	Section 6.08
PIPE Investors	Section 6.08
Post-Closing Merger Consideration Calculation	Section 2.05(a)
Product Registrations	Section 4.14(c)
Proxy Statement	Section 7.07(a)
Public Stockholders	Section 7.11
Registration Rights Agreement	Recitals
Release Documentation	Section 7.16
Released Party	Section 11.14
Reviewing Accountant	Section 2.05(d)
Section 16	Section 7.13
Shares	Recitals
Sponsor	Recitals
Sponsor Support Agreement	Recitals
Stockholder Consent and Joinder	Recitals
Stockholders’ Representative	Preamble
Subscription Agreement	Recitals
Subsidiary Shares	Section 4.04(a)

A-v

Surviving Corporation	Recitals
Termination Date	Section 9.03(b)
Top Customers	Section 4.16
Top Distributors	Section 4.16
Top Suppliers	Section 4.16
Total Consideration	Section 2.02
Trade Secrets	Article I
Transfer Taxes	Section 11.12
Updated Financial Statements	Section 7.15(a)
Use	Section 4.10(l)

A-vi

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 8, 2020, is made by and among Vesper Healthcare Acquisition Corp., a Delaware corporation (“Parent”), Hydrate Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub I”), Hydrate Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub II”), LCP Edge Intermediate, Inc., a Delaware corporation (the “Company”), and LCP Edge Holdco, LLC, a Delaware limited liability company (“Holdco” and, in its capacity as the Stockholders’ Representative, the “Stockholders’ Representative”). Parent, Merger Sub I, Merger Sub II, the Company and the Stockholders’ Representative are each referred to herein as a “Party” and, collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, Parent is a blank check company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and other applicable Law, Merger Sub I will merge with and into the Company (the “First Merger”), with the Company being the surviving corporation of the First Merger (the Company, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”);

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, the Delaware Limited Liability Company Act (the “DLLCA”) and other applicable Law, the Surviving Corporation will merge with and into Merger Sub II (the “Second Merger” and, collectively with the First Merger, the “Mergers”), with Merger Sub II being the surviving limited liability company of the Second Merger (Merger Sub II, in its capacity as the surviving limited liability company of the Second Merger, is sometimes referred to as the “Surviving LLC”);

WHEREAS, Holdco and DW Healthcare Partners IV (B), L.P., a Delaware limited partnership (“DWHP” and, together with Holdco, the “Company Stockholders”), collectively, own 100% of the issued and outstanding shares of common stock (“Company Common Stock”) and preferred stock (“Company Preferred Stock”) of the Company (collectively, the “Shares”);

WHEREAS, the board of directors of the Company has unanimously: (a) determined that it is in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DGCL and the DLLCA; (b) approved this Agreement and the Transactions, including the Mergers, in accordance with the DGCL and the DLLCA, on the terms and subject to the conditions of this Agreement; and (c) adopted a resolution recommending the plan of merger set forth in this Agreement be adopted by the Company Stockholders;

WHEREAS, the Company expects that each Company Stockholder will approve and adopt this Agreement, the Mergers and the other Transactions in accordance with Section 251 of the DGCL (the “Company Stockholder Approval”) and agree to be bound by all of the terms of this Agreement, including Article V and Section 11.01, through a unanimous written consent and joinder (the “Stockholder Consent and Joinder”) pursuant to Section 228 of the DGCL, as promptly as practicable after the execution and delivery of this Agreement, and in any event within twenty-four (24) hours;

WHEREAS, the board of directors of Merger Sub I has (a) determined that it is in the best interests of Merger Sub I and its sole stockholder, and declared it advisable, to enter into this Agreement providing for the First Merger in accordance with the DGCL; and (b) approved this Agreement and the Transactions, including the First Merger in accordance with the DGCL, on the terms and subject to the conditions of this Agreement;

WHEREAS, the board of directors of Merger Sub II has (a) determined that it is in the best interests of Merger Sub II and its sole stockholder, and declared it advisable, to enter into this Agreement providing for the Second Merger in accordance with the DGCL and the DLLCA; and (b) approved this Agreement and the Transactions, including the Second Merger in accordance with the DGCL and the DLLCA, on the terms and subject to the conditions of this Agreement;

WHEREAS, the board of directors of Parent (the “Parent Board”) has unanimously: (a) determined that it is in the best interests of Parent and the stockholders of Parent, and declared it advisable, to enter into this Agreement providing for the Mergers in accordance with the DGCL and the DLLCA; and (b) approved this Agreement and the Transactions, including the Mergers in accordance with the DGCL and the DLLCA, in its capacity as sole stockholder of Merger Sub I and Merger Sub II, in each case on the terms and subject to the conditions of this Agreement;

WHEREAS, for U.S. federal income tax purposes, the Parties intend that the Mergers, taken together, will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g);

WHEREAS, in accordance with the terms hereof, Parent shall provide an opportunity to its stockholders to have their Public Shares redeemed for the consideration, and on the terms and subject to the conditions set forth in this Agreement and the applicable Organizational Documents of Parent in conjunction with, inter alia, obtaining approval from the stockholders of Parent for the Transactions (together with the other transactions, authorization and approvals set forth in the Proxy Statement, the “Offer”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Sponsor, Parent, Holdco and certain other Persons have entered into that certain sponsor agreement (the “Sponsor Support Agreement”), dated as of the date hereof, pursuant to which the Sponsor has agreed to, among other things, vote to adopt and approve this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

WHEREAS, prior to the Closing, Parent shall, on the terms and subject to the conditions set forth herein: (a) adopt the Second Amended and Restated Certificate of Incorporation of Parent in the form attached hereto as Exhibit A (the “A&R Parent Charter”); and (b) amend and restate the existing bylaws of Parent in the form attached hereto as Exhibit B (the “A&R Parent Bylaws”);

WHEREAS, on or prior to the date hereof, Parent has obtained commitments from certain investors for a private placement of shares of Parent Common Stock (the “PIPE Investment”) pursuant to the terms of one or more subscription agreements in substantially the form attached hereto as Exhibit C (each, a “Subscription Agreement”), such private placements to be consummated immediately prior to the Closing;

WHEREAS, in connection with the Closing, BLS Investor Group LLC (the “Sponsor”), Parent and the Company Stockholders will enter into a Lock-Up Agreement, in the form attached hereto as Exhibit D (the “Lock-Up Agreement”), which will become effective as of the Closing;

WHEREAS, in connection with the Closing, the Sponsor, Parent and the Company Stockholders will enter into a Registration Rights Agreement in the form attached hereto as Exhibit E (the “Registration Rights Agreement”) and an Investor Rights Agreement in the form attached hereto as Exhibit F (the “Investor Rights Agreement”);

WHEREAS, in connection with the Closing, each Company Stockholder will enter into an Investor Representation Letter (the “Investor Representation Letter”) in the form attached hereto as Exhibit G; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

“Action” means any action, lawsuit, claim, suit, arbitration, hearing, examination or judicial or legal proceeding or investigation, whether civil, criminal or administrative, at law or in equity, or by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code and any other combined, consolidated or unitary group defined under state, local or foreign Tax Law for purposes of filing Tax Returns or paying Taxes.

“Ancillary Agreements” means all agreements, other than this Agreement, entered into in connection with the consummation of the Transactions, including each of the Lock-Up Agreements, the Amended and Restated Registration Rights Agreement, the Investor Rights Agreement, the Investor Representation Letter, the Escrow Agreement and the documents and agreements entered into in connection therewith.

“Applicable Earnout Share Number” means, with respect to any Triggering Event, a number of shares of Parent Common Stock equal to the quotient of (i) the Applicable Earnout Value for such Triggering Event, divided by (ii) the lesser of $10.00 and the volume-weighted average closing price per share of Parent Common Stock, as quoted on the NASDAQ, for the 10-day period preceding such Triggering Event.

“Applicable Earnout Value” means, with respect to any Triggering Event, the lesser of (a) the product of (x) 2.5 multiplied by (y) the gross standalone revenue of the International Distributor Target that is the subject of the Triggering Event for the twelve (12) months prior to such Triggering Event and (b) the excess, if any, of the Maximum Earnout Value over the aggregate Applicable Earnout Value for all prior Triggering Events.

“Available Cash” means, as of the close of business on the Business Day immediately prior to the Closing Date, the sum of (a) the Final Parent Trust Amount, plus (b) the PIPE Investment Amount (as such amount is finally delivered to Parent at or prior to the Closing by the PIPE Investors), plus (c) Parent Cash.

“Base Value” means $975,000,000.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by Law to close.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, H.R. 748, 116th Cong., 2d Sess. (signed into law on March 27, 2020).

“Cash” means the sum, as of the close of business on the Business Day immediately prior to the Closing Date, of all cash on hand, cash in bank or other accounts, readily marketable securities, and other cash equivalent liquid assets of any nature of the Company and its Subsidiaries, as determined in accordance with GAAP applied on a basis consistent with the policies, procedures, practices, judgments and methodologies used in preparing the Financial Statements.

“Closing Cash Consideration” means an amount equal to (a) the Available Cash, minus (b) the Estimated Outstanding Indebtedness, minus (c) the Estimated Company Transaction Expenses, minus (d) the Parent Transaction Expenses, minus (e) $100,000,000; provided that (i) if such amount is less than zero, the Closing Cash Consideration shall be zero and (ii) the Closing Cash Consideration shall not, in the aggregate, exceed an amount equal to the Maximum Closing Cash Consideration less the Sponsor Amount.

“Closing Merger Consideration” means an amount equal to (a) the Base Value, plus (b) the Estimated Cash, minus (c) the Estimated Outstanding Indebtedness, plus (d) the Estimated Net Working Capital Adjustment (which, for the avoidance of doubt, may be a negative number thereby reducing the Closing Merger Consideration), minus (e) the Estimated Company Transaction Expenses.

“Closing Share Price” means the arithmetic average of the daily high and low per share sales prices of Parent Common Stock on NASDAQ on the Closing Date.

“Closing Stock Consideration” means a number of shares, rounded up to the nearest whole number, of Parent Common Stock equal to the quotient of (a) an amount equal to (i) the Closing Merger Consideration, minus (ii) the Closing Cash Consideration, divided by (b) the Per Share Price; provided that the Closing Stock Consideration shall be at least equal to the Minimum Closing Stock Consideration.

“Closing Stock Consideration Percentage” means an amount equal to the quotient of (a) the product of (i) the Closing Stock Consideration multiplied by (ii) the Per Share Price, divided by (b) the Closing Merger Consideration.

“Company Credit Agreements” means (a) that certain Credit Agreement, dated as of December 1, 2016, as amended by the First Amendment to Credit Agreement, dated as of August 24, 2018, as amended by the Second Amendment to Credit Agreement, dated as of November 2, 2018, as amended by Third Amendment to Credit Agreement, dated as of August 9, 2019 and as amended by Fourth Amendment to Credit Agreement, dated as of April 10, 2020, by and among LCP Edge Merger Sub, Inc. (to be merged with, and into, Edge Systems Holdings Corporation) and Edge Systems LLC as borrowers, the Company, the persons party thereto as lenders, Silver Point Finance, LLC, as agent, and Monroe Capital Management Advisors, LLC, as syndication agent, and (b) that certain Second Lien Credit Agreement, dated as of April 10, 2020, by and among Edge Systems LLC, the Company, the persons party thereto as lenders and LCP Edge Aggregator, LLC, as agent.

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Section 4.01, Section 4.03(a), Section 4.03(b)(i), Section 4.03(c), Section 4.04(a) and Section 4.21.

“Company IP Rights” means (a) all Intellectual Property Rights, other than Company-Owned IP Rights, for which the Company or any of its Subsidiaries holds or purports to hold, or has been granted, any rights, immunities, or licenses; and (b) all Company-Owned IP Rights.

“Company-Owned IP Rights” means all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

“Company’s Knowledge” or any similar phrase, with respect to the Company or its Subsidiaries, means the knowledge, after reasonable inquiry of direct reports, of Clint Carnell and Liyuan Woo.

“Company Transaction Expenses” means all of the following items to the extent payable by the Company or any of its Subsidiaries and not paid prior to the close of business on the Business Day immediately prior to the Closing Date (a) fees and expenses incident to the negotiation and preparation of this Agreement and the other Ancillary Agreements and the performance and compliance with all agreements and conditions contained herein to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants, due diligence expenses, advisory and consulting fees, (b) 50% of all filing fees incurred in connection with the filing required to be made under the HSR Act and for any other Regulatory Approval for the consummation of the Transactions, and (c) any transaction, sale or stay bonus, success, retention, change of control, severance, phantom equity or other payment (including the employer portion of any employment, payroll, unemployment or withholding Taxes related to such payments) incurred or payable in connection with the consummation of the Transactions.

“Computer Software” means any and all computer programs, including operating system and applications software, implementations of algorithms, databases, compilations, data files, user interfaces, and program interfaces, whether in source code or object code form (including all of the foregoing that is installed on computer hardware) and all documentation, including user manuals, relating to the foregoing.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated October 6, 2020, by and between Parent and Holdco.

“Contract” means any written or oral agreement, contract, indenture, lease, sublease, instrument, arrangement, license, sublicense, obligation or commitment, in each case, that is legally binding (and in each case, including any amendments and modifications thereto).

“Copyrights” means all U.S. and foreign copyrights and equivalent rights of author, in any published or unpublished works of authorship (including Computer Software as a work of authorship), and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.

“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or response to the COVID-19 Pandemic, including the CARES Act and Families First Act.

“COVID-19 Pandemic” means the infectious disease caused by severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) and commonly known as “COVID-19”, any evolution thereof or related or associated epidemics, pandemics or disease outbreaks.

“Disclosure Letters” means the Company Disclosure Letter and Parent Disclosure Letter, collectively.

“Entity” means a Person that is not a natural Person.

“Environmental Laws” means any applicable Law in any relevant jurisdictions relating to pollution or protection of human health (solely with respect to exposure to Hazardous Materials) or the environment, including those imposing liability or establishing requirements for the use, storage, transport, handling, treatment, Release of, exposure of any Person to, and disposal of Hazardous Materials.

“ERISA” means of the Employee Retirement Income Security Act of 1974.

“Escrow Agent” means Wilmington Trust, N.A.

“Estimated Net Working Capital Adjustment” means the amount, positive or negative, equal to Estimated Net Working Capital minus $23,000,000.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fraud” means actual common law fraud committed by any Party solely with respect to the making of such Party’s representations and warranties set forth in this Agreement or any Ancillary Agreement, as applicable.

“GAAP” means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

“Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body, or any Self-Regulatory Organization (in each case to the extent that the rules, regulations or orders of such body or authority have the force of Law).

“Governmental Order” means any judgment, ruling, order, writ, injunction, award or decree of any Governmental Authority.

“Hazardous Materials” means: (a) those substances defined or regulated as pollutants, contaminants, dangerous goods or hazardous or toxic substances, materials or wastes under Environmental Laws; (b) petroleum and petroleum products, including crude oil and any fractions thereof; and (c) asbestos, polychlorinated biphenyls, radioactive materials and other chemicals or substances for which liability or standards of care are imposed by Environmental Laws due to their dangerous or deleterious properties or characteristics.

“Health Care Laws” means all applicable Laws regarding (i) the design, development, testing, manufacture, packaging, labeling, marketing and offer for sale of medical devices, drug products, and cosmetics, including the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., and Laws promulgated under the Medical Device Directive in the European Union (including those relating to establishment registration, investigational use, premarket clearance, marketing approval, CE marking, international standards for quality management systems as adopted by the International Organization for Standardization (ISO) (including ISO 13485) or other authorization to market a product, current Good Manufacturing Practice (cGMP) and Quality System Regulation (QSR) (21 C.F.R. Part 820), good clinical practices, good laboratory practices, labeling, advertising, record keeping and filing of required reports and security), (ii) the Social Security Act, including the Medicare (Title XVIII) and Medicaid (Title XIX) programs, and related federal, state or local Laws regarding federal health care programs, (iii) criminal or civil fraud and abuse laws (including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.) and the criminal False Claims Act and False Statements Law (42 U.S.C. § 1320a-7b(a)) and 18 U.S.C. §§ 286 and 287), (iv) the Exclusions Law (42 U.S.C. § 1320a-7), (v) the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. § 1320d et seq.), (vi) health data privacy and security Laws, including HIPAA, as amended, and the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.), and all other applicable Laws governing the privacy, security, confidentiality, transmission, breach, transfer, collection or processing of health information, medical records or information covered under similar terms used under applicable Laws, (vii) the Physician Payments Sunshine Act (Section 6002 of the Patient Protection and Affordable Care Act of 2010, as amended (42 U.S.C. § 1320-7h)) and any other disclosure, transparency or “sunshine” Law, and (viii) the regulations promulgated pursuant to such Laws and any state, local, or foreign counterpart thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

“HSR Approval” means the filing of a Notification and Report Form with the United States Federal Trade Commission and the United States Department of Justice under the HSR Act and the expiration or termination of any applicable waiting period (including any extensions) thereunder, if required.

“Income Taxes” means Taxes imposed on, measured by, or determined by reference to (in whole or in part), net income.

“Indebtedness” means, without duplication, the unsatisfied liabilities or obligations of the Company and its Subsidiaries, whether contingent or otherwise (including penalties, interest and premiums): (a) in respect of borrowed money, or with respect to advances of any kind under a credit facility or other debt instrument (including under any applicable credit line); (b) evidenced by bonds, notes, debentures or similar instruments; (c) any obligation for a lease required to be reflected on a balance sheet pursuant to GAAP (for the avoidance of doubt, excluding any operating leases entered into in the ordinary course of business that are not required to be so reflected); (d) any obligations for the deferred purchase price of property or services, including all earn-out or other similar contingent payment obligations to the extent such obligations are payable as a result of the consummation of the Transactions (including the Merger); (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of the property subject to such mortgage or Lien; (g) all obligations with respect to swaps, collars, hedges or other derivative instruments or agreements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (h) amounts drawn on letters of credit and bankers’ acceptances; (i) unfunded and underfunded pension liabilities; (j) payables owing to Affiliates (other than another of the Company or any of its Subsidiaries); (k) the Tax Benefit Amount; and (l) guarantees of the liabilities described in clauses (a) through (k) above of any other Person; provided, however, that each of (i) trade accounts payable and other operating liabilities in the Ordinary Course of Business (for the avoidance of doubt, excluding Taxes), (ii) any outstanding surety or performance bonds (to the extend undrawn) or letters of credit (to the extent undrawn), and (iii) any liabilities or obligations owed by the Company or any of its Subsidiaries to another of the Company or any of its Subsidiaries, shall not constitute Indebtedness.

“Intellectual Property Rights” means any and all common law or statutory rights anywhere in the world arising under or associated with: (a) patents, patent applications, statutory invention registrations, registered designs, and similar or equivalent rights in inventions and designs, and all rights therein provided by international treaties and conventions (“Patents”); (b) trademarks, service marks, trade dress, trade names, logos, and other designations of origin (“Marks”); (c) domain names, uniform resource locators, Internet Protocol addresses and social media handles; (d) Copyrights; (e) trade secrets and industrial secret rights, and rights in know-how, data, and confidential or proprietary business or technical information, in each case, that derives independent economic value, whether actual or potential, from not being known to other Persons (“Trade Secrets”); and (f) other similar or equivalent intellectual property rights anywhere in the world.

“International Distributor Target” means the entities set forth on Schedule 1(a) of the Company Disclosure Letter.

“IT Systems” means all information technology and computer systems, electronic data processing, record keeping systems, communications systems, telecommunications systems, networking systems, account management systems, inventory management systems and other applications, Computer Software, hardware and equipment (including all databases, firmware and related documentation), necessary for or otherwise material to the Company and its Subsidiaries.

“Law” means any law (statutory, common or otherwise), including any statute, ordinance, regulation, rule, code, treaty, directive, executive order, injunction, judgment, decree or other legally-binding order of a Governmental Authority.

“Liability” means any liability or obligation (whether known or unknown, absolute or contingent, whether liquidated or unliquidated and whether due or to become due).

“Liens” means liens, licenses, mortgages, security interests, adverse ownership interests, pledges charges or other encumbrances.

“Look-back Date” means January 1, 2018.

“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, (a) has had or is reasonably expected to have a materially adverse effect on the business, assets financial condition or results of operations of the Company and its Subsidiaries taken as a whole or (b) has or is reasonably expected to prevent, materially impair or materially delay the Company from consummating the Transactions (including the Merger); provided, however, that, with respect to clause (a), none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts or development attributable to (i) the announcement or pendency of the Transactions (including the Merger) (provided that this clause (i) shall not apply to any representation or warranty to the extent such representation or warranty relates to the consequences resulting from the execution, announcement, performance or existence of this Agreement); (ii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital markets, or in the industry in which the Company and its Subsidiaries operate; (iii) the taking of any action required by this Agreement; (iv) any change after the date hereof in applicable Laws or the interpretation thereof after the date hereof; (v) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Authority affecting a national or federal government as a whole; (vi) any change in GAAP after the date hereof; (vii) the commencement, continuation or escalation of a war, riots, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving the United States of America or other country in which the Company and its Subsidiaries operate; (viii) effects arising from or relating to, following the date hereof, any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, weather condition, explosion or fire or other force majeure event; (ix) changes in, or effects arising from or relating to, any epidemic, pandemic or disease outbreak (including the COVID-19 Pandemic or any COVID-19 Measure), curfews or other restrictions that relate to, or arise out of, any epidemic, pandemic or disease outbreak (including the COVID-19 Pandemic) or material worsening of such conditions threatened or existing as of the date of this Agreement; and (x) the failure of the Company and its Subsidiaries to meet or achieve the results set forth in any internal projection (provided that this clause (x) shall not prevent a determination that any change or effect underlying such change has resulted in a Material Adverse Effect); provided that, in the case of clauses (ii), (iv), (v), (vi), (vii) and (viii) above, if such change, effect, event, occurrence, state of facts or development disproportionately affects the Company and its Subsidiaries as compared to other Persons or businesses that operate in the industry in which the Company and its Subsidiaries operate, then the disproportionate aspect of such change, effect, event, occurrence, state of facts or development may be taken into account in determining whether a Material Adverse Effect has or will occur.

“Maximum Closing Cash Consideration” means an amount equal to the product of (a) 1.5, multiplied by (b) the Minimum Closing Stock Consideration, multiplied by (c) the Closing Share Price.

“Maximum Earnout Value” means $75,000,000.

“Merger Consideration” means an amount equal to (a) the Base Value, plus (b) Cash, minus (c) Outstanding Indebtedness, plus (d) the Net Working Capital Adjustment (which, for the avoidance of doubt, may be a negative number thereby reducing the Merger Consideration), minus (e) the Company Transaction Expenses.

“Minimum Closing Stock Consideration” means a number of shares, rounded up to the nearest whole number, of Parent Common Stock equal to the quotient of (a) the sum of (x) the Closing Merger Consideration and (y) the Sponsor Amount divided by (b) the sum of (i) the Per Share Price and (ii) the product of (A) 1.5 multiplied by (B) the Closing Share Price.

“NASDAQ” means The NASDAQ Capital Market (or its successor).

“Net Working Capital” means, as of the close of business on the Business Day immediately prior to the Closing Date, (a) the sum of the items listed in Section 1(b) of the Company Disclosure Letter as “current assets” of the Company and its Subsidiaries, minus (b) the sum of the items listed in Section 1(b) of the Company

Disclosure Letter as “current liabilities” of the Company and its Subsidiaries, in each case, as of the Closing Date, and prepared on a consolidated basis from the books and records of the Company and its Subsidiaries in accordance with GAAP applied on a basis consistent with the policies, procedures, practices, judgments and methodologies used in preparing the Financial Statements (and for the avoidance of doubt, without reference to the policies, procedures, practices, judgments and methodologies used in preparing the Updated Financial Statements); provided, however, that in no event shall Net Working Capital include any Cash, Indebtedness, Company Transaction Expenses or any assets or liabilities in respect of (i) any deferred non-Income Taxes or (ii) any current or deferred Income Taxes. A sample calculation of Net Working Capital is contained in Section 1(b) of the Company Disclosure Letter.

“Net Working Capital Adjustment” means an amount, positive or negative, equal to Net Working Capital minus $23,000,000.

“Offer” has the meaning set forth in the recitals.

“Open Source Software” means any Software that is distributed (a) as “free software” (as defined by the Free Software Foundation), (b) as “open source software” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or other license that substantially conforms to the Open Source Definition (opensource.org/osd), or (c) under a license that requires disclosure of source code or requires derivative works based on such Software to be made publicly available under the same license.

“Ordinary Course of Business” means, with respect to any Person, (a) actions that are taken in the ordinary course and materially consistent with the past practices and normal day-to-day operations of such Person and (b) for purposes of Sections 4.05(b), 4.06, and 4.11, any other action taken, or not taken, by such Person, which action or inaction is taken in response to the actual or anticipated effect on such Person’s business of the COVID-19 Pandemic or any COVID-19 Measures.

“Organizational Documents” means, with respect to a Person that is not an individual, its articles of incorporation, certificate of incorporation, certificate of formation, bylaws, memorandum and/or articles of incorporation, operating agreement, certificate of limited partnership, partnership agreement and/or similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto.

“Outstanding Indebtedness” means, without duplication, the amount of any Indebtedness outstanding as of the close of business on the Business Day immediately prior to the Closing Date.

“Parent Cash” means an amount equal to the sum, as of the close of business on the Business Day immediately prior to the Closing Date, of all cash on hand, cash in bank or other accounts, readily marketable securities, and other cash equivalent liquid assets of any nature of Parent, but excluding the Final Parent Trust Amount and the PIPE Investment Amount.

“Parent Common Stock” means shares of Class A common stock of Parent, par value $0.0001 per share.

“Parent Fundamental Representations” shall mean Section 6.01, Section 6.03(a), Section 6.03(b)(i), Section 6.03(d), Section 6.04(a), and Section 6.04(c).

“Parent’s Knowledge” or any similar phrase, with respect to Parent, means the knowledge, after reasonable inquiry of direct reports, of Brent Saunders or Manisha Narasimhan.

“Parent Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has or is reasonably expected to prevent, materially impair or materially delay Parent from consummating the Transactions (including the Merger); provided, however, that “Parent Material Adverse Effect” shall not include the following, nor shall any of the following be taken into account in determining whether there has been a Parent Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts or development attributable to (i) any change in the trading price of Parent Common Stock or warrants exercisable therefor; or (ii) the taking of any action required by this Agreement, including any redemptions of Public Shares pursuant to the Offer.

“Parent Stockholder Proposals” means, collectively, the following proposals to be voted upon at the Parent Special Meeting: (a) approval of the Transactions; (b) the approval, for purposes of complying with applicable listing rules of the NASDAQ, of the issuance of equity interests of Parent in connection with the consummation of the Transactions (including the Merger); (c) the amendment and restatement of the Organizational Documents of Parent as contemplated by this Agreement; and (d) the election of directors effective as of the Closing, including the directors to which Holdco is entitled to designate pursuant to this Agreement.

“Parent Stockholders” means the Public Stockholders and all other holders of Parent Common Stock.

“Parent Transaction Expenses” means all of the following items to the extent payable by Parent and not paid prior to the close of business on the Business Day immediately prior to the Closing Date: (a) all fees and expenses incident to the initial public offering of Parent, the negotiation and preparation of this Agreement and the other Ancillary Agreements and the performance and compliance with all agreements and conditions contained herein to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants, due diligence expenses, advisory and consulting fees and (b) 50% of all filing fees incurred in connection with the filing required to be made under the HSR Act and for any other Regulatory Approval for the consummation of the Transactions.

“Parent Trust” means that certain trust account of Parent with Continental Stock Transfer & Trust Company, acting as trustee, established under the Parent Trust Agreement.

“Parent Trust Agreement” means that certain Investment Management Trust Agreement, dated as of September 29, 2020, by and between Parent and Continental Stock Transfer & Trust Company.

“Parent Trust Amount” means, as the date of determination, the aggregate amount of funds held in the Parent Trust (including any amounts contributed to the Parent Trust in connection with the exercise of the underwriters’ over-allotment option in the IPO (as described in the Prospectus)).

“Permits” means any franchise, license, permit, consent and order of any Governmental Authority necessary for any of the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business.

“Permitted Liens” means (a) Liens for current period Taxes that are not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and in each case that are sufficiently reserved for on the Company’s financial statements in accordance with GAAP; (b) statutory and contractual Liens of landlords with respect to Leased Real Property; (c) zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use or occupancy of the affected parcel by the Company and its Subsidiaries; (d) in the case of Intellectual Property Rights, non-exclusive licenses entered into in the Ordinary Course of Business; and (e) Liens incurred in connection with capital lease obligations of the Company and its Subsidiaries incurred in the Ordinary Course of Business.

“Per Share Price” means $10.00.

“Person(s)” means and includes an individual, a partnership (general or limited), a joint venture, a corporation, a trust, an estate, a limited liability company, an association, a joint-stock company, an unincorporated organization or other entity and a Governmental Authority.

“Personal Information” means information that, alone or in combination with other information, allows the identification of an individual or can be used to contact an individual, directly or indirectly, including, without limitation, name; Social Security number; government-issued identification numbers or other identification numbers; health or medical information, including health insurance information; financial account information; passport numbers; user names/email addresses in combination with a password or security code that would allow access to an online account; unique biometric identifiers (e.g., fingerprints, retinal scans, face scans, or DNA profile); employee ID numbers; date of birth; digital signature; Internet Protocol (IP) addresses or other information that is regulated by applicable Privacy Laws.

“Plan” means each employee benefit plan, program, arrangement or Contract (including, but not limited to, any “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA), and any bonus, deferred compensation, stock purchase, stock option or other incentive equity or equity-based arrangement, and any employment, termination, retention, bonus, change in control or severance plan, program, policy, arrangement or Contract for the benefit of any current or former officer, employee or director of the Company or any of its Subsidiaries that is sponsored, maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has or could reasonably be expected to have any actual or contingent liability or obligation.

“Pre-Closing Tax Period” means any taxable period ending on or prior to the Closing Date, and, with respect to any Straddle Period, the portion of such period ending on (and including) the Closing Date.

“Privacy Laws” means all applicable Laws concerning the Use of Personal Information, and all regulations promulgated thereunder, including HIPAA, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Children’s Online Privacy Protection Act, the Family Educational Rights and Privacy Act, state social security number protection Laws, state data breach notification Laws and state consumer protection Laws.

“Pro Rata Share” shall mean for each share of Company Preferred Stock and Company Common Stock, a percentage equal to the percentage of distributions to which such share is entitled to receive upon a liquidation of the Company, as determined by the Stockholders’ Representative in good faith in accordance with the terms of the Company’s Organization Documents; provided that any cash consideration payable to the holders of Company capital stock pursuant to the Mergers shall first be paid in exchange for, and in respect of, shares of Company Preferred Stock to the extent of the amount to which such shares of Company Preferred Stock would be entitled pursuant to the Company’s Organizational Documents in a liquidation of the Company at the First Effective Time.

“Prospectus” means that certain final prospectus of Parent, dated September 29, 2020, and filed September 30, 2020, prepared, filed and made available to the public in accordance with applicable federal securities Laws.

“Public Shares” means the 46,000,000 shares of Parent Common Stock issued and sold as part of Parent units in the IPO contemplated by the Prospectus.

“Public Warrants” means the warrants to purchase up to 15,333,333 shares of Parent Common Stock at an issue price of $11.50 per share, which are listed on the NASDAQ under the ticker symbol “VSPRW.”

“Regulatory Approvals” means any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority; provided that in no event shall the term Regulatory Approvals include the filing of, or securing effectiveness of the Proxy Statement.

“Release” means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

“Representatives” means the officers, directors, managers, employees, attorneys, accountants, advisors, representatives, consultants and agents of a Person.

“Sanctioned Person” means a Person that is (a) the subject of Sanctions, (b) located in or organized under the Laws of a country or territory which has been the subject of country- or territory-wide Sanctions within the past five (5) years (namely, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine and, until October 12, 2017, Sudan), or (c) majority-owned or controlled by a Person described in clause (a) or clause (b).

“Sanctions” means those trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by the United States Department of the Treasury, Office of Foreign Assets Control and the U.S. Department of State.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Guidance” means (a) any publicly available written or oral interpretations, questions and answers, guidance and forms of the SEC, (b) any oral or written comments, requirements or requests of the SEC or its staff, (c) the Securities Act and the Exchange Act, and (d) any other rules, bulletins, releases, manuals and regulations of the SEC.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Self-Regulatory Organization” means any securities exchange, futures exchange, contract market, any other exchange or corporation or similar self-regulatory body or organization applicable to a Party.

“Software” means any and all computer programs (whether in source code, object code, human readable form or other form), algorithms, user interfaces, firmware, development tools, templates, menus, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing.

“Sponsor Amount” shall have the meaning set forth on Schedule 1(b).

“Sponsor Warrants” means the 9,333,333 private placement warrants held by the Sponsor to purchase 9,333,333 shares of Parent Common Stock at an issue price of $11.50 per share held by the Sponsor.

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Subsidiary” means, with respect to any Person, any Entity of which a majority of the total voting power entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, limited liability company, association or other Entity of which a majority of the partnership, limited liability company or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other Entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other Entity or controls the managing member or general partner or similar position of such partnership, limited liability company, association or other Entity.

“Tax” or “Taxes” means any and all applicable federal, state, local, foreign and other income, gross receipts, ad valorem, premium, production, value-added, excise, real property, personal property, real property gains, lease, sales, goods and services, harmonized sales, use, services, transfer, registration, withholding, employment, unemployment, disability, payroll, franchise, profits, capital gains, customs, capital stock, occupation, severance, windfall profits, stamp, license, social security, estimated, environmental, alternative, add-on minimum, customs, duties, or other taxes, fees, assessments or charges of any kind in the nature of a tax, together with any interest, additions or penalties with respect thereto and any interest of such additions or penalties, whether disputed or not.

“Tax Benefit Amount” means the amount set forth on Schedule 1(c).

“Tax Return” means any tax return, statement, form or report (including any election, declaration, disclosure, claim for refund, estimate and information return and any other information statement required to be filed with a taxing authority in connection with any Tax) relating to any Tax, including any schedule or attachment thereto and any amendment thereof.

“Technology” means any or all embodiments of Intellectual Property Rights, including of the following: blueprints, designs, design protocols, documentation, specifications for materials, specifications for parts and devices, and design tools, materials, manuals, data, databases, Software and know-how or knowledge of employees, relating to, embodying, or describing products, articles, apparatus, devices, processes, methods, formulae, recipes or other technical information.

“Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements, including the Mergers.

“Triggering Event” means the consummation of an acquisition by Parent of any International Distributor Target during the period beginning on the date hereof and ending one (1) year following the Closing Date.

ARTICLE II

THE CLOSING TRANSACTIONS

Section 2.01 Closing. Unless another date, location or time is mutually agreed upon by Parent and the Company, and subject to a party’s right to earlier terminate this Agreement as set forth in Article IX hereof, the consummation of the transactions contemplated hereby (the “Closing”) shall take place at 5:00 p.m., New York City time, on the third (3rd) Business Day after satisfaction or waiver of the conditions to the obligations of the parties set forth in Article VIII other than such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions. The date and time on which the Closing takes place is herein referred to as the “Closing Date.”

Section 2.02 Merger Consideration. Upon the terms and subject to the conditions of this Agreement, the aggregate consideration to be paid to the Company Stockholders shall be (a) the Final Merger Consideration and (b) the contingent right to receive the Earnout Shares following the Closing in accordance with Section 2.07 (the “Total Consideration”). Notwithstanding anything to the contrary herein, all Merger Consideration shall be delivered to the Stockholders’ Representative, who shall be solely responsible for allocating, paying and distributing the Merger Consideration to the Company Stockholders in accordance with applicable Law and the Organizational Documents of the Company. Following delivery of any portion of the Merger Consideration to the Stockholders’ Representative in accordance with this Agreement, none of Parent, the Surviving Corporation, the Surviving LLC or any of their Subsidiaries or Affiliates, shall have any liability or responsibility to the Company Stockholders or their equityholders in respect of such portion of the Merger Consideration, including the allocation, payment or distribution thereof.

Section 2.03 Pre-Closing Matters.

(a) At least three (3) Business Days prior to the Closing, the Stockholders’ Representative shall deliver to Parent a written schedule (as revised in accordance with this section, the “Closing Statement”) setting forth (i) the Stockholders’ Representative’s good-faith calculation, together with reasonable supporting detail, of the Closing Merger Consideration and the components thereof, including (A) Cash (the “Estimated Cash”), (B) Outstanding Indebtedness, which estimate shall in any event include any amounts to be paid by Parent in accordance with Section 7.16 (the “Estimated Outstanding Indebtedness”), (C) the Net Working Capital (the “Estimated Net Working Capital”), and (E) the Company Transaction Expenses (the “Estimated Company Transaction Expenses”), (ii) wire instructions for any payment of cash consideration to the Stockholders’ Representative, and (iii) the accounts to which any Parent Common Stock issuable to the Stockholders’ Representative is to be delivered. The Closing Statement shall also include a certificate signed by an authorized officer of the Stockholders’ Representative, solely in such capacity and not in his personal capacity, certifying in writing that it has been prepared in good faith using the latest available financial information of the Company and its Subsidiaries. Parent shall be entitled to review the Closing Statement. The Company will reasonably cooperate with Parent in the review of the Closing Statement, including providing Parent and its Representatives with reasonable access to the relevant books, records and employees of the Company and its Subsidiaries for Parent to review the Closing Statement. The Company will consider in good faith any of Parent’s reasonable comments and may (but shall not be required to) make changes to the Closing Statement to implement such comments in whole or in part, in which case such revised Closing Statement shall be the final Closing Statement; provided that such review by Parent and any resulting changes to the Closing Statement shall not modify the date on which Closing shall occur pursuant to Section 2.01.

(b) At least two (2) Business Days prior to the Closing, Parent shall notify the Stockholders’ Representative in writing of the Parent Trust Amount upon conclusion of the Offer, as may have been reduced by reasonable withdrawals of interest thereon to pay Taxes in connection therewith (the “Final Parent Trust Amount”).

Section 2.04 Closing Transactions. At the Closing:

(a) The certificate of merger with respect to the First Merger shall be prepared and executed in accordance with the relevant provisions of the DGCL (the “First Certificate of Merger”) and filed with the Secretary of State of the State of Delaware.

(b) The certificate of merger with respect to the Second Merger shall be prepared and executed in accordance with the relevant provisions of the DGCL and the DLLCA (the “Second Certificate of Merger” and, together with the First Certificate of Merger, the “Certificates of Merger”) and filed with the Secretary of State of the State of Delaware.

(c) The Stockholders’ Representative shall deliver to Parent all stock certificates representing the Company Stockholders’ shares of Company Preferred Stock and Company Common Stock (each, a “Certificate”).

(d) Parent shall pay or cause to be paid in cash, by wire transfer of immediately available funds:

(i) all amounts included in the Estimated Company Transaction Expenses to the accounts set forth in the Closing Statement, to the extent not paid by the Company prior to the Closing; and

(ii) as promptly as practicable after the determination of the Closing Cash Consideration, the Closing Cash Consideration, less the Adjustment Escrow Amount, to the accounts designated by the Company and set forth in the Closing Statement.

(e) Each of Parent and the Stockholders’ Representative shall deliver an executed counterpart to an escrow agreement to be entered into on the Closing Date by and among Parent, the Stockholders’ Representative and the Escrow Agent in substantially the form attached hereto as Exhibit H (the “Escrow Agreement”). Pursuant to the Escrow Agreement, Parent shall deposit with the Escrow Agent an amount equal to $5,000,000 (the “Adjustment Escrow Amount”) into a designated escrow account (the “Adjustment Escrow Account”), by wire transfer of immediately available funds in U.S. dollars, and Parent and the Stockholders’ Representative will appoint the Escrow Agent to hold the Adjustment Escrow Account until the final determination of the Final Merger Consideration and disburse the Adjustment Escrow Account as provided herein and in the Escrow Agreement.

(f) As promptly as practicable after the determination of the Closing Stock Consideration, Parent shall (a) issue to the accounts designated by the Stockholders’ Representative in the Closing Statement the shares of Closing Stock Consideration, free and clear of all Liens (except for (i) Liens created by, or on behalf of, Parent and (ii) Liens consisting of restrictions on transfer generally arising under applicable federal securities Laws or state securities Law), and (b) make appropriate book entries evidencing such issuance to the Company Stockholders of the shares of Parent Common Stock comprising the Closing Stock Consideration.

(g) The Company or the Stockholders’ Representative, as applicable, shall deliver to Parent:

(i) a copy of the First Certificate of Merger, duly executed by the Company;

(ii) a copy of the Registration Rights Agreement, duly executed by the Company Stockholders;

(iii) a copy of the Investor Representation Letter, duly executed by the Company Stockholders;

(iv) a copy of the Investor Rights Agreement, duly executed by the Company Stockholders;

(v) properly completed and executed FIRPTA Certificates and Forms W-9 described in Section 7.10;

(vi) copies of resolutions and actions taken by the Company’s board of directors in connection with the approval of this Agreement and the Transactions (including the Merger); and

(vii) all other documents, instruments or certificates required to be delivered by the Company at or prior to the Closing pursuant to Section 8.01.

(h) Parent shall deliver to the Stockholders’ Representative:

(i) a certified copy of the Parent A&R Charter and the Parent A&R Bylaws;

(ii) a copy of each Certificate of Merger, duly executed by Merger Sub I, Merger Sub II and the Surviving Corporation, as applicable;

(iii) a copy of the Registration Rights Agreement, duly executed by Parent;

(iv) copies of resolutions and actions taken by Parent’s, Merger Sub I’s and Merger Sub II’s board of directors and stockholders in connection with the approval of this Agreement and the Transactions (including the Merger);

(v) a copy of the Investor Rights Agreement, duly executed by Parent;

(vi) evidence that, effective as of the Closing, each Designated Director has been appointed to the Parent Board; and

(vii) (A) all other documents, instruments or certificates required to be delivered by Parent at or prior to the Closing pursuant to Section 8.02.

Section 2.05 Post-Closing Adjustment.

(a) Within seventy-five (75) calendar days after the Closing Date, Parent shall deliver to the Stockholders’ Representative a statement (the “Parent Post-Closing Statement”) setting forth in reasonable detail

Parent’s calculation of the Merger Consideration and the components thereof, including (i) Cash, (ii) Outstanding Indebtedness, including any amounts paid by Parent in accordance with Section 7.16, (iii) Net Working Capital, and (iv) the Company Transaction Expenses (the “Post-Closing Merger Consideration Calculation”).

(b) Upon receipt of the Parent Post-Closing Statement, the Stockholders’ Representative shall have thirty (30) days within which to review the Post-Closing Merger Consideration Calculation after Parent’s delivery of the Parent Post-Closing Statement. The Stockholders’ Representative may object to the Post-Closing Merger Consideration Calculation set forth in the Parent Post-Closing Statement by providing written notice of such objection to Parent within thirty (30) days (the “Objection Period”) after Parent’s delivery of the Parent Post-Closing Statement (the “Notice of Objection”), which notice shall set forth the basis for such objection in reasonable detail, along with the Stockholders’ Representative’s calculation and proposed modification of each disputed item, together with supporting documentation, information and the Stockholders’ Representative’s proposed calculations for each disputed item. During such thirty (30)-day period and thereafter until the determination of the Final Merger Consideration pursuant to this Section 2.05(b), the Stockholders’ Representative and its advisors (including, without limitation, its independent accounting firm) shall be provided with prompt access (including remote access) to the financial books and records (subject to the execution of customary work paper access letters and excluding any communications with attorneys and any accountants’ working papers) and personnel of the Company and Parent as they may reasonably request to enable it to evaluate the calculations of the Company Transaction Expenses the Net Working Capital Adjustment, Cash and Outstanding Indebtedness prepared by Parent and set forth in the Parent Post-Closing Statement. Such access shall be provided during regular business hours and upon reasonable advance notice. If the Stockholders’ Representative does not deliver a Notice of Objection within the Objection Period, then Parent’s calculation of each item contained in the Parent Post-Closing Statement shall be deemed to be accepted by the Stockholders’ Representative as final and shall be conclusive, final and binding on the parties hereto for all purposes of this Agreement.

(c) If the Stockholders’ Representative timely provides the Notice of Objection, then Parent and the Stockholders’ Representative shall negotiate in good faith for a period of up to thirty (30) days following Parent’s receipt of the Notice of Objection in an attempt to resolve any disputed matter set forth in the Notice of Objection, and any resolution by them in writing shall be final, conclusive and binding on the parties hereto.

(d) If, within the thirty (30)-day period set forth in Section 2.05(c), Parent and the Stockholders’ Representative cannot resolve any matter set forth in the Notice of Objection, then Parent and the Stockholders’ Representative shall engage an independent, nationally recognized accounting firm acceptable to both Parent and the Stockholders’ Representative (the “Reviewing Accountant”) to review only the matters in the Notice of Objection that are still disputed by Parent and Stockholders’ Representative and the Post-Closing Merger Consideration Calculation to the extent relevant thereto. The Reviewing Accountant shall act in the capacity of an expert and not as an arbitrator. Parent and the Stockholders’ Representative will instruct the Reviewing Accountant to, and the Reviewing Accountant will, make a final determination of only such remaining disputed matters. Parent and the Stockholders’ Representative may each submit to the Reviewing Accountant written submissions setting forth their respective computations of the amounts set forth in the Notice of Objection (to the extent such amounts remain in dispute) and specific information, evidence and support for their respective positions as to all items in dispute. Neither Parent nor the Stockholders’ Representative shall have or conduct any communication, either written or oral, with the Reviewing Accountant with respect to matters contemplated by this Agreement without the other party either being present or receiving a concurrent copy of any written communication. Parent and the Stockholders’ Representative will also instruct the Reviewing Accountant to, and the Reviewing Accountant will, make its determination based solely on the terms of this Agreement and written submissions by Parent and the Company Stockholders that are provided in accordance with this Agreement (i.e., not on the basis of an independent review). The Reviewing Accountant shall promptly (and in any event within sixty (60) days following its engagement) determine the resolution of such remaining disputed matters either in favor of the position set forth by Parent in the Parent Post-Closing Statement or in favor of the position set forth by the Stockholders’ Representative in the Notice of Objection (it being agreed that the Reviewing Accountant may only choose one or the other of these two positions). Such determination shall be final and binding on the parties hereto, absent fraud or manifest error, and the Reviewing Accountant shall provide Parent and the Stockholders’ Representative with a calculation of the Company Transaction Expenses, Net Working Capital Adjustment, Cash, Outstanding Indebtedness and Closing Merger Consideration in accordance with such determination.

(e) If the Closing Merger Consideration resulting from the calculation of Cash, Outstanding Indebtedness, the Net Working Capital Adjustment, and the Company Transaction Expenses, each as finally determined pursuant to this Section 2.05 (the “Final Merger Consideration”), is less than the Closing Merger Consideration as set forth in the Closing Statement (such difference, the “Final Merger Consideration Shortfall”), Parent and Stockholders’ Representative shall prepare, execute and deliver to the Escrow Agent a joint written instruction instructing the Escrow Agent to pay the Final Merger Consideration Shortfall (or, if less, the full amount of the Adjustment Escrow Account) to Parent and to release the remainder, if any, of the Adjustment Escrow Account to the Stockholders’ Representative shall be prepared, signed by Parent and the Stockholders’ Representative.

(f) If the Final Merger Consideration is equal to the Closing Merger Consideration as set forth in the Closing Statement, Parent and Stockholders’ Representative shall prepare, execute and deliver to the Escrow Agent a joint written instruction instructing the Escrow Agent to release the full amount of the Adjustment Escrow Account to the Stockholders’ Representative.

(g) If the Final Merger Consideration is greater than the Closing Merger Consideration as set forth in the Closing Statement (such difference, the “Final Merger Consideration Surplus”), then (i) Parent and Stockholders’ Representative shall prepare, execute and deliver to the Escrow Agent a joint written instruction instructing the Escrow Agent to release the full amount of the Adjustment Escrow Account to the Stockholders’ Representative, (ii) Parent shall promptly deliver a number of shares of Parent Common Stock, rounded up to the nearest whole number, equal to the quotient of (A) the product of (1) the Final Merger Consideration Surplus multiplied by (2) the Closing Stock Consideration Percentage, divided by (B) the Per Share Price, and (iii) Parent shall promptly pay, or cause to be paid, in cash by wire transfer of immediately available funds, an amount equal to the product of (x) 100% minus the Closing Stock Consideration Percentage multiplied by (y) the Final Merger Consideration Surplus to the account(s) specified by the Stockholders’ Representative.

(h) The procedures set forth in this Section 2.05 for resolving any dispute over the amounts contemplated to be determined as set forth in this Section 2.05 shall be the sole and exclusive method for resolving any dispute over such amounts, it being understood that the foregoing shall not limit Parent’s rights under Article XI.

(i) The fees and expenses of the Reviewing Accountant shall be allocated among the Parent and the Stockholders’ Representative based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party in the presentation to the Reviewing Accountant. For example, if the Stockholders’ Representative submits a Notice of Objection for $1,000, and if Parent contests only $500 of the amount claimed by the Stockholders’ Representative, and if the Reviewing Accountant ultimately resolves the dispute by awarding the Stockholders’ Representative $300 of the $500 contested, then the costs and expenses of the Reviewing Accountant will be allocated 60% (i.e. 300/500) to Parent and 40% (i.e., 200/500) to the Stockholders’ Representative (on behalf of the Company Stockholders).

(j) Any payment made pursuant to this Section 2.05 shall be treated as an adjustment to the purchase price for all Tax purposes, except to the extent otherwise required by applicable Law (including, for the avoidance of doubt, with respect to any amounts required to be treated as interest pursuant to Section 483 of the Code).

Section 2.06 Designated Directors. Subject to applicable Law, the Parent Board shall take all action necessary to ensure that, effective as of the Closing, Brian Miller and Doug Schillinger (each, a “Designated

Director”) shall be appointed to the Parent Board. The Company represents and warrants that Brian Miller meets the applicable criteria to qualify as an independent director of Parent, pursuant to the rules of NASDAQ.

Section 2.07 Issuance of Earnout Shares.

(a) As additional consideration for the Merger, within ten (10) Business Days after the occurrence of a Triggering Event (or, in the case of a Triggering Event that occurs prior to the Closing Date, within ten (10) Business Days after the Closing Date), Parent shall issue or cause to be issued to the Stockholders’ Representative (on behalf of the Company Stockholders) the number of shares of Parent Common Stock equal to the Applicable Earnout Share Number in respect of such Triggering Event (such issued shares of Parent Common Stock, collectively, the “Earnout Shares”).

(b) Any issuance of Earnout Shares shall be treated as an adjustment to the purchase price for all Tax purposes, except to the extent otherwise required by applicable Law (including, for the avoidance of doubt, with respect to any amounts required to be treated as interest pursuant to Section 483 of the Code).

ARTICLE III

THE MERGER

Section 3.01 Effective Time. On the terms and subject to the conditions of this Agreement, on the Closing Date, the Company, Merger Sub I and Merger Sub II shall cause the Mergers to be consummated by filing (i) the First Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the First Certificate of Merger, being the “First Effective Time”) and (ii) the Second Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL and the DLLCA (the time of such filing, or such later time as may be agreed in writing by the Company and Parent and specified in the Second Certificate of Merger, being the “Second Effective Time”).

Section 3.02 The Mergers.

(a) At the First Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, Merger Sub I and the Company shall consummate the First Merger, pursuant to which Merger Sub I shall be merged with and into the Company, following which the separate corporate existence of Merger Sub I shall cease and the Company shall continue as the Surviving Corporation after the First Merger and as a direct, wholly owned subsidiary of Parent (provided that references to the Company for periods after the First Effective Time shall include the Surviving Corporation).

(b) At the Second Effective Time, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL and the DLLCA, Merger Sub II and the Surviving Corporation shall consummate the Second Merger, pursuant to which the Surviving Corporation shall be merged with and into Merger Sub II, following which the separate corporate existence of the Surviving Corporation shall cease and Merger Sub II shall continue as the Surviving LLC after the Second Merger and as a direct, wholly owned subsidiary of Parent (provided that references to the Company or the Surviving Corporation for periods after the Second Effective Time shall include the Surviving LLC).

Section 3.03 Effect of the Mergers.

(a) At the First Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the First Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub I and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub I and the Company set forth in this Agreement to be performed after the First Effective Time.

(b) At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Certificate of Merger and the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub II and the Surviving Corporation shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving LLC, which shall include the assumption by the Surviving LLC of any and all agreements, covenants, duties and obligations of Merger Sub II and the Surviving Corporation set forth in this Agreement to be performed after the Second Effective Time.

Section 3.04 Governing Documents. At the First Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be amended to read the same as the certificate of incorporation and bylaws of Merger Sub I as in effect immediately prior to the First Effective Time. At the Second Effective Time, the limited liability company agreement of the Surviving LLC shall be amended to read the same as the limited liability company agreement of Merger Sub II as in effect immediately prior to the Second Effective Time.

Section 3.05 Directors and Officers of the Surviving Corporation and Surviving LLC. Immediately after the First Effective Time, the board of directors and executive officers of the Surviving Corporation shall be the board of directors and executive officers of Merger Sub I immediately prior to the First Effective Time. Immediately after the Second Effective Time, the board of directors and executive officers of the Surviving LLC shall be the board of directors and executive officers of Merger Sub II immediately prior to the Second Effective Time.

Section 3.06 Effect of the Mergers on the Company Preferred Stock and Company Common Stock. Upon the terms and subject to the conditions of this Agreement, at the First Effective Time, by virtue of the First Merger and without any further action on the part of Parent, Merger Sub I, Merger Sub II, the Company, the Company Stockholders or the holders of any of the securities of Parent, the following shall occur:

(a) Each share of Company Preferred Stock and Company Common Stock (other than Excluded Shares) issued and outstanding immediately prior to the First Effective Time will be cancelled and automatically deemed for all purposes to represent the right to receive its Pro Rata Share of the Total Consideration, without interest, upon surrender of the Certificate(s) representing such share of Company Preferred Stock or Company Common Stock, as applicable. As of the First Effective Time, each Company Stockholder shall cease to have any other rights in and to the Company, the Surviving Corporation, and each Certificate relating to the ownership of shares of Company Preferred Stock and Company Common Stock (other than Excluded Shares) shall thereafter represent only the right to receive the applicable portion of the Total Consideration.

(b) No fraction of a share of Parent Common Stock will be issued by virtue of the First Merger, and each Company Stockholder who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such Company Stockholder) shall receive from Parent, in lieu of such fractional share, an amount of cash, without interest, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of Parent Common Stock to which such Company Stockholder would have been entitled but for this Section 3.06(b), multiplied by (ii) $10.

(c) Each issued and outstanding share of common stock of Merger Sub I shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving

Corporation. From and after the First Effective Time, all certificates representing the common stock of Merger Sub I shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d) Each share of Company Preferred Stock and Company Common Stock held in the Company’s treasury or owned by Parent, Merger Sub I, Merger Sub II or the Company immediately prior to the First Effective Time (each, together with each share of Company Preferred Stock and Company Common Stock described in the next sentence, an “Excluded Share”), shall be cancelled and no consideration shall be paid or payable with respect thereto. Each share of Company Preferred Stock and Company Common Stock held by any wholly owned Subsidiary of Parent (other than Merger Sub I or Merger Sub II) or of the Company shall be converted into a number of shares of Parent Common Stock equal to the sum of (x) the number of shares of Parent Common Stock that such Subsidiary would be entitled to receive not taking into account this Section 3.06(d) and (y) a number of shares of Parent Common Stock equal to the quotient of the amount of cash that such Subsidiary would be entitled to receive not taking into account this Section 3.06(d), divided by, the Closing Share Price.

(e) The numbers of shares of Parent Common Stock that the Company Stockholders are entitled to receive as a result of the First Merger and as otherwise contemplated by this Agreement shall be adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Parent Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock occurring on or after the date hereof and prior to the Closing.

Section 3.07 Certificates.

(a) From and after the First Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Preferred Stock or Company Common Stock that were outstanding immediately prior to the First Effective Time. If, after the First Effective Time, any Certificate is presented to the Surviving Corporation or Parent for transfer, it shall be cancelled and deemed exchanged for (without interest and after giving effect to any required Tax withholdings as provided in this Agreement) the portion of the Total Consideration represented by such Certificate.

(b) If any Certificate shall have been lost, stolen or destroyed: (i) upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed; and (ii) if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, Parent will issue the portion of the Total Consideration attributable to such Certificate (without interest and after giving effect to any required Tax withholdings as provided in this Agreement).

Section 3.08 Taking of Necessary Action; Further Action. If, at any time after the First Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation following the First Merger, or the Surviving LLC following the Second Merger, with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Merger Sub I, Merger Sub II, the officers and directors (or their designees) of the Company, Merger Sub I and Merger Sub II are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Section 3.09 Certain Adjustments. If, between the date of this Agreement and the First Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reclassification, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Closing Stock Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change.

Section 3.10 Withholding. Notwithstanding anything herein to the contrary, Parent, Merger Sub I, Merger Sub II, the Company, the Surviving Corporation, the Surviving LLC, the Escrow Agent and any other applicable withholding agent shall be entitled to deduct and withhold from any amounts paid or payable pursuant to this Agreement such amounts as such Person is required to deduct and withhold with respect to such payment under the Code or any other provision of applicable Tax Law; provided that so long as the FIRPTA Certificates and Forms W-9 described in Section 7.10 are timely received by Parent, the Parties acknowledge that as of the date hereof (and based on the provisions of the Code and the Treasury Regulations promulgated thereunder as in effect on the date hereof), no U.S. federal income tax withholding shall be required with respect to the payment of the Closing Merger Consideration in exchange for shares of Company Common Stock pursuant to the Mergers; provided, further that if Parent, Merger Sub I, Merger Sub II, the Company, the Surviving Corporation, or the Surviving LLC determines that an amount is required to be deducted and withheld (other than any withholding required resulting from (x) the Company’s or any Company Stockholder’s failure to deliver or timely update a FIRPTA Certificate or a Form W-9 or (y) any compensatory payment made hereunder), at least five (5) Business Days prior to the date the applicable payment is scheduled to be made, Parent shall provide the Stockholders’ Representative with written notice of the intent to deduct and withhold, which shall include a copy of the calculation of the amount to be deducted and withheld and any applicable provision of U.S. federal, state, local or foreign Tax law pursuant to which such deduction and withholding is required and provide the recipient of such payment a reasonable opportunity for such recipient to provide forms or other evidence that would exempt such amounts from withholding. To the extent that amounts are so deducted or withheld and timely paid or remitted to the appropriate Governmental Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except in each case as set forth in the applicable disclosure schedules corresponding to the referenced section or subsection below, delivered by the Company to the Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”), and subject to the terms, conditions and limitations set forth in this Agreement, the Company hereby represents and warrants to Parent, Merger Sub I and Merger Sub II as set forth below. Each section of the Company Disclosure Letter shall be deemed to incorporate by reference all information disclosed in any other section of the Company Disclosure Letter if it is reasonably apparent on its face that such disclosure is applicable to such other section of the Company Disclosure Letter.

Section 4.01 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and the Company has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and to carry on its businesses as now conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires such qualification, except where the failure to hold such authorizations, licenses and permits or to be so qualified would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. Complete and correct copies of the Organizational Documents of the Company and each of its Subsidiaries, in each case as in effect as of the date of this Agreement, have been made available to Parent. Neither the Company nor any of its Subsidiaries is in breach of such Person’s Organizational Documents.

Section 4.02 Subsidiaries. Schedule 4.02 sets forth the name and jurisdiction of each of the Subsidiaries of the Company. Except as set forth on Schedule 4.02, neither the Company nor any of its Subsidiaries owns or holds the right to acquire any stock, partnership interest or joint venture interest or other equity ownership interest in any other partnership, corporation, organization or entity. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, has all requisite corporate, or other legal entity, as the case may be, power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership, lease and operation of property or the conduct of its businesses as now conducted requires it to qualify, except in each such case where the failure to hold such authorizations, licenses and permits or to be so qualified would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

Section 4.03 Authorization; No Breach; Valid and Binding Agreement.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby (including the Mergers). The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate actions or proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby (including the Mergers) and thereby.

(b) Except as set forth on Schedule 4.03(b), the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in any breach of, constitute a default (or an event that, with or without notice or lapse of time or both, would become a default) under, result in a violation of, result in the creation of any Lien upon any assets or properties of the Company or any of its Subsidiaries under, give rise to any right of payment, penalty, modification, amendment or termination, cancellation or acceleration with respect to, or loss or impairment of any right under, or require any authorization, consent, approval, exemption or other action by, notice to or filing with any court or other Governmental Authority under (i) the provisions of the Company’s or any of its Subsidiaries’ Organizational Documents, (ii) any Contract or instrument or Permit to which the Company or any of its Subsidiaries or its or their respective properties or assets is bound, or (iii) any Law, statute, rule or regulation or order, judgment or decree to which the Company or any of its Subsidiaries is subject or its or their respective properties or assets are subject; except, with respect to clause (ii) or (iii) of this Section 4.03(b), where the failure to obtain such authorization, consent, approval or exemption would not, individually or in the aggregate, (x) be material to the Company or its Subsidiaries (taken as a whole) or (y) prevent, materially impair or materially delay the consummation of the transactions contemplated hereby (including the Mergers).

(c) The execution and delivery of this Agreement or any Ancillary Agreement by the Company do not, and the performance of this Agreement or any Ancillary Agreement by the Company will not, require any Regulatory Approval except for: (i) the filing of the Certificate of Merger in accordance with the DGCL; (ii) compliance with, filings under, and approvals of Governmental Authorities relating to, the requirements of the HSR Act, the federal securities Laws and/or any U.S. state securities or “blue sky” Laws, the rules and regulations of the NASDAQ; and (iii) Regulatory Approvals where the failure to obtain such Regulatory Approvals would not, individually or in the aggregate, (A) result in a material liability on, or impose an injunction that is materially adverse to, the Company (or, after the Closing, the Surviving Corporation) and its Subsidiaries or (B) prevent, materially impair or materially delay the consummation of the Transactions.

(d) This Agreement has been, and at Closing each Ancillary Agreement to which the Company is a party will be, duly executed and delivered by the Company and assuming that this Agreement and each Ancillary Agreement is a valid and binding obligation of the other parties hereto, this Agreement and each Ancillary Agreement to which the Company is a party constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

Section 4.04 Capitalization

(a) Schedule 4.04(a) sets forth all of the authorized, issued and outstanding capital stock of the Company, and all of each of the Company’s Subsidiaries’ authorized, issued and outstanding equity interests (the “Subsidiary Shares”). The Company Stockholders are collectively the record and beneficial owners of all of the Shares and collectively the record and beneficial indirect owners of all of the Subsidiary Shares. The Company Stockholders own all of the Shares, and indirectly own all of the Subsidiary Shares, free and clear of all Liens, other than restrictions imposed by state and federal securities Laws. All of the equity interests of the Company and all of the Subsidiary Shares have been duly authorized and, to the extent applicable, are validly issued, fully paid and nonassessable and issued free and clear of preemptive or similar rights. Except as set forth on Schedule 4.04(a), neither the Company nor any of the Company’s Subsidiaries has any other equity securities or securities containing any equity features authorized, issued, reserved for issuance or outstanding, and there are no agreements, options, warrants, convertible or exchangeable securities or other rights or arrangements relating to the interest or capital stock of, or other equity or voting interest in the Company or any of the Company’s Subsidiaries existing, authorized or outstanding which provide for the sale, delivery or issuance of any of the foregoing by the Company or any of the Company’s Subsidiaries. Except as set forth on Schedule 4.04(a), there are no authorized, issued, reserved for issuance or outstanding (i) shares of preferred or common stock or other equity interests or voting securities of the Company or any of the Company’s Subsidiaries, (ii) securities convertible or exchangeable into equity interests of the Company or any of the Company’s Subsidiaries, (iii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other Contracts that could require the Company or any of the Company’s Subsidiaries to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem equity interests of the Company or any of the Company’s Subsidiaries, or (iv) stock appreciation, phantom equity, profit participation or similar rights with respect to the interest or capital stock of, or other equity or voting interest in, the Company or any of the Company’s Subsidiaries to which the Company or any of the Company’s Subsidiaries is a party or is bound. The Company and its Subsidiaries do not have any outstanding bonds, debentures, notes or other obligations that provide the holders thereof the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with the owners of the Company or any of its Subsidiaries on any matter. No Subsidiary of the Company owns any shares of Company Preferred Stock, Company Common Stock or any other Shares.

(b) As of the date of this Agreement, there is no outstanding Indebtedness for borrowed money (or guarantees thereof) of the Company and its Subsidiaries (excluding intercompany Indebtedness for borrowed money among the Company and/or any of its wholly owned Subsidiaries) other than Indebtedness for borrowed money reflected on the consolidated balance sheet of the Company and its Subsidiaries set forth in the Financial Statements.

Section 4.05 Financial Statements.

(a) Schedule 4.05(a) contains true, correct and complete copies of the Company’s and its Subsidiaries’ (i) unaudited consolidated balance sheets as of September 30, 2020 (the “Latest Balance Sheet”) and statements of income, stockholder’s or member’s equity (as applicable) and cash flows for the nine (9)-month period then ended and (ii) audited consolidated balance sheets as of December 31, 2019 and December 31, 2018 and statements of income, stockholder’s or member’s equity (as applicable) and cash flows for the twelve (12)-month periods then ended (together with the Latest Balance Sheet, collectively, the “Financial Statements”). Except as set forth on Schedule 4.05(a), the Financial Statements have been based upon the information contained in the Company’s and its Subsidiaries’ books and records, have been prepared in accordance with GAAP, consistently applied throughout the periods indicated, and present fairly and accurately in all material respects the financial position, cash flows and results of operations of the Company and its Subsidiaries (taken as a whole) as of the times and for the periods referred to therein.

(b) The Company and its Subsidiaries have no Liabilities, except (i) Liabilities specifically and adequately reserved for on the Latest Balance Sheet in accordance with GAAP, (ii) Liabilities that were incurred after the date of the Latest Balance Sheet in the Ordinary Course of Business and not arising from any breach of Contract by the Company or any of its Subsidiaries (none of which is resulting from a material breach of contract, breach of warranty, tort, infringement or misappropriation), (iii) Liabilities specifically disclosed in Schedule 4.05(b) and (iv) Liabilities that would not be material, individually or in the aggregate, to the Company and its Subsidiaries (taken as a whole).

(c) All books, records and accounts of the Company and its Subsidiaries are maintained in all material respects in accordance with applicable Laws. The Company and its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed with management’s general or specific authorizations as necessary, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) to the extent applicable, material information relating to the Company and its Subsidiaries is promptly made known to the officers responsible for establishing and maintaining the system of internal control over financial reporting, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material difference and (v) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which reasonably could adversely affect the Company and its Subsidiaries’ ability to record, process, summarize and report financial information, and any fraud (whether or not material) that involves management or other employees who have a significant role in the Company and its Subsidiaries’ internal control over financial reporting, are, to the extent necessary, adequately and promptly disclosed to the Company and its Subsidiaries’ independent auditors and any audit committees of any of the Company and its Subsidiaries’ respective boards of directors. Since January 1, 2017, the Company has not identified and has not been advised by the Company’s auditors of any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a role in the Company’s and its Subsidiaries’ internal controls over financial reporting.

Section 4.06 Absence of Certain Developments. Since December 31, 2019 until the date hereof, there has not been any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect. Since December 31, 2019, (a) the Company and its Subsidiaries have operated in the Ordinary Course of Business, and (b) neither the Company nor any of its Subsidiaries has taken any action that would have been prohibited by Section 7.01(a) if it were taken after the date hereof and prior to the Closing Date.

Section 4.07 Title to Properties.

(a) Except as set forth on Schedule 4.07(a), the Company and each of its Subsidiaries owns good and marketable title to, or holds pursuant to valid and enforceable leases, all of the material, tangible personal property, used or held for use by them in the conduct of their business, free and clear of all Liens, except for Permitted Liens.

(b) The real property demised by the leases described on Schedule 4.07(b)(i) (the “Leased Real Property”) constitutes all of the real property leased by the Company and its Subsidiaries. Except as set forth on Schedule 4.07(b)(ii), the Leased Real Property leases are in full force and effect, and either the Company or one of its Subsidiaries holds a legal, binding, valid, enforceable and existing leasehold interest in each parcel or tract of real property leased by it under each such lease, subject to proper authorization and execution of such lease by the other party and the application of any bankruptcy or creditor’s rights Laws. The Company has delivered or made available to Parent complete and accurate copies of each of the leases described on Schedule 4.07(b), and none of such leases have been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered or made available to Parent. Neither the Company nor any of its Subsidiaries, and to the Company’s Knowledge no other party to any such leases, is in default, or has delivered or received any notice of default, under any of such leases and no event has occurred that with notice or the passage of time, or both, would constitute a default under any such leases. Neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof.

(c) Neither the Company nor any of its Subsidiaries owns any real property.

Section 4.08 Tax Matters.

(a) Each of the Company and its Subsidiaries has timely filed or caused to be timely filed (taking into account extensions) with the appropriate Taxing authorities all federal income and all other material Tax Returns that are required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. All material Taxes due and payable by the Company and its Subsidiaries (whether or not shown on any such Tax Return) have been duly and timely paid. Each of the Company and its Subsidiaries has properly deducted, withheld and collected and timely remitted to the appropriate Taxing authorities all material Taxes required to be deducted, withheld or collected in respect of any amounts paid or owing to, or received or owing from, any employee, creditor or other third party.

(b) Each Financial Statement and Updated Financial Statement reflects proper and sufficient accruals and reserves, in accordance with GAAP, for all unpaid Taxes of the Company and its Subsidiaries in respect of all periods ending on or before the date of such financial statement.

(c) Neither the Company nor any of its Subsidiaries (i) is or has been a member of an Affiliated Group, other than an Affiliated Group the common parent of which is the Company, or (ii) has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), as a transferee or successor, or by contract (other than contracts entered into in the Ordinary Course of Business, the principal purpose of which is not related to Taxes (e.g., leases)).

(d) There are no audits, disputes, investigations, claims, inquiries, examinations or other proceedings with respect to any federal income or other material Tax Return or material Taxes of the Company or any of its Subsidiaries currently being conducted or threatened in writing. None of the Company and its Subsidiaries has received any written notice from any Taxing authority relating to any Tax or Tax Return which could have an adverse effect in any material respect on the Tax liability of the Company or any of its Subsidiaries after the Closing which is not resolved prior to the Closing.

(e) No written claim has been made by a Governmental Authority in a jurisdiction in which the Company or any of its Subsidiaries does not file a Tax Return or pay Taxes of a particular type that such entity is or may be subject to Taxes of such type or required to file Tax Returns of such type in such jurisdiction.

(f) None of the Company and its Subsidiaries has entered into an agreement or granted a waiver that is currently in effect extending any statute of limitations or any period of time with respect to the payment, assessment or collection of any material Taxes or the examination of any material Tax Return, which waiver or extension would be in effect after the Closing Date.

(g) In the past three (3) years, neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(h) Neither the Company nor any of its Subsidiaries is or has ever been a beneficiary of or otherwise participated in any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2).

(i) There are no Liens for Taxes upon any of the Shares or any asset of the Company or any of its Subsidiaries other than Permitted Liens.

(j) Each of the Company and its Subsidiaries is organized in the jurisdiction, and has the U.S. federal income tax classification, in each case, that is set forth on Schedule 4.08(j). Schedule 4.08(j) sets forth, for the

Company and each of its Subsidiaries, each entity classification election made pursuant to Treasury Regulations Section 301.7701-3(c) by or with respect to such entity, if any, and the effective date of such election.

(k) None of the Company and its Subsidiaries is a party to, or has any liability under, any Tax allocation, sharing, indemnification or similar agreement or arrangement, or any other agreement providing for payments in respect of Taxes or Tax benefits, other than agreements entered into in the Ordinary Course of Business, the principal purpose of which is not related to Taxes.

(l) None of the Company and its Subsidiaries will be required to include any material amount in taxable income, or exclude any material deduction in determining taxable income, for any taxable period (or portion thereof) beginning after the Closing Date as a result of: (i) any change in method of accounting made prior to Closing for a taxable period ending on or prior to the Closing Date; (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) entered into prior to the Closing; (iii) any installment sale or open transaction disposition made prior to the Closing; (iv) any deferred revenue accrued or any prepaid amount received, or paid, prior to the Closing; or (v) any intercompany transaction or “excess loss account” described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state or local income Tax Law).

(m) None of the Company and its Subsidiaries has made an election under Section 956(h) of the Code and none of them will be obligated to pay any Taxes after the Closing Date as a result of the application of Section 965 of the Code. None of the Company and its Subsidiaries has deferred the payment of any Tax or claimed or received any Tax refund or credit pursuant to the CARES Act.

(n) There are no Tax rulings, requests for rulings, technical advice memoranda, closing agreements or similar agreements or rulings relating to Taxes that have been issued to or with respect to the Company or any of its Subsidiaries or into which either the Company or any of its Subsidiaries has entered into that would be binding on any of the Company or any of its Subsidiaries in any taxable period (or portion thereof) after the Closing Date.

(o) The Company has not taken any action, and is not aware of any fact or circumstance (without conducting independent inquiry or diligence of any other relevant party), that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. No amounts have been received by a holder of Company capital stock prior to the Mergers, either in a redemption or in a distribution with respect to the capital stock of the Company, which amounts could be treated as other property or money received in the exchange for purposes of Section 356 of the Code, or would be so treated if the relevant holder had also received shares of Parent Common Stock in exchange for such holder’s shares of capital stock in the Company.

Section 4.09 Contracts and Commitments.

(a) Except as set forth on Schedule 4.09(a), neither the Company nor any of its Subsidiaries is party to any:

(i) collective bargaining or other Contract with any labor union, works council or similar labor organization;

(ii) Contract, agreement or indenture relating to any Indebtedness or to mortgaging, pledging or otherwise placing a Lien on any portion of their properties or assets (A) pursuant to which, the Company or any of its Subsidiaries has incurred or may incur Indebtedness exceeding $500,000 for which any of the Company or any of its Subsidiaries will be liable following the Closing, or (B) relating to any Liens on assets of the Company or any of its Subsidiaries;

(iii) guaranty of any Indebtedness or other material guaranty;

(iv) Contract, lease or agreement under which it is lessee of, or holds, uses or operates any real or personal property or assets owned by any other party, for which the annual rental or payment commitment exceeds $250,000;

(v) Contracts or group of related Contracts with any Top Customer and any other customer for which calendar year 2019 sales exceeded $250,000, with any Top Distributor and any other distributor for which calendar year 2019 sales exceeded $250,000 or any Top Supplier and any other supplier for which calendar year 2019 spend exceeded $100,000;

(vi) Contracts or agreements relating to the acquisition or disposition (whether by merger, sale of equity, sale of assets or otherwise) of any Person or business or the equity or substantially all of the assets of any Person by the Company or any of its Subsidiaries since the Look-back Date or the future acquisition or disposition (whether by merger, sale of equity, sale of assets or otherwise) of any Person or business or the equity or substantially all of the assets of any Person by the Company or any of its Subsidiaries or, pursuant to which the Company or any of its Subsidiaries have any continuing “earn out” or other contingent payment obligations or any surviving material indemnification obligations;

(vii) joint venture, partnership, limited liability company or similar agreement with any third party (including any agreement providing for joint development or marketing);

(viii) (A) Contract or agreement pursuant to which the Company or any of its Subsidiaries licenses or is otherwise permitted by a third party to practice, use or register any material Intellectual Property Rights (other than “shrink wrap licenses,” “click through” licenses and licenses to off-the-shelf Software on standard commercial terms), or (B) Contract or agreement pursuant to which a third party licenses or is permitted to use or register any Company-Owned IP Rights (other than non-exclusive licenses granted in the Ordinary Course of Business, including in connection with the sale or licensing of any products or services), in each case of clauses (A) and (B), that involved aggregate payments by or to the Company or any of its Subsidiaries in excess of $1,000,000 during the twelve (12)-month period ended on the date of the Latest Balance Sheet, but excluding (x) non-disclosure agreements entered into in the Ordinary Course of Business, and (y) agreements with employees and contractors entered into in the Ordinary Course of Business;

(ix) distribution, sales representative, marketing or similar Contract or agreement that required the Company and its Subsidiaries to make commission payments under such agreement in excess of $250,000 during the twelve (12)-month period ended on the date of the Latest Balance Sheet;

(x) Contract or agreement pursuant to which the Company or any of its Subsidiaries would be required to make, in the aggregate, capital expenditures in excess of $250,000;

(xi) Contract or agreement that limits or purports to limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any product or with any Person or in any geographic area or market or during any period of time;

(xii) Contract or agreement that contains “most-favored-nation” obligations or restrictions, or rights of first refusal or offer or any similar requirement or right, in each case binding the Company and its Subsidiaries in favor of any third party;

(xiii) Contract or agreement where the Company or any of its Subsidiaries is subject to a requirement of exclusive dealing or any similar exclusivity obligation;

(xiv) any interest, currency or hedging derivatives or similar Contracts;

(xv) Contract or agreement that limits the incurrence of Indebtedness or the declaration or payment of any dividends or other distributions;

(xvi) Contract or agreement that involves payment to or by the Company or any of its Subsidiaries in excess of $250,000 annually that is not terminable by the Company or its Subsidiaries on sixty (60) days’ notice or less without premium or penalty; or

(xvii) Contract or agreement that relates to the settlement of any Action (A) by any Governmental Authority since the Look-back Date, (B) that materially restricts or imposes obligations upon the Company or any of its Subsidiaries or (C) requires payment by the Company or any of its Subsidiaries of more than $250,000 after the date hereof.

(b) Each Contract described in clauses (i) through (xvii) of Section 4.09(a) is a “Material Contract.” Parent either has been supplied with, or has been given access to, a true and correct copy of all Material Contracts, together with all supplements, amendments, waivers or other changes thereto.

(c) Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party thereto is in material breach of, violation of or default under any Material Contract. No event has occurred that with notice or lapse of time or both would constitute a material breach of, violation of or default under, any Material Contract by the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any counterparty. All Material Contracts are valid and in full force and effect and constitute legal, valid and binding obligations of the Company or such Subsidiary and each counterparty, and are enforceable against the Company or such Subsidiary and the counterparty thereto in accordance with their respective terms, except as enforceability may be limited by bankruptcy laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

Section 4.10 Intellectual Property; Privacy.

(a) Schedule 4.10(a) sets forth a list as of the date hereof of all Patents, registered Marks, registered Copyrights and domain name registrations, including any applications for any of the foregoing, included in the Company-Owned IP Rights (the “Company Registered IP”).

(b) The Company or its Subsidiaries, as the case may be, exclusively own all right, title and interest in and to the Company-Owned IP Rights free and clear of all Liens except for Permitted Liens. The Company Registered IP is subsisting and, to the Company’s Knowledge, not invalid or unenforceable. The Company and its Subsidiaries are current in the payment of all registration, maintenance and renewal fees with respect to the Company Registered IP as such payments come due, except in each case as the Company or its Subsidiaries has elected in its reasonable business judgment to abandon or permit to lapse a registration or application.

(c) None of the Company-Owned IP Rights is subject to any Order adversely affecting the use thereof or rights thereto by the Company or its Subsidiaries in any material respect. There is no opposition or cancellation Action pending against the Company or its Subsidiaries concerning the ownership, validity or enforceability of any Company-Owned IP Rights (other than proceedings in the Ordinary Course of Business related to the application for any item of Company-Owned IP Rights).

(d) Since the Look-back Date, there has been, and as of the date hereof, there is, no infringement or misappropriation, or other violation by a third party, or written allegation made by the Company or its Subsidiaries thereof, of any Company-Owned IP Rights.

(e) The operation of the Company or any of its Subsidiaries as currently conducted as of the date hereof, and as will be conducted immediately following the Closing, does not infringe, misappropriate or otherwise violate, and the operation of the Company or any of its Subsidiaries as conducted since the Look-back Date has not infringed, misappropriated or otherwise violated, the Intellectual Property Rights of any other Person. Neither the Company nor any of its Subsidiaries has received any written notice since the Look-back Date alleging that the operation of the Company or any of its Subsidiaries infringes, misappropriates, violates or otherwise conflicts with the Intellectual Property Rights of any other Person.

(f) The Company and its Subsidiaries have secured from all founders, consultants, advisors, employees and independent contractors who independently or jointly contributed, to or participated in, the conception, reduction to practice, creation or development of any material Technology for the Company or Company-Owned IP Rights (each, a “Contributor”), exclusive ownership of, free and clear of all Liens except for Permitted Liens, all of the Contributors’ Intellectual Property Rights in such contribution that the Company does not otherwise own by operation of law. No Contributor owns or, to the Company’s Knowledge, claims any rights, licenses, claims or interest whatsoever with respect to any material Company-Owned IP Rights developed by the Contributor for the Company or its Subsidiaries. Without limiting the foregoing, the Company has obtained written and enforceable Contracts, forms of which have been provided to Parent, with respect to assignments of material Company-Owned IP Rights, from all current and former Contributors.

(g) The Company and its Subsidiaries have taken commercially reasonable steps to protect and maintain the confidentiality of any material Trade Secrets included in the Company-Owned IP Rights (except for any Company-Owned IP Rights whose value would not reasonably be expected to be impaired in any material respect by disclosure), and to the Company’s Knowledge, there have been no material misappropriation or unauthorized uses or disclosures of any such material Trade Secrets.

(h) The Company and its Subsidiaries own, license, sublicense, or otherwise possess legally enforceable and sufficient rights to all Intellectual Property Rights and other intangible assets necessary to conduct the business of the Company and its Subsidiaries immediately following the Closing in all material respects in substantially the same manner as such business is conducted as of the date hereof. The Company and its Subsidiaries may exercise, transfer, or license the Company IP Rights and any material Technology owned, or purported to be owned by, or licensed to, the Company or any Subsidiary, without material restriction or material payment to any Person (except as set forth in any applicable Material Contract). Neither this Agreement nor any of the transactions contemplated hereby will restrict or impair the right of the Company or its Subsidiaries to transfer, enforce or license any Company-Owned IP Rights or material Technology owned, or purported to be owned, by the Company or any Subsidiary as such right exists as of the date hereof. The consummation of the transactions contemplated by this Agreement will not cause (i) the forfeiture or termination of, or give rise to a right of forfeiture or termination of any material Company IP Rights, (ii) the grant of any rights or licenses to any Company-Owned IP Right or Intellectual Property Rights owned by Parent or any of its Affiliates, or (iii) additional payment obligations by the Company or its Subsidiaries to use or exploit any material Company IP Rights to the same extent as the Company and its Subsidiaries were permitted before the date of this Agreement.

(i) Neither the Company nor its Subsidiaries has (i) combined Open Source Software with any material Software owned by the Company or its Subsidiaries (the “Company Software”), and (ii) distributed such combined Software such that such Company Software would become subject to the terms of the license under which such Open Source Software is licensed that require the disclosure or distribution to any Person or the public of any portion of the source code for such Company Software or limit the terms (including royalty terms) under which such Company Software may be licensed or distributed. The Company and its Subsidiaries are in material compliance with the terms and conditions of all relevant licenses for Open Source Software used by the Company or its Subsidiaries. Neither the Company nor its Subsidiaries has delivered, licensed or made available, or is under a duty or obligation (whether present, contingent, or otherwise) to deliver, license or make available, the source code for any Company Software to any escrow agent or other Person who is not an employee or consultant and acting on behalf of the Company or its Subsidiaries.

(j) The IT Systems (i) do not contain any malware or security vulnerability that would reasonably be expected to interfere with the ability of the Company and its Subsidiaries to conduct their business in any material respect or present a material risk of unauthorized access, disclosure, use, corruption, or loss of any Personal Information or other material non-public information, and (ii) since the Look-back Date, have not been affected by any material failure, breakdown, persistent substandard performance or unauthorized access or use that has not been remediated in all material respects as of the date hereof. The Company and its Subsidiaries (x) have taken commercially reasonable steps to audit the IT Systems for malware and security vulnerabilities, and such audits have not identified any material issues that remain unremediated in any material respect; and

(y) have not been notified in writing of, and to the Company’s Knowledge there are not any, material cybersecurity or data and information security deficiency with respect to the IT Systems (including in any IT Systems audit or by any Governmental Authority or other third Person) that has not been remediated in all material respects as of the date hereof.

(k) The Company and its Subsidiaries (i) have implemented and comply with commercially reasonable written data and information security, business continuity and disaster recovery plans and procedures that are consistent with commercially reasonable industry practices and applicable Laws, and (ii) have taken commercially reasonable steps to assess and test such plans and procedures on no less than an annual basis, and such assessments and tests have not identified any material issues that remain unremediated.

(l) The Company and its Subsidiaries (and any third Person using Personal Information on their behalf) comply in all material respects with its binding internal policies and privacy statements related to privacy and security of IT Systems (and the data therein, including Personal Information), and applicable Privacy Laws (including the most current version of the Payment Card Industry Data Security Standards, as applicable), including by providing and making accessible a privacy statement or terms of use regarding the receipt, collection, retention, storage, protection, security, use, disclosure, distribution, transmission, analysis, monitoring, maintenance, modification, processing and disposal (collectively, “Use”) of all Personal Information Used by the Company to individuals from whom such Personal Information was collected or to whom such Personal Information relates. Since the Look-back Date, neither the Company nor any of its Subsidiaries has received any written claims, notices or complaints asserting non-compliance in any material respect with applicable Privacy Laws or privacy statements regarding the Company’s, or its Subsidiaries’ information practices or the Use of any Personal Information, or alleging a violation of any individual’s privacy, publicity or confidentiality rights, including from the U.S. Federal Trade Commission, any similar foreign bodies, or any other Governmental Authority. Since the Look-back Date, neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any Person to whom Company or any of its Subsidiaries has provided Personal Information or processes such Personal Information on behalf of Company, has been subject to any material breach or unauthorized access to or use, disclosure or destruction of, Personal Information Used by the Company or its Subsidiaries. The Company and its Subsidiaries have (i) taken commercially reasonable efforts (including implementing reasonable technical, physical or administrative safeguards) to protect all Personal Information Used by the Company against any unauthorized use, access or disclosure and (ii) entered into written agreements with all third-party service providers, outsources, processors or other third Persons who Use Personal Information on behalf of the Company and its Subsidiaries that obligate such Persons to comply with all applicable Privacy Laws and to take steps to protect and secure Personal Information from loss, theft, misuse or unauthorized use, access, modification or disclosure, in each case to the extent required by applicable Privacy Laws.

(m) The Company has cybersecurity and data breach insurance that is consistent with commercially reasonable industry practices in respect of the IT Systems and the nature and volume of Personal Information and other non-public information that any of them (or a third Person on behalf of any of them) uses.

Section 4.11 Litigation. Except as set forth on Schedule 4.11, since the Look-back Date there have been no, and there currently are no, material actions, suits or Actions, pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries, at law or in equity, before or by any Governmental Authority, and neither the Company nor any of its Subsidiaries is subject to any material outstanding judgment, order, investigation, decree, injunction, ruling, decision or award of any court or Governmental Authority. Except as set forth on Schedule 4.11, the Company and its Subsidiaries are not, and since the Look-back Date, have not been, subject to any material actions, suits or Actions, at law or in equity, before or by any Governmental Authority, with respect to any products or services that are marketed, advertised, offered or sold on their behalf on any theory, including product liability, defect, failure to warn, breach of representation or warranty or indemnity, other than individual customer complaints in the Ordinary Course of Business that were resolved without material cost or liability.

Section 4.12 Employee Benefit Plans.

(a) Schedule 4.12(a) sets forth an accurate and complete list of all material Plans. Each of the Plans that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), has received a favorable determination letter from the Internal Revenue Service or is a prototype plan that is entitled to rely on an opinion letter issued by the Internal Revenue Service to the prototype plan sponsor regarding qualification of the form of the prototype plan and no such determination letter has been revoked and, to the Company’s Knowledge, nothing has occurred and no condition or circumstance exists that would reasonably be expected to result in the loss of the qualified status of any such Plan. The Plans have been established, maintained, operated and funded in all material respects with their terms and the requirements of the Code, ERISA and applicable Law.

(b) With respect to the Plans, all required material contributions and payments that have become due have been made or properly accrued in accordance with any applicable accounting requirements.

(c) The Company has made available to Parent copies, to the extent applicable, of: (i) each Plan (or a written description of the material terms and conditions of any material Plan that is unwritten), (ii) the most recent summary plan description (and summary of material modifications), (iii) the most recently filed Form 5500 annual report for each Plan, if any, (iv) the most recent determination letter or opinion letter, as applicable, received from the Internal Revenue Service, and (v) any written notices to or from any Governmental Authority relating to any compliance issues.

(d) Neither the Company nor any of its Subsidiaries maintains, sponsors, contributes to or have, or could reasonably be expected to have, any Liability with respect to, (i) any employee benefit plan that is subject to Title IV of ERISA, (ii) any “multiemployer plan” (as such term is defined under Section 3(37) of ERISA), (iii) any multiple employer plan as described in Section 413(c) of the Code, or (iv) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. Except as listed on Schedule 4.12, neither the Company nor any of its Subsidiaries has any obligation to provide post-employment health, life or other welfare benefits other than as required under Section 4980B of the Code or any similar applicable state Law. Neither the Company nor any of its Subsidiaries has incurred any material Liability under Title I of ERISA for which the Company or any of its Subsidiaries would reasonably be expected to be liable. There has been no prohibited transaction described in Section 406 of ERISA or Code Section 4975 for which an exemption is not available with respect to any Plan which could reasonably be expected to result in material Liability to the Company or any of its Subsidiaries.

(e) There is no current, pending or, to the Company’s Knowledge, threatened material Actions (except for routine claims for benefits) relating to any Plan.

(f) Except as listed on Schedule 4.12, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (alone or in combination with any other event, including a termination of employment on or following the Closing) result in (i) payment or provision of any additional, or an increase in the amount of, compensation or benefits, an acceleration of the amount of any compensation or benefits, or entitlement to any severance or similar benefit or change in employment status or responsibilities, payable to or in respect of any current or former employee, officer, director or other natural person service provider of the Company or any of its Subsidiaries, (ii) any acceleration in the vesting or payment of any compensation or benefits payable to or in respect of any current or former employee, officer, director or other natural person service provider of the Company or any of its Subsidiaries, (iii) any increased, enhanced or accelerated funding obligation with respect to any Plan, (iv) any restriction on the ability of the Company or its Subsidiaries to amend, modify or terminate any Plan, or (v) any forgiveness of indebtedness of any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries. Except as listed on Schedule 4.12, no amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement, by any employee, officer, director consultant of the Company or any of its Subsidiaries under any Plan or otherwise will not be deductible by reason of Section 280G of the Code or will be subject to an excise tax under Section 4999 of the Code. Neither the Company nor any of its Subsidiaries has any obligation to “gross-up” or otherwise indemnify any current or former employee, officer, director or consultant for the imposition of any Tax, including the excise Tax under Section 4999 of the Code or any Tax imposed under Section 409A of the Code.

(g) Each Plan maintained, sponsored or contributed to solely for the benefit of the employees located outside the United States (each, a “Non-U.S. Plan”), all of which are specifically identified on Schedule 4.12(g): (i) complies in all material respects with applicable Law; (ii) is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, to the extent such Non-U.S. Plan is required to be funded and/or book-reserved; (iii) has been registered to the extent required; and (iv) as of the date hereof, there is no pending or, to the Company’s Knowledge threatened material Actions relating to any Non-U.S. Plan.

Section 4.13 Insurance. All material policies of insurance maintained by or on behalf of the Company and each of its Subsidiaries (the “Insurance Policies”) are set forth on Schedule 4.13 and true and complete copies of such policies have been provided to Parent. All such Insurance Policies are, and since the Look-back Date have been, in full force and effect and all premiums due and payable in respect thereof have been timely paid and no written notice of cancellation, termination, material amendment or denial of coverage has been received by the Company or any of its Subsidiaries with respect to any such policy. All such Insurance Policies and all fidelity bonds maintained by the Company and each of its Subsidiaries are in full force and effect and neither the Company nor any of its Subsidiaries is in material default with respect to the provisions of any such policies and its payment obligations under any such policies. There is no claim pending under such Insurance Policies as to which the Company or any Subsidiary has received written notice that coverage has been denied.

Section 4.14 Compliance with Laws.

(a) The Company and each of its Subsidiaries is, and since the Look-back Date has been, in material compliance with all applicable Laws and regulations of any Governmental Authority, including Health Care Laws. Since the Look-back Date, neither the Company nor any of its Subsidiaries has received any written notice of any Action against any of them alleging any failure to comply with any applicable Law or regulation or that any product or any operation or activity of the Company is in violation of any Health Care Laws. Additionally, neither the Company, any of its Subsidiaries, nor any of their respective employees, officers, directors or, to the Company’s Knowledge, agents has been excluded, suspended, debarred or disqualified from participation in any federal health care program or human clinical research, or, to the Company’s Knowledge or its Subsidiaries, is subject to a governmental inquiry, action, Action or other similar action that could reasonably be expected to result in exclusion, suspension, debarment or disqualification.

(b) With respect to the products of the Company produced, manufactured, tested, developed, marketed, sold or distributed in all applicable jurisdictions, except as set forth on Schedule 4.14:

(i) neither the Company nor any of its Subsidiaries have received any written notice from any Governmental Authority identifying any actual or alleged violation of any applicable Health Care Laws or alleging or asserting noncompliance with any applicable Health Care Laws governing the production, manufacturing, testing, development, packaging, storage, handling, distribution, labeling, promotion, sale, offer for sale, marketing of the products manufactured, tested, developed, marketed, sold or distributed by or on behalf of the Company or any of its Subsidiaries;

(ii) neither the Company nor any of its Subsidiaries is subject to any obligation or requirement arising under any injunction, consent decree, inspection report, warning letter, untitled letter, United States Food and Drug Administration (“FDA”) Form 483, notice of adverse finding, notice of violation letter, other correspondence or written notice or other regulatory or administrative action issued by or entered into with the FDA or any comparable U.S. or foreign Governmental Authorities with regard to the production, development, testing, manufacture, packaging, storage, handling, distribution, labeling, promotion, sale, clearance or marketing of any of the products produced, manufactured, marketed, sold or distributed by or on behalf of the Company or any of its Subsidiaries; and

(iii) neither the Company nor any of its Subsidiaries has received any written notice from the FDA or any other comparable Governmental Authority regarding (A) any recall, market withdrawal or replacement of any cosmetic, drug product, medical device produced, manufactured, marketed, sold or distributed by or on behalf of the Company or any of its Subsidiaries, (B) a change in the marketing status or classification, or a material change in the labeling of any such products, or (C) a 510(k) rescission letter.

(c) All cosmetics, drug products and medical devices produced, designed, developed, manufactured, tested, assembled, packaged, labeled, marketed, sold or distributed by or on behalf of the Company or any of its Subsidiaries under all licenses, registrations, certificates, approvals, clearances, exemptions, authorizations, permits, product certifications, or other authorizations, or any supplements or amendments thereto required by applicable Laws, that are issued by the FDA or comparable U.S. or foreign Governmental Authorities and are necessary to develop, manufacture, market, distribute or sell the cosmetics, drug products and medical devices manufactured, tested, developed, marketed, sold or distributed by or on behalf of the Company or any of its Subsidiaries (the “Product Registrations”) are, and since the Look-back Date have been, produced, designed, developed, manufactured, tested, assembled, packaged, labeled, marketed, distributed and sold in material accordance with all specifications and standards in such Product Registrations and material compliance with all applicable Health Care Laws, including, without limitation, those regarding clinical trials and investigations, product approval or clearance, over-the-counter drug monographs, good manufacturing practices, labeling, advertising and promotion, establishment registration and drug and device listing, and reporting of recall and adverse events.

(d) Neither the Company nor any of its Subsidiaries have received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Product Registrations. The Company and its Subsidiaries possess all material Product Registrations and such Product Registrations are current and valid. The Company and its Subsidiaries are not in material violation of any term of any such Product Registrations, and no material deficiencies regarding compliance with applicable Law have been asserted by any Governmental Authority with respect to any such Product Registrations. Neither the Company nor any of its Subsidiaries has failed to file any required filing, declaration, Product Registration or other submission with respect to the products, the failure of which to file would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(e) Neither the Company nor any of its Subsidiaries has made any materially false statements on, or material omissions from, any applications, notifications, registrations, Product Registrations, reports, or other submissions to the FDA or any other Governmental Authorities under applicable Health Care Laws. Neither the Company nor any of its Subsidiaries has failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority in material violation of the FDA’s policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the FDA or any other Governmental Authority to invoke any similar policy.

(f) All cosmetics, drug products and medical devices manufactured by or on behalf of the Company or any of its Subsidiaries are, and since the Look-back Date have been manufactured at facilities that are registered with the FDA, to the extent legally required, and that hold all other necessary manufacturing permits, registrations, licenses, approvals, or other authorizations from comparable local, state and foreign Governmental Authorities (the “Manufacturing Permits”). All Manufacturing Permits held by the Company or any of its Subsidiaries are current and valid. The systems, processes, and operations at the facilities at which cosmetics, drug products and medical devices manufactured by or on behalf of the Company or any of its Subsidiaries are, and since the Look-back Date have been, in material compliance with all requirements or obligations of the Manufacturing Permits. Neither the Company nor any of its Subsidiaries have received written notice that any

Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Manufacturing Permits. All facilities of the Company and its Subsidiaries used to manufacture medical devices manufactured, marketed, sold or distributed by or on behalf of the Company hold valid and current Medical Device Single Audit Program (MDSAP) certifications and certifications of compliance with ISO 13485:2016.

(g) Since the Look-back Date, neither the Company nor any of its Subsidiaries has initiated, conducted or issued, or caused to be initiated, conducted or issued, or been required to initiate, conduct or issue any recall, field corrective action, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, or other notice or action to wholesalers, distributors, retailers, healthcare professionals or patients relating to an alleged lack of safety, efficacy or regulatory compliance of any cosmetic, drug product or medical device manufactured, tested, developed, marketed, sold or distributed by or on behalf of the Company or any of its Subsidiaries.

(h) As of the date of hereof, neither the Company and its Subsidiaries nor any of their facilities that manufacture cosmetics, drug products or medical devices manufactured, marketed, sold or distributed by or on behalf of the Company or any of its Subsidiaries are undergoing any FDA inspection or, to the Company’s Knowledge, any other comparable Governmental Authority investigation, inspection, or audit under applicable Health Care Laws.

(i) Except as set forth on Schedule 4.14(i), each of the Company and its Subsidiaries holds and is in compliance, in all material respects, and has been, since the Look-back Date, in compliance, in all material respects, with all material Permits, including Product Registrations and Manufacturing Permits, which are required for the operation of the business of the Company and its Subsidiaries as presently conducted. All such material Permits are valid and in full force and effect. Neither the Company nor any of its Subsidiaries has received written notice of any pending or, to the Company’s Knowledge, threatened, relating to the suspension, revocation or modification of any material Permit which is required for the operation of the business of the Company and its Subsidiaries as presently conducted.

(j) Since the Look-back Date, (i) neither the Company nor any of its Subsidiaries has violated any Law relating to anti-bribery or anticorruption, including the U.S. Foreign Corrupt Practices Act of 1977, as amended and as in effect at the time of such action (all such Laws, “Anticorruption Laws”), (ii) no director, officer, or employee, or, to the Company’s Knowledge, representative, consultant or other Person acting for or on behalf of the Company or any of its Subsidiaries has violated any Anticorruption Law, and (iii) neither the Company nor any of its subsidiaries has been the subject of any investigation, inquiry, or enforcement proceeding by any court, governmental, administrative or regulatory body regarding any violation or alleged violation of any Anticorruption Law, and no such investigation, inquiry or proceeding is pending or, to the Company’s Knowledge, threatened. Each of the Company and its Subsidiaries has adopted and maintains policies, procedures and controls reasonably designed to promote compliance with all applicable Anticorruption Laws in all material respects.

(k) Since the Look-back Date, neither the Company nor any of its Subsidiaries, nor any director, officer or managing employee of the Company has been a Sanctioned Person.

Section 4.15 Environmental Compliance. Except as set forth on Schedule 4.15:

(a) The Company and its Subsidiaries are, and since the Look-back Date have been, in compliance with all applicable Environmental Laws, except where the failure to comply would not be material to the Company and its Subsidiaries.

(b) The Company and its Subsidiaries have obtained and possess all material permits, licenses and other authorizations required under Environmental Laws for the operations of the Company and its Subsidiaries as currently conducted and are in compliance with all terms and conditions of such permits, licenses and authorizations, except where the failure to so obtain, possess or comply would not be material to the Company and its Subsidiaries.

(c) Neither the Company nor any Subsidiary has received, since the Look-back Date, any written notice of material violation of or notice of material Liability arising under, Environmental Laws, relating to the Company, its Subsidiaries or their facilities, the subject of which is unresolved.

(d) There are no Actions pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries, pursuant to Environmental Laws that would be material to the Company and its Subsidiaries.

(e) Neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, order or decree of any Governmental Authority relating to a violation of, or Liability under Environmental Laws, and that would be material to the Company and its Subsidiaries.

(f) There have been no Releases of Hazardous Materials at any location that have resulted or would reasonably be expected to result in a material Liability of the Company or any of its Subsidiaries.

Section 4.16 Customers, Distributors and Suppliers. Section 4.16 of the Disclosure Schedules sets forth a complete and accurate list of the top ten customers of the Company and its Subsidiaries based on calendar year 2019 sales (the “Top Customers”), top ten distributors based on calendar year 2019 sales (the “Top Distributors”), and top ten suppliers based on calendar year 2019 spend of the Company and its Subsidiaries (the “Top Suppliers”). Since January 1, 2019, none of the Company and its Subsidiaries has received any notice from any Top Supplier to the effect that such supplier will stop, materially decrease the rate of, or seek to make a material change to the terms (whether related to payment, price or otherwise) with respect to, developing or supplying materials, products or services to the Company or any of its Subsidiaries. Since January 1, 2019, none of the Company and its Subsidiaries has received any notice from any Top Customer or Top Distributor to the effect that such customer or distributor will stop, or materially decrease the rate of, or seek to make a material change to the terms (whether related to payment, price or otherwise) with respect to, purchasing or distributing products of the Company and its Subsidiaries.

Section 4.17 Affiliated Transactions. Except as set forth on Schedule 4.17, none of the Company Stockholders, any equityholder, partner, member, officer, director, employee or any Affiliate of the Company Stockholders (other than the Company and its Subsidiaries) or any officer, director, manager, equityholder or Affiliate of the Company or any of its Subsidiaries or any individual in the immediate family of any of the foregoing, is a party to any arrangement, agreement, Contract, commitment or transaction with or owes any money to the Company or any of its Subsidiaries or has any interest in any material property, asset or right, tangible or intangible, used by the Company and its Subsidiaries, or has any material interest in a Person party to any arrangement, agreement, Contract, commitment or transaction with the Company or any of its Subsidiaries (any such agreement, arrangement, Contract, commitment or transaction, an “Affiliate Agreement”).

Section 4.18 Employees. Except as set forth on Schedule 4.18, neither the Company nor any of its Subsidiaries has experienced any, nor to the Company’s Knowledge has there been any threatened, strike, concerted work stoppage, or other material collective bargaining dispute, in each case since the Look-back Date. None of the employees of the Company and its Subsidiaries are represented by any union, works council or similar organization with respect to their employment with the Company or any of its Subsidiaries. Since the Look-back Date, (a) to the Company’s Knowledge, there has been no organizational effort pending or threatened by or on behalf of any labor union, works council or similar labor organization with respect to employees of the Company or any of its Subsidiaries and (b) no labor organization or group of employees of the Company and its Subsidiaries has made a demand for recognition or certification, and there have been no representation or certification proceedings or petitions seeking representation pending with the National Labor Relations Board, any other labor relations tribunal or authority. Neither the Company nor any of its Subsidiaries is party to or otherwise bound by any collective bargaining agreements or other Contracts with any labor union, works council or similar labor organization, and no collective bargaining or similar labor agreements are currently being negotiated by the Company or any of its Subsidiaries. Since the Look-back Date, the Company and its Subsidiaries have been in material compliance with all applicable Laws respecting labor, employment, terms and conditions of employment, occupational safety and health requirements, wages and hours, withholding of Taxes, employment discrimination, harassment, unlawful retaliation, equal opportunity, classification of exempt and non-exempt employees and independent contractors, immigration, employee leave issues and unemployment insurance. Since the Look-back Date, there has been no material pending or, to Company’s Knowledge, threatened claim or litigation against the Company or its Subsidiaries, with respect to allegations of sexual harassment or sexual misconduct, and there have been no complaints in writing accusing any supervisory or managerial employee of the Company or its Subsidiaries of sexual harassment or sexual misconduct. Since the Look-back Date, neither the Company nor any of its Subsidiaries has effectuated any “mass layoff” or “plant closing” (each as defined in the WARN Act or any state, county or local equivalent) or implemented any early retirement or exit incentive program, in each case, in violation of the WARN Act.

Section 4.19 Acquisitions. All material business acquisitions for which the Company or any of its Subsidiaries has executed a letter of intent and is still pursuing are set forth on Schedule 4.19(a), and Parent has been provided true and correct copies of all such letters of intent and all other material written agreements and understandings with respect thereto. As of the date hereof, the Company is in advanced discussions regarding the acquisition of the distributors listed on Schedule 4.19(b).

Section 4.20 Company Information. The information relating to the Company and its Subsidiaries supplied by the Company expressly for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to holders of Parent Common Stock or at the time of the Parent Special Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by Parent, Merger Sub I or Merger Sub II for inclusion or incorporation by reference in the Proxy Statement or any Parent SEC Reports or Additional Parent SEC Reports; or (b) any projections or forecasts included in the Proxy Statement.

Section 4.21 Brokerage. Except for the fees and expenses of Jefferies LLC and Piper Jaffray & Co., there are no claims for, and the Company and its Subsidiaries have no liability or obligation to pay, brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based on any arrangement or agreement made by or on behalf of the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries is or may be liable.

Section 4.22 No Other Representations and Warranties. THE COMPANY HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE VI, NONE OF PARENT, MERGER SUB I OR MERGER SUB II OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO THE COMPANY, ANY OF ITS AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO PARENT, MERGER SUB I OR MERGER SUB II OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY, NONE OF PARENT, MERGER SUB I OR MERGER SUB II OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO THE COMPANY, COMPANY STOCKHOLDERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS

EXPRESSLY MADE BY PARENT, MERGER SUB I OR MERGER SUB II TO THE COMPANY IN ARTICLE VI. THE COMPANY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE VI OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 4.22, CLAIMS AGAINST PARENT, MERGER SUB I OR MERGER SUB II OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF FRAUD (AS DEFINED HEREIN).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS’ REPRESENTATIVE AND THE COMPANY STOCKHOLDERS

Subject to the terms, conditions and limitations set forth in this Agreement, the Stockholders’ Representative hereby represents and warrants to Parent, Merger Sub I, Merger Sub II, and each Company Stockholder (severally (and not jointly) and solely in respect of such Company Stockholder) represents and warrants to Parent, Merger Sub I and Merger Sub II upon the delivery of its Stockholder Consent and Joinder, as follows:

Section 5.01 Organization. Such Person is an entity duly organized, validly existing and in good standing under the Laws of its state of incorporation, and has all requisite limited liability company power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and to carry on its businesses as now conducted and is qualified to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to hold such authorizations, licenses and permits or to be so qualified would not, individually or in the aggregate, be material to such Person. Such Person is not in breach of its Organizational Documents in any material respect.

Section 5.02 Authorization; No Breach; Valid and Binding Agreement.

(a) Such Person has all requisite entity power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby (including the Mergers). The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Stockholders’ Representative and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite limited liability company action, and no other limited liability company actions or proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby (including the Mergers) and thereby.

(b) Except as set forth on Schedule 5.02(b), the execution, delivery and performance of this Agreement, the Stockholder Consent and Joinder and the Ancillary Agreements by such Person and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in any breach of, constitute a default (or an event that, with or without notice or lapse of time or both, would become a default) under, result in a violation of, result in the creation of any Lien upon any assets or properties of such Person under, give rise to any right of payment, penalty, modification, amendment or termination, cancellation or acceleration with respect to, or loss or impairment of any right under, or require any authorization, consent, approval, exemption or other action by, notice to or filing with any court or other Governmental Authority under (i) the provisions of such Person’s Organizational Documents, (ii) any Contract or instrument or Permit to which such Person or its properties or assets is bound, or (iii) any Law, statute, rule or regulation or order, judgment or decree to which such Person or its properties or assets are subject; except where the failure to obtain such authorization, consent, approval or exemption would not, individually or in the aggregate, (x) be material to such Person or (y) prevent, materially impair or materially delay the consummation of the transactions contemplated hereby (including the Mergers).

(c) The execution and delivery of this Agreement, the Stockholder Consent and Joinder or any Ancillary Agreement by such Person do not, and the performance of this Agreement, the Stockholder Consent and Joinder or any Ancillary Agreement by such Person will not, require any Regulatory Approval except for: (i) the filing of the Certificates of Merger in accordance with the DGCL and the DLLCA; (ii) compliance with, filings under, and approvals of Governmental Authorities relating to, the federal securities Laws and/or any U.S. state securities or “blue sky” Laws, the rules and regulations of the NASDAQ; and (iii) Regulatory Approvals where the failure to obtain such Regulatory Approvals would not, individually or in the aggregate, prevent, materially impair or materially delay the consummation of the Transactions.

(d) This Agreement and the Stockholder Consent and Joinder have been, and at Closing each Ancillary Agreement to which the Stockholders’ Representative is a party will be, duly executed and delivered by such Person and assuming that this Agreement, the Stockholder Consent and Joinder and each Ancillary Agreement is a valid and binding obligation of the other parties hereto, this Agreement, the Stockholder Consent and Joinder and each Ancillary Agreement to which such Person is a party constitutes a valid and binding obligation of such Person, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

Section 5.03 Title to Shares. Each Company Stockholder, has good and valid title to all of the Shares, free and clear of all Liens, and is the sole owner of the Shares, in each case that are set forth opposite such Company Stockholder’s name in Schedule 5.03. Except as set forth on Schedule 5.03, the Shares are not subject to any Contract restricting or otherwise relating to the voting, transfer or other disposition of such Shares, other than restrictions on transfer imposed by applicable securities Laws and the Organizational Documents of the Company.

Section 5.04 Brokerage. Other than fees or commissions for which such Person will be solely responsible, there are no claims for, and the Company, Parent and their respective Subsidiaries have no liability or obligation to pay, brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based on any arrangement or agreement made by or on behalf of such Person for which the Company, Parent or any of their respective Subsidiaries is or may be liable.

Section 5.05 Stockholder Information. None of the information supplied or to be supplied by such Person expressly for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders of Parent or at the time of the Parent Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, such Person makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information that was not supplied by such Person for inclusion or incorporation by reference in the Proxy Statement; or (b) any projections or forecasts included in the Proxy Statement.

Section 5.06 Tax Matters. Each of the Company Stockholders has not taken any action, and is not aware of any fact or circumstance (without conducting independent inquiry or diligence of any other party), that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. Each Company Stockholder is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Section 5.07 No Other Representations and Warranties. SUCH PERSON HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE VI, NONE OF PARENT, MERGER SUB I OR MERGER SUB II OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO SUCH PERSON, ANY OF ITS

AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO PARENT, MERGER SUB I OR MERGER SUB II OR ANY OF THEIR RESPECTIVE BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY, NONE OF PARENT, MERGER SUB I OR MERGER SUB II OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO THE COMPANY, COMPANY STOCKHOLDERS, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY PARENT, MERGER SUB I OR MERGER SUB II TO THE COMPANY IN ARTICLE VI. SUCH PERSON HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY PROMISE, REPRESENTATION OR WARRANTY THAT IS NOT EXPRESSLY SET FORTH IN ARTICLE VI OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 5.07, CLAIMS AGAINST PARENT, MERGER SUB I OR MERGER SUB II OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF FRAUD (AS DEFINED HEREIN).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB I AND MERGER SUB II

Except (a) as set forth in the applicable disclosure schedules corresponding to the referenced section or subsection below, delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Letter”) and (b) for all representations of Parent other than those set forth in Section 6.01 through Section 6.04, Section 6.09 and Section 6.10, the Parent SEC Reports, and subject to the terms, conditions and limitations set forth in this Agreement, Parent, Merger Sub I and Merger Sub II hereby represent and warrant to the Company, as of the date of this Agreement and, provided the Closing occurs, the Closing Date (except if the representation and warranty speaks as of a specific date prior to the Closing Date, in which case as of such earlier date), as follows:

Section 6.01 Organization and Power. Each of Parent, Merger Sub I and Merger Sub II is an entity duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and to carry on its businesses as now conducted. None of Parent, Merger Sub I and Merger Sub II is in breach of such Person’s Organizational Documents.

Section 6.02 Subsidiaries.(a) Parent has no direct or indirect Subsidiaries, and does not own or hold the right to acquire any stock, partnership interest or joint venture interest or other equity ownership interest in any other partnership, corporation, organization or entity, other than direct ownership of Merger Sub I and Merger Sub II. Neither Merger Sub I nor Merger Sub II has any assets or properties of any kind, does now conduct or has ever conducted any business, and has and will have at the Closing no obligations or liabilities of any nature whatsoever, except for such obligations as are imposed under this Agreement. Each of Merger Sub I and Merger Sub II is an entity that has been formed solely for the purpose of engaging in the Transactions.

Section 6.03 Authorization; No Breach; Valid and Binding Agreement.

(a) Each of Parent, Merger Sub I and Merger Sub II has all requisite corporation or limited liability company power and authority to execute and deliver Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated thereby (including the Merger). The execution, delivery and performance of this Agreement and the Ancillary Agreements by Parent, Merger Sub I and Merger Sub II and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate or limited liability company action on the part of each of Parent, Merger Sub I and Merger Sub II, and no other corporate or limited liability company actions or proceedings on the part of Parent, Merger Sub I or Merger Sub II are necessary to authorize the execution, delivery or performance of this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby (including the Mergers) and thereby, other than the Parent Stockholder Approval.

(b) Except as set forth on Schedule 6.03(b), the execution, delivery and performance of this Agreement and the Ancillary Agreements by Parent, Merger Sub I and Merger Sub II and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in any breach of, constitute a default (or an event that, with or without notice or lapse of time or both, would become a default) under, result in a violation of, result in the creation of any Lien upon any assets or properties of Parent, Merger Sub I and Merger Sub II under, give rise to any right of payment, penalty, modification, amendment or termination, cancellation or acceleration with respect to, or loss or impairment of any right under, or require any authorization, consent, approval, exemption or other action by, notice to or filing with any court or other Governmental Authority under (i) the provisions of Parent’s, Merger Sub I’s or Merger Sub II’s Organizational Documents, (ii) any Contract or instrument or Permit to which Parent, Merger Sub I or Merger Sub II or its or their respective properties or assets is bound, or (iii) any Law, statute, rule or regulation or order, judgment or decree to which Parent, Merger Sub I or Merger Sub II is subject or its or their respective properties or assets are subject; except, with respect to clause (ii) or (iii) of this Section 6.03(b), where the failure to obtain such authorization, consent, approval or exemption would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(c) The execution and delivery of this Agreement or any Ancillary Agreement by Parent, Merger Sub I or Merger Sub II do not, and the performance of this Agreement or any Ancillary Agreement by Parent, Merger Sub I or Merger Sub II will not, require any Regulatory Approval except for: (i) the filing of the Certificates of Merger in accordance with the DGCL and the DLLCA; (ii) compliance with, filings under, and approvals of Governmental Authorities relating to, the requirements of the HSR Act, the federal securities Laws and/or any U.S. state securities or “blue sky” Laws, the rules and regulations of the NASDAQ, and (iii) Regulatory Approvals where the failure to obtain such Regulatory Approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(d) This Agreement has been, and at Closing each Ancillary Agreement to which Parent, Merger Sub I or Merger Sub II is a party will be, duly executed and delivered by each of Parent, Merger Sub I or Merger Sub II, as applicable, and assuming that this Agreement and each Ancillary Agreement is a valid and binding obligation of the other parties hereto or thereto, this Agreement and each Ancillary Agreement to which Parent, Merger Sub I or Merger Sub II is a party constitutes a valid and binding obligation of such Person, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

Section 6.04 Capitalization.

(a) As of the date of this Agreement, (i) the authorized capital stock of Parent consists of (x) 200,000,000 shares of Parent Common Stock, par value $0.0001 (of which 46,000,000 shares are issued and outstanding, and all of which are validly issued, fully paid and non-assessable), (y) 20,000,000 shares of Class B common stock, par value $0.0001 (of which 11,500,000 shares are issued and outstanding, and all of which are validly issued, fully paid and non-assessable), and (z) 1,000,000 shares of blank check preferred stock, par value $0.0001 (of which none are issued or outstanding), and (ii) 24,666,666 shares of Parent Common Stock are issuable in respect of Public Warrants and Sponsor Warrants. No shares of Parent Common Stock are held in the treasury of Parent. Except for the Offer and the Transactions and except for the Sponsor Warrants and the Public Warrants noted above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or obligating Parent to issue or sell any shares of capital stock of, or other equity interests in, Parent. All shares of Parent Common Stock subject to issuance, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. The shares of Closing Stock Consideration (including any shares of Parent Common Stock that may be issued as Earnout Shares) have been duly and validly authorized and, when issued to the Company Stockholders and the PIPE Investors pursuant to this Agreement and the Subscription Agreements, as applicable, shall be validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock (except for the Offer and as disclosed in Parent SEC Reports). There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person. To Parent’s Knowledge, except for the Sponsor Support Agreement and as set forth the Parent Disclosure Letter, there are no outstanding proxies, voting agreements or other agreements or arrangements relating to any equity securities of Parent. There are no outstanding securities of Parent having the right to vote on any matters on which the holders of equity securities of Parent may vote or which are convertible into or exchangeable for, at any time, equity securities of Parent.

(b) The authorized capital stock of Merger Sub I consists of 1,000 shares of common stock, par value $0.01 per share (the “Merger Sub I Common Stock”). As of the date hereof, 1,000 shares of Merger Sub I Common Stock are issued and outstanding. All outstanding shares of Merger Sub I Common Stock have been duly authorized, validly issued, fully paid and are non-assessable, are not subject to preemptive rights, and are held by Parent. Parent is the sole member of Merger Sub II, and all membership interests of Merger Sub II (“Merger Sub II Interests”) have been duly authorized and validly issued, and are not subject to preemptive rights.

(c) Except for the Public Warrants, the Sponsor Warrants and the Subscription Agreements, there are no outstanding options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments or Contracts of any kind to which Parent, Merger Sub I or Merger Sub II is a party or by which any of them is bound obligating Parent, Merger Sub I or Merger Sub II to issue, deliver or sell, or cause to be issued, delivered or sold, additional Parent Common Stock, Merger Sub I Common Stock, Merger Sub II Interests or any other shares of capital stock or membership interests other interest or participation in, or any security convertible or exercisable for or exchangeable into Parent Common Stock, Merger Sub I Common Stock, Merger Sub II Interests or any other shares of capital stock or membership interests or other interest or participation in Parent, Merger Sub I or Merger Sub II.

Section 6.05 Litigation. Since the inception of Parent, there have been no, and there currently are no, actions, suits or Actions, pending or, to Parent’s Knowledge, threatened against Parent or any of its Subsidiaries, at law or in equity, before or by any Governmental Authority, and neither Parent nor any of its Subsidiaries is subject to any outstanding judgment, order, investigation, decree, injunction, ruling, decision or award of any court or Governmental Authority, in each case that would have a Parent Material Adverse Effect.

Section 6.06 SEC Filings and Financial Statements.

(a) Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC under the Exchange Act or the Securities Act since Parent’s incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “Parent SEC Reports”), and will have filed all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the “Additional Parent SEC Reports”). All Parent SEC Reports, Additional Parent SEC Reports, any correspondence from or to the SEC or NASDAQ (other than such correspondence in connection with the initial public offering of Parent) and all certifications and statements required by: (i) Rule 13a-14 or 15d-14 under the Exchange Act; or (ii) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the “Certifications”) are available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system

(EDGAR) in full without redaction. Parent has heretofore furnished to the Company true and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. The Parent SEC Reports were, and the Additional Parent SEC Reports will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Reports did not, and the Additional Parent SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Certifications are each true and correct. Parent maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Each director and executive officer of Parent has filed with the SEC on a timely basis all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(b) The financial statements and notes contained or incorporated by reference in the Parent SEC Reports fairly present, and the financial statements and notes to be contained in or to be incorporated by reference in the Additional Parent SEC Reports will fairly present, the financial condition and the results of operations, changes in stockholders’ equity and cash flows of Parent as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with: (i) GAAP; and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. Parent has no off-balance sheet arrangements that are not disclosed in the Parent SEC Reports. No financial statements other than those of Parent are required by GAAP to be included in the consolidated financial statements of Parent.

Section 6.07 Parent Trust Amount. As of the date of this Agreement, the Parent Trust Amount is approximately $460,060,132.27.

Section 6.08 PIPE Investment Amount. Parent has delivered to the Company accurate and complete copies of each of the Subscription Agreements entered into by Parent with the applicable investors named therein (collectively, the “PIPE Investors”), pursuant to which the PIPE Investors have committed to provide equity financing to Parent in the aggregate amount of $350,000,000 (the “PIPE Investment Amount”). As of the Closing Date, assuming (a) the funding of the full amount of the PIPE Investment Amount in accordance with and subject to the satisfaction of the conditions of the Subscription Agreements, (b) the accuracy in all material respects of the Company’s and the Stockholders’ Representative’s representations and warranties set forth in Article IV and Article V of this Agreement and compliance in all material respects by the Company with its covenants, agreements and obligations under Article VII of this Agreement, and (c) satisfaction of the condition set forth in Section 8.03(f), the aggregate amount of Available Cash will be sufficient to enable Parent to pay all cash amounts required to be paid by Parent under or in connection with this Agreement. To Parent’s Knowledge, with respect to each PIPE Investor as of the date hereof, the Subscription Agreements are in full force and effect and have not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Parent. Each Subscription Agreement is a legal, valid and binding obligation of Parent and, to Parent’s Knowledge, each PIPE Investor. Neither the execution nor delivery by Parent, or, to Parent’s Knowledge, any other party thereto, of, nor the performance of Parent’s, or, to Parent’s Knowledge, any other party’s obligations under, such Subscription Agreement violates any applicable Laws. There are no other agreements, side letters, or arrangements between Parent and any PIPE Investor relating to any Subscription Agreement that would affect the obligation of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements, and, as of the date hereof, Parent does not know of any facts or circumstances that would reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to Parent, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any material term or condition of any

Subscription Agreement and, as of the date hereof, Parent has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Agreements) to the obligations of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein. No fees, consideration or other discounts are payable or have been agreed by Parent or any of its Subsidiaries (including, from and after the Closing, the Company and its Subsidiaries) to any PIPE Investor in respect of its PIPE Investment, except as set forth in the Subscription Agreements.

Section 6.09 Brokerage. Other than fees or commissions for which Parent will be solely responsible, there are no claims for, and Parent and its Subsidiaries have no liability or obligation to pay, brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based on any arrangement or agreement made by or on behalf of Parent or any of its Subsidiaries for which Parent or any of its Subsidiaries is or may be liable.

Section 6.10 Investment Company. Parent is not an “investment company” within the meaning of the Investment Company Act of 1940.

Section 6.11 Business Activities. Since its organization, other than as described in the Parent SEC Reports, Parent has not conducted any material business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Buyer Governing Documents, there is no Contract or Actions binding upon Parent or to which Parent is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent or any acquisition of property by Parent or the conduct of business by the Parent after Closing, other than such effects, individually or in the aggregate, which are not, and would not reasonably be expected to be, material to the Parent.

Section 6.12 Parent Information. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders of Parent or at the time of the Parent Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by the Company or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement; or (b) any projections or forecasts included in the Proxy Statement.

Section 6.13 Taxes

(a) Parent has not taken any action, and is not aware of any fact or circumstance (without conducting independent inquiry or diligence of any other relevant party), that would reasonably be expected to prevent the First Merger and the Second Merger, taken together, from constituting an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

(b) All of the membership interests in Merger Sub II are owned by Parent, and Merger Sub II is, and has been since formation, disregarded as an entity (within the meaning of Section 301.7701-3 of the Treasury Regulations) separate from Parent for U.S. federal income tax purposes.

Section 6.14 No Other Representations and Warranties. PARENT, MERGER SUB I AND MERGER SUB II HEREBY ACKNOWLEDGE THAT, EXCEPT AS EXPRESSLY PROVIDED IN ARTICLE IV AND ARTICLE V, NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES, ANY COMPANY STOCKHOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, TO PARENT, MERGER SUB I AND

MERGER SUB II, ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE COMPANY STOCKHOLDERS (OR ANY HOLDER OF DERIVATIVE SECURITIES OF THE COMPANY), THE COMPANY OR ANY OF ITS SUBSIDIARIES OR ANY OF THE DIRECTORS, OFFICERS, EMPLOYEES, BUSINESSES, ASSETS OR PROPERTIES OF THE FOREGOING, OR OTHERWISE, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, FUTURE RESULTS, PROPOSED BUSINESSES OR FUTURE PLANS. WITHOUT LIMITING THE FOREGOING AND NOTWITHSTANDING ANYTHING TO THE CONTRARY: (A) NONE OF THE COMPANY, ANY OF ITS SUBSIDIARIES, ANY COMPANY STOCKHOLDER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES SHALL BE DEEMED TO MAKE TO PARENT, MERGER SUB I, MERGER SUB II, OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES ANY REPRESENTATION OR WARRANTY OTHER THAN AS EXPRESSLY MADE BY THE COMPANY OR THE COMPANY STOCKHOLDERS TO PARENT, MERGER SUB I AND MERGER SUB II IN ARTICLE IV AND ARTICLE V, RESPECTIVELY; AND (B) NONE OF THE COMPANY NOR ANY OF ITS SUBSIDIARIES, NOR ANY COMPANY STOCKHOLDER, NOR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, HAS MADE, IS MAKING, OR SHALL BE DEEMED TO MAKE TO PARENT, MERGER SUB I, MERGER SUB II OR THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OR ANY OTHER PERSON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO: (1) THE DUE DILIGENCE INFORMATION DISTRIBUTED OR MADE AVAILABLE TO PARENT OR ITS REPRESENTATIVES BY OR ON BEHALF OF THE COMPANY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS; (2) ANY MANAGEMENT PRESENTATION, CONFIDENTIAL INFORMATION MEMORANDUM OR SIMILAR DOCUMENT; OR (3) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR SIMILAR ITEM RELATING TO THE COMPANY, ANY OF ITS SUBSIDIARIES AND/OR THE BUSINESS, ASSETS, LIABILITIES, PROPERTIES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROJECTED OPERATIONS OF THE FOREGOING. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 6.14, CLAIMS AGAINST THE COMPANY OR ANY OTHER PERSON SHALL NOT BE LIMITED IN ANY RESPECT IN THE EVENT OF FRAUD (AS DEFINED HEREIN).

ARTICLE VII

ACTIONS PRIOR TO THE CLOSING

The respective Parties covenant and agree to take the following actions:

Section 7.01 The Company and Its Subsidiaries’ Operations Prior to the Closing.

(a) Between the date hereof and the earlier of (1) the date this Agreement is terminated in accordance with Article IX and (2) the Closing, except as set forth in Section 7.01(a) of the Company Disclosure Letter or expressly permitted by this Agreement or any Ancillary Agreement, or with the prior written approval of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to (x) operate in the Ordinary Course of Business, (y) use its reasonable best efforts to keep available the services of its current officers and employees, and (z) use its reasonable best efforts to preserve intact its existing assets, business organization and operations, and to preserve the present rights, permits, franchises, goodwill and relationships with customers, suppliers, distributors, licensors, licensees, lessors and other key Persons with whom it does business. Without limiting the generality of the foregoing, except as set forth in Section 7.01(a) of the Company Disclosure Letter or expressly permitted by this Agreement or any Ancillary Agreement, or with the prior written approval of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), Company shall not, and shall cause each of its Subsidiaries to not take any of the following actions:

(i) amend the Organizational Documents of any of the Company or its Subsidiaries or form any Subsidiaries that are not wholly owned Subsidiaries;

(ii) split, combine or reclassify the Shares or any of the equity or equity-linked securities of Subsidiaries that are not wholly owned;

(iii) transfer, issue, sell or otherwise dispose of any equity securities, or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) equity securities;

(iv) (A) merge, consolidate or combine with any Person; or (B) acquire or agree to acquire by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(v) make any loans, advances, or capital contributions to, or investments in, any other Person (other than among the Company and its Subsidiaries), except in the Ordinary Course of Business;

(vi) make a material change in any method of financial accounting or accounting practice of the Company and its Subsidiaries, except as required by GAAP or applicable Law;

(vii) sell, lease, license or otherwise dispose of any assets (whether by merger, sale of stock, sale of assets or otherwise), except in the Ordinary Course of Business except for any assets having an aggregate value of less than $250,000;

(viii) (A) transfer, sell, assign, license, sublicense, encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of the Company or its Subsidiaries in any Company-Owned IP Rights, in each case, that is material to any of the businesses of the Company and its Subsidiaries; (B) fail to diligently prosecute the Patent applications owned by the Company other than applications the Company, in the exercise of its good-faith business judgment, has determined to abandon; or (C) divulge, furnish to or make accessible any Trade Secrets constituting Company IP Rights to any Person that is not subject to a written agreement to maintain the confidentiality of such Trade Secrets, other than, in each of clauses (A) through (C), in the Ordinary Course of Business; provided that, in no event shall any of the Company or any of its Subsidiaries license on an exclusive basis any Company Registered IP;

(ix) issue or incur any additional Indebtedness except for borrowings under the Company’s existing credit facilities;

(x) amend or modify any agreements in respect of Indebtedness in a manner that would be adverse to the Company and its Subsidiaries, taken as a whole;

(xi) except as otherwise required by any Plan as in effect on the date of this Agreement or applicable Law: (A) increase or grant any increase in the compensation, bonus, fringe or other benefits of, or pay, grant or promise any bonus to, any current or former employee, director or independent contractor, except for any increases in the rate of base salary or wage of non-executive employees made in the Ordinary Course of Business that does not exceed 15% individually or 4.5% in the aggregate; (B) grant any severance or change in control pay or benefits to, or otherwise increase the severance or change in control pay or benefits of, any current or former employee, director or independent contractor; (C) enter into, amend (other than immaterial amendments) or terminate any Plan (other than annual renewal of welfare plans in the Ordinary Course of Business that does not result in a material increase in cost to the Company and its Subsidiaries); (D) take any action to accelerate the vesting or payment of, or otherwise fund or secure the payment of, any compensation or benefits under any Plan; or (E) grant any equity or equity-based compensation awards;

(xii) (A) hire or engage any new employee or consultant, if such new employee or consultant will receive an annual base salary or annualized wages or fees in excess of $250,000; (B) terminate (other than for cause) the employment or service of, or furlough, any employee or consultant with an annual base salary or annualized wages or fees in excess of $250,000; or (C) implement or announce any employee terminations, furloughs or similar actions affecting a material portion of the employee base of the Company and its subsidiaries, taken as a whole;

(xiii) make (except for in the Ordinary Course of Business consistent with past practice, if any), change, revoke or amend any material Tax election, change any Tax accounting period or adopt (except in the Ordinary Course of Business consistent with past practice, if any) or change any method of Tax accounting (except as required by applicable Law), file any amended Tax Return, file any material Tax Return in a manner inconsistent with past practice (except as otherwise required by applicable Law), fail to pay any material Taxes when due, enter into any “closing agreement” (as defined in Section 7121 of the Code or similar agreement) with any Tax authority, seek or apply for any Tax ruling, settle or compromise any material Tax liability, claim or assessment or right to a material Tax refund, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment or the collection of any material Taxes (outside of the ordinary course of conducting such claim or assessment, which waiver would be in effect after the Closing);

(xiv) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, restructuring, recapitalization (or equity split or like change in capitalization), dissolution or winding-up of any of the Company or its Subsidiaries;

(xv) make any capital expenditure (or series of related capital expenditures) involving more than $250,000 individually, or more than $1,000,000 in the aggregate, other than in accordance with the Company’s capital expenditure budget attached hereto as Annex I (the “Capex Budget”);

(xvi) terminate (other than automatic termination in accordance with the terms thereof) or modify or amend in any material respect any Material Contract, or enter into, terminate (other than automatic termination in accordance with the terms thereof) or modify or amend in any material respect any Contract that would constitute if it had been entered into or so modified or amended prior to the date of this Agreement, a Material Contract of the kind described in Sections 4.09(a)(v), (vii), (xi), (xii), (xiii), (xiv), (xv) or (xvii);

(xvii) declare or pay any dividend or distribution on, or make any payment on account of, the purchase, redemption, defeasance, retirement or other acquisition of, any of its capital stock or common shares, as applicable, or make any other distribution in respect thereof, either directly or indirectly whether in cash or property (in each case, other than among the Company and its Subsidiaries); or

(xviii) agree to do any of the foregoing, or take any action or omit to take any action which action or omission, respectively, would result in any of the foregoing.

(b) Notwithstanding anything to the contrary in Section 7.01(a), the Company and its Subsidiaries may, without Parent’s consent, continue any reasonably necessary changes in their respective business practices adopted prior to the date hereof in response to COVID-19 and any COVID-19 Measures, and the Company and its Subsidiaries may, without Parent’s consent, take such further actions as are reasonably necessary in response to COVID-19 and any COVID-19 Measures, including to (i) protect the health and safety of the Company’s and its Subsidiaries’ employees, suppliers, partners and other individuals having business dealings with the Company and its Subsidiaries or (ii) respond to third-party supply or service disruptions caused by COVID-19 or any COVID-19 Measures in a commercially reasonable manner; provided that, to the extent permitted by applicable Law, the Company shall keep Parent reasonably informed of, and consult with Parent prior to the taking of, any action(s) that would, in the absence of this Section 7.01(b), require Parent’s consent under Section 7.01(a).

Section 7.02 Operations of Parent, Merger Sub I and Merger Sub II Prior to the Closing. Between the date hereof and the Closing, and except as contemplated by this Agreement or the Ancillary Agreements or with the prior approval of the Stockholders’ Representative (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall not take any of the following actions:

(a) make any amendment or modification to any of the Organizational Documents of Parent, Merger Sub I or Merger Sub II or form any Subsidiary;

(b) make any amendment or modification to the Trust Agreement;

(c) conduct any activities or enter into any Contracts directed toward or in contemplation of an alternative acquisition or business combination to the Transactions if such activities or Contracts would materially impede or delay the consummation of the Transactions;

(d) other than the in connection with the Offer, declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind) to the equityholders of Parent;

(e) enter into any transaction or Contract with the Sponsor or any of its Affiliates for the payment of finder’s fees, consulting fees, monies in respect of any payment of a loan or other compensation paid by Parent to the Sponsor, Parent’s officers or directors, or any Affiliate of the foregoing, for services rendered prior to, or for any services rendered in connection with, the consummation of the Transactions;

(f) liquidate, dissolve, reorganize or otherwise wind up the business or operations of Parent, Merger Sub I or Merger Sub II;

(g) make (except in the Ordinary Course of Business consistent with past practice, if any), change or revoke any material income Tax election, adopt (except in the Ordinary Course of Business consistent with past practice, if any) or change any material method of Tax accounting (except as required by applicable Law), file any amended material Tax Return, settle or compromise any material Tax liability, enter into any material “closing agreement” (as defined in Section 7121 of the Code or similar agreement) with any Tax authority, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment (outside of the ordinary course of conducting such claim or assessment, which waiver would be in effect after the Closing); or

(h) agree to do any of the foregoing, or take any action or omit to take any action, which action or omission, respectively, would result in any of the foregoing.

Section 7.03 Access. Between the date hereof and the Closing, the officers, employees and authorized Representatives of Parent (at Parent’s expense) shall have reasonable access during normal business hours upon providing written notice to the Company no later than two (2) Business Days prior to the date of such desired access, to the offices, properties, assets, premises, books and records of the Company and its Subsidiaries (including audit books) in order for Parent to have the opportunity to make such investigation as it will reasonably desire in connection with the consummation of the Transactions; provided, however, that in exercising such access rights, Parent and Parent’s Representatives will not be permitted to interfere unreasonably with the operations of the Company and its Subsidiaries. Notwithstanding anything contained herein to the contrary, no such access or examination may be permitted to the extent that (i) it would require any of the Company or any of its Subsidiaries to disclose information subject to attorney-client privilege or attorney work-product privilege, (ii) conflict with any third-party confidentiality obligations to which any of the Company or any of its Subsidiaries is bound or (iii) violate any applicable Law. Prior to the Closing, without the prior written consent of the Company, Parent shall not contact any suppliers to, or customers or other material business relationships of, the Company or any of its Subsidiaries in relation to the Transactions and Parent shall have no right to perform invasive or subsurface investigations.

Section 7.04 Confidentiality; Public Announcements.

(a) Parent and the Company acknowledge that they are parties to the Confidentiality Agreement, the terms of which are incorporated herein by reference. At Closing, the Confidentiality Agreement shall be automatically terminated in its entirety; provided, however, that if for any reason this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

(b) The Parties have agreed to the text of a press release announcing the execution of this Agreement. Except as may be required to comply with the requirements of any applicable Law or the rules and regulations of any stock exchange or national market system upon which the securities of Parent are listed, including the filing of any Current Report on Form 8-K or other appropriate filings with the SEC, no Party will issue any press release or other public announcement relating to the subject matter of this Agreement or the Transactions without the prior written consent of the Company, in the case of Parent, or Parent, in the case of the Company. Notwithstanding the foregoing, without such prior written consent, (i) Parent shall be permitted to issue a press release or other public announcement containing information relating to this Agreement or the Transactions that is substantially consistent with information included in a press release or other public announcement previously approved pursuant to the preceding sentence and (ii) each Company Stockholder and their respective Affiliates shall be permitted to disclose on a confidential basis the terms of this Agreement and the Transactions to its existing or prospective general and limited partners, equityholders, members, managers and investors of any of such party’s Affiliates.

Section 7.05 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties, including the Stockholders’ Representative, agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other Transactions, including using reasonable best efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VIII to be satisfied; (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any Actions; (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the Transactions; and (iv) the execution or delivery of any additional instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions.

(b) Without limiting the generality of the foregoing, neither Parent nor the Company shall, and each shall cause its Affiliates not to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into of a definitive agreement relating to or the consummation of such acquisition, merger or consolidation could reasonably be expected to (i) impose a material delay in the obtaining of, or increase the risk of not obtaining, any consent, approval, authorization, declaration, waiver, license, franchise, permit, certificate or order of any Governmental Authority necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (ii) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transactions contemplated hereby or (iii) delay the consummation of the transactions contemplated hereby.

Section 7.06 Regulatory Filings. Within ten (10) Business Days after the date hereof, with respect to the Transactions, the Parties shall make, or cause to be made, the filings required (if any) of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act with respect to the Transactions. The Parties shall make, or cause to be made, as promptly as practicable, all filings necessary to obtain all Regulatory Approvals other than the HSR Approval. The Parties shall use their reasonable best efforts to: (a) respond to any requests for additional information made by any Governmental Authority; (b) provide the other party with a reasonable opportunity to review and comment on any filing, submission, response to an information request or other (verbal or written) communication to be submitted or made to any Governmental Authority and such receiving party shall consider any such received comments in good faith; (c) advise the other Party (and, where applicable, provide a copy) of any written or verbal communications that it receives from any Governmental Authority in respect of such filings (including in respect of any supplementary filings or submissions) and otherwise in connection with satisfying the Regulatory Approvals; and (d) provide the other party with a reasonable opportunity to participate in any meetings with any Governmental Authority (subject to any opposition by a

Governmental Authority to a particular party’s participation in such meeting) and participate in, or review, any material communication before it is made to any Governmental Authority. Notwithstanding the foregoing, each Party has the right to redact or otherwise exclude the other Party from receiving any confidential competitively sensitive information required to be shared under this Section 7.06; provided that such other Party’s external counsel shall be entitled to receive such confidential competitively sensitive information on an external counsel only basis. The Parties shall: (i) not agree to an extension of any waiting period or review being undertaken by a Governmental Authority without the other Party’s prior written consent; and (ii) cause any applicable waiting periods to terminate or expire at the earliest possible date. The filing fee for the HSR Act and for any other Regulatory Approval for the consummation of the Transactions shall be paid 50% by Parent and 50% by the Company.

Section 7.07 Proxy Statement.

(a) As promptly as reasonably practicable after the date of this Agreement, Parent will prepare and file with the SEC a proxy statement containing the information specified in Schedule 14A of the Exchange Act with respect to the Transactions and, to the extent required, the Designated Directors (the “Proxy Statement”) in preliminary form. Parent shall as promptly as reasonably practicable notify the Company of the receipt of any oral or written comments from the SEC relating to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information. Parent shall use reasonable best efforts to cooperate and provide the Company with a reasonable opportunity to review and comment on the Proxy Statement (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC and give due consideration to all comments reasonably proposed by the Company in respect of such documents and responses prior to filing such with or sending such to the SEC, and the Parties will provide each other with copies of all such filings made and correspondence with the SEC. Except in the case of a Change in Recommendation pursuant to Section 7.07(d), the Parent Board Recommendation shall be included in the Proxy Statement. Parent will use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement. Parent will cause the Proxy Statement to be transmitted to the Parent Stockholders as promptly as reasonably practicable.

(b) The Company acknowledges that a substantial portion of the Proxy Statement shall include disclosure regarding the Company and its Subsidiaries. Accordingly, the Company will, as promptly as reasonably practicable after the date of this Agreement, use its reasonable best efforts to provide Parent with all information concerning the operations and business of the Company and its Subsidiaries and their respective management and operations and financial condition, in each case, required or reasonably requested by Parent to be included in the Proxy Statement, including (i) the required financial statements of the Company and its Subsidiaries prepared in accordance with SEC Guidance, including the requirements of Regulation S-X and a related consent from the Company’s independent public accountants, (ii) required selected financial data of the Company and its Subsidiaries required by Item 301 of Regulation S-K, and (iii) required management’s discussion & analysis for the periods required under applicable SEC Guidance. Without limiting the generality of the foregoing, the Company shall use its reasonable best efforts to cooperate with Parent in connection with the preparation for inclusion in the Proxy Statement of pro forma financial statements that comply with SEC Guidance, including the requirements of Regulation S-X. The Company shall use reasonable best efforts to make the managers, directors, officers and employees of the Company and its Subsidiaries available to Parent and its counsel (and other Representatives engaged in connection with the preparation of the Proxy Statement) in connection with the drafting of the Proxy Statement, as reasonably requested by Parent, and responding in a timely manner to comments on the Proxy Statement and such other filings from the SEC.

(c) Parent will take, in accordance with applicable Law, NASDAQ rules and the Organizational Documents of Parent, all action necessary to call, hold and convene an extraordinary general meeting of Parent (including any permitted adjournment) (the “Parent Special Meeting”) to consider and vote upon the Parent Stockholder Proposals as promptly as practicable after the filing of the Proxy Statement in definitive form with the SEC. Once the Parent Special Meeting to consider and vote upon the Parent Stockholder Proposals has been called and noticed, except as required by Law, Parent will not postpone or adjourn the Parent Special Meeting without the consent of the Company (which consent will not be unreasonably withheld, conditioned or delayed) other than (i) for the absence of a quorum, or (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that Parent has determined in good faith, after consultation with its outside legal advisors, is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated to and reviewed by the Parent Stockholders prior to the Parent Special Meeting, or (iii) an adjournment or postponement to solicit additional proxies from the Parent Stockholders to the extent Parent has determined in good faith that such adjournment or postponement is reasonably necessary to obtain the approval of the Parent Stockholder Proposals, provided that, in the case of an postponement or adjournment in accordance with clause (i), (ii) or (iii), above, such postponement or adjournment (A) may be no more than ten (10) Business Days from the original date of the Parent Special Meeting and (B) for the avoidance of doubt shall not require the consent of the Company. Subject to Section 7.07(d), following delivery of the Proxy Statement to the Parent Stockholders, Parent will use reasonable best efforts to solicit approval of the Parent Stockholders Proposals by the Parent Stockholders.

(d) Subject to this Section 7.07(d), the Parent Board will recommend that the Parent Stockholders approve the Parent Stockholder Proposals (the “Parent Board Recommendation”). Notwithstanding the foregoing, at any time prior to obtaining approval of the Parent Stockholder Proposals, the Parent Board may fail to make, amend, change, withdraw, modify, withhold or qualify the Parent Board Recommendation (any such action a “Change in Recommendation”) if the Parent Board shall have concluded in good faith, after consultation with its outside legal advisors and financial advisors, that a Change in Recommendation is required under applicable Law. Parent agrees that, unless the Agreement is terminated in accordance with its terms, its obligation to establish a record date for, duly call, give notice of, convene and hold the Parent Special Meeting for the purpose of voting on the Parent Stockholder Proposals shall not be affected by any Change in Recommendation, and Parent agrees to establish a record date for, duly call, give notice of, convene and hold the Parent Special Meeting and submit for the approval of the Parent Stockholders the matters contemplated by the Proxy Statement, regardless of whether or not there shall be any Change in Recommendation.

(e) If at any time prior to the Closing Date, any event, circumstance or information relating to Parent or the Company, the Company or its Subsidiaries or any of their respective Affiliates, officers or directors or other Representatives should be discovered by Parent or the Company, as applicable, that in the reasonable judgment of Parent should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties, and an appropriate amendment or supplement describing such information shall be filed as promptly as reasonably practicable with the SEC by Parent and disseminated to the holders of the Parent Common Stock; provided that no information received by Parent pursuant to this Section 7.07(e) shall be deemed to change, supplement or amend the Company Disclosure Letter.

(f) Subject to this Section 7.07, Parent shall use reasonable best efforts to complete the Offer as promptly as practicable and shall not terminate or withdraw the Offer other than in connection with the valid termination of this Agreement. Parent shall extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC, NASDAQ or the respective staff thereof that is applicable to the Offer. Nothing in this Section 7.07(f) shall (i) impose any obligation on Parent to extend the Offer beyond the Outside Date, or (ii) be deemed to impair, limit or otherwise restrict in any manner the right of Parent to terminate this Agreement in accordance its terms.

Section 7.08 Listing. From the date of this Agreement through the Closing, Parent shall use all reasonable efforts that are necessary or desirable for Parent to remain listed as a public company on, and for shares of the Parent Common Stock to be tradable over, the NASDAQ.

Section 7.09 Subscription Agreements. Parent shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements in a manner materially adverse to the Company. Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and using its commercially reasonable efforts to: (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to Parent in the Subscription Agreements; (ii) in the event that all conditions in the Subscription Agreements (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the Subscription Agreements at or prior to Closing; and (iii) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied to cause the applicable PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements at or prior to the Closing. Without limiting the generality of the foregoing, Parent shall give the Stockholders’ Representative prompt written notice: (A) of any amendment to any Subscription Agreement (together with a copy of such amendment) and (B) of any breach or default by any party to any Subscription Agreement known to Parent. The Subscription Agreements contain all of the conditions precedent to the obligations of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein.

Section 7.10 FIRPTA Certificates; Forms W-9. The Company and each Company Stockholder shall deliver to Parent, prior to the Closing, a statement that such Person is not a “foreign person” for purposes of Section 1445 of the Code (such statement, a “FIRPTA Certificate”). Prior to the Closing, the Company and each Company Stockholder shall deliver to Parent a properly completed and executed Internal Revenue Service Form W-9 (the “Forms W-9”). It is agreed and understood that in no event shall the Company’s or any Company Stockholder’s failure to provide a FIRPTA Certificate or a Form W-9 be deemed to be a failure of any condition in this Agreement to have been met and the sole remedy of any such failure shall be to withhold Taxes under Section 3.10 of this Agreement.

Section 7.11 No Claim Against the Parent Trust. The Company and the Stockholders’ Representative acknowledge that they have read the Prospectus and that Parent has established the Parent Trust from the proceeds of its September 2020 initial public offering (“IPO”) and from certain private placements occurring simultaneously with the IPO for the benefit of Parent’s holders of Public Shares (“Public Stockholders”) and certain parties (including the underwriters of the IPO) and that, except for a portion of the interest earned on the amounts held in the Parent Trust, Parent may disburse monies from the Parent Trust only: (a) to the Public Stockholders in the event they elect to redeem shares of Parent Common Stock in connection with the consummation of Parent’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”); (b) to the Public Stockholders if Parent fails to consummate a Business Combination within twenty-four (24) months from the closing of the IPO; (c) any amounts necessary to pay any Taxes; or (d) to, or on behalf of, Parent after or concurrently with the consummation of a Business Combination. The Company and Stockholders’ Representative hereby agree that they do not now and shall not at any time hereafter have (other than their rights upon Closing) any right, title, interest or claim of any kind in or to any monies in the Parent Trust or distributions therefrom, or make any claim prior to Closing against the Parent Trust, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Claims”). The Company and Stockholders’ Representative hereby irrevocably waive any Claims they may have, against the Parent Trust (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent and will not, prior to the Closing, seek recourse against the Parent Trust (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement). For the avoidance of doubt, notwithstanding anything to the contrary contained herein, the waivers under this Section 7.11 will continue to apply at and after the Closing or termination of this Agreement (as applicable) to distributions made to redeeming Public Stockholders and for transaction expenses paid (including deferred IPO underwriting discount and expenses payable to Parent’s underwriters in connection with the IPO). The Company and Stockholders’ Representative agree and acknowledge that such irrevocable waiver is material to this Agreement and specifically relied upon by Parent to induce it to enter into this Agreement. This Section 7.11 shall not limit the Company’s or the Stockholders’ Representative’s right to seek specific performance against Parent pursuant to Section 11.13, including the right to seek specific performance against Parent to require Parent to take such actions contemplated by this Agreement subject to the satisfaction of Parent’s conditions to the Closing in Section 8.01 and Section 8.03, and to comply with the terms of the Parent Trust Agreement, including distribution of funds from the Parent Trust upon the Closing in accordance with the terms of this Agreement.

Section 7.12 280G. The Company shall (i) take all actions necessary to obtain a waiver from each “disqualified individual” (within the meaning of Section 280G of the Code) that shall provide that, if the requisite stockholder approval under Section 280G(b)(5)(B) of the Code is not obtained, no payments or benefits that would separately or in the aggregate constitute “excess parachute payments” (within the meaning of Section 280G of the Code) with respect to such disqualified individual in the absence of such stockholder approval shall be payable to or retained by such disqualified individual to the extent such excess parachute payments would not be deductible by reason of the application of Section 280G of the Code or would result in the imposition of excise Taxes under Section 4999 of the Code upon such disqualified individual, and (ii) deliver to the Company’s stockholders a disclosure statement that satisfies the disclosure obligations under Section 280G(b)(5)(B) of the Code and solicit the approval of the Company’s stockholders under Section 280G(b)(5)(B). Neither the Company nor any of the Company’s Subsidiaries shall make any such excess parachute payments that are not so approved. The Company shall provide Parent with a copy of the form of such waiver, such disclosure statement, and the stockholder written consent for Parent’s review and approval, which shall not be unreasonably withheld, conditioned or delayed, no less than three (3) days prior to delivery to each such disqualified individual and the Company’s stockholders, respectively. Within two (2) Business Days following the date of this Agreement, with respect to each “disqualified individual” of the Company, the Company shall provide to Parent a customary Section 280G analysis prepared by or on behalf of the Company that includes the Company’s good faith estimate of all payments and benefits that could be provided to such disqualified individual as a result of the transactions contemplated by this Agreement (alone or in combination with any other event) and such disqualified individual’s “base amount” as defined in Section 280G(b)(3) of the Code. If requested by Parent not less than five (5) Business Days prior to the Closing Date, the Company shall update such analysis to reflect the impact of the payments and benefits to be provided by Parent pursuant to any agreement entered into between Parent and a disqualified individual.

Section 7.13 Section 16 Matters. Prior to the Closing, the Parent Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the issuance of Parent Common Stock by Parent, in each case, pursuant to this Agreement to any officer, director or shareholder (by reason of “director by deputization”) of the Company and its Subsidiaries who is expected to become a “covered person” of Parent for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) shall be an exempt transaction for purposes of Section 16.

Section 7.14 Transaction Litigation. Each of Parent and the Company shall cooperate with the other and use reasonable best efforts in the defense or settlement of any Action relating to the Transactions which is brought or threatened in writing against (a) Parent, any of its Subsidiaries and/or any of their respective directors or officers, or (b) the Company any of its Subsidiaries and/or any of their respective directors or officers. Such cooperation between the Parties shall include (i) keeping the other Party reasonably and promptly informed of any developments in connection with any such Action, and (ii) utilizing counsel reasonably agreeable to the Parties (such agreement to counsel not to be unreasonably withheld, conditioned or delayed), and (iii) refraining from compromising, settling, consenting to any order or entering into any agreement in respect of, any such Action without the written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed).

Section 7.15 Financial Statements.

(a) As promptly as practicable following the date of this Agreement and in any event by January 15, 2021, the Company shall deliver to Parent complete and correct copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2019, and December 31, 2018 and the related statements of operations, comprehensive loss, changes in member’s (deficit)/equity, and cash flows for each twelve (12)-month period then ended, prepared in accordance with GAAP and accompanied by an unqualified audit report of the Company’s independent accountants, in each case that will be issued the date the preliminary proxy statement is filed and (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries as at September 30, 2020, and the related statements of operations, comprehensive loss, changes in member’s (deficit)/equity, and cash flows for the nine (9)-month period then ended, prepared in accordance with GAAP and accompanied by a report of the Company’s independent accountants’ review of such financial statements in accordance with SAS 100 review procedures (collectively, the “Updated Financial Statements”).

(b) As promptly as practicable following January 1, 2021, the Company shall deliver to Parent complete and correct copies of the audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2020 and the related statements of operations, comprehensive loss, changes in member’s (deficit)/equity, and cash flows for the twelve (12)-month period then ended, prepared in accordance with GAAP and accompanied by an unqualified audit report of the Company’s independent accountants (the “2020 Financial Statements”).

(c) Prior to the Closing, the Company shall provide to Parent within fourteen (14) days after each fiscal calendar month, such monthly financial data and information for the prior month, to the extent regularly prepared for the Company’s internal use.

Section 7.16 Treatment of Certain Company Indebtedness. At the Closing, Parent shall repay, or cause to be repaid, all outstanding amounts owed by the Company under the Company Credit Agreements including any amounts owed under any related promissory notes at the Closing Date pursuant to the Payoff Letters (as defined below) and the Company shall cause to be terminated all commitments of the applicable lenders in respect of the Company Credit Agreements (collectively, the “Closing Payoff”). With respect to the Company Credit Agreements, in order to facilitate the Closing Payoff, the Company shall, prior to Closing, (i) deliver all notices and take all other actions required to effect the Closing Payoff, (ii) obtain and deliver to Parent (x) customary payoff and termination documentation, in form and substance reasonably satisfactory to Parent (collectively, the “Payoff Letters”), which Payoff Letters shall provide that, to the extent applicable and unless otherwise agreed by the Parent, the applicable lenders have agreed to release all guarantees of such Indebtedness and all Liens in respect of such Indebtedness relating to the assets and properties of the Company, in each case, immediately upon receipt of the amounts indicated in such Payoff Letters and (y) customary release documentation for each related guarantee and each Lien in respect thereof (including mortgage releases), in each case, in form and substance reasonably satisfactory to Parent (the “Release Documentation”).

Section 7.17 Termination of Affiliate Agreements. Effective at the Closing, Sellers and the Company shall terminate or cause to be terminated all Affiliate Agreements set forth on Schedule 7.17 without any further right, obligation or liability of any Person thereunder.

Section 7.18 Director and Officer Liability; Indemnification.

(a) If the Closing occurs, Parent shall cause all rights to indemnification and all limitations on liability existing in favor of any employee, officer, director, managing member, manager, Affiliate and agent of the Company and its Subsidiaries, in each case that is an individual (collectively, the “Company Indemnitees”), as provided in the Organizational Documents of the Company and its Subsidiaries to survive the consummation of the Transactions and continue in full force and effect and be honored by the Company and its Subsidiaries after the Closing. The obligations of Parent under this Section 7.18 shall not be terminated or modified in such a manner as to adversely affect any Company Indemnitee to whom this Section 7.18 applies without the consent of such affected Company Indemnitee (it being expressly agreed that the Company Indemnitees to whom this Section 7.18 applies shall be third-party beneficiaries of this Section 7.18). If the Closing occurs, Parent shall cause the Company and its Subsidiaries to pay all expenses to any Company Indemnitee incurred in successfully enforcing the indemnity or other obligations provided for in this Section 7.18.

(b) In the event Parent, the Company and its Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets or stock or other equity interests to any Person, then and in each such case, Parent shall ensure that proper provision shall be made so that the successors and assigns of Parent or the Company or its Subsidiaries, as the case may be (or their respective successors and assigns), shall assume the obligations set forth in this Section 7.18.

(c) The Company shall, or shall cause its Affiliates to, obtain a “tail” directors’ and officers’ liability insurance policy, effective for a period of at least six (6) years from the Closing Date, for the benefit of the Company and its Subsidiaries or any of their officers and directors, as the case may be, with respect to claims arising from facts or events that occurred on or before the Closing Date; provided, however, that in no event will Parent or its Subsidiaries (including, following the Closing, the Surviving Corporation and the Surviving LLC) be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the most recent annual premium paid by the Company and its Subsidiaries for such insurance.

ARTICLE VIII

CONDITIONS TO CLOSING

Section 8.01 Conditions to Obligations of Parent, Merger Sub I and Merger Sub II. The obligations of Parent, Merger Sub I and Merger Sub II to consummate the Transactions are subject to the satisfaction of the following conditions on or before the Closing, any and all of which may be waived in whole or in part by Parent, to the extent permitted by applicable Law:

(a) Accuracy of Representations of the Company. (i) The representations and warranties of the Company set forth in Article IV (other than the Company Fundamental Representations) shall be true and correct in all respects (without giving effect to materiality, Material Adverse Effect or similar phrases in such representations and warranties), on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect, (ii) the Company Fundamental Representations (other than the representations and warranties of the Company set forth in Section 4.04(a)) will be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (iii) the representations and warranties of the Company set forth in Section 4.04(a) will be true and correct in all but de minimis respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date.

(b) Accuracy of Representations of the Stockholders’ Representative and Company Stockholders. The representations and warranties of the Stockholders’ Representative and Company Stockholders set forth in Article V shall be true and correct in all respects, on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(c) Compliance with Covenants. The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, in each case in all material respects.

(d) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect since the date hereof.

(e) Closing Certificate. The Company shall have delivered to Parent a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Section 8.01(a), Section 8.01(c) and Section 8.01(d).

(f) Completion of Audit. Parent shall have received the Updated Financial Statements in accordance with Section 7.15(a) in all respects.

(g) Payoff and Releases. Parent shall have received the Payoff Letters and the Release Documentation in accordance with Section 7.16.

Section 8.02 Conditions to Obligations of the Company and the Stockholders’ Representative. The obligations of the Company and the Stockholders’ Representative to consummate the Transactions are subject to the satisfaction of the following conditions, any and all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

(a) Accuracy of Representations. (i) The representations and warranties of Parent, Merger Sub I and Merger Sub II set forth in Article VI (other than the Parent Fundamental Representations) shall be true and correct in all respects (without giving effect to materiality, Parent Material Adverse Effect or similar phrases in such representations and warranties), on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of Parent, Merger Sub I and Merger Sub II to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Parent Material Adverse Effect, and (ii) the Parent Fundamental Representations will be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b) Compliance with Covenants. Parent, Merger Sub I and Merger Sub II shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, in each case in all material respects.

(c) Closing Certificate. Parent shall have delivered to the Company a certificate, signed by an executive officer of Parent and dated as of the Closing Date, certifying as to the matters set forth in Section 8.02(a) and Section 8.02(b).

Section 8.03 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Transactions are subject to the satisfaction of the following conditions:

(a) Receipt of HSR Approval. The HSR Approval shall have been obtained.

(b) No Restraint. No provision of any applicable Law or Governmental Order shall be in effect prohibiting the consummation of the transactions contemplated hereby (including the Merger), and there shall not be any pending legal proceeding by any Governmental Authority which would reasonably be expected to result in the issuance of any such Governmental Order.

(c) Parent Stockholder Approval. The approval of the Parent Stockholder Proposals (the “Parent Stockholder Approval”) shall have been duly obtained in accordance with the Delaware General Corporation Law, the Organizational Documents of Parent and the rules and regulations of NASDAQ.

(d) Listing. The shares of Closing Stock Consideration to be issued pursuant to the Transactions and the Subscription Agreements shall have been approved for listing on the NASDAQ, subject to official notice of the issuance thereof.

(e) Net Tangible Assets. Parent shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a511(g)(1) of the Exchange Act) remaining after the closing of the Offer.

(f) Minimum Cash. At the Closing Date, the Available Cash shall be an amount equal to or exceeding $390,000,000.

ARTICLE IX

TERMINATION

Section 9.01 Termination by Mutual Consent. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing by the mutual written consent of Parent and the Company.

Section 9.02 Termination by Parent or the Company. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing by either Parent or the Company if any permanent injunction or other Governmental Order of any Governmental Authority preventing the consummation of the Transactions (including the Merger) shall have become final and non-appealable.

Section 9.03 Termination by the Company. The Company may terminate this Agreement at any time prior to the Closing by written notice to Parent:

(a) upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement or the Ancillary Agreements, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case which has rendered the satisfaction of the conditions set forth in Section 8.01(a) incapable of fulfillment, and such violation or breach has neither been waived by the Company nor cured by Parent within thirty (30) days of Parent’s receipt of written notice of such violation or breach from the Company; provided, however, that the right to terminate this Agreement under this Section 9.03(a) shall not be available to the Company if the Company or the Stockholders’ Representative is then in material breach of any representation, warranty, covenant or agreement set forth in this Agreement or the Ancillary Agreements; or

(b) if (i) the Closing shall not have occurred by June 8, 2021 (the “Termination Date”), provided, that the Termination Date may be extended (A) to a later date by mutual written consent of Parent and the Company or (B) to a date no later than August 8, 2021 by Parent, if the Company shall not have delivered the 2020 Financial Statements to Parent by March 1, 2021, in which case such later date determined in accordance with clause (A) or (B) shall be deemed the Termination Date for purposes of this Agreement; and (ii) the failure of the Closing to occur on or before such date is not caused by a failure of the Company to perform and comply in all material respects with its covenants and agreements contained in this Agreement or any of the Ancillary Agreements that are required to be performed or complied with at or prior to Closing.

Section 9.04 Termination by Parent. Parent may terminate this Agreement at any time prior to the Closing by written notice to the Company:

(a) upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or the Stockholders’ Representative set forth in this Agreement or the Ancillary Agreements, or if any representation or warranty of the Company or Stockholders’ Representative shall have become untrue, incomplete or incorrect, in either case which has rendered the satisfaction of the conditions set forth in Section 8.02(a) incapable of fulfillment, and such violation or breach has neither been waived by Parent nor cured by the Company or the Stockholders’ Representative within 30 days of the Stockholders’ Representative’s receipt of written notice of such violation or breach from Parent; provided, however, that the right to terminate this Agreement under this Section 9.04(a) shall not be available to Parent if Parent is then in material breach of any representation, warranty, covenant or agreement set forth in this Agreement or the Ancillary Agreements; or

(b) if (i) the Closing shall not have occurred by the Termination Date and (ii) the failure of the Closing to occur on or before such date is not caused by a failure of Parent to perform and comply in all material respects with its covenants and agreements contained in this Agreement or any of the Ancillary Agreements that are required to be performed or complied with at or prior to Closing.

(c) if the Company Stockholder Approval and the Stockholder Consent and Joinder shall not have been delivered to Parent by each Company Stockholder within 24 hours following the execution and delivery of this Agreement.

Section 9.05 Effect of Termination. If this Agreement is terminated pursuant to this Article IX, all further obligations of the Parties under this Agreement (other than those contained in Section 7.11, this Section 9.05, Article XI and the Confidentiality Agreement, which shall continue in effect) shall be terminated and shall be of no further force and effect, and no Party or its respective Representatives or Affiliates will have any further liability to any other Party; provided that nothing herein shall relieve any Party from liability for such Party’s willful breach of this Agreement prior to such termination; provided, further, and notwithstanding anything to the contrary set forth in this Agreement, that in the event of termination of this Agreement in accordance with its terms neither the Company nor Parent shall be relieved or released from liability for willful breach of this Agreement or for Fraud.

ARTICLE X

TAX MATTERS

Section 10.01 Cooperation. After the Closing Date, Parent and the Company Stockholders shall provide each other with reasonable cooperation in connection with the preparation and filing of Tax Returns of the Company and its Subsidiaries and any Tax audit, contest, claim or other proceeding in respect of any Tax Returns of Taxes of the Company and its Subsidiaries, and shall make available to the other and to any Taxing authority as reasonably requested, all information, records or documents relating to Tax liabilities or potential Tax liabilities of the Company and its Subsidiaries for all periods (or portions thereof) that end prior to or on the Closing Date and shall preserve all such information, records and documents until the expiration of any statute of limitations or extensions thereof.

Section 10.02 Straddle Period Allocation. For purposes of the Agreement, in the case of a Straddle Period, the amount of Taxes allocable to the Pre-Closing Tax Period portion of such Straddle Period shall be (a) in the case of property Taxes and other Taxes imposed on a periodic basis without regard to income, gross receipts, payroll or sales, deemed to be the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of such Straddle Period ending at the end of the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period and (b) in the case of all other Taxes, determined as though the taxable year of the Company and its Subsidiaries terminated at the end of the Closing Date.

Section 10.03 Tax Sharing Agreements. All Tax sharing agreements and arrangements between or among (a) any of the Company and its Subsidiaries, on the one hand, and (b) any of the Company Stockholders, their direct or indirect owners or any of their respective Affiliates, on the other hand, shall be terminated as of the Closing and none of the Company and its Subsidiaries shall have any further rights or liabilities thereunder.

Section 10.04 Tax Treatment of the Mergers; Allocation of Merger Consideration.

(a) For United States federal income tax purposes, the Parties intend that (x) the Mergers will constitute an integrated plan described in Rev. Rul. 2001-46, 2001-2 C.B. 321, that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder to which each of Parent and the Company are to be parties under Section 368(b) of the Code and the Treasury Regulations promulgated thereunder (the “Intended Tax Treatment”), and (y) this Agreement be, and is adopted as, a plan of reorganization for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Treasury Regulations Section 1.368-2(g). None of the Parties knows of any fact or circumstance (without conducting independent inquiry or diligence of any other relevant party), or has taken or will take any action, whether before or after the Mergers, if such fact, circumstance or action would be reasonably expected to cause the Mergers, taken together, to fail to qualify for the Intended Tax Treatment. The Mergers, taken together, shall be reported by the Parties for all Tax purposes in accordance with the Intended Tax Treatment, including the filing of the statement required by Treasury Regulations Section 1.368-3, unless otherwise required by applicable Tax Law pursuant to a final “determination” by an applicable Governmental Authority within the meaning of Section 1313(a) of the Code.

(b) For United States federal income tax purposes, pursuant to and in accordance with Treasury Regulations Section 1.356-1(b) and the proviso set forth at the end of the definition of “Pro Rata Share” (and assuming the Stockholders’ Representative compliance therewith), (i) all cash consideration payable to the holders of Company capital stock pursuant to the Merger shall first be treated as paid in exchange for, and in respect of, shares of Company Preferred Stock to the extent of the amount to which such shares of Company Preferred Stock would be entitled pursuant to the Company’s Organizational Documents in a liquidation of the Company at the First Effective Time and (ii) all remaining consideration payable to the holders of Company capital stock hereunder shall be paid in exchange for, and in respect of, the shares of Company Common Stock.

ARTICLE XI

GENERAL PROVISIONS

Section 11.01 Stockholders’ Representative.

(a) Each of the Company Stockholders hereby appoints the Stockholders’ Representative as its representative in respect of all matters arising under this Agreement or the Transactions, and the Stockholders’ Representative is and shall be authorized by each Company Stockholder to act, or refrain from acting, with respect to any actions to be taken by or on behalf of any Company Stockholder or the Stockholders’ Representative, including to enforce any rights granted to any Company Stockholder hereunder, in each case as the Stockholders’ Representative believes is necessary or appropriate under this Agreement and the Ancillary Agreements, for and on behalf of the Company Stockholders. The Company Stockholders shall be bound by all such actions taken by the Stockholders’ Representative and no Company Stockholder shall be permitted to take any such actions. The Stockholders’ Representative shall not be liable to the Company Stockholders for any error of judgment, or any action taken, suffered or omitted to be taken, in connection with the performance by the Stockholders’ Representative of the Stockholders’ Representative’s duties or the exercise by the Stockholders’ Representative of the Stockholders’ Representative’s rights and remedies under this Agreement or any Transaction Agreement, except in the case of its bad faith or willful misconduct. No bond shall be required of the Stockholders’ Representative. The Stockholders’ Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Stockholders’ Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Ancillary Agreement. Without limiting the generality of the foregoing, the Stockholders’ Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement and the Ancillary Agreements, and to consent to any amendment hereof or thereof on behalf of all Company Stockholders and their respective successors. Parent shall be entitled to rely on all statements, representations, decisions of, and actions taken or omitted to be taken by, the Stockholders’ Representative relating to this Agreement or any Ancillary Agreement.

(b) The Company Stockholders will indemnify and hold harmless the Stockholders’ Representative from and against any and all costs or expenses (including reasonable legal fees and disbursements), judgments, fines, losses, damages or liabilities (“Losses”) arising out of or in connection with the Stockholders’ Representative’s execution and performance of this Agreement and the Ancillary Agreements, in each case as such Loss is suffered or incurred; provided that in the event that any such Loss is finally adjudicated to have been directly caused by the willful misconduct of the Stockholders’ Representative, the Stockholders’ Representative will reimburse the Company Stockholders the amount of such indemnified Loss to the extent attributable to such willful misconduct. The Stockholders’ Representative shall be entitled to reimbursement by the Company Stockholders for all reasonable expenses, disbursements and advances (including fees and disbursements of its counsel, experts and other agents and consultants) incurred by the Stockholders’ Representative in such capacity. In no event will the Stockholders’ Representative be required to advance its own funds on behalf of the Company Stockholders or otherwise. The Company Stockholders acknowledge and agree that the foregoing indemnities will survive the resignation or removal of the Stockholders’ Representative or the termination of this Agreement.

(c) The Parties acknowledge and agree that neither Parent, Merger Sub I, Merger Sub II, the Company, nor any other Affiliate of Parent (the “Parent Indemnified Parties”) shall have any liability of any kind or nature to any Company Stockholder or any other Person relating to, and the Company Stockholders and the Stockholders’ Representative will indemnify and hold harmless the Parent Indemnified Parties from and against any and all Losses arising out of, the allocation, payment or distribution of any amounts, including the Merger Consideration or any component thereof, by the Stockholders’ Representative under this Agreement.

Section 11.02 Survival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 11.02 nor anything else in this Agreement to the contrary shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) any claim against any Person with respect to Fraud.

Section 11.03 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware (without reference to its choice of Law rules).

Section 11.04 Consent to Jurisdiction. Each Party hereby irrevocably and unconditionally (a) agrees that any Action, at law or equity, arising out of or relating to this Agreement, the Ancillary Agreements or the Transactions shall only be brought in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, then in the applicable Delaware state court), or if under applicable Law exclusive jurisdiction of such Action is vested in the federal courts, then the United States District Court for the District of Delaware, (b) expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof, and (c) waives and agrees not to raise (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such Action. Each Party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or commence an Action against the other Party in any other jurisdiction to enforce judgments obtained in any Action brought pursuant to this Section 11.04. Each Party hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or commence an Action against the other Party in any other jurisdiction to enforce judgments obtained in any Action brought pursuant to this Section 11.04.

Section 11.05 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY

WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.05.

Section 11.06 Notices. All notices or other communications, including service of process, required or permitted hereunder shall be in writing and shall be deemed given or delivered and received on the earliest of (a) the day when delivered, if delivered personally, (b) one (1) Business Day after deposit with a nationally recognized courier or overnight service such as Federal Express (or upon any earlier receipt confirmed in writing by such service), (c) five (5) Business Days after mailing via U.S. certified mail, return receipt requested, or (d) the date sent, with no mail undeliverable or other rejection notice, if sent by email, in each case addressed as follows:

If to Parent, Merger Sub I or Merger Sub II, to:

Vesper Healthcare Acquisition Corp.

1819 West Avenue, Bay 2

Miami Beach, FL 33139

Attention: Brenton L. Saunders and Manisha Narasimhan

Email: Brent.Saunders@vesperhealth.com and Manisha.Narasimhan@vesperhealth.com with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Andrew R. Brownstein, Igor Kirman and DongJu Song

Email: ARBrownstein@wlrk.com, IKirman@wlrk.com and DSong@wlrk.com

If to the Company or the Stockholders’ Representative:

LCP Edge Holdco, LLC

c/o Linden Capital Partners LLC

150 North Riverside Plaza, Suite 5100

Chicago, IL 60606

Attention:             Brian Miller

Kam Shah

Email:                    bmiller@lindenllc.com

kshah@lindenllc.com

and

DW Healthcare Partners IV (B), LP

1413 Center Drive, Ste 220

Park City, Utah 84098

Attention:             Doug Schillinger

Email:                   dschillinger@dwhp.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention:             Robert A. Wilson, P.C.

Maggie D. Flores

Email:                   robert.wilson@kirkland.com

maggie.flores@kirkland.com

and to such other address or addressee as any such Party has specified by prior written notice to the other Party in accordance with this Section 11.06.

Section 11.07 Successors and Assigns; Benefit.

(a) The rights of any Party under this Agreement shall not be assignable by such Party without the written consent of the other Parties. No assignment shall relieve the assigning Party of any of its obligations hereunder.

(b) This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the Parties, the Company Indemnitees pursuant to Section 7.18 and such permitted assigns, any legal or equitable rights hereunder.

Section 11.08 Entire Agreement; Amendments; Waiver.

(a) This Agreement and the Exhibits and Disclosure Letters referred to herein, the Ancillary Agreements and the Confidentiality Agreement contain the entire understanding of the Parties with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or intents, whether express or implied, between or among any of the Parties with respect to such subject matter.

(b) No amendment or modification of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by all of the Parties. No waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against whom enforcement of such waiver is sought. No course of dealing between the Parties shall be deemed to modify, amend or discharge any provision or term of this Agreement. No delay or failure by any Party in the exercise of any of its rights or remedies shall operate as a waiver thereof, and no single or partial exercise by any Party of any such right or remedy shall preclude any other or further exercise thereof. A waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

Section 11.09 Interpretation. Article, titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Disclosure Letters and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The references herein to Sections, Articles, Exhibits and Disclosure Letters, unless otherwise indicated, are references to Sections and Articles of and Exhibits and Disclosure Letters to this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. Any reference to a Law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder. Any reference to any Contract or Permit is a reference to it as amended, modified and supplemented from time to time. In this Agreement, except to the extent that the context otherwise requires: (a) “days” means calendar days unless otherwise indicated; (b) “$” or “US$” means United States Dollars; (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”; (d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; (f) references to a Person are also to its permitted successors and assigns; (g) all references to dollar amounts in this Agreement shall mean U.S. dollars unless otherwise indicated and all payments hereunder shall be in US$; and (h) each accounting term used but not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP.

Section 11.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 11.11 Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to the other Party. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 11.12 Transfer Taxes. All transfer Taxes, stamp Taxes and other sales, use, documentary, excise, and similar Taxes, if any, that are imposed on the Mergers (collectively, “Transfer Taxes”), except for any such Transfer Taxes that are imposed on, and are the expenses of, the Company Stockholders (which shall be borne by the Company Stockholders), shall be borne by Parent. The Person responsible under Law for filing the Tax Returns with respect to such Transfer Taxes shall prepare and timely file such Tax Returns and promptly provide a copy of such Tax Return to the Company Stockholders or Parent, as applicable. The parties shall reasonably cooperate to timely prepare and file any Tax Returns or other filings relating to any Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes.

Section 11.13 Remedies; Specific Performance. The Parties acknowledge that money damages would not be an adequate remedy at law if any Party fails to perform in any material respect any of its obligations hereunder and accordingly agree that each Party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek an injunction or similar equitable relief restraining such Party from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other Party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law. No remedy shall be exclusive of any other remedy, and all available remedies shall be cumulative.

Section 11.14 Mutual Release. Effective upon the Closing, Parent, Merger Sub I, Merger Sub II and the Company, on the one hand, and each Company Stockholder, on the other hand, on behalf of itself, its Affiliates, and each of its former, present and future Subsidiaries, and each of their respective past, present or future general or limited partners, management companies, members, stockholders, equity holders or controlling Persons, or any successor or assign of any of the foregoing (each of the foregoing, a “Releasing Party”), hereby irrevocably and unconditionally releases and forever discharges each former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of the other parties, and their Subsidiaries or any former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or Affiliates of the foregoing (or a fiduciary of any employee benefit plan of the Company or of any of its present or former Subsidiaries) (each of the foregoing, a “Released Party”) from any and all claims, rights, obligations, debts, liabilities, actions or causes of action of every kind and nature, whether foreseen or unforeseen, contingent or actual, and whether now known or hereafter discovered, which any of the Releasing Parties had, now has or may in the future have, at law or in equity, against any Released Party in any way, in each case in respect of any cause, matter or thing relating to the Company or its Subsidiaries or the operation of the business, operations or properties of the Company and its Subsidiaries or any actions taken or failed to be taken by any of the Released Parties in any capacity related to the Company and its Subsidiaries or the operation of the business, operations or properties of the Company and its Subsidiaries, in each case, occurring or arising on or prior to the date hereof (each, a “Released Claim”); provided, however, that the Releasing Parties expressly do not release their rights and interests (a) under this Agreement, any Affiliate Agreements or any agreements contemplated hereby, (b) with respect to any claim of, right of, obligation to, debt to, liability to, action of or cause of action of the Company or any Subsidiary (or any successor thereof) against any Released Party to the extent resulting from the Released Party’s status as a director, officer or employee of the Company or any of its Subsidiaries (including claims with respect to willful misconduct or criminality), or (c) claims, rights, obligations, debts, liabilities, actions or causes of action for fraud. Each of the parties hereto covenants and agrees that it will honor such release and will not take any action inconsistent therewith (including commencing any action with respect to, or directly or indirectly transferring to another Person, any Released Claim). This Section 11.14 shall survive the Closing, is intended for the benefit of and may be enforced directly by each of the Released Parties and shall be binding on all successors and permitted assigns of the Released Parties.

Section 11.15 No Recourse. Except in the case of Fraud, all Actions that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, (b) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (c) any breach of this Agreement, and (d) any failure of the Transactions to be consummated, may be made only against (and, without prejudice to the rights of any express third-party beneficiary to whom rights under this Agreement inure pursuant to Section 11.07), are those solely of the Persons that are expressly identified as parties to this Agreement and not against any Released Party. Except in the case of Fraud, no other Person, including any director, officer, employee, incorporator, member, partner, manager, stockholder, optionholder, Affiliate, agent, attorney or representative of, or any financial advisor or lender to, any Party, or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney or representative of, or any financial advisor or lender (each of the foregoing, a “Released Party”) to any of the foregoing shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d) and each Party, on behalf of itself and its Affiliates, hereby irrevocably releases and forever discharges each of the Released Parties from any such liability or obligation.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement and Plan of Merger as of the date first above written.

PARENT:

VESPER HEALTHCARE ACQUISITION CORP.

By:	/s/ Brenton L. Saunders
	Name:	Brenton L. Saunders
	Title:	Chief Executive Officer

MERGER SUB I:

HYDRATE MERGER SUB I, INC.

By:	/s/ Brenton L. Saunders
	Name:	Brenton L. Saunders
	Title:	President and Chief Executive Officer

MERGER SUB II:

HYDRATE MERGER SUB II, LLC

By:	/s/ Brenton L. Saunders
	Name:	Brenton L. Saunders
	Title:	President and Chief Executive Officer

THE COMPANY:

LCP EDGE INTERMEDIATE, INC.

By:	/s/ Kamlesh Shah
	Name:	Kamlesh Shah
	Title:	Vice President, Assistant Treasurer and Assistant Secretary

THE STOCKHOLDERS’ REPRESENTATIVE:

LCP EDGE HOLDCO, LLC

By:	/s/ Kamlesh Shah
	Name:	Kamlesh Shah
	Title:	Vice President, Assistant Treasurer and Assistant Secretary

ANNEX B

FORM OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VESPER HEALTHCARE ACQUISITION CORP.

[●]

Vesper Healthcare Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Vesper Healthcare Acquisition Corp.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 8, 2020. The Corporation filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on September 29, 2020 (the “First Amended and Restated Certificate”).

2. This Second Amended and Restated Certificate of Incorporation (this “Second Amended and Restated Certificate”) was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

3. This Second Amended and Restated Certificate restates, integrates and amends the provisions of the First Amended and Restated Certificate. Certain capitalized terms used in this Second Amended and Restated Certificate are defined where appropriate herein.

4. The text of the First Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is [●] (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. Subject to Section 4.2, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 321,000,000, consisting of (a) 320,000,000 shares of common stock (the “Common Stock”), including two separate classes of common stock consisting of (i) 300,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 20,000,000 shares of Class B Common Stock (the “Class B Common Stock”); and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2 Class B Common Stock. Following the filing of this Second Amended and Restated Certificate with the Secretary of State of the State of Delaware and immediately prior to the Corporation’s consummation of any business combination, each share of Class B Common Stock outstanding immediately prior to the filing of this Second Amended and Restated Certificate shall automatically be converted into one share of Class A Common Stock without any action on the part of any person, including the Corporation, and concurrently with such conversion, the number of authorized shares of Class B Common Stock shall be reduced to zero.

Section 4.3 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent now or hereafter provided by law to adopt any such resolution or resolutions.

Section 4.4 Common Stock.

(a) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(c) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

Section 4.5 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Section 4.6 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Amended and Restated By Laws of the Corporation (the “Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Second Amended and Restated Certificate.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Second Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock—Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained in this Second Amended and Restated Certificate, the Board is expressly authorized to make, alter and repeal the Bylaws, but any Bylaws adopted by the Board may be adopted, amended, altered or repealed by the stockholders entitled to vote thereon; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided, further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, the Corporation shall indemnify, defend, advance expenses and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, investigation, arbitration or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (each, a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition (including by making any payment directly to the applicable third parties if requested by the indemnitee); provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses (which are, for the avoidance of doubt, indemnified proceedings and expenses), the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was, or is, authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. If the DGCL is amended after the effectiveness of this Second Amended and Restated Certificate to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

Section 9.1 The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

Section 9.2 Without limiting the foregoing, to the extent permitted by applicable law, each of BLS Investor Group LLC, Linden Manager III LP, DW Management Services, L.L.C. and the investment funds affiliated with the foregoing and their respective successors and Affiliates (as defined in Section 10.3) (other than the Corporation and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (each, an “Exempted Person”) shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, except as otherwise expressly provided in any agreement entered into between the Corporation and such Exempted Person. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Corporation operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, or uses such knowledge and understanding in the manner described herein, in each case, except as otherwise expressly provided in any agreement entered into between the Corporation and such Exempted Person. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy. Any person or entity purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of the provisions of this Article IX.

Section 9.3 Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate (including any Preferred Stock Designation) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate, the Bylaws or applicable law.

ARTICLE X

BUSINESS COMBINATIONS

Section 10.1 Opt Out of DGCL 203. The Corporation expressly elects not to be governed by Section 203 of the DGCL.

Section 10.2 Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination, at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act with any interested stockholder for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by: (i) persons who are directors and also officers; or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Section 10.3 Definitions. For purposes of this Article X, the term:

(a) “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.

(b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation: (A) with the interested stockholder; or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 10.2 is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C)—(E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations).

(f) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that: (i) is the owner of 15% or more of the outstanding voting stock of the Corporation; or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; or (iii) an Affiliate or associate of any such person described in clauses (i) and (ii); provided, however, that the term “interested stockholder” shall not include: (A) the Sponsor Holders or their transferees; or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, that such person specified in this clause (B) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(g) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(i) beneficially owns such stock, directly or indirectly; or

(ii) has: (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(h) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(i) “Sponsor Holders” means the equityholders of BLS Investor Group LLC and their respective successors and Affiliates.

(j) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(k) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

ARTICLE XI

AMENDMENT OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL, and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Section 7.1, Section 7.3, Article VIII, Article IX, Article X and this Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Second Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least two thirds of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XII

EXCLUSIVE FORUM

Section 12.1 Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or, in the event that the federal district court for the District of Delaware does not have jurisdiction, other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Bylaws or this Second Amended and Restated Certificate (as they may be amended and/or restated from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel; and (b) the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 12.2 Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XII. Notwithstanding the foregoing, the provisions of this Article XII shall not apply to suits brought to enforce any liability or duty created by the Exchange Act (as defined in Section 10.3) or any other claim for which the federal courts of the United States have exclusive jurisdiction.

ARTICLE XIII

SEVERABILITY

If any provision or provisions of this Second Amended and Restated Certificate (including any Preferred Stock Designation relating to any series of Preferred Stock) shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (i) the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, any Preferred Stock Designation relating to any series of Preferred Stock and each portion of any paragraph of this Second Amended and Restated Certificate or Preferred Stock Designation containing any such provision or provisions held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate (including, without limitation, any Preferred Stock Designation relating to any series of Preferred Stock and each such portion of any paragraph of this Second Amended and Restated Certificate or Preferred Stock Designation containing any such provision or provisions held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XIII.

IN WITNESS WHEREOF, Vesper Healthcare Acquisition Corp. has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

VESPER HEALTHCARE ACQUISITION CORP.
By:
Name:	Brenton L. Saunders
Title:	Chairman of the Board

[Signature Page to Second Amended and Restated Certificate of Incorporation]

ANNEX C

FORM OF AMENDED AND RESTATED BY LAWS

OF

[●]

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of [●] (the “Corporation”) within the State of Delaware shall be located at either: (a) the principal place of business of the Corporation in the State of Delaware; or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2 Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting; provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2 Special Meetings. Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (the “Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting; provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3 Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4 Quorum. Except as otherwise provided by applicable law, the Corporation’s Second Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these By Laws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5 Voting of Shares.

(a) Voting Lists. The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3); provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of the Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By Laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6 Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7 Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either: (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the annual meeting by or at the direction of the Board; or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation: (A) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting; and (B) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the close of business on the 90th day before the meeting, or if the first public announcement of the date of the meeting is less than 100 days prior to the date of the meeting, the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a). In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting; (B) the name and record address of such stockholder, as they appear on the Corporation’s books, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made and their respective affiliates or associates or others acting in concert therewith; (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made and their respective affiliates or associates or others acting in concert therewith; (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business; (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; (G) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith; (H) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has any right to vote any class or series of shares of the Corporation; (I) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”); (J) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation; (K) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; (L) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith; (M) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith; (N) any direct or indirect interest of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (O) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any; and (P) any other information relating to such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a); provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these By Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8 Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these By Laws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9 Consents in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE III

DIRECTORS

Section 3.1 Powers; Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By Laws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board.

Section 3.2 Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures or, with respect to LCP Edge Holdco, LLC (“LCP”) and its affiliates, the Investor Rights Agreement between the Corporation and LCP, dated as of [●], shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made: (i) by or at the direction of the Board; or (ii) by any stockholder of the Corporation: (A) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting; and (B) who complies with the notice procedures set forth in this Section 3.2 (including the completed and signed questionnaire, representation and agreement required by Section 3.2(h) of these By Laws).

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation: (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the close of business on the 90th day before the meeting or, if the first public announcement of the date of the meeting is less than 100 days prior to the date of the meeting, the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 100th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director: (A) the name, age, business address and residence address of the person; (B) the principal occupation or employment of the person; (C) the class or series and number of shares of capital stock of the Corporation, if any, that are owned beneficially or of record by the person; (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (ii) as to the stockholder giving the notice: (A) the name and record address of such stockholder, as they appear on the Corporation’s books, and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates or associates or others acting in concert therewith; (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates or associates or others acting in concert therewith; (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names); (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (E) any Derivative Instrument directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith; (F) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has any right to vote any class or series of shares of the Corporation; (G) any Short Interest; (H) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation; (I) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; (J) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith; (K) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith; (L) any direct or indirect interest of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (M) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any; and (N) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (d) above, also include a completed and signed questionnaire, representation and agreement required by Section 3.2(h) of these By Laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these By Laws, including without limitation this Section 3.2, shall be eligible for election as directors.

(f) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(g) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

(h) To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.2 of these By Laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, and (2) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the corporation, with such individual’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time and (D) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director.

Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Section 3.4 Newly Created Directorships and Vacancies. Unless otherwise provided by the Certificate of Incorporation, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 3.5 Chairman of the Board. The Board shall, from time to time by vote of the Board, elect a Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

ARTICLE IV

BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3 Special Meetings. Special meetings of the Board: (a) may be called by the Chairman of the Board or President; and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director: (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these By Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4 Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6 Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1 Establishment. The Board may by resolution of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4 Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these By Laws.

ARTICLE VI

OFFICERS

Section 6.1 Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By Laws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 3.5 above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(b) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(c) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(d) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(e) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(f) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(g) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2 Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3 Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4 Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1 Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2 Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall: (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock; or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3 Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by: (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President; and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4 Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5 Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6 Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered; (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(ii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iii) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(iv) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7 Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8 Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares.

Section 7.9 Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4 Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these By Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6 Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7 Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By Laws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided, however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8 Certain Definitions. For purposes of this Article VIII: (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9 Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these By Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2 Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3 Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any director, such notice may be given: (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized delivery service; (ii) by means of facsimile telecommunication or other form of electronic transmission; or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (A) if given by hand delivery, orally, or by telephone, when actually received by the director; (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (C) if sent for by a nationally recognized delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (D) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation; (E) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation; or (F) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any stockholder, such notice may be given: (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized delivery service; or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (A) if given by hand delivery, when actually received by the stockholder; (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation; (C) if sent for delivery by a nationally recognized delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation; and (D) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above: (1) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of: (x) such posting; and (y) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if: (x) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (y) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By Laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these By Laws, to any stockholder to whom: (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings to such stockholder during the period between such two consecutive annual meetings; or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4 Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these By Laws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5 Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that: (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6 Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7 Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8 Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10 Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11 Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12 Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13 Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14 Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15 Amendments. The Board shall have the power to adopt, amend, alter or repeal the By Laws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the By Laws. The By Laws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power (except as otherwise provided in Section 8.7) of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the By Laws.

ANNEX D

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is entered into this 8th day of December, 2020 (this “Subscription Agreement”), by and between Vesper Healthcare Acquisition Corp., a Delaware corporation (the “Company”), and the undersigned (“Subscriber”).

WHEREAS, the Company concurrently herewith is entering into that certain Agreement and Plan of Merger, dated as of the date hereof, substantially in the form provided to Subscriber (the “Merger Agreement”), pursuant to which the Company will acquire LCP Edge Intermediate, Inc., on the terms and subject to the conditions set forth therein (the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company that number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) set forth on the signature page hereto (the “Acquired Shares”), for a purchase price of $10.00 per share (the “Per Share Price”), and the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the closing of the Subscription (as defined below) contemplated hereby (the “Closing”); and

WHEREAS, in connection with the Transactions, certain other institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), or otherwise within the meaning of Rule 501 under the Securities Act and acceptable to the Company and the Placement Agent) (the “Other Subscribers”), have entered into subscription agreements with the Company substantially similar to this Subscription Agreement (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to such Other Subscribers, on the Closing Date (as defined below), inclusive of the shares of Class A Common Stock to be purchased by Subscriber hereunder, an aggregate amount of 35,000,000 shares of Class A Common Stock at the Per Share Price, with an aggregate purchase price, inclusive of the Purchase Price hereunder, of $350,000,000.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price by Subscriber, the Acquired Shares (such subscription and issuance, the “Subscription”).

2. Closing.

(a) At least five (5) business days before the anticipated closing date of the Transactions (the “Closing Date”), the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) business days after receiving the Closing Notice, Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Acquired Shares to Subscriber. Subscriber shall deliver to the Company, on or prior to 5:00 p.m. (Eastern time) (or as soon as practicable after the Company or its transfer agent (the “Transfer Agent”) delivers evidence of the issuance to Subscriber of the Acquired Shares on and as of the Closing Date) on the Closing Date the Purchase Price in cash via wire transfer to the account specified in the Closing Notice against (and concurrently with) delivery by the Company to Subscriber of (i) written notice from the Transfer Agent evidencing the issuance to Subscriber of the

Acquired Shares on and as of the Closing Date, and (ii) the Acquired Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Each book entry for the Acquired Shares shall contain a notation in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

In the event that the consummation of the Transactions does not occur within one (1) business day after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than two (2) business days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber. For the avoidance of doubt, unless this Subscription Agreement has been terminated in accordance with its terms, the return of any Purchase Price in connection with a delay in the Closing Date shall not relieve Subscriber of its obligations to pay the Purchase Price on the date set forth in a revised Closing Notice and to otherwise comply with the terms and conditions of this Subscription Agreement.

(b) The obligations of Subscriber and the Company to consummate the purchase and sale of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the conditions that, on the Closing Date:

(i) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise prohibiting or enjoining consummation of the transactions contemplated hereby; and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prohibition or injunction; and

(ii) all conditions precedent to the closing of the Transactions set forth in the Merger Agreement, including the approval of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied, as determined by the parties to the Merger Agreement and other than those conditions under the Merger Agreement which, by their nature, are to be satisfied at the closing of the Transactions (it being understood that, for the purpose of determining whether any such condition has been satisfied, the consummation of the purchase and sale of the Acquired Shares pursuant to this Subscription Agreement shall be treated as having occurred), or waived, and the closing of the Transactions shall be scheduled to occur on the Closing Date concurrently with or immediately following the Closing.

(c) In addition to the conditions set forth in Section 2(a) and Section 2(b), the obligation of the Company to consummate the issuance and sale of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of Subscriber contained in this Subscription Agreement are true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, as of such earlier date) and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations and warranties of Subscriber contained in this Subscription Agreement as of the Closing Date or as of such earlier date, as applicable.

(d) In addition to the conditions set forth in Section 2(a) and Section 2(b), the obligation of Subscriber to consummate the purchase of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the following conditions:

(i) all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, as of such earlier date); and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing Date or as of such earlier date, as applicable;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to have been performed, satisfied or complied with by it at or prior to Closing;

(iii) no amendment or modification of the Merger Agreement (as the same exists on the date hereof as provided to Subscriber) shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement, unless Subscriber has previously consented in writing to such amendment or modification;

(iv) there shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially economically benefits the Other Subscribers thereunder unless the Subscriber has been offered substantially the same benefits;

(v) the Class A Common Stock (I) shall be designated for quotation or listed on the Nasdaq Capital Market (“Nasdaq”) and (II) shall not have been suspended, as of the applicable Closing Date, by the U.S. Securities and Exchange Commission (the “SEC”) or Nasdaq from trading on Nasdaq nor shall suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, either (A) in writing by the SEC or Nasdaq or (B) by falling below the minimum listing maintenance requirements of Nasdaq; and

(vi) there shall not have occurred a “Material Adverse Effect,” as such term is defined in the Merger Agreement, with respect to LCP Edge Intermediate, Inc. since the date hereof.

(e) At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

(f) For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

3. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) The Acquired Shares have been duly authorized by the Company and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation, the Company’s bylaws or under the Delaware General Corporation Law.

(c) This Subscription Agreement has been duly authorized, executed and delivered by the Company and this Subscription Agreement constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d) The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Class A Common Stock or to deregister the shares of Class A Common Stock. The Company has taken no action that is designed to terminate the listing of the Class A Common Stock on Nasdaq or the registration of the Class A Common Stock under the Exchange Act.

(e) The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Acquired Shares hereunder, and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

(f) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 and the accuracy of the Other Subscribers’ representations and warranties set forth in the Other Subscription Agreements, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the SEC of the Registration Statement (as defined below), (ii) the filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 9(p), (iv) any filings or notices required by Nasdaq, (v) those required to consummate the Transactions as provided under the Merger Agreement, and (vi) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) As of the date hereof, (i) the authorized capital stock of the Company consists of (a) 200,000,000 shares of Class A Common Stock (of which 46,000,000 shares are issued and outstanding, and all of which are validly issued, fully paid and non-assessable), (b) 20,000,000 shares of Class B common stock, par value $0.0001 (“Class B Common Stock”) (of which 11,500,000 shares are issued and outstanding, and all of which are validly issued, fully paid and non-assessable), and (c) 1,000,000 shares of blank check preferred stock, par value $0.0001 (of which none are issued or outstanding), and (ii) 24,666,666 shares of Class A Common Stock are issuable in respect of redeemable public warrants to purchase Class A Common Stock and private placement warrants to purchase Class A Common Stock. No shares of capital stock of the Company are held in the treasury of the Company. All outstanding warrants have been duly authorized and validly issued and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, the Merger Agreement and the other agreements and arrangements referred to therein or in the SEC Reports (as defined below), as of the date hereof, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. As of the date hereof, the Company has no direct or indirect subsidiaries, and does not own or hold the right to acquire any stock, partnership interest or joint venture interest or other equity ownership interest in any other partnership, corporation, organization or entity, other than direct ownership of Hydrate Merger Sub I, Inc. and Hydrate Merger Sub II, LLC, and there are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person. There are there are no outstanding proxies, voting agreements or other agreements or arrangements relating to any equity securities of the Company, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Merger Agreement. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the shares of Class A Common Stock to be issued pursuant to any Other Subscription Agreement, that have not been or will not be validly waived on or prior to the Closing Date.

(h) Except for such matters as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against the Company.

(i) The Company is in compliance with all applicable laws, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(j) As of their respective dates, all forms, reports, statements, schedules, proxies, registration statements and other documents, including any exhibits thereto, together with any amendments, restatements or supplements thereto filed by the Company with the SEC prior to the date of this Subscription Agreement (the “SEC Reports”) were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports were prepared in all material respects in accordance with the (i) U.S generally accepted accounting principles and (ii) Regulation S-X or Regulation S-K, as applicable, as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of interim financial statements, to normal recurring year-end audit adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. There are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(k) Other than the Other Subscription Agreements and the Merger Agreement, the Company has not entered into any side letter or similar agreement with any other investor in connection with such other investor’s direct or indirect investment in the Company. No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such other investor than Subscriber hereunder, and such Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement.

(l) The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which Subscriber could become liable. Other than compensation paid to Goldman Sachs & Co. LLC acting as placement agent (the “Placement Agent”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any shares of Class A Common Stock hereunder or pursuant to the Other Subscription Agreements.

(m) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n) Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(o) Except for discussions specifically regarding the offer and sale of the Acquired Shares, the Company confirms that neither it nor any other person acting on its behalf has provided Subscriber or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its subsidiaries, other than with respect to the Transactions and the transactions contemplated by this Subscription Agreement or the Other Subscription Agreements. Except with respect to the Transactions and the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements, no event or circumstance has occurred which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.

(p) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 herein and those of the Other Subscriber set forth in the Other Subscription Agreements, in connection with the offer, sale and delivery of the Acquired Shares in the manner contemplated by this Subscription Agreement, (a) it is not necessary to register the Acquired Shares under the Securities Act, (b) the Acquired Shares were not offered by any form of general solicitation or general advertising and (c) the Acquired Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) If Subscriber is not an individual, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. This Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement are within the powers of Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with (i) any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement and (ii) if Subscriber is not an individual, will not violate any provisions of Subscriber’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if Subscriber is an individual, has legal competence and capacity to execute the same or, if Subscriber is not an individual, the signatory has been duly authorized to execute the same.

(d) Subscriber (i) (a) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)), (b) is an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, or (c) subject to the consent of the Placement Agent, is an “accredited investor” (within the meaning of Rule 501(a)(12) under the Securities Act) with assets under management in excess of $50,000,000 satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares. Subscriber is an “institutional account” as defined in FINRA
Rule 4512(c).

(e) Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) in an offshore transaction within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Acquired Shares shall contain a legend to such effect. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(f) Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by (i) Placement Agent or its affiliates or any of their respective control persons, officers, directors or employees or (ii) the Company or its affiliates or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

(g) Subscriber’s acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(h) In making its decision to subscribe for and purchase the Acquired Shares, Subscriber has relied solely upon independent investigation made by Subscriber and has not relied on any statements or other information provided by the Placement Agent, any of its affiliates or any of their respective control persons, officers, directors or employees concerning the Company, LCP Edge Intermediate, Inc., their respective affiliates, the Transactions or the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has had access to, and an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, LCP Edge Intermediate, Inc. and the Transactions. Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, without limitation, the Placement Agent, except for the statements, representations and warranties contained in this Subscription Agreement.

(i) Subscriber became aware of this offering of the Acquired Shares solely by means of contact from the Placement Agent and the Acquired Shares were offered to Subscriber solely by contact between Subscriber and the Placement Agent. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means, and BLS Investor Group LLC or its affiliates did not act as investment adviser, broker or dealer to Subscriber. Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

(k) Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(l) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(m) Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its

implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(n) Subscriber will have at the Closing sufficient funds to pay the Purchase Price pursuant to Section 2(a).

5. Additional Subscriber Agreement. Subscriber hereby agrees that, from the date of this Subscription Agreement until the earlier of the Closing or the termination of this Subscription Agreement in accordance with its terms, none of Subscriber or any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to securities of the Company prior to the Closing. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transactions (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement. The Company represents and warrants to the Subscriber that each of the Other Subscribers is bound by an agreement pursuant to the Other Subscription Agreements that is substantially identical to this Section 5.

6. Registration Rights.

(a) The Company agrees that, within thirty (30) calendar days after the consummation of the Transactions (the “Filing Deadline”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement to register under and in accordance with the provisions of the Securities Act, the resale of all Registrable Securities (as defined below) on Form S-3 (which shall be filed pursuant to Rule 415 under the Securities Act as a secondary-only registration statement), if the Company is then eligible for such short form, or any similar or successor short form registration or, if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long form registration (the “Registration Statement”). The Company will provide a draft of the Registration Statement to Subscriber for review at least three (3) business days in advance of filing the Registration Statement, and shall advise Subscriber upon the Registration Statement being declared effective by the SEC. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement without Subscriber’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, if the SEC or applicable law or SEC guidance prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Acquired Shares by the applicable stockholders, such Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares that can be so registered. In such event, the number of Acquired Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days following the Filing

Deadline (or ninety (90) calendar days after the Filing Deadline if the Registration Statement is reviewed by and receives comments from the SEC) and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further comments from the SEC (such earlier date, the “Effectiveness Deadline”); provided, that the Company’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Company to effect the registration of the Acquired Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Acquired Shares. “Registrable Securities” shall mean, as of any date of determination, the Acquired Shares and any other equity security of the Company issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise, provided that, as to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities (i) when they are sold, transferred, disposed or exchanged pursuant to an effective Registration Statement under the Securities Act, (ii) the earliest of (A) three (3) years, (B) such time that such holder has disposed such securities pursuant to Rule 144 under the Securities Act (“Rule 144”) or (C) if Rule 144(i) is no longer applicable to the Company or Rule 144(i)(2) is amended to remove the current reporting requirement preceding a disposition of securities, such time that such holder is able to dispose of all of its, his or her Registrable Securities pursuant to Rule 144 without any volume or manner of sale limitations thereunder, (iii) when they shall have ceased to be outstanding or (iv) when such securities have been sold in a private transaction in which the transferor’s rights under this Section 6(a) are not assigned to the transferee of such securities. Any failure by the Company to file the Registration Statement by the Filing Deadline or for the Registration Statement to be declared effective by the Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth in this Section 6.

(b) In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Section 6, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense, the Company shall:

(i) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws that the Company determines to obtain in connection with such registration, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until all securities acquired by Subscriber hereunder cease to be Registrable Securities or such shorter period upon which Subscriber has notified the Company that such Registrable Securities have actually been sold;

(ii) advise Subscriber within five (5) business days:

(1) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings by the SEC for such purpose;

(2) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Acquired Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(3) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated

therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events in the immediately preceding sentence constitutes material, nonpublic information regarding the Company;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Acquired Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Acquired Shares to be listed on each securities exchange or market, if any, on which the Class A Common Stock has been listed;

(vi) use its commercially reasonable efforts (1) to take all other steps necessary to effect the registration of the Acquired Shares contemplated hereby and (2) for so long as Subscriber holds Acquired Shares, to file all reports and other materials required to be filed by the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Acquired Shares under Rule 144;

(vii) furnish to Subscriber, so long as Subscriber owns Acquired Shares, promptly upon request, (1) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (3) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration; and

(viii) use its commercially reasonable efforts to (1) cause the removal of all restrictive legends from any Acquired Shares (x) being sold under the Registration Statement; (y) being sold pursuant to Rule 144 at the time of sale of such Registrable Securities and, at the request of a holder, cause the removal of all restrictive legends from any Registrable Securities held by such holder that may be sold by such holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (z) as to which such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Acquired Shares may be made without registration under the applicable requirements of the Securities Act; and (2) in the case of subclauses (1)(x) or (y), cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (1) upon the receipt of such supporting documentation, if any, as reasonably requested by such counsel.

(c) Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require

Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the Company determines, upon advice of legal counsel, that in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or if the Company’s Board of Directors, upon advice of legal counsel, reasonably believes that such filing or use could materially affect a bona fide business or financing transaction of the Company or its subsidiaries or would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12) month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of a Suspension Event, provide Subscriber with any material, nonpublic information regarding the Company (other than to the extent that providing notice to Subscriber of the occurrence of a Suspension Event may itself constitute material, nonpublic information regarding the Company). If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(d) The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, trustees, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 6, except insofar as and to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Acquired Shares by Subscriber.

(e) Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of Subscriber under this Section 6(e) be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.

(f) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, and in no event shall the liability of Subscriber under this Section 6(f) be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Acquired Shares giving rise to such indemnification obligation.

(g) If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 6 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(g) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 6(g) shall be several, not joint.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (c) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the Termination Date (as defined in the Merger Agreement, and, for the avoidance of doubt, giving effect to the permitted extension thereof as set forth in the Merger Agreement); provided, that nothing herein will relieve any party from liability for any willful breach hereof (including for the avoidance of doubt any party’s willful breach of its representations and warranties hereunder) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Merger Agreement promptly after the termination of such Merger Agreement.

8. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated September 29, 2020 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Notwithstanding anything else in this Section 8 to the contrary, nothing herein shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of Class A Common Stock acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company.

9. Miscellaneous.

(a) Each party hereto acknowledges that the other party hereto and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such party set forth herein are no longer accurate in all material respects.

(b) Each of the Company and Subscriber is entitled to rely upon this Subscription Agreement and each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned. Subscriber may transfer or assign all or a portion of its rights under this Subscription Agreement to an affiliate or to any fund or account managed by the same investment manager as Subscriber, provided that no such assignment shall relieve Subscriber of its obligations hereunder, and provided further that Subscriber shall provide notice to the Company upon such transfer.

(d) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(e) The Company may request from Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures, and provided that the Company agrees to keep confidential any such information provided by Subscriber to the extent permitted by law.

(f) This Subscription Agreement may not be modified, waived or terminated (except as set forth in Section 7) except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. Notwithstanding the foregoing, no modification or waiver of this Subscription Agreement shall be effective unless and until consented to in writing by LCP Edge Intermediate, Inc.

(g) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, their respective successor and assigns; provided, however, that LCP Edge Intermediate, Inc. is an express intended third party beneficiary of the last sentence of Section 9(f).

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties hereto shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person other than the statements, representations and warranties contained in this Subscription Agreement in making its investment or decision to invest in the Company. Subscriber agrees that none of (i) any Other Subscriber pursuant to the Other Subscription Agreements (including the controlling persons, members, officers, directors, partners, agents, or employees of any such other purchaser), (ii) the Placement Agent, its respective affiliates or any of its or their respective affiliates’ control persons, officers, directors or employees, or (iii) any other party to the Merger Agreement (other than LCP Edge Intermediate, Inc. following closing of the Transactions), including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Acquired Shares. On behalf of itself and its affiliates, Subscriber releases the Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

(m) The parties hereto acknowledge and agree that the Placement Agent is a third-party beneficiary of the representations and warranties of the parties contained in this Subscription Agreement.

(n) Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Subscription Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) the business day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, (iii) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid and (iv) when transmitted via email to the email addresses set out below. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Company, to:

Vesper Healthcare Acquisition Corp.

1819 West Avenue, Bay 2

Miami Beach, FL 33139

Attention: Brenton L. Saunders and Manisha Narasimhan

Email: Brent.Saunders@vesperhealth.com and

Manisha.Narasimhan@vesperhealth.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Andrew R. Brownstein, Igor Kirman and DongJu Song

Email: ARBrownstein@wlrk.com, IKirman@wlrk.com and DSong@wlrk.com

(iii) if to the Placement Agent, to:

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attn: Olympia McNerney

Telephone: 212-357-8838

Email: Olympia.mcnerney@gs.com

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attn: Paige Weiser

Telephone: 212-902-0458

Email: paige.weiser@gs.com

(o) THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(p) The Company shall, by 9:00 a.m., New York City time, on the first business day immediately following the execution and delivery of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Merger Agreement, the Transactions and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors or employees or agents (including the Placement Agent) and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, the Placement Agent or any of their respective affiliates. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall not publicly disclose the name of Subscriber or any of its affiliates or investment advisers, or include the name of Subscriber or any of its affiliates or investment advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, in either case in connection with this Subscription Agreement or the transactions contemplated hereby, without the prior written consent of Subscriber, except to the extent such disclosure is required by applicable law, rule, regulation, SEC or stock exchange requirement or at the request of any governmental or regulatory agency or as required by legal process, in which case the Company shall provide Subscriber with written notice of such disclosure permitted under this Section 9(p) prior to such disclosure to the extent permitted by law.

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

VESPER HEALTHCARE ACQUISITION CORP.

By:
Name:
Title:

Date: December 8, 2020

SUBSCRIBER:

Signature of Subscriber:		Signature of Joint Subscriber, if applicable:

By:		By:
	Name:		Name:
	Title:		Title:

Date: December 8, 2020

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which shares are to be registered (if different):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Acquired Shares subscribed for:

Aggregate Purchase Price: $

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A. QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

***OR***

B. ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐

We are an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

☐

We are an “accredited investor” (within the meaning of Rule 501(a)(12) under the Securities Act) with assets under management in excess of $50,000,000, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

☐	We are not a natural person.

***AND***

C. AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Rule 501(a)(1), (2), (3) or (7), in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐

A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $50,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

ANNEX E

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], by and among [●], a Delaware corporation (“Parent”), BLS Investor Group, LLC, a Delaware limited liability company (“Sponsor”), LCP Edge Holdco, LLC, a Delaware limited liability company (“Holdco”) and DW Healthcare Partners IV (B), L.P., a Delaware limited partnership (“DWHP” and, together with Holdco, the “Company Stockholders”). Capitalized terms used but not otherwise defined in this Agreement have the meaning ascribed to such term in the Agreement and Plan of Merger, dated as of December 8, 2020, by and among LCP Edge Intermediate, Inc., a Delaware corporation (the “Company”), Parent, Hydrate Merger Sub, Inc., a Delaware corporation (“Merger Sub I”), Hydrate Merger Sub, LLC, a Delaware limited liability company (“Merger Sub II”) and Holdco (as it may be amended or supplemented from time to time, the “Merger Agreement”). The Company Stockholders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 1 are referred to herein, individually, as a “Holder” and, collectively, as the “Holders.” Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by the parties thereunder, the parties desire to enter into this Agreement, pursuant to which the Holders’ Parent Common Stock (the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) The Holders hereby agree not to, during the period commencing from the Closing and through the earlier of (x) the one hundred and eightieth (180) day anniversary of the date of the Closing and (y) the date after the Closing on which Parent consummates a Change of Control (as defined below) (the “Lock-Up Period”): sell, transfer to another or otherwise dispose of, in whole or in part, the Restricted Securities, whether any such transaction is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing, a “Prohibited Transfer”). The foregoing sentence shall not apply to:

(A) the transfer of any or all of the Restricted Securities by a bona fide gift or charitable contribution, on death by will or intestacy to a member of such Holders’ immediate family or to a trust, the beneficiaries of which are exclusively the undersigned and/or a member or members of such Holders’ immediate family or an affiliate of such person or pursuant to a qualified domestic relations order;

(B) the transfer of any or all of the Restricted Securities to any Permitted Transferee; or

(C) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Restricted Securities; provided, that such plan does not provide for the transfer of Restricted Securities during the Lock-Up Period;

provided, however, that in any of cases (A) or (B), it shall be a condition to such transfer that the transferee, if not a Company Stockholder, enters into a written agreement with the Company agreeing to be bound by the restrictions herein; provided, further, that in any of cases (A) or (B) such transfer or distribution shall not involve a disposition for value.

As used in this Agreement, the term “Change of Control” shall mean any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that (i) any “person” (as defined in

Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of Parent or (ii) all of the Company’s stockholders have the right to exchange their shares of Parent Common Stock for cash, securities or other property.

As used in this Agreement, the term “Permitted Transferee” shall mean:

(i) as a distribution to the direct or indirect general partners, limited partners, shareholders, members of, stockholders, unitholders or owners of similar equity interests in a Holder;

(ii) to any affiliate of a Company Stockholder or to any fund or other entity controlled or managed by such entity or any of its affiliates, or to an investment manager or investment advisor of a Company Stockholder or an affiliate of any such investment manager or investment advisor; or

(iii) to a nominee or custodian of a person or entity to whom a distribution or transfer would be permissible under (i) or (ii) above.

The Holders further agree to execute such agreements as may be reasonably requested by Parent that are consistent with the foregoing or that are necessary to give further effect thereto.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Parent shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Parent may impose stop-transfer instructions with respect to the Restricted Securities (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(c) During the Lock-Up Period, each certificate or book-entry position evidencing any Restricted Securities shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of doubt, each Holder shall retain all of its rights as a shareholder of Parent with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities that are entitled to vote.

2. Miscellaneous.

(a) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of a Holder are personal to such Holder and may not be transferred or delegated at any time.

(b) Third Parties. Nothing contained in this Agreement shall be construed to confer upon any person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

(c) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to its choice of law rules that would require the application of the laws of another jurisdiction). Each party hereto hereby irrevocably and unconditionally

(a) agrees that all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall only be brought in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, then in the applicable Delaware state court), or if under applicable law exclusive jurisdiction of such claim or cause of action is vested in the federal courts, then the United States District Court for the District of Delaware, (b) expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof, and (c) waives and agrees not to raise (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action or proceeding.

(d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(D).

(e) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(f) Notices. All notices or other communications, including service of process, required or permitted hereunder shall be in writing and shall be deemed given or delivered and received on the earliest of (a) the day when delivered, if delivered personally, (b) one (1) Business Day after deposit with a nationally recognized courier or overnight service such as Federal Express (or upon any earlier receipt confirmed in writing by such service), (c) five (5) Business Days after mailing via U.S. certified mail, return receipt requested, or (d) the date sent, with no mail undeliverable or other rejection notice, if sent by email, in each case addressed as follows:

If to Parent: Vesper Healthcare Acquisition Corp. 1819 West Avenue, Bay 2 Miami Beach, FL 33139
Attention:	Brenton L. Saunders
Manisha Narasimhan
Email:	Brent.Saunders@vesperhealth.com
Manisha.Narasimhan@vesperhealth.com

with a copy to (which will not constitute notice): Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019
Attention:	Andrew R. Brownstein
Igor Kirman
DongJu Song
Email:	ARBrownstein@wlrk.com
IKirman@wlrk.com
DSong@wlrk.com

If to Sponsor: BLS Investor Group, LLC 1819 West Avenue, Bay 2 Miami Beach, FL 33139
Attention:	Brenton L. Saunders
Manisha Narasimhan

with a copy to (which will not constitute notice): Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019
Attention:	Andrew R. Brownstein
Igor Kirman
DongJu Song
Email:	ARBrownstein@wlrk.com
IKirman@wlrk.com
DSong@wlrk.com

If to Holdco: LCP Edge Holdco, LLC c/o Linden Capital Partners LLC 150 North Riverside Plaza, Suite 5100 Chicago, IL 60606
Attention:	Brian Miller
Kam Shah
Email:	bmiller@lindenllc.com
kshah@lindenllc.com

with a copy to (which shall not constitute notice): Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654
Attention:	Robert A. Wilson, P.C.
Maggie D. Flores
Email:	robert.wilson@kirkland.com
maggie.flores@kirkland.com

If to DWHP: DW Healthcare Partners IV (B), LP 1413 Center Drive, Ste 220 Park City, Utah 84098
Attention:	Doug Schillinger
Email:	dschillinger@dwhp.com

with a copy to (which shall not constitute notice): Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654
Attention:	Robert A. Wilson, P.C.
Maggie D. Flores
Email:	robert.wilson@kirkland.com
maggie.flores@kirkland.com

(g) Amendments and Waivers. Only upon the approval by a majority of the members of the Board of Directors of Parent then in office that qualify as “independent” for purposes of audit committee membership under Section 10A-3 under the Exchange Act of 1934, as amended, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived by Parent, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of Restricted Securities, shall require the consent of the Holder so affected. No course of dealing between any Holder or Parent and any other party hereto or any failure or delay on the part of a Holder or Parent in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or Parent. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

(h) Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i) Specific Performance. Each Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Holder, money damages will be inadequate and Parent will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by such Holder in accordance with their specific terms or were otherwise breached. Accordingly, Parent shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by a Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(j) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any documents related thereto or referred to therein. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Parent or any of the obligations of any of the Holders under any other agreement between any of the Holders and Parent or any certificate or instrument executed by any of the Holders in favor of Parent, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of any of the Holders under this Agreement.

(k) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(l) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by other electronic means in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

[●]

By:
Name:
Title:

BLS INVESTOR GROUP, LLC

By:
Name:
Title:

LCP EDGE HOLDCO, LLC

By:
Name:
Title:

DW HEALTHCARE PARTNERS IV (B), L.P.

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

ANNEX F

FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [__], is made and entered into by and among [●], a Delaware corporation (the “Company”), BLS Investor Group LLC, a Delaware limited liability company (the “Sponsor”), the undersigned parties listed as Existing Holders on the signature pages hereto (each such party, together with the Sponsor and any person or entity deemed an “Existing Holder” who is a Permitted Transferee (as defined below) of an Existing Holder and hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, an “Existing Holder” and, collectively, the “Existing Holders”) and the undersigned parties listed as New Holders on the signature pages hereto (each such party, together with any Person deemed a “New Holder” who is a Permitted Transferee of a New Holder and hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “New Holder” and, collectively, the “New Holders”). Capitalized terms used but not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, on September 29, 2020, the Company and the Sponsor entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Existing Holders certain registration rights with respect to certain securities of the Company;

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 8, 2020, by and among the Company, Hydrate Merger Sub, Inc., a Delaware corporation, LCP Edge Intermediate, Inc., a Delaware corporation, and LCP Edge Holdco, LLC, a Delaware limited liability company;

WHEREAS, upon the closing of the transactions contemplated by the Merger Agreement and subject to the terms and conditions set forth therein, the Existing Holders and New Holders will hold shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), in each case, in such amounts and subject to such terms and conditions as set forth in the Merger Agreement;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company is conducting a private placement of its Class A Common Stock (the “PIPE Investment”) pursuant to the terms of one or more Subscription Agreements;

WHEREAS, certain New Holders may receive additional shares of Class A Common Stock (the “Earnout Shares”) pursuant to certain provisions in the Merger Agreement;

WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the holders of a majority-in-interest of the “Registrable Securities” (as such term is defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, the Company and Sponsor desire to amend and restate the Existing Registration Rights Agreement in order to provide the Existing Holders and the New Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good-faith determination of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under direct or indirect common control with, such Person, and, in the case of an individual, also includes any member of such individual’s Immediate Family; provided that the Company and its subsidiaries will not be deemed to be Affiliates of any holder of Registrable Securities. As used in this definition, “control,” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control”) shall mean possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” shall have the meaning given in the Preamble.

“Block Trade” means an offering or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) effected pursuant to a Registration Statement without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean a day that is not a Saturday or Sunday or a day on which banks in New York City are authorized or requested by law to close.

“Class A Common Stock” shall have the meaning given in the Recitals hereto.

“Class B Common Stock” shall mean Class B common stock, par value $0.0001 per share, of the Company.

“Closing Date” shall mean the date of the consummation of the transactions contemplated by the Merger Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble.

“Company Shelf Takedown Notice” shall have the meaning given in subsection 2.1.3.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demanding Holders” shall mean, as applicable, (a) the Existing Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the Existing Holders or (b) the New Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the New Holders.

“Earnout Shares” shall have the meaning given in the Recitals hereto.

“Effectiveness Deadline” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Form S-3 Shelf” shall have the meaning given in subsection 2.1.2.

“Founder Shares” shall mean all shares of Class B Common Stock that are issued and outstanding as of the date hereof and all shares of Class A Common Stock issued upon conversion thereof.

“Founder Shares Lock-up Period” shall mean, with respect to the Founder Shares held by the Existing Holders or their Permitted Transferees, the period ending on the earlier of (A) one year after the date hereof, (B) the first date that the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading-day period commencing at least one hundred and fifty (150) days after the date hereof, and (C) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

“Holders” shall mean the Existing Holders and the New Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2.

“Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and shall include adoptive relationships.

“Insider Letter” shall mean that certain letter agreement, dated as of September 29, 2020, by and among the Company, the Sponsor and each of the Company’s officers, directors and director nominees.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.4.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Minimum Amount” shall have the meaning given in subsection 2.1.3.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading.

“Nasdaq” shall have the meaning given in subsection 3.1.4.

“New Holder(s)” shall have the meaning given in the Preamble.

“Participating Holder” shall have the meaning given in subsection 2.6.

“Permitted Transferees” shall mean (a) with respect to an Existing Holder, any Person to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Founder Shares Lock-up Period, Private Placement Lock-Up Period or any other lock-up period, as the case may be, under the Insider Letter, the Private Placement Warrants Purchase Agreement, this Agreement and any other applicable agreement between such Existing Holder and the Company, and to any transferee thereafter; and (b) with respect to a New Holder, (i) in the case of an individual (1) by gift to a member of the individual’s Immediate Family, to a trust, the beneficiary of which is a member of the individual’s Immediate Family or an Affiliate of such Person, or to a charitable organization, (2) by virtue of laws of descent and distribution upon death of the individual and (3) pursuant to a qualified domestic relations order or (ii) in the case of an entity, (1) by distribution to such entity’s members, partners, stockholders or equityholders, (2) to any of such entity’s Affiliates or to any fund or other entity controlled or managed by such entity or any of its Affiliates, or to investment manager or investment advisor of such entity or an Affiliate of any such investment manager or investment advisor and (3) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clause (b) of this definition, provided that such transferee to which a transfer is being made pursuant to clause (a) or (b) above, if not a Holder, enters into a written agreement with the Company agreeing to be bound by the restrictions, including restrictions specific to certain holders, herein.

“Person” shall mean any individual, corporation, partnership, unincorporated association or other entity.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Private Placement Lock-up Period” shall mean, with respect to Private Placement Warrants that are held by the initial purchasers of such Private Placement Warrants or their Permitted Transferees, the Private Placement Warrants and shares of Class A Common Stock issuable upon the exercise or conversion of the Private Placement Warrants, and that are held by the initial purchasers of the Private Placement Warrants or their Permitted Transferees, the period ending thirty (30) days after the date hereof.

“Private Placement Warrants” shall mean the warrants to purchase shares of Class A Common Stock purchased by the Sponsor pursuant to the Private Placement Warrants Purchase Agreement.

“Private Placement Warrants Purchase Agreement” shall mean that certain Private Placement Warrants Purchase Agreement by and between the Company and the Sponsor, dated as of September 29, 2020.

“Pro Rata” shall have the meaning given in subsection 2.2.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Founder Shares and the shares of Class A Common Stock issued or issuable upon the conversion of the Founder Shares, (b) the Private Placement Warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of the Private Placement Warrants), (c) any issued and outstanding shares of Class A Common Stock or any other equity security (including the shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement, (d) any equity securities (including the shares of Class A Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by a Holder (including the Working Capital Warrants and shares of Class A Common Stock issued or issuable upon the exercise of the Working Capital Warrants), (e) any outstanding shares of Class A Common Stock or any other equity security of the Company held by a New Holder issued in connection with the transactions contemplated by the Merger Agreement (including any Earnout Shares), (f) any other equity securities (including shares of Class A Common Stock) of the Company acquired by a New Holder at a time that they otherwise hold Registrable Securities and

(g) any other equity security of the Company issued or issuable with respect to any such share of Class A Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, subject in each case to the expiration of any applicable lock-up periods; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities are eligible for transfer without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) without volume or other restrictions or limitations; or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Class A Common Stock is then listed;

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses;

(d) reasonable fees and disbursements of counsel for the Company;

(e) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(f) reasonable fees and expenses of one (1) legal counsel selected by the New Holders, not to exceed $50,000.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.2.1.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereafter, all as the same shall be in effect from time to time.

“Shelf Take Down Notice” shall have the meaning given in subsection 2.1.3.

“Shelf Underwritten Offering” shall mean an underwritten offering that is registered pursuant to a shelf registration statement, including a Block Trade.

“Sponsor” shall have the meaning given in the Preamble.

“Subscription Agreements” shall means those certain subscription agreements dated December 8, 2020 by and between the Company and certain subscribers to shares of Class A Common Stock.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Working Capital Warrants” shall mean the warrants to purchase shares of Class A Common Stock, if any, that are converted from loans made to the Company of up to $1,500,000 by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors from time to time.

ARTICLE II

REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Shelf Registration. The Company shall, as soon as practicable, but in any event within sixty (60) days after the Closing Date (the “Filing Deadline”), file a Registration Statement under the Securities Act (the “Initial Shelf”) to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this subsection 2.1.1 and shall use its commercially reasonable efforts to cause such Initial Shelf to be declared effective as soon as practicable after the filing thereof, but in no event later than sixty (60) days following the Filing Deadline (the “Effectiveness Deadline”); provided that the Effectiveness Deadline shall be extended to ninety (90) days after the filing deadline if the Initial Shelf is reviewed by, and receives comments from, the Commission. The Initial Shelf filed with the Commission pursuant to this subsection 2.1.1 shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Initial Shelf. The Initial Shelf shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use its commercially reasonable efforts to cause the Initial Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Initial Shelf is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of the Initial Shelf, but in any event within five (5) Business Days of such date, the Company shall notify the Holders of the effectiveness of such the Initial Shelf.

2.1.2 Form of Registration. If the Company files the Initial Shelf on Form S-3 (a “Form S-3 Shelf”) and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its commercially reasonable efforts to file the Initial Shelf on Form S-1 as promptly as practicable to replace the shelf registration statement that is on Form S-3 and have the Initial Shelf declared effective as promptly as practicable and to cause such Initial Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Initial Shelf is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.3 Underwritten Shelf Takedowns. At any time and from time to time following the effectiveness of the Initial Shelf, any Holder may request to sell all or a portion of their Registrable Securities in a Shelf

Underwritten Offering; provided that such Holder(s) reasonably expects to sell Registrable Securities yielding aggregate gross proceeds in excess of $50,000,000 from such Shelf Underwritten Offering (such amount of Registrable Securities, the “Minimum Amount”). Notwithstanding the foregoing, the New Holders may request to sell their Registrable Securities in a Shelf Underwritten Offering yielding less than the Minimum Amount to the extent that such request comprises all of the remaining Registrable Securities held by such New Holder. All requests for a Shelf Underwritten Offering shall be made by giving written notice to the Company (the “Shelf Take Down Notice”). Each Shelf Take Down Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Except with respect to any Registrable Securities distributed by the Sponsor to its members following the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as applicable, within five (5) days after receipt of any Shelf Take Down Notice, the Company shall give written notice of such requested Shelf Underwritten Offering to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to the provisions of subsection 2.2.4, shall include in such Shelf Underwritten Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein, within five (5) days after sending the Company Shelf Takedown Notice. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the Holders after consultation with the Company and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities. In connection with any Shelf Underwritten Offering contemplated by this subsection 2.1.3, subject to Section 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations of the Company and the selling stockholders as are customary in underwritten offerings of securities by the Company.

2.1.4 At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement pursuant to this Article II, the Company shall use reasonable efforts to notify each Holder in writing (which may be by email) of the information reasonably necessary about the Holder to include such Holder’s Registrable Securities in such Registration Statement. Notwithstanding anything else in this Agreement, the Company shall not be obligated to include such Holder’s Registrable Securities to the extent the Company has not received such information, and received any other reasonably requested agreements or certificates, on or prior to the third (3rd) Business Day prior to the first anticipated filing date of a Registration Statement pursuant to this Article II.

2.2 Demand Registration.

2.2.1 Request for Registration. Subject to the provisions of subsection 2.2.5 and Sections 2.4 and 3.4 hereof, and provided that the Company does not have an effective Registration Statement pursuant to subsection 2.1.1, outstanding covering Registrable Securities, following the expiration of the Founder Shares Lock-up Period, the Private Placement Lock-up Period or any other lock-up period, as the case may be, a Demanding Holder may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within two (2) days of the Company’s receipt of the Demand Registration, notify, in writing all other Holders of Registrable Securities (other than a Demand Registration with respect to any Registrable Securities to be distributed by the Sponsor to its members following the expiration of the Founder Shares Lock-up Period, Private Placement Lock-up Period or any other lock-up period, as the case may be) of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, subject to subsection 2.2.4 below, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than sixty (60) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than (A) an aggregate of two (2) Registrations pursuant to a Demand Registration initiated by the Existing Holders and (B) an aggregate of five (5) Registrations pursuant to a Demand Registration initiated by the New Holders, in each case under this subsection 2.2.1 with respect to any or all Registrable Securities. Notwithstanding the foregoing, (i) the Company shall not be required to give effect to a Demand Registration from a Demanding Holder if the Company has registered Registrable Securities pursuant to a Demand Registration from such Demanding Holder in the preceding one hundred and eighty (180) days, or (ii) the Company’s obligations with respect to any Demand Registration shall be deemed satisfied so long as the Registration Statement filed pursuant to subsection 2.1.1 includes all of such Demanding Holder’s Registrable Securities and is effective.

2.2.2 Effective Registration. Notwithstanding the provisions of subsection 2.2.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (a) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission, (b) the Company has complied with all of its obligations under this Agreement with respect thereto and (c) at least 75% of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Registration pursuant to a Demand Registration have been sold. If, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election. The Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration by the same Demanding Holder becomes effective or is subsequently terminated.

2.2.3 Underwritten Offering. Subject to the provisions of subsection 2.2.4 and Sections 2.4 and 3.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.3, subject to Section 3.3 and Article IV, shall enter into an underwriting agreement in customary form with the Company and the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration, which Underwriter(s) shall be reasonably satisfactory to the Company.

2.2.4 Reduction of Underwritten Offering. If a Demand Registration is to be an Underwritten Offering and the managing Underwriter or Underwriters, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that, in its opinion, the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Class A Common Stock or other equity securities that the Company desires to sell for its own account and the Class A Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows:

(a) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities;

(b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, without exceeding the Maximum Number of Securities,

(c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Class A Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and

(d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), the Class A Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.5 Demand Registration Withdrawal. A Demanding Holder or a Requesting Holder shall have the right to withdraw all or a portion of its Registrable Securities included in a Demand Registration pursuant to subsection 2.2.1 or a Shelf Underwritten Offering pursuant to subsection 2.1.3 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to so withdraw at any time prior to (a) in the case of a Demand Registration not involving an Underwritten Offering, the effectiveness of the applicable Registration Statement or (b) in the case of any Demand Registration involving an Underwritten Offering or any Shelf Underwritten Offering, prior to the pricing of such Underwritten Offering or Shelf Underwritten Offering; provided, however, that upon withdrawal by a majority-in-interest of the Demanding Holders initiating a Demand Registration (or in the case of a Shelf Underwritten Offering, withdrawal of an amount of Registrable Securities included by the Holders in such Shelf Underwritten Offering, in their capacity as Demanding Holders, being less than the Minimum Amount), the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement or complete the Underwritten Offering, as applicable. For the avoidance of doubt, any Demand Registration withdrawn pursuant to this subsection 2.2.5 shall be counted toward the aggregate number of Demand Registrations the Company is obligated to effect pursuant to subsection 2.2.1. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration or a Shelf Underwritten Offering prior to its withdrawal under this subsection 2.2.5.

2.3 Piggyback Registration.

2.3.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to

Section 2.2 hereof), other than a Registration Statement (a) filed in connection with any employee stock option or other benefit plan, (b) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (c) for an offering of debt that is convertible into equity securities of the Company, for a dividend reinvestment plan, (d) for any issuances of securities in connection with a transaction involving a merger, consolidation, sale, exchange, issuance, transfer, reorganization or other extraordinary transaction between the Company or any of its Affiliates and any third party, or (e) filed pursuant to subsection 2.1.1, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities (excluding the Sponsor with respect to any Registrable Securities distributed by the Sponsor to its members following the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as applicable) as soon as practicable but not less than twenty (20) days before the anticipated filing date of such Registration Statement, which notice shall (i) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution (including whether such registration will be pursuant to a shelf registration statement), and the proposed price and name of the proposed managing Underwriter or Underwriters, if any, in such offering, (ii) describe such Holders’ rights under this Section 2.3, and (iii) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities identified in a Holder’s response noticed described in the foregoing sentence to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering, if any, to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.3.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company or Company stockholder(s) for whose account the Registration Statement is to be filed included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.3.1, subject to Section 3.3 and Article IV, shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.3.2 Reduction of Piggyback Registration. If a Piggyback Registration is to be an Underwritten Offering and the managing Underwriter or Underwriters, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that, in its opinion, the dollar amount or number of the Class A Common Stock that the Company desires to sell, taken together with (a) the Class A Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (b) the Registrable Securities as to which registration has been requested pursuant to Section 2.3 hereof, and (c) the Class A Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

2.3.2.1 if the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (a) first, the Class A Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Class A Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

2.3.2.2 if the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (a) first, the Class A Common

Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Class A Common Stock or other equity securities that the Company desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; and (d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), the Class A Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.3.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw all or any portion of its Registrable Securities in a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw such Registrable Securities from such Piggyback Registration prior to (a) in the case of a Piggyback Registration not involving an Underwritten Offering or Shelf Underwritten Offering, the effectiveness of the applicable Registration Statement or (b) in the case of any Piggyback Registration involving an Underwritten Offering or any Shelf Underwritten Offering, prior to the pricing of such Underwritten Offering or Shelf Underwritten Offering. The Company (whether on its own good-faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.3.3.

2.3.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof or a Shelf Underwritten Offering effected under subsection 2.1.3.

2.4 Restrictions on Registration Rights. If (a) during the period starting with the date sixty (60) days prior to the Company’s good-faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.2.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (b) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (c) in the good-faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board (or, if applicable, any Co-Chairman of the Board) stating that in the good-faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than sixty (60) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any twelve (12)-month period.

2.5 Block Trades. Notwithstanding any other provision of this Agreement, but subject to Sections 2.4 and 3.4, if the New Holders desire to effect a Block Trade, then notwithstanding any other time periods in this Article II, the New Holders shall provide written notice to the Company at least two (2) business days prior to the date such Block Trade is anticipated to commence. If requested by the New Holders, the Company will promptly notify other Holders of such Block Trade and such notified Holders may elect whether or not to participate no later than the next Business Day (i.e., one (1) Business Day prior to the day such offering is to commence) (unless a longer period is agreed to by the New Holders), and the Company will as expeditiously as possible use its best efforts to facilitate such Block Trade (which may close as early as two (2) Business Days after the date it commences). Notwithstanding anything to the contrary in this Agreement, no Holder (other than a New Holder) will be permitted to participate in an Block Trade without the consent of the New Holders. Any Holder’s request to participate in a Block Trade shall be binding on such Holder.

2.6 Lock-up Periods.

2.6.1 Notwithstanding anything to the contrary contained in this Agreement, except with respect to transfers to a Permitted Transferee, each Existing Holder agrees not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144, any Founder Shares during the Founder Shares Lock-Up Period or Private Placement Warrants during the Private Placement Lock-Up Period; provided that, except with respect to transfers to a Permitted Transferee, the Sponsor shall not sell, transfer or otherwise dispose of shares of Class A Common Stock, Class B Common Stock or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company during the period beginning on the date of this Agreement and ending on the first anniversary of the date of this Agreement, other than (a) as distributions to limited partners or members of the Sponsor; and (b) by virtue of the laws of the State of Delaware or of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor, in each case immediately following which Brent Saunders and Manisha Narasimhan shall collectively hold a majority of the Founder Shares then outstanding; provided, further, that in the event of any such distribution, liquidation or dissolution that results in Brent Saunders and/or Manisha Narasimhan becoming Existing Holders, except with respect to transfers to their Permitted Transferees, such person(s) (and their Permitted Transferees to whom they transfer) shall not sell, transfer or otherwise dispose of shares of Class A Common Stock, Class B Common Stock or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company during the period beginning on the date of this Agreement and ending on the first anniversary of the date of this Agreement.

2.6.2 Each Holder participating in a Registration (each, a “Participating Holder”) agrees, to the extent requested in writing by a managing Underwriter, if any, of any Underwritten Offering hereunder, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144, any shares of Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company other than as part of such underwritten public offering during the time period reasonably requested by the managing underwriter, not to exceed 30 days from the date such Underwritten Offering is priced. Notwithstanding the foregoing, (i) no Participating Holder shall be required to agree to any such restrictions unless each other Participating Holder is also required to agree to such restrictions, (ii) the managing Underwriter (if any) may waive such restrictions in its reasonable discretion upon the written request of a Holder, subject to the terms set forth in any written lock-up agreement with respect thereto, and (iii) any waiver or release of such lock-up, holdback or similar agreement shall be on a consistent basis among the Participating Holders.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof. When effective, the Registration Statements filed pursuant to this Agreement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain a Misstatement. In connection with effecting a Registration of Registrable Securities pursuant to this Agreement, the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and, except as otherwise set forth herein, use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by a majority in interest of the applicable Holders of Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, but in any case no later than the effective date of the applicable Registration Statement, use its commercially reasonable efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities or securities exchanges, including the applicable Nasdaq Stock Market (“Nasdaq”), as may be necessary by virtue of the business and operations of the Company or otherwise and do any and all other acts and things that may be necessary or advisable, in each case, to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed no later than the effective date of such Registration Statement;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of any request by the Commission that the Company amend or supplement such Registration Statement or Prospectus or the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or Prospectus or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to amend or supplement such Registration Statement or Prospectus or prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, as applicable;

3.1.8 at least five (5) business days (or, in the case of a Block Trade, at least one (1) day) prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement or include such information as is necessary to comply with law, in each case as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the New Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of any Registration Statement and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that, if requested by the Company, such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “comfort” letter (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale pursuant to such Registration) from the Company’s independent registered public accountants in the event of an Underwritten Offering that the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and any Underwriter;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders and any Underwriter;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and to make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder, including Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders in connection with such Registration.

3.2 Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, or in the opinion of counsel for the Company it is necessary to supplement or amend such Prospectus to comply with law, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement or including the information counsel for the Company instructs is necessary to comply with law (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice such that the Registration Statement or Prospectus, as so amended or supplemented, as applicable, will not include a Misstatement and complies with law), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time required to resolve such issue, but in no event more than sixty (60) consecutive days, determined in good faith by the Board to be necessary for such purpose; provided that the Company shall not defer its obligations in this manner more than twice during any twelve (12)-month period pursuant to Section 2.4 hereof. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4. The Holders agree that, except as required by applicable law, the Holders shall treat as confidential the receipt of written notice from the Company under this Section 3.4 (provided that in no event shall such notice contain any material nonpublic information of the Company) and shall not disclose or use the information contained in such written notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by a holder of Registrable Securities in breach of the terms of this Agreement.

3.5 Covenants of the Company. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Class A Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions.

3.6 Information. The Holders shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Article II and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any Misstatement or alleged Misstatement, except insofar as the same are contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and agents and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any Misstatement or alleged Misstatement, but only to the extent that such Misstatement or alleged Misstatement is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities in such offering giving rise to such liability. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any Misstatement or alleged Misstatement, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action and the benefits received by the such indemnifying party or indemnified party; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder from the sale of Registrable Securities in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by Pro Rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third (3rd) Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail (provided no “bounce back” or notice of non-delivery is received) or facsimile, at such time as it is delivered to the addressee (except in the case of electronic mail, with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: 1819 West Avenue, Bay 2, Miami Beach, FL 33139, and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company and the Holders hereunder may not be assigned or delegated by the Company or the Holders, as the case may be, in whole or in part.

5.2.2 Prior to the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as the case may be, no Existing Holder who is subject to either or both the Founder Shares Lock-up Period or the Private Placement Lock-up Period may assign or delegate such Existing Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee, to an Affiliate or as otherwise permitted pursuant to the terms of the Founder Shares Lock-up Period, the Private Placement Lock-up Period or other lock-up period, as applicable.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the applicable Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment (including to a Permitted Transferee) by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 5.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN THE STATE OF DELAWARE.

5.5 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that, notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects either the Existing Holders as a group or the New Holders as a group, respectively, in a manner that is materially adversely different from the Existing Holders or New Holders, as applicable, shall require the consent of at least a majority-in-interest of the Registrable Securities held by such Existing Holders or New Holders, as applicable, at the time in question; provided, further, that, notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6 Other Registration Rights. Other than pursuant to the terms of the Subscription Agreements in connection with the PIPE Investment, the Company represents and warrants that no Person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other Person. The Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions among the parties thereto and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. To the extent the Company grants any Person(s) the right to request the Company or any of its subsidiaries to register any equity securities of the Company or any of its subsidiaries or any securities convertible or exchangeable into or exercisable for such securities, the Company shall grant piggyback registration rights to the New Holders in connection therewith.

5.7 Term. This Agreement shall terminate upon the earlier of (a) the tenth anniversary of the date of this Agreement, (b) the date as of which all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (c) with respect to a particular Holder, the date as of which all Registrable Securities held by such Holder have been sold (x) pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (y) under Rule 144 or another exemption from registration under the Securities Act; provided that, for purposes of this Section 5.7, securities constituting Registrable Securities shall be determined without regard and without giving effect to clause (D) contained in the definition of Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

5.8 Rules of Construction. Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” References to numbered or letter articles, sections and subsections refer to articles, sections and subsections, respectively, of this Agreement unless expressly stated otherwise. All references to this Agreement include, whether or not expressly referenced, the exhibits and schedules attached hereto. References to a Section, paragraph, Exhibit or Schedule, such reference shall be to a Section or paragraph of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein unless otherwise indicated. References to a Person are also to its permitted successors and assigns. In the event that any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

[●],
a Delaware corporation

By:
Name:
Title:

EXISTING HOLDER:

BLS INVESTOR GROUP LLC, a Delaware limited liability company

By:
Name:
Title:

NEW HOLDERS:

LCP EDGE HOLDCO, LLC, a Delaware limited liability company

By:
Name:
Title:

DW HEALTHCARE PARTNERS IV (B), L.P., a Delaware limited partnership

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

ANNEX G

FORM OF INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is entered into as of [●] (the “Effective Date”), by and between [●], a Delaware corporation (the “Company”), and LCP Edge Holdco, LLC, a Delaware limited liability company (“LCP”). Capitalized terms used but not otherwise defined in this Agreement have the respective meanings given to them in the Merger Agreement (as defined below).

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of December 8, 2020, by and among the Company, Hydrate Merger Sub, Inc., a Delaware corporation, LCP Edge Intermediate, Inc., a Delaware corporation, and LCP, in its capacity as the stockholders’ representative thereunder (the “Merger Agreement”), LCP is receiving shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company and LCP desire to set forth certain understandings between the Company and LCP, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

BOARD OF DIRECTORS

Section 1.1 LCP Representation. LCP shall have the right, but not the obligation, to nominate to the Board (such nominees, the “LCP Directors”) (subject to their election by the stockholders of the Company) that number of individuals that, if elected, will result in LCP having the number of directors serving on the Board that is shown below:

(a) From and after the Effective Date:

(i) Three (3) directors for so long as LCP holds a number of shares of Common Stock representing at least forty percent (40%) of the shares of Common Stock then outstanding;

(ii) Two (2) directors for so long as LCP holds a number of shares of Common Stock representing less than forty percent (40%) but at least fifteen percent (15%) of the shares of Common Stock then outstanding; and

(iii) One (1) director for so long as LCP holds a number of shares of Common Stock representing less than fifteen percent (15%) but at least ten percent (10%) of the shares of Common Stock then outstanding.

(b) If, at any time, LCP ceases to hold a number of shares of Common Stock representing at least ten percent (10%) of the shares of Common Stock then outstanding, LCP shall no longer have any rights under Section 1.1(a).

(i) At any time after LCP ceases to hold the relevant percentage of the shares of Common Stock then outstanding referred to in Section 1.1(a) above, if there is more than one LCP Director, LCP may by written notice to the Board, within five Business Days of ceasing to hold such number of shares of Common Stock, designate which directors shall be the LCP Directors and the other directors shall resign from the Board upon the written request of the Board (other than the LCP Directors); provided, that, if no such notice is received by the Board within 10 business days after the same has been requested in writing of LCP, the Board (other than the LCP Directors) shall determine which of the LCP Directors shall continue in office and which shall resign from the Board. At any time after LCP ceases to hold at least ten percent (10%) of the shares of Common Stock then outstanding, the LCP Director shall resign from the Board upon the written request of the Board.

(c) So long as LCP holds ten percent (10%) or more of the then outstanding shares of Common Stock, the Company shall take all necessary and desirable actions to cause each of the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board to include in its membership at least one of the LCP Directors, except to the extent such membership would violate applicable securities laws or stock exchange or stock market rules.

(d) From and after the Effective Date, unless otherwise agreed to in writing by LCP, the Company shall, as promptly as practicable, take all actions necessary (including, without limitation, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies) to ensure that: (i) the applicable LCP Directors are (a) designated as Class III and/or Class II directors pursuant to Section 5.2(b) of the Company’s Second Amended and Restated Certificate of Incorporation and (b) included in the Board’s slate of nominees to the stockholders of the Company and recommended by the Board at any meeting of stockholders called for the purpose of electing directors, in each case, to the extent necessary such that the number of LCP Directors that LCP is eligible to designate shall be designated; and (ii) each applicable LCP Director up for election in accordance with the foregoing is included in the proxy statement prepared by management of the Company in connection with the Company’s solicitation of proxies or consents in favor of the foregoing for every meeting of the stockholders of the Company called with respect to the election of directors, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election of directors; provided, that any individuals nominated under this Section 1.1 shall (x) be reasonably acceptable to the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) (or the Board, other than the LCP Directors, if there is no such Nominating Committee), and (y) in the good faith judgment of the Nominating Committee (or the Board, other than the LCP Directors, if there is no such Nominating Committee) satisfy the requirements set forth in the Company’s Organizational Documents and corporate governance guidelines (as in effect from time to time), in each case as are applicable to all non-employee directors generally, including any independence requirements as set forth herein or otherwise.

(e) If any LCP Director ceases to serve for any reason (including because of the death, disability, disqualification, resignation, or removal of such LCP Director), LCP shall, subject to LCP then being entitled to designate such individual for nomination as a director pursuant to Section 1.1(a), be entitled to designate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor LCP Director.

Section 1.2 Letter of Resignation. Notwithstanding anything to the contrary in this Agreement, the election or appointment of any LCP Director to the Board shall be subject to the prior execution by such LCP Director of an irrevocable resignation letter in the form attached hereto as Exhibit A.

Section 1.3 Reimbursement of Expenses; Indemnification. For so long as any LCP Director serves as a director on the Board, the Company shall (i) provide such LCP Director with the same expense reimbursement, benefits and other arrangements provided to the other members of the Board, (ii) indemnify such LCP Director on the same basis as all other members of the Board and (iii) not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any LCP Director as and to the extent consistent with applicable law, including but not limited to any rights contained in the Company’s Organizational Documents (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

Section 1.4 Director Obligations. Any LCP Director shall, upon the election or appointment of such LCP Director to the Board, execute such agreements as are required to be executed by all non-employee directors generally and shall otherwise abide by the provisions of all codes and policies of the Company that are applicable to all non-employee directors generally, including, as applicable, the Company’s insider trading policy, policies requiring the pre-clearance of all securities trading activity, the Company’s code of conduct and business ethics and the Company’s stock ownership policy.

ARTICLE II

MISCELLANEOUS

Section 2.1 Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, at such time as LCP ceases to hold a number of shares of Common Stock representing at least ten percent (10%) of the shares of Common Stock then outstanding.

Section 2.2 Amendment and Waiver. This Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties.

Section 2.3 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.4 Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 2.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

Section 2.6 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 2.7 Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and LCP shall have the right to injunctive relief or specific performance, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement.

Section 2.8 No Third Party Beneficiaries. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

Section 2.9 Notices. All notices or other communications, including service of process, required or permitted hereunder shall be in writing and shall be deemed given or delivered and received on the earliest of (a) the day when delivered, if delivered personally, (b) one (1) Business Day after deposit with a nationally recognized courier or overnight service such as Federal Express (or upon any earlier receipt confirmed in writing by such service), (c) five (5) Business Days after mailing via U.S. certified mail, return receipt requested, or (d) the date sent, with no mail undeliverable or other rejection notice, if sent by email, in each case addressed as follows:

if to the Company, to:

1819 West Avenue, Bay 2

Miami Beach, FL 33139

Attention:	Brenton L. Saunders and Manisha Narasimhan
Email:	Brent.Saunders@vesperhealth.com
Manisha.Narasimhan@vesperhealth.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	Andrew R. Brownstein, Igor Kirman and DongJu Song
Email:	ARBrownstein@wlrk.com, IKirman@wlrk.com and DSong@wlrk.com

if to LCP, to:

LCP Edge Holdco, LLC

c/o Linden Capital Partners LLC

150 North Riverside Plaza, Suite 5100

Chicago, IL 60606

Attention:	Brian Miller
Kam Shah
Email:	bmiller@lindenllc.com
kshah@lindenllc.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention:	Robert A. Wilson, P.C.
Maggie D. Flores
Email:	robert.wilson@kirkland.com
maggie.flores@kirkland.com

and to such other address or addressee as any such party has specified by prior written notice to the other party in accordance with this Section 2.9.

Section 2.10 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to its choice of law rules that would cause the application of the rules of another jurisdiction). Each party hereto hereby irrevocably and unconditionally (a) agrees that all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall only be brought in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, then in the applicable Delaware state court), or if under applicable law exclusive jurisdiction of such claim or cause of action is vested in the federal courts, then the United States District Court for the District of Delaware, (b) expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof, and (c) waives and agrees not to raise (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action or proceeding.

Section 2.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.11.

Section 2.12 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 2.13 Additional Securities Subject to Agreement. All shares of Common Stock that LCP hereafter acquires by means of a stock split, stock dividend, distribution, exercise of options or warrants or otherwise (other than pursuant to a public offering) whether by merger, consolidation or otherwise (including shares of a surviving corporation into which the shares of Common Stock are exchanged in such transaction) will be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

Section 2.14 Rules of Construction.

(a) Whenever any provision of this Agreement calls for any calculation based on a number of shares of Common Stock issued and outstanding or held by LCP, the number of shares of Common Stock deemed to be issued and outstanding or held LCP, unless specifically stated otherwise, as applicable, shall be the total number of shares of Common Stock then issued and outstanding or owned by LCP and its Permitted Transferees (as such term is defined in the Registration Rights Agreement, dated as of the date hereof, among the Company, LCP and the other parties signatory thereto).

(b) Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” References to numbered or letter articles, sections and subsections refer to articles, sections and subsections, respectively, of this Agreement unless expressly stated otherwise. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein unless otherwise indicated. References to a Person are also to its permitted successors and assigns. In the event that any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement on the day and year first above written.

[●]

By:
Name: Title:

LCP EDGE HOLDCO, LLC

By:
Name: Title:

[Signature Page to Investor Rights Agreement]

Exhibit A

Form of Irrevocable Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1.2 of the Investor Rights Agreement, dated as of [    ] (the “Agreement”), by and between [●] (the “Company”) and LCP (as defined in the Agreement). If (i) following such time that the Agreement is terminated in accordance with its terms, the Board of Directors of the Company (the “Board”) requests in writing that I resign as a director of the Company, or (ii) the Board requests in writing my resignation pursuant to and in accordance with Section 1.1(b)(i) of the Agreement, I hereby tender the immediate resignation of my position as a director of the Company and from any and all committees of the Board on which I serve.

This resignation may not be withdrawn by me at any time.

Sincerely,

[Applicable LCP Director]

ANNEX H

Form of Investor Representation Letter

[●]

Vesper Healthcare Acquisition Corp.

1819 West Avenue, Bay 2

Miami Beach, FL 33139

Re: Investor Representation Letter

Ladies and Gentlemen:

The undersigned (the “Holder”) is a holder of Shares of LCP Edge Intermediate, Inc., a Delaware corporation (the “Company”). Vesper Healthcare Acquisition Corp., a Delaware corporation (“Parent”), is acquiring the Company pursuant to that certain Agreement and Plan of Merger, dated as of December 8, 2020 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among Parent, First Merger Sub, Second Merger Sub, the Company and the Stockholders’ Representative. Capitalized terms used in this letter (this “Investor Representation Letter”) and not otherwise defined herein shall have the same meanings ascribed to such terms in the Merger Agreement.

Upon the closing of the First Merger (the “Closing” and, the date of such Closing, the “Closing Date”), each share of issued and outstanding Company Preferred Stock and Company Common Stock held by the Holder (other than Excluded Shares) immediately prior to the First Effective Time will be cancelled and automatically deemed for all purposes to represent the right to receive a certain amount of cash and a certain number of shares of Parent Common Stock, subject to and in accordance with the terms of the Merger Agreement, in a private placement effected in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and exemptions from the qualification requirements of applicable state law. The Holder acknowledges and agrees that Parent is relying on the truth and accuracy of the representations and warranties made by the Holder in this Investor Representation Letter in order to rely on the exemptions described above.

1. Representations, Warranties and Certain Agreements of the Holder. The Holder hereby makes the following representations, warranties and agreements to Parent, each of which representations and warranties is true and correct as to the Holder as of the date hereof and will be true and correct on and as of the Closing Date as if made on the Closing Date.

1.1 Investment Representation Authorization Letter. This Investor Representation Letter constitutes the Holder’s valid and legally binding obligation, enforceable against the Holder in accordance with its terms, except as may be limited by: (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; or (b) the effect of rules of law governing the availability of equitable remedies.

1.2 Acquisition for Own Account. The shares of Parent Common Stock to be acquired by the Holder pursuant to the Merger Agreement will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act.

1.3 No Solicitation. The Holder’s decision to invest in the Parent Common Stock was not a result of any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Parent Common Stock by Parent or its agents.

1.4 Accredited Investor. The Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

1.5 Disclosure of Information. The Holder has received or has had full access to all the information the Holder considers necessary or appropriate to make an informed investment decision with respect to the shares of Parent Common Stock. The Holder further has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the offering of the shares of Parent Common Stock and to obtain additional information necessary to verify any information furnished to the Holder or to which the Holder had access.

1.6 Understanding of Risks. The Holder is fully aware of: (a) the highly speculative nature of the shares of Parent Common Stock; and (b) the financial risk involved.

1.7 The Holder’s Qualifications. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect the Holder’s own interests in connection with this transaction and is financially capable of bearing a total loss of the shares of Parent Common Stock.

1.8 Compliance with Securities Laws. The Holder understands and acknowledges that, in reliance upon the representations and warranties made by the Holder herein, the shares of Parent Common Stock are not being registered with the U.S. Securities and Exchange Commission under the Securities Act or any state securities laws, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of the Securities Act and applicable state securities laws which impose certain restrictions on the Holder’s ability to transfer the shares of Parent Common Stock.

1.9 Restricted Securities. The Holder agrees not to make any disposition of all or any portion of the shares of Parent Common Stock unless and until: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) the Holder shall have furnished Parent with an opinion of counsel, in a form reasonably satisfactory to Parent, that such disposition will not require registration of the shares of Parent Common Stock under the Securities Act and otherwise complies with applicable state securities laws; provided that no such registration statement or opinion shall be required for dispositions effected under Rule 144 promulgated under the Securities Act or to a transferee who executes and delivers a letter with representations substantially in form of this Investor Representation Letter.

1.10 Rule 144. The Holder acknowledges that, because the shares of Parent Common Stock have not been registered under the Securities Act, such shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

1.11 Contractual Restrictions. The Holder acknowledges and agrees that the Parent Common Stock to be acquired by the Holder pursuant to the Merger Agreement is subject to additional restrictions on transfer set forth in the Lock-Up Agreement by and among Parent, the Holder and the other parties thereto (the “Lock-Up Agreement”) entered into concurrently with the Closing and agrees to comply with the terms of the Lock-Up Agreement.

1.12 Legends. The certificates or book-entry entitlements representing the shares of Parent Common Stock shall bear the following legend (as well as any other legends required by applicable state and federal securities laws, the Registration Rights Agreement and the Lock-Up Agreement) until such time as such legends are no longer relevant or applicable:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

The legend shall be removed by Parent from any certificate or book-entry entitlement evidencing the shares of Parent Common Stock upon a transfer of such Parent Common Stock (a) pursuant to a registration statement under the Securities Act that is at that time in effect with respect to offers and sales by the Holder of the Parent Common Stock or (b) if requested by the Company or the transfer agent of the Parent Common Stock, upon delivery of an opinion of counsel, reasonably satisfactory in form and substance to Parent, that such security can be freely transferred without requiring registration thereof under the Securities Act.

1.13 Stop-Transfer Instructions. The Holder agrees that, in order to ensure compliance with the restrictions imposed by this Investor Representation Letter, Parent may issue appropriate “stop-transfer” instructions to its transfer agent. Parent will not be required: (a) to transfer on its books any shares of Parent Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Investor Representation Letter; or (b) to treat as owner of such shares of Parent Common Stock, or to accord the right to vote or receive dividends, to any purchaser or other transferee to whom such shares of Parent Common Stock have been so transferred in violation of any of the provisions of this Investor Representation Letter or the Lock-Up Agreement.

2. Entire Agreement. This Investor Representation Letter, the Registration Rights Agreement, the Lock-Up Agreement and the Merger Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter of this Investor Representation Letter, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Holder has entered into this Investor Representation Letter as of the date and year first entered.

Very truly yours,

THE HOLDER:

(Print Name of Stockholder)

(Signature)

(Print Name and Title)

(Print Address)

(Print Address)

(Print Telephone Number)

[Signature Page to Investor Representation Letter]

ANNEX I

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of [●], 2021, by and among (i) Vesper Healthcare Acquisition Corp., a Delaware corporation (“Parent”), (ii) LCP Edge Holdco, LLC, a Delaware limited liability company (“Representative”), and (iii) Wilmington Trust, N.A., a national banking association, as escrow agent (the “Escrow Agent”). Representative and Parent are sometimes collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, Representative and Parent are parties to that certain Agreement and Plan of Merger, dated as of December 8, 2020, by and among Parent, Hydrate Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent, Hydrate Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent, LCP Edge Intermediate, Inc., a Delaware corporation, and Representative (the “Merger Agreement”);

WHEREAS, the Merger Agreement contemplates the establishment of separate escrow funds as a source of recovery for any adjustments made in determining the Final Merger Consideration as set forth in Section 2.05 of the Merger Agreement;

WHEREAS, the Parties and the Escrow Agent desire to more specifically set forth their rights and obligations with respect to the Escrow Funds (as defined below) and the distribution and release thereof;

WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, Exhibit C to this Agreement sets forth the wire transfer instructions for Parent and Representative.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and the Escrow Agent hereby agree as follows.

1. Appointment of Escrow Agent. Representative and Parent hereby appoint the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

2. Escrow Deposit.

(a) On the date of this Agreement, Parent shall deposit or cause to be deposited with the Escrow Agent, in accordance with Section 2.04(e) of the Merger Agreement, an amount equal to $5,000,000 (such amount, together with all interest, income and other earnings accrued thereon, which has not been distributed pursuant to this Agreement, the “Escrow Funds”); and

(b) The Escrow Agent shall hold the Escrow Funds in a separate and distinct account (the “Escrow Account”). All income earned on the Escrow Funds shall be credited to the Escrow Account and be deemed to be a part of the Escrow Funds for any and all purposes hereunder. The Escrow Agent shall not distribute or release the Escrow Funds except in accordance with the express terms and conditions of this Agreement.

3. Permitted Investments.

(a) The Escrow Agent shall follow the Joint Instructions (as defined below) of the Parties concerning any investment or reinvestment from time to time of the funds held in the Escrow Accounts; provided that permissible investments shall be limited to: (a) treasury bills, treasury notes or any other direct obligations issued by or guaranteed in full as to principal and interest by the United States of America and certificates of deposit issued by a commercial bank having capital, surplus and undivided profits of not less than $500,000,000 (including the Escrow Agent and its affiliates), (b) obligations of or guaranteed by the U.S. government with a maturity of not more than 120 days, (c) certificates of deposit with a maturity of not more than 120 days with a commercial bank having capital, surplus and undivided profits of not less than $500,000,000, and (d) money market accounts and money market mutual funds (including those of the Escrow Agent) authorized solely to invest in any of the above (the “Permitted Investments”). In the absence of the Joint Instructions described above, the Escrow Agent shall invest the Escrow Funds, to the extent reasonably practicable, in M&T Bank Corporate Deposit Account (the “CDA”) or such successor or similar fund with the Escrow Agent. Amounts on deposit in the CDA are insured up to a total of $250,000 per depositor, per insured bank (including principal and accrued interest) by the Federal Deposit Insurance Corporation (the “FDIC”), subject to the applicable rules & regulations of the FDIC. The Parties understand that deposits in the CDA are not secured. Neither of the Parties nor the Escrow Agent shall be liable or responsible in any manner for any loss or depreciation resulting from any such Permitted Investment or any liquidation thereof, or for any costs in connection therewith, and all of said losses and costs shall be borne by the Escrow Accounts, except to the extent such losses or costs are determined by a court of competent jurisdiction to have been caused by the Escrow Agent’s fraud, gross negligence or willful misconduct. The Escrow Agent is hereby authorized to execute purchases and sales of Permitted Investments through the facilities of its own trading or capital markets operations or those of any affiliated entity, subject to the terms of this Agreement. The Escrow Agent shall send statements to each of the Parties on a monthly basis reflecting activity in the Escrow Accounts for the preceding month. The Escrow Agent will act upon any Joint Instruction the day that such instructions are received; provided that such Joint Instructions are communicated within a reasonable amount of time to allow the Escrow Agent to make the specified investment.

(b) The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Accounts or the purchase, sale, retention or other disposition of any Permitted Investment.

(c) Although the Parties recognize that they may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Parties hereby agree that confirmations of Permitted Investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered.

(d) The Parties acknowledge and agree that the delivery of the escrowed property is subject to the sale and final settlement of Permitted Investments. Proceeds of a sale of Permitted Investments will be delivered on the Business Day on which the Joint Instruction is delivered to the Escrow Agent if received prior to the deadline for same day sale of such Permitted Investments. If such Joint Instruction is received after the applicable deadline, proceeds will be delivered on the next succeeding Business Day.

4. Release of Escrow Funds. No part of the Escrow Funds may be withdrawn or distributed from the Escrow Account except pursuant to either (i) a joint written instruction signed by Parent and Representative (a “Joint Instruction”) directing the Escrow Agent to pay or otherwise distribute the Escrow Funds or (ii) a fixed, nonappealable judgment, order and decree of any court of competent jurisdiction which may be filed, entered or issued (each, a “Final Order”) directing the Escrow Agent to pay or otherwise distribute the Escrow Funds. Within two (2) Business Days after the Escrow Agent’s receipt of a Joint Instruction or Final Order, the Escrow Agent shall pay or otherwise distribute the Escrow Funds from the Escrow Account in accordance with such Joint Instruction or such Final Order, as applicable.

5. Conditions to Escrow. The Escrow Agent agrees to hold the Escrow Funds and to perform its obligations in accordance with the terms and provisions of this Agreement. The Parties agree that the Escrow Agent shall not assume any responsibility for the failure of the Parties to perform in accordance with the Merger Agreement or this Agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the Escrow Agent’s rights, duties and liabilities hereunder:

(a) Documents. The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and the effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and what it purports to be. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, limited liability company, partnership, fiduciary or individual acting on behalf of another party hereto, it shall not be necessary for the Escrow Agent to inquire into such corporation’s, limited liability company’s, partnership’s, fiduciary’s or individual’s authority. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the person executing this Agreement in the capacity of Representative on behalf of the Shareholders. Concurrent with the execution of this Agreement, Parent and Representative shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 to this Agreement. The Escrow Agent shall confirm each funds transfer instructions received in the name of Parties by confirming with an authorized individual as evidence in Exhibit A-1 and Exhibit A-2. Once delivered to the Escrow Agent, Exhibit A-1 or Exhibit A-2 may be revised or rescinded only in writing signed by an authorized representative of the Party.

(b) Liability. Provided the Escrow Agent complies with Joint Instructions or Final Orders furnished to it by Parent and Representative and with the terms and conditions of this Agreement, the Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence, willful misconduct or fraud.

(c) Legal Counsel. The Escrow Agent may consult with, and obtain advice from, reputable legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the reasonable opinion and instructions of such counsel.

(d) Limitation of Duties. The Escrow Agent shall have no duties except those which are expressly set forth herein and it shall not be bound by any agreements of the other parties hereto, including, without limitation, the Merger Agreement (whether or not it has any knowledge thereof). The Escrow Agent shall not be deemed a fiduciary for any party to this Agreement. PROVIDED THE ESCROW AGENT COMPLIES WITH JOINT INSTRUCTIONS FURNISHED TO IT BY PARENT AND REPRESENTATIVE AND FINAL ORDERS, AND WITH THE TERMS OF THIS AGREEMENT, THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE RESULTED FROM THE ESCROW AGENT’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(e) Resignation or Termination of Escrow Agent. The Escrow Agent shall have the right to resign at any time by giving thirty (30) calendar days prior written notice of such resignation to the Parties and the Parties shall have the right to terminate the services of the Escrow Agent hereunder at any time by giving joint written notice (with such written notice being signed by the Parties) of such termination to the Escrow Agent, in each case specifying the effective date of such resignation or termination. Within thirty (30) days after receiving or delivering the aforesaid notice, as the case may be, the Parties agree to appoint a successor escrow agent to which the Escrow Agent shall distribute the property then held hereunder in accordance with the terms hereof. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of such thirty (30)-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the reasonable costs and expenses which are incurred in connection with any such proceeding shall be paid one-half by Representative, on the one hand, and one-half by Parent, on the other hand. Except as otherwise agreed to in writing by the Parties, no Escrow Funds shall be released from the Escrow Accounts unless and until a successor escrow agent has been appointed in accordance with this Section 5(e).

(f) Discharge of Escrow Agent. Upon delivery of all of the Escrow Funds pursuant to the terms of Section 4 above or to a successor Escrow Agent, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. The Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all Final Orders, and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience. The Escrow Agent shall be entitled to receive and may conclusively rely upon an opinion of counsel to the effect that a judgment, order or decree is final, nonappealable and from a court of competent jurisdiction.

(g) Interpleading of Assets upon Dispute. In the event that (i) any dispute shall arise between the Parties with respect to the disposition or disbursement of any of the assets held hereunder or (ii) the Escrow Agent shall be uncertain as to how to proceed in a situation not explicitly addressed by the terms of this Agreement whether because of conflicting demands by the Parties or otherwise, the Escrow Agent shall be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter, absent its own fraud, gross negligence or willful misconduct, be fully relieved from any and all liability or obligation with respect to such interpleaded assets. The Parties further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to the same.

(h) Agency. The Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees; provided, however, that the Escrow Agent shall be fully responsible for any acts and omissions of any such agents, attorneys, custodians or nominees appointed without due care.

(i) Merger of Escrow Agent. Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding.

(j) Garnishment of Escrow Funds. In the event that any of the Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

6. Income. The parties hereto hereby acknowledge that, for federal and state income tax purposes, any interest, earnings and other income earned on, or derived from, and any deductions attributable to fees and costs of, the Escrow Accounts (the “Income”) shall be income and deductions of Parent. Promptly following the end of each calendar quarter and the release of the Escrow Funds, the Escrow Agent shall distribute to Parent an amount equal to thirty percent (30%) of any Income earned, if any, during such calendar quarter or such other period. Parent agrees to provide the Escrow Agent with an executed Form W-9. The Escrow Agent shall be responsible for reporting any Income earned to the Internal Revenue Service. Any taxes payable on Income earned from the investment of any sums held hereunder shall be paid by Parent whether or not the Income was distributed by the Escrow Agent during any particular year and to the extent required under provisions of the Code. The Escrow Agent shall have no obligation to pay any taxes or estimated taxes with respect to the Escrow Accounts. The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transactions, whether or not related to the Agreement, that occurs outside the Escrow Accounts.

7. Indemnification. Representative, on the one hand, and Parent, on the other hand, hereby agree, severally and not jointly, to indemnify the Escrow Agent for and to hold it harmless against any loss, liability or reasonable out-of-pocket expense (including reasonable and documented out-of-pocket attorneys’ fees and expenses) incurred without gross negligence, willful misconduct or fraud on the part of the Escrow Agent arising out of or in connection with its performance under this Agreement; provided, however, that, Representative, on the one hand, and Parent, on the other hand, shall each be responsible for not more than 50% of any such losses, liabilities, fees or expenses.

8. Escrow Costs. The Escrow Agent shall be entitled to be paid a fee for its services pursuant to the attached Exhibit B and to be reimbursed for its reasonable and documented out-of-pocket costs and expenses incurred in connection with maintaining the Escrow Accounts hereunder, which fees, costs and expenses shall be paid by Parent. The Escrow Agent shall be entitled and is hereby granted the right to set off and deduct from the Escrow Funds any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from such Escrow Funds; provided, however, that the Escrow Agent must provide at least ten (10) days advance written notice to the Parties prior to any such set off and deduction. In the event that the Escrow Agent exercises its right to set off (as set forth in the immediately preceding sentence), the amount of such set off shall be replenished into the Escrow Funds by Parent.

9. Limitations on Rights to Escrow Funds. None of the Parties shall have any right, title or interest in or to, or possession of, the Escrow Accounts and therefore shall not have the ability to pledge, convey, hypothecate or grant as security all or any portion of the Escrow Funds unless and until such Escrow Funds have been released pursuant to Section 4 above. Accordingly, the Escrow Agent shall be in sole possession of the Escrow Funds and shall not act as custodian of the Parties under this Agreement for the purposes of perfecting a security interest therein, and no creditor of any of the Parties shall have any right to have or to hold or otherwise attach or seize all or any portion of the Escrow Funds as collateral for any obligation and shall not be able to obtain a security interest in any of the Escrow Funds unless and until such Escrow Funds have been released pursuant to Section 4 above.

10. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via e-mail to the e-mail address set out below; (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing. “Business Day” means any day other than a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Chicago, Illinois.

Notice to Representative:

c/o Linden Capital Partners LLC

150 North Riverside Plaza, Suite 5100

Chicago, IL 60606

Attention:       Brian Miller

                       Kam Shah

Email:            bmiller@lindenllc.com

                        kshah@lindenllc.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention:       Robert A. Wilson, P.C.

Maggie D. Flores

Email:            robert.wilson@kirkland.com

                       maggie.flores@kirkland.com

Notice to Parent:

Vesper Healthcare Acquisition Corp.

1819 West Avenue, Bay 2

Miami Beach, FL 33139

Attention:       Brenton L. Saunders

                        Manisha Narasimhan

Email:            Brent.Saunders@vesperhealth.com

                        Manisha.Narasimhan@vesperhealth.com

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:       Andrew R. Brownstein

                       Igor Kirman

                        DongJu Song

Email:            ARBrownstein@wlrk.com

                        IKirman@wlrk.com

                        DSong@wlrk.com

Notice to Escrow Agent:

Wilmington Trust, N.A.

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention:       David Sabbann

Facsimile:       612-217-5651

Email:             dsabbann@wilmingtontrust.com

11. Entire Agreement; Amendments. This Agreement, together with the Merger Agreement, contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements by or among the parties hereto, whether written or oral, which may have related to the subject matter hereof in any way. This Agreement may be amended, or any provision of this Agreement may be waived, so long as such amendment or waiver is set forth in a writing executed by each of the Parties (a copy of which shall be promptly provided to the Escrow Agent); provided that, if any such amendment or waiver would have the effect of increasing or expanding the Escrow Agent’s obligations or duties under this Agreement, the written consent of the Escrow Agent shall be required in addition to the written consent of the Parties. No course of dealing between or among the parties hereto shall be deemed effective to modify, amend or discharge any part of this Agreement of any rights or obligations of any party hereto under or by reason of this Agreement.

12. Assigns and Assignment. This Agreement and all actions taken hereunder shall inure to the benefit of and shall be binding upon all of the parties hereto and upon all of their respective successors and assigns; provided that (a) the Escrow Agent shall not be permitted to assign its obligations hereunder except as provided in Sections 5(e) and 5(i) above and (b) no assignment by any of the Parties shall be binding against the Escrow Agent unless and until written notice of such assignment is delivered to and acknowledged by the Escrow Agent.

13. No Other Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person other than the Escrow Agent, the Parties and their permitted assigns any rights or remedies under or by reason of this Agreement.

14. Interpretation. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

15. No Waiver. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege. The right of the Parties to receive all or a portion of the Escrow Funds under the circumstances described in Section 4 above is in addition to, and not in lieu of, any other remedies that any Person may have against another Person pursuant to the v Agreement in the event of a breach of, or other liability under, the Merger Agreement.

16. Severability. The parties hereto agree that (a) the provisions of this Agreement shall be severable in the event that for any reason whatsoever the provisions hereof are invalid, void or otherwise unenforceable, (b) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions that are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

17. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person. The term “including” as used herein shall be by way of example and shall not be deemed to constitute a limitation of any term or provision contained herein. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form.

18. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

19. Consent to Jurisdiction; Waiver of Jury Trial. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of any state court in the State of Delaware, United States of America, or any Federal court located in the State of Delaware, United States of America, for

the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement, or the subject matter of this Agreements may not be enforced in or by such court and (iii) hereby agrees not to commence any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10 is reasonably calculated to give actual notice. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in respect to any litigation directly or indirectly arising out of or related to this Agreement or the transactions contemplated hereby.

20. Banking Days. If any date on which the Escrow Agent is required to make an investment or a delivery pursuant to the provisions hereof is not a banking day, then the Escrow Agent shall make such investment or delivery on the next succeeding banking day.

21. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts (including by means of telecopied or PDF signature pages), each of which shall be an original and all of which shall together constitute one and the same agreement.

22. Conflicts. The Parties agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of the Merger Agreement, the Merger Agreement shall govern and control. Unless and until the Escrow Agent shall be notified in writing that an inconsistency or a conflict exists between this Agreement and this Merger Agreement, it shall be entitled to conclusively assume that no such inconsistency or conflict exists. In the event that the Escrow Agent shall be notified that an inconsistency or a conflict exists between the Agreement and the Merger Agreement, the Escrow Agent shall be permitted to interplead assets held hereunder pursuant to Section 5(g) hereof.

23. Bankruptcy Proceedings. In the event of the commencement of a bankruptcy case or cases wherein Representative or Parent is the debtor, the Escrow Funds will not constitute property of the debtor’s estate within the meaning of 11 U.S.C. § 541.

24. Specific Performance. The obligations of the parties hereto (including the Escrow Agent) are unique in that time is of the essence, and any delay in performance hereunder by any party will result in irreparable harm to the other parties hereto. Accordingly, any party may seek specific performance and/or injunctive relief before any court of competent jurisdiction in order to enforce this Agreement or to prevent violations of the provisions hereof, and no party will object to specific performance or injunctive relief as an appropriate remedy. The Escrow Agent acknowledges that its obligations, as well as the obligations of any party hereunder, are subject to the equitable remedy of specific performance and/or injunctive relief.

25. Termination. This Agreement shall terminate when all of the Escrow Funds in the Escrow Accounts have been released and distributed in accordance with Section 4. Upon such termination this Agreement shall have no further force and effect, except that the provisions of this Section 25 and Sections 6, 7 and 8 and Sections 10 through 21 shall survive such termination and the resignation or removal of the Escrow Agent.

Remainder of the page intentionally left blank; signature page follows

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

PARENT:

VESPER HEALTHCARE ACQUISITION CORP.

By:
Name:
Its:

REPRESENTATIVE:

LCP EDGE HOLDCO, LLC

By:
Name:
Title

ESCROW AGENT:

WILMINGTON TRUST, N.A., AS ESCROW AGENT

By:
Name:
Title:

Signature Page to Escrow Agreement

ANNEX J

2021 PLAN

J-1

ANNEX K

ESPP

K-1